  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997

                                                     REGISTRATION NO. 333-26259
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2

                                    ON

                                FORM S-11
                                      TO

                          REGISTRATION STATEMENT

                                    ON
                                   FORM S-4

                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                      SECURITY CAPITAL GROUP INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              125 LINCOLN AVENUE
                          SANTA FE, NEW MEXICO 87501
                                (505) 982-9292
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          JEFFREY A. KLOPF, SECRETARY
                      SECURITY CAPITAL GROUP INCORPORATED
                              125 LINCOLN AVENUE
                          SANTA FE, NEW MEXICO 87501
                                (505) 982-9292
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                             EDWARD J. SCHNEIDMAN
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                (312) 782-0600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                     LOGO

To the Shareholders of Security Capital Industrial Trust ("SCI"):

  You are invited to attend a special meeting of SCI shareholders to be held
in           ,            on           , September   , 1997 at      a.m. local
time.

  The purpose of the special meeting is to consider a transaction by which SCI will become internally managed. At the meeting you will be asked to consider and vote upon a proposed Merger and Issuance Agreement which contemplates (i) the merger of SCI's REIT manager and property manager with and into a
subsidiary of SCI in exchange for         SCI common shares, (ii) the issuance
by SCI to its common shareholders of rights to subscribe for and purchase additional SCI common shares at a discount to the price of those being acquired by Security Capital Group Incorporated ("Security Capital") and (iii) the issuance by Security Capital of warrants to purchase shares of Class B Common Stock of Security Capital directly to holders of SCI common shares and holders of SCI's convertible preferred shares and limited partnership interests in four partnerships in which SCI is the general partner, which limited partnership interests are exchangeable for SCI common shares (in each case other than Security Capital). You will also be asked to consider and vote upon an amendment to SCI's Amended and Restated Declaration of Trust exempting the transaction from certain provisions of the Declaration of Trust which restrict transactions with affiliates and to approve a long-term incentive plan for officers and key employees. If the foregoing proposals are approved, each holder of SCI common shares will (1) retain his or her existing SCI common shares, (2) receive rights to purchase additional SCI common shares and
(3) receive warrants to purchase shares of Security Capital Class B Common Stock. The transaction and certain related matters are described in detail in the accompanying Proxy Statement and Prospectus. Please review it carefully.

  After careful consideration, the Board of Trustees has unanimously approved the transaction and recommends that all shareholders vote for its approval. The affirmative vote of holders of a majority of the outstanding common shares of SCI will be necessary for approval of the Merger and Issuance Agreement and the amendment to SCI's Amended and Restated Declaration of Trust. The approval of the amendment to SCI's Amended and Restated Declaration of Trust is a condition to the consummation of the transaction. The affirmative vote of a majority of the votes cast at the meeting is necessary for the approval of the long-term incentive plan. Security Capital intends to vote its SCI common shares, representing approximately 44.1% of the outstanding shares, in favor of each proposal.

  Please complete, sign and date your enclosed proxy card and return it to us in the accompanying envelope as soon as possible. Failure to return your proxy card or to vote in person at the special meeting will have the effect of a vote against the Merger and Issuance Agreement and the amendment to SCI's Declaration of Trust. Returning your completed proxy card will not limit your right to vote in person if you attend the special meeting.

  If you have any questions regarding the proposed transaction, please call Georgeson & Company, Inc., our proxy solicitation and information agent, at
(800)    -    .

                                          Very truly yours,

                                          K. Dane Brooksher
                                          Co-Chairman

               YOUR PROXY IS IMPORTANT--PLEASE RESPOND PROMPTLY

        14100 EAST 35TH PLACE . AURORA, COLORADO 80011 . (303) 375-9292

                                     LOGO

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Security
Capital Industrial Trust ("SCI") will be held on           , September   ,
1997, commencing at      a.m., local time, at           , for the following
purposes:

    1. To consider and vote upon the approval of a Merger and Issuance Agreement dated as of March 24, 1997, as amended (the "Merger Agreement"), between SCI and Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), pursuant to which, among other matters, (i) Security Capital would contribute to SCI, through a merger transaction, all of Security Capital's REIT management and property management businesses and
  operations relating to SCI, in exchange for       common shares of SCI,
  (ii) SCI would issue to its common shareholders rights to subscribe for and purchase additional SCI common shares at a discount to the price of those being acquired by Security Capital through the merger transaction and (iii) Security Capital would issue warrants to acquire shares of its Class B Common Stock directly to the holders of SCI common shares, the holders of SCI's outstanding convertible preferred shares and the holders of limited partnership interests in four partnerships in which SCI is the general partner, which limited partnership interests are exchangeable for SCI common shares (in each case other than Security Capital), all as more fully described in the accompanying Proxy Statement and Prospectus;

    2. To consider and vote upon an amendment to SCI's Amended and Restated Declaration of Trust exempting the transactions contemplated by the Merger Agreement from certain provisions thereof which restrict transactions with affiliates;

    3. To approve the adoption of the Security Capital Industrial Trust 1997 Long-Term Incentive Plan (the "1997 Incentive Plan"); and

    4. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

  A copy of the Merger Agreement is set forth as Annex I to the Proxy Statement and Prospectus attached hereto and is incorporated herein by reference. A copy of the 1997 Incentive Plan is set forth in Annex II to the Proxy Statement and Prospectus attached hereto and is incorporated herein by reference.

  The Board of Trustees of SCI has fixed August   , 1997 as the record date
for the determination of shareholders entitled to notice of and to vote at the special meeting. The affirmative vote of the holders of a majority of the outstanding common shares of SCI entitled to vote at the special meeting is necessary to approve and adopt proposals 1 and 2 above and the affirmative vote of a majority of the votes cast at the meeting in person or by proxy is necessary to approve and adopt proposal 3 above. Holders of common shares of SCI are not entitled to dissenters' appraisal rights under Maryland law in connection with any of the proposals.

  The attached Proxy Statement and Prospectus is being sent to holders of SCI's convertible preferred shares and holders of limited partnership interests in SCI's DownREIT partnerships for their information only; such holders are not entitled to notice of, or to vote at, the special meeting.

  Whether or not you plan to attend the special meeting, please fill in, date and sign the proxy card furnished herewith and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Trustees,

                                          Jeffrey A. Klopf
                                          Secretary

Aurora, Colorado

August   , 1997

        14100 EAST 35TH PLACE . AURORA, COLORADO 80011 . (303) 375-9292

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROXY STATEMENT AND PROSPECTUS SHALL NOT CONSTITUTE + +AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE + +ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION + +OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE +
+SECURITIES LAWS OF ANY SUCH STATE.                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED JULY 25, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                PROXY STATEMENT

                                  -----------

                      SECURITY CAPITAL GROUP INCORPORATED

                                   PROSPECTUS

                                  -----------

  This Proxy Statement and Prospectus relates to (i) a proposed transaction pursuant to which Security Capital Industrial Trust ("SCI") will acquire, through a merger transaction (the "Merger"), the operations and businesses of its REIT manager and property manager currently being conducted through wholly owned subsidiaries of Security Capital Group Incorporated ("Security Capital"),
in exchange for        SCI common shares of beneficial interest, $0.01 par
value per share ("Common Shares"), and pursuant to which Security Capital will issue (the "Warrant Issuance") warrants having an aggregate exercise price of $101,029,642 (the "Warrants"), each to purchase one share of Class B Common Stock, $0.01 par value per share (the "Class B Shares"), of Security Capital directly to holders of SCI Common Shares, holders of SCI's outstanding Cumulative Convertible Series B Preferred Shares of Beneficial Interest, $0.01 par value per share (the "Series B Preferred Shares") and holders of limited partnership interests ("Units") in four partnerships in which SCI is the general partner, which Units are exchangeable for Common Shares, in each case, other than Security Capital, all as contemplated by the terms of a Merger and Issuance Agreement dated as of March 24, 1997, as amended (the "Merger Agreement"); (ii) the approval of an amendment to SCI's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), exempting the transactions contemplated by the Merger Agreement (the "Transaction") from certain provisions of the Declaration of Trust which restrict transactions with affiliates; and (iii) the approval of the Security Capital Industrial Trust 1997 Long-Term Incentive Plan (the "1997 Incentive Plan").

  SCI is soliciting proxies from holders of Common Shares for use at a Special
Meeting of Shareholders of SCI scheduled to be held on September   , 1997 and
at any adjournment or postponement thereof (the "Special Meeting") to consider the matters described above. A copy of the Merger Agreement is attached to this Proxy Statement and Prospectus as Annex I and is incorporated herein by reference. A copy of the 1997 Incentive Plan is attached to this Proxy Statement and Prospectus as Annex II and is incorporated herein by reference.

  This Proxy Statement and Prospectus constitutes both the proxy statement of SCI relating to the solicitation of proxies by SCI's Board of Trustees (the "Board of Trustees") for use at the Special Meeting, and the prospectus of Security Capital with respect to the Warrants. The actual number of Warrants (which will have an aggregate exercise price of $101,029,642) that will be issued will depend on both the price at which the Class B Shares are trading on the Warrant Issuance Date (as hereafter defined), and on the number of Common Shares, Series B Preferred Shares and Units outstanding on the record date determined by the Board of Directors of Security Capital (the "Warrant Issuance Record Date"). The exercise price for each Warrant will be equal to the closing price of a Class B Share on the Warrant Issuance Date. The number of Warrants to be received by each holder of Common Shares, Series B Preferred Shares and Units will not be determined until after the shareholders approve the Transaction. Information concerning Security Capital is set forth in the Security Capital Prospectus attached hereto and is incorporated herein by reference. This Proxy Statement and Prospectus and the enclosed form of proxy
are first being sent to holders of Common Shares on or about August   , 1997. A
shareholder who returns a signed proxy may revoke it at any time prior to its exercise.

  Concurrently with the consummation of the Transaction, SCI expects to close a
rights offering of up to $          of Common Shares (the "Concurrent Rights
Offering"). The Concurrent Rights Offering is being made pro rata to holders of
Common Shares at $      per share, which is below the price at which Security
Capital will receive Common Shares in the Merger. The price of the Common
Shares to be issued in the Concurrent Rights Offering is equal to   % of the
five-day trailing average closing price of the Common Shares on the day prior to the SCI Record Date (as hereafter defined). Security Capital has agreed that it will not exercise any rights it receives in the Concurrent Rights Offering. Shareholders will be entitled to subscribe for Common Shares not purchased by other shareholders pursuant to an oversubscription privilege. Accordingly, the Concurrent Rights Offering represents an opportunity for holders of Common Shares to maintain (and, to the extent a shareholder successfully oversubscribes for Common Shares pursuant to the oversubscription privilege, to increase) their proportionate interest in Common Shares. The Concurrent Rights Offering is being made pursuant to a separate prospectus of SCI. See "The Transaction--Concurrent Rights Offering."

  SEE "RISK FACTORS" AT PAGE 14 OF THIS PROXY STATEMENT AND PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE TRANSACTION.

                                  -----------

THE  SECURITIES TO BE  ISSUED PURSUANT TO THIS  PROXY STATEMENT AND  PROSPECTUS
 HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY  THE  SECURITIES  AND  EXCHANGE
  COMMISSION OR  ANY STATE SECURITIES COMMISSION, NOR HAS THE  SECURITIES AND
   EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION PASSED  UPON THE
    ACCURACY  OR  ADEQUACY OF  THIS  PROXY  STATEMENT AND  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

    The date of this Proxy Statement and Prospectus is August   , 1997.

                             AVAILABLE INFORMATION

  SCI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and are also available on the Commission's Worldwide Web site at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549. The Common Shares, SCI's Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "Series A Preferred Shares"), and the Series B Preferred Shares are listed and traded on the New York Stock Exchange (the "NYSE") under the symbols "SCN," "SCN-PRA" and "SCN-PRB," respectively. All such reports, proxy statements and other information filed by SCI with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

  Security Capital has filed with the Commission a registration statement on Form S-11 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Warrants to be issued pursuant to the Transaction. This Proxy Statement and Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  Security Capital will be subject to the informational requirements of the Exchange Act, and in accordance therewith will file reports and other information with the Commission. Reports, registration statements, proxy statements, and other information filed by Security Capital with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified above. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

                          INCORPORATION BY REFERENCE

  THIS PROXY STATEMENT AND PROSPECTUS INCORPORATES CERTAIN SCI DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST FROM JEFFREY A. KLOPF, SECRETARY, AT SCI'S PRINCIPAL EXECUTIVE OFFICES AT 14100 EAST 35TH PLACE, AURORA, COLORADO 80011, TELEPHONE (303) 375-9292. IN ORDER TO ENSURE TIMELY DELIVERY
OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER   , 1997. ANY
DOCUMENTS REQUESTED WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST.

  The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated herein by reference (Commission File No. 1-12846):

    (a) SCI's Annual Report on Form 10-K for the year ended December 31,
  1996;

    (b) SCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

    (c) SCI's Current Reports on Form 8-K filed January 27, January 30, March 26, and July 11, 1997.

  All documents filed by SCI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement and Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in this Proxy Statement and Prospectus or the documents incorporated by reference herein and should be read together with such information and documents.

  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement and Prospectus.

  No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement and Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement and Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement and Prospectus nor any distribution of securities pursuant to this Proxy Statement and Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated herein by reference or in the affairs of SCI or Security Capital since the date of this Proxy Statement and Prospectus. However, if any material change occurs during the period that this Proxy Statement and Prospectus is required to be delivered, this Proxy Statement and Prospectus will be amended and supplemented accordingly. All information regarding SCI in this Proxy Statement and Prospectus has been supplied by SCI, and all information regarding Security Capital in this Proxy Statement and Prospectus has been supplied by Security Capital.

                           FORWARD LOOKING STATEMENTS

  The statements contained in this Proxy Statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which SCI operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. SCI's operating results depend primarily on income from distribution properties, which is substantially influenced by (i) the demand for and supply of distribution properties in SCI's primary target market and submarkets, (ii) operating expense levels, (iii) the effectiveness of property-level operations and (iv) the pace and price at which SCI can acquire and develop additional distribution properties. Capital and credit market conditions which affect SCI's cost of capital also influence operating results.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   i
INCORPORATION BY REFERENCE................................................   i
FORWARD LOOKING STATEMENTS................................................  ii
SUMMARY...................................................................   1
RISK FACTORS..............................................................  14
  Risks in Valuation......................................................  14
  Conflicts of Interests in the Transaction...............................  14
  Significant Influence of Principal Shareholder..........................  14
  Relationship with Financial Advisor.....................................  15
  Taxability of Warrant Issuance..........................................  15
  Impact of Transaction on SCI's Financial Position.......................  15
  Absence of Public Market for Warrants and Class B Shares................  16
THE TRANSACTION (Proposal 1)..............................................  17
  General.................................................................  17
  Background..............................................................  17
  Security Capital Recommendations and Reasons for the Transaction........  23
  Recommendations of the Board of Trustees and Reasons for the
   Transaction............................................................  25
  Fairness Opinion........................................................  29
  The Warrant Issuance....................................................  33
  Concurrent Rights Offering..............................................  33
  Federal Income Tax Consequences.........................................  34
  Interests of Certain Persons in the Transaction.........................  36
  The Merger Agreement....................................................  38
  Investor Agreement......................................................  42
  Administrative Services Agreement.......................................  44
  License Agreement.......................................................  44
  Protection of Business Agreement........................................  44
  REIT Management Agreement...............................................  45
  Property Management.....................................................  45
  Regulatory Filings and Approvals........................................  46
  Restrictions on Sales by Affiliates.....................................  46
  Accounting Treatment....................................................  46
  Expenses................................................................  46
  Dissenters' Appraisal Rights............................................  46
  Board Recommendation....................................................  46
PROPOSAL TO AMEND THE DECLARATION OF TRUST (Proposal 2)...................  47
LONG-TERM INCENTIVE PLAN (Proposal 3).....................................  47
THE SPECIAL MEETING.......................................................  50
  Purpose of the Meeting..................................................  50
  Date, Time and Place; Record Date.......................................  50
  Voting Rights...........................................................  50
  Other Matters...........................................................  51
INFORMATION CONCERNING SCI................................................  51
  REIT Management.........................................................  51
  Directors, Trustees and Officers of SCI and the REIT Manager............  53
  SCI Common Share Prices and Per Common Share Distributions..............  63
  SCI Policies with Respect to Certain Activities.........................  64
INDEPENDENT PUBLIC ACCOUNTANTS AND EXPERTS................................  66
EXPENSES OF SOLICITATION..................................................  67
SHAREHOLDER PROPOSALS.....................................................  67
INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS............ F-1

Appendix A--Security Capital Prospectus
Annex I--Merger and Issuance Agreement
Annex II--Security Capital Industrial Trust 1997 Long-Term Incentive Plan Annex III--Opinion of Goldman, Sachs & Co.

                                    SUMMARY

  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Proxy Statement and Prospectus (including the Security Capital Prospectus attached hereto and the Annexes hereto) or incorporated herein by reference. Shareholders are urged to review the entire Proxy Statement and Prospectus, the Security Capital Prospectus and the Annexes hereto. For a description of funds from operations, see Note (4) to the "SCI Historical and Pro Forma Summary Financial Data" included herein. Unless otherwise indicated, information contained herein regarding SCI assumes that (i) none of the outstanding Series B Preferred Shares are converted into Common Shares and (ii) no outstanding options or warrants to acquire Common Shares are exercised and no Units are exchanged for Common Shares prior to the Warrant Issuance Record Date.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  SCI is the largest publicly held owner and operator of distribution properties in the United States based on equity market capitalization. SCI is an international operating company focused exclusively on meeting the distribution space needs of international, national, regional and local industrial real estate users through the SCI International Operating System(TM). SCI distinguishes itself from its competition by being the only entity that combines all of the following:

    1. An international operating strategy targeting Fortune 1000 and Global 500 users of distribution space;

    2. A disciplined investment strategy based on proprietary research that targets high growth markets with sustainable demand for SCI's low finish distribution space product;

    3. An organizational structure and service delivery system built around the customer; SCI believes its service approach is unique to the real estate industry as it combines international scope and expertise with strong local presence; and

    4. Over 270 professionals in 33 offices which SCI believes comprise the deepest and most experienced management team in industrial real estate.

  The cornerstone of SCI's operating strategy is the SCI International Operating System(TM) comprised of the Market Services Group, the National Services Group and the National Development Group that utilizes SCI's national and international network of distribution space to provide an exceptional level of customer service, including development on an international, national, regional and local basis.

  SCI has elected to be taxed as a real estate investment trust (a "REIT") for federal income tax purposes. SCI's predecessor was formed in June 1991 as a Delaware corporation, and SCI was re-formed as a Maryland real estate investment trust organized in January 1993. Its principal executive offices are located at 14100 East 35th Place, Aurora, Colorado 80011, and its telephone number is (303) 375-9292.

                                  RISK FACTORS

  In considering whether to approve the matters described herein, SCI shareholders should consider the following matters in addition to the matters described in greater detail herein under "Risk Factors." ADDITIONALLY, SCI SHAREHOLDERS SHOULD CONSIDER THOSE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS," BEGINNING ON PAGE 8 IN THE SECURITY CAPITAL PROSPECTUS, WITH RESPECT TO THE OWNERSHIP OF WARRANTS.

  . There may be alternative methods of determining the value of the management companies contributed by Security Capital to SCI which could result in higher or lower valuations for such management companies.

  . Although a special committee of independent trustees was appointed and it retained its own legal counsel and financial advisor to evaluate the Transaction, no independent representatives were retained to negotiate the terms of the Transaction on behalf of SCI.

  . Conflicts of interest may exist as a result of Security Capital's control over SCI.

  . Security Capital will continue to exercise significant influence over the business and policies of SCI after the Transaction due to its (i) continued presence as the largest shareholder of SCI, (ii) contractual right to nominate up to three members to the Board of Trustees and (iii) contractual right to prior approval and consultation regarding certain matters.

  . The Warrants (and the Class B Shares issuable upon exercise thereof) are not currently traded and there may be no public trading market in which shareholders can dispose of the Warrants (and the Class B Common Shares issuable upon exercise thereof) received in connection with the Transaction.

                              THE SPECIAL MEETING

THE MEETING

  The Special Meeting is scheduled to be held at      a.m., local time, on
          , September   , 1997, at           . The Board of Trustees has fixed
the close of business on August   , 1997 as the record date (the "SCI Record
Date") for the determination of holders of Common Shares entitled to notice of and to vote at the Special Meeting. See "The Special Meeting."

THE PROPOSALS

  At the Special Meeting, holders of Common Shares will be asked to consider and vote upon the following matters:

  . The approval of the Merger Agreement and the Transaction;

  . The approval of an amendment to the Declaration of Trust exempting the Transaction from certain provisions of the Declaration of Trust which restrict transactions with affiliates; and

  . The approval of the 1997 Incentive Plan.

  THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTION, THE AMENDMENT TO THE DECLARATION OF TRUST AND THE 1997 INCENTIVE PLAN, AND RECOMMENDS THAT HOLDERS OF COMMON SHARES VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTION, THE AMENDMENT TO THE DECLARATION OF TRUST AND THE APPROVAL OF THE 1997 INCENTIVE PLAN. SEE "THE TRANSACTION-- RECOMMENDATIONS OF THE BOARD OF TRUSTEES AND REASONS FOR THE TRANSACTION."

REQUIRED VOTE

  The Declaration of Trust provides that any amendments require the affirmative vote of a majority of the outstanding Common Shares. Because an amendment of the Declaration of Trust is required to consummate the Transaction, the Board of Trustees has also conditioned the Transaction on the approval by the holders of at least a majority of the outstanding Common Shares. Therefore, the affirmative vote of the holders of at least a majority of the outstanding Common Shares is required to approve the Merger Agreement and the Transaction and to approve the amendment to the Declaration of Trust. Assuming the existence of a quorum at the Special Meeting, the affirmative vote of the holders of a majority of the votes cast at the Special Meeting is required to approve the 1997 Incentive Plan. The approval by shareholders of the amendment to the Declaration of Trust is a condition to the consummation of the Transaction. The approval by shareholders of the Merger Agreement and the Transaction and the approval of the amendment to the Declaration of Trust are conditions to the approval of the 1997 Incentive Plan. As of June 30, 1997, Security Capital beneficially owned approximately 44% of the outstanding Common Shares. See "The Special Meeting--Voting Rights." Security Capital has agreed, subject to certain conditions, to vote all Common Shares owned by it in favor of the proposals. Therefore, the affirmative vote of holders of an additional approximately 6% of the outstanding Common Shares will be required to approve each of the proposals.

                                THE TRANSACTION

BACKGROUND

  SCI believes that much of its historical growth has resulted from its relationship with Security Capital Industrial Incorporated (the "REIT Manager") which has provided SCI with certain advantages, including access to management personnel with extensive real estate expertise, a well-developed, fully integrated organization, highly focused research and other administrative support, all at costs below that which SCI would have incurred for providing the same level and breadth of services internally. Currently, SCI pays a fee to the REIT Manager based on a fixed percentage of SCI's cash flow (as defined) which increases proportionately as SCI adds assets. The Board of Trustees believes that SCI has reached a sufficient size to realize economies of scale by internalizing the management function since SCI will have sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. These economies of scale should result in an increase in the level of growth in funds from operations. The Transaction will allow SCI to terminate the existing management agreements with the REIT Manager and SCI Client Services Incorporated (the "Property Manager") and become an internally managed REIT. It is expected that SCI will continue to purchase certain administrative services from Security Capital following completion of the Transaction. For a description of the terms of the agreement regarding such administrative services, see "The Transaction--Administrative Services Agreement."

  The Board of Trustees believes that SCI will benefit from the Transaction even though in previous periods the fees earned by the REIT Manager and the Property Manager have been less than the direct costs and indirect costs that they have incurred in providing these services. See "Pro forma Condensed Consolidated Financial Statements". These losses have arisen for the following reasons. Security Capital has invested in staffing and systems of the REIT Manager and Property Manager in anticipation of future growth and with the expectation that these entities would become profitable. Security Capital believed that it was essential to provide a full level of services to SCI, as described above, even though SCI's revenue stream was not yet of sufficient size to support these activities. Security Capital believes that SCI has now reached a sufficient size so that the revenue stream from operating properties will support the costs associated with SCI managing its operations internally. Further, given the opportunities for economies of scale, as described above, Security Capital estimates that by internalizing the management function SCI will incur expenses in the future that are less than it otherwise would have paid in fees to the REIT Manager and the Property Manager under the current management contract. In addition, the REIT Manager has incurred costs associated with performing services related to the acquisition and development of properties that do not generate stabilized cash flow until future periods. As an example, at June 30, 1997 SCI had $251.6 million of prestabilized assets and $270.0 million of distribution properties under development (based on total expected investment). This backlog has resulted in a timing difference between the costs incurred by the REIT Manager and the revenues it would receive in future periods as these properties become stabilized. By internalizing the management function, SCI, unlike the REIT Manager, will be able to capitalize qualifying acquisition and development costs in accordance with GAAP. In so doing, SCI will be able to better match the incurrence of costs associated with the acquisition or development of properties with the revenue generated by these properties which is consistent with the accounting treatment used by other industrial REITs.

  The REIT Manager and Property Manager are each owned by Security Capital, which owned approximately 44% of SCI's Common Shares as of June 30, 1997. Substantially all officers of SCI are employees of the REIT Manager and SCI has no employees. The REIT Manager and Property Manager currently employ approximately 275 professionals and 138 property level and support personnel. Pursuant to the terms of a REIT Management Agreement (as defined below) between SCI and the REIT Manager, the REIT Manager provides both strategic and day-to-day management for SCI in exchange for a REIT management fee equal to approximately 16% of SCI's cash flow (as defined). The REIT Management Agreement is renewable by SCI annually, subject to a determination by SCI's independent trustees that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Either SCI or the REIT Manager may terminate the REIT

Management Agreement on 60 days' notice. For the quarter ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, SCI paid the REIT Manager fees totalling approximately $6.6 million, $21.5 million, $14.2 million and $8.7 million, respectively.

  As of June 30, 1997, the Property Manager managed approximately 96.2% of SCI's properties, based on square feet. Rates for services performed by the Property Manager range between 1.5% and 3.0% per annum of property revenues and are subject to annual approval by SCI's independent trustees. During the quarter ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, SCI paid the Property Manager aggregate fees of approximately $3.6 million, $10.1 million, $4.7 million and $1.7 million, respectively, for property management and leasing commissions. Additionally, during the quarter ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, SCI reimbursed the Property Manager for maintenance recovery expenditures of $506,000, $1.7 million, $600,000 and $22,000, respectively, which were collected from SCI's customers. For a further description of these agreements, see "The Transaction--REIT Management Agreement" and "--Property Management Agreement."

  The purchase price of $81,870,626 that will be paid for the REIT Manager and the Property Manager under the terms of the Transaction was based on a three-year discounted net operating income analysis prepared by Security Capital and revised after negotiation with the Special Committee of the Board of Trustees. See "The Transaction--Background" and "--Security Capital Recommendations and Reasons for the Transaction." Based on the results of the above valuation analysis and negotiation, Security Capital estimates that the purchase price represents a multiple of 6.5 times the net change in SCI's 1997 pro forma funds from operations assuming that the Transaction occurred as of January 1, 1997 and assuming the stabilization of pre-stabilized operating assets that are in the process of being repositioned and the stabilization of assets that are under development or in lease up. The term "stabilization" means that capital improvements, repositioning, new management and new marketing programs (or development and marketing, in the case of newly developed properties) have been completed and in effect for a sufficient period of time (but in no case longer than 12 months for properties acquired by SCI and 12 months after shell completion for properties developed by SCI) to achieve stabilized occupancy (typically 93%, but ranging from 90% to 95%, depending on the submarket and product type) at market rents. By making these adjustments, the stabilized multiple calculation takes into account not only the costs that SCI would incur in developing or transitioning these assets but also the fee that would otherwise have been paid to the REIT Manager as those properties generated additional cash flow. At June 30, 1997, SCI had $251.6 million of prestabilized assets and $270.0 million of distribution properties under development (based on total expected investment).

TERMS OF THE TRANSACTION

  In January 1997, Security Capital made a proposal to the Board of Trustees that Security Capital exchange the REIT Manager and the Property Manager for Common Shares, with the result that SCI would become an internally managed REIT. On March 17, 1997, a special committee of independent trustees of the Board of Trustees (the "Special Committee") recommended that the Board of Trustees approve the Transaction, subject to definitive documentation. Following the meeting of the Special Committee, the full Board of Trustees approved the Merger Agreement and the Transaction. On March 24, 1997, SCI and Security Capital entered into the Merger Agreement. Pursuant to the Merger Agreement, Security Capital will cause the REIT Manager and the Property Manager to be merged into a newly formed subsidiary of SCI. The employees of the REIT Manager and the Property Manager will become employees of SCI as a result of the Merger, which will be consummated as follows:

  . Security Capital will transfer all of its shares of the REIT Manager and the Property Manager to a newly formed subsidiary of SCI in exchange for Common Shares valued at approximately $81.9 million.

  . The number of Common Shares to be issued to Security Capital was based on the average market price of the Common Shares over the five-day period prior to the SCI Record Date.

  . In order to allow holders of Common Shares to maintain (and, to the extent a shareholder successfully oversubscribes for Common Shares pursuant to the oversubscription privilege described below, to increase) their relative ownership in SCI, SCI is conducting the Concurrent Rights Offering entitling holders of Common Shares to purchase
   up to approximately $   million of additional Common Shares. Security
   Capital has agreed not to exercise any rights it receives in the Concurrent Rights Offering. Shareholders will also be entitled to subscribe for Common Shares not purchased by other shareholders pursuant to an oversubscription privilege. The exercise price for Common Shares in
   the Concurrent Rights Offering is $   , which is below the price at which
   Common Shares will be issued to Security Capital in the Merger. The lower price in the Concurrent Rights Offering is because SCI desires to increase the liquidity of the rights and to raise additional capital through the exercise of rights. The exercise price in the Concurrent Rights Offering, the price of Common Shares to Security Capital in the Merger, the closing
   price of the Common Shares on August   , 1997 (the day prior to the SCI
   Record Date) and the five-day trailing average closing price on August   ,
   1997 are as follows:

      Exercise Price in Concurrent Rights Offering................... $
      Price to Security Capital in Merger............................ $
      NYSE Closing Price on August   , 1997.......................... $
      Five-Day Trailing Average Closing Price on August   , 1997..... $

   Any Common Shares not subscribed for by shareholders in the Concurrent Rights Offering will be made available for purchase by third parties. Any Common Shares issued pursuant to the Concurrent Rights Offering will be offered only by means of a separate prospectus which is being mailed concurrently with this Proxy Statement and Prospectus. The closing of the Concurrent Rights Offering is not contingent upon the consummation of the Transaction nor is the consummation of the Transaction contingent upon the closing of the Concurrent Rights Offering.

  . As part of the Transaction, Security Capital will issue Warrants pro rata to SCI's shareholders, other than Security Capital, to acquire Class B Shares having an aggregate exercise price at the time of the Warrant Issuance of approximately $101.0 million. The Warrant Issuance is being made in order to induce holders of Common Shares to vote in favor of the Transaction, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through exercises of Warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of SCI. The Warrant Issuance will occur subject to and after the closing of the Merger and after the closing of the Concurrent Rights Offering. The number of Warrants to be received by each shareholder in the Warrant Issuance will be determined after SCI's shareholders have approved the Transaction. The number of Class B Shares subject to the Warrants will be based on the closing price of the Class B Shares on the date the Warrants are issued to the Warrant Issuance Agent (as defined below) for subsequent distribution to holders of Common Shares, Series B Preferred Shares and Units. Security Capital intends to apply for listing of the Class B Shares and the Warrants on the NYSE, although there can be no assurance that either, or both, the Class B Shares or the Warrants will be so listed. The Warrants will expire one year after issuance and will contain customary provisions to protect holders from dilution in certain events, including certain distributions and certain sales of shares at less than market price.

  . As part of the Transaction, SCI and Security Capital will enter into the Amended and Restated Investor Agreement (as defined below). The Amended and Restated Investor Agreement will require SCI's management to consult with the nominee of Security Capital prior to presenting certain significant matters to the Board of Trustees for approval, including SCI's annual budget and substantial deviations therefrom. Additionally, the Amended and Restated Investor Agreement will entitle Security Capital to approve certain significant matters proposed by SCI, including the issuance of Common Shares and the incurrence of indebtedness in excess of certain ratios. See "The Transaction--Investor Agreement."

  Concurrently with signing the Merger Agreement with SCI, Security Capital also signed substantially similar agreements with each of Security Capital Atlantic Incorporated ("ATLANTIC") and Security Capital Pacific Trust ("PTR"), each of which is an affiliate of Security Capital and SCI. Consummation of the Transaction is not dependent upon the closing of the ATLANTIC and PTR transactions.

POTENTIAL BENEFITS AND DETRIMENTS OF THE TRANSACTION

 Potential Benefits

  The Board of Trustees believes that the Transaction will result in an enhancement to shareholder value. Currently, SCI pays a fee to the REIT Manager based on a fixed percentage of SCI cash flow (as defined) which increases proportionately as SCI adds assets. The Board of Trustees believes that SCI has reached a sufficient size to realize economies of scale by internalizing the management function since SCI will have sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. These economies of scale should result in an increase in the level of growth in funds from operations and over time, the multiple at which Common Shares trade. The Board of Trustees believes that the Transaction will further benefit SCI's long-term performance as follows:

  . The Transaction will position SCI to pursue possible acquisitions of other REITs in a more effective way.

  . Investors and analysts will view an internally managed structure more favorably since SCI's costs, after capitalization of qualifying acquisition, development and leasing costs in accordance with generally accepted accounting principles ("GAAP"), will be more comparable to other industrial REITs. These acquisition, development and leasing activities are currently provided by the REIT Manager and paid for as part of the REIT management fee, which fee is expensed by SCI. Management believes that the increased comparability, in addition to the opportunity for increased funds from operations growth due to the economies of scale, as discussed above, will result in a higher multiple on SCI's funds from operations and an enhancement to shareholder value.

  . As a consequence of the REIT Manager's and Property Manager's personnel becoming full-time employees of SCI, they will be able to more closely relate the results of their efforts to SCI's performance.

  . The Transaction may result in improvement to SCI's debt ratings, which could have a positive impact on SCI's future debt cost.

 Potential Detriments

  The following are certain potential detriments of the Transaction:

  . Since the number of Common Shares issuable to Security Capital in the Merger is fixed, the value of those shares at the time the Merger is completed may be greater than the value placed on the operations of the REIT Manager and Property Manager by the Board of Trustees.

  . The REIT Manager and Property Manager have not been profitable. The fees paid by SCI for the REIT Manager and the Property Manager services in 1996 were approximately $4.6 million less than the direct costs and indirect costs incurred by Security Capital in providing these services.

  . The Transaction would result in SCI recording higher administrative expenses related to the internalization of the management function in lieu of paying a fee to the REIT Manager and Property Manager. Security Capital has anticipated that SCI would incur approximately $36.2 million of additional administrative expenses in 1998 by internalizing the management function. Of these expenses, an amount which is subject to a maximum limit of $5.1 million for 1998, is expected to be purchased from Security Capital under an administrative services agreement. See "The Transaction--Administrative Services Agreement." SCI would, however, no longer pay estimated REIT management and property management fees of $46.9 million in 1998. The increased administrative costs of internalizing the management function may be greater than anticipated and no assurance can be given that the cost to SCI of providing such services internally will not exceed the fees payable to the REIT Manager and the Property Manager under the current agreements.

  . Although the Transaction is expected to be immediately accretive to SCI's funds from operations, the Transaction may not result in a corresponding increase in the price at which Common Shares trade on the NYSE.

CONFLICTS OF INTEREST

  The Transaction was initiated and structured by individuals who are executive officers of Security Capital. Although no independent representatives were retained to negotiate the terms of the Transaction on behalf of SCI, the Board of Trustees created the Special Committee, which retained financial advisors and legal counsel. Two of the members of the Special Committee, Messrs. Feinberg and Robson, own securities of Security Capital. Additionally, certain officers and employees of the REIT Manager and the Property Manager (including
K. Dane Brooksher and Irving F. Lyons, Co-Chairmen of SCI) will receive certain benefits if the Transaction is consummated. See "Risk Factors--Conflicts of Interests in the Transaction" and "The Transaction--Interests of Certain Persons in the Transaction."

RECOMMENDATIONS OF THE BOARD OF TRUSTEES AND REASONS FOR THE TRANSACTION

  The Special Committee unanimously approved the Merger Agreement and the Transaction as being fair to SCI and to the shareholders of SCI other than Security Capital. The Special Committee recommended that the Board of Trustees approve the Merger Agreement and the Transaction. The Board of Trustees unanimously approved the Merger Agreement and the Transaction as being fair and reasonable and on terms not less favorable to SCI than those available from unaffiliated third parties. In reaching its conclusion, the Board of Trustees placed particular emphasis on the recommendation of the Special Committee. The Board of Trustees considered a number of other factors including the reasons emphasized by the Special Committee. Finally, the Board of Trustees considered the condition to the closing of the Merger that the Special Committee receive a written opinion from an investment banking firm satisfactory to the Special Committee that, as of the date of this Proxy Statement and Prospectus, the aggregate consideration to be received by SCI and the holders of Common Shares is fair to SCI and the holders of Common Shares other than Security Capital and that such opinion must not have been withdrawn, revoked or modified. The Board of Trustees did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination although, as noted above, it did place special emphasis on the recommendation of the Special Committee. For a more detailed discussion of SCI's reasons for the Transaction and the factors considered by the Board of Trustees in making its recommendation, see "The Transaction--Recommendations of the Board of Trustees and Reasons for the Transaction."

BENEFITS TO INSIDERS

  If the Transaction is consummated, the current officers and employees of the REIT Manager and the Property Manager will become officers and employees of SCI (except Thomas G. Wattles and Jeffrey A. Klopf). These persons will be compensated for their services directly by SCI and will be eligible for a target bonus. The following table sets forth the expected salary and target bonus for the Co-Chairmen and each of the three other most highly compensated executive officers of SCI (the "Named Executive Officers") for 1997:

                                                                        TARGET
      NAME AND TITLE                                           SALARY   BONUS
      --------------                                          -------- --------
      K. Dane Brooksher, Co-Chairman......................... $250,000 $150,000
      Irving F. Lyons, Co-Chairman...........................  250,000  100,000
      Robert J. Watson, Managing Director....................  200,000   80,000
      Jeffrey H. Schwartz, Managing Director.................  200,000   75,000
      John W. Seiple, Senior Vice President..................  200,000   75,000

Subject to shareholder approval of the 1997 Incentive Plan, the officers and certain employees of SCI will be granted options to purchase Common Shares having an aggregate dollar value (based on the price of the Common Shares on the date the 1997 Incentive Plan is approved by shareholders) of $7,621,550 and officers and certain employees of SCI will be granted the right to purchase Common Shares having an aggregate dollar value (based on the price of the Common Shares on the date the 1997 Incentive Plan is approved by shareholders and including matching options for two Common Shares for each Common Share purchased) of $93,075,000. SCI will loan such officers and employees up to 95% of the purchase price for any Common Shares so purchased.

Additionally, 70 of such officers and certain employees will be granted options to acquire an aggregate of $12,295,500 (based on the exercise price at the date of grant) of Class A Shares of Security Capital in December 1997. The options and stock purchase awards will be subject to vesting. The officers and employees of SCI will also be entitled to make contributions to a 401(k) plan, for which SCI will match 50% of eligible contributions. See "The Transaction-- Interests of Certain Persons in the Transaction" and "Long-Term Incentive Plan."

FAIRNESS OPINION

  The Special Committee retained Goldman, Sachs & Co. ("Goldman Sachs") to assist the Special Committee in evaluating the fairness of the aggregate consideration to be paid and received by SCI and the holders of Common Shares other than Security Capital, pursuant to the Merger Agreement, the Agreement and Plan of Merger and the Warrant Agreement (collectively, the "Agreements").

  On March 24, 1997, Goldman Sachs delivered its oral opinion to the Special Committee to the effect that, as of the date of such opinion, the aggregate consideration to be received by SCI and the holders of Common Shares other than Security Capital pursuant to the Agreements in the acquisition of the REIT Manager and the Property Manager was fair to SCI and the holders of Common Shares other than Security Capital. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated the date hereof. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations of the review undertaken in connection with the opinion, is attached hereto as Annex III and is incorporated herein by reference. HOLDERS OF COMMON SHARES ARE URGED TO, AND SHOULD, READ THE OPINION OF GOLDMAN SACHS IN ITS ENTIRETY. For additional information concerning the assumptions made, matters considered and limits of the review by Goldman Sachs in reaching its opinion and the fees received and to be received by it, see "The Transaction--Fairness Opinion." Additionally, see "Risk Factors-- Relationship with Financial Advisor" for certain relationships between Security Capital and Goldman Sachs.

FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital and SCI, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, SCI will not recognize income, gain or loss on the Merger for federal tax purposes. In addition, in the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital and SCI, the Merger will not jeopardize SCI's qualification as a REIT under the Code. The Merger will not result in a taxable event to the holders of Common Shares, Series B Preferred Shares and Units. See "The Transaction--Federal Income Tax Consequences--The Merger."

  Pursuant to the Warrant Issuance, a holder of Common Shares, Series B Preferred Shares or Units receiving Warrants pursuant to the Warrant Issuance will have ordinary taxable income equal to the value of the Warrants on the Warrant Issuance Date (as defined below). In the opinion of Mayer, Brown & Platt, the receipt of the Warrants by tax-exempt holders will be treated as "unrelated business taxable income." See "The Transaction--Federal Income Tax Consequences--The Warrant Issuance."

CONDITIONS TO THE TRANSACTION

  The obligations of SCI to consummate the Transaction are subject to the satisfaction or waiver of certain conditions, including, among others, (i) obtaining the requisite approval of SCI and Security Capital shareholders, (ii) the absence of any injunction prohibiting the consummation of the Transaction,
(iii) the receipt of all governmental consents, orders and approvals legally required for consummation of the Transaction, (iv) the receipt of certain legal opinions or Internal Revenue Service ("IRS") rulings with respect to the tax consequences of the Transaction, REIT qualification and certain other legal matters, (v) the continuing accuracy of the representations and warranties of each party and (vi) the performance of certain other specified obligations by each party. See "The Transaction--The Merger Agreement--Conditions to the Transaction."

TERMINATION

  The Merger Agreement may be terminated at any time prior to the date on which the Merger is closed (the "Closing Date") (i) by mutual consent of SCI and Security Capital; (ii) by either of SCI or Security Capital after December 31, 1997 if the Transaction has not been consummated on or before that date (so long as the terminating party has not breached its obligations under the Merger Agreement except for immaterial breaches); (iii) unilaterally by SCI or Security Capital if (a) the other party fails to perform any covenant or agreement in the Merger Agreement in any material respect and does not cure such failure in all material respects within 15 business days after receipt of a written notice of the alleged failure from the other party, (b) the other party fails to fulfill or complete a condition to the obligations of that party (which condition is not waived) by reason of a breach by that party of its obligations in the Merger Agreement or (c) any condition to the obligations of the other party is not satisfied (other than by reason of a breach by that party of its obligations under the Merger Agreement), and it reasonably appears that the condition cannot be satisfied prior to December 31, 1997; (iv) unilaterally by Security Capital if SCI, through the Board of Trustees or the Special Committee, withdraws, modifies or amends its recommendation that SCI shareholders approve the Merger Agreement and the Transaction; and (v) unilaterally by SCI if Security Capital, through its Board of Directors (the "Security Capital Board"), withdraws, modifies or amends its recommendation that Security Capital shareholders approve the Merger Agreement and the Transaction. On April 17, 1997, the shareholders of Security Capital approved the Merger Agreement.

AMENDMENT AND WAIVER

  Subject to compliance with applicable law, the Merger Agreement may be amended by the written agreement of SCI and Security Capital. However, the Merger Agreement may not be amended in any material respect subsequent to obtaining the approval of the shareholders of SCI or Security Capital. See "The Transaction--The Merger Agreement--Amendment and Waiver." To the extent that the Merger Agreement is amended in any material respect after the date of this Proxy Statement and Prospectus, or to the extent that any material provisions of the Merger Agreement are waived, SCI will notify shareholders and resolicit their votes in the manner and to the extent required by law.

DISSENTERS' APPRAISAL RIGHTS

  Under Maryland law, holders of Common Shares are not entitled to dissenters' appraisal rights in connection with the Transaction. See "The Transaction-- Dissenters' Appraisal Rights."

                             SCI COMMON SHARE PRICE

  The Common Shares are listed and traded on the NYSE under the symbol "SCN." On January 21, 1997 (the last trading day prior to the public announcement that SCI was evaluating the Transaction), the last sales price of the Common Shares was $21.625 per share. On March 24, 1997 (the last trading day preceding the time the signing of the Merger Agreement was announced), the last sales price of the Common Shares was $21.00 per share. On July 21, 1997, the last sales price of the Common Shares was $22 9/16 per share. Share prices above are as reported on the NYSE Composite Tape by America Online. See "Information Concerning SCI--SCI Common Share Prices and Per Common Share Distributions."

  Security Capital has filed a registration statement with the Commission relating to an initial public offering of the Class B Shares. Although the Warrants and the Class B Shares have been approved for listing on the NYSE, subject to notice of issuance, no assurances can be given that such initial public offering will be consummated or that an active market for the Warrants or the Class B Shares will develop.

              SCI HISTORICAL AND PRO FORMA SUMMARY FINANCIAL DATA

  The following table sets forth (1) historical summary financial data for the periods indicated and as of the dates indicated for SCI and (2) unaudited pro forma summary data as of and for the three months ended March 31, 1997 and for the year ended December 31, 1996. The pro forma information assumes completion of the Merger and the acquisition of certain operating properties as described on page F-2 as of January 1, 1996 for the Operating Data, Per Share Data and Other Data, and assumes the completion of the Merger as of March 31, 1997 for the balance sheet data. Such selected financial data is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto incorporated by reference herein, and with the pro forma condensed consolidated financial statements included elsewhere herein (amounts in thousands, except per share data).

                           PRO FORMA    HISTORICAL                    HISTORICAL--YEAR ENDED DECEMBER 31,
                          ------------ ------------               -----------------------------------------------
                          THREE MONTHS THREE MONTHS  PRO FORMA
                             ENDED        ENDED      YEAR ENDED
                           MARCH 31,    MARCH 31,   DECEMBER 31,
                              1997         1997         1996        1996      1995      1994      1993     1992
                          ------------ ------------ ------------  --------  --------  --------  --------  -------
OPERATING DATA:
 Rental Income..........    $67,119      $67,386      $232,810    $227,000  $153,879  $ 70,609  $  9,963  $ 1,592
 Series A Preferred
  Share Dividends.......      3,172        3,172        12,690      12,690     6,698        --        --       --
 Series B Preferred
  Share Dividends(2)....      3,522        3,522        12,066      12,066        --        --        --       --
 Series C Preferred
  Share Dividends(3)....      2,135        2,135         1,139       1,139        --        --        --       --
 Net Earnings (Loss)
  Attributable to Common
  Shares................     18,474       16,732        58,433(1)   53,460    42,015    25,101     4,412      (59)
 Common Share
  Distributions.........    $25,058      $25,058      $ 85,340    $ 85,340  $ 64,445  $ 37,698  $  7,001  $   390
PER SHARE DATA:
 Net Earnings (Loss)
  Attributable to Common
  Shares................    $  0.19      $  0.17      $   0.66(1) $   0.63  $   0.61  $   0.57  $   0.47  $ (0.06)
 Series A Preferred
  Share Dividends.......       0.59         0.59          2.35        2.35      1.24        --        --       --
 Series B Preferred
  Share Dividends(2)....       0.44         0.44          1.50        1.50        --        --        --       --
 Series C Preferred
  Share Dividends(3)....       1.07         1.07          0.57        0.57        --        --        --       --
 Common Share
  Distributions.........    $0.2675      $0.2675      $   1.01    $   1.01  $  0.935  $   0.85  $   0.75  $  0.45
 Weighted Average Common
  Shares Outstanding....     99,689       96,009        88,184      84,504    68,924    44,265     9,334      930
OTHER DATA:
 Net earnings
  attributable to common
  shares................    $18,474      $16,732      $ 58,433(1) $ 53,460  $ 42,015  $ 25,101  $  4,412  $   (59)
 Add (deduct):
 Depreciation and
  amortization..........     18,053       18,048        61,595      59,850    39,767    18,169     2,525      512
 Minority interest......        954          895         3,554       3,326     3,331     2,992       119      --
 (Gain)/loss on
  disposition of
  depreciated real
  estate................        --           --            --           29    (1,053)      --        --       --
 Other..................        --           --            225         225       --         45       133       46
                            -------      -------      --------    --------  --------  --------  --------  -------
 Funds from Operations
  Attributable to Common
  Shares(4).............    $37,481      $35,675      $123,807    $116,890  $ 84,060  $ 46,307  $  7,189  $   499
                            =======      =======      ========    ========  ========  ========  ========  =======
 Net Cash Provided by
  Operating Activities..    $38,604      $35,311      $148,412    $136,201  $100,154  $ 47,222  $ 12,084  $   865
 Net Cash Used in
  Investing Activities..    (91,266)     (88,960)     (673,518)   (665,878) (628,795) (631,871) (260,780) (31,549)
 Net Cash Provided by
  Financing Activities..    $94,987      $98,756      $502,871    $512,212  $529,606  $599,382  $254,770  $31,032
 Ratio of Earnings to
  Fixed Charges.........        2.4          2.3           2.2         2.2       2.0       3.3      11.3         (5)

                          PRO FORMA  HISTORICAL              HISTORICAL--DECEMBER 31,
                          MARCH 31,  MARCH 31,  ---------------------------------------------------
                             1997       1997       1996       1995       1994      1993      1992
                          ---------- ---------- ---------- ---------- ---------- --------- --------
BALANCE SHEET DATA:
 Income Producing Real
  Estate Owned, At Cost.  $2,370,085 $2,370,085 $2,274,684 $1,622,404 $1,073,026 $ 354,436 $ 35,114
 Land Held for
  Development...........     107,024    107,024    109,316     60,363     42,147    21,667    5,886
 Total Assets...........   2,584,172  2,578,394  2,462,306  1,833,972  1,194,937   401,855   42,253
 Mortgage Notes Payable.     131,671    131,671    139,952    145,276    144,262    40,109       --
 Long-Term Debt.........     624,212    624,212    524,191    324,527         --        --       --
 Total Liabilities......     825,152    824,344    805,933    639,040    350,607   141,618    1,684
 Minority Interest......      56,472     56,472     56,984     58,741     66,555    50,786       --
 Total Shareholders'
  Equity................  $1,702,548 $1,697,578 $1,599,389 $1,136,191 $  777,775 $ 209,451 $ 40,569
 Number of Common Shares
  Outstanding...........     101,435     97,756     93,677     81,416     64,587    19,762    4,111

-------
(1) Excludes the impact of a one-time adjustment of approximately $76 million relating to the costs incurred in acquiring the REIT Manager and the Property Manager, since the intent of providing this pro forma financial information is to reflect the expected continuing impact of the Merger on SCI. Upon consummation of the Merger, this expense will be recorded as an operating expense on SCI's consolidated statement of operations, but SCI will not deduct this expense for purposes of calculating funds from operations, due to the non-recurring and non-cash nature of the expense.
(2) Series B Preferred Shares were not issued until February 1996.
(3) SCI's Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "Series C Preferred Shares"), were not issued until November 1996.

(4) Funds from operations represents net earnings computed in accordance with GAAP before minority interest and before gains/losses on disposition of depreciated property, plus depreciation and amortization. Funds from operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of SCI's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. SCI believes that funds from operations is helpful to a reader as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of SCI to incur and service debt, to make capital expenditures and to fund other cash needs. Furthermore, management believes that an understanding of funds from operations will enhance the reader's comprehension of the impact of the Merger on SCI which was a specific consideration of the Special Committee in recommending approval of the Transaction to the Board of Trustees. On January 1, 1995 SCI adopted the National Association of Real Estate Investments Trusts ("NAREIT") revised definition of funds from operations. Under this more conservative definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1995 give effect to the revised definition. The funds from operations measure presented by SCI, while consistent with the NAREIT definition, will not be comparable to similarly titled measures of other REITs which do not compute funds from operations in a manner consistent with SCI. Funds from operations is not intended to represent cash made available to shareholders. Cash distributions paid to shareholders is presented above in the "Operating Data."
(5) While SCI was researching markets and assembling its initial assets, earnings were insufficient to cover fixed charges for the year ended December 31, 1992 by $311,000.

                         RECENT OPERATING RESULTS

  The following table sets forth SCI preliminary unaudited operating results for the six months ended June 30, 1997 and 1996 (in thousands). These operating results are not necessarily indicative of the results to be expected for the entire year.

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                         --------------------
                                                           1997       1996
                                                         ---------  ---------
      Total revenues.................................... $ 144,896  $ 106,110
      Net earnings attributable to Common Shares........    39,786     23,681
      Net earnings attributable to Common Shares per
       Common Share..................................... $    0.41  $    0.29
      Weighted-average Common Shares outstanding........    96,888     81,436
      Common Share distributions paid................... $  0.5350  $  0.5050
      Reconciliation of earnings from operations
       attributable to Common Shares to funds from
       operations attributable to Common Shares
      Net earnings attributable to Common Shares........ $  39,786  $  23,681
      Add (Deduct):
        Depreciation and amortization...................    37,024     27,215
        Minority interest...............................     1,835      1,640
        (Gain)/loss on disposition of depreciated real
         estate.........................................    (3,773)        29
                                                         ---------  ---------
      Funds from operations attributable to Common
       Shares (1)....................................... $  74,872  $  52,565
                                                         =========  =========
      Cash Flow Summary:
        Net cash provided by operating activities....... $  84,265  $  57,260
        Net cash used by investing activities...........  (267,420)  (323,916)
        Net cash provided by financing activities....... $ 187,917  $ 253,463

--------

(1) See footnote (4) in "SCI Historical and Pro Forma Summary Financial Data."

                           COMPARATIVE PER SHARE DATA

  The following sets forth for Common Shares certain historical and pro forma summary per share financial information for the three months ended March 31, 1997 and the year ended December 31, 1996. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of SCI incorporated by reference into this Proxy Statement and Prospectus and the pro forma condensed consolidated financial statements presented at page F-1.

                                           THREE MONTHS ENDED    YEAR ENDED
                                             MARCH 31, 1997   DECEMBER 31, 1996
                                           ------------------ -----------------
      SCI PER COMMON SHARE DATA:
      Net Earnings from Continuing
       Operations
      Attributable to Common Shares:
        Historical.......................        $ 0.17            $ 0.63
        Pro forma before the Merger (1) .           N/A              0.63
        Pro forma after the Merger ......        $ 0.19            $ 0.66
      Cash Distributions:
        Historical.......................        $ 0.27            $ 1.01
        Pro forma before the Merger (1)..           N/A              1.01
        Pro forma after the Merger ......        $ 0.27            $ 1.01
      Book value:
        Historical.......................        $17.37            $17.07
        Pro forma before the Merger......           N/A               N/A
        Pro forma after the Merger ......        $16.78               N/A

--------
(1) Reflects the pro forma effect of property acquisitions described on page F-
   2.

                                 RISK FACTORS

  Holders of Common Shares should consider carefully the specific factors set forth below as well as the other information contained in this Proxy Statement and Prospectus in evaluating the Transaction. Additionally, holders of Common Shares should consider the factors set forth in the Security Capital Prospectus attached hereto under the caption "Risk Factors" with respect to an investment in Security Capital securities.

RISKS IN VALUATION

  Security Capital is merging its SCI REIT management and property management operations with and into a newly created subsidiary of SCI in exchange for
      Common Shares valued at $81,870,626. In determining the value of the SCI REIT management and property management operations, Security Capital projected net operating income after capitalization of qualifying acquisition, development and leasing costs in accordance with GAAP from existing agreements with SCI through 1999 and discounted this net operating income back to July 1, 1997. The value of the REIT management and property management operations did not include any value that may be attributed to the Warrants. See "The Transaction--Security Capital Recommendations and Reasons for the Transaction." The present value of the projected net operating income from REIT management and property management operations does not, and is not intended to, reflect what Security Capital could obtain in an actual sale of its REIT management and property management operations. Different valuation methodologies may have resulted in higher or lower values for the REIT management and property management operations. Security Capital did not obtain a third party valuation of the projected net operating income anticipated to be received by it under the existing REIT management and property management agreements. Therefore, no assurance can be given that the value of the Common Shares being issued to Security Capital is not greater than the value of the operations being merged.

CONFLICTS OF INTERESTS IN THE TRANSACTION

  The Transaction was initiated and structured by individuals who are executive officers of Security Capital, the largest shareholder of SCI. Although no independent representatives have been retained to negotiate the terms of the Transaction on behalf of SCI, the Board of Trustees created the Special Committee consisting of Messrs. Stephen L. Feinberg, Donald P. Jacobs and John E. Robson. The Special Committee engaged King & Spalding as its legal counsel and engaged Goldman Sachs as its financial advisor to advise it in analyzing and evaluating, and to provide a written opinion with respect to, the fairness of the aggregate consideration to be received by SCI and the holders of Common Shares other than Security Capital pursuant to the Agreements. No member of the Special Committee is an officer of SCI or a director or officer of the REIT Manager or the Property Manager or an officer or director of Security Capital. However, Messrs. Feinberg, Jacobs and Robson beneficially own 153,346, 3,255 and 22,961 Common Shares, respectively, and Messrs. Feinberg and Robson beneficially own 540 and 86, respectively, shares of Security Capital's Class A Common Stock, $0.01 par value per share ("Class A Shares"). Additionally, Messrs. Feinberg and Robson beneficially own $409,050 and $64,387 aggregate principal amount of Security Capital's Convertible Subordinated Debentures due 2014 (the "2014 Convertible Debentures"), respectively (which are convertible into an aggregate of 391 and 62 Class A Shares, respectively). Trustees of SCI, other than members of the Special Committee, beneficially own in the aggregate 466,133 Common Shares, 6,112 Class A Shares, $3,296,632 aggregate principal amount of 2014 Convertible Debentures (convertible into an aggregate of 3,152 Class A Shares) and $525,000 aggregate principal amount of Security Capital's Convertible Subordinated Debentures due 2016 (the "2016 Convertible Debentures") (convertible into an aggregate of 455 Class A Shares). Beginning on January 1, 1998, each Class A Share will be convertible into 50 Class B Shares. Accordingly, the interests of such persons may differ from the interests of shareholders as a result of their ownership of securities of Security Capital and, as a result, such persons may have an incentive to place the interests of Security Capital over those of SCI's shareholders.

SIGNIFICANT INFLUENCE OF PRINCIPAL SHAREHOLDER

  As of June 30, 1997, Security Capital beneficially owned approximately 44% of the issued and outstanding Common Shares. As a result, Security Capital currently controls approximately 44% of the vote on matters submitted for SCI shareholder action, including the Transaction. Under the Declaration of Trust, no other shareholder may hold more than 9.8% of the shares of SCI. Security Capital has the contractual right (and after the Transaction will continue to have the contractual right) to nominate up to three trustees to the seven-member Board of Trustees, depending upon its level of ownership of Common Shares. The trustees so elected are in a position to exercise control or significant influence over the affairs of SCI if they act together. Upon consummation of the Transaction, Security Capital's ownership could increase from approximately 44% to approximately 46%, if no other shareholders or third parties subscribe for Common Shares issuable in the Concurrent Rights Offering, and would remain at approximately 44% if the full amount of Common Shares are sold in the Concurrent Rights Offering. Additionally, after the Transaction Security Capital will continue to have contractual rights of prior approval and consultation regarding certain important matters. See "The Transaction--Investor Agreement."

RELATIONSHIP WITH FINANCIAL ADVISOR

  Goldman Sachs was retained by the Special Committee to render a fairness opinion with respect to the Transaction and will receive a fee of $250,000 in connection therewith. The retention of Goldman Sachs by the Special Committee occurred prior to the time that Goldman Sachs was named by Security Capital as a co-managing underwriter in connection with Security Capital's proposed initial public offering, for which Goldman Sachs will receive customary fees and commissions. Additionally, Goldman Sachs and its affiliates maintain investment banking and other relationships with SCI, Security Capital, ATLANTIC and PTR, as well as other affiliates of Security Capital. The naming of Goldman Sachs as a co-managing underwriter in connection with Security Capital's proposed initial public offering is not tied to or contingent upon the rendering by Goldman Sachs of a fairness opinion in connection with the Transaction. Nevertheless, as a result of the foregoing Goldman Sachs has a material relationship with the Special Committee as well as Security Capital.

TAXABILITY OF WARRANT ISSUANCE

  Pursuant to the Warrant Issuance, a holder of Common Shares, Series B Preferred Shares or Units receiving Warrants pursuant to the Warrant Issuance will have ordinary taxable income equal to the value of the Warrants on the Warrant Issuance Date. In the opinion of Mayer, Brown & Platt, the receipt of Warrants by tax-exempt holders will be treated as "unrelated business taxable income." See "The Transaction--Federal Income Tax Consequences--The Warrant Issuance."

IMPACT OF TRANSACTION ON SCI'S FINANCIAL POSITION

  To date SCI has incurred a REIT management fee and property management fee (which are expensed as incurred) and leasing commission costs (which are capitalized and amortized over the lease terms) for services provided by Security Capital. After completion of the Merger, SCI will no longer pay a REIT management or property management fee, or leasing commissions to Security Capital; instead, it will directly incur the operating and related costs for the professionals (currently 275 professionals) and property level and support personnel (currently 138 persons) employed by the REIT Manager and the Property Manager. SCI will directly incur all future increases in management costs that currently are borne by the REIT Manager and the Property Manager. The REIT Manager and the Property Manager have not been profitable. The fees paid by SCI for the REIT Manager and Property Manager services were approximately $4.6 million less in 1996 than the direct and indirect costs incurred by Security Capital in providing these services. The Board of Trustees believes that SCI has reached a sufficient size to realize economies of scale by internalizing the management function since SCI will have sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. In addition, as a result of the Transaction, SCI will capitalize qualifying acquisition, leasing and development costs. In doing so, SCI will be able to match the incurrence of costs associated with the acquisition or development of properties with the revenue generated by such parties. However, no assurance can be given that the cost to SCI of providing such services internally will not exceed the fees payable to the REIT Manager and the Property Manager under current agreements.

ABSENCE OF PUBLIC MARKET FOR WARRANTS AND CLASS B SHARES

  The Class B Shares and the Warrants (including the Class B Shares issuable upon exercise thereof) have been approved for listing, subject to notice of issuance, on the NYSE, although no assurance can be given that an active trading market will develop. In the event that the Security Capital initial public offering of Class B Shares is not consummated, the Warrants (and the Class B Shares issuable upon exercise thereof) will not be listed or traded on any established market. As a result, shareholders may have difficulty disposing of their Warrants or shares issuable upon exercise of such Warrants.

                                THE TRANSACTION
                                 (PROPOSAL 1)

GENERAL

  The following is a summary of the material aspects of the Transaction. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement and Prospectus as Annex I and is incorporated herein by reference.

BACKGROUND

  In March 1996, Security Capital's management began considering the feasibility of a transaction whereby Security Capital would transfer to each of SCI, ATLANTIC and PTR all of its REIT management and property management operations in exchange for equity in each of SCI, ATLANTIC and PTR with the result that each of SCI, ATLANTIC and PTR would become an internally managed REIT.

  On September 17, 1996, at a regular meeting of the Security Capital Board, Security Capital's management made a presentation to the Security Capital Board regarding Security Capital's REIT and property management operations. The Security Capital Board instructed management to recommend options which would maximize shareholder values for shareholders of SCI, ATLANTIC and PTR and shareholders of Security Capital. Security Capital's management then began to actively explore the means of achieving this goal. At the December 4, 1996 meeting of the Security Capital Board, Security Capital's management recommended that Security Capital contribute its respective REIT and property management operations to SCI, ATLANTIC and PTR in exchange for common shares in each entity. At this meeting, the Security Capital Board authorized management to proceed with each of the proposed transactions.

  On January 13, 1997, at a Special Meeting of the Board of Trustees, Security Capital's management discussed with the Board of Trustees a proposal with respect to the REIT Manager and the Property Manager. At the meeting, because of Security Capital's significant ownership of Common Shares and its direct interest in the proposed transaction, the Board of Trustees created the Special Committee, consisting of Stephen L. Feinberg, Donald P. Jacobs and John E. Robson, to consider the proposal and recommend action with respect to the proposal to the Board of Trustees. The Special Committee retained Goldman Sachs as its financial advisor and retained King & Spalding as its legal counsel.

  On January 22, 1997, at a Special Meeting of the Board of Trustees, Security Capital's management made a formal presentation to the Board of Trustees describing the material terms and expected benefits to SCI of the proposed transaction, the valuation methodology and underlying assumptions used to determine the proposed purchase price, the terms of the Warrants, the legal procedures necessary to consummate the proposed transaction, the anticipated tax impact of the proposed transaction and the impact of the proposed transaction on SCI's personnel and accounting policies. Representatives of King & Spalding and Goldman Sachs attended this meeting. Among other matters discussed during the presentation, members of the Special Committee expressed their concerns that there should be a limit on the number of Common Shares that could be issued to Security Capital in the transaction, and that there should be limits on Security Capital's ability to hire SCI employees. After the presentation, the Special Committee convened a meeting at which representatives of Goldman Sachs and King & Spalding were present. The Special Committee discussed the terms of its engagement of King & Spalding and the scope of the work King & Spalding would do and the advice they would render. King & Spalding discussed with the Special Committee its legal duties as a committee of independent trustees. The Special Committee discussed with Goldman Sachs the terms of their engagement, the scope of the opinion Goldman Sachs would be asked to render, the nature of the analysis they would perform and the timing of their work.

  After the January 22, 1997 meeting, Security Capital provided the Special Committee with detailed financial forecasts, a funds from operations accretion analysis and a summary description of proposed compensation arrangements for senior officers.

  On January 21 and 22, 1997, Security Capital made similar proposals to the board of trustees of PTR and the board of directors of ATLANTIC, respectively. On the afternoon of January 22, 1997, SCI issued the following statement:

  "[SCI] . . . today announced that it has received a proposal from Security Capital Group to exchange Security Capital Group's REIT management and property management companies for SCI common shares. As a result of the transaction, SCI would become an internally managed REIT, and Security Capital Group would remain SCI's largest shareholder.

    SCI's Board of Trustees has formed a special committee comprised of independent trustees to review the proposed transaction. The transaction is subject to approval by the special committee and the full Board of Trustees. If the board approves the transaction, a proxy statement, subject to review by the Securities and Exchange Commission, will be mailed to SCI shareholders prior to a shareholder vote on the proposed transaction.

    After the Board of Trustees has voted on this matter, SCI's management will be available to discuss the transaction."

  During the period between January 22, 1997 and February 12, 1997, the Special Committee finalized the engagement agreements with Goldman Sachs and King & Spalding and reviewed the materials supplied by Security Capital at the January 22 meeting.

  On February 12, 1997, the Special Committee met by conference telephone call. Representatives of Goldman Sachs and King & Spalding participated. Messrs. Brooksher and Wattles, trustees and officers of SCI but not members of the Special Committee, were present for part of the meeting. The Special Committee discussed with Goldman Sachs the methodologies they would use in reviewing the proposed Transaction, including their approach to analyzing projected expenses, the valuation of the Warrants, and the selection of comparable transactions. King & Spalding reported to the Special Committee that Security Capital had revised the structure of the proposed transaction, so that SCI's REIT Manager and Property Manager would be merged into a subsidiary of SCI, rather than into SCI; and that Security Capital was considering revising its proposal to include limits on the number of Common Shares to be issued in the Transaction, changes in the terms on which administrative services would be provided by Security Capital to SCI after the proposed transaction, and amendments to the Investor Agreement (as defined below) between Security Capital and SCI. The Special Committee discussed whether it could be feasible for SCI to develop internally REIT management and property management resources equivalent to those provided by SCI's external REIT and property managers. The Special Committee discussed the importance of retaining the key personnel who would become SCI employees as part of the proposed Transaction. The Special Committee discussed the importance of amending the Investor Agreement between Security Capital and SCI to reduce Security Capital's control over SCI.

  During the course of the Special Committee's deliberations, the Special Committee considered possible alternative transactions to the proposal by Security Capital. The Special Committee reviewed alternatives for retaining external management and alternatives for internalizing management. The alternatives which the Special Committee discussed in which SCI would retain external management were: rejecting Security Capital's proposal and maintaining the status quo; retaining Security Capital as the external manager but renegotiating the fees payable under existing contracts; or continuing external management but entering into new contracts with one or more new, unaffiliated management companies. The Special Committee concluded that contracting with a new, unaffiliated manager or managers would not be beneficial to SCI. While that alternative would eliminate conflicts of interest between SCI and Security Capital, it would potentially create new conflicts of interest between SCI and the new manager or managers. Furthermore, in the Special Committee's judgment, the REIT Manager and Property Manager are uniquely valuable to SCI, owing to their expertise, innovation, breadth of skill and experience in managing SCI's business and properties. The Special Committee also recognized that Security Capital would retain various contractual rights of prior approval over key aspects of SCI's business, such as its annual budget, even if SCI terminated its management contracts with the REIT Manager and Property Manager, and that those continuing rights made it unlikely that SCI could attract an unaffiliated external manager as qualified as the REIT Manager and Property Manager.

  The Special Committee also discussed the perceived negative aspects of external management and the potential benefits of internalized management. Potential benefits discussed included improving SCI's long-term funds from operations, removing impediments to SCI's participation in acquisitions in the REIT industry, improving the funds from operations multiple reflected in SCI's stock market price by improving SCI's attractiveness to institutional and other investors who disfavor externally managed REITs and improving SCI's rating agencies' outlook. The Special Committee decided that retaining Security Capital as the external manager but merely renegotiating the fees payable under existing contracts would maintain the perceived negative aspects of external management, including conflicts of interest, and would outweigh the potential benefits derived from cash savings which could result from the payment of lower management fees. After considering whether there were significant potential detriments to internalizing management, the Special Committee concluded that internalizing management was preferable to maintaining an externally managed structure.

  The Special Committee also considered three alternatives for SCI to internalize its management: (i) the acquisition of one or more external management companies other than the REIT Manager and Property Manager; (ii) the development internally of SCI's management, employees and operating systems through selective hiring of personnel and asset acquisitions; and
(iii) the adoption of the proposed transaction assuming the Special Committee and the full Board of Trustees determined that the terms and conditions of the proposed transaction as finally negotiated were fair and reasonable to SCI and its public shareholders. The Special Committee concluded that acquiring an external management company or companies other than the REIT Manager and Property Manager would be impractical for generally the same reasons that contracting with a new, unaffiliated external manager would be impractical. The Special Committee also concluded that it would be unlikely that selective hiring and asset acquisitions could duplicate the quality of management that SCI benefitted from under Security Capital's management and expected to hire through the Transaction or ensure a prudent continuity of management and business operations.

  On February 25, 1997, the Special Committee and its counsel and financial advisors received from SCI initial drafts of the proposed form of Merger Agreement for the Transaction, and on March 3, 1997, the Special Committee and its counsel received from SCI initial drafts of the proposed forms of Administrative Services Agreement (as defined below) and amended Investor Agreement.

  On March 5, 1997, the Chairman of the Special Committee, the chairs of the special committees of ATLANTIC and PTR and members of Security Capital's management participated in a telephonic meeting at which Security Capital agreed with the chairs of each of the special committees that all negotiations among the parties would be conducted openly and full access to all information supplied by Security Capital to the members of any special committee would be supplied by Security Capital to each of the other special committees. Additionally, Security Capital agreed that each of SCI, ATLANTIC and PTR would receive the benefit of any favorable terms negotiated by any of the special committees.

  The Special Committee reviewed an independent analysis of the Warrants prepared by J.P. Morgan Securities Inc. ("J.P. Morgan") as financial advisor to the ATLANTIC special committee, which estimated the value of the Warrants between $2.12 and $2.91 per Warrant. This preliminary analysis was sent to Security Capital at the request of the ATLANTIC special committee. Security Capital, in turn, provided a copy to the Special Committee as a result of the agreement by Security Capital to provide full access and information to the special committees of each other REIT. While the Special Committee reviewed the preliminary conclusions of the J.P. Morgan analysis, the Special Committee viewed the preliminary analysis merely as background information that was available to it, and placed no particular weight on the analysis in its deliberations as to the fairness of the transaction. As to the value of the Warrants issuable to SCI shareholders, the Special Committee relied exclusively on the analysis of Goldman Sachs. Further, the preliminary J.P. Morgan Warrant analysis related only to the fair range of values of the Warrants to be received by SCI shareholders in connection with its transaction with Security Capital and did not relate to the fairness of the transaction pursuant to which the

Warrants were to be issued, the value of the Warrants to be received by SCI shareholders or to the SCI transaction with Security Capital. Moreover, J.P. Morgan's analysis specified that while Security Capital could send a copy of the preliminary analysis to the Special Committee and to Goldman Sachs, J.P. Morgan's views were for the benefit of the ATLANTIC special committee only.

  Between March 5, 1997 and March 17, 1997, the Chairman of the Special Committee and the chairs of the ATLANTIC and PTR special committees engaged in further discussions and negotiations with one of Security Capital's Managing Directors and other representatives of Security Capital. Also during this period, King & Spalding negotiated various terms and provisions of the Merger Agreement and related agreements with Mayer, Brown & Platt, regular counsel for SCI and counsel for Security Capital in the Transaction. In the course of such negotiations, King & Spalding consulted on various occasions with legal counsel for the special committees of ATLANTIC and PTR.

  On March 12, 1997, the Chairman of the Special Committee, the chair of PTR's special committee and members of Security Capital's management held a telephone conference call to discuss the results of negotiations between Security Capital and the special committee of ATLANTIC. As a result of this meeting, the parties agreed to the following changes to the terms of the proposed transaction: (i) to provide a cap on the number of shares that could be issued to Security Capital pursuant to the Merger Agreement; (ii) to restrict Security Capital's ability to dispose of its shares in each of SCI, ATLANTIC and PTR for a period of at least six months following the Merger;
(iii) to lower the proposed threshold on the amount of a claim that could be asserted against Security Capital pursuant to the indemnification of each of SCI, ATLANTIC and PTR, respectively, under the Merger Agreements; (iv) to include in the Merger Agreement certain representations and warranties by Security Capital; (v) to clarify in the Administrative Services Agreements that each of SCI, ATLANTIC and PTR has ultimate authority to manage its business and that Security Capital will provide services pursuant to the agreement at the request of each of SCI, ATLANTIC, and PTR, respectively; and
(vi) to provide a cap on the fees payable under the Administrative Services Agreements. Security Capital also agreed to provide the special committees of each of SCI, ATLANTIC and PTR with a report prepared by its respective independent public accountants on the procedures applied in connection with verifying the mathematical accuracy of the financial analysis of the impact of the proposed transaction. Security Capital declined the request of each of SCI and ATLANTIC with respect to conditioning approval of the transaction on the favorable vote of a majority of those shareholders of each of SCI and ATLANTIC, respectively, other than Security Capital voting at the special meeting. Security Capital declined this request because it is under no legal obligation to not vote its Common Shares. The Special Committee elected to proceed with the proposed transaction because it believed that the proposed transaction was beneficial to SCI and its shareholders despite the fact that Security Capital would vote on the proposed transaction.

  During the period between February 12 and March 13, 1997, there were numerous discussions among members of the Special Committee and discussions between members of the Special Committee and members of Security Capital management.

  On March 13, 1997, the Special Committee met, with representatives of Goldman Sachs and King & Spalding present. The Special Committee discussed the fact that Goldman Sachs was under consideration to be a co-manager of Security Capital's contemplated public offering of its Class B Shares, and concluded, based on all the circumstances, including Goldman Sachs' expertise in the REIT industry and familiarity with SCI's business, that it was appropriate and desirable to have Goldman Sachs as the Special Committee's financial advisor. Goldman Sachs made an extensive presentation of its analysis of the proposed transaction, including the analysis described under "--Fairness Opinion." At this meeting, the Special Committee discussed with counsel the terms of the proposed Merger Agreement, amended Investor Agreement and Administrative Services Agreement. Among other things, the Special Committee noted that the proposed amended Investor Agreement reduced the actions and transactions for which Security Capital's approval would be required.

  The Special Committee determined to seek certain changes to the terms of the proposed transaction and related documentation. The meeting adjourned periodically during the course of the day on March 13, 1997, and during the adjournments there were discussions between members of the Special Committee and members of Security Capital management, and discussions between counsel for the Special Committee and counsel for Security Capital regarding requested changes to the terms of the proposed agreement and the various related agreements.

  The changes that the Special Committee requested in the Merger Agreement included (i) a reduction in the purchase price, (ii) a narrowing of the "collar" from the $3.00 proposed by Security Capital above and below the closing price on a mutually acceptable date and (iii) a requirement that the proposed transaction be approved by a percentage of SCI's shareholders unaffiliated with Security Capital that is not less than the percentage of unaffiliated shareholders required to approve the corresponding PTR transaction.

  With respect to the Administrative Services Agreement, the Special Committee requested (i) that SCI have the right to select which services to obtain from those offered by Security Capital, (ii) assurances that the administrative services fees would not exceed those used in the forecasts on which the Transaction was based and (iii) the right of the independent trustees to make the decision whether to renew the agreement in their sole discretion.

  With respect to the Investor Agreement, the Special Committee requested (i) a reduction in the representations required to be made by SCI, (ii) removal of Security Capital's proposed right to transfer SCI employees among Security Capital, ATLANTIC, PTR and other affiliates of Security Capital, (iii) an agreement from Security Capital not to compete with SCI in the industrial REIT management business for a period of time and (iv) a further reduction in the matters over which Security Capital would have approval rights.

  The Special Committee instructed the Chairman to pursue discussions of these issues with management of Security Capital and resolved to reconvene the following evening.

  On March 14, 1997, the Special Committee met by conference telephone call to review the results of these further negotiations. Representatives of King & Spalding were present. The Chairman summarized changes to the terms of the Transaction and the related documentation that had been agreed to by management of Security Capital, including the following:

    Merger Agreement. A reduction in the proposed purchase price of $3.4 million, from $85,270,626 to $81,870,626; the establishment of limits on the price per Common Share that would be used to determine the number of shares issued to Security Capital in the Transaction, so that such price would be no more than $24.75 ($2.50 in excess of the closing price on March 14, 1997) or less than $19.75 ($2.50 less than the closing price on March 14, 1997); an agreement that the Merger Agreement would contain representations with respect to the forecasts supplied to the Special Committee and its financial advisors; and a covenant from Security Capital that, for a period of three years following the closing of the Transaction, neither Security Capital nor any REIT management or property management company affiliated with it would, directly or indirectly, provide substantially the same advice and services as those currently provided by SCI's REIT and property managers.

    Administrative Services Agreement. Fees under the Administrative Services Agreement would not exceed, prior to December 31, 1998, the amounts used in the financial forecasts provided to the Special Committee; prior to December 31, 1998, SCI will be obligated to acquire only those services it selects from those offered by Security Capital; the decision whether to renew the Administrative Services Agreement would be made in the sole discretion of the independent trustees; and only the cost plus 20% of services actually used would be charged to SCI.

    Investor Agreement. Security Capital would have no power to cause any employee of SCI to become an employee of Security Capital or of any affiliate of Security Capital, and Security Capital will give the Board of Trustees no less than two weeks' written notice prior to conducting any discussions with any senior officer of SCI regarding the possibility of any such change in employment; and, in addition to the substantial reduction in the matters over which Security Capital would have control as provided in the proposed amended Investor Agreement, Security Capital would have no right to approve mergers or other business combinations in which SCI is involved.

  The Special Committee discussed these proposed changes extensively. They noted that Security Capital had repeatedly declined to increase the required vote of the holders of Common Shares beyond the majority otherwise required. After further discussion, the Special Committee unanimously resolved to recommend approval of the proposed Transaction to the Board of Trustees, subject to approval of final documentation.


  On March 17, 1997, the Board of Trustees held a telephonic board meeting with all trustees in attendance. Also in attendance at the meeting were representatives of Goldman Sachs, King & Spalding, and senior officers of Security Capital. Mr. Feinberg, Chairman of the Special Committee, reported on the Special Committee's recent deliberations and the changes in the terms of the proposed Transaction negotiated with representatives of Security Capital, as described above. Mr. Blankenship of Security Capital confirmed Mr. Feinberg's summary of the changes that had been negotiated. Representatives of Goldman Sachs reported that, based on their then current understanding of the terms of the proposed transaction, and subject to review and approval of final documentation, they expected to be able to render an opinion to the effect that the aggregate consideration to be paid and received in the Transaction was fair to SCI and the holders of Common Shares other than Security Capital. The Special Committee unanimously recommended that the Board of Trustees approve the Transaction subject to review and approval of final documentation.

  During the period from March 17, 1997 to March 24, 1997, King & Spalding, Goldman Sachs, and members of the Special Committee reviewed revised drafts of the documents related to the Transaction. During this period there were extensive discussions among counsel to the Special Committee, counsel to Security Capital, and counsel to ATLANTIC and PTR to conform the documents for all of the transactions and to conform the documents to the agreements that had been negotiated between the Special Committee and representatives of Security Capital. In addition, the License Agreement (as defined herein), which was first presented to SCI on March 17, 1997, was negotiated.

  On March 24, 1997, the Special Committee held a telephonic meeting with all members of the Special Committee in attendance. Also in attendance at the meeting were representatives of Goldman Sachs and King & Spalding. At this meeting Goldman Sachs delivered its oral opinion to the Special Committee as described under "--Fairness Opinion." King & Spalding reported orally to the Special Committee that, based on its review of the procedures followed by the Special Committee and its deliberations regarding the Transaction, nothing had come to the attention of King & Spalding that had caused it to believe that the Special Committee had failed to meet its duties to the shareholders of SCI other than Security Capital. The Special Committee again discussed the proposed Transaction and the changes and improvements in the proposed terms that had been negotiated with Security Capital. Following such discussion, the Special Committee unanimously resolved to recommend approval of the Transaction to the Board of Trustees, and the Chairman was authorized to convey that recommendation to the Board of Trustees. Following the meeting of the Special Committee, at a special telephonic meeting of the Board of Trustees on March 24, 1997, following a review of the information considered by Security Capital and a review of the terms of the Merger Agreement and the Transaction, as well as consideration of the recommendation of the Special Committee, the Board of Trustees approved the Merger Agreement and the Transaction.

  On June 24, 1997, following the annual meeting of the Board of Trustees, the Special Committee met to consider a proposed amendment to the Merger Agreement, which would permit SCI to issue Common Shares in the Concurrent Rights Offering at a price determined by the Board of Trustees, but not less than 94% of the five-day trailing average closing price of the Common Shares on the day prior to the SCI Record Date. The proposed amendment would also allow SCI to sell the Common Shares not purchased by shareholders in the Concurrent Rights Offering to third parties. The Special Committee believed that the proposed amendment to the Merger Agreement would allow SCI to raise additional equity capital at a relatively low cost, while allowing shareholders to make additional investments in SCI at a price lower than the price at which Security Capital is acquiring Common Shares in the Merger. The Special Committee recommended that the Board of Trustees approve the amendment to the Merger Agreement. Following the meeting of the Special Committee, the members of the Board of Trustees who were present reconvened the meeting and unanimously approved the amendment to the Merger Agreement.

  On July 22, 1997, the Special Committee considered a proposed amendment to the Merger Agreement which would allow the Concurrent Rights Offerings to close even if the Merger is not consummated. The proposed amendment was necessary in order to allow the rights to be issued in connection with the Concurrent Rights Offering to be traded on the NYSE, which in turn would allow shareholders receiving rights to sell their rights on the NYSE if they did not exercise such rights and would allow third parties to purchase rights on the NYSE and exercise such rights to participate in the Concurrent Rights Offering. The Special Committee believed that the proposed amendment was in the best interests of SCI's shareholders and recommended that the Board of Trustees approve the amendment. Following the meeting of the Special Committee, the Board of Trustees unanimously approved the amendment to the Merger Agreement.

SECURITY CAPITAL RECOMMENDATIONS AND REASONS FOR THE TRANSACTION

  Based on the reasons described below, Security Capital believes that it would be in the best interests of SCI and its shareholders to internalize its REIT and property management operations within SCI. Because of the interests of SCI and Security Capital in the Transaction, Security Capital's management's goal was to structure the transaction in a manner that would maximize shareholder values for each party. Security Capital, which owned approximately 44% of the outstanding Common Shares as of June 30, 1997, has agreed that it will vote all Common Shares it owns in favor of the Transaction. Security Capital expects that it will benefit from the Transaction.

  The following were all of the material factors presented by Security Capital to the Board of Trustees with regard to the Transaction:

  . IMPACT ON FUNDS FROM OPERATIONS. Security Capital believes that the
    Transaction will be accretive to SCI's funds from operations. Currently, SCI pays a fee to the REIT Manager based on a fixed percentage of SCI's cash flow (as defined) and to the Property Manager based on a percentage of property revenue, each of which increases proportionately as SCI adds assets.



  . ACQUISITION POSSIBILITIES. Security Capital believes that the REIT industry is undergoing a period of significant consolidation. Security Capital believes that an internally managed REIT will have much greater flexibility to participate in this industry consolidation than does an externally managed REIT because of the perceived conflicts of interest with external management.

  . PUBLIC MARKET VALUATION. Security Capital examined the public market valuation and funds from operations multiples of comparable public industrial REITs that were internally managed. Security Capital believes that investors and analysts will view an internally managed structure more favorably since SCI's costs, after capitalization of qualifying acquisition, development and leasing costs in accordance with GAAP, will be more comparable to other industrial REITs. These acquisition, development and leasing activities are currently provided by the REIT Manager and paid for as part of the REIT management fee, which fee is expensed by SCI. Further, the REIT Manager has historically experienced a timing difference between the costs it expenses associated with the acquisition and development of properties and the revenues it will receive from management fees in future periods as these properties generate operating cash flow. Management believes that the increased comparability resulting from SCI's capitalization of qualifying acquisition, development and leasing costs, in addition to the opportunity for increased funds from operations growth due to the economies of scale as discussed above, will result in a higher multiple on SCI's funds from operations and an enhancement to shareholder value.

  . RATING AGENCY ISSUES. SCI currently has investment grade ratings for its public debt. It is Security Capital's belief that the external management structure of SCI has caused concern for the rating agencies because of perceived conflicts of interest. Because long-term debt is an important component of SCI's capital structure, Security Capital believes it would be prudent to eliminate rating agencies' issues regarding any perceived conflicts of interest.

  The following are certain potential detriments of the Transaction:

  . Since the number of Common Shares issuable to Security Capital in the Merger is fixed, the value of those shares at the time the Merger is completed may be greater than the value placed on the operations of the REIT Manager and Property Manager by the Board of Trustees.

  . The Warrant Issuance will be taxable to holders of Common Shares, Series
    B Preferred Shares and Units.


  . The REIT Manager and Property Manager have not been profitable. The fees paid by SCI for the REIT Manager and the Property Manager services in 1996 were approximately $4.6 million less than the direct costs and indirect costs incurred by Security Capital in providing these services.

  . The Transaction would result in SCI recording higher administrative expenses related to the internalization of the management function in lieu of paying a fee to the REIT Manager and Property Manager. Security Capital has anticipated that SCI would incur approximately $36.2 million of additional administrative expenses in 1998 by internalizing the management function. Of these expenses, an amount which is subject to a maximum limit of $5.1 million for 1998, is expected to be purchased from Security Capital under an administrative services agreement. See "The Transaction--Administrative Services Agreement." SCI would, however, no longer pay estimated REIT management and property management fees of $46.9 million in 1998. The increased administrative costs of internalizing the management function may be greater than anticipated and no assurance can be given that the cost to SCI of providing such services internally will not exceed the fees payable to the REIT Manager and the Property Manager under the current agreements.

  . Although the Transaction is expected to be immediately accretive to SCI's funds from operations, the Transaction may not result in a corresponding increase in the price at which Common Shares trade on the NYSE.

  Based primarily on these reasons, and after consideration of the potential detriments, Security Capital recommended the Transaction to the Board of Trustees.

  For purposes of determining the value of the REIT management and property management operations being acquired by SCI, Security Capital calculated, for the six months ending December 31, 1997 and each of the years ending December 31, 1998 and December 31, 1999, the projected REIT management fees and property management fees, net of operating costs, which Security Capital would have received under existing agreements with SCI for all of SCI's existing properties, remaining acquisitions budgeted in 1997, as well as those development properties included in SCI's 1997 operating budget which were scheduled to begin construction prior to December 31, 1997. Security Capital chose this group of assets because it wanted to base the valuation of the REIT Manager and the Property Manager only on assets that were currently owned or had been identified to be acquired or developed within the next twelve months. Security Capital then multiplied the 1999 net operating income derived from such fees by a multiple of 9.0x, and discounted this value along with the net operating income derived from such fees between July 1, 1997 and December 31, 1998 back to July 1, 1997 using an annual discount rate of 17.5%. The valuation multiple of 9.0x was applied to 1999 net operating income because that is the first year in which all budgeted properties under development or to be acquired are expected to be stabilized. The 9.0x multiple for the 1999 net operating income for Security Capital was based on publicly available information on selected public and private companies that could be viewed as comparable to the REIT Manager and Property Manager, including:

    (i) A publicly available report prepared by an independent third party (The Future of Money Management in America, Bernstein Research, 1995 Edition) of private and public companies in the financial services sector. Earnings multiples on comparable transactions completed since 1992 ranged between 6.0x and 14.1x.

    (ii) Comparison with ten transactions in which REITs valued their external management operations in the process of becoming internally managed. Security Capital used publicly available information to determine the acquisition price which, expressed as a multiple of net income for the four REITs that disclosed this information, ranged between 7.8x and 10.2x. The four comparison REITs were Realty Income Corporation, Shurgard Storage Centers, Franchise Finance Corp., and Storage Equities Incorporated.

    (iii) Comparison with 16 publicly traded management companies, including property management companies and selected companies from various investment management industries, for which an estimated net operating income multiple could be calculated. Security Capital computed that the current public market price for these companies expressed as a multiple of consensus earnings estimates ranged between 5.2x and 15.1x. Public management companies considered by Security Capital were: Insignia Financial Group Incorporated, National Housing Property Incorporated, CB Commercial Real Estate, United Asset Management Corp., Alliance Capital Management, New England Investment Company, Ameresco, Inc., Atalanta/Sosnoff Capital, Cardinal Realty Services Incorporated, Central Parking Corporation, Eaton Vance Corp., Franklin Resources, Oppenheimer Capital LP, Square Industries, Inc., The John Nuveen Co. and T. Rowe Price Associates.

  The 17.5% discount rate applied to Security Capital's 30-month net operating income ending December 31, 1999 is a reflection of Security Capital's estimation of the compounded annual total rate of return for these businesses. Security Capital's announced strategy is to deploy capital with a goal of achieving a 15% to 20% compounded annual total rate of return.

  Security Capital estimates that the purchase price of $81,870,626 that will be paid for the REIT Manager and Property Manager under the terms of the Transaction reflects a multiple of 6.5 times the net change in SCI's pro forma 1997 funds from operations assuming that the Transaction occurred as of January 1, 1997 and assuming the stabilization of pre-stabilized operating assets that are in the process of being repositioned and the stabilization of assets that are under development. By making this adjustment, the multiple calculation takes into account not only the costs that SCI would incur in developing or transitioning these assets but also the fee that would otherwise have been paid to the REIT Manager as those properties generated additional stabilized cash flow.

  No separate consideration was attributed to the operating systems contributed by Security Capital.

RECOMMENDATIONS OF THE BOARD OF TRUSTEES AND REASONS FOR THE TRANSACTION

  On March 17, 1997, at a special telephonic meeting of the Special Committee, Mr. Feinberg, Chairman of the Special Committee, reported on the Special Committee's recent deliberations and the changes in the terms of the proposed transaction negotiated with representatives of Security Capital, as described above. Mr. Blankenship of Security Capital confirmed Mr. Feinberg's summary of the changes that had been negotiated. Representatives of Goldman Sachs reported that, based on their then current understanding of the terms of the proposed transaction, and subject to review and approval of final documentation, they expected to be able to render an opinion to the effect that the aggregate consideration to be paid and received in the Transaction was fair to SCI and the holders of Common Shares other than Security Capital. The Special Committee unanimously recommended that the Board of Trustees approve the Transaction subject to review and approval of final documentation. At a special meeting of the Board of Trustees on March 24, 1997, following a review of the information considered by Security Capital and a review of the terms of the Merger Agreement and the Transaction, as well as consideration of the recommendation of the Special Committee, the Board of Trustees approved the Merger Agreement and the Transaction. As noted below, the Board of Trustees considered the determination by the Special Committee that the Merger Agreement and the Transaction are fair to SCI and to the shareholders of SCI other than Security Capital and their recommendation that the Board of Trustees approve the Merger Agreement and the Transaction.

  As more fully discussed below, the Board of Trustees considered each of the positive and negative factors presented by Security Capital described above under "--Security Capital Recommendations and Reasons" and, on the whole, viewed each such factor as being favorable to its determination to approve the Transaction.

  In making its determination with respect to the Transaction, the Board of Trustees considered the following factors which were material to its decision:

    (i) Security Capital's stated objective of maximizing shareholder value for the shareholders of SCI (and in turn, its own investment in SCI). The Board of Trustees viewed this as positive in that any increase in the value of Security Capital's interest would also accrue to the benefit of unaffiliated shareholders of SCI.

    (ii) The immediate accretion to SCI's funds from operations because of the internalization of management and the resulting ability to capitalize qualifying acquisition, leasing and development costs in accordance with GAAP and SCI's ability to continue to make cash distributions to shareholders at the current level. Based on Security Capital's methodology for valuing the REIT management and property management operations as discussed below and included in SCI's budgeted development, acquisition and disposition activity, management believes that the Transaction will be accretive to SCI's funds from operations by $11.0 million, or $0.05 per share, for 1998. Because the Board of Trustees believes that, among other factors, the stock of REITs trades in the public markets based upon a multiple of the REITs' funds from operations, the Board of Trustees believes that an increase in funds from operations will result in a corresponding increase in the price at which Common Shares trade in the market. The Board of Trustees viewed the forecasted increase in funds from operations as favorable.

    (iii) The valuation methodology used to determine the purchase price of the REIT management and property management companies, which methodology took into account the following:

    . Budgeted development activities including development budgets, construction schedules, anticipated lease-up schedules and budgeted operating results.

    . Budgeted acquisition activities and acquisition opportunities, including acquisition timetables, anticipated initial yields and improvement reserves.

    . Budgeted dispositions.

    . The 1997 budget and 1998 and 1999 forecasts of operating results, including rental and operating expense assumptions for SCI's operating portfolio, including the risks in achieving the anticipated results.

    . The REIT Manager's and Property Manager's 1997 budgets and 1998 and
      1999 forecasts, including the risks in achieving the anticipated results.

    . The reasonableness of the multiple used to value the REIT management and property management businesses, based in part on the review of ten similar transactions.

    . The discount rate used in the valuation.

    . The accounting methodology used in arriving at the budgets and forecasts, including the impact of the Transaction on both the accrual and cash basis accounting methods.

    Overall, the Board of Trustees, based upon consultations with Goldman Sachs and management, believes that the valuation methodology used in determining the value of the REIT Manager and Property Manager was reasonable.

    (iv) The contributions of the REIT Manager and the Property Manager related to acquisitions, development, dispositions, asset management, property management and financial planning, and whether other unaffiliated entities could provide similar breadth of services and the probable cost of obtaining some or all such services from third parties if the REIT Manager were terminated. The Board of Trustees considered that since inception of SCI in 1991 and through February 28, 1997, SCI, with the assistance of the REIT Manager, had acquired 64.8 million square feet of distribution space representing a total investment of approximately $1.8 billion and had developed or commenced development of 25.5 million square feet of distribution space at a budgeted development cost of $890 million. The Board of Trustees considered that acquiring a third party to provide the same level and scope of services for the same cost was unlikely and viewed this factor as favorable to its determination.

    (v) The franchise value of the REIT Manager and Property Manager and the operating system and the value to SCI of retaining the entire group of REIT Manager and Property Manager employees as an entity.

    (vi) The yield that SCI could expect to earn on its investment was forecasted to be 12.3% for 1998. The yield was calculated by dividing the net funds from operations effect of the Transaction as reflected in the elimination of fees and internalization of management and giving effect to the ability to capitalize qualifying acquisition, leasing and development activities by the purchase price paid. The Board of Trustees viewed this factor as favorable.

    (vii) Other methods of valuing the REIT management and property management businesses, including the following:

    . The net impact on SCI's 1997 and 1998 funds from operations expressed as a multiple of the purchase price.

    . A five-year discounted cash flow analysis and the return on investment that is produced by the Transaction.

    . The cost and practicality of engaging third party firms to conduct the activities currently conducted by the REIT Manager and the Property Manager. In considering this issue, the Board of Trustees took into account SCI's prior experience with third party developers and property managers. The Board of Trustees considered the fact that it would be extremely difficult to identify qualified firms that had an appropriate geographic market capability, experience level and financial capability to meet SCI's requirements for acquisition, development, disposition and property management activities. The Board of Trustees considered the impact of engaging multiple firms.

    . The cost and practicality of building its own staff to conduct the REIT Manager's and Property Manager's activities.

    (viii) Different ways of determining the value of the Warrants and their impact on the Transaction. The Board of Trustees considered the impact of the Transaction on SCI shareholders including and excluding the Warrants. The Board of Trustees viewed the Warrants as favorable to SCI shareholders, despite the taxability of the Warrant issuance discussed below.

    (ix) The tax, accounting and legal issues relating to, and disclosure requirements for, the Transaction. The Board of Trustees viewed this factor as favorable.

    (x) The results produced by the REIT management and property management companies including a review of the current staffing levels. The Board of Trustees considered the impact on prospective performance levels of the individuals of internalizing the REIT management and property management companies. The Board of Trustees viewed this factor as favorable.

    (xi) The current compensation levels of REIT and property management personnel, compensation trends and projected compensation trends following the Transaction. Overall administrative costs, including compensation, are expected to be less than the fees currently paid to the REIT Manager and Property Manager. The Board of Trustees viewed this as a favorable factor.

    (xii) The financial impact on SCI of the 1997 Incentive Plan, including ranges of options and stock purchase arrangements prepared by SCI's Compensation Committee, and SCI's proposed 401(k) plan. The 1997 Incentive Plan will result in dilution and will therefore decrease the accretion in SCI's forecasted funds from operations per share. Despite this dilution, the Board of Trustees believes that the 1997 Incentive Plan aligns the interests of management and shareholders and, therefore, as a whole, viewed the 1997 Incentive Plan as a positive factor in its decision.

    (xiii) The range of services currently provided by the REIT Manager and the Property Manager and the costs of such services and the services which will be provided by Security Capital in the future under the Administrative Services Agreement and the cost of these services. The Board of Trustees viewed this factor as favorable.

    (xiv) The current Investor Agreement (as defined below) between Security Capital and SCI and the amended Investor Agreement and the likely impact such agreement will have on SCI's future operations. The Amended and Restated Investor Agreement will continue to provide SCI with access to strategic guidance from Security Capital. The Board of Trustees viewed this factor as positive in its deliberations with respect to the Transaction.

    (xv) The existing relationships with Security Capital and the continuing relationships with Security Capital after the Transaction and the benefits to SCI of those continuing relationships. In this regard, the Board of Trustees considered the impact of the Transaction on the rating agencies' perceived conflicts of interest with respect to SCI's externally managed structure. The Board of Trustees believed that the Transaction will help to eliminate the rating agencies' issues regarding any perceived conflicts. Further, the Board of Trustees considered the elimination of its externally managed structure as a potential factor in allowing SCI to participate more efficiently in the current REIT industry consolidation. The Board of Trustees viewed this factor as favorable.

    (xvi) The nature of the Transaction in light of SCI's policies against principal transactions and the existing provisions of the Declaration of Trust. The Board of Trustees considered that the approval by SCI shareholders was required and that the proposed amendment to the Declaration of Trust is limited to the Transaction only. The Board of Trustees considered all of the foregoing factors and concluded that the Transaction was in the best interests of all SCI shareholders.

    (xvii) The condition to the closing of the Merger that the Special Committee receive a written opinion from an investment banking firm satisfactory to the Special Committee that, as of the date of this Proxy Statement and Prospectus, the aggregate consideration to be received by SCI and the holders of Common Shares pursuant to the Merger Agreement, the Plan of Merger and the Warrant Agreement (each as defined in the Merger Agreement) was fair to SCI and the holders of Common Shares other than Security Capital. The Board of Trustees viewed this condition as positive.

    (xviii) As noted above, the Board of Trustees placed special emphasis on the recommendation of the Special Committee. In reaching this determination, the Special Committee considered the same factors described herein which were considered by the Board of Trustees as a whole. The Special Committee consulted with Security Capital management as well as with King & Spalding and with Goldman Sachs. In addition, the Special Committee considered the opinion, analyses and presentations of Goldman Sachs described below under "--Fairness Opinion," including the opinion of Goldman Sachs to the effect that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the aggregate consideration to be received by SCI and the holders of Common Shares pursuant to the Agreements was fair to SCI and the holders of Common Shares other than Security Capital. In this respect, while the Special Committee did not explicitly adopt Goldman Sachs' financial analyses, the Special Committee placed special emphasis on such analyses in its overall evaluation of the Transaction and viewed such analyses as favorable to its determination. See "--Background" above. The Board of Trustees viewed Goldman Sachs' opinion as favorable in its determination because Goldman Sachs is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions and in providing advisory services and raising capital for companies in the real estate industry.

  The Board of Trustees also considered the following potentially negative factors in its deliberations concerning the Merger:

    (i) The fact that, since the number of Common Shares being issued to Security Capital in the Merger is fixed based on an aggregate value of $81,870,626, if the aggregate price of the Common Shares to be issued in the Merger rises above such price before the Closing, Security Capital will receive Common Shares having a value in excess of the negotiated purchase price.

    (ii) The taxability of the Warrant Issuance to the holders of Common Shares, Series B Preferred Shares and Units and the estimated amount of such tax in light of the anticipated value of the Warrants. For a description of the taxability of the Warrants, see "--Federal Income Tax Consequences--The Warrant Issuance."

    (iii) The REIT Manager and Property Manager have not been profitable. The fees paid by SCI for the REIT Manager and the Property Manager services in 1996 were approximately $4.6 million less than the direct costs and the indirect costs incurred by Security Capital in providing these services.

    (iv) The Transaction would result in SCI recording higher administrative expenses related to the internalization of the management function in lieu of paying a fee to the REIT Manager and Property Manager. Security Capital has anticipated that SCI would incur approximately $36.2 million of additional administrative expenses in 1998 by internalizing the management function. Of these expenses, an amount which is subject to a maximum limit of $5.1 million for 1998, is expected to be purchased from Security Capital under an administrative services agreement. See "The Transaction-- Administrative Services Agreement." SCI would, however, no longer pay estimated REIT management and property management fees of $46.9 million in 1998. The increased administrative costs of internalizing the management function may be greater than anticipated and no assurance can be given that the cost to SCI of providing such services internally will not exceed the fees payable to the REIT Manager and the Property Manager under the current agreements.

    (v) Although the Transaction is expected to be immediately accretive to SCI's funds from operations, the Transaction may not result in a corresponding increase in the price at which Common Shares trade on the NYSE.

  In addition, the Board of Trustees was aware that certain trustees, officers and employees have certain interests in the Transaction that are separate from the interests of shareholders generally. See "--Interests of Certain Persons in the Transaction." On balance, the Board of Trustees viewed such interests as neutral to its determination because of the Board of Trustees' belief that such interests were reasonable under all of the circumstances.

  In view of the wide variety of factors considered by the Board of Trustees, the Board of Trustees did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the Board of Trustees, the potentially negative factors considered by it were not sufficient, either individually or in the aggregate, to outweigh the positive factors considered by the Board of Trustees in its deliberations.

FAIRNESS OPINION

  On March 24, 1997, Goldman Sachs delivered its oral opinion to the Special Committee that, as of the date of such opinion, the aggregate consideration to be paid and received by SCI and the holders of Common Shares pursuant to the Agreements was fair to SCI and the holders of Common Shares other than Security Capital. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated as of the date hereof.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF THE DATE HEREOF WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION IS ATTACHED AS ANNEX III TO THIS PROXY STATEMENT AND PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COMMON SHARES ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY, WHILE CONTAINING ALL MATERIAL ELEMENTS OF SUCH OPINION, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

  In connection with its written opinion, Goldman Sachs reviewed, among other things, the Agreements, this Proxy Statement and Prospectus, the Annual Reports to shareholders and Annual Reports on Form 10-K of SCI for the two years ending December 31, 1996 and 1995; certain interim reports to shareholders and Quarterly Reports on Form 10-Q; certain other communications from SCI to its shareholders; and certain financial analyses and forecasts for SCI, the REIT Manager and the Property Manager prepared by management of SCI (who are currently employees of the REIT Manager); and certain financial analyses for Security Capital prepared by management of Security Capital. Goldman Sachs also held discussions with members of the senior management of SCI regarding the past and current business operations, financial condition and future prospects of SCI, with and without the consummation of such Agreements. In addition, Goldman Sachs reviewed the reported price and trading activity for SCI shares, compared certain financial and stock market information for SCI with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of recent business combinations in the real estate industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

  In preparing its opinion, Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by Goldman Sachs and has assumed such accuracy and completeness for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of the Special Committee, that the financial forecasts for SCI, the REIT Manager and Property Manager have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SCI. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of SCI or any of its subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

  The following is a summary of the analyses which were deemed material by Goldman Sachs in connection with providing its oral opinion to the Special Committee on March 24, 1997. Goldman Sachs used substantially the same type of analyses in connection with providing the written opinion attached hereto as Annex III.

  Comparable Transaction Comparison. Goldman Sachs reviewed and compared certain financial information relating to companies involved in the management of REITs and other companies, including information regarding recent acquisitions of such management companies.

  Goldman Sachs reviewed the publicly-announced price of five transactions involving the acquisition by a publicly-traded REIT of its manager and computed the price as a multiple of the historical, disclosed earnings before interest, taxes, depreciation and amortization ("EBITDA") of the acquired company, on an annualized basis. Goldman Sachs reviewed the following five management acquisition transactions (of which four had been completed):
Berkshire Realty Company Incorporated, General Growth Properties Incorporated, Storage Equities Incorporated, Realty Income Corporation and Shurgard Storage Centers and computed that the acquisition price, expressed as a multiple of EBITDA, ranged between 6.4x and 11.3x, with an average of 8.6x.

  Goldman Sachs reviewed the publicly-announced price of five transactions involving the acquisition by a publicly-traded real estate company of a management company and computed the price as a multiple of historical, disclosed EBITDA of the acquired company, on an annualized basis. The five transactions reviewed included Marriott International Incorporated's acquisition of Renaissance Hotel Group, N.V., Central Parking Corporation's acquisition of Square Industries Incorporated, Insignia Financial Group Incorporated's acquisition of Paragon Commercial and the Edward S. Gordon Company, and Doubletree Corporation's acquisition of RFS Incorporated. Goldman Sachs considered the historical EBITDA data available for Marriott International Incorporated's acquisition of Renaissance Hotel Group and Central Parking's acquisition of Square Industries. Goldman Sachs computed that the acquisition price of those transactions considered, expressed as a multiple of EBITDA, ranged between 9.2x and 14.4x, with an average of 11.8x.

  Goldman Sachs also reviewed and compared certain financial information, ratios and public market multiples of publicly-traded companies considered to be comparable to the Property Manager. This comparison consisted of an analysis, based on stock prices as of March 7, 1997, of selected publicly traded companies in the real estate property management business. Goldman Sachs reviewed five publicly traded companies, Cardinal Realty Services Incorporated, CB Commercial Real Estate, Central Parking Corporation, Insignia Financial Group Incorporated and National Housing Property Incorporated. Goldman Sachs compared the latest, publicly disclosed, twelve month EBITDA for these companies with their enterprise value, computed by multiplying the March 7, 1997 closing stock price by the total number of shares outstanding and adding long-term debt as of December 31, 1996. Goldman Sachs computed that the enterprise value, expressed as a multiple of EBITDA, ranged between 8.2x and 22.5x, with an average of 15.0x.

  Goldman Sachs reviewed forecasted operating and financial information for the REIT Manager and the Property Manager provided by management and computed that the acquisition price of $81,870,626, expressed as a multiple of 1998 forecasted EBITDA, was 5.5x, which is below the average multiples discussed above.

  Pro Forma Funds from Operations Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the consummation of the Agreements on SCI's funds from operations available to holders of Common Shares. Goldman Sachs reviewed forecasted operating and financial information for SCI, the REIT Manager and Property Manager provided by management of SCI and Security Capital and, in performing its pro forma funds from operations analysis of the financial impact of the consummation of the Agreements on SCI's funds from operations available to holders of Common Shares, Goldman Sachs used management's forecasts, except that Goldman Sachs assumed that SCI would continue to acquire and develop properties similar to SCI's properties rather than basing its analysis on properties currently owned or identified to be acquired or developed in the next 12 months. For a discussion of the assumptions underlying Security Capital's forecasted operating and financial information, see "The Transaction--Recommendations of the Board of Trustees and Reasons for the Transaction" above. Goldman Sachs compared the funds from operations per share of SCI assuming alternately that (i) the Agreements are not consummated and (ii) the Agreements are consummated. Goldman Sachs reviewed the impact of the consummation of the Agreements on 1998 funds from operations per Common Share using management's forecasts for SCI's 1998 operations and assuming the minimum and maximum number of Common Shares to be issued to Security Capital pursuant to the Merger Agreement. This analysis indicated that the increase in 1998 funds from operations available to holders of Common Shares, on a pro forma basis giving effect to the Transaction, would range between 4.6% and 5.4% on a primary share basis (assuming no conversion of Series B Preferred Shares into Common Shares and no exchange of Units for Common Shares), and 4.4% and 5.1% on a fully diluted basis (assuming the conversion of all of the Series B Preferred Shares into Common Shares and the exchange of all Units for Common Shares).

  Funds From Operations Contribution Analysis. Goldman Sachs reviewed forecasted operating and financial information for SCI, the REIT Manager and the Property Manager provided by management of SCI. Goldman Sachs reviewed the impact of the Transaction on 1998 funds from operations using management's forecasts for SCI's 1998 operations and assuming the minimum and maximum number of Common Shares to be issued to Security Capital pursuant to the terms of the Merger Agreement. Based on such forecasts, Goldman Sachs compared SCI's 1998 funds from operations attributable to the acquisition of the REIT Manager and the Property Manager with the relative consideration to be paid. This analysis indicated that the funds from operations attributable to the acquisition of the REIT Manager and the Property Manager would range between 7.3% and 7.9% of SCI's forecasted 1998 funds from operations, and the consideration, in the form of Common Shares, would range between 3.2% and 4.0% of the equity market value of SCI (assuming the minimum and maximum price of Common Shares to be used in determining the consideration to be paid to Security Capital pursuant to the Merger Agreement).

  Warrants. Under the terms of the Merger Agreement and the Warrant Issuance Agreement (as defined in the Merger Agreement), the holders of Common Shares, Series B Preferred Shares and Units, other than Security Capital, will receive Warrants to purchase Class B Shares of Security Capital. Accordingly, Goldman Sachs analyzed the value of these Warrants based on the following assumptions and terms: (i) Class B Shares of Security Capital are listed and publicly traded; (ii) the exercise price of the Warrants is the same as the price of the Class B Shares of Security Capital at the time of issuance of the Warrants; and (iii) the Warrants are exercisable for twelve months from date of issuance. Goldman Sachs considered (a) the one-year Treasury rate as the risk-free rate and (b) the range of share price volatility based on (I) the volatility of Security Capital's net asset value per share, based on the daily net asset value per share of Security Capital between November 13, 1996 and January 27, 1997 as computed and provided by Security Capital's management and
(II) the volatility of the share prices of the public companies in which Security Capital has direct and indirect investments, based on the daily share price of such public companies between November 1, 1996 and March 5, 1997. Using the Black-Scholes option pricing model and a range of price per share volatility as described above, Goldman Sachs determined that the aggregate theoretical value of the Warrants to be received by holders of Common Shares, other than Security Capital, and holders of the Series B Preferred Shares and Units, other than Security Capital, ranged between $8.7 million and $16.1 million.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses, taken as a whole. The analyses were prepared solely for the purposes of Goldman Sachs' providing its opinion to the Special Committee as to the fairness of the consideration received by SCI and holders of Common Shares other than Security Capital and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither SCI, Goldman Sachs nor any other person assumes responsibility if future results are materially different from those forecast.

  As described above, Goldman Sachs' opinion to the Special Committee was one of the many factors taken into consideration by the Board of Trustees in making its determination to approve the Transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex III hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  Goldman Sachs has acted as financial advisor and provided certain investment banking services to SCI and certain affiliates of SCI from time to time including participating in and receiving fees in connection with the public offering of securities. Goldman Sachs is familiar with SCI having acted as its financial advisor and having acted in connection with the public offering of securities as (i) lead manager of the offering of $274.5 million of Common Shares, in October 1994. In addition, Goldman Sachs is a placement agent under SCI's medium-term note program, (ii) lead manager of the offering of $135 million of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, in June 1995 and (iii) lead manager of the offering of $100 million of 7.81% Medium-Term Notes-Series A, due 2015, in February 1997. Goldman Sachs has also provided certain investment banking services to Security Capital in August 1994 in connection with Security Capital's merger with an affiliate. In addition, Goldman Sachs will act as co-manager in connection with the initial public offering of the Class B Shares of Security Capital, for which it, together with any other underwriters, will receive usual and customary underwriting discounts and commissions plus reimbursements of expenses customarily reimbursed in such offerings. Goldman Sachs may in the future provide financial advisory and investment banking services to SCI, PTR, ATLANTIC, Security Capital or their affiliates. Additionally, Security Capital and an affiliate of Goldman Sachs have invested and are committed to invest in the future in an entity formed for the purposes of acquiring and owning hotel properties. Goldman Sachs is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions. The Special Committee selected Goldman Sachs to act as its financial advisor on the basis of Goldman Sachs' research expertise and experience in providing advisory services to public and private companies and based on its familiarity with SCI and its properties.

  Pursuant to a letter agreement dated February 6, 1997 (the "GS Engagement Letter"), the Special Committee engaged Goldman Sachs to render an opinion with respect to the consideration to be paid and received by SCI and its shareholders other than Security Capital in connection with the acquisition of the REIT Manager and the Property Manager. Pursuant to the terms of the GS Engagement Letter, SCI has agreed to pay

Goldman Sachs a fee of $250,000, one-half of which would be paid upon the execution of the GS Engagement Letter and the other half upon delivery of Goldman Sachs' written opinion, whether or not such opinion is favorable as to the fairness of the Transaction. SCI also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under federal securities laws.

THE WARRANT ISSUANCE

  An aggregate of $101,029,642 of Warrants will be issued by Security Capital directly to holders of Common Shares, Series B Preferred Shares and Units (other than Security Capital) following approval of the proposals by SCI common shareholders and subject to the satisfaction of certain conditions to the Merger Agreement. The Warrants are being offered by Security Capital as an incentive for the shareholders of SCI to vote in favor of the Transaction, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through the exercise of Warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of SCI. As of June 30, 1997, there were 97,760,595 Common Shares outstanding and 8,050,000 Series B Preferred Shares and 5,194,258 Units outstanding (which will receive Warrants based on the number of Common Shares into which the Series B Preferred Shares are convertible). In addition, SCI is conducting the
Concurrent Rights Offering in which up to     additional Common Shares could
be issued if all rights are exercised and as of June 30, 1997 has options and warrants outstanding to purchase 37,764 Common Shares. To the extent that additional Common Shares are issued prior to the Warrant Issuance Record Date, the number of Common Shares and Series B Preferred Shares will decrease.

  The Warrants will be issued to the Warrants Issuance Agent (as defined below) for distribution to holders of Common Shares, Series B Preferred Shares and Units on a date (the "Warrant Issuance Date") within 30 days following the Warrant Issuance Record Date, as determined by the Security Capital Board. The Warrant Issuance will be made to holders of Common Shares, Series B Preferred Shares and Units of record at the close of business on the Warrant Issuance Record Date, which record date will be within 31 days after the Closing Date. The amount of Warrants to be received by each holder of Common Shares, Series B Preferred Shares and Units will depend on the number of Common Shares, Series B Preferred Shares and Units outstanding on the Warrant Issuance Record Date and the closing price of the Class B Shares on the Warrant Issuance Date.

  No certificates or scrip representing fractional Warrants will be issued to holders of Common Shares, Series B Preferred Shares or Units as part of the Warrant Issuance. The First National Bank of Boston, as warrant issuance agent (the "Warrant Issuance Agent"), will, as soon as practicable after the Warrant Issuance Date, aggregate and sell all fractional Warrants on the NYSE or otherwise at then prevailing market prices and remit the net proceeds (after deduction of brokerage fees) to holders of Common Shares, Series B Preferred Shares and Units who would otherwise be entitled to receive fractional Warrants.

  NO HOLDER OF COMMON SHARES, SERIES B PREFERRED SHARES OR UNITS WILL BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE WARRANTS THEY RECEIVE OR TO SURRENDER OR EXCHANGE COMMON SHARES, SERIES B PREFERRED SHARES OR UNITS IN ORDER TO RECEIVE THE WARRANTS. HOLDERS OF SERIES B PREFERRED SHARES AND UNITS WILL NOT BE REQUIRED TO CONVERT THEIR SERIES B PREFERRED SHARES OR EXCHANGE THEIR UNITS IN ORDER TO PARTICIPATE IN THE WARRANT ISSUANCE. THE WARRANT ISSUANCE WILL NOT AFFECT THE NUMBER OF, OR THE RIGHTS ATTACHING TO, OUTSTANDING COMMON SHARES, SERIES B PREFERRED SHARES OR UNITS.

  For a description of the terms of the Warrants and the Class B Shares issuable upon exercise thereof, see "Description of Capital Stock" in the attached Security Capital Prospectus.

CONCURRENT RIGHTS OFFERING

  SCI is conducting the Concurrent Rights Offering pursuant to the terms of the Merger Agreement to allow its holders of Common Shares (other than Security Capital) to maintain (and, to the extent a shareholder oversubscribes for Common Shares pursuant to the oversubscription privilege described below, to increase) their proportionate ownership and to allow holders of Common Shares to purchase Common Shares at a discount to the price at which Security Capital is acquiring Common Shares in the Merger. The price at which Common Shares are
being offered in the Concurrent Rights Offering will be equal to   % of the
five-day trailing average closing price of Common Shares on the day prior to the SCI Record Date. Shareholders will also be entitled to subscribe for Common Shares not purchased by other shareholders pursuant to an oversubscription privilege. The Concurrent Rights Offering will only be made by means of a separate prospectus of SCI. The closing of the Concurrent Rights Offering is not contingent upon the consummation of the Transaction nor is the consummation of the Transaction contingent upon the closing of the Concurrent Rights Offering. Proceeds from the Concurrent Rights Offering are expected to be used to repay borrowings under SCI's unsecured line of credit, with the remainder used for the acquisition and development of additional distribution properties as suitable opportunities arise for capital improvements to properties and for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

 General

  The following discussion summarizes the material U.S. federal income tax considerations of the Merger and the Warrant Issuance to SCI and holders of Common Shares, Series B Preferred Shares and Units. To the extent such summary discusses matters of law, it is based upon the opinion of Mayer, Brown & Platt or a private letter ruling from the IRS. The following discussion is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations. The following discussion does not address the tax consequences of the Merger and the Warrant Issuance under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of SCI shareholders, such as dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt organizations (except with regard to "unrelated business taxable income"). THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF COMMON SHARES, SERIES B PREFERRED SHARES AND UNITS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER OR WARRANT ISSUANCE, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

 The Merger

  In the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital and SCI, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, SCI will not recognize income, gain or loss upon the consummation of the Merger (assuming that SCI makes the election described under "--Built-in Gain Rules" below). In addition, the Merger will not result in a taxable event to the holders of Common Shares, Series B Preferred Shares and Units. Nonetheless, such opinion is not binding on the IRS nor will it preclude the IRS from adopting a contrary position. Moreover, since no ruling from the IRS will be sought with respect to the federal income tax consequences of the Merger, there can be no complete assurance that the IRS will agree with the conclusions set forth herein. The discussion below assumes that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

  Basis and Holding Period. Immediately following the Closing Date, the assets of the REIT Manager and the Property Manager in the hands of SCI will have the same adjusted tax basis as they had in the hands of the REIT Manager and the Property Manager immediately prior to the Closing Date. The holding period for each of the assets of the REIT Manager and the Property Manager in the hands of SCI following the Closing Date will include the period each asset was held by the REIT Manager and the Property Manager immediately prior to the Closing Date.

  Built-in Gain Rules. Under the "Built-in Gain Rules" of IRS Notice 88-19, 1988-1 C.B. 486, SCI will be subject to a corporate level tax if it disposes of any of the assets acquired from Security Capital in the Merger at any time during the 10-year period beginning on the Closing Date (the "Restriction Period"). This tax would be imposed on SCI at the top regular corporate rate (currently 35%) in effect at the time of the disposition on the excess of (i) the lesser of (a) the fair market value on the Closing Date of the assets disposed of or (b) the selling price of such assets over (ii) SCI's adjusted basis on the Closing Date in such assets (such excess being referred to as the "Built-in Gain"). SCI currently does not intend to dispose of any of the assets acquired in the Merger during the Restriction Period, but there can be no assurance that one or more of such dispositions will not occur. The results described above with respect to the recognition of Built-in Gain assume that SCI will make the appropriate election pursuant to the Built-in Gain Rules or applicable future administrative rules or Treasury regulations. Under the Merger Agreement, SCI has covenanted to make this election.

  Liability for Other Taxes. Pursuant to the Merger Agreement, Security Capital will be responsible for income tax liabilities attributable to the operations of the REIT Manager and the Property Manager through the consummation of the Merger. However, SCI, as successor to the REIT Manager and the Property Manager in the Merger, will be severally liable (together with Security Capital and the members of its "affiliated group" within the meaning of Section 1502 of the Code) for income tax liabilities of Security Capital and the members of its "affiliated group" for periods prior to and including the year in which the consummation of the Merger occurs. Security Capital, however, has agreed to indemnify and hold harmless SCI from and against any income tax liabilities of the REIT Manager and Property Manager for all periods prior to the Closing Date and any income tax liabilities of Security Capital and the members of its "affiliated group." See "The Transaction--The Merger--Terms of the Merger--Indemnification" for a description of this indemnification and the related limitations on it.

  Consequences of the Merger on SCI's Qualification as a REIT. In light of the unique federal income tax requirements applicable to REITs, the Merger could have adverse consequences on SCI's continued qualification as a REIT. In the opinion of Mayer, Brown & Platt, based upon certain representations of Security Capital and SCI, the consummation of the Transaction will not jeopardize the status of SCI as a REIT under the Code.

 The Warrant Issuance

  Receipt of Warrants. Pursuant to the Warrant Issuance: (i) a holder of Common Shares, Series B Preferred Shares or Units will have ordinary income upon receipt of a Warrant pursuant to the Warrant Issuance in an amount equal to the fair market value of the Warrants received on the Warrant Issuance Date, (ii) a holder's tax basis in the Warrants received will equal the fair market value of the Warrants received on the Warrant Issuance Date and (iii) a holder's holding period for the Warrants received will begin on the Warrant Issuance Date. For a discussion of the federal income tax consequences from holding or disposing of the Warrants, see "Federal Income Tax Consequences" in the attached Security Capital Prospectus.

  Fractional Warrants. If a holder of Common Shares, Series B Preferred Shares or Units receives cash in lieu of a fractional Warrant, such holder will recognize gain or loss measured by the difference between the tax basis of such fractional Warrant (i.e. the fair market value of such fractional Warrant on the Warrant Issuance Date) and the amount of cash received. Such gain or loss will constitute capital gain or loss if the holder holds the Warrants as a capital asset on the Warrant Issuance Date, and will be short-term capital gain or loss since the holding period for such fractional Warrants will be less than one year.

  Disposition of Common Shares, Series B Preferred Shares or Units Prior to the Warrant Issuance Record Date. While a holder generally would not recognize ordinary income on the disposition of his or her Common Shares, Series B Preferred Shares or Units, a holder disposing of his or her Common Shares, Series B Preferred

Shares or Units on or after the Closing Date and prior to the Warrant Issuance Record Date may recognize ordinary income in an amount equal to the fair market value of the right of a holder of Common Shares, Series B Preferred Shares or Units to receive the Warrants, measured as of the time of disposition of the Common Shares, Series B Preferred Shares or Units, as the case may be. A holder would not be able to offset any portion of such ordinary income with his or her tax basis in his or her Common Shares, Series B Preferred Shares or Units. To the extent a holder recognizes ordinary income, the amount realized for purposes of calculating capital gain or loss on such disposition will be reduced by the amount of such ordinary income.

  Tax-Exempt Holders. Section 511 of the Code imposes on organizations exempt from federal income tax under Section 501(a) of the Code a tax at corporate income tax rates on such organizations' "unrelated business taxable income." In the opinion of Mayer, Brown & Platt, the receipt by a tax-exempt holder of Common Shares, Series B Preferred Shares or Units of the Warrants pursuant to the Warrant Issuance will be treated as unrelated business taxable income.

  Backup Withholding. Under the backup withholding rules of the Code (which generally impose a 31% withholding tax on certain persons who fail to furnish the information required under the United States tax reporting requirements), a holder of Common Shares, Series B Preferred Shares or Units may be subject to backup withholding with respect to the receipt of the Warrants unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the holder is not currently subject to backup withholding because of a failure to report all dividend and interest income. Any amount withheld under these rules will be credited against the holder's Federal income tax liability.

  Information Reporting. Security Capital is required to report to a holder of Common Shares, Series B Preferred Shares or Units receiving Warrants and the IRS the value of the Warrants received pursuant to the Warrant Issuance on Form 1099-MISC.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

  If the Transaction is consummated, the current officers and employees of the REIT Manager and the Property Manager (except Thomas G. Wattles, who will remain a Managing Director of Security Capital and the Non-Executive Chairman of SCI, and Jeffrey A. Klopf) will become officers and employees of SCI and be compensated for their services by SCI. The following table sets forth the base compensation for the Named Executive Officers who will become employees of SCI and for all executive officers as a group (who will become employees of SCI) for 1996. All compensation for 1996 was paid by Security Capital.

                                                                   OTHER ANNUAL
                   NAME AND TITLE               SALARY     BONUS   COMPENSATION
                   --------------              --------- --------- ------------
      K. Dane Brooksher, Co-Chairman.......... $ 207,000 $ 268,000       0
      Irving F. Lyons, Co-Chairman............   145,000   230,000       0
      Robert J. Watson, Managing Director.....   162,000   125,000       0
      Jeffrey H. Schwartz, Managing Director..   150,000   140,000       0
      John W. Seiple, Senior Vice President...   135,000   165,000       0
      Executive Officers as a group (11
       persons)............................... 1,619,000 1,498,000       0

  For 1997, each Named Executive Officer will remain an employee of the REIT Manager and be compensated by Security Capital until the closing of the Transaction, at which time he will become an employee of SCI and be compensated by SCI. For 1997, each Named Executive Officer will receive a salary and be eligible for a target bonus. The actual amount of the bonus (which may be higher or lower than the target bonus) will be determined by the Compensation Committee at the end of the year and will be based on several factors, including individual performance, SCI's performance, SCI's financial condition, competitive conditions in the real estate industry and recommendations of senior management. SCI will continue the same compensation arrangements for the portion of 1997 in which the Named Executive Officers are employees of SCI. The Named Executive Officers will be paid the following salaries for 1997 and will be eligible for the following target bonuses for 1997:

                         NAME AND TITLE                     SALARY  TARGET BONUS
                         --------------                    -------- ------------
      K. Dane Brooksher, Co-Chairman...................... $250,000   $150,000
      Irving F. Lyons, Co-Chairman........................  250,000    100,000
      Robert J. Watson, Managing Director.................  200,000     80,000
      Jeffrey H. Schwartz, Managing Director..............  200,000     75,000
      John W. Seiple, Senior Vice President...............  200,000     75,000

  In addition, subject to shareholder approval, during 1997 officers of SCI will be granted options to purchase Common Shares. Officers and certain employees of SCI will also be granted the right to purchase Common Shares under the 1997 Incentive Plan. The following table shows the options and shares purchase rights that are expected to be received by (i) the Named Executive Officers, (ii) all executive officers as a group and (iii) all employees, including all officers who are not executive officers, as a group.

                          DOLLAR VALUE         OPTION AWARDS             SHARE AWARDS
                           OF SHARES   ----------------------------- ---------------------
                           SUBJECT TO   NUMBER   EXERCISE EXPIRATION   DOLLAR     NUMBER
     NAME AND TITLE        OPTION(1)   OF SHARES  PRICE      DATE    VALUE(2)(4) OF SHARES
     --------------       ------------ --------- -------- ---------- ----------- ---------
K. Dane Brooksher, Co-
 Chairman...............   $  300,000     (2)      (2)       (3)     $ 6,000,000    (2)
Irving F. Lyons, Co-
 Chairman...............      300,000     (2)      (2)       (3)       6,000,000    (2)
Robert J. Watson,
 Managing Director......      200,000     (2)      (2)       (3)       3,600,000    (2)
Jeffrey H. Schwartz,
 Managing Director......      200,000     (2)      (2)       (3)       3,600,000    (2)
John W. Seiple, Senior
 Vice President.........      200,000     (2)      (2)       (3)       3,000,000    (2)
All Executive Officers
 as a group
 (11 persons)...........    2,168,000     (2)      (2)       (3)      34,200,000    (2)
All employees, including
 all officers who are
 not executive officers,
 as a group
 (210 persons)..........   $5,453,550     (2)      (2)       (3)     $58,875,000    (2)

--------


(1) Non-qualified options with dividend equivalent units and vesting schedule of 25% exercisable on the second anniversary and an additional 25% on each of the third, fourth, and fifth anniversaries of the date of grant.

(2) The exercise price for the options and the purchase price for the share awards will be the price of the Common Shares as of the date the shareholders approve the 1997 Incentive Plan. The number of shares subject to options and share awards will be determined by dividing the aggregate exercise price or aggregate share award by the price of the Common Shares as of the date the shareholders approve the 1997 Incentive Plan.

(3) Ten years from the date on which the shareholders approve the 1997 Incentive Plan.

(4) Includes shares which may be purchased plus matching options for two shares granted with respect to each Common Share purchased.

  In addition to the awards under the 1997 Incentive Plan, options will be granted to 70 officers and certain employees of SCI to purchase an aggregate of $12,295,500 of Class A Shares of Security Capital (based on the exercise price). See "Long-Term Incentive Plan."

  The Board of Trustees will also adopt a 401(k) plan which will permit eligible employees to make pre-tax contributions of up to $9,500 to the plan or such other amount as may be permitted under Code Section 401(k). SCI will match 50% of participants' contributions that do not exceed 6% of their compensation. SCI intends to make such matching contributions in the form of Common Shares. Participants will become vested in the matching contributions 20% per each year of service. Employees of the REIT Manager and Property Manager will be credited for service for the time they were employees of Security Capital.

THE MERGER AGREEMENT

  Pursuant to the Merger Agreement, SCI and Security Capital will take all actions necessary to cause the REIT Manager and the Property Manager to be merged with and into a wholly owned subsidiary of SCI in exchange for Common Shares. The number of Common Shares to be issued to Security Capital was based upon the average closing price of the Common Shares for the five trading days ending on the day prior to the SCI Record Date, subject to the price being within an 11.24% range of the closing price of the Common Shares on March 14, 1997 ($22.25). If the price of the Common Shares on the SCI Record Date was outside of the range, then the number of Common Shares issuable to Security Capital would have been based on the high end ($24.75) or low end ($19.75) of the range, as the case may be. The minimum and maximum number of Common Shares issuable to Security Capital in the Transaction would have been 3,307,904 and 4,145,348, respectively. For a description of the Warrants to be received by holders of Common Shares, Series B Preferred Shares and Units, see "--The Warrant Issuance" above.

  The following is a summary of the Merger Agreement, which is attached as Annex I to this Proxy Statement and Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

  Representations and Warranties. The Merger Agreement contains customary representations and warranties of SCI and Security Capital, including, (i) documents filed with the Commission and the accuracy of the information included or incorporated therein, (ii) the preparation of the financial statements in accordance with GAAP applied on a consistent basis, (iii) the absence of undisclosed liabilities, (iv) the absence of certain material adverse events and (v) the accuracy of the information supplied to the other with respect to the Registration Statement of which this Proxy Statement and Prospectus forms a part.

  Certain Covenants and Agreements. Pursuant to the Merger Agreement, SCI has agreed that, during the period from the date of the Merger Agreement until the Closing Date or the earlier termination of the Merger Agreement, it will, among other things (except as permitted by the Merger Agreement or consented to in writing by Security Capital): (i) conduct its business in the ordinary and usual course of business and consistent with past practice; (ii) not take any action which would jeopardize its status as a REIT under the Code; and
(iii) operate in compliance with the terms and conditions of its Investor Agreement with Security Capital (see""--Investor Agreement").

  Pursuant to the Merger Agreement, Security Capital has agreed that, during the period from the date of the Merger Agreement until the Closing Date or the earlier termination of the Merger Agreement, it will, among other things (except as permitted by the Merger Agreement or consented to in writing by SCI) cause the REIT Manager and the Property Manager to: (i) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice and, as to the REIT Manager, the requirements of the REIT Management Agreement, and as to the Property Manager, the management agreements between SCI and it; (ii) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, capital stock of the REIT Manager or the Property Manager of any class or any debt or equity securities convertible into or exchangeable for such stock or amend or modify the terms and conditions of any of the foregoing; (iii) not (a) incur or become contingently liable with respect to any additional indebtedness for borrowed money, (b) take any action which would jeopardize SCI's status as a REIT under the Code, (c) sell or otherwise dispose of any of its assets, (d) prepay or cause to be prepaid any principal amount outstanding with respect to indebtedness for borrowed money or (e) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (iv) use reasonable efforts to preserve intact its businesses, organization and goodwill, keep available the services of its present officers and employees and preserve the goodwill and business relationships with all lessees, operators, suppliers, distributors, customers and others having business relationships with it and SCI and not engage in any action, directly or indirectly, with the intent to adversely impact the Transaction; (v) confer with one or more representatives of SCI when requested to report on material operational matters and the general status of ongoing operations of their respective businesses; (vi) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering all of their respective insurable assets and businesses in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by nationally recognized insurers; (vii) except as may be required to distribute earnings and profits, not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, or purchase, redeem or otherwise acquire any shares of their capital stock; (viii) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof; (ix) not acquire or agree to acquire any assets that are material, individually or in the aggregate, to either of the REIT Manager or the Property Manager, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice; (x) not adopt or amend in any material respect any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any present or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any present or former director or employee, and not pay any benefit not required by an existing plan, arrangement or agreement, or grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies; (xi) not take any action that would, or is reasonably likely to, result in any of its or SCI's representations and warranties in the Merger Agreement becoming untrue, or in any of the conditions to the Merger not being satisfied; (xii) not pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (a) liabilities or obligations in the ordinary course of business (including for taxes) consistent with past practice or in accordance with their terms as in effect on the date hereof, (b) liabilities reflected or reserved against in, or contemplated by, the financial statements of the REIT Manager and the Property Manager, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other documents, other than as contemplated by the Merger Agreement or in the ordinary course of business consistent with past practice; (xiii) not (a) adopt a plan of complete or partial liquidation, (b) adopt any amendment to its respective charter or bylaws, (c) enter into any contract, agreement or arrangement involving more than $500,000 annually, except for agreements entered into in the ordinary course of business and with prior written consent, (d) authorize or enter into any agreement relating to property management services to be provided by it to a third party property owner on other than customary terms, (e) modify or change in any material respect any existing material agreements, except in the ordinary course and consistent with past practice, (f) engage in any conduct the nature of which is materially different than the business in which it is currently engaged or (g) enter into any agreement providing for acceleration of payment or performance or other consequences as a result of a change of control of it; and (xiv) not authorize any of, or commit or agree to take any of, the foregoing actions set forth in clauses (ii), (iii), and (vii) through
(xiii).

  Pursuant to the Merger Agreement, each of SCI and Security Capital will (i) afford to each other and their respective accountants, counsel, financial advisors and other representatives full access during normal business hours throughout the period prior to the Closing Date to all properties, books, contracts, commitments and records of such party, as appropriate and, during such period, shall furnish promptly to the other, (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the Commission in connection with the transactions contemplated by the Merger Agreement, (b) such other information concerning their respective businesses, properties and personnel which are the subject of the Merger Agreement as shall be reasonably requested and (c) a writing indicating any change or occurrence which may have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of such party; (ii) in the case of Security Capital, file the Registration Statement with the Commission as soon as is reasonably practicable after the date of the Merger Agreement and use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and take any action required to be taken under applicable state blue sky or securities laws; (iii) promptly take such action as is necessary to obtain shareholder approval of the Merger Agreement and the Transaction; (iv) in the case of SCI, use its best efforts to obtain and deliver to Security

Capital certain letters from the principal executive officers, trustees and "affiliates" (as defined under Rule 145 under the Securities Act) agreeing to certain restrictions on resale of Warrants (and the shares of Class B Common Stock issuable upon exercise thereof) received in the Transaction; (v) in the case of Security Capital, use its best efforts to effect, at or before the Closing Date, authorization for quotation or listing on a national securities exchange or interdealer quotation system upon official notice of issuance, the Warrants to be issued in the Warrant Issuance; (vi) cooperate and use its best efforts to take all actions, make all filings, registrations and submissions, and do all things necessary and advisable to consummate the Transaction, including, but not limited to, obtaining all required consents, waivers and approvals from the Commission and any other applicable governmental entity;
(vii) consult with each other prior to issuing any press release or any written public statement with respect to the Merger Agreement or the Transaction and shall not issue any such press release or written public statement prior to review by the other party, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or public statement in violation of any applicable law, rule, regulation or policy of a national securities exchange or interdealer quotation system; (viii) in the case of Security Capital, vote all Common Shares owned by it in favor of approval and adoption of the Merger Agreement and the Transaction, provided, however, that Security Capital will not be obligated to vote any such shares in favor of such matters in the event the Board of Trustees, the Special Committee or the Security Capital Board withdraws, modifies or amends its recommendation to shareholders; (ix) maintain as confidential certain information provided by the other during the negotiation of the Merger Agreement and the Transaction;
(x) in the case of Security Capital, be responsible for amounts to employees who will become employees of SCI for earned but unpaid salary, wages and benefits, and be responsible for, and entitled to the benefit of, any other rents, taxes, fees, charges and income for periods prior to the Closing Date;
(xi) in the case of SCI, make an election in accordance with IRS Notice 88-19, 1988-1 C.B. 486, or any future applicable administrative rules or treasury regulations, to be subject to a corporate level tax on the disposition of any assets acquired in the Merger at any time during the 10-year period beginning on the Closing Date; and (xii) in the case of Security Capital, not sell any Common Shares owned by it for a period of six months following the Closing Date.

  Conditions to the Transaction. The respective obligations of SCI and Security Capital to effect the Transaction are subject to a number of conditions, including, among others: (i) the other party shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and all representations and warranties of such party shall be true and correct in all material respects on and as of the date made and the Closing Date; (ii) the Merger Agreement and the Transaction (including the proposed amendment to the Declaration of Trust) shall have been approved by the shareholders of each of SCI and Security Capital; (iii) the Registration Statement and the registration statement relating to the Concurrent Rights Offering shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding shall have been initiated or threatened by the Commission; (iv) SCI and Security Capital shall have received a study from Arthur Andersen LLP or another nationally recognized independent certified public accounting firm concluding that the accumulated earnings and profits for the REIT Manager and the Property Manager as of December 31, 1996 and the projected earnings and profits of the REIT Manager and the Property Manager for the period beginning January 1, 1997 and ending on the Closing Date are in the aggregate less than $5 million; (v) each of SCI and Security Capital shall have received a favorable opinion of Mayer, Brown & Platt to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code and that each of SCI, the REIT Manager and the Property Manager, and the subsidiary of SCI that shall be the surviving corporation in the Merger will be a party to the reorganization within the meaning of Section 368(b) of the Code; (vi) SCI and Security Capital shall have received (a) an opinion from Mayer, Brown & Platt that the performance of the Merger Agreement will not jeopardize the status of SCI as a REIT under the Code or (b) a favorable ruling from the IRS to the effect that the Warrant Issuance will be respected for federal income tax purposes as a direct issuance of the Warrants by Security Capital to the shareholders of SCI and an opinion from Mayer, Brown & Platt that the performance of the Merger Agreement will not jeopardize the status of SCI as a REIT under the Code;
(vii) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Transaction shall have been issued or taken and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted); (viii) all governmental consents, orders and approvals legally required for the consummation of the Transaction shall have been obtained and be in effect at the Closing Date and such consents, orders and approvals shall have become final; (ix) all material consents from third parties necessary to consummate the Transaction shall have been obtained; (x) the REIT Management Agreement and property management agreement with the Property Manager shall have been cancelled; and (xi) Security Capital shall have forgiven all indebtedness owed to it by the REIT Manager and the Property Manager.

  In addition to the conditions set forth above, the obligations of SCI to effect the Transaction are subject to the following conditions: (i) the receipt by the Special Committee from Goldman Sachs or another investment banking firm satisfactory to the Special Committee, of a written opinion to the effect that, as of the date of this Proxy Statement and Prospectus, the aggregate consideration to be paid and received by SCI and its shareholders pursuant to the Merger Agreement, the Agreement and Plan of Merger and the Warrant Issuance Agreement is fair to SCI and the shareholders of SCI other than Security Capital, which opinion shall not have been withdrawn, revoked or modified; (ii) the receipt by the Special Committee from King & Spalding, special counsel to the Special Committee, of a written opinion as to certain legal matters; (iii) the receipt from Security Capital of the Amended and Restated Investor Agreement described below; (iv) the receipt from Security Capital of the executed Administrative Services Agreement described below; (v) the receipt from Security Capital of the executed License Agreement described below; (vi) the receipt from Security Capital of the executed Protection of Business Agreement described below; (vii) the receipt of a "comfort letter" in form and substance reasonably satisfactory to SCI from the independent certified public accountants of Security Capital; (viii) the Warrants to be issued in connection with the Warrant Issuance shall have been authorized for quotation or listing, upon official notice of issuance, on the national securities exchange or interdealer quotation system, if any, on which the Class B Common Stock is listed or quoted; (ix) no governmental consent, order or approval legally required to consummate the Transaction shall have any terms which, in the reasonable judgment of SCI, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Transaction to SCI; and (x) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Transaction to SCI.

  In addition to the conditions set forth above, the obligations of Security Capital to effect the Transaction are subject to the following conditions: (i) the receipt of letters from affiliates of SCI relating to the restrictions on transferability of the Warrants to be received in the Warrant Issuance pursuant to Rule 145 promulgated under the Securities Act; (ii) the receipt from SCI of the executed Amended and Restated Investor Agreement described below; (iii) the receipt from SCI of the executed Administrative Services Agreement described below; (iv) the receipt from SCI of the executed License Agreement described below; (v) the receipt of a "comfort letter" in form and substance reasonably satisfactory to Security Capital from the independent certified public accountants of SCI; (vi) no governmental consent, order or approval legally required to consummate the Transaction shall have any terms which, in the reasonable judgment of Security Capital, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Transaction to Security Capital; and (vii) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Transaction to Security Capital.

  Termination. The Merger Agreement may be terminated at any time prior to the Closing Date (i) by mutual consent of SCI and Security Capital; (ii) by either of SCI or Security Capital after December 31, 1997 if the Transaction has not been consummated on or before that date (so long as the terminating party has not breached its obligations under the Merger Agreement except for immaterial breaches); (iii) unilaterally by SCI or Security Capital if (a) the other party fails to perform any covenant or agreement in the Merger Agreement in any material respect and does not cure such failure in all material respects within 15 business days after receipt of a written notice of the alleged failure from the other party, (b) the other party fails to fulfill or complete a condition to the obligations of that party (which condition is not waived) by reason of a breach by that party of its obligations in the Merger Agreement or (c) any condition to the obligations of the other party is not satisfied (other than by reason of a breach by that party of its obligations under the Merger Agreement), and it reasonably appears that the condition cannot be satisfied prior to December 31, 1997; (iv) unilaterally by Security Capital if SCI, through the Board of Trustees or the Special Committee, either fails to recommend to SCI shareholders the approval of the Merger Agreement and the Transaction or withdraws, modifies or amends such recommendation; and (v) unilaterally by SCI if Security Capital, through the Security Capital Board, either fails to recommend to Security Capital shareholders the approval of the Merger Agreement and the Transaction or withdraws, modifies or amends such recommendation.

  In the event of termination of the Merger Agreement by either party as provided above, the Merger Agreement will become void and there will be no further obligation on the part of any party or their respective officers and trustees or directors (except as set forth in certain provisions of the Merger Agreement, including the expense reimbursement described under "--Expenses"). However in the event that termination is pursuant to clause (iv) or (v) in the previous paragraph, Security Capital or SCI, as the case may be, shall pay to the other party all of the documented, out-of-pocket expenses incurred by such party after execution of the Merger Agreement in connection with the transactions contemplated thereby.

  Amendment and Waiver. Subject to applicable law, the Merger Agreement may be amended by the written agreement of SCI and Security Capital. However, the Merger Agreement may not be amended in any material respect subsequent to obtaining the approval of the shareholders of SCI and Security Capital. SCI and Security Capital may agree to (a) extend the time for the performance of any of the obligations or other acts of the parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. To the extent that the Merger Agreement is amended in any material respect after the date of this Proxy Statement and Prospectus, or to the extent that any material provisions of the Merger Agreement are waived, SCI will notify shareholders and resolicit their votes in the manner and to the extent required by law.

  Indemnification. Security Capital has agreed to indemnify and hold harmless SCI from and against any losses incurred by SCI as a result of any (i) breach of, or inaccuracy in, any of Security Capital's representations and warranties or other agreements contained in the Merger Agreement, (ii) any breach of, or inaccuracy in, any of SCI's representations and warranties contained in the Merger Agreement other than those relating to the issuance of Common Shares and authority of SCI with respect to the Merger Agreement and (iii) any acts or omissions of either the REIT Manager or Property Manager in their capacities as such prior to the closing of the Merger, but, in the case of clauses (ii) and (iii), only to the extent that such breach, inaccuracy, act or omission arises out of or results from the gross negligence, bad faith or willful misconduct of either the REIT Manager or Property Manager. Security Capital has also agreed to indemnify and hold harmless SCI from and against any income tax liabilities of the REIT Manager and Property Manager for all periods prior to the Closing Date and any income tax liabilities arising pursuant to Treasury Regulation 1.1502-6 or any analogous provision. SCI has agreed to indemnify and hold harmless Security Capital from and against losses incurred by Security Capital as a result of any breach of, or inaccuracy in, SCI's representations and warranties relating to the issuance of Common Shares and authority of SCI with respect to the Merger Agreement. The indemnification obligations of SCI and Security Capital (other than Security Capital's indemnification obligations as to certain tax matters) are subject to a maximum amount of the fair market value (as defined and determined on the SCI Record Date) of the Common Shares issuable to Security Capital in the Transaction. The obligations to indemnify terminate two years after the Closing Date (other than Security Capital's indemnification obligations as to certain tax matters for which the obligation to indemnify terminates upon the expiration of the applicable statute of limitations) and may be invoked only in the event of losses that exceed $250,000, in which event the indemnification will cover all losses (including the initial amount).

INVESTOR AGREEMENT

  Pursuant to an investor agreement (the "Investor Agreement"), between SCI and Security Capital, Security Capital is entitled to designate three persons to be nominated for election to the Board of Trustees. So long as

Security Capital beneficially owns at least 10% of the Common Shares, SCI is prohibited from increasing the number of members of the Board of Trustees to more than seven. Additionally, the Investor Agreement, among other things, requires SCI to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The Investor Agreement also provides certain registration rights to Security Capital in respect of Common Shares beneficially owned by Security Capital.

  As part of the Transaction, SCI and Security Capital will amend and restate the Investor Agreement (as so amended and restated, the "Amended and Restated Investor Agreement"), which will provide that, without first having consulted with the nominees of Security Capital designated in writing, SCI may not seek Board of Trustees approval of (i) SCI's annual budget; (ii) incurring expenses in any year exceeding (a) any line item in the annual budget by the greater of $500,000 or 20% and (b) the total expenses set forth in the annual budget by 15%; (iii) the acquisition or sale of any assets in any single transaction or series of related transactions in the ordinary course of SCI's business where the aggregate purchase price paid or received by SCI exceeds $25 million; and
(iv) entering into any new contract with a service provider (a) for investment management, property management or leasing services or (b) that reasonably contemplates annual contract payments by SCI in excess of $1 million. SCI is under no obligation to accept or comply with any advice offered by Security Capital with respect to the foregoing matters.

  Additionally, so long as Security Capital beneficially owns at least 25% of the Common Shares, Security Capital will have the right to approve the following matters proposed by SCI: (i) the issuance or sale of any Common Shares, (including the grant of any rights, options or warrants to subscribe for or purchase Common Shares or any security convertible into or exchangeable for Common Shares or the issuance or sale of any security convertible into or exchangeable for Common Shares) at a price per share less than the fair market value of a Common Share on the date of such issuance or sale; (ii) the issuance and sale of any disqualified shares (as defined) if, as a result thereof, SCI's Fixed Charge Coverage Ratio (as defined) would be less than 1.4 to 1.0; (iii) the adoption of any employee benefit plan pursuant to which shares of beneficial interest of SCI or any securities convertible into shares of beneficial interest of SCI may be issued and any action with respect to the compensation of the senior officers of SCI (including the granting or award of any bonuses or share-based incentive awards); and (iv) the incurrence of any additional indebtedness (including guarantees and including renegotiations and restructurings of existing indebtedness) if, as a result thereof, SCI's Interest Expense Coverage Ratio (as defined) would be less than 2.0 to 1.0. The restriction referred to in clause (i) above does not apply to (A) the sale or grant of any options to purchase shares of beneficial interest of SCI pursuant to the provisions of any benefit plan approved by the shareholders of SCI, (B) the issuance or sale of shares of beneficial interest upon the exercise of any rights, options or warrants granted, or upon the conversion or exchange of any convertible or exchangeable security issued or sold, prior to the Closing Date or in accordance with the provisions of the Amended and Restated Investor Agreement, (C) the issuance and sale of any shares of beneficial interest of SCI pursuant to any dividend reinvestment and share purchase plan approved by the Board of Trustees or (D) the issuance, grant of distribution of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase shares of beneficial interest of SCI or securities convertible into or exercisable for shares of beneficial interest.

  The Amended and Restated Investor Agreement will also provide that, so long as Security Capital owns at least 10% of the outstanding Common Shares, SCI may not increase the number of persons serving on the Board of Trustees to more than seven. Security Capital also will be entitled to designate one or more persons as trustees of SCI, as follows: (i) so long as Security Capital owns at least 10% but less than 25% of the outstanding Shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding Common Shares, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Board of Trustees as the number of Common Shares beneficially owned by Security Capital bears to the total number of outstanding Common Shares, provided, that Security Capital shall be entitled to designate no more than three persons so long as the Board of Trustees consists of no more than seven members.

  As part of the Amended and Restated Investor Agreement, Security Capital may make employment opportunities with Security Capital or its affiliates available to the officers and employees of SCI. Prior to commencing discussions with a senior officer of SCI about any such opportunity, Security Capital must give the Board of Trustees 14 days' prior written notice.

  In addition, the Amended and Restated Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request at any time, registration of all of Security Capital's Common Shares pursuant to Rule 415 under the Securities Act. Security Capital may request one such registration for every $100 million (based on market value) of Common Shares it owns.

ADMINISTRATIVE SERVICES AGREEMENT

  Upon consummation of the Transaction, SCI and Security Capital will enter into an administrative services agreement (the "Administrative Services Agreement"), pursuant to which Security Capital will provide SCI with certain administrative and other services with respect to certain aspects of SCI's business, as selected from time to time by SCI at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services, plus 20%, subject to a maximum amount of approximately $7.1 million during the initial term of the agreement, of which approximately $2.0 million will apply to the period between closing of the Merger and December 31, 1997 and the remainder will apply to 1998. Cost savings under the Administrative Services Agreement will accrue to SCI. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the Board of Trustees.

LICENSE AGREEMENT

  SCI and Security Capital will enter into a license agreement on the Closing Date (the "License Agreement") pursuant to which Security Capital will grant SCI a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to SCI's right to extend the license for up to two additional five-year periods. As part of the License Agreement, Security Capital will agree that, during the term of the agreement, it will not exercise its rights under the Declaration of Trust to cause SCI to change its name.

PROTECTION OF BUSINESS AGREEMENT

  SCI and Security Capital will enter into a protection of business agreement on the Closing Date (the "Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the REIT Manager and the Property Manager to any entity that owns or operates distribution properties. The Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of SCI. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of SCI and (ii) the percentage of outstanding voting securities of SCI owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the Board of Trustees. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on the third anniversary of the Closing Date.

REIT MANAGEMENT AGREEMENT

  Effective December 1, 1991, SCI entered into an agreement (as amended and restated the "REIT Management Agreement") pursuant to which the REIT Manager assumed the day-to-day management of SCI. The REIT Management Agreement requires SCI to pay a base annual fee of approximately 16% of cash flow as defined in the REIT Management Agreement. Cash flow is calculated by reference to SCI's cash flow from operations, plus (i) fees paid to the REIT Manager,
(ii) extraordinary expenses incurred at the request of the independent trustees of SCI and (iii) 33% of any interest paid by SCI on convertible subordinated debentures (of which there are currently none); and, after deducting actual or assumed regularly scheduled principal and interest payments for long term debt and distributions actually paid with respect to non-convertible preferred shares of beneficial interest, such as the Series A Preferred Shares and the Series C Preferred Shares. The REIT Management fee calculation includes a portion of the interest on convertible debt because of the equity characteristics represented by the conversion feature of such debt. SCI does not currently plan to issue any convertible debt. Cash flow does not include interest and dividend income from SCI Development Services Incorporated, realized gains from dispositions of investments or incomes from cash equivalent investments. The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. Total real estate operating, general and administrative costs will increase due to SCI's larger asset size following each security offering, as well as unforeseen changes which may occur. REIT Management fees paid by SCI will increase if cash flow of SCI, as defined in the REIT Management Agreement, increases, including such increases that may relate to increases in SCI's assets. SCI does not expect its other operating costs and expenses to increase except as a result of inflation, market conditions or other factors over which the REIT Manager has no control. Operating costs for particular items, however, may be increased if they are expected to result in greater decreases in other expenses or increases in revenues from SCI assets. For example, land holding costs and pursuit cost write-offs fluctuate in relation to SCI's acquisition and development activity. SCI is obligated to reimburse the REIT Manager for all expenses incurred by the REIT Manager on behalf of SCI relating to SCI's operations, primarily including third party legal, accounting, property development and similar fees paid on behalf of SCI, and travel expenses incurred in seeking financing, property acquisitions, property development, property sales, attending Board of Trustees and shareholders meetings and similar activities on behalf of SCI. Under the REIT Management Agreement, the REIT Manager or any of its affiliates are not precluded from rendering services to other investors, including other REITs, even if such investors compete with SCI. The REIT Management Agreement is renewable by SCI annually, subject to a determination by the independent Trustees that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of SCI and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on SCI's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases. For the three months ended March 31, 1997 and the year ended December 31, 1996, the REIT Manager earned REIT Management fees totalling $6.6 million and $21.5 million, respectively.

  The REIT Management Agreement will be terminated upon closing of the Merger.

PROPERTY MANAGEMENT

  The Property Manager began providing property management services for certain SCI properties in January 1994. At June 30, 1997, the Property Manager was providing property management services in 30 target market cities and was actively managing 82.0 million square feet, 96.2% of SCI's operating portfolio of 85.3 million square feet. Rates for services performed by the Property Manager range between 1.5% and 3% per annum of property revenues and are subject to annual approval by SCI's independent trustees and are at or below market rates. SCI may terminate the property management agreements on 60 days' notice. During the three months ended March 31, 1997 and the year ended December 31, 1996, SCI paid property management fees and leasing commissions of $3.6 million and $10.1 million to the Property Manager, respectively, and reimbursed the

Property Manager for maintenance recovery expenditures collected from SCI's customers of $506,000 and $1.7 million, respectively.

  The management agreements between SCI and the Property Manager will be terminated upon closing of the Merger.

REGULATORY FILINGS AND APPROVALS

  Pursuant to the Merger Agreement, SCI or Security Capital may terminate the Merger Agreement if (i) any governmental consent, order or approval legally required for the consummation of the Transaction has not been obtained and in effect on the Closing Date or (ii) any governmental consent, order or approval legally required for the consummation of the Transaction shall have any terms, which in the reasonable judgement of either SCI or Security Capital, would materially impair the value of the Transaction to SCI or Security Capital, respectively.

RESTRICTIONS ON SALES BY AFFILIATES

  The Warrants to be issued in the Transaction will be registered under the Securities Act. Such securities will be freely transferable under the Securities Act, except for those issued to any person who may be deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of SCI. Affiliates may not sell their Warrants (or Class B Shares issuable upon exercise thereof) acquired in connection with the Transaction except pursuant to (i) an effective registration statement under the Securities Act covering such securities, (ii) paragraph (d) of Rule 145 or (iii) any other applicable exemption under the Securities Act. SCI has agreed to use its best efforts to procure written agreements ("Affiliate Agreements") from executive officers, trustees and other Affiliates containing appropriate representations and commitments intended to ensure compliance with the Securities Act.

ACCOUNTING TREATMENT

  The Merger will be accounted for as costs incurred in acquiring the management companies from a related party to the extent the fair value of the stock transferred exceeds the historical cost of the tangible assets received.

EXPENSES

  The Merger Agreement provides that, whether or not the Transaction is consummated, all expenses incurred in connection with the Merger Agreement and the Transaction will be paid by the party incurring such expenses; provided, however, that (i) all costs and expenses of the Special Committee (including fees and expenses of counsel and its financial advisors), and all fees and expenses in connection with the filing, printing and distributing the registration statement relating to the Concurrent Rights Offering and this Proxy Statement (not including the Security Capital Prospectus) shall be paid by SCI and (ii) all costs and expenses in connection with filing, printing and distributing the Registration Statement (not including the Proxy Statement) and all fees and expenses in connection with the listing of the Warrants on any national securities exchange or interdealer quotation system shall be paid by Security Capital. See "Expenses of Solicitation."

DISSENTERS' APPRAISAL RIGHTS

  Holders of Common Shares are not entitled to dissenters' appraisal rights in connection with the Transaction.

BOARD RECOMMENDATION

  THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTION AND RECOMMENDS THAT SCI SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTION. The affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve and adopt this proposal.

                  PROPOSAL TO AMEND THE DECLARATION OF TRUST
                                 (PROPOSAL 2)

  The Declaration of Trust contains certain provisions which could prohibit the Transaction from being completed. For example, Article 1, Section 6 of the Declaration of Trust currently restricts SCI from purchasing properties from the REIT Manager, a sponsor of SCI, trustees or affiliates thereof. Other transactions with principal affiliates are also prohibited.

  Since the Board of Trustees has approved the Transaction, the Board of Trustees has determined to amend the Declaration of Trust in order to be able to enter into various obligations contemplated by the Merger Agreement. Therefore, in order to remove any doubt as to the ability of SCI to consummate the Transaction, shareholders are being asked to consider and vote upon the following amendment to the Declaration of Trust.

                   "ARTICLE 10. SECURITY CAPITAL TRANSACTION

  Notwithstanding anything to the contrary contained herein, including, without limitation, the provisions of Article 1 and Article 4 of this Declaration of Trust, the Trust shall be authorized to perform all of its obligations and exercise all of its rights under the terms of that certain Merger and Issuance Agreement, dated as of March 24, 1997, as amended (the "Merger Agreement"), between the Trust and Security Capital Group Incorporated and each of the other agreements and transactions contemplated thereby, including, without limitation, the following agreements (as each of such agreements are defined in the Merger Agreement) and the transactions contemplated by such agreements: (i) Agreement and Plan of Merger; (ii) Third Amended and Restated Investor Agreement; (iii) Administrative Services Agreement; (iv) Protection of Business Agreement; and (v) License Agreement."

  THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE DECLARATION OF TRUST. The affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve and adopt this proposal.

                           LONG-TERM INCENTIVE PLAN
                                 (PROPOSAL 3)

 General

  The Board of Trustees has adopted, subject to shareholder approval, the 1997 Incentive Plan which contains the following terms and conditions. A copy of the 1997 Incentive Plan is attached to this Proxy Statement and Prospectus as Annex II and is incorporated herein by reference. The number of Common Shares which may be awarded under the 1997 Incentive Plan may not exceed 9,600,000 Common Shares in the aggregate and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. Common Shares issued under the 1997 Incentive Plan may be authorized and unissued shares, or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the 1997 Incentive Plan, the number or type of shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The 1997 Incentive Plan authorizes the establishment of one or more option programs and share purchase programs and authorizes the award of share grants (any of which may be subject to restrictions). All employees of SCI or any of its affiliates are eligible to participate in the 1997 Incentive Plan. The Compensation Committee of the Board of Trustees of SCI (the "Compensation Committee") will administer the 1997 Incentive Plan. Subject to the terms of the 1997 Incentive Plan, the Compensation Committee determines which employees shall be eligible to receive awards under the 1997 Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards. Non-employee trustees of SCI are not eligible to participate in the 1997 Incentive Plan.

  Options awarded under the 1997 Incentive Plan may be either incentive share options which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified share options which are not intended to satisfy Section 422 of the Code. Options become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Compensation Committee deems appropriate. Options expire on the date determined by the Compensation Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement or
(iii) the three month anniversary of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine. The 1997 Incentive Plan provides generally that participants who are awarded options will also receive dividend equivalent units with respect to the options. The dividend equivalent units will be subject to the same vesting schedule as the options and will be payable when the options are exercised, unless the participant elects to defer receipt, or expire. Generally, each participant will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share that is in excess of the S&P 500 average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the participant's outstanding options that were granted with dividend equivalent units. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Common Shares at the rate of one Common Share per dividend equivalent unit.

  The 1997 Incentive Plan provides that the Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of shares and the performance measures and periods shall be established by the Compensation Committee at the time the award is made, provided that any performance period shall be at least one year.

 Non-Qualified Options

  The Compensation Committee may grant non-qualified options to acquire Common Shares. Concurrently with the consummation of the Transaction, the Named Executive Officers and certain other officers of SCI will be granted options to purchase Common Shares at the closing price of Common Shares on the date the 1997 Incentive Plan is approved by shareholders. The options will become exercisable 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant and expire ten years after the date of grant. The participants have no rights as shareholders with respect to the shares subject to his or her options until the option is exercised. No income will be recognized by a participant at the time the options or the dividend equivalent units are granted. The exercise of a non-qualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option price. Receipt of a dividend equivalent unit by the participant is generally a taxable event that requires the participant to recognize, as ordinary income, the fair market value of the shares at the time of receipt. SCI ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option and payment of dividend equivalent units. The amount of the deduction is equal to the ordinary income recognized by a participant. SCI has adopted the provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") "Accounting for Stock Based Compensation." Under the provisions of this statement, SCI will continue to account for its share options under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

 Share Purchase Program

  Concurrently with the consummation of the Transaction, SCI will permit the Named Executive Officers and certain other officers and employees to purchase up to a total of $31,025,000 of Common Shares at the closing price of the Common Shares on the date the 1997 Incentive Plan is approved by shareholders with two matching options for each share purchased. Each matching option shall have an exercise price equal to the closing price of a Common Share on the date the 1997 Incentive Plan is approved by shareholders. No dividend equivalent units will be issued with respect to such matching options. The share purchases are expected to provide for a one-year restricted period during which the participants may not, while employed, sell the purchased shares. If a participant leaves the employ of SCI prior to the end of the restricted period, SCI has the right to repurchase the shares at the fair market value of such shares at the time the participant's employment is terminated. At the end of the restricted period, the participant will own the shares without further restriction. However, if the participant sells the restricted shares after the end of the restricted period, the participant's matching options may be adversely affected. SCI will make loans for up to 95% of the purchase price available to participants. Each loan will be fully recourse to the participant and be secured by the purchased shares. Each loan will have a 10 year term and have an interest rate which is equal to the lower of 6% or the dividend yield of a Common Share, determined based on the purchase date fair market value of a Common Share. The loan will become due and payable (i) immediately upon sale of the purchased shares or SCI's termination of the participant's employment for cause, (ii) 90 days following the participant's termination of employment with SCI for any reason other than death, disability, retirement or following a change in control of SCI, (iii) 180 days following SCI's termination of the participant's employment following a change in control or (iv) 365 days following the participant's termination of employment with SCI by reason of death, disability or retirement.

 New Plan Benefits

  The following table shows the benefits that are expected to be received by
(i) the Named Executive Officers, (ii) all executive officers as a group and
(iii) all employees, including all officers who are not executive officers, as a group.

                          DOLLAR VALUE         OPTION AWARDS             SHARE AWARDS
                           OF SHARES   ----------------------------- ---------------------
                           SUBJECT TO   NUMBER   EXERCISE EXPIRATION   DOLLAR     NUMBER
     NAME AND TITLE        OPTION(1)   OF SHARES  PRICE      DATE    VALUE(2)(4) OF SHARES
     --------------       ------------ --------- -------- ---------- ----------- ---------
K. Dane Brooksher, Co-
 Chairman...............   $  300,000     (2)      (2)       (3)     $ 6,000,000    (2)
Irving F. Lyons, Co-
 Chairman...............      300,000     (2)      (2)       (3)       6,000,000    (2)
Robert J. Watson,
 Managing Director......      200,000     (2)      (2)       (3)       3,600,000    (2)
Jeffrey H. Schwartz,
 Managing Director......      200,000     (2)      (2)       (3)       3,600,000    (2)
John W. Seiple, Senior
 Vice President.........      200,000     (2)      (2)       (3)       3,000,000    (2)
All Executive Officers
 as a group
 (11 persons)...........    2,168,000     (2)      (2)       (3)      34,200,000    (2)
All employees, including
 all officers who are
 not executive officers,
 as a group
 (210 persons)..........   $5,453,550     (2)      (2)       (3)     $58,875,000    (2)

--------
(1) Non-qualified options with dividend equivalent units and vesting schedule of 25% exercisable on the second anniversary and an additional 25% on each of the third, fourth, and fifth anniversaries of the date of grant.
(2) The exercise price for the options and the purchase price for the share awards will be the price of the Common Shares as of the date the shareholders approve the 1997 Incentive Plan. The number of shares subject to options and share awards will be determined by dividing the aggregate exercise price or aggregate share award by the price of the Common Shares as of the date the shareholders approve the 1997 Incentive Plan.
(3) Ten years from the date on which the shareholders approve the 1997 Incentive Plan.
(4) Includes shares which may be purchased plus matching options for two shares granted with respect to each Common Share purchased.

  In addition to the awards under the 1997 Incentive Plan, options will be granted to 70 officers and certain employees of SCI to purchase an aggregate of $12,295,500 of Class A Shares of Security Capital (based on the exercise price). The options will be granted in December 1997 at an exercise price per Class A Share equal to the fair market value of the Class A Shares on the date of grant, will become exercisable 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant. Such options will continue to vest so long as such officers remain employees of SCI and will expire not later than the earliest to occur of the tenth anniversary of the grant date, the first anniversary of the participant's termination of employment by reason of death, disability or retirement or the three month anniversary of the participant's termination of employment for any other reason. In addition, all officers of SCI who hold options to purchase Class A Shares of Security Capital will continue to hold such options after the Merger. Such options will continue to vest and be exercisable by such officers in accordance with the existing vesting schedule. If any officer leaves the employ of SCI, such options will cease to vest and, if vested, must be exercised within the periods described above.

  THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 INCENTIVE PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required to approve this proposal.

                              THE SPECIAL MEETING

PURPOSE OF THE MEETING

  At the Special Meeting, the holders of Common Shares will be asked to (i) consider and vote upon a proposal to approve and adopt the Merger Agreement and the Transaction, (ii) consider and vote upon the amendment to the Declaration of Trust necessary to consummate the Transaction and (iii) consider and vote upon the approval of the 1997 Incentive Plan. A copy of the Merger Agreement is attached hereto as Annex I, a copy of the 1997 Incentive Plan is attached hereto as Annex II and a copy of the Security Capital Prospectus is attached hereto as Appendix A, each of which is incorporated herein by reference.

DATE, TIME AND PLACE; RECORD DATE

  The Special Meeting is scheduled to be held at      a.m., local time, on
          , September   , 1997, at           . The Board of Trustees has fixed
the close of business on August   , 1997 as the record date for the
determination of holders of Common Shares entitled to notice of and to vote at the Special Meeting. On June 30, 1997, there were 97,760,595 Common Shares outstanding and SCI had approximately 1,030 record holders. As of June 30, 1997, Security Capital and SCI's trustees and executive officers beneficially owned an aggregate of 43,472,319 Common Shares or approximately 44% of the outstanding Common Shares. Security Capital has agreed, subject to certain conditions, and each of such other persons has indicated his or her intent, to vote his or her Common Shares in favor of the Merger Agreement and the Transaction as well as in favor of the amendment to the Declaration of Trust and the approval of the 1997 Incentive Plan.

  Registered owners of Common Shares who plan to attend the Special Meeting in person, must detach and retain the admission ticket which is attached to the proxy card. Beneficial owners of Common Shares who plan to attend the Special Meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Assistant Secretary, Security Capital Industrial Trust, 14100 East 35th Place, Aurora, Colorado 80011. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admission counter at the Special Meeting.

VOTING RIGHTS

  The Declaration of Trust provides that any amendments require the affirmative vote of a majority of the outstanding Common Shares. Because an amendment of the Declaration of Trust is required to consummate the Transaction, the Board of Trustees has also conditioned the Transaction on the approval by the holders of at least a majority of the outstanding Common Shares. Therefore, assuming the existence of a quorum, the affirmative vote of the holders of at least a majority of the outstanding Common Shares is required to approve the Merger Agreement and the Transaction and the amendment to the Declaration of Trust. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the 1997 Incentive Plan. Holders of record of Common Shares on the SCI Record Date are entitled to one vote per Common Share at the Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Special Meeting.

  If a shareholder attends the Special Meeting, he or she may vote by ballot. However, since many shareholders may be unable to attend the Special Meeting, the Board of Trustees is soliciting proxies so that each holder of Common Shares on the SCI Record Date has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned properly signed and dated, the Common Shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not return a signed proxy card, his or her Common Shares will not be voted and thus will have the effect of a vote against the amendment to the Declaration of Trust and the Merger Agreement and the Transaction, but will have no effect on the proposal to approve the 1997 Incentive Plan. Similarly, broker non-votes and abstentions have the effect of a vote against the amendment to the Declaration of Trust and the Merger Agreement and the Transaction, but will have no effect on the proposal to approve the 1997 Incentive Plan. Shareholders are urged to mark the box on the proxy card to indicate how their Common Shares are to be voted. If a shareholder returns a signed proxy card, but does not indicate how his or her Common Shares are to be voted, the Common Shares represented by the proxy card will be voted "FOR" approval and adoption of the amendment to the Declaration of Trust, for the Merger Agreement and the Transaction and for the approval of the 1997 Incentive Plan. The proxy card also confers discretionary authority on the individuals appointed by the Board of Trustees and named on the proxy card to vote the Common Shares represented thereby on any other matter that is properly presented for action at the Special Meeting. Such discretionary authority will not be used to vote for adjournment of the Special Meeting to permit further solicitation of proxies if the shareholder votes against any proposal.

  Any SCI shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of SCI at 14100 East 35th Place, Aurora, Colorado 80011, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

OTHER MATTERS

  SCI is not aware of any business or matter other than those indicated above which may be properly presented at the Special Meeting. If, however, any other matter properly comes before the Special Meeting, the proxy holders will vote thereon in their discretion.

                          INFORMATION CONCERNING SCI

REIT MANAGEMENT

  The REIT Manager provides SCI with strategic and day-to-day management, research, investment analysis, acquisition and due diligence, development, marketing, asset management, capital markets, disposition of assets, management information systems support and legal and accounting services, all of which are included in the REIT management fee. Hence, SCI depends upon the quality of the management provided by the REIT Manager. SCI currently has no employees. SCI believes that its relationship with the REIT Manager provides SCI with access to high quality and depth of management personnel and resources, savings from a dedicated capital markets group, and access to centralized research, information systems, accounting and legal support.

  Security Capital, the owner of the REIT Manager, has a substantial shareholder interest in SCI, creating commonality of interest with SCI's shareholders, and the REIT Management Agreement requires approval of the independent trustees for transactions between SCI and the REIT Manager and its affiliates. Furthermore, the REIT Manager provides all of its services for one fee, and an affiliate provides property management services at or below market rates in a competitive environment. The REIT Manager does not receive additional fees for investment banking, financing or similar services.

  SCI believes that the quality of management should be assessed in light of the following factors:

  Management Depth/Succession. SCI believes that management should have several senior executives with the leadership, operational, investment and financial skills and experience to oversee the entire operations of the REIT. SCI believes that several of its senior officers could serve as the principal executive officer and continue SCI's performance. See "--Directors, Trustees and Officers of SCI and the REIT Manager" below.

  Strategic Vision. SCI believes that management should have the strategic vision to determine an investment focus which provides favorable initial yields and long-term growth prospects. The REIT Manager has demonstrated its strategic vision by focusing SCI on building an international light manufacturing distribution asset base at prices significantly below replacement cost and a land inventory at attractive prices. In addition, the REIT Manager differentiated SCI from its competition by positioning SCI, through the SCI International Operating System(TM), as the first international operating company that was able to address and service a corporate customer's distribution space requirements on an international, national, regional and local basis. The REIT Manager also focuses SCI on selected distribution markets where demographic and supply factors have permitted high occupancies at increasing rents, conditions which are consistent with the long term demographic forecast for SCI's target market cities.

  Research Capability. SCI believes that management should have the means for researching markets to determine appropriate investment opportunities. SCI divides its target market cities into numerous submarkets for analysis purposes. The REIT Manager and its affiliate, Security Capital Real Estate Research Group Incorporated ("Security Capital Real Estate Research"), devote substantial time to research, on a submarket-by-submarket basis, under the supervision of the Managing Directors of the REIT Manager; hence, the REIT Manager's research has supplemented SCI's strategic focus and investment program.

  Investment Committee Process. SCI believes that investment committees should provide discipline and guidance to the investment activities of the REIT in order to achieve its investment goals. The members of the REIT Manager's investment committee have a combined 169 years experience in the real estate industry. See "--Directors, Trustees and Officers of SCI and the REIT Manager" below. The investment committee receives detailed written analyses and research, in a standardized format, from the REIT Manager's acquisition personnel and evaluates all prospective investments pursuant to uniform underwriting criteria prior to submission of investment recommendations to the investment committee of the Board of Trustees. The quality of the REIT Manager's investment committee process is evident from the ability of SCI to achieve its investment goals, generally realizing its projected initial returns and growth from distribution property investments.

  Acquisitions Capability/Due Diligence Process. SCI believes that management should have experienced senior personnel dedicated to acquiring investments and performing intelligent and thorough due diligence. The REIT Manager has 18 full time acquisition and due diligence professionals and has developed uniform systems and procedures for due diligence. The REIT Manager's acquisition and due diligence personnel have screened and selected a large volume of successful investments.

  Development Capability. SCI believes that by internally developing projects, management can capture for the REIT the value which normally escapes through sales premiums paid to successful developers. The REIT Manager's 40 development professionals have substantial development and redevelopment experience, as described in "--Directors, Trustees and Officers of SCI and the REIT Manager" below. As of June 30, 1997, the REIT Manager was developing 7.2 million square feet of distribution space for SCI, with a total budgeted cost of $270.0 million. The REIT Manager has engaged in substantial development on behalf of SCI at attractive yields which have exceeded projections and believes that development will provide growth when the market for acquisitions becomes less favorable. The REIT Manager has commenced development on behalf of SCI of 68 master-planned parks in 32 target market cities. As importantly, as of June 30, 1997, SCI owned 1,374 acres of additional land and had fixed price options and rights of first refusal to acquire 515 acres and 36 acres, respectively, which in the aggregate will permit the development of approximately 33.9 million square feet of additional distribution space in 33 target cities. Also, as of June 30, 1997, SCI had an additional 773 acres under letter of intent or contingent contract, subject to completion of due diligence, which will permit the development of approximately 11.7 million square feet of additional distribution space.

  Capital Markets Capability. SCI believes that management must be able to effectively raise equity and debt capital for the REIT in order for the REIT to achieve growth through investment. The REIT Manager has successfully arranged funding for SCI's investment program, including SCI's initial public offering in March 1994, following which SCI commenced trading on the NYSE.

  Operating Capability. SCI believes that management can substantially improve Funds from Operations by actively and effectively managing assets. The REIT Manager conceived of and developed the SCI International Operating System(TM) to effectively operate SCI's business and provide customers with an exceptional level of coordinated, comprehensive services. In addition, the Property Manager provides a high level of property management services to customers. Through the SCI International Operating System(TM), the REIT Manager controls and effectively administers the management of SCI's distribution portfolio.

  Communications/Shareholder Relations Capability. SCI believes that a REIT's success in capital markets and asset acquisition activities can be enhanced by management's ability to effectively communicate the REIT's strategy and performance to investors, sellers of property and the financial media. The REIT Manager provides at its expense full time personnel who prepare informational materials for and conduct periodic meetings with the investment community and analysts.

  SCI believes that successfully combining the foregoing attributes significantly enhances a REIT's ability to increase cash flow and its market valuation. SCI's cash flow from operating activities and market valuation have increased under the REIT Manager's administration.

DIRECTORS, TRUSTEES AND OFFICERS OF SCI AND THE REIT MANAGER

  Upon consummation of the Transaction, each of the persons discussed below will become officers or trustees of SCI and be compensated for such services by SCI (other than Messrs. Wattles and Klopf who will be compensated by Security Capital). Members of the REIT Manager's investment committee are designated by an asterisk (*).

 Trustees of SCI and Directors of the REIT Manager

  *K. DANE BROOKSHER--58--Mr. Brooksher was elected as a Trustee in October of 1993 and as Co-Chairman and Chief Operating Officer of SCI and the REIT Manager in November 1993, and is a Director of the REIT Manager. Prior thereto, Mr. Brooksher was Area Managing Partner and Chicago Office Managing Partner of KPMG Peat Marwick, independent public accountants, where he served on the Board of Directors and Management Committee and as International Development Partner for Belgium and the Netherlands. Mr. Brooksher's term as Trustee expires in 1999.

  STEPHEN L. FEINBERG--52--Mr. Feinberg was elected as a Trustee in January 1993. Since 1970, he has been Chairman of the Board and Chief Executive Officer of Dorsar Investment Co., a diversified holding company with interests in real estate, manufacturing and venture capital. Mr. Feinberg is also a director of Continental Transmission Corporation (private investment company), Harvill Press Limited and Feinberg Foundation, Inc. and a former director of Farrar, Strauss and Giroux, Inc. (private publishing company). Mr. Feinberg is currently Chairman of the Board of Visitors and Governors of St. John's College and a director of other charitable organizations. Mr. Feinberg's term as Trustee expires in 1998.

  DONALD P. JACOBS--69--Mr. Jacobs was appointed a Trustee in February 1996. Mr. Jacobs has been a member of the J.L. Kellogg Graduate School of Management of Northwestern University since 1957, and Dean since 1975. Mr. Jacobs is Chairman of the Public Review Board of Andersen Worldwide and a member of the

Board of Directors of Commonwealth Edison, First National Bank of Chicago, Hartmarx Corporation, Unocal Corporation, and Whitman Industries. From 1990 to 1992, Mr. Jacobs was Chairman of the Advisory Committee of the Oversight Board of the Resolution Trust Corporation for the third region; from 1975 to 1979, Chairman of the Board of AMTRAK; from 1970 to 1971, Co-Staff Director of the Presidential Commission on Financial Structure and Regulation; from 1963 to 1964, Senior Economist for the Banking and Currency Committee of the U.S. House of Representatives. Mr. Jacobs' term as Trustee expires in 1998.

  JOHN T. KELLEY--56--Advisory Trustee of SCI; Trustee of PTR, a REIT affiliated with Security Capital; Chairman of Pacific Retail Trust (ownership and development of infill retail properties in the southwestern United States); from 1987 to 1991, Chairman of the Board, Kelley-Harris Company, Inc., El Paso, Texas (real estate investment company); from 1968 to 1987, Managing Director, LaSalle Partners Limited, Chicago, Illinois (corporate real estate services). Mr. Kelley is also a director of Security Capital and Tri State Media.

  *IRVING F. LYONS, III--47--Mr. Lyons was elected as a Trustee in March 1996 and as Co-Chairman and Chief Investment Officer of SCI and the REIT Manager in March 1997 and is a Director of the REIT Manager; from December 1993 to March 1997, Managing Director of SCI and the REIT Manager, where he was responsible for the Pacific region of the United States. Prior thereto, Mr. Lyons was the Managing Partner of King & Lyons (a San Francisco Bay Area industrial real estate development and management company) since its inception in 1979, where he was responsible for supervising development, asset management and day-to-day activities. Mr. Lyons has been involved in the development of over 3.5 million square feet of industrial space in the San Francisco Bay Area. Prior to forming King & Lyons, Mr. Lyons spent five years as a Vice President of Wells Fargo Mortgage Company. Mr. Lyons' term as Trustee expires in 1997.

  WILLIAM G. MYERS--70--Mr. Myers was elected as a Trustee in January 1995. He is also a Trustee of PTR, a REIT affiliated with Security Capital; Chief Executive Officer of Ojai Ranch and Investment Company, Inc., Santa Barbara, California, which he founded in 1963 (agri-business and other investments); director, Idetek, Inc., Sunnyvale, California (food diagnostic start-up company). Mr. Myers' term as Trustee expires in 1997.

  JOHN E. ROBSON--67--Mr. Robson was appointed a Trustee as of April 1, 1994. Since October 1993, Mr. Robson has served as Senior Advisor of Robertson, Stephens & Co., a San Francisco-based investment banking company. From 1989 to 1992, Mr. Robson served as Deputy Secretary of the United States Treasury. From 1986 to 1989, Mr. Robson was Dean and Professor of Management, Emory University School of Business Administration. From 1977 to 1985, he served as President and Chief Executive Officer and as Executive Vice President of G.D. Searle & Co. (pharmaceutical and consumer products). Mr. Robson is currently a director of Calgene Inc. (agricultural products), Northrop Grumman Corporation (aerospace) and Monsanto Company. Mr. Robson's term as Trustee expires in 1997.

  *THOMAS G. WATTLES--45--Mr. Wattles was elected as a Trustee in January 1993 and as Non-Executive Chairman of SCI in March 1997; he was a Director of SCI's predecessor since its formation in June 1991 and Director of the REIT Manager; prior thereto Co-Chairman and Chief Investment Officer of SCI and the REIT Manager from November 1993 to March 1997; Managing Director of Security Capital since March 1991. From January 1991 to December 1992, Mr. Wattles served as Managing Director of Security Capital Pacific Incorporated, the REIT Manager for PTR; from July 1989 to December 1990, Managing Partner of Stanwich Advisors Incorporated (real estate advisory and development services); and from July 1985 to June 1989, Senior Vice President of Property Finance Group of LaSalle Partners Limited (corporate real estate services). Mr. Wattles' term as Trustee expires in 1999.

  *JEFFREY H. SCHWARTZ--38--Director of the REIT Manager; Managing Director of the REIT Manager since October 1994, where he has had overall responsibility for international operations since December 1996, and Managing Director of SCI; prior thereto, Mr. Schwartz was a founder and managing partner of The Krauss/Schwartz Company, one of the largest industrial real estate developers in Florida; from April 1986 to October 1988, Mr. Schwartz was a Partner at Anderson Properties in Atlanta, Georgia.

  *ROBERT J. WATSON--47--Director of the REIT Manager; Managing Director of the REIT Manager since November 1992, where he has overall responsibility for national development and asset optimization activities, and Managing Director of SCI; from April 1991 to November 1992, private consultant in the real estate industry; from June 1977 to April 1991, with Trammell Crow Commercial Company, a real estate development and management company, in Denver, Colorado where his last position held was Regional Partner and was a member of that firm's Management Board. As Regional Partner, Mr. Watson was responsible for Trammell Crow Commercial Company's commercial/industrial development, leasing and management activities in both the intermountain and the southwestern United States. In his position prior to affiliation with the REIT Manager, Mr. Watson was responsible for over $1 billion in assets and developed over 3.5 million square feet of industrial and other commercial space.

 Other Officers

  ROBERT O. ALTER--37--Vice President of the REIT Manager since August 1995, where he has responsibility for coordinating build-to-suits in the Southeast region, and Vice President of SCI; from August 1992 to August 1995, Managing Director of Faison in Tampa, Florida; from May 1989 to August 1992, Director with Oxford Properties Florida, Inc., also in Tampa.

  GARY E. ANDERSON--31--Vice President of the REIT Manager since September 1996, where he has been responsible for investment opportunities in Mexico since December 1996, and Vice President of SCI; prior thereto, from August 1995 to December 1996, responsible for research on special investment opportunities and from August 1994 to August 1995, a member of the Management Development Program; in June 1994, Mr. Anderson received his M.B.A. from the Anderson Graduate School of Management at UCLA; from October 1988 to June 1992, Project Manager with Spancrete of California, a construction company in Irwindale, California.

  *NED K. ANDERSON--50--Senior Vice President of the REIT Manager since December 1993, where he has responsibility for the Pacific region of the United States, and Senior Vice President of SCI; from November 1983 to December 1993, he was a partner at King & Lyons, where he directed the development, leasing and management of the 250 acre Bayside Business Park in Fremont, where King & Lyons developed approximately 1.5 million square feet of buildings, which are occupied by approximately 130 tenants. He also helped oversee King & Lyons East Bay properties, which total 2.5 million square feet of buildings; prior thereto, Mr. Anderson was a Vice President of Wells Fargo Realty Finance.

  GREGORY J. ARNOLD--42--Vice President of the REIT Manager since January 1996, where he is a member of the National Services Group and Vice President of SCI; from January 1995 to September 1995, Project Executive and General Manager for ROI Realty Services, Inc.; from November 1985 to January 1995, Equity Vice President and Senior Leasing Specialist at LaSalle Partners in Washington, D.C., where he was responsible for management and leasing of a 170,000 square feet office building and redeveloping a Class C property through renovation, marketing, communication and a tenant retention program.

  STEVEN E. BARTHEL--34--Vice President of the REIT Manager since March 1997, where he has had Project Manager responsibilities for the New Jersey I-95 Corridor since December 1996, and Vice President of SCI; prior thereto, Mr. Barthel acted as an independent consultant providing construction management services from February 1996 to November 1996; from June 1992 to February 1996, Project Manager with Matrix Development Group, Inc. in Cranbury, NJ, where he was responsible for development of office and distribution centers; from February 1987 to May 1992, Project Manager with Olympia and York, a real estate development company in London, England and New York, New York.

  CLAUDE A. BILLINGS--56--Vice President of the REIT Manager since January 1994, where he is a member of the National Services Group, and Vice President of SCI; from March 1991 to February 1994, Senior Vice President and Regional Manager of the Staubach Company, a Dallas, Texas corporate real estate service firm; from March 1989 to March 1991, Vice President of the Leasing and Equity Departments for Walker & Dunlop, Inc.; prior thereto, Vice President of the Investment Properties Division of J.E. Robert Companies; for five years during the mid-1980s, Mr. Billings was a Vice President with LaSalle Partners Limited, where he acquired, financed and marketed income-producing real estate assets.

  LESLIE R. BOUDWIN--42--Vice President of the REIT Manager since March 1997, where he has had Market Officer responsibilities for the Seattle area since April 1996, and Vice President of SCI; prior thereto, from June 1985 to March 1996, Mr. Boudwin was a member of the Industrial/Technology Group at Cushman & Wakefield of Washington, Inc., where he specialized in the sale and leasing of industrial properties.

  ERIC D. BROWN--36--Vice President of the REIT Manager since December 1996, where he is the Regional Property Manager for the Central region, and Vice President of SCI; Mr. Brown has been Vice President of the Property Manager since January 1995 where he had property management responsibilities for Austin, Brownsville, El Paso and San Antonio since May 1994; prior thereto from May 1993 to April 1994, Vice President and partner of Crow-Barshop Properties, Inc., a property management, development and brokerage firm in San Antonio, Texas, where he was responsible for property management and daily operations of the firm; from January 1991 to April 1993, Director of Asset Management for Crow-Barshop Properties, Inc.

  MARK R. CASHMAN--37--Vice President of the REIT Manager since November 1995, where he has Market Officer responsibilities for Dallas, Texas, and Vice President of SCI; prior thereto, Vice President of PTR since January 1995, where he was a member of the asset management group; from September 1992 to January 1995, First Vice President/Portfolio Manager with First Nationwide Financial Corporation in Los Angeles, California, where he was responsible for the property management department holdings throughout the western United States; from May 1990 to September 1992, Vice President/Senior Asset Manager with American Real Estate Group in Irvine, California.

  LISA M. CERNY--33--Vice President of the REIT Manager since June 1995, where she is controller for the National Development Group and has provided accounting services since October 1993, and Vice President of SCI; from January 1988 to June 1993, Director of Corporate Services and Portfolio Manager with The Koll Company in Newport Beach, California, where she managed corporate financial services. Ms. Cerny is a Certified Public Accountant.

  JAMES D. COCHRAN--36--Vice President of the REIT Manager since March 1994, where he has Market Officer responsibilities for Denver, Colorado and Kansas City, Kansas, and Vice President of SCI; from August 1988 to March 1994, Vice President for TCW Realty Advisors, where he was responsible for industrial acquisitions in southern California; from September 1984 to August 1987, Associate with Economics Research Associates, where he performed market and financial feasibility studies for a wide variety of land use development projects.

  PAUL C. CONGLETON--42--Vice President of the REIT Manager since January 1995, where he has Market Officer responsibilities for Houston and Austin, Texas, and Vice President of SCI; from October 1990 to December 1994, Principal with Overland Company, a property management, development and investment services firm in Tucson, Arizona; from March 1985 to October 1990 Partner with Trammell Crow Company in Tucson, Arizona.

  R. STAN CONWAY, JR.--33--Vice President of the REIT Manager since November 1994, where he has Market Officer responsibilities for Atlanta, Georgia, and Vice President of SCI; from October 1989 to October 1994, Vice President of Marketing for Bullock, Terrell and Mannelly; from April 1987 to October 1989, Vice President of Industrial Sales for Royal LePage.

  MICHAEL S. CURLESS--33--Vice President of the REIT Manager since August 1995, where he has Market Officer responsibilities for Indianapolis, and Vice President of SCI; from June 1989 to August 1995, Marketing Director with Trammell Crow Company, where he was responsible for the development and marketing of industrial projects; from July 1986 to July 1987, Financial Analyst with General Electric.

  DAVID B. DANIEL--30--Vice President of the REIT Manager since June 1996, where he has been a member of the due diligence team since April 1995, and Vice President of SCI; from February 1994 to April 1995, Senior Underwriter with Remsen Partners Ltd. in New York, New York, where he was involved in all phases of a loan origination and securitization program; from May 1992 to February 1994, Associate Consultant with Kenneth Leventhal & Co. in Houston, Texas and New York, New York, where he performed due diligence and evaluation on a variety of real estate transactions.

  MARK H. DEGNER--35--Vice President of the REIT Manager since April 1994, where he is responsible for portfolio acquisitions and dispositions, and Vice President of SCI; from October 1988 to April 1994, Manager for the Hahn Company in San Diego, California, where he was Manager of Development and Acquisitions, Corporate Development and most recently, Dispositions.

  WILLIAM H. EAGER--56--Vice President of the REIT Manager since June 1996, where he is a member of the National Services Group and Vice President of SCI; from June 1976 to June 1996, Mr. Eager was a First Vice President of CB Commercial where he was involved in over $350 million of industrial real estate transactions; prior thereto, Mr. Eager was an account executive and assistant to the president of Leo Burnett Advertising from September 1968 to June 1976 where he was active in developing marketing and advertising strategies.

  FRANK H. FALLON--35--Vice President of the REIT Manager since January 1995, where he has Market Officer responsibilities in Memphis, Nashville and Chattanooga, Tennessee, and Vice President of SCI; prior to joining SCI, Mr. Fallon was with Trammell Crow Company from March 1987 to December 1994, where he was responsible for leasing, management, acquisition and disposition of industrial properties in the Dallas/Fort Worth, Texas area.

  GABE L. FINKE--31--Vice President of the REIT Manager since September 1996, where he is responsible for research on international investment opportunities, and Vice President of SCI; prior thereto, Mr. Finke was a member of the land acquisitions group from September 1995 to December 1996 and a member of the Management Development Program from July 1994 to August 1995; in May of 1994 Mr. Finke received his M.B.A. from the Harvard Graduate School of Business Administration.

  KURT R. FULLER--39--Vice President of the REIT Manager since October 1994, where he has Project Manager responsibilities for tenant improvement construction in the San Francisco Bay Area, Reno, Portland, Seattle and Salt Lake City, and Vice President of SCI; from February 1989 to October 1994, Project Manager/Estimator for Wentz Builders, Inc. in San Carlos, California, where he was responsible for managing tenant improvement and special projects.

  THOMAS P. GARRIGAN--47--Vice President of the REIT Manager since March 1995, where he is a member of the National Services Group, and Vice President of SCI; from June 1993 to February 1995, he was Senior Vice President of Security Capital and its affiliates, where he oversaw accounting operations; from July 1981 to June 1993, Audit Partner with KPMG Peat Marwick in Midland and El Paso, Texas; from July 1971 to July 1981, on the professional staff of KPMG Peat Marwick.

  JOHN R. HANSON--46--Vice President of the REIT Manager since May 1995, where he has Project Manager responsibilities for the Pacific region, and Vice President of SCI; from July 1994 to May 1995, Vice President of Jack & Cohen Builders, Inc. in Palo Alto, California, where he was responsible for a wide variety of construction projects; from January 1991 to July 1994, Project Director of Jack & Cohen; prior thereto, Project Manager of L.E. Wentz Company in San Carlos, California from April 1987 to January 1991.

  LARRY H. HARMSEN--37--Vice President of the REIT Manager since February 1995, where he has Market Officer responsibilities for San Diego and Orange County, California, and Vice President of SCI; from January 1988 to February 1995, Vice President/Managing General Partner with Lincoln Property Company in Southern California, where he was responsible for all aspects of asset and property management for a portfolio of office and industrial space containing over 2.5 million square feet; from July 1985 to January 1988, Development/Marketing Manager with Lincoln Property N.C., Inc.

  DONALD L. HARRIER--38--Vice President of the REIT Manager since May 1994, where he has Project Manager responsibilities in the Pacific region, and Vice President of SCI; from May 1993 to May 1994, Senior Partner with Donald L. Harrier, AIA, Architecture; from August 1986 to May 1993, Project Director with DES Architects & Engineers in Redwood City and Fremont, California, where he was involved in project management, architecture and marketing.

  JAMES J. JACHETTA--44--Vice President of the REIT Manager since December 1996, where he has Project Manager responsibilities in the Pacific region, and Vice President of SCI; prior thereto, from October 1995 to October 1996, Mr. Jachetta was a project manager consultant to SCI; from May 1992 to September 1995, Mortgage Broker with Southern Cal Financial Group in Newport Beach, California; from May 1986 to April 1992, Senior Project Manager of The O'Donnell Group, a commercial developer in Irvine, California.

  *M. MARC JASON--36--Vice President of the REIT Manager since December 1993, where he is responsible for acquisition due diligence, and Vice President of SCI; from January 1993 to December 1993, President of Aslan Communications, a regional telecommunications company; from December 1986 to December 1992, employed with Trammell Crow Company, most recently as Senior Vice President and Finance Manager, where he managed the finance and accounting departments for the company's $1 billion southern California asset base; prior thereto, an accountant with Price Waterhouse. Mr. Jason is a Certified Public Accountant.

  KENT W. JOHNSON--43--Senior Vice President of the REIT Manager since July 1995, where he heads the National Services Group, and Senior Vice President of SCI; from March 1994 to June 1995, National Director for Sequent Computer Systems, where he was recognized as WorldWide Manager of the Year; from January 1977 to March 1994, with IBM in various positions, including National Account Director and Branch Manager.

  MICHAEL J. JONES--34--Vice President of the REIT Manager since March 1997, where he has had Project Manager responsibilities since March 1996, and Vice President of SCI; from January 1987 to February 1996, Business Development Manager with Shiel Sexton Company, a general contractor in Indianapolis, Indiana, where he was responsible for acquiring and maintaining industrial design-build accounts.

  M. GORDON KEISER--53--Senior Vice President of the REIT Manager since October 1995, where he is Chief Financial Officer and is responsible for accounting, financial reporting and coordination of financing, and Senior Vice President of SCI; from August 1988 to October 1995, Senior Vice President of JMB Realty Corporation, where he was responsible for structuring corporate finance and capital markets financing and corporate acquisition financing. Previously, he was with KPMG Peat Marwick. Mr. Keiser is a Certified Public Accountant.

  DOUGLAS A. KIERSEY, JR.--36--Vice President of the REIT Manager since May 1994, where he has Market Officer responsibilities for Seattle, Washington and Portland, Oregon, and Vice President of SCI; from September 1983 to May 1994, a member of the Industrial/Technology Group at Cushman & Wakefield of Oregon, Inc., where he specialized in the sale and leasing of industrial properties.

  JEFFREY A. KLOPF--49--Senior Vice President and Secretary of SCI, the REIT Manager and Security Capital since January 1996; from 1988 to December 1995, Partner with Mayer, Brown & Platt, where he practiced corporate and securities law. Mr. Klopf provides securities offering and corporate acquisitions services to SCI and its affiliates and oversees the provision of legal services to SCI and its affiliates.

  ROBERT A. KRITT--36--Vice President of the REIT Manager since November 1991, where he has responsibility for coordinating build-to-suits in the Mid-Atlantic region, and Vice President of SCI; from January 1991 to December 1992, Vice President of Security Capital Pacific Incorporated, the REIT Manager for PTR, where he was responsible for acquisition due diligence; from 1986 to December 1990, Vice President of Sanders Partners Incorporated, Chicago, Illinois (multibusiness holding company); prior thereto, senior tax consultant with Arthur Andersen LLP.

  W. SCOTT LAMSON--34--Vice President of the REIT Manager since March 1997, where he has Market Officer responsibilities for the San Francisco Bay Area, and Vice President of SCI; prior thereto, from July 1995 to March 1997, Mr. Lamson had leasing and marketing responsibilities for SCI's Bay Area properties; from August 1987 to June 1995, Vice President with Commercial Property Services in San Jose, California, where he was responsible for the leasing of over 2 million square feet in the Bay Area.

  EDWARD F. LONG--41--Vice President and Controller of SCI and the REIT Manager since January 1996, where he supervises accounting and financial reporting; from June 1995 to January 1996, Controller for the Property Manager; from December 1990 to June 1995, Director of Financial Services for Coopers and Lybrand in Central Florida and the Carolinas; from November 1984 to December 1990, Chief Financial Officer for a group of privately owned real estate investment companies. Mr. Long is a Certified Public Accountant.

  A. JOHN LOW--44--Vice President of the REIT Manager since December 1996, where he has Project Manager responsibilities in the Pacific region, and Vice President of SCI; from July 1994 to October 1996, Director of Architecture, Design and Construction for Waban, Inc., a national chain of home improvement centers in Irvine, California, where he was responsible for development and construction of warehouses; from March 1994 to July 1994, Portfolio Manager for Insignia O'Donnell Properties, Inc., a development and management company in Irvine, California; from March 1990 to March 1994, Director of Real Estate for Catellus Development Corporation in Anaheim, California, where he had marketing responsibilities for the Southern California region.

  DONALD W. MADSEN--53--Senior Vice President of the REIT Manager since July 1993, where he supervises development services related to construction management and build-to-suit facilities, and Senior Vice President of SCI; from July 1992 to June 1993, Vice President, Business Development for Windward, Ltd., a Dallas, Texas-based design/build general construction company; from December 1990 to July 1992, Managing Director and from December 1978 to December 1990, Partner of Construction Management, Dallas Industrial Division of Trammell Crow Company; prior thereto, Mr. Madsen was an industrial architect with Trammell Crow Company. In his prior positions, Mr. Madsen supervised the development of over 38 million square feet of industrial space.

  DAVID W. MAJORS--53--Vice President of the REIT Manager since December 1996, where he has Market Officer responsibilities for Albuquerque, New Mexico and El Paso, Texas, and Vice President of SCI; from September 1988 to September 1996, President and Chief Operating Officer of Remington Capital Group in Dallas, Texas where he was responsible for all aspects of development of build-to-suit industrial, office and retail facilities.

  BRIAN N. MARSH--32--Vice President of the REIT Manager since January 1995, where he has Market Officer responsibilities for Columbus, Ohio, and Vice President of SCI; from June 1990 to January 1995, with Pizzuti Realty Inc., in Columbus, Ohio, where he was responsible for master planning, development and marketing of a 400-acre-plus, mixed-use development; prior thereto, Marketing Associate with Wears Kahn McMenamy in Columbus, Ohio.

  LYNN V. MCFARLANE--47--Vice President of the REIT Manager since March 1997, where she has had Project Manager responsibilities since February 1996 for the San Francisco Bay Area and Reno, and Vice President of SCI; prior thereto, Ms. McFarlane provided asset manager and senior property manager services for the Pacific region from December 1993 to January 1996; from 1989 to December 1993, Senior Property Manager and Project Manager for King & Lyons, a San Francisco Bay Area industrial development company, where she was responsible for over 1 million square feet of tenant improvements.

  J. THOMAS MERCER--38--Vice President of the REIT Manager since January 1995, where he is responsible for coordinating build-to-suits nationwide, and Vice President of SCI; from September 1987 to January 1995, Senior Marketing Representative with Friendswood Development Company in Houston, Texas, where he completed over $15 million in land transactions; prior thereto, Industrial Leasing Specialist with The Home Company in Houston, Texas, where he leased more than 500,000 square feet of industrial space.

  *STEVEN K. MEYER--49--Senior Vice President of the REIT Manager since December 1995, where he has responsibility for the Central region of the United States, and Senior Vice President of SCI; prior thereto, Vice President of the REIT Manager since September 1994; from 1990 to July 1994, Executive Vice President with Trammell Crow Company, where he directed leasing and development activities for the Industrial Division; from 1983 to 1990, Project Partner with Trammell Crow, where he developed and/or acquired 77 projects totalling over 7 million square feet; prior thereto, Mr. Meyer was a Leasing Agent with Trammell Crow.

  JOSEPH H. MIKES--37--Vice President of the REIT Manager since August 1995, where he has Market Officer responsibilities for the Chicago area, and Vice President of SCI; from March 1988 to August 1995, Senior Director of Opus North Corporation, where he managed office and industrial real estate activities; from April 1984 to March 1988, Director of Real Estate for Opus, in Florida.

  RON W. MILLS--39--Vice President of the REIT Manager since April 1993, where he has been a member of the National Services Group since July 1996, and Vice President of SCI; prior thereto, Mr. Mills had Market Officer responsibilities for San Antonio, Austin and Rio Grande Valley, Texas; from February 1991 to May 1992, Vice President of Commercial Operations for SCG Realty Services Incorporated, a regional real estate services organization; prior thereto, Vice President of Asset Management and Property Management for Operations for USAA Real Estate Company.

  RICK D. MIRANDA--43--Vice President of the REIT Manager since December 1996, where he has Project Manager responsibilities in the Pacific region, and Vice President of SCI; from April 1996 to September 1996, President of Realty Development Management Services, Inc. in Newport Beach, California, where he was responsible for all aspects of development and construction of office and industrial facilities; from May 1995 to March 1996, Vice President with Arnel Development Company in Costa Mesa, California, where he was responsible for the design and construction of a retail center; from August 1987 to February 1995, Vice President with Bramalea U.S. Properties in Oakland, California, where he was responsible for development, design and construction management for the Pacific region.

  R.A.D. MORTON, III--39--Vice President of the REIT Manager since July 1993, where he has Market Officer responsibilities for San Antonio and Rio Grande Valley, Texas, and Vice President of SCI; from January 1991 to July 1993, President of The Morton Group, which specialized in corporate industrial real estate services, asset management and development services; from June 1988 to January 1991, Principal with Trammell Crow Company in its El Paso Commercial Division, where he was responsible for industrial development.

  DAVID S. MORZE--36--Vice President of the REIT Manager since March 1995, where he has Market Officer responsibilities for Reno, Nevada and Salt Lake City, Utah, and Vice President of SCI; from May 1993 to March 1995, Director of Marketing for Northern California for SARES*REGIS; from January 1993 to May 1993, Real Estate Consultant to The Moreno Bavarian Corporation in Portola Valley, California; from September 1983 to January 1993, Partner with Cabot & Forbes in Northern California, where he developed and acquired over $140,000,000 of office, research and development and industrial projects.

  DONALD E. MYERS--53--Vice President of the REIT Manager since March 1993, where he is responsible for special projects, and Vice President of SCI; from July 1988 to March 1993, a Senior Vice President of Dreyfus Realty Advisors, where he was responsible for asset management; from March 1984 to June 1988, Senior Vice President with Realco International, a private real estate investment and development company; and from July 1978 to February 1984, Vice President of LaSalle Partners Limited in its Land Group, where he provided acquisition and disposition services for clients of the firm.

  MICHAEL NACHAMKIN--43--Vice President of the REIT Manager since March 1996, where he has Market Officer responsibilities for New Jersey I-95 corridor and Vice President of SCI; from 1984 to February 1996, Director of Investment Sales, Tenant Representation and Marketing at Cushman & Wakefield of New Jersey; prior thereto, a salesperson with Coldwell Banker Real Estate Services from 1983 to 1984.

  AUGUST J. NAPOLITANO--50--Vice President of the REIT Manager since May 1995, where he is a member of the National Services Group, and Vice President of SCI; from November 1992 to December 1994, Director/Branch Manager of Cushman & Wakefield in Orange County, California, where he managed all aspects of the Newport Beach and Anaheim Commercial brokerage offices; from January 1981 to November 1992, Senior Vice President/Broker with CB Commercial, also in Orange County.

  JAMES R. NASS, III--35--Vice President of the REIT Manager since March 1997, where he has had Project Manager responsibilities for the Chicago area since December 1995, and Vice President of SCI; from March 1989 to November 1995, Project Manager with Opus North Corporation in Rosemont, Illinois, where he was responsible for the development and construction of industrial, office and retail centers.

  EDWARD S. NEKRITZ--31--Vice President of the REIT Manager since September 1995, where he is responsible for coordinating the national leasing program, overseeing environmental issues and providing asset management and legal services, and Vice President of SCI; from October 1990 to September 1995, attorney with Mayer, Brown & Platt, where he specialized in commercial real estate transactions, including acquisitions and dispositions, leasing, development and zoning.

  PETER J. NIELSEN--51--Vice President of the REIT Manager since March 1994, where he has Project Manager responsibility for build-to-suit projects, and Vice President of SCI; from November 1984 to February 1994, Vice President of Project Development for Dueck Group of Companies, a development firm in Denver, Colorado; and from November 1980 to November 1984, Design-Build Project Manager for Voth Brothers Construction, a contractor/development company in Abbotsford, British Columbia. Mr. Nielsen has supervised the development of over 4 million square feet of industrial and commercial space.

  WILLIAM D. PETSAS--39--Vice President of the REIT Manager since July 1994, where he has Market Officer responsibilities for Phoenix, Arizona, and Vice President of SCI; from June 1993 to June 1994, Mr. Petsas was a consultant to SCI in the area of due diligence and acquisitions; from May 1992 to May 1993, Mr. Petsas was a director of business development for residential properties in the Southwest for Trammell Crow Company; from June 1986 to April 1992, Mr. Petsas was with the Industrial Division of Trammell Crow Company in Phoenix, Arizona, where he was a marketing principal beginning in 1989.

  *WALTER C. RAKOWICH--39--Senior Vice President of the REIT Manager since November 1994, where he has responsibility for the Mid-Atlantic region of the United States, and Senior Vice President of SCI; from July 1994 to November 1994, Vice President of the REIT Manager; from October 1993 to June 1994, Mr. Rakowich was a consultant to SCI in the area of due diligence and acquisitions; from 1985 to September 1993, Mr. Rakowich was with Trammell Crow Company, where he was involved in the acquisition, development, financing, marketing, management and disposition of property and was a Senior Vice President and Principal beginning in 1992.

  THOMAS M. RAY--34--Vice President of the REIT Manager since March 1996, where he is responsible for coordinating build-to-suits in the Pacific region, and Vice President of SCI; prior thereto, a member of the build-to-suit group since September 1995; from October 1994 to September 1995, Mr. Ray supervised land acquisitions in due diligence; from August 1994 to October 1994, a member of the land acquisitions due diligence group; from March 1994 to August 1994, a member of the Management Development Program where he assisted with multifamily portfolio acquisitions; from February 1991 to August 1992, General Counsel with Richardson International Corp. in Fort Collins, Colorado.

  BETTY J. REMSTEDT--52--Vice President of the REIT Manager since December 1993, where she provides accounting, financial analysis and budgeting services for the REIT Manager with respect to SCI's Pacific region properties, and Vice President of SCI; from December 1988 to December 1993, Chief Financial Officer of King & Lyons; prior thereto, Controller at Barratt Southern California, Inc., a real estate development company in San Jose, California.

  MICHAEL H. SCHRANK--51--Vice President of the REIT Manager since May 1997, where he has marketing and communications responsibilities, and Vice President of SCI; from December 1996 to May 1997, acted as independent consultant providing marketing services to the electronic commerce industry; prior thereto, from July 1985 to November 1996, Mr. Schrank was with PLUS ATM network of VISA U.S.A., where his last position held was Vice President and Marketing Director, responsible for overall marketing in the U.S. Region.

  *JOHN W. SEIPLE--39--Senior Vice President of the REIT Manager since November 1994, where he has responsibility for the Southeast region of the United States and is responsible for researching national strategic initiatives, and Senior Vice President of SCI; from October 1993 to November 1994, Vice President of the REIT Manager; from January 1992 to June 1993, Senior Vice President, and from June 1988 to December 1991, Partner, with Trammell Crow Dallas Industrial, Inc., a subsidiary of Trammell Crow Company, where he was responsible for leasing, development, acquisition, financing, tenant build-out and property management of 7.5 million square feet of industrial properties; from June 1987 to May 1988, Marketing Principal, and from May 1985 to May 1987, Leasing Agent with Trammell Crow Company.

  STEVEN O. SPAULDING--55--Vice President of the REIT Manager since May 1993, where he has Market Officer responsibilities for Las Vegas, Nevada, and Vice President of SCI; from June 1992 to May 1993, Area Manager with Dermody Properties in Las Vegas, where he was responsible for its management portfolio and new development activities; from November 1991 to June 1992, independent consultant; from 1987 to November 1991, Managing Partner of St. Louis division, and from 1983 to 1987, Industrial Partner of Trammell Crow Company in St. Louis.

  RICHARD H. STRADER--37--Vice President of the REIT Manager since June 1994, where he has Market Officer responsibilities for Charlotte, Raleigh-Durham and Winston-Salem, North Carolina, and Vice President of SCI; from October 1987 to May 1994, Mr. Strader was with the Dallas Industrial Division of Trammell Crow Company, where he was the Managing Director of the Central and Southwest Dallas Industrial office since 1990.

  CHARLES E. SULLIVAN--39--Vice President of the REIT Manager since October 1994, where he has Market Officer responsibilities for Monterrey, Mexico, and Vice President of SCI; from July 1989 to October 1994, Senior Industrial Broker with Cushman & Wakefield.

  STANLEY G. THOMAS--51--Vice President of the REIT Manager since April 1995, where he has Project Manager responsibilities for the Central Region, and Vice President of SCI; from January 1990 to March 1995, Project manager for Cushman & Wakefield Development Consulting Group in Dallas, Texas, where he was responsible for the total design and construction process for projects including build-to-suits and tenant fit-up, ranging from 25,000 to 200,000 square feet; from April 1987 to December 1989, Senior Project Manager with Neiman Marcus' Planning, Architecture, Construction & Facilities Management Group in Dallas, Texas; prior thereto, managing principal of Pickle & Thomas, Inc., Architecture/Interiors.

  JEFFREY M. TODD--39--Vice President of the REIT Manager since January 1995, where he has Project Manager responsibilities for build-to-suit projects, and Vice President of SCI; from November 1994 to January 1995, Project Manager for Smallwood, Reynolds, Stewart, Stewart & Associates, Inc., where he was responsible for managing industrial architecture; from June 1984 to November 1994, Project Architect for Wakefield/Beasley & Associates.

  JAMES R. TROUT--34--Vice President of the REIT Manager since June 1995, where he has Project Manager responsibilities for Mexico, and Vice President of SCI; prior thereto, Mr. Trout was a member of the National Development Group from June 1993; from February 1992 to May 1993, Real Estate Consultant with Douglas A. Edwards, Incorporated in New York, New York; from June 1991 to January 1992, Assistant to President of Solow Realty and Development in New York, New York; prior thereto, Management Associate with Citicorp in New York, New York.

  MARY JANE VIETZE--43--Vice President of the REIT Manager since April 1996, where she is responsible for accounting and financial reporting and Vice President of SCI; prior thereto, a member of the accounting group since September 1993; from July 1990 to September 1993, Senior Accountant for Price Waterhouse; from October 1983 to July 1990, Controller for a group of privately owned real estate investment companies. Ms. Vietze is a Certified Public Accountant.

  EDWIN D. WAGERS--53--Vice President of the REIT Manager since January 1995, where he has Project Manager responsibilities for the Mid-Atlantic region of the United States, and Vice President of SCI; from April 1991 to December 1994, Chief Operating Officer of National Real Estate Development at Muirfield Village Development in Columbus, Ohio; from August 1988 to April 1991, Senior Vice President of Galbreath Huff Companies in Columbus, Ohio; from May 1977 to August 1988, Senior Vice President of the Midwest Division with Vantage Companies.

  DAVID L. WELCH--35--Vice President of the REIT Manager since February 1995, where he has Market Officer responsibilities for Washington D.C. and Baltimore, Maryland, and Vice President of SCI; from September 1992 to January 1995, Associate Senior Vice President with Carey Winston Co. in Washington D.C., where he managed the leasing and marketing program for over 1.5 million square feet of industrial space in Northern Virginia; from May 1984 to September 1992, Vice President with CB Commercial, where he specialized in industrial leasing, land and building sales in Northern Virginia.

  JAMES E. WHITE--40--Vice President of the REIT Manager since July 1995, where he has Market Officer responsibilities for Cincinnati, Ohio and Louisville, Kentucky and Vice President of SCI; from July 1994 to July 1995, Senior Regional Director with First Industrial Realty Trust, Inc. in Southfield, Michigan; prior thereto, Chief Financial Officer with
Damone/Andrew Enterprises in Troy, Michigan from August 1989 to July 1994.

  JAMES P. WILSON--53--Vice President of the REIT Manager since October 1994, where he has Project Manager responsibilities for the Southeast region, and Vice President of SCI; from March 1988 to October 1994, Vice President of Development and Construction for The Krauss/Schwartz Company; from April 1986 to March 1988, Vice President of Development and Construction for The Hogan Group, a real estate development and property management company.

SCI COMMON SHARE PRICES AND PER COMMON SHARE DISTRIBUTIONS

  The Common Shares are traded on the NYSE. There is no established public trading market for the Warrants. The following table sets forth, for the periods indicated, the high and the low sale prices of the Common Shares, as reported on the NYSE Composite Tape by AmericaOnline, and the distributions declared, for the periods indicated. Security Capital has not paid any dividends on its common stock and does not intend to pay any in the near future.

                                                   HIGH     LOW    DISTRIBUTIONS
                                                  ------- -------- -------------
      1995:
        First Quarter............................ $17 3/4 $15 1/4    $0.23375
        Second Quarter...........................  17 1/2  14 1/2     0.23375
        Third Quarter............................  16 1/2  15         0.23375
        Fourth Quarter...........................  17 5/8  16         0.23375
      1996:
        First Quarter............................ $18 7/8 $16 1/2    $0.2525
        Second Quarter...........................  18      16 7/8     0.2525
        Third Quarter............................  18 1/4  16 7/8     0.2525
        Fourth Quarter...........................  22 1/2  17 7/8     0.2525
      1997:
        First Quarter............................ $22 1/2 $19 7/8    $0.2675
        Second Quarter...........................  21 3/4  18 7/8     0.2675
        Third Quarter (through July 21)..........  22 3/4  21 3/16    0.2675(1)

--------

(1) On July 16, 1997, the Board of Trustees declared a distribution of $0.2675 per Common Share to shareholders of record on August 5, 1997, payable on August 19, 1997.

  As of June 30, 1997, SCI had approximately 1,030 record holders of Common Shares.

SCI POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following policies are in effect for SCI and the REIT Manager. These policies will continue in effect after the consummation of the Transaction. To the extent these policies refer to the REIT Manager, they will be changed to include SCI or eliminated as appropriate.

  Subject to the restrictions in the Declaration of Trust, the Board of Trustees reserves the right to make exceptions to SCI's policies described below for transactions when it believes that the transaction is in the best long-term interests of SCI and its shareholders. Subject to the restrictions in the Declaration of Trust, the Board of Trustees may amend or revise SCI's policies from time to time without a vote of shareholders of SCI.

  Investment Policies. SCI evaluates investments based on its estimate of the contribution of an investment to increased cash flow, without regard to effects of leveraging the property or residual values. SCI's investment strategy is to build through acquisition and development a network of distribution facilities with prospects for long-term cash flow growth in selected target markets. As a result, SCI targets investments in cities, both domestic and international, which are either major import/export centers, regional distribution centers (due to their proximity to large population centers) or low-cost manufacturing growth areas. SCI's strategy includes the development of full service master-planned distribution parks in order to meet demand for space of existing customers and potential customers.

  The Declaration of Trust contains limitations on SCI's ability to make certain investments and it is SCI's policy that (i) no more than 25% of its total assets be invested in unimproved real property, excluding property which is being developed or will be developed within a reasonable period (however, consistent with SCI's strategy of long term growth in operating results and quarterly distributions to shareholders, the Board of Trustees' current policy is to limit land held for development to 10% of SCI's assets), (ii) SCI will make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940 and (iii) SCI will not invest in mortgage loans, other than mortgage loans (convertible, participating or otherwise) where the Board of Trustees believes that such loans are in the best long-term interests of SCI and its shareholders or mortgage loans to entities in which SCI has a major share of the economic interest such as SCI Development Services Incorporated.

  Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, SCI may also invest in securities of other entities engaged in real estate activities or securities of other issuers. SCI does not intend to invest in the securities of other issuers except (i) in connection with acquisitions of indirect interests in properties (normally, general or limited partnership interests in special purpose partnerships controlled by SCI and owning distribution properties), (ii) in preferred stock of entities in which it has a majority economic interest, such as SCI Development Services Incorporated, (iii) in qualified REIT subsidiaries and
(iv) in securities of companies which are expected to complement SCI's business activities consistent with SCI's qualification as a REIT.

  Financing Policies. SCI intends to limit to approximately 50% the ratio of total debt to total book capitalization (including total debt) plus accumulated depreciation. Nevertheless, the Declaration of Trust provides that aggregate borrowing of SCI, secured and unsecured, shall not be unreasonable in relation to the net assets of SCI and shall be reviewed by the Trustees at least quarterly. The Declaration of Trust provides that the maximum amount of such borrowing in relation to the net assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Trustees (as defined below) and disclosed to shareholders in the next quarterly report of SCI, along with justification for such excess. The term "net assets" means the total assets (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly on a basis consistently applied.

  SCI utilizes an unsecured revolving line of credit for the purpose of facilitating investments in developments and acquisitions as well as for working capital. SCI may also determine to issue Common Shares, preferred shares and debt securities. Because its assets are largely long term, SCI's debt generally will be long term, fixed rate and fully amortizing.

  Policies With Respect to Operating Expenses. Total Operating Expenses (as defined below) of SCI shall (in the absence of a satisfactory showing to the contrary) not exceed in any fiscal year the greater of: (a) 2% of the average of the aggregate book value of the assets of SCI invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; or (b) 25% of the Net Income of SCI for such year. "Net Income" shall mean total revenues applicable to such year, less the expenses applicable to such year other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. "Total Operating Expenses" shall mean all operating, general and administrative expenses of SCI as determined under GAAP except the expenses of raising capital, interest payments, taxes, non-cash expenditures and costs related directly to asset acquisition, operation and disposition. The Independent Trustees shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Trustees shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the trustees. "Independent Trustee" means a trustee who (i) is not affiliated, directly or indirectly, with the REIT Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, the REIT Manager or a business entity which is an affiliate of the REIT Manager, (ii) is not serving as a trustee or director for more than three real estate investment trusts organized by a sponsor of SCI and (iii) performs no other services for SCI, except as trustee.

  Within 60 days after the end of any fiscal quarter of SCI for which Total Operating Expenses (for the 12 months then ended) exceeded 2% of average invested assets (as calculated above) or 25% of Net Income, whichever is greater, there shall be sent to the shareholders of SCI a written disclosure of such fact, together with an explanation of the facts the Independent Trustees considered in arriving at the conclusion that such higher operating expenses were justified. In the event that the Independent Trustees do not determine such excess expenses are justified, the REIT Manager shall reimburse SCI for the amount by which the aggregate annual expenses paid or incurred by SCI exceeded the limitations herein provided.

  SCI has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

  Conflict of Interest Policies. SCI does not intend to engage in principal transactions with officers and trustees or to engage Independent Trustees to provide services to SCI. In addition, transactions with the REIT Manager are significantly restricted, as described below. All affiliate transactions must be approved by a majority of Independent Trustees. SCI's policy is not to borrow from or make loans to affiliates, other than entities in which SCI has a major share of the economic interest or where the Board of Trustees determines that such transaction is in the best long-term interests of SCI and its shareholders.

  With a view to resolving potential conflicts of interest and protecting the interests of SCI's shareholders against such possible conflicts, the Declaration of Trust requires that a majority of the Board of Trustees be unaffiliated with the REIT Manager or its affiliates. SCI's Independent Trustees are required to monitor the performance of the REIT Manager.

  Policies Applicable to the REIT Manager and Officers and Trustees of SCI. The REIT Manager has agreed in writing not to engage in any principal transaction with SCI, including but not limited to purchases, sales or leases of property or borrowing or lending of funds, except for transactions approved by a majority of the Independent Trustees not otherwise interested in such transaction as being fair and reasonable to SCI and on terms and conditions not less favorable to SCI than those available from unaffiliated third parties. The Declaration of Trust prohibits SCI from purchasing property from a sponsor, the REIT Manager, a trustee or affiliates thereof. The Declaration of Trust further provides that SCI shall not enter into any other principal transaction (including without limitation the sale of property, the making of loans, borrowing money, or investing in joint ventures) with the sponsor, the REIT Manager, a trustee or affiliates thereof, except for emergency loans approved by a majority of the Independent Trustees not otherwise interested in such transaction as being fair and reasonable to SCI and on terms and conditions not less favorable to SCI than those available from unaffiliated third parties. The sole activity of the REIT Manager is advising SCI.

  The REIT Management Agreement permits affiliates of the REIT Manager to provide property management and other services to SCI for compensation. The fees charged for such services must be comparable to, or less than, fees that would be charged by unaffiliated, qualified third parties for the same level of service. Any property management fees and other services are reviewed annually by the Board of Trustees.

  SCI does not intend to issue options or warrants to the REIT Manager or its employees; however, in the event that SCI becomes an internally managed REIT, SCI intends to adopt employee incentive plans under which options will be granted to employees, subject to Board of Trustees and shareholder approval. Upon the formation of SCI's predecessor, warrants to acquire 33,610 Common Shares (11,764 warrants remain outstanding currently), at an exercise price of $10.00 per Common Share, were issued to two of its initial employees, who contributed properties to it. The Declaration of Trust limits options or warrants issuable to the trustees and the REIT Manager (if SCI's policy changes), or any of their affiliates to no more than 10% of the outstanding Common Shares of SCI on the date of grant of any options or warrants.

  Under Maryland law (where SCI is organized), each trustee will be obligated to offer to SCI any opportunity (with certain limited exceptions) which comes to him and which SCI could reasonably be expected to have an interest in developing. In addition, under Maryland law, any contract or transaction between SCI and any trustee or any entity in which the trustee has a material financial interest will be voidable unless (i) it is approved, after disclosure of the interest, by the affirmative vote of a majority of disinterested trustees or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (ii) it is fair and reasonable to SCI.

  Policies with Respect to Other Activities. SCI may, but does not presently intend to, make investments other than as previously described. SCI has authority to issue senior securities, to offer its Common Shares or other securities and to repurchase or otherwise reacquire its Common Shares or any other securities and may engage in such activities in the future. Except for loans made to entities in which it has a major share of the economic interest, SCI has not made loans to other entities other than working capital lines of credit totalling $1,000,000 in borrowing availability, made as part of a major portfolio acquisition for the development of certain properties on which SCI has purchase options. These loans were made on an arm's-length basis to entities controlled by third parties who subsequently were hired as officers of the REIT Manager. SCI may in the future make loans to partnerships and joint ventures in which it participates in order to meet working capital needs and for acquisition and development and to entities in which it has a major share of the economic interest. SCI has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. SCI does not intend to engage in the purchase or sale of investments (other than acquisition or disposition of properties in accordance with the REIT rules and SCI's investment policies) and may on a selected basis in the future offer securities in exchange for properties. SCI intends to make annual and quarterly reports to shareholders. The annual reports will contain audited financial statements.

  At all times, SCI intends to make investments in such a manner as to be consistent with the requirements of Maryland law and the Code for SCI to qualify as a REIT, unless, because of changing circumstances or changes in Maryland law or the Code (or in Treasury Regulations), the Board of Trustees determines that it is no longer in the best interests of SCI to qualify as a REIT.

                  INDEPENDENT PUBLIC ACCOUNTANTS AND EXPERTS

  The consolidated balance sheets of SCI as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  With respect to the unaudited interim financial statements of SCI for the three-month periods ended March 31, 1997 and 1996, incorporated in this Proxy Statement and Prospectus, Arthur Andersen LLP has reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, its report states that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its report on such information should be restricted considering the limited nature of the review procedures applied. Arthur Andersen LLP is not subject to the liability provisions of Section 11 of the Securities Act for its report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Arthur Andersen LLP within the meaning of Sections 7 and 11 of the Securities Act.

                           EXPENSES OF SOLICITATION

  SCI will pay the expenses in connection with the filing, printing and distribution of this Proxy Statement and Security Capital will pay the expenses in connection with the filing, printing and distribution of the Security Capital Prospectus. The costs of solicitation of proxies from SCI shareholders will be borne by SCI. SCI will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement and Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of stock. SCI shareholder proxies may be solicited by trustees or officers of SCI in person, by letter or by telephone or telegram. In addition, SCI has retained Georgeson & Company, New York, New York, to assist in the solicitation of proxies. It is estimated that its fees for services to SCI will not exceed $10,000 in the aggregate plus expenses.

  SCI will also reimburse custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of their stock in accordance with regulations of the Commission and the NYSE.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder intended to be presented at the 1998 annual meeting of shareholders must be received by SCI at its principal executive offices located at 14100 East 35th Place, Aurora, Colorado 80011 not later than January 2, 1998 for inclusion in SCI's proxy statement and form of proxy relating to SCI's 1998 annual meeting of shareholders.

                       SECURITY CAPITAL INDUSTRIAL TRUST

         INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997
 (unaudited).............................................................. F-3
Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 (unaudited).................................. F-4
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)...................................... F-5
Notes to Pro Forma Condensed Consolidated Financial Statements
 (unaudited).............................................................. F-6

                       SECURITY CAPITAL INDUSTRIAL TRUST

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

  The accompanying pro forma condensed consolidated financial statements for SCI reflect the Merger pursuant to which SCI will acquire its REIT Manager and Property Manager currently owned by Security Capital, in exchange for SCI Common Shares. The Merger, if approved by a majority of SCI's common shareholders, will result in SCI becoming an internally managed REIT. The Merger does not meet the significance tests of the Securities and Exchange Commission that require pro forma financial statements and financial statements of the acquired companies. However, pro forma financial statements have been included because management believes that presenting the pro forma effects of the Merger will help shareholders evaluate and understand the Merger.

  The pro forma condensed consolidated financial statements also reflect the acquisition by SCI of certain properties acquired between January 1, 1996 and August 15, 1996. This is the group of properties previously included in SCI's 8-K filed August 20, 1996.

  The pro forma condensed consolidated financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of SCI.

  The accompanying pro forma condensed consolidated balance sheet as of March 31, 1997 has been prepared as if the Merger had been completed as of that date. The accompanying pro forma condensed consolidated statements of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 have been prepared as if the Merger and acquisition of properties between January 1, 1996 and August 15, 1996 had occurred on January 1, 1996. However, it does not give effect to the fully stabilized results of operations related to SCI properties under development at March 31, 1997 with a total budgeted completion cost of $262.8 million or to 1996 development completions with a total budgeted cost of $379.2 million. Management believes there will be sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. As a result, management of SCI believes that the pro forma results reflected in the pro forma condensed consolidated statements of operations are not indicative of the accretion that is expected to occur under an internally managed structure.

  The pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of SCI as set forth in SCI's 1996 Form 10-K and March 31, 1997 Form 10-Q which are incorporated herein by reference. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                             SCI         THE
                ASSETS                  HISTORICAL (A)  MERGER      PRO FORMA
                ------                  -------------- --------     ----------
Real estate:                              $2,590,876   $    --      $2,590,876
  Less accumulated depreciation........      124,833        --         124,833
                                          ----------   --------     ----------
      Net real estate investments......    2,466,043        --       2,466,043
Other fixed assets.....................          --       5,670 (b)      5,670
Cash and cash equivalents..............       49,877        224 (c)     50,101
                                                           (700)(d)       (700)
Accounts receivable and other assets...       62,474        584 (c)     63,058
                                          ----------   --------     ----------
      Total assets.....................   $2,578,394   $  5,778     $2,584,172
                                          ==========   ========     ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Line of credit.......................   $      --    $    --      $      --
  Mortgage notes and assessment bonds
   payable.............................      131,671        --         131,671
  Long-term debt.......................      624,212        --         624,212
  Accounts payable and other
   liabilities.........................       68,461       (718)(c)     67,743
  Due to Security Capital..............          --       1,526 (f)      1,526
                                          ----------   --------     ----------
      Total liabilities................      824,344        808        825,152
Minority interest......................       56,472        --          56,472
                                          ----------   --------     ----------
Shareholders' equity:
  Series A Preferred Shares............      135,000        --         135,000
  Series B Preferred Shares............      201,250        --         201,250
  Series C Preferred Shares............      100,000        --         100,000
  Common Shares (97,755,518 historical,
   101,435,114 pro forma)..............          978         37 (d)      1,015
  Additional paid-in capital...........    1,338,864     81,134 (d)  1,419,998
                                                 --         --             --
  Distributions in excess of net
   earnings............................      (78,514)   (76,201)(e)   (154,715)
                                          ----------   --------     ----------
      Total shareholders' equity.......    1,697,578      4,970      1,702,548
                                          ----------   --------     ----------
      Total liabilities and
       shareholders' equity............   $2,578,394   $  5,778     $2,584,172
                                          ==========   ========     ==========


      See accompanying notes to pro forma condensed consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                        HISTORICAL SCI(G) THE MERGER    PRO FORMA
                                        ----------------- ----------    ---------
Income
 Rental income........................      $ 67,386       $  (267)(m)  $ 67,119
 Other real estate income.............         1,121           --          1,121
 Interest income......................           724           --            724
                                            --------       -------      --------
   Total income.......................        69,231          (267)       68,964
                                            --------       -------      --------
Expenses
 Rental expenses, net of recoveries...         3,186         2,508 (o)     5,694
 Property management fees paid to
  affiliate...........................         2,642        (2,642)(p)       --
 Depreciation and amortization of
  real estate assets..................        18,048             5 (q)    18,053
 Depreciation of fixed assets.........           --            343 (n)       343
 Interest expense.....................        11,375           --         11,375
 General and administrative...........           307         4,324 (r)     4,631
 REIT management fee paid to
  affiliate...........................         6,606        (6,606)(p)       --
 Other................................           611           --            611
                                            --------       -------      --------
   Total expenses.....................        42,775        (2,068)       40,707
                                            --------       -------      --------
Net earnings from operations before
 minority interest....................        26,456         1,801        28,257
Minority interest share in net
 earnings.............................           895            59 (s)       954
                                            --------       -------      --------
Net earnings excluding loss on
 disposition of real estate...........        25,561         1,742        27,303
Less preferred share dividends........         8,829           --          8,829
                                            --------       -------      --------
Net earnings attributable to Common
 Shares excluding loss on disposition
 of real estate.......................      $ 16,732       $ 1,742 (t)  $ 18,474
                                            ========       =======      ========
Weighted average Common Shares
 outstanding..........................        96,009         3,680 (u)    99,689
                                            ========       =======      ========
Net earnings per share attributable to
 Common Shares excluding loss on
 disposition of real estate...........      $   0.17       $   --       $   0.19
                                            ========       =======      ========
Reconciliation of net earnings
 attributable to Common Shares
 excluding loss on disposition of real
 estate to funds from operations:
Net earnings attributable to Common
 Shares excluding loss on disposition
 of real estate.......................      $ 16,732       $ 1,742      $ 18,474
 Add (deduct):
   Depreciation and amortization of
    real estate assets................        18,048             5        18,053
   Minority interest..................           895            59           954
   Other..............................           --            --            --
                                            --------       -------      --------
Funds from operations attributable to
 Common Shares (v)....................      $ 35,675       $ 1,806      $ 37,481
                                            ========       =======      ========
Weighted average Common Shares
 outstanding assuming conversion of
 limited partnership units............       101,203         3,680       104,883
                                            ========       =======      ========
Cash Flow Summary:
 Net cash provided by operating
  activities..........................      $ 35,311       $ 3,293      $ 38,604
 Net cash used in investing
  activities..........................       (88,960)       (2,306)      (91,266)
 Net cash provided by financing
  activities..........................      $ 98,756       $(3,769)     $ 94,987

  See accompanying notes to pro forma condensed consolidated financial state-
                                     ments.

                       SECURITY CAPITAL INDUSTRIAL TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                 HISTORICAL
                         ---------------------------  PRO FORMA                 THE
                          SCI (G)   ACQUISITIONS (H) ADJUSTMENTS   SUBTOTAL    MERGER      PRO FORMA
                         ---------  ---------------- -----------   ---------  --------     ----------
Income
 Rental income.......... $ 227,000       $6,788        $   --      $ 233,788  $   (978)(m) $ 232,810
 Other real estate in-
  come..................     5,342          --             --          5,342       --          5,342
 Interest income........     1,121          --             --          1,121       --          1,121
                         ---------       ------        -------     ---------  --------     ---------
   Total income.........   233,463        6,788            --        240,251      (978)      239,273
                         ---------       ------        -------     ---------  --------     ---------
Expenses
 Rental expenses, net
  of recoveries.........    18,526          548            --         19,074     8,399 (o)    27,473
 Property management
  fees paid to
  affiliate.............     8,148          290            (43)(i)     8,395    (8,395)(p)       --
 Depreciation and
  amortization of real
  estate assets.........    59,850          --           1,698 (j)    61,548        47 (q)    61,595
 Depreciation of fixed
  assets................       --           --             --            --      1,075 (n)     1,075
 Interest expense.......    38,819          --           4,272 (k)    43,091       --         43,091
 General and
  administrative........     1,025          --             --          1,025    14,219 (r)    15,244
 REIT management fee
  paid to affiliate.....    21,472          --             275 (l)    21,747   (21,747)(p)       --
 Other..................     2,913          --             --          2,913       --          2,913
                         ---------       ------        -------     ---------  --------     ---------
   Total expenses.......   150,753          838          6,202       157,793    (6,402)      151,391
                         ---------       ------        -------     ---------  --------     ---------
Net earnings from
 operations before
 minority interest......    82,710        5,950         (6,202)       82,458     5,424        87,882
Minority interest share
 in net earnings........     3,326          --             --          3,326       228 (s)     3,554
                         ---------       ------        -------     ---------  --------     ---------
Net earnings excluding
 loss on disposition of
 real estate............    79,384        5,950         (6,202)       79,132     5,196        84,328
Less preferred share
 dividends..............    25,895          --             --         25,895       --         25,895
                         ---------       ------        -------     ---------  --------     ---------
Net earnings
 attributable to Common
 Shares excluding loss
 on disposition of real
 estate................. $  53,489       $5,950        $(6,202)    $  53,237  $  5,196 (t) $  58,433
                         =========       ======        =======     =========  ========     =========
Weighted average Common
 Shares outstanding.....    84,504          --             --         84,504     3,680 (u)    88,184
                         =========       ======        =======     =========  ========     =========
Net earnings per share
 attributable to Common
 Shares excluding loss
 on disposition of real
 estate................. $    0.63       $  --         $   --      $    0.63  $   0.03     $    0.66
                         =========       ======        =======     =========  ========     =========
Reconciliation of net
 earnings attributable
 to Common Shares
 excluding loss on
 disposition of real
 estate to funds from
 operations:
Net earnings
 attributable to Common
 Shares excluding loss
 on disposition of real
 estate................. $  53,489       $5,950        $(6,202)    $  53,237  $  5,196     $  58,433
 Add (deduct):
   Depreciation and
    amortization of
    real estate assets..    59,850          --           1,698        61,548        47        61,595
   Minority interest....     3,326          --             --          3,326       228         3,554
   Other................       225          --             --            225       --            225
                         ---------       ------        -------     ---------  --------     ---------
Funds from operations
 attributable to Common
 Shares (v)............. $ 116,890       $5,950        $(4,504)    $ 118,336  $  5,471     $ 123,807
                         =========       ======        =======     =========  ========     =========
Weighted average Common
 Shares outstanding
 assuming conversion of
 limited partnership
 units..................    89,699          --             --         89,699     3,680        93,379
                         =========       ======        =======     =========  ========     =========
Cash Flow Summary:
 Net cash provided by
  operating activities.. $ 136,201       $5,950        $(6,202)    $ 135,949  $ 12,463     $ 148,412
 Net cash used in
  investing activities..  (665,878)         --             --       (665,878)   (7,640)     (673,518)
 Net cash provided by
  financing activities.. $ 512,212       $  --         $   --      $ 512,212  $ (9,341)    $ 502,871

      See accompanying notes to pro forma condensed consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

  (a) Reflects the historical balance sheet of SCI as of March 31, 1997, as set forth on Form 10-Q, which is incorporated herein by reference.

  (b) Reflects the historical cost of fixed assets (primarily computer equipment and software) being acquired from the REIT Manager and the Property Manager as of March 31, 1997. Assets and liabilities, consisting primarily of intercompany and related accounts, which are not being acquired in the Merger have not been reflected as they will have no impact on the financial position of SCI.

  (c) Reflects the historical operating assets and liabilities of the REIT Manager and the Property Manager for which SCI will reimburse Security Capital, as more fully discussed in note (f).

  (d) Reflects (i) the adjustments to Common Shares and additional paid-in capital to record the issuance of Common Shares in exchange for the common stock of the REIT Manager and the Property Manager, and (ii) the deduction from additional paid-in capital of the estimated costs of the Merger, as follows:

      Assumed market value of Common Shares issued..................... $81,871
      Assumed market value per Common Share..................... $22.25
      Assumed Common Shares issued to Security Capital..........  3,680
      Par value of Common Shares issued................................     (37)
      Estimated costs of the Merger....................................    (700)
                                                                        -------
      Net increase to additional paid-in capital....................... $81,134
                                                                        =======

  (e) Represents the difference between the assumed market value of Common shares issued on the date of the Merger and the fair value of the net tangible assets acquired which has been accounted for as costs incurred in acquiring the management companies from a related party because the management companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations." Such difference is as calculated below.

      Assumed market value of Common Shares issued.................... $81,871
      Net tangible assets acquired....................................  (5,670)
                                                                       -------
      Costs incurred in acquiring management companies from a related party.......................................................... $76,201
                                                                       =======

Since the intent of the accompanying pro forma condensed consolidated statement of earnings for the year ended December 31, 1996 is to reflect the expected continuing impact of the Merger on SCI, the one-time adjustment discussed above has been excluded. Upon consummation of the Merger, this expense will be recorded as an operating expense on SCI's consolidated statement of operations but SCI will not deduct this expense for purposes of calculating funds from operations, due to the non-recurring and non-cash nature of the expense.

  (f) In accordance with the terms of the Merger Agreement, reflects the amount due to Security Capital from SCI as reimbursement for the net historical operating assets (as discussed in note (c)) acquired from the REIT Manager and the Property Manager as of March 31, 1997.

  (g) Reflects SCI's historical statement of operations for the period indicated.

  (h) Reflects historical revenues and certain expenses on properties acquired by SCI after January 1, 1996 and prior to August 15, 1996. This is the group of properties previously included in SCI's 8-K filed August 20, 1996. (Acquisitions subsequent to this date have not exceeded the significance level that would necessitate the filing of an updated 8-K.) The total historical acquisition adjustment reflects the period from January 1, 1996 to

                       SECURITY CAPITAL INDUSTRIAL TRUST
the date of acquisition. Results of operations after the date of acquisition are reflected in SCI's historical operating results. Historical acquisition revenues and certain expenses exclude amounts which would not be comparable to the proposed future operations of the properties such as certain interest expense, interest income, income taxes and depreciation.

  (i) Reflects the difference between historical property management fee expense on the pro forma acquisitions and SCI's property management fee expense.

  (j) Reflects pro forma depreciation expense adjustment for the acquired operating properties for the period from January 1, 1996 to the respective dates of acquisition based on SCI's purchase cost assuming a 30 year asset life.

  (k) Reflects additional interest expense on SCI's line of credit assumed to have been utilized to finance acquisitions of the pro forma operating properties. Interest was calculated using SCI's 1996 line of credit average borrowing rate of 7.02%. Also reflects estimated interest expense on a $6.2 million mortgage note payable bearing interest at 9.75%, which SCI assumed from the seller in conjunction with a property acquisition. Both components of the interest expense adjustment apply to the period from January 1, 1996 to the acquired operating properties' respective dates of acquisition.

  (l) Reflects the adjustment to REIT management fee expense related to the change in cash flow (as defined in the REIT management agreement) resulting from the acquisitions of the pro forma properties.

  (m) Reflects the elimination of rent paid by the REIT Manager and the Property Manager to SCI during the three months ended March 31, 1997 and the year ended December 31, 1996, as applicable.

  (n) Reflects historical depreciation expense related to fixed assets (primarily computer equipment and software) of the REIT Manager and the Property Manager for the three months ended March 31, 1997, and the year ended December 31, 1996, as applicable.

  (o) Reflects the following adjustments:

                                                                  FOR THE THREE
                                               FOR THE YEAR ENDED  MONTHS ENDED
                                               DECEMBER 31, 1996  MARCH 31, 1997
                                               ------------------ --------------
Historical operating expenses of the Property
 Manager which were directly related to
 providing services to SCI...................        $8,925           $2,847
Estimated increase in operating expenses due
 to the increase in operating properties
 resulting from the pro forma acquisitions...           315              --
Elimination of occupancy expense paid to SCI
 on the historical books of the Property
 Manager.....................................          (723)            (203)
Estimated capitalization of expenses directly
 related to implementation of software.......          (118)            (136)
                                                     ------           ------
    Total....................................        $8,399           $2,508
                                                     ======           ======

  (p) Reflects the elimination of SCI's expenses related to REIT management fees and property management fees. The corresponding fee revenue recognized by the REIT Manager and the Property Manager have not been reflected as they would be eliminated in consolidation.

  (q) Reflects the adjustment to give effect to the additional depreciation that would result from the capitalization of acquisition and development-related costs discussed in note (r). These capitalized costs will be depreciated utilizing the same lives and methods currently utilized by SCI.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  (r) Reflects the following adjustments:

                                                                 FOR THE THREE
                                              FOR THE YEAR ENDED  MONTHS ENDED
                                              DECEMBER 31, 1996  MARCH 31, 1997
                                              ------------------ --------------
(i) Historical general and administrative
 expenses of the REIT Manager and leasing
 employee expense of the Property Manager
 which were directly related to providing
 services to SCI, including charges for
 administrative services provided by
 Security Capital--see below................       $ 27,842          $8,376
(ii) Estimated net increase in general and
 administrative expenses due to the increase
 in operating properties resulting from the
 pro forma acquisitions.....................             62             --
(iii) Elimination of occupancy expense paid
 to SCI on the historical books of the REIT
 Manager....................................           (255)            (64)
(iv) Pro forma adjustment to capitalize
 qualifying costs relating to the
 acquisition, development and leasing of
 real estate investments and software
 application development costs that would
 have been capitalized by SCI under GAAP,
 had the Merger occurred on January 1, 1996.
 Under the current management structure, SCI
 pays leasing commissions (which it
 capitalizes and amortizes over the terms of
 the leases), a property management fee, and
 a REIT management fee which is based upon
 16% of cash flow, as defined. The
 management fees are expensed in accordance
 with GAAP since the underlying costs of
 service are not directly incurred by SCI
 and the fees do not represent a
 reimbursement of such costs. Upon
 consummation of the Merger, all such costs
 will be incurred directly by SCI (as shown
 in (i) and (ii) above), and to the extent
 that they are qualifying costs, they will
 be capitalized in accordance with GAAP.
 Capitalized acquisition and development
 related costs will be depreciated over the
 useful lives of the buildings (30 years for
 acquired buildings and 40 years for
 developed buildings), capitalized leasing
 costs will be amortized over four years
 (the average length of SCI's leases), and
 software application development costs will
 be amortized over five years (the average
 life of SCI's software)....................       (13,430)          (3,988)
                                                   --------          ------
                                                   $ 14,219          $4,324
                                                   ========          ======

  In connection with the Merger, it is expected that SCI will enter into a proposed Administrative Services Agreement (ASA) with Security Capital. Under the ASA, Security Capital will provide SCI with administrative services such as payroll, accounts payable, cash management, risk management, internal audit, tax and legal administration, systems development and systems support. Such services are currently provided by Security Capital to SCI through the REIT Manager and Property Manager. The fees payable to Security Capital will be equal to Security Capital's costs of providing such services, plus 20%. Based upon a review of the terms of the agreement, it was determined that the costs that would have been incurred under the ASA for the three months ended March 31, 1997 ($1,078), and the year ended December 31, 1996 ($3,466), would not differ materially from the actual costs charged to the REIT Manager and Property Manager by Security Capital during these periods (which are included in (i) above) and therefore no pro forma adjustments are required.

  (s) Represents the estimated incremental increase to minority interest share in net earnings resulting from the Merger.

  (t) No tax benefit is reflected for the historical results of operations of the REIT Manager and the Property Manager as these companies will be merged into a qualified REIT Subsidiary which, under federal income tax laws, would not be subject to income taxes.

                       SECURITY CAPITAL INDUSTRIAL TRUST

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  (u) Reflects the increase in weighted average Common Shares outstanding that would result from the issuance of Common Shares in exchange for the common stock of the REIT Manager and the Property Manager as if the Merger had occurred on January 1, 1996. The number of shares shown is based on the market value of Common Shares issued on the date of the Merger which is assumed to be $81.9 million at an assumed market value per Common Share of $22.25.

  (v) Funds from operations represents SCI's net earnings computed in accordance with GAAP, excluding gains (or losses) from disposition of depreciated real estate, minority interest, significant non-recurring items, and depreciation and amortization. SCI believes that funds from operations is helpful to a reader as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of SCI to incur and service debt, to make capital expenditures and to fund other cash needs. Furthermore, management believes that an understanding of funds from operations will enhance the reader's comprehension of the impact of the Merger on SCI which was a specific consideration of SCI's Special Committee in recommending approval of the Merger transaction to the Board of Trustees. Funds from operations should not be considered as an alternative to net income or any other GAAP measurement of performance as an indicator of SCI's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. Furthermore, the funds from operations measure presented by SCI will not be comparable to similarly titled measures of other REITs who do not compute funds from operations in a manner consistent with SCI.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED JULY 25, 1997

PROSPECTUS

                                   LOGO

                              WARRANTS TO PURCHASE

                      $250,000,000 OF CLASS B COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

  This Prospectus of Security Capital Group Incorporated ("Security Capital" or the "Company") is being used in connection with the issuance (the "Warrant Issuance") by Security Capital of an aggregate of $250 million of warrants (the "Warrants"), each to purchase one share of Class B Common Stock, $0.01 par value per share, of Security Capital (the "Class B Shares"), to holders (the "Securityholders") of (i) shares of common stock, $0.01 par value per share ("ATLANTIC Common Shares"), of Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), (ii) common shares of beneficial interest, $1.00 par value per share ("PTR Common Shares"), of Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), and Cumulative Convertible Series A Preferred Shares of Beneficial Interest, $1.00 par value per share (the "PTR Preferred Shares"), of PTR, and (iii) common shares of beneficial interest, $0.01 par value per share ("SCI Common Shares"), of Security Capital Industrial Trust, a Maryland real estate investment trust ("SCI"), Cumulative Convertible Series B Preferred Shares of Beneficial Interest, $0.01 par value per share (the "SCI Preferred Shares"), of SCI and limited partnership interests ("Units") in four partnerships in which SCI is the general partner, which Units are exchangeable for SCI Common Shares, in each case, other than Security Capital. Holders of ATLANTIC Common Shares will receive an aggregate of approximately $46.9 million of Warrants, holders of PTR Common Shares and PTR Preferred Shares will receive an aggregate of approximately $102 million of Warrants and holders of SCI Common Shares, SCI Preferred Shares and Units will receive an aggregate of approximately $101 million of Warrants.

  The Warrant Issuance is being made by Security Capital as part of the Transaction (as defined) pursuant to which, among other things, each of ATLANTIC, PTR and SCI would become internally managed real estate investment trusts ("REITs"). The aggregate number of Warrants that will be issued to Securityholders of any particular REIT will be determined by dividing $46.9 million, $102 million and $101 million, in the case of ATLANTIC, PTR and SCI, respectively, by the exercise price of the Warrants. The actual number of Warrants that will be issued to any particular Securityholder will depend on both the price at which the Class B Shares are trading, and on the number of ATLANTIC Common Shares, PTR Common Shares, SCI Common Shares, PTR Preferred Shares, SCI Preferred Shares and Units (collectively, the "REIT Securities") outstanding on the record date determined by the Board of Directors of Security Capital (the "Warrant Issuance Record Date"). The exercise price of the Warrants will be based on the closing price of the Class B Shares on the day prior to the date the Warrants are issued (the "Warrant Issuance Date"), and the Warrants will have a term of one year.

  The Class B Shares and the Warrants have been approved for listing on the New York Stock Exchange (the "NYSE") under the symbols "SCZ.B" and "SCZ WS", respectively, subject to official notice of issuance. See "Risk Factors--No Prior Market for Class B Shares or Warrants."

  SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is           , 1997

  No person is authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Warrants or the Class B Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary..................    3
Risk Factors........................    8
Use of Proceeds.....................   15
Dividend Policy.....................   16
Business............................   17
Management..........................   37
Selected Financial Information......   50
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   52
Relationships with Operating
 Companies..........................   66
Certain Relationships and
 Transactions.......................   77
Principal Shareholders..............   80
Description of Capital Stock........   83

                                    PAGE
                                    ----
Certain Provisions of Maryland Law
 and of Security Capital's Charter
 and Bylaws........................  90
Shares Available for Future Sale...  93
Policies with Respect to Certain
 Activities........................  94
Certain Federal Income Tax
 Consequences......................  95
Certain United States Federal Tax
 Considerations for Non-U.S.
 Holders of Class B Shares.........  97
ERISA Matters......................  99
Experts............................ 101
Legal Matters...................... 101
Available Information.............. 102
Index to Financial Statements...... F-1

  Security Capital intends to furnish its shareholders with annual reports containing audited consolidated financial statements certified by an independent public accounting firm and with quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

  This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Concurrently with the Warrant Issuance, Security Capital is conducting an initial public offering of $250 million in aggregate amount of its Class B shares (the "Offering"). There can be no assurance that the Offering will occur. Unless otherwise indicated, the information contained in this Prospectus assumes approval by the shareholders of ATLANTIC, PTR and SCI (each as defined below) of the proposed merger transactions described below (see "Business--The Proposed Mergers"), but does not give effect to the Offering.

                      SECURITY CAPITAL GROUP INCORPORATED

  Security Capital is a real estate research, investment and management company. Management has assembled a superior team of operating and investment professionals to implement the firm's strategy. Prior to the Warrant Issuance and the Offering, Security Capital was owned primarily by directors, officers, employees and 65 major domestic and foreign institutional investors.

  Security Capital's strategy is to create the optimal organization to lead and profit from global real estate securitization. Security Capital will implement this strategy by:

  . Providing leadership in real estate research conducted on a global basis.
    Security Capital's proprietary research, which is available to Security Capital's affiliates, provides a strong foundation for its capital deployment strategy.

  . Continuing to invest its capital in fully integrated, value-added operating companies that have strong prospects for sustained growth. Security Capital plans to utilize the results of its research to identify opportunities in which it can invest its capital in the start-up of highly focused, private operating companies with the objective of becoming publicly traded and having the prospect of dominating their respective niches. The Company currently is considering several new business initiatives in which it has recently made or has agreed to make investments. See "Business--Future Strategy." In addition, Security Capital will continue to make investments in public companies in which it can provide strategic and operating guidance and capital and thereby enable the companies to pursue an attractive growth strategy. See "Business--Operating Strategy--Security Capital Strategic Group."

  . Creating a global real estate securities management business.

  Since its commencement of operations in 1991, Security Capital has continually committed research and development capital to generate new start-up, fully integrated real estate operating companies and new business services. Based on such research and development activities, Security Capital has established a range of real estate research, service and management businesses and made a series of investments in Security Capital Pacific Trust ("PTR"), Security Capital Industrial Trust ("SCI"), Security Capital Atlantic Incorporated ("ATLANTIC"), Security Capital U.S. Realty ("Security Capital USREALTY") and Homestead Village Incorporated ("Homestead"), each of which is now publicly traded. Through June 30, 1997, Security Capital has invested an aggregate of approximately $2.0 billion in the common shares of PTR, SCI, ATLANTIC, Security Capital USREALTY and Homestead and warrants of Homestead. Those securities had an aggregate market value of approximately $3.0 billion (based on the closing price of those securities on the principal exchange on which such securities are listed on June 30, 1997). As of June 30, 1997, Security Capital owned approximately 35% of PTR, 51% of ATLANTIC, 66% of Homestead, 44% of SCI and 32% of Security Capital USREALTY (based in each case on common shares outstanding) and, pursuant to a series of investor agreements, advisory agreements, board representation or other control rights, has significant influence over the operations of each of these entities. As of June 30, 1997, these five publicly traded real estate companies had a collective equity market capitalization (assuming full conversion or exercise of convertible securities, options and warrants) of approximately $8.5 billion. Security Capital USREALTY has made strategic investments in three publicly traded companies, CarrAmerica Realty Corporation ("CarrAmerica"), Storage USA, Inc. ("Storage USA") and Regency Realty Corporation ("REGENCY"), and one private company, Pacific Retail

Trust ("PACIFIC RETAIL"), which had a collective equity market capitalization of approximately $4.2 billion as of June 30, 1997 (assuming contractual equity commitments by investors have been funded, and full conversion or exercise of convertible securities, options and warrants). For further information on the Company's relationship to these publicly traded companies, see "Business-- Operating Strategy," "--Operating Companies Market Price Information and Financial Performance" and "Relationships with Operating Companies."

  Security Capital has several new business initiatives which recently became operational, including Strategic Hotel Capital Incorporated, Security Capital Preferred Growth and Security Capital Employee REIT Fund, in which Security Capital has initially committed to invest $200 million, $50 million and $100 million, respectively, and several other new business initiatives which are in various stages of research and development. Security Capital USREALTY also has several new business initiatives expected to be operational by the end of 1997. See "Business--Future Strategy." Security Capital believes that an important component of its future growth will come from new business initiatives and the implementation of new business strategies, although there can be no assurance that current new business initiatives will be continued or prove successful.

                                SECURITY CAPITAL
                OWNERSHIP AND MARKET CAPITALIZATION OF INVESTEES

                                           DIRECT/INDIRECT      EQUITY MARKET
      INVESTEE                            OWNERSHIP (1)(2) CAPITALIZATION (1)
      --------                            ---------------- ------------------
                                                             (in millions)
      Security Capital Pacific Trust            32%              $1,989
      Security Capital Atlantic
       Incorporated                             51%               1,005
      Homestead Village Incorporated (3)        30%               1,008
      Security Capital Industrial Trust         38%               2,436
      Security Capital USREALTY                 32%               2,021
                                                                 ------
          Total                                                  $8,459
                                                                 ======
       CarrAmerica Realty Corporation
        (4)(5)                                  38%              $1,863
       Storage USA, Inc. (4)(5)                 34%               1,137
       Regency Realty Corporation (4)(5)        39%                 604
       Pacific Retail Trust (4)(5)              69%                 614
                                                                 ------
          Total                                                  $4,218
                                                                 ======

--------

(1) Ownership and market capitalization are as of June 30, 1997, and assume contractual equity commitments by investors have been funded, convertible instruments have been converted into common shares, and options and warrants for common shares have been exercised. The resulting number of common shares is multiplied by the closing price of the common shares on such date for those companies listed on an exchange or, in the case of PACIFIC RETAIL, the last private equity offering price. See "--Operating Companies Market Price Information and Financial Performance."

(2) As of June 30, 1997, Security Capital's percentage ownerships in its investees, based on common shares outstanding on such date, were 35% of PTR, 51% of ATLANTIC, 66% of Homestead, 44% of SCI and 32% of Security Capital USREALTY. Equity market capitalization, as of June 30, 1997, based on common shares outstanding was $1.8 billion for PTR, $1.0 billion for ATLANTIC, $421 million for Homestead, $2.1 billion for SCI, and $2.0 billion for Security Capital USREALTY.
(3) Ownership of Homestead assumes that all convertible mortgages have been funded and converted into shares of Homestead common stock and that all warrants to purchase shares of Homestead common stock have been exercised. Ownership of Homestead does not include any ownership Security Capital may obtain in Homestead upon conversion of convertible mortgages owned by PTR and ATLANTIC through funding commitment agreements. See "Relationships with Operating Companies--Homestead--Homestead Transaction."
(4) This company is an investee of Security Capital USREALTY through its subsidiary and is not directly advised by Security Capital. The ownership percentage reflected is that of Security Capital USREALTY.

(5) As of June 30, 1997, Security Capital USREALTY's percentage ownerships in its investees, based on common shares outstanding on such date, were 42% of CarrAmerica, 37% of Storage USA, 37% of REGENCY and 68% of PACIFIC RETAIL.

  Security Capital's and its affiliates' principal business activities are carried out in offices located in Atlanta, Brussels, Chicago, Denver, El Paso, London, Luxembourg, New York and Santa Fe.

                        THE PROPOSED MERGER TRANSACTIONS

  Security Capital, through its affiliates, currently provides real estate investment trust ("REIT") management and property management services to each of ATLANTIC, PTR and SCI. In December 1996, management of Security Capital proposed to its Board that Security Capital exchange its REIT management companies and property management companies for common shares of ATLANTIC, PTR and SCI, respectively. In January 1997, based upon the direction of the Board, Security Capital proposed to the Board of Directors of ATLANTIC, and the Board of Trustees of each of PTR and SCI, that each of ATLANTIC, PTR and SCI become internally managed. On March 24, 1997, Security Capital and each of ATLANTIC, PTR and SCI entered into Merger and Issuance Agreements (collectively, the "Merger Agreements"), pursuant to which Security Capital will cause its affiliates providing REIT management and property management services to each of ATLANTIC, PTR and SCI to be merged into newly formed subsidiaries of such respective entities (the "Mergers") with the result that all personnel employed in the REIT management and property management businesses would become officers and employees of ATLANTIC, PTR and SCI, respectively. In exchange for the transfer of those businesses, Security Capital will receive $54,608,549 of ATLANTIC's shares of common stock, $75,838,457 of PTR's common shares of beneficial interest and $81,870,626 of SCI's common shares of beneficial interest. Each Merger is subject to approval of the shareholders of each of ATLANTIC, PTR and SCI, respectively, and to various customary closing conditions.

                              THE RIGHTS OFFERINGS

  In order to allow the common shareholders of ATLANTIC, PTR and SCI, respectively, to maintain (and to the extent a shareholder oversubscribes for common shares pursuant to the oversubscription privilege described below, to increase) their relative percentage ownership interests in each of their companies, concurrently with proxy solicitations seeking approval of the Mergers, each of ATLANTIC, PTR and SCI is conducting a rights offering entitling its common shareholders (other than Security Capital) to purchase additional common shares. Shareholders are entitled to subscribe for common shares not purchased by other common shareholders pursuant to an oversubscription privilege. The rights offering price for each company is at a discount to the price at which common shares in each of ATLANTIC, PTR and SCI will be issued to Security Capital pursuant to the respective Merger Agreements. The exercise prices in the rights offerings, the prices of the common shares being issued to Security Capital in the Mergers, the closing
prices of the common shares on August   , 1997 (the day prior to the record
dates for the Mergers) and the five-day trailing average closing prices on
August   , 1997 are as follows:

                                           ATLANTIC       PTR          SCI
                                         ------------ ------------ ------------
Exercise Price in Rights Offering....... $            $            $
Price to Security Capital in Merger..... $            $            $
NYSE Closing Price on August   , 1997... $            $            $
Five-Day Trailing Average Closing Price
 on August   , 1997..................... $            $            $

  Any common shares not subscribed for by common shareholders in the rights offerings will be made available for purchase by third parties.

                              THE WARRANT ISSUANCE

  As part of the transactions contemplated by the Merger Agreements, Security Capital will issue warrants to purchase an aggregate of $250 million of Class B Shares (the "Warrants") to the common equity holders (and holders of certain securities convertible into common shares) of each of ATLANTIC, PTR and SCI (other than Security Capital) after the closing of the Mergers (the "Warrant Issuance"). The Warrants are being issued as an incentive for the common shareholders of ATLANTIC, PTR and SCI to vote in favor of the transactions, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through the exercise of the Warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of ATLANTIC, PTR and SCI. The number of Class B Shares subject to the Warrants will be based on the market price of the Class B Shares on a date within approximately 60 days following the closing of the Mergers. The exercise price of the Warrants will be based on the market price of the Class B Shares on a date to be established following completion of the Offering, and the Warrants will have a term of one year. In the event that there is no market price for the Class B Shares, the exercise price of the Warrants will be the fair market value of the Class B Shares as determined in good faith by the Board. See "Risk Factors--No Prior Market for Class B Shares or Warrants."

                                  THE OFFERING

  Security Capital filed a registration statement with the Securities and Exchange Commission on April 29, 1997, relating to the offering of $250 million in aggregate amount of Class B Shares ($287.5 million if the underwriters' overallotment option is exercised in full). It is currently expected that the Offering will occur in the third quarter of 1997, although there can be no assurance that the Offering will occur.

                                  RISK FACTORS

  An investment in the Class B Shares involves certain risks including the following: (i) recent underlying favorable conditions in the real estate industry may not continue and Security Capital may not continue to grow at rates similar to those which it has achieved in the past; (ii) there can be no assurance that Security Capital will be successful in creating new businesses;
(iii) Security Capital is dependent on dividends, capital gains and management and service fees from its operating companies to meet its operating needs and to pay principal and interest on debt; (iv) Security Capital, through its investees, is subject to general real estate investment risks; (v) there are limitations on the shareholders' ability to change control of Security Capital; and (vi) there has been no prior market for the Class B Shares. See "Risk Factors."

                     SUMMARY SELECTED FINANCIAL INFORMATION

The following table sets forth summary selected financial information for Security Capital as of and for the three months ended March 31, 1997, for the three months ended March 31, 1996 and as of and for the years ended December 31, 1996, 1995, 1994, 1993, 1992 and 1991. The following summary selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Company's consolidated financial statements and notes thereto included in this Prospectus.

                          THREE MONTHS ENDED MARCH 31,                    YEARS ENDED DECEMBER 31,
                          ----------------------------   -------------------------------------------------------------
Dollars in thousands,          1997           1996         1996    1995 (1)     1994       1993      1992      1991
except per share data     -------------- --------------  --------- ---------  ---------  --------- --------- ---------
                                     (UNAUDITED)
SELECTED OPERATING DATA:
Equity in earnings......  $       39,035 $       14,963  $ 168,473 $  45,685  $   8,812  $   6,032 $   1,722 $     242
Rental revenues.........          50,667         30,809    145,907   103,634     55,071     10,916     1,592         -
Services Division
 revenues (2)...........          22,970         15,408     77,512    49,404          -          -         -         -
Total revenues..........         114,031         61,539    398,122   200,534    156,855     17,503     3,534       467
Rental expenses.........          19,957         12,635     58,259    40,534     23,052      1,428       292         -
Services Division
 expenses(2)............          21,324         16,819     79,296    56,317          -          -         -         -
General, administrative
 and other (2)..........          11,701          5,654     32,617    20,197      6,172      2,555       679       205
Costs incurred in
 acquiring Services
 Division (2)...........               -              -          -   158,444          -          -         -         -
Interest expense:
 Security Capital:
  Convertible
   Debentures/notes (3).          26,665         22,291     93,912    78,785     29,647      1,616       180         -
  Line of credit........           1,412          2,240      6,256     5,977      6,424      1,808       960        88
 Majority-owned
  subsidiaries (4)......           4,761          4,342     17,056    19,042      8,057        362         -         -
                          -------------- --------------  --------- ---------  ---------  --------- --------- ---------
 Total interest expense.          32,838         28,873    117,224   103,804     44,128      3,786     1,140        88
Net earnings (loss)
 attributable to Class A
 Shares (5).............  $        3,349 $       (9,854) $  32,067 $(201,634) $  (7,685) $   5,155 $   1,014 $     141
                             THREE MONTHS ENDED MARCH 31,                 YEARS ENDED DECEMBER 31,
                             -----------------------------------------------------------------------------------------
                               1997           1996         1996    1995 (1)     1994       1993      1992      1991
                          -------------- --------------  --------- ---------  ---------  --------- --------- ---------
                                     (UNAUDITED)
PER SHARE DATA:
Series A Preferred Stock
 dividends..............  $        18.75              -  $   56.25         -          -          -         -         -
Net earnings (loss)
 attributable to
 Class A Shares.........  $         2.53 $        (9.91) $   28.28 $ (224.87) $  (16.74) $   39.12 $   21.61 $    3.96
Class A Share
 distributions paid (6).               -              -          -         -  $   33.50  $   60.00 $   55.00 $   24.95
Weighted average Class A
 Shares outstanding.....       1,322,054        994,789  1,133,711   896,681    458,945    131,776    46,913    35,565

                            AS OF                         AS OF DECEMBER 31,
                          MARCH 31,  -------------------------------------------------------------
                            1997        1996     1995 (1)    1994      1993      1992      1991
Dollars in thousands     ----------- ----------  --------- --------- --------- --------- ---------
                         (UNAUDITED)
SELECTED BALANCE SHEET DATA:
Investments, at equity..  $1,512,391 $1,438,937  $ 930,043 $ 230,756 $ 161,270 $  68,160 $  24,911
Real estate, net of
 accumulated
 depreciation (1).......   1,463,173  1,365,373    865,367 2,005,957   478,630    41,577         -
Total assets............   3,222,715  2,929,284  1,855,056 2,300,613   673,019   110,765    25,003
Long-term debt:
 Security Capital (3)...   1,036,712    940,197    718,611   514,383    48,970     6,532         -
 Majority-owned
  subsidiaries (4)......     273,163    257,099    118,524   301,787    47,988         -         -
Minority interests......     401,134    394,537    159,339   554,752   157,545     4,884         -
Total shareholders'
 equity.................  $1,018,809 $  918,702  $ 528,539 $ 359,859 $ 293,823 $  57,847 $  16,314

-------

(1) Prior to 1995, Security Capital consolidated the accounts of SCI and Security Capital Pacific Incorporated ("PACIFIC"). During 1995, Security Capital's ownership of SCI decreased to less than 50% and PACIFIC was merged into PTR. Accordingly, these entities were deconsolidated effective January 1, 1995.

(2) Security Capital resulted from the merger of two affiliated, but not commonly controlled, entities on January 1, 1995 (the "1995 Merger"). See
    Note 1 to the Company's consolidated financial statements included in this Prospectus for more information concerning the 1995 Merger and the predecessor entity.

(3) During 1994, Security Capital made a $757.50 per share distribution of the 2014 Convertible Debentures resulting in a total increase of $417.2 million in outstanding 2014 Convertible Debentures.

(4) Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies.

(5) On April 17, 1997, shareholders approved an amended and restated charter which created Class A Shares and Class B Shares. All outstanding common shares as of April 18, 1997 automatically became Class A Shares and all securities convertible into or exchangeable for common shares became convertible into or exchangeable for Class A Shares.

(6) For the years ended December 31, 1994, 1993 and 1992, Security Capital elected to be taxed as a REIT and made cash distributions to its shareholders.

                                 RISK FACTORS

  Holders of Warrants and Class B Shares should consider carefully the information set forth below, as well as the other information set forth in this Prospectus, the ATLANTIC Proxy Statement, the PTR Proxy Statement or the SCI Proxy Statement, as applicable. This Prospectus contains, in addition to historical information, forward looking statements that involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its Board of Directors (the "Board") or its officers with respect to (i) future revenues, (ii) future performance of the Company's businesses and (iii) future business initiatives of the Company. The Company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors, including those discussed below and elsewhere in this Prospectus.

PAST GROWTH RATE NOT INDICATIVE OF FUTURE RESULTS

  Security Capital was started in 1991 and its early stages of development occurred when it was an optimal time to purchase real estate. Over the five and one-quarter year period ended March 31, 1997, Security Capital's book value per share (after payment of convertible debt interest and preferred stock dividends) increased at a compounded average growth rate of 11.01% per year. There can be no assurance that underlying favorable conditions in the real estate industry will continue or that, in the future, the stock price of the Class A Shares or Class B Shares will increase, or the book value per share will continue to grow, at rates similar to those which Security Capital has achieved in the past.

RISKS RELATING TO NEW BUSINESS INITIATIVES

  Since its inception, Security Capital has continually devoted substantial resources to the creation of new businesses. Security Capital currently has several new business initiatives which have recently become operational or are in varying stages of research and development, and Security Capital USREALTY also has several new business initiatives that are expected to be operational by the end of 1997. These new business initiatives, to the extent they are developed into new businesses, may be subject to a greater risk of failure as a new business initiative than generally would be associated with a mature business. As a result, there can be no assurance that these new business initiatives will be completed, or if completed, prove to be successful or viable. See "Business--Future Strategy."

DEPENDENCE ON KEY PERSONNEL

  Security Capital's success depends upon attracting and retaining the services of executive officers, including C. Ronald Blankenship, William D. Sanders and Thomas G. Wattles, who are members of the Operating Committee, as well as several key senior officers, consisting of the following Managing
Directors: Jeffrey A. Cozad, John H. Gardner, W. Joseph Houlihan, Anthony R. Manno, Jr., Todd W. Mansfield, Caroline S. McBride, Daniel F. Miranda, Mary Lou Rogers, Donald E. Suter and Paul E. Szurek. Security Capital has experienced individuals who manage its operating companies, including R. Scot Sellers, President and Chief Executive Officer of PTR, Patrick R. Whelan, Managing Director of PTR, K. Dane Brooksher and Irving F. Lyons, III, Co-Chairmen of SCI, Constance B. Moore and James C. Potts, Co-Chairmen of ATLANTIC, and Michael D. Cryan and David C. Dressler Jr., Co-Chairmen of Homestead. Security Capital's success will depend, among other things, on its ability to retain each of the foregoing individuals. Security Capital's success also depends upon the ability of Security Capital's operating companies and any new entities it creates to continue to recruit experienced management. There is substantial competition for qualified personnel in the real estate industry. Security Capital believes it has an effective succession plan in place and that several of its officers could serve as Security Capital's senior executive officers and continue Security Capital's performance. The loss of any of these key personnel could have an adverse effect on Security Capital.

RELIANCE ON DIVIDENDS AND TRANSFERS FROM OPERATING COMPANIES

  Security Capital conducts all of its operations through its operating companies and service businesses. As such, Security Capital is dependent on dividends and fees from such entities to meet its operating expense needs and to pay principal and interest on debt, including borrowings under the revolving line of credit of SC Realty Incorporated ("SC Realty"), a wholly owned subsidiary of Security Capital which holds the Company's shares of PTR, SCI, ATLANTIC, Security Capital USREALTY and Homestead and warrants to purchase shares of Homestead. This revolving line of credit is secured by such securities and is guaranteed by Security Capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investing and Financing Activities--Line of Credit." Although many of the Company's operating companies are REITs, others are not and the Company's ability to obtain dividends, fees or other funds from such operating companies depends on the economic performance of such operating companies, the prior claims of creditors or holders of preferred stock of such operating companies and the Company's ability to control or cause such operating companies to make distributions or such other payments.

LACK OF DIVIDENDS TO SHAREHOLDERS

  Security Capital is not a REIT and is not required to make distributions to its common shareholders. Security Capital does not intend to pay dividends on Class A Shares or Class B Shares in the foreseeable future.

SUBSTANTIAL LEVERAGE

  Security Capital has a substantial amount of leverage and will continue to have a substantial amount of leverage after the Offering. As of March 31, 1997, Security Capital had approximately $1.3 billion of consolidated outstanding long-term indebtedness (of which $273 million represented indebtedness of Security Capital's consolidated operating companies) and $295 million of consolidated outstanding short-term indebtedness (all of which represented indebtedness of Security Capital's consolidated operating companies). Of the $1.3 billion of consolidated outstanding long-term indebtedness, approximately $1.1 billion consisted of the 2014 Convertible Debentures and the Convertible Debentures due March 29, 2016 (the "2016 Convertible Debentures" and together with the 2014 Convertible Debentures, the "Convertible Debentures"), which are convertible at the option of the holders into Class A Shares one year after the date of the Offering or upon redemption of the Convertible Debentures. The current conversion prices for the Convertible Debentures are below the Company's estimate of the fair market value per Class A Share. If the Convertible Debentures were converted, the outstanding long-term indebtedness would be reduced to approximately $273 million (all of which would be indebtedness of Security Capital's consolidated operating companies). Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies. In addition, Security Capital's operating companies have a substantial amount of indebtedness and, in certain cases, have issued preferred stock to third parties.

  In 1993, Security Capital entered into an $85 million revolving line of credit with Wells Fargo Realty Advisers Funding, Incorporated ("Wells Fargo"), as agent for a syndicate of banks. Subsequently, this line of credit was amended and the size of the facility was increased to $250 million, $300 million and $400 million in 1994, 1995 and 1997, respectively. In 1995, Security Capital transferred its investments in the REITs and assigned its obligation under the line of credit to SC Realty, its wholly owned subsidiary, effectively making SC Realty the borrower. The facility, which is provided by a group of 11 banks, is effective through November 15, 1998 and had an outstanding balance of $136.5 million as of July 22, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Investing and Financing Activities--Line of Credit."

  Under SC Realty's line of credit, Security Capital (as guarantor) is not permitted to incur or assume any indebtedness other than (i) indebtedness under the SC Realty line of credit which is guaranteed by Security Capital,
(ii) existing convertible subordinated indebtedness, (iii) subordinated indebtedness, (iv) indebtedness represented by declared but unpaid dividends,
(v) indebtedness secured by purchase money liens in an aggregate amount not to exceed $10 million at any time outstanding, (vi) indebtedness owing to SC Realty (limited to a maximum of $50 million), and (vii) other indebtedness in an aggregate amount not to exceed $10 million at any time outstanding. In addition, the terms and conditions of SC Realty's line of credit impose restrictions that affect, among other things, the ability of Security Capital to (i) create liens on assets, (ii) sell or otherwise transfer certain assets,
(iii) engage in mergers or consolidations, and (iv) pay dividends. Security Capital is also required by the terms of its guaranty to comply with certain specified financial ratios and tests, including (i) a minimum shareholders' equity of greater than $795 million; (ii) a maximum ratio of total liabilities of Security Capital to the net worth of Security Capital plus the market value net worth of SC Realty of
1.75 to 1.00; and (iii) a minimum ratio of cash flow to mandatory interest expense of 1.75 to 1.00. Security Capital's ability to comply with the foregoing provisions may be affected by events beyond its control. Security Capital's failure to comply with any of these covenants could result in a default under the line of credit. At March 31, 1997, Security Capital was in compliance with all covenants under the guaranty and SC Realty's line of credit.

  Based on Security Capital's current level of operations and anticipated growth as a result of pending new business initiatives, Security Capital expects that cash flows from operations (including dividends and fees received from its operating companies), the proceeds of the Offering and the exercise of Warrants and funds currently available under its $400 million revolving line of credit will be sufficient to enable Security Capital to satisfy its anticipated requirements for operating and investing activities for the next twelve months. Security Capital intends to finance its long-term business activities (including investments in new business initiatives) through the proceeds of the Offering, borrowings under an expanded line of credit and the exercise of the Warrants. In addition, the Company anticipates that its operating companies will separately finance their activities through cash flow from operations, sales of equity and debt securities and the incurrence of mortgage debt or line of credit borrowings. The degree to which Security Capital is leveraged and to which it is able to meet its financial obligations could affect its ability to obtain additional financing in the future for refinancing indebtedness, working capital, capital expenditures, acquisitions, investments in new businesses, general corporate purposes or other purposes

OPERATING LOSS IN 1995 AND ACCUMULATED DEFICIT

  For the year ended December 31, 1995, Security Capital experienced a net loss of $201.6 million of which $158.4 million related to the one-time, noncash charge related to the acquisition of the Services Division. In addition, as of March 31, 1997, Security Capital had an accumulated deficit of $202.4 million. Although Security Capital had net earnings for 1996 and the first quarter of 1997, there can be no assurance that Security Capital will remain profitable in the future.

LIMITATIONS ON ACQUISITION OF SHARES AND CHANGE IN CONTROL

 Ownership Limit

  The Charter restricts ownership of more than 9.8% of the number or value of the outstanding Class A Shares or Class B Shares by any single shareholder except Security Capital USREALTY. This provision is designed to help ensure that Security Capital's operating companies that are REITs are able to meet the constructive ownership limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Board, in its sole discretion, may waive this restriction. Shares acquired in breach of the limitation may be redeemed by Security Capital at the average daily closing sales price per Class A Share or Class B Share, as applicable, during the 30-day period ending on the business day prior to the redemption date. A transfer of such Shares to a person who, as a result of the transfer, violates the ownership limit may be void under some circumstances. See "Description of Capital Stock--Restriction on Size of Holdings of Shares" for additional information regarding the ownership limit in the Charter and the constructive ownership limitations imposed by the Code.

  Security Capital's 9.8% ownership limit, as well as the ability of Security Capital to issue additional Class A Shares, Class B Shares or other classes or series of stock (which may have rights and preferences senior to the Class B Shares), may have the effect of delaying, deferring or preventing a change in control of Security Capital without the consent of the Board even if a change in control were in the shareholders' interests and may also (i) deter tender offers for Class A Shares or Class B Shares, which offers may be advantageous to shareholders and (ii) limit the opportunity for shareholders to receive a premium for their Class A Shares or Class B Shares that might otherwise exist if an investor were attempting to assemble a block of Class A Shares or Class B Shares in excess of 9.8% or otherwise effect a change in control of Security Capital.

 Shareholder Purchase Rights

  On April 21, 1997, the Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each Share outstanding. Each Purchase Right entitles the holder, under certain circumstances, to purchase from Security Capital, in the event the underlying share is a Class A Share, one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Shares"), at a price of $6,000 per one one-hundredth of a Participating Preferred Share, subject to adjustment. In the event the underlying share is a Class B Share, the Purchase Right entitles the registered holder, under certain circumstances, to purchase from Security Capital one five-thousandth of a Participating Preferred Share of Security Capital at a price of $120 per one five-thousandth of a Participating Preferred Share. Purchase Rights are exercisable when a person or group of persons (other than Security Capital USREALTY and other affiliates of Security Capital) acquires 20% or more of the voting power of the voting equity securities of Security Capital or announces a tender offer for 25% or more of the voting power of the voting equity securities of Security Capital. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of Class A Shares or Class B Shares, as the case may be, having a market value of twice the Purchase Right's exercise price. The acquisition of Security Capital pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by the triggering 20% shareholders (other than Security Capital USREALTY or other affiliates of Security Capital) would not be exercisable.

  The Purchase Rights may have the effect of delaying, deferring or preventing a change in control of Security Capital without the consent of the Board even if a change in control were in the shareholders' interests and may also adversely affect the voting and other rights of shareholders. See "Description of Capital Stock--Purchase Rights."

 Classified Board; Preferred Stock; Advance Notice Provisions

  The Board has been divided into three classes of directors. The terms of the classes will expire in 1998, 1999 and 2000, respectively. As the term of a class expires, directors for that class will be elected for a three-year term and the directors in the other two classes will continue in office. See "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws--Classification of the Board."

  Security Capital's amended and restated articles of incorporation (the "Charter") authorizes the Board to reclassify any unissued shares of Security Capital's stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption. See "Description of Capital Stock--General" and "--Preferred Stock."

  For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, Security Capital's amended and restated bylaws (the "Bylaws") require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as it appears on Security Capital's books and of such beneficial owner and (y) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

  The classified Board, the issuance of preferred stock and the advance notice provisions discussed in the preceding paragraphs each could have the effect of delaying, deferring or preventing a change in control of Security Capital even if a change in control were in the shareholders' interests.

CERTAIN RISKS RELATING TO THE INVESTMENT COMPANY ACT

  Security Capital is not registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), in reliance on exemptions provided by Rule 3a-1 promulgated under the Investment Company Act. Security Capital is not required to register as an investment company because it is principally engaged in the real estate business through companies that it primarily controls. As of June 30, 1997, Security Capital owned approximately 35% of PTR, 51% of ATLANTIC, 66% of Homestead, 44% of SCI and 32% of Security Capital USREALTY (based in each case on outstanding common shares at such date) and which, together with certain investor agreements, advisory agreements, board representation or other control rights, allows Security Capital to exert significant influence over the operations of each of these entities. Security Capital currently intends to exert similar influence over any other operating company through which it makes future investments. However, to the extent Security Capital does not elect to participate in future equity offerings by its operating companies, its ownership interest in and control over such companies could diminish, and the Company could potentially be required to register as an investment company under the Investment Company Act. Security Capital would be materially adversely affected if it were required to register as an investment company under the Investment Company Act.

CERTAIN TAX RISKS RELATING TO STATUS OF SECURITY CAPITAL USREALTY

  Security Capital USREALTY was organized in 1995 principally to own significant strategic positions in leading value-added real estate operating companies based in the United States. The Company has been advised by Security Capital USREALTY that Security Capital USREALTY is not currently, and intends to operate so as not to become, a Passive Foreign Investment Company ("PFIC") or subject to the accumulated earnings tax for United States income tax purposes. Characterization of Security Capital USREALTY as a PFIC could potentially subject the Company to income tax on its pro rata share of the undistributed income of Security Capital USREALTY. In addition, application of the accumulated earnings tax to Security Capital USREALTY could potentially subject Security Capital USREALTY to a 39.6% tax rate on its "accumulated taxable income" for United States income tax purposes.

REAL ESTATE RISKS AFFECTING SECURITY CAPITAL

 General

  Although Security Capital owns no real estate, its operating companies, and companies in which its affiliates may invest, own real estate. Real property investments are subject to varying degrees of risk. Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local, regional or national conditions (such as an oversupply of properties or a reduction in rental demand in a specific area), the quality and philosophy of management, competition from other available properties and the ability to provide adequate maintenance and insurance and to control operating costs. Although Security Capital seeks to minimize these risks through its market research and asset and property management capabilities, these risks cannot be eliminated entirely. Real estate cash flows and values are also affected by such factors as government regulations, including zoning, usage and tax laws, interest rate levels, the availability of financing, the possibility of bankruptcies of tenants and potential liability under, and changes in, environmental and other laws. Since a significant portion of the income from Security Capital's operating companies is derived from rental income from real property, their respective income and distributable cash flow, and accordingly Security Capital's, would be adversely affected if a significant number of tenants were unable to meet their obligations, or if such operating companies were unable to lease properties on economically favorable terms.

  In addition, the market price of the Class B Shares may be affected by the market prices of shares of Security Capital's real estate operating companies, which in turn may be affected by risks generally associated with investments in real estate, including risks associated with the acquisition and disposition of real estate assets and the development or redevelopment of properties.

 Debt Financing

  To the extent Security Capital or one of its operating companies incur debt, such company will be subject to the risks associated with debt financing, including the risks that cash flow from operations will be insufficient to meet required payments of principal and interest, that such company will be unable to refinance any revolving line of credit or any current or future indebtedness on its properties, that the terms of any such refinancings may not be as favorable as the terms of existing indebtedness and that, due to a lack of funds, such company may be unable to make necessary capital expenditures for purposes such as renovations or releasing properties. If a property owned by one of Security Capital's operating companies is mortgaged to secure payment of indebtedness and the operating company is unable to meet its mortgage payments, the property would be transferred to the mortgagee with a consequent loss of income and asset value to the operating company.

 Risks of Real Estate Development

  Security Capital's operating companies have developed or commenced development on properties (e.g., multifamily communities, distribution facilities and extended-stay lodging facilities) and expect to develop additional properties in the future. Real estate development involves significant risks in addition to those involved in the ownership and operation of established properties, including the risks that financing, if needed, may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs), that estimates of the costs of construction may prove to be inaccurate and that properties may not be leased or rented on profitable terms and therefore will fail to perform in accordance with expectations. Timely construction may be affected by local weather conditions, local or national strikes and by local or national shortages in materials, insulation, building supplies and energy and fuel for equipment.

 Renewal of Leases and Re-leasing of Space

  Certain of Security Capital's operating companies, particularly those that invest in multifamily communities and distribution facilities, are subject to the risks that leases may not be renewed, space may not be re-leased or the terms of such renewal or re-leasing may be less favorable than current lease terms. If such operating companies were unable to promptly re-lease or renew leases or if the rental rates upon such renewal or re-lease were significantly lower than expected, their cash flow, and accordingly Security Capital's cash flow, may be adversely affected.

 Illiquidity of Real Estate Investments

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of Security Capital's operating companies to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as mortgage payments, real estate taxes, and operating and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments. Further, Security Capital's operating companies that are REITs must comply with safe harbor rules which enable a REIT to avoid punitive taxation. Thus, the ability of the operating companies that are REITs to sell assets to change their asset base is restricted by tax rules which impose holding periods for assets and potential disqualification as a REIT upon certain asset sales.

 Regulation

  Governmental authorities at the federal, state and local levels are actively involved in the promulgation and enforcement of regulations relating to land use and zoning restrictions. Regulations may be promulgated which could have the effect of restricting or curtailing certain uses of existing structures or requiring that such structures be renovated or altered in some fashion. The establishment of such regulations could have the effect of increasing the expenses and lowering the profitability of any of the properties affected thereby.

 Changes in Laws

  Increased costs resulting from increases in real estate, income or transfer taxes or other governmental requirements generally may not be passed through directly to residents, tenants or lessees, inhibiting the ability of Security Capital's operating companies to recover such costs. Substantial increases in rents, as a result of such increased costs, may affect the ability of a resident, tenant or lessee to pay rent, causing increased vacancy. In addition, changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures.

 Uninsured Loss

  Security Capital's operating companies carry comprehensive liability, fire, flood, earthquake, extended coverage and rental loss insurance with respect to their properties with policy specifications and insured limits customarily carried for similar properties and which the operating companies believe are appropriate under the circumstances. There are, however, certain types of losses (such as from wars) that may be uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, such operating company could lose both its capital invested in and anticipated profits from one or more properties.

HIGHLY COMPETITIVE BUSINESSES

  There are numerous commercial developers, real estate companies and other owners of real estate, including those that operate in the regions in which Security Capital's operating companies' properties are located, that compete with Security Capital's operating companies in seeking land for development, properties for acquisition and disposition and tenants for properties. Security Capital's operating companies compete on a regional and national basis with no individual market material to Security Capital as a whole.

  ATLANTIC and PTR each have a significant portion of their respective assets in certain geographic markets. ATLANTIC has 29% and 11%, respectively, of its assets, based on total expected investment, located in the Atlanta, Georgia and Ft. Lauderdale/West Palm Beach, Florida markets. PTR has 18%, 14% and 11%, respectively, of its assets, based on total expected investment, located in the Northern California, Southern California and Phoenix, Arizona markets. As a result, such operating companies are subject to increased exposure to the economic and other competitive factors specific to those markets. See "Business--Competition and Properties of the Operating Companies".

  All of the operating companies' properties are located in developed areas that include other similar properties. The number of competitive properties in a particular area could have a material adverse effect on the operating companies' ability to lease units and on the rents charged. In addition, other forms of properties provide alternatives to tenants of the operating companies' properties (for example, single family residential housing may be an alternative to multifamily housing).

  The global real estate securities management business of Security Capital will compete for capital and investment opportunities with a large number of investment management firms as well as certain insurance companies, commercial banks and other financial institutions, some of which may have greater access to capital and other resources and which may offer a wider range of services than Security Capital. Real estate investment management firms can be formed with relatively small amounts of capital and depend most significantly on the continued involvement of their professional staff. The Company believes that competition among real estate investment management firms is affected principally by investment performance, development and implementation of investment strategies, information technologies and databases and client service performance.

NO PRIOR MARKET FOR CLASS B SHARES OR WARRANTS; SHARE PRICE FLUCTUATIONS

  Prior to the Offering, there has been no public market for the Class B Shares or the Warrants. There can be no assurance that an active trading market will develop for the Class B Shares or the Warrants. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Class B Shares and the Warrants for reasons unrelated to Security Capital's performance. In addition, the initial public offering price may not accurately reflect the market price of the Class B Shares.

  If the Offering does not occur, the holders of Warrants will own securities for which the underlying Class B Shares are not publicly traded. This may cause the Warrants to be illiquid. If the Offering does not occur, the Company will determine the exercise price for the underlying Class B Shares based on the Board's determination of the fair market value of the Class B Shares.

POTENTIAL ADVERSE EFFECT ON CLASS B SHARE PRICE OF SHARES AVAILABLE FOR FUTURE SALE

  Sales of a substantial number of Class B Shares, or the perception that such sales could occur, could adversely affect the prevailing market price for Class B Shares. After consummation of the Mergers, Security Capital is expected to issue Warrants to purchase a total of $250 million of Class B Shares (the number of such shares will be based on the price of the Class B Shares on a date to be established following completion of the Offering), which underlying Class B Shares may be sold by non-affiliates in the public markets without limitation. Upon completion of the Offering, Security Capital is expected to have an additional $250 million of Class B Shares outstanding. All such shares may be sold by non-affiliates in the public markets without limitation. In addition, upon completion of the Offering, Security Capital expects to have 1,327,150 Class A Shares outstanding, which will be convertible beginning January 1, 1998 into a total of 66,357,500 Class B Shares, and 139,000 shares of Series A Cumulative Convertible Redeemable Voting Preferred Stock (the "Series A Preferred Stock") outstanding, convertible into a maximum of 105,896 Class A Shares. As of June 30, 1997, Security Capital also had outstanding (i) approximately $715 million principal amount of its 2014 Convertible Debentures, convertible into an aggregate of 683,790 Class A Shares, (ii) approximately $323 million principal amount of its 2016 Convertible Debentures, convertible into an aggregate of 279,941 Class A Shares, (iii) warrants to purchase 40,241 Class A Shares and approximately $30 million principal amount of 2014 Convertible Debentures (convertible into 29,142 Class A Shares) and (iv) options to purchase 130,615 Class A Shares and approximately $45 million principal amount of 2014 Convertible Debentures (convertible into 43,849 Class A Shares) under Security Capital's employee benefit plans. All such Class A Shares, and the Class B Shares into which they may be converted, may be sold in the public markets in the future pursuant to registration rights or available exemptions from registration. See "Shares Available for Future Sale." No prediction can be made regarding the effect of future sales of Class B Shares, Class A Shares or Warrants, or the conversion of Class A Shares into Class B Shares, on the market price of Class B Shares or Warrants.

IMPACT OF ENVIRONMENTAL REGULATIONS

  Security Capital, through certain of its operating companies, is subject to environmental and health and safety laws and regulations related to the ownership, operation, development and acquisition of real estate. Under such laws and regulations, Security Capital may be liable for, among other things, the costs of removal or remediation of certain hazardous substances, including asbestos-related liability. Such laws and regulations often impose liability without regard to fault.

  As part of its due diligence procedures, Security Capital's operating companies have conducted Phase I environmental assessments on each of their respective properties prior to their acquisition; however, there can be no assurance that such assessments have revealed all potential environmental liabilities. Security Capital is not aware of any environmental condition on any of its operating companies' properties which is likely to have a material adverse effect on Security Capital's financial position or results of operations; however, there can be no assurance that any such condition does not exist or may not arise in the future.

                                USE OF PROCEEDS

  The maximum net proceeds to Security Capital from the exercise of Warrants offered hereby, after payment of all expenses of the Warrant Issuance, will be a maximum of $250 million. The net proceeds will be used for general corporate purposes. Depending on the timing and amount of any proceeds from the exercise of Warrants, proceeds may be used for a variety of purposes, including the partial repayment of outstanding indebtedness and the allocation of capital to new businesses or for general corporate purposes.

  At July 22, 1997, SC Realty, a wholly owned subsidiary of Security Capital, had $136.5 million in outstanding borrowings under its $400 million revolving line of credit with Wells Fargo. The weighted average interest rate on the line of credit balance at July 22, 1997 was 7.1875%. Borrowings under the line of credit bear interest, at SC Realty's option, at either (i) LIBOR plus a margin of 1.50% or (ii) the higher of the federal funds rate plus a margin of
 .50% or Wells Fargo's prime rate, with interest payable monthly in arrears. The line of credit is guaranteed by Security Capital and is secured by its shares in PTR, SCI, ATLANTIC, Security Capital USREALTY and Homestead, as well as its warrants to acquire shares of Homestead. At July 22, 1997, the aggregate market value of the securities pledged pursuant to the line of credit was approximately $3.0 billion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investing and Financing Activities--Line of Credit."

                                DIVIDEND POLICY

  Security Capital is not a REIT and is not required to make distributions to its common shareholders. The declaration and payment of dividends by Security Capital is subject to the discretion of the Board. Any determination as to the payment of dividends will depend upon the results of operations, capital requirements and financial condition of Security Capital and such other factors as the Board deems relevant. The Company believes that there currently are substantial investment opportunities available to Security Capital and, as a result, the Board intends to follow a policy of retaining earnings to finance Security Capital's growth and for general corporate purposes. Therefore, Security Capital does not anticipate paying any cash dividends on the Class A Shares or the Class B Shares in the foreseeable future.

                                   BUSINESS

OVERVIEW AND STRATEGY

  Security Capital is a real estate research, investment and management company. Management has assembled a superior team of operating and investment professionals to implement the firm's strategy. Prior to the Warrant Issuance and the Offering, Security Capital was owned primarily by directors, officers, employees and 65 major domestic and foreign institutional investors.

  Security Capital's strategy is to create the optimal organization to lead and profit from global real estate securitization. Security Capital will implement this strategy by:

  . Providing leadership in real estate research conducted on a global basis.
    Security Capital's proprietary research, which is available to Security Capital's affiliates, provides a strong foundation for its capital deployment strategy.

  . Continuing to invest its capital in fully integrated, value-added operating companies that have strong prospects for sustained growth. Security Capital plans to utilize the results of its research to identify opportunities in which it can invest its capital in the start-up of highly focused, private operating companies with the objective of becoming publicly traded and having the prospect of dominating their respective niches. The Company currently is considering several new business initiatives in which it has recently made or has agreed to make investments. See "--Future Strategy." In addition, Security Capital will continue to make investments in public companies in which it can provide strategic and operating guidance and capital and thereby enable the companies to pursue an attractive growth strategy. See "--Operating Strategy--Security Capital Strategic Group."

  . Creating a global real estate securities management business.

  The global real estate industry is in the early stages of a dramatic transition from ownership in "passive hands" to becoming a securitized industry with a more rational approach to capital allocation and operating management. As public real estate investment enterprises become more prevalent, a greater percentage of the industry's new capital is moving to publicly traded, fully integrated, value-added operating companies. Securitized holdings offer significant benefits to institutional and retail investors, including enhanced liquidity, real-time pricing and the opportunity for optimal growth and sustainable competitive rates of return.

  Security Capital will deploy its capital (both its corporate and third-party managed capital) in enterprises that emulate the operating characteristics of the leading value-added operating companies in other highly competitive global industries. As the shift toward securitization of real estate ownership leads to a more rational system for deploying capital, the Company believes leading real estate companies will commit significant dollars to research and development to create value-added operating systems for application in carefully selected, focused target markets. The Company believes leading real estate companies will devote significant capital and energy to management development programs, creating a strong corporate culture with succession plans in place. The Company also believes leading real estate companies will consider capital as a precious resource to be deployed utilizing evaluation processes based on Economic Value-Added (EVA) or similar strategies. The shift toward securitization creates unprecedented opportunities for Security Capital and its operating companies. By building talented management teams, creating fully integrated operating systems and implementing highly focused strategies, the Company believes leading real estate companies can achieve sustainable annualized rates of return which are very competitive with other growth industries.

  Through June 30, 1997, Security Capital has invested an aggregate of approximately $2.0 billion in the common shares of PTR, SCI, ATLANTIC, Security Capital USREALTY and Homestead and in the warrants of Homestead. Those securities had an aggregate market value of approximately $3.0 billion (based on the closing price of those securities on the principal exchange on which the securities are listed on June 30, 1997).

  Security Capital is a Maryland corporation. Security Capital's and its affiliates' principal business activities are carried out in offices located in Atlanta, Brussels, Chicago, Denver, El Paso, London, Luxembourg, New York and Santa Fe.

OPERATING STRATEGY

  Security Capital executes its strategy through the four functional groups shown on the following organization chart. The Real Estate Research Group ("RERG") conducts proprietary real estate research and provides analyses of long-term market conditions and short-term trends to the companies and funds in which Security Capital has invested. The Investment Research Group ("IRG") manages or advises capital invested in real estate securities funds with an intermediate-term investment focus. The Strategic Group ("SG") provides overall business strategy and investment oversight to the companies in which Security Capital has direct and indirect ownership positions, either directly or through consulting agreements. The Financial Services Group ("FSG") provides administrative and capital markets services to Security Capital's client companies.

                 SECURITY CAPITAL OPERATING ORGANIZATION CHART

                      -------------------------------
                           SECURITY CAPITAL GROUP
                                INCORPORATED

                           REAL ESTATE RESEARCH,
                         INVESTMENT AND MANAGEMENT
                                  $    (1)
                      -------------------------------
                                     |
         ------------------------------------------------------------
         |                  |                    |                  |
-------------------------------------------------------------------------------
   REAL ESTATE          INVESTMENT        STRATEGIC GROUP        FINANCIAL
  RESEARCH GROUP      RESEARCH GROUP            (SG)           SERVICES GROUP
      (RERG)              (IRG)                                    (FSG)

    REAL ESTATE         REAL ESTATE      BUSINESS STRATEGY      ADMINISTRATIVE
     RESEARCH           SECURITIES              AND             AND CAPITAL
                        MANAGEMENT            CAPITAL         MARKETS SERVICES
                                             DEPLOYMENT
                                             OVERSIGHT

Brussels-Chicago-     (Intermediate       Brussels-Chicago-    Chicago-El Paso-
     Santa Fe             Term)                London-             London-
                      Brussels-Chicago     Luxembourg-New       Luxembourg-New
                                           York-Santa Fe       York-Santa Fe
-------------------------------------------------------------------------------
     CLIENTS             CLIENTS              CLIENTS             CLIENTS

Investment          Special              Security Capital    Limited to
 Research Group      Opportunity          Pacific Trust       Direct/Indirect
Strategic Group      Investments                              Affiliates
                     (Security           Security Capital
                     Capital U.S.         Atlantic
                     Realty) (2)          Incorporated

                    Security Capital     Homestead Village
                     Employee REIT        Incorporated
                     Fund (3)
                                         Security Capital
                    Security Capital     Industrial Trust
                     Preferred Growth
                     Incorporated (3)    Strategic Hotel
                                          Capital
                                          Incorporated (3)

                                         SCG Box X-3
                                          (3)(4)

                                         Security Capital
                                          U.S. Realty (2)

                                          CarrAmerica
                                           Realty
                                           Corporation
                                           (5)

                                          Storage USA,
                                           Inc. (5)

                                          Regency Realty
                                           Corporation (5)

                                          Pacific Retail
                                           Trust (5)

                                          Parking
                                           Services
                                           International--
                                           national
                                           parking
                                           operator
                                           (3)(5)

                                          Urban Growth
                                           Property Trust
                                           --national
                                           urban property
                                           (3)(5)

                                          City Center
                                           Retail Trust
                                           --urban
                                           retail (3)(5)


-----------

(1) Pre-Offering, equity market capitalization on a fully converted basis as of June 30, 1997, which assumes all convertible instruments have been converted into, and options and warrants have been exercised for, Class A Shares, which in turn are assumed to be converted into Class B Shares, and is based on the Class B Share price equal to the mid-point of the range set forth on the cover of this Prospectus.
(2) The European management and Board of Directors of Security Capital USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates IRG and SG.
(3) Italics represents new business initiatives.
(4) SCG Box X-3 is in the early stages of research and development. Security Capital's policy is to announce new business initiatives following extensive research and development and after Security Capital has committed to make investments in excess of $25 million in the new business.
(5) This company is an investee of Security Capital USREALTY through its subsidiary and is not directly advised by SG.

 ----------------   ---------------------------------------------------------
                                            ----------
    REAL ESTATE                              SECURITY
  RESEARCH GROUP                              CAPITAL
      (RERG)                                 ---------
                                                 |
   REAL ESTATE      ----------------------------------------------------------
     RESEARCH              |             |             |             |
                      -----------   -----------   -----------   -----------
 Chicago-Santa Fe        RERG
                      -----------   -----------   -----------   -----------
-----------------   ---------------------------------------------------------

Security Capital Real Estate Research Group (RERG)

 RERG produces real estate research for both the Investment Research Group and Strategic Group. Research plays a key role in the process of deploying capital through the long- and short-term evaluation of supply and demand for each real estate property type in targeted geographic markets. The evaluations are based on economic, demographic and market factors as well as proprietary demand and supply models.

  RERG conducts an economic base analysis for every major metropolitan market in the United States. Economic base analysis identifies the key industry sectors which drive a market's economy by exporting goods or services outside the area. By examining the stability and growth potential of these industries, as well as the diversity of their mix, RERG assesses the risks and long-term growth prospects for that particular market. The demand models created by RERG for each property type incorporate demographic factors such as population, household income, age, education, employment and housing characteristics for an area as small as one-sixteenth of a square mile in certain markets. The economic and demographic analyses are translated into an overall evaluation of the demand prospects for each property type in each market.

  On a short-term basis, RERG monitors real estate market conditions such as occupancy and rent growth to forecast the near-term (one to two years) demand/supply balance of each property type in the market.

 ----------------   ---------------------------------------------------------
    INVESTMENT
  RESEARCH GROUP                            ----------
      (IRG)                                  SECURITY
                                              CAPITAL
   REAL ESTATE                               ---------
    SECURITIES                                   |
    MANAGEMENT      ----------------------------------------------------------
                           |             |             |             |
  (INTERMEDIATE       -----------   -----------   -----------   -----------
      TERM)                             IRG
                      -----------   -----------   -----------   -----------
 Brussels-Chicago
-----------------   ---------------------------------------------------------



 Security Capital Investment Research Group (IRG)

  IRG manages or advises capital invested in focused funds that seek to maximize total return over an intermediate time horizon of up to 42 months. IRG's principal focus is on publicly traded real estate companies that it believes should outperform the market due to factors such as an emerging new strategy or opportunity, imminent changes in supply and demand that would affect asset performance, market inefficiencies that result in mispriced securities or consolidation opportunities. IRG, through its focused funds, will also commit capital to private start-up companies that have significant prospects for sustained growth, that can utilize both strategic and operating consulting and capital, and that have the prospect of becoming public companies. IRG will generally take ownership positions ranging from .5% to 4.99% of the equity securities of its investees, except with respect to Security Capital Preferred Growth Incorporated ("SC-PG"), in which case IRG may take larger ownership positions.

  IRG currently provides investment research and advice to Security Capital
(EU) Management S.A., the advisor to Security Capital USREALTY, in connection with certain investments in publicly traded companies. In addition, IRG currently manages Security Capital Employee REIT Fund ("SC-ERF") and SC-PG.

  . Security Capital U.S. Realty: Special Opportunity Investments Portfolio. Security Capital USREALTY identifies publicly traded companies with solid growth prospects and invests, through a wholly owned subsidiary, to realize attractive total returns through dividends and share price appreciation. As of June 30, 1997, the Security Capital USREALTY Special Opportunity Investments Portfolio had a fair market value of $332 million. For the period from December 31, 1995 to June 30, 1997, the Security Capital USREALTY Special Opportunity Investment Portfolio achieved an average annual total return of approximately 42.9%, as measured in the manner required by the Securities and Exchange Commission (the "Commission") for U.S. mutual funds, after the deduction of fees and expenses. The average annual total return has been calculated based on the following principal assumptions: (i) investments were made on the dates Security Capital USREALTY Special Opportunity Investments Portfolio made its investments, (ii) dividends or other distributions, if any, were immediately reinvested and (iii) the per share value of the investments on June 30, 1997 is represented by the closing sales price of the shares on such date on the principal stock exchange on which such shares are listed. There can be no assurance that a comparable rate of return may be obtained in the future.

  . Security Capital Employee REIT Fund (SC-ERF). As a matter of policy, Security Capital employees are not permitted to invest in non-Security Capital related real estate securities. Security Capital has committed to invest up to $100 million into a fund known as SC-ERF that will invest in real estate securities. SC-ERF, which became effective with the Commission in April 1997, provides a vehicle through which employees, directors and trustees of Security Capital and its affiliates, their families and approved 401(k) plans of Security Capital and its affiliates can invest in real estate securities. SC-ERF's long-term objective is to achieve top-quartile returns as compared with other mutual funds that invest in securities of publicly traded real estate companies in the United States. At June 30, 1997, Security Capital had invested $102.5 million in SC-ERF (which includes $2.5 million reinvested through the dividend reinvestment plan).

  . Security Capital Preferred Growth Incorporated (SC-PG). SC-PG is a private real estate company formed in January 1997. SC-PG's objective is to make intermediate-term investments in undervalued, high-potential real estate operating companies primarily through convertible securities. These companies would typically be in the second through fourth quartile of performance among real estate operating companies. SC-PG seeks to provide these companies with an opportunity for repositioning or growth by furnishing them with operating guidance and access to capital. The management of SC-PG believes that these types of investments will offer SC-PG an attractive dividend return and the opportunity to participate in the value creation that may occur as the companies in which it invests experience growth in cash flows and increases in share prices. As of June 30, 1997, SC-PG has received commitments to purchase approximately $324.8 million of its common stock including Security Capital's commitment of $50 million.

 ----------------   ---------------------------------------------------------
 STRATEGIC GROUP
       (SG)
                                            ----------
BUSINESS STRATEGY                            SECURITY
       AND                                    CAPITAL
                                             ---------
     CAPITAL                                     |
    DEPLOYMENT      ----------------------------------------------------------
    OVERSIGHT              |             |             |             |
                      -----------   -----------   -----------   -----------
Brussels-Chicago-                                     SG
     London-          -----------   -----------   -----------   -----------
  Luxembourg-New
  York- Santa Fe
-----------------   ---------------------------------------------------------

 Security Capital Strategic Group (SG)

  SG provides overall business strategy and investment oversight (either directly or through advisory agreements) to companies in which Security Capital has a direct or indirect ownership position. Security Capital plans to pursue investments in private companies that have highly focused business strategies that management believes have prospects for sustained growth and may become publicly traded. Security Capital expects to benefit as these companies experience growth in cash flows and increases in share prices consistent with similar direct investments that Security Capital has made since 1991 in PTR, SCI, ATLANTIC, Homestead and Security Capital USREALTY and indirect investments made by Security Capital USREALTY. No assurance can be given that Security Capital will achieve similar results on future strategic investments.

                                            DIRECT/INDIRECT    EQUITY MARKET
      CLIENTS                               OWNERSHIP (1)(2) CAPITALIZATION (1)
      -------                               ---------------- ------------------
                                                               (IN MILLIONS)
      Security Capital Pacific Trust.......       32%              $1,989
      Security Capital Atlantic
       Incorporated........................       51%              $1,005
      Homestead Village Incorporated (3)...       30%              $1,008
      Security Capital Industrial Trust....       38%              $2,436
      Security Capital USREALTY (4)........       32%              $2,021
       CarrAmerica Realty Corporation (5)..       38%              $1,863
       Storage USA, Inc. (5)...............       34%              $1,137
       Regency Realty Corporation (5)......       39%              $  604
       Pacific Retail Trust (5)............       69%              $  614

--------

(1) Ownership and market capitalization are as of June 30, 1997, and assume contractual equity commitments by investors have been funded, convertible instruments have been converted into common shares, and options and warrants for common shares have been exercised. The resulting number of common shares is multiplied by the closing price of the common shares on such date for those companies listed on an exchange or, in the case of PACIFIC RETAIL, the last private equity offering price. See "--Operating Companies Market Price Information and Financial Performance."

(2) As of June 30, 1997, Security Capital's percentage ownerships in its investees, based on common shares outstanding on such date, were 35% of PTR, 51% of ATLANTIC, 66% of Homestead, 44% of SCI and 32% of Security Capital USREALTY. Equity market capitalization, as of June 30, 1997, based on common shares outstanding was $1.8 billion for PTR, $1.0 billion for ATLANTIC, $421 million for Homestead, $2.1 billion for SCI and $2.0 billion for Security Capital USREALTY.
(3) Ownership of Homestead assumes that all convertible mortgages have been funded and converted into shares of Homestead common stock and that all warrants to purchase shares of Homestead common stock have been exercised. Ownership of Homestead does not include any ownership Security Capital may obtain in Homestead upon conversion of convertible mortgages owned by PTR and ATLANTIC through funding commitment agreements. See "Relationships with Operating Companies--Homestead--Homestead Transaction."
(4) The European management and Board of Directors of Security Capital USREALTY receive operating and investment advice from Security Capital
     (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates IRG and SG.
(5) This company is an investee of Security Capital USREALTY through its subsidiary and is not directly advised by Security Capital. The ownership percentage reflected is that of Security Capital USREALTY.

  For further information with respect to (i) Security Capital's direct ownership interests in PTR, ATLANTIC, Homestead, SCI and Security Capital USREALTY, (ii) the historical high and low sale prices of the common shares for such companies, as well as the cash dividends declared by such companies,
(iii) the average annual shareholder returns on investments in such companies, and Security Capital's unrealized appreciation in its investment in the securities of such companies, see "--Operating Companies Market Price Information and Financial Performance" and "Relationships with Operating Companies."

  For purposes of the following discussion, references to "compound annual returns" for PTR, ATLANTIC, SCI and Security Capital USREALTY have been calculated based on the following principal assumptions: (i) the beginning date of the measurement period is the date on which Security Capital made its first investment, (ii) the calculation includes only Security Capital's initial investment, (iii) dividends received, if any, were immediately reinvested in common shares and (iv) the per share value of the investment on June 30, 1997 is represented by the closing sales price of the shares on such date on the principal stock exchange on which the shares are listed. There can be no assurance that comparable rates of return may be obtained in the future by Security Capital or other investors. In addition, references to "equity market capitalization" for each of the companies listed below assumes contractual equity commitments by investors have been funded, convertible instruments have been converted into common shares and options and warrants for common shares have been exercised. The resulting number of common shares is multiplied by the closing price on such date of the common shares on the principal exchange on which the shares are listed.

  . Security Capital Pacific Trust (NYSE: PTR). PTR's objective is to be the preeminent real estate operating company focused on the development, acquisition, operation and long-term ownership of multifamily communities in the growing markets of the western United States. PTR is focused on generating long-term, sustainable growth in per share cash flow. PTR expects to achieve long-term cash flow growth by maximizing the operating performance of its core assets through value-added asset management and by executing a research-based investment strategy that allows PTR to redeploy capital from existing assets with limited growth prospects into targeted developments with optimal prospects for growth. As of June 30, 1997, PTR's portfolio of multifamily communities included 40,786 operating units, 6,672 units under construction and an estimated 7,384 units in planning. In addition, PTR owns or controls land for future development of an expected 3,578 additional units. PTR has committed to fund certain mortgage loans for Homestead which are convertible into Homestead common stock. Upon full funding of those mortgages, PTR will have $221.3 million in principal amount of convertible mortgages which will be convertible into a total of 19,246,402 shares of Homestead common stock, which would represent approximately 35% of the fully converted common shares of Homestead. Since February 1991, when Security Capital took its initial position in PTR, through June 30, 1997, PTR's equity market capitalization has increased from $34 million to $2.0 billion. From February 1991 through June 30, 1997, the compound annual return for PTR was 32.5%.

  . Security Capital Atlantic Incorporated (NYSE: SCA). ATLANTIC's objective is to be the preeminent real estate operating company for the development, acquisition, operation and long-term ownership of multifamily communities in its 12-state southeastern target market. ATLANTIC is focused on generating long-term, sustainable growth in per share cash flow. ATLANTIC is building its portfolio by implementing a research-driven investment strategy that includes opportunistic acquisitions of existing properties and the development of carefully planned moderate income multifamily communities. As of June 30, 1997, ATLANTIC's portfolio included 19,265 operating multifamily units, 5,487 units under construction and an estimated 4,886 units in planning. ATLANTIC has committed to fund certain mortgage loans for Homestead which are convertible into Homestead common stock. Upon full funding of those mortgages, ATLANTIC will have $98.0 million in principal amount of convertible mortgages which will be convertible into a total of 8,524,215 shares of Homestead common stock, which would represent approximately 15% of the fully converted common shares of Homestead. At June 30, 1997, ATLANTIC had an equity market capitalization of $1.0 billion. Since its inception in December 1993 through June 30, 1997, the compound annual return for ATLANTIC was 16.6%.

  . Homestead Village Incorporated (American Stock Exchange: HSD). Homestead's objective is to become the preeminent developer, owner and operator of moderate priced, extended-stay lodging properties throughout the United States. Homestead was created in 1992 through extensive research and development and became a public company in October 1996. Homestead seeks to achieve long-term growth in cash flow by focusing on infill locations in major employment centers with strong demographics. As of June 30, 1997, Homestead had developed, owned and operated 42 properties representing in the aggregate 5,724 units and had 43 properties under construction totaling 5,800 units. At June 30, 1997, Homestead had an equity market capitalization of $1.0 billion. From its spin-off in October 1996 through June 30, 1997, Homestead had a simple unannualized return of 24.9%. The simple unannualized return has been calculated based on the following principal assumptions: (i) the investment was made on October 17, 1996 (and recorded at the cost of the assets contributed by PTR, ATLANTIC and Security Capital), and (ii) the per share value of the investment on June 30, 1997 is represented by the closing sales price on such date of the shares on the American Stock Exchange. There can be no assurance that a comparable rate of return may be obtained in the future by Security Capital or other investors.

  . Security Capital Industrial Trust (NYSE: SCN). SCI, a highly focused Denver-based real estate operating company, is the largest publicly held owner and operator of distribution properties in the United States based on equity market capitalization. SCI's primary objective is to achieve long-term, sustainable growth in per share cash flow. SCI expects to achieve this objective through The SCI International Operating System(TM) which is committed to creating shareholder value by targeting the Fortune 1000 companies and providing exceptional customer service at the international, national, regional and local levels. SCI's investment strategy is to acquire generic distribution facilities and develop full-service, master-planned distribution parks in metropolitan areas that demonstrate strong demographic growth and excellent distribution real estate fundamentals. SCI recently announced transactions in Mexico and Europe and the acquisition, through an entity controlled by SCI, of the refrigerated warehousing and distribution operations of Christian Salvesen, Inc. in the United States and Canada. At May 31, 1997, SCI had distribution properties operating or under development in 41 target markets, totaling 92.5 million square feet. At June 30, 1997, SCI had an equity market capitalization of $2.4 billion. Since December 1992 through June 30, 1997, the compound annual return for SCI was 25.2%.

  . Strategic Hotel Capital Incorporated ("SHC"). SHC was recently formed and is focused on becoming the preeminent owner of upscale hotel properties on a global basis. SHC was created in May 1997 and, ultimately as a public entity, will seek to achieve a 15% to 20% compound annual total rate of return over the long-term. Management of SHC is principally focused on maximizing the value of its investments by providing active and intensive oversight to its select operators in targeted growth markets throughout the world. Each of (i) Security Capital, and (ii) Whitehall Street Real Estate Limited Partnership VII, and certain other affiliates of Goldman, Sachs & Co. have each committed to invest $200 million of capital on an equal basis in SHC. At June 30, 1997, Security Capital had invested $23 million in SHC, and two hotels had been purchased by SHC.

  . Security Capital U.S. Realty (Amsterdam Stock Exchange: SCUSR). Security Capital USREALTY's objective is to become Europe's preeminent real estate operating company owning, through a wholly owned subsidiary, significant strategic positions in leading value-added real estate operating companies based in the United States. Through a proactive ownership role, appropriate board representation and ongoing consultation, Security Capital USREALTY expects to influence the business strategies of the companies in which it invests to increase per share cash flow. The European management and Board of Directors of Security Capital USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates IRG and SG. Security Capital has advised Security Capital USREALTY that it does not intend to make its own direct strategic investments in equity-oriented REITs in the future, other than those in which Security Capital currently owns a strategic ownership position. At June 30, 1997, Security Capital USREALTY had an equity market capitalization of $2.0 billion. Since its inception in October 1995 through June 30, 1997, the compound annual return for Security Capital USREALTY was 26.5%.

  Security Capital USREALTY seeks to have 65% to 85% of its assets deployed in long-term strategic ownership positions in real estate operating companies organized as REITs and real estate operating companies which are expected in due course to become REITs.

  Security Capital USREALTY also seeks to acquire up to 10% (but generally less than 5%) of the shares of publicly traded real estate companies and to hold such positions for an intermediate term of 12 to 18 months (or sooner if the targeted returns are realized more quickly) with the objective of obtaining attractive total returns through dividends and share price appreciation. Security Capital USREALTY seeks to have 10% to 25% of its assets deployed in such publicly traded positions and, as of June 30, 1997, Security Capital USREALTY had $332 million (market value) of publicly traded positions in 27 companies. See "--Security Capital Investment Research Group--Security Capital USREALTY: Special Opportunity Investments Portfolio."

  Security Capital USREALTY also seeks to invest up to 10% of its assets in securities of the Company to enhance the diversification of its asset base and to enable European investors in Security Capital USREALTY to participate in the full activities of Security Capital. As of June 30, 1997, Security Capital USREALTY owned 52,431 Class A Shares and $55 million principal amount of 2016 Convertible Debentures. Security Capital USREALTY purchases securities of the Company at arm's-length prices.

 Security Capital USREALTY's Strategic Investees:

  . CarrAmerica Realty Corporation (NYSE: CRE). CarrAmerica is focused on becoming the leading owner, operator and developer of value-driven office properties in key growth markets throughout the United States. Management seeks to achieve these objectives by offering corporate customers exceptional customer service on a national basis. At June 30, 1997, CarrAmerica had an equity market capitalization of $1.9 billion.

  . Storage USA, Inc. (NYSE: SUS). Storage USA is well positioned to become the preeminent owner, operator and developer of self-storage facilities in the United States. Storage USA's strategy is to maximize rents, occupancy and profitability at each of its facilities by offering outstanding value and customer service in this highly fragmented industrial real estate niche. At June 30, 1997, Storage USA had an equity market capitalization of $1.1 billion.

  . Regency Realty Corporation (NYSE: REG). REGENCY is focused on becoming the preeminent owner and operator of grocery-and-drug-store-anchored neighborhood infill shopping centers in selected growth markets of the southeastern United States. REGENCY is utilizing the equity from Security Capital USREALTY's investment to take advantage of attractive acquisition and development opportunities in its target market. At June 30, 1997, REGENCY had an equity market capitalization of $604 million.

  . Pacific Retail Trust (PACIFIC RETAIL). PACIFIC RETAIL is building a portfolio and implementing a business strategy that is designed to make it the leading owner, operator and developer of grocery-and-drug-store-anchored neighborhood infill shopping centers in the western United States. A fully integrated operating company, PACIFIC RETAIL plans to go public in early 1998, after it reaches critical mass in several key growth markets. At June 30, 1997, PACIFIC RETAIL had a private equity market capitalization of $614 million, based on the per share sales price obtained in PACIFIC RETAIL's most recent private offering of its common shares.

  Security Capital USREALTY has committed to invest in two real estate operating companies: City Center Retail Trust, a REIT which intends to invest in urban retail development properties ($75 million commitment for an approximate 100% ownership interest with an option to invest an additional $75 million); and Urban Growth Property Trust, a REIT which intends to invest in strategically located urban properties including parking garages, as well as corporate and retail land leases ($75 million commitment for an approximate 100% ownership interest with an option to invest an additional $75 million). Although both companies currently are privately held, it is expected that both companies ultimately will conduct initial public offerings. As of June 30, 1997, Security Capital USREALTY had invested $59.0 million in City Center Retail Trust.

     FINANCIAL                                SECURITY
  SERVICES GROUP                              CAPITAL
       (FSG)


                            -------------------------------------------
ADMINISTRATIVE AND
  CAPITAL MARKET
     SERVICES


 Chicago-El Paso-                                                     FSG
      London-

  Luxembourg-New
   York-Santa Fe


 Security Capital Financial Services Group (FSG)


  . SCGroup Incorporated ("SCGroup"). SCGroup provides operational support, accounting services, human resources and benefits administration, and technical support to the companies in which Security Capital has direct investments. As a result, Security Capital's operating companies realize the benefits of economies of scale by consolidating several management activities in a centralized operations center.

  . Security Capital Markets Group Incorporated ("Security Capital Markets Group"). Security Capital Markets Group is focused on efficiently accessing institutional capital through private placements for certain private and public companies within the Security Capital organization. This gives institutional investors the early opportunity to invest in Security Capital's real estate operating companies that Security Capital believes will ultimately achieve preeminent positions in their respective market niches. Equally importantly, the professionals in the Security Capital Markets Group maintain open lines of communication with institutional investors that have taken ownership positions in Security Capital's private and public companies.

FUTURE STRATEGY

  Since its inception, Security Capital has committed capital to research and development in order to identify opportunities where it can invest in the start-up of new businesses or new investment services with the objective that they will ultimately become publicly traded companies. Once opportunities are identified and thoroughly researched, Security Capital commits substantial additional capital to the development of operating systems and human capital. By pursuing a strategy of making a significant investment in advance of the start-up company's initial operations, as well as making ongoing investments in operating and people systems as the company grows, Security Capital seeks to ensure that the start-up company can successfully implement an attractive growth strategy.

  In 1993, initial research began on an investment strategy which was referred to as SCG Box X and which was announced in 1995 as Security Capital USREALTY. As of June 30, 1997, Security Capital USREALTY had an equity market capitalization of $2.0 billion.

  After four years of research and development, Security Capital announced the formation of Homestead (previously known as SCG Box X-1) in 1996. As of June 30, 1997, approximately $424 million of value had been created for the shareholders of PTR, ATLANTIC and Security Capital as a result of the formation and spin-off of Homestead as measured by (i) the equity market capitalization of Homestead securities held by PTR and ATLANTIC (or their respective shareholders) and Security Capital less (ii) the aggregate cost basis of the assets contributed by PTR, ATLANTIC and Security Capital to Homestead in the spin-off transaction on October 17, 1996, the cost basis of the Homestead convertible mortgages to be funded by PTR and ATLANTIC and the cost basis of the Homestead warrants to purchase common shares distributed to Security Capital and the shareholders of PTR and ATLANTIC. As of June 30, 1997, Homestead had an equity market capitalization of $1.0 billion.

  During 1995, Security Capital began the implementation of its research on two new investments: SCG Box X-3 and Strategic Hotel Capital Incorporated (previously known as SCG Box X-5). In addition, Security Capital USREALTY has announced that its board has approved investment levels of $150 million in the niches of high-density urban retail, urban properties and parking, which new businesses recently began operations.

  In 1996, Security Capital committed to make an initial $50 million investment in SC-PG (previously known as SCG Box X-4), committed to make a $100 million investment in SC-ERF (previously known as SCG Box X-2) and continued its research and development activities with respect to its additional new investments. The Company's policy is to announce new business initiatives following extensive research and development and after the Company has committed to make investments in excess of $25 million in the new business.

  An important new component of Security Capital's future growth will come from new business initiatives which are in varying stages of research and development. No assurance can be given that these initiatives will be successful.

FINANCIAL STRUCTURE AND STRATEGY

  Security Capital's objectives are to maximize its return on investment and its operating cash flows after tax. As a consequence, Security Capital views its structure as consisting of two divisions: the Capital Division, which generates dividends and capital gains, and the Services Division, which generates service and management fees. In order to achieve its financial objectives, Security Capital plans to balance its investments between growth-oriented companies that do not pay a dividend and dividend-paying real estate entities. Security Capital plans to prudently utilize leverage which will be serviced by the dividends received from the Capital Division and service and management fees received from the Services Division. Borrowings will be deployed into the highest return opportunities in either the Capital Division or Services Division. Security Capital expects to achieve its financial objectives by continuing to be one of the leading creators of fully integrated, value-added public real estate companies and by becoming the leading global investment research/investment manager in superior public real estate companies not affiliated with Security Capital.

  The financial structure and strategy of Security Capital is illustrated in the following diagram:

           SECURITY CAPITAL'S OBJECTIVE IS TO ALLOCATE CAPITAL TO THE
                      HIGHEST LONG-TERM RETURN INVESTMENTS
                                      LOGO
Security Capital     Security Capital             SCGroup
 Pacific Trust        Employee REIT Fund (4)       Incorporated (1)
                     Security Capital             Security Capital
                      Preferred Growth             Markets Group
                      Incorporated (4)             Incorporated (1)
Security Capital
 Atlantic Incorporated
Homestead Village    Strategic Hotel Capital      Security Capital
 Incorporated (2)     Incorporated (2)(4)          Real Estate
                     SCG Box X-3 (2)(4)            Research Group
Security Capital                                   Incorporated (1)
 Industrial Trust                                 Security Capital
                                                   (EU) Investment
Security Capital U.S.                              Research Group
 Realty (2)(3)                                     S.A. (1)
                                                  Security Capital
                                                   (US) Investment
--------                                           Research
                                                   Incorporated (1)(4)
(1) The activities of the entities that comprise the Services Division are carried out in the following operating groups: Security Capital Real Estate Research Group, Security Capital Investment Research Group and Security Capital Financial Services Group and, prior to the Mergers, the REIT management and property management companies.
(2) Represents non-dividend paying entity.
(3) The European management and Board of Directors of Security Capital USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates IRG and SG.
(4) Italics represent new business initiatives.

OPERATING COMPANIES MARKET PRICE INFORMATION AND FINANCIAL PERFORMANCE

  The following table sets forth, for the periods indicated, the high and low sales prices of the common shares of SCI, ATLANTIC, PTR, Homestead and Security Capital USREALTY on the NYSE (in respect of SCI, ATLANTIC and PTR), the American Stock Exchange (in respect of Homestead) and the Amsterdam Stock Exchange (in respect of Security Capital USREALTY) and the cash dividends declared by such companies per outstanding common share:

                                    SCI                    ATLANTIC                   PTR
                         ------------------------- ------------------------ ------------------------
                                            CASH                     CASH                     CASH
                                          DIVIDEND                 DIVIDEND                 DIVIDEND
                          HIGH     LOW    DECLARED  HIGH     LOW   DECLARED  HIGH     LOW   DECLARED
                         ------- -------- -------- ------- ------- -------- ------- ------- --------
1995
 First Quarter.......... $17 3/4 $15 1/4  $0.23375     --      --   $0.40   $18 3/8 $16 3/8 $0.2875
 Second Quarter.........  17 1/2  14 1/2   0.23375     --      --    0.40    18 1/8  16 5/8  0.2875
 Third Quarter..........  16 1/2  15       0.23375     --      --    0.40    19 1/4    17    0.2875
 Fourth Quarter.........  17 5/8  16       0.23375     --      --    0.40    20 1/2  17 1/4  0.2875
1996
 First Quarter..........  18 7/8  16 1/2    0.2525     --      --    0.42    22 1/4  19 1/4  0.31
 Second Quarter.........    18    16 7/8    0.2525     --      --    0.42    22 3/8  20 1/2  0.31
 Third Quarter..........  18 1/4  16 7/8    0.2525     --      --    0.42    22 5/8  20 1/4  0.31
 Fourth Quarter.........  22 1/2  17 7/8    0.2525 $24 5/8 $20 7/8   0.39    23 5/8    19    0.31
1997
 First Quarter..........  22 1/2  19 7/8    0.2675  26 1/2    22     0.39    25 1/8    21    0.325
 Second Quarter.........  21 3/4  18 7/8    0.2675  24 1/8  20 3/4   0.39    24 1/4  21 1/2  0.325
 Third Quarter (through
  July 21)..............  22 3/4  21 3/16   0.2675      24  22 1/4   0.39    23 1/8    22    0.325
                                                       SECURITY CAPITAL
                                 HOMESTEAD                 USREALTY
                         ------------------------- ------------------------
                                            CASH                     CASH
                                          DIVIDEND                 DIVIDEND
                          HIGH     LOW    DECLARED  HIGH     LOW   DECLARED
                         ------- -------- -------- ------- ------- --------
1996
 First Quarter..........     --      --        --      --      --     --
 Second Quarter.........     --      --        --      --      --     --
 Third Quarter..........     --      --        --   $11.50  $10.40    --
 Fourth Quarter.........   $19   $15           --    12.60   10.80    --
1997
 First Quarter..........  20 7/8  16 5/8       --    14.50   12.50    --
 Second Quarter.........  18 1/2  15 7/8       --    16.00   13.40    --
 Third Quarter (through
  July 21)..............  17 7/8  16 3/8       --    15.30   14.30    --

  On July 21, 1997, the last reported sale price of a common share of (i) SCI was $22 9/16, (ii) ATLANTIC was $23 1/2, (iii) PTR was $22 15/16, (iv)
Homestead was $17 3/8 and (v) Security Capital USREALTY was $15.00. On June 30, 1997, Security Capital owned (i) 43,086,724 common shares of SCI, (ii) 21,546,620 shares of common stock of ATLANTIC, (iii) 27,391,539 common shares of PTR, (iv) 15,444,401 shares of common stock of Homestead and (v) 43,436,254 shares of common stock of Security Capital USREALTY. For a description of certain transactions which may affect the number of shares of common stock of such companies owned by the Company, see "Business--The Proposed Mergers" and "Relationships with Operating Companies--Homestead--Homestead Transaction." Security Capital has announced that it may over time reduce its beneficial ownership in ATLANTIC to below 50%.

  The following table presents the average annual return for all common share investors in PTR, ATLANTIC, SCI and Security Capital USREALTY for the periods indicated through June 30, 1997, based on the following principal assumptions:
(i) the beginning date of the measurement period is the date on which Security Capital made its first investment in the applicable company, (ii) the calculation includes all common share offerings at the time proceeds were received by the applicable company since the beginning date of the measurement period, (iii) dividends received, if any, were immediately reinvested in common shares and (iv) the per share value of the investment on June 30, 1997 is represented by the closing sales price of the common shares on such date on the principal exchange on which the shares are listed. There can be no assurance that comparable rates of return on investments will be obtained by Security Capital or other investors in these companies in the future.

                                          BEGINNING
                                           DATE OF   AVERAGE
                                         MEASUREMENT ANNUAL
                                           PERIOD    RETURN
                                         ----------- -------
           PTR..........................  02/28/91    22.8%
           ATLANTIC.....................  12/31/93    17.8%
           SCI..........................  12/31/92    24.2%
           Security Capital USREALTY....  10/31/95    36.1%

  The following table presents Security Capital's total cost for its investments in the following companies' securities, the closing price of those securities on June 30, 1997 on the principal exchange on which the securities are listed, the aggregate market valuation of those securities based on such closing prices and the unrealized appreciation on those investments at June 30, 1997:

                                                                       SECURITY
                                         MARKET VALUE     TOTAL       CAPITAL'S
OPERATING COMPANY AND         TOTAL      PER SHARE OR  MARKET VALUE   UNREALIZED
SECURITY                    COST BASIS   WARRANT (1)       (2)       APPRECIATION
---------------------     -------------- ------------ -------------- ------------
PTR Common Shares.......  $  381,421,263   $22.875    $  626,581,455 $245,160,192
ATLANTIC Common Shares..     417,732,742    23.938       515,782,990   98,050,248
Homestead Common Shares.     145,001,037    17.875       276,068,668  131,067,631
Homestead Warrants......      10,216,019     7.875        12,268,596    2,052,577
SCI Common Shares.......     582,798,700    21.500       926,364,571  343,565,871
Security Capital
 USREALTY
 Common Shares..........     488,044,355    14.800       642,856,562  154,812,207
                          --------------              -------------- ------------
Total at June 30, 1997..  $2,025,214,116              $2,999,922,842 $974,708,726
                          ==============              ============== ============

--------

(1) Represents the closing price of the common shares and warrants on June 30, 1997 on the principal exchange on which the shares and warrants are listed.

(2) Represents the number of common shares and warrants owned by Security Capital multiplied by the closing price for the common shares and warrants on the principal exchange on which the shares and warrants are listed.

EMPLOYEES

  After giving effect to the Mergers, it is expected that Security Capital will have approximately 350 employees, none of whom are covered by collective bargaining agreements. Security Capital believes its relations with its employees to be good.

COMPETITION

  There are numerous developers, operators, real estate companies and other owners of real estate that compete with Security Capital's operating companies in seeking land for development on which to operate their respective businesses. Security Capital's operating companies compete on a regional and national basis with no individual market material to Security Capital as a whole. All of the properties of Security Capital's operating companies are located in developed areas that include various competitors. The number of competitive properties could have a material adverse effect on Security Capital's operating companies and on the rents charged by them. Security Capital's operating companies may be competing with others that have greater resources and whose officers and directors have more experience than the officers, directors and trustees of the Company's operating companies.

  The global real estate securities management business of Security Capital will compete for capital and investment opportunities with a large number of investment management firms as well as certain insurance companies, commercial banks and other financial institutions, some of which may have greater access to capital and other resources and which may offer a wider range of services than Security Capital. Real estate investment management firms can be formed with relatively small amounts of capital and depend most significantly on the continued involvement of their professional staff. The Company believes that competition among real estate investment management firms is affected principally by investment performance, development and implementation of investment strategies, information technologies and databases and client service performance.

PROPERTIES OF THE OPERATING COMPANIES

  The following discussion sets forth, with respect to the operating companies in which Security Capital has a direct ownership, the markets in which each of such companies operates as well as a description of the general competitive conditions faced by such companies. Information regarding permit levels is based on U.S. Bureau of the Census statistics.

 PTR

  PTR's multifamily communities are located in 23 metropolitan areas in 12 states. The table below summarizes the geographic distribution of PTR's multifamily communities which are operating or under construction, based on total expected investment, as of June 30, 1997 in each of its primary market regions.

                                                           PERCENTAGE OF ASSETS
                                               NUMBER OF      BASED ON TOTAL
                                              COMMUNITIES EXPECTED INVESTMENT(1)
                                              ----------- ----------------------
      Albuquerque, New Mexico................      10                5%
      Austin, Texas..........................       5                3
      Dallas, Texas..........................       7                3
      Denver, Colorado.......................       8                5
      El Paso, Texas.........................       9                3
      Houston, Texas.........................       8                5
      Las Vegas, Nevada......................       4                4
      Northern California....................       9               14
      Phoenix, Arizona.......................      15               11
      Portland, Oregon.......................       9                5
      Salt Lake City, Utah...................      10                5
      San Antonio, Texas.....................      15                5
      Seattle, Washington....................      13                9
      Southern California....................      20               18
      Tucson, Arizona........................       3                2
      Other..................................       6                3
                                                  ---              ---
        Total................................     151              100%
                                                  ===              ===

--------

(1) For operating communities, represents cost, including budgeted renovations. For communities under construction, represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, materials, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

  There are numerous commercial developers, real estate companies and other owners of real estate that compete with PTR in seeking land for development, communities for acquisition and disposition and residents for communities. All of PTR's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on PTR's ability to lease units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of PTR's multifamily communities.

  The Southern California and Northern California markets have attractive economic fundamentals which have produced revenue growth for PTR. Rent growth in California markets has resulted from strong demand caused by job growth, high occupancy rates and limited new supply of multifamily units in most markets (Source: California REALFACTS). Permit levels for multifamily units have recently increased in certain California markets which may lead to a greater level of supply in certain of those markets in 1997. Occupancy rates and rent growth for Phoenix fell slightly in 1996 from very strong levels of growth in 1994 and 1995 due to increases in supply in certain submarkets in 1995 and 1996 (Source: Real Data, Inc.). Permit levels in certain submarkets in Phoenix increased in 1996 indicating greater additions to existing inventory in 1997.

 ATLANTIC

  ATLANTIC's multifamily communities are located in 15 metropolitan areas in seven states and the District of Columbia. The table below demonstrates the geographic distribution of ATLANTIC's portfolio (which includes operating communities and owned communities under construction and in planning) as of June 30, 1997 in each of its primary market regions.

                                                          PERCENTAGE OF ASSETS
                                              NUMBER OF      BASED ON TOTAL
                                             COMMUNITIES EXPECTED INVESTMENT(1)
                                             ----------- ----------------------
      Atlanta, Georgia......................      25               29%
      Birmingham, Alabama...................       5                5
      Charlotte, North Carolina.............       6                6
      Ft. Lauderdale/West Palm Beach,
       Florida..............................      10               11
      Ft. Myers, Florida....................       1                1
      Greenville, South Carolina............       1                1
      Jacksonville, Florida.................       6                6
      Memphis, Tennessee....................       4                3
      Nashville, Tennessee..................       3                4
      Orlando, Florida......................       6                4
      Raleigh, North Carolina...............       8                8
      Richmond, Virginia....................       6                7
      Sarasota, Florida.....................       1                2
      Tampa, Florida........................       5                4
      Washington, D.C.......................       6                9
                                                 ---              ---
          Total.............................      93              100%
                                                 ===              ===

--------

(1) For operating communities, represents cost through June 30, 1997 including budgeted renovations. For communities under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

  There are numerous commercial developers, real estate companies and other owners of real estate that compete with ATLANTIC in seeking land for development, communities for acquisition and disposition and residents for communities. All of ATLANTIC's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on ATLANTIC's ability to lease units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of ATLANTIC's multifamily communities.

  The Atlanta market has experienced substantial job growth in recent years but has also attracted strong competition from institutional capital sources and other developers and operators for the acquisition or development of multifamily communities. There have been substantial increases to existing inventory in this market which has resulted in a temporary oversupply of multifamily product in this market (Source: Dale Henson Associates). Multifamily permits decreased in 1996, indicating a lower level of additional inventory in 1997 for this market. The Ft. Lauderdale/West Palm Beach market has experienced high net in-migration and expanding business with South and Latin American countries (Source: U.S. Bureau of the Census). Although this market has high barriers to entry, there has been strong investment interest in this market by institutional capital sources, which has resulted in a temporary oversupply of multifamily product (Source: Reinhold Wolff Economic Research). ATLANTIC expects this oversupply will be absorbed within six to twelve months.

 Homestead

  Homestead's properties are located in 31 metropolitan areas in 22 states and the District of Columbia. The table below demonstrates the geographic distribution of Homestead's portfolio (which includes operating properties and owned properties under construction and in planning) as of June 30, 1997 in each of its primary market regions.

                                                                   PERCENTAGE OF
                                                                   ASSETS BASED
                                                                     ON TOTAL
                                                        NUMBER OF    EXPECTED
                                                        PROPERTIES INVESTMENT(1)
                                                        ---------- -------------
      Albuquerque, New Mexico..........................      2            2%
      Atlanta, Georgia.................................      7            7
      Austin, Texas....................................      3            2
      Bay Area, California.............................      7            9
      Birmingham, Alabama..............................      1            1
      Boston, Massachusetts............................      1            1
      Charlotte, North Carolina........................      1            1
      Chicago, Illinois................................      3            4
      Cleveland, Ohio..................................      1            1
      Dallas, Texas....................................      9            5
      Denver, Colorado.................................      4            4
      Houston, Texas...................................      8            5
      Jacksonville, Florida............................      2            2
      Kansas City, Missouri/Kansas.....................      3            3
      Las Vegas, Nevada................................      1            1
      Los Angeles, California..........................      3            4
      Minneapolis, Minnesota...........................      2            2
      Nashville, Tennessee.............................      2            2
      Orange County, California........................      2            3
      Philadelphia, Pennsylvania.......................      1            1
      Phoenix, Arizona.................................      5            4
      Portland, Oregon.................................      2            3
      Raleigh, North Carolina..........................      4            4
      Richmond, Virginia...............................      1            1
      Salt Lake City, Utah.............................      2            2
      San Antonio, Texas...............................      3            2
      San Diego, California............................      2            2
      SE Florida, Florida..............................      6            8
      Seattle, Washington..............................      4            5
      Tampa Area, Florida..............................      3            3
      Washington, D.C..................................      5            6
                                                           ---          ---
        Total..........................................    100          100%
                                                           ===          ===

--------

(1) For operating properties, represents cost. For properties under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for sale or for future development, which is less than 2% of assets, based on cost.

  Competition within the extended-stay segment of the lodging industry has begun to increase because the growth prospects of the segment have attracted numerous participants from both within and outside the industry. While the majority of currently operating extended-stay properties are oriented toward the upscale and mid-price segments, there have been numerous public announcements of aggressive development plans for companies that operate within all segments of the industry. Homestead may compete for development sites with any or all of these entities, some of which may have greater financial resources than Homestead and better relationships with lenders and sellers. These entities also may be able to accept more risk than Homestead believes it can prudently manage. Further, there can be no assurance that new or existing competitors will not significantly reduce their room rates or offer greater convenience, services or amenities or significantly expand or improve or develop properties in a market in which Homestead competes, thereby adversely affecting Homestead's operations.

 SCI

  SCI's properties are located in 37 national markets and 4 international markets. The table below demonstrates the geographic distribution of SCI's portfolio (which includes operating properties and properties under development at June 30, 1997) in each of its primary market regions.

                                                                 PERCENTAGE OF
                                                                 ASSETS BASED
                                                    NUMBER OF  ON TOTAL EXPECTED
                                                    PROPERTIES   INVESTMENT(1)
                                                    ---------- -----------------
      National Markets
      Atlanta, Georgia.............................     103            8.3%
      Austin, Texas................................      32            2.4
      Birmingham, Alabama..........................       6            1.2
      Charlotte, North Carolina....................      24            2.4
      Chattanooga, Tennessee.......................       5            0.6
      Chicago, Illinois............................      31            4.6
      Cincinnati, Ohio.............................      36            2.8
      Columbus, Ohio...............................      17            2.3
      Dallas/Forth Worth, Texas....................      70            5.2
      Denver, Colorado.............................      21            2.1
      East Bay (San Francisco), California.........      42            4.2
      El Paso, Texas...............................      25            2.8
      Ft. Lauderdale/Miami, Florida................       6            1.1
      Houston, Texas...............................      70            5.1
      Indianapolis, Indiana........................      42            4.1
      Kansas City, Kansas/Missouri.................      28            1.9
      Las Vegas, Nevada............................      14            1.8
      Los Angeles/Orange County, California........      16            3.9
      Louisville, Kentucky.........................       3            0.6
      Memphis, Tennessee...........................      26            1.9
      Nashville, Tennessee.........................      25            2.0
      New Jersey/I-95 Corridor.....................       8            2.7
      Oklahoma City, Oklahoma......................      10            0.5
      Orlando, Florida.............................      15            1.2
      Phoenix, Arizona.............................      25            1.7
      Portland, Oregon.............................      27            2.4
      Reno, Nevada.................................      17            1.8
      Rio Grande Valley, Texas.....................      14            0.9
      Salt Lake City, Utah.........................       8            2.1
      San Antonio, Texas...........................      55            3.9
      San Diego, California........................       3            0.5
      Seattle, Washington..........................       9            1.5
      South Bay (San Francisco), California........      70            8.0
      St. Louis, Missouri..........................       4            0.5
      Tampa, Florida...............................      61            4.3
      Tulsa, Oklahoma..............................      10            0.5
      Washington, D.C./Baltimore...................      36            4.8
      Other........................................       8            0.4
      International Markets
      Juarez, Mexico...............................       1            0.1
      Monterrey, Mexico............................       4            0.4
      Reynosa, Mexico..............................       2            0.2
      Netherlands..................................       1            0.3
                                                      -----          -----
        Total......................................   1,030          100.0%
                                                      =====          =====

--------

(1) For operating properties, represents cost. For properties under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 5% of assets, based on cost.

  There are numerous other industrial properties located in close proximity to each of SCI's properties. The amount of rentable space available in any target market city could have a material effect on SCI's ability to rent space and on the rents charged. In addition, in many of SCI's submarkets, institutional investors and owners and developers of industrial facilities compete for the acquisition, development and leasing of industrial space. Many of these persons have substantial resources and experience.

  SCI operates nationally and internationally and has no markets with a concentration of investment in excess of 10% of its total portfolio investment. In SCI's major markets, absorption has exceeded completion in each of the years 1992 through 1996 and vacancy rates have decreased during the same period (Source: CB Commercial/Torto Wheaton Research). Competition for acquisition of existing distribution facilities from institutional capital sources and other REITs has increased substantially in the past several years.

PROPERTIES OF SECURITY CAPITAL

  The principal offices of Security Capital are located at 125 Lincoln Avenue in Santa Fe, New Mexico and its telephone number is (505) 982-9292. Security Capital's affiliate also has administrative offices in El Paso, Texas. The Santa Fe office is leased from an unaffiliated third party and the El Paso offices are leased from SCI at an annual rental of $802,577. Security Capital and its affiliates operate out of other offices in the United States (Atlanta, Chicago, Denver and New York) and Europe (Brussels, London and Luxembourg). Security Capital believes its properties are adequately insured. Although SCI, PTR, ATLANTIC and Homestead own an extensive number of properties, no single property is materially important to Security Capital and its subsidiaries.

TRADEMARKS AND SERVICE MARKS

  The Company uses a number of trademarks, including "Security Capital" and variants thereof. All trademarks, service marks and copyright registrations associated with the business of the Company are registered in the name of the Company and, if not maintained, expire over various periods of time beginning in 2005. Certain variants of the name Security Capital will be licensed to ATLANTIC, PTR and SCI upon completion of the Mergers. See "Relationships with Operating Companies" for a description of the license agreements. The Company intends to defend vigorously against infringement of its trademarks, service marks and copyrights.

LEGAL PROCEEDINGS

  Security Capital and its subsidiaries are parties to certain legal proceedings arising in the ordinary course of their business, none of which are expected to have a material adverse impact on Security Capital.

THE PROPOSED MERGERS

  In December 1996, management of Security Capital proposed to its Board that Security Capital exchange its REIT management companies and property management companies for common shares of ATLANTIC, PTR and SCI, respectively. In January 1997, based on the direction of its Board, Security Capital proposed to the Board of Directors of ATLANTIC and the Board of Trustees of each of PTR and SCI, that each of ATLANTIC, PTR and SCI become internally managed. On March 24, 1997, Security Capital and each of ATLANTIC, PTR and SCI entered into the Merger Agreements. Pursuant to the Merger Agreements, Security Capital will cause its affiliates providing REIT management and property management services to each of ATLANTIC, PTR and SCI, respectively, to be merged into a newly formed subsidiary of each such entity with the result that all personnel employed in the REIT management and property management businesses would become officers and employees of the REITs, respectively, as follows:

  . Security Capital will transfer its interests in its wholly owned subsidiaries, Security Capital (Atlantic) Incorporated and SCG Realty Services Atlantic Incorporated (which provide Security Capital's REIT management and property management services to ATLANTIC), to a newly formed subsidiary of ATLANTIC in exchange for shares of ATLANTIC's common stock valued at $54,608,549.

  . Security Capital will transfer its interests in its wholly owned subsidiaries, Security Capital Pacific Incorporated and SCG Realty Services Incorporated (which provide Security Capital's REIT management and property management services to PTR), to a newly formed subsidiary of PTR in exchange for common shares of PTR valued at $75,838,457.

  . Security Capital will transfer its interests in its wholly owned subsidiaries, Security Capital Industrial Incorporated and SCI Client Services Incorporated (which provide Security Capital's REIT management and property management services to SCI), to a newly formed subsidiary of SCI in exchange for common shares of SCI valued at $81,870,626.

  . Security Capital will license to each of ATLANTIC, PTR and SCI the trademarks and tradenames used in their respective businesses.

  . The shareholders of each of Security Capital, ATLANTIC, PTR and SCI must approve the respective Merger Agreements. The shareholders of Security Capital approved each Merger Agreement on April 17, 1997. It is currently expected that the shareholder votes of ATLANTIC, PTR and SCI will occur in the third quarter of 1997 and, if approved, the Mergers are expected to close in that same quarter. The Mergers are also subject to customary closing conditions.

  . The number of shares of ATLANTIC common stock and common shares of PTR and SCI to be issued to Security Capital was based on the public market value of the shares on the five-day period prior to the record date for mailing proxy statements seeking shareholder approval for the transactions, subject to the price being within an 11.24% range of the closing price of the shares on March 14, 1997 ($23 1/4, $24 3/8 and $22 1/4 for ATLANTIC, PTR and SCI, respectively).

  . In order to allow the common shareholders to maintain (and, to the extent a shareholder oversubscribes for common shares pursuant to the oversubscription privilege described below, to increase) their relative percentage ownership in ATLANTIC, PTR and SCI, respectively, concurrently with the proxy solicitation seeking approval of the Mergers, each of ATLANTIC, PTR and SCI is conducting a rights offering entitling its common shareholders, other than Security Capital, to purchase additional common shares. Shareholders will be entitled to subscribe for common shares not purchased by other common shareholders pursuant to an oversubscription privilege. The rights offering price is at a discount to the price at which shares will be issued to Security Capital under the respective Merger Agreements. The exercise prices in the rights offerings, the prices of the common shares being issued to Security Capital in the Mergers, the closing prices of the common shares on August
      , 1997 (the day prior to the record dates for the Mergers) and the
    five-day trailing average closing prices on August   , 1997 are as
    follows:

                                                      ATLANTIC   PTR      SCI
                                                      -------- -------- --------
      Exercise Price in Rights Offering.............. $        $        $
      Price to Security Capital in Merger............ $        $        $
      NYSE Closing Price on August   , 1997.......... $        $        $
      Five-Day Trailing Average Closing Price on
       August   , 1997............................... $        $        $

   Any common shares not subscribed for by common shareholders in the rights offerings will be made available for purchase by third parties.

  . As part of the transactions contemplated by the Merger Agreements, Security Capital will issue, pro rata, Warrants to the common equity holders (e.g., holders of common shares, convertible preferred shares and, in the case of SCI, units) of each of ATLANTIC, PTR and SCI, other than Security Capital, after the closing of the Mergers and the Offering. The Warrants are being issued as an incentive for the common shareholders of ATLANTIC, PTR and SCI to vote in favor of the transactions, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through the exercise of Warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of ATLANTIC, PTR and SCI. If all the Mergers are approved by their respective shareholders, Security Capital will issue, pro rata,

   Warrants to acquire an aggregate of $250 million of its Class B Shares. The number of Class B Shares subject to the Warrants will be based on the market price of the Class B Shares on a date within approximately 60 days following the closing of the Mergers. The Warrants will each be exercisable at an exercise price based on the price of the Class B Shares on a date to be established following the completion of the Offering. The Warrants have been approved for listing on the NYSE under the symbol "SCZ WS". The Warrants will expire one year after issuance and will contain customary provisions to protect holders from dilution in certain events, including certain distributions and certain sales of shares at less than market price.

THE WARRANT ISSUANCE

  The Warrants will be issued by Security Capital directly to Securityholders (other than Security Capital) following approval of the proposals by the shareholders of ATLANTIC, PTR and SCI, respectively, and subject to the satisfaction of certain conditions to each of the Merger Agreements. The Warrants will be issued to the Warrant Issuance Agent for distribution to Securityholders on the Warrant Issuance Date, which date will be within 30 days following the Warrant Issuance Record Date, as determined by the Board. The Warrant Issuance will be made to Securityholders of record at the close of business on the Warrant Issuance Record Date, which record date will be within 31 days after the closing date of the Mergers. The amount of Warrants to be received by each Securityholder will depend on the number of REIT Securities outstanding on the Warrant Issuance Record Date and the closing price of the Class B Shares on the Warrant Issuance, the number of Warrants to be received by each Securityholder will be decreased accordingly.

  No certificates or scrip representing fractional Warrants will be issued to Securityholders as part of the Warrant Issuance. The First National Bank of Boston, as warrant issuance agent (the "Warrant Issuance Agent"), will, as soon as practicable after the Warrant Issuance Date, aggregate and sell all fractional Warrants on the NYSE or otherwise at then prevailing market prices and remit the net proceeds (after deduction of brokerage fees) to holders of Securityholders who would otherwise be entitled to receive fractional Warrants.

  NO SECURITYHOLDER WILL BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE WARRANTS THEY RECEIVE OR TO SURRENDER OR EXCHANGE REIT SECURITIES IN ORDER TO RECEIVE THE WARRANTS. THE WARRANT ISSUANCE WILL NOT AFFECT THE NUMBER OF, OR THE RIGHTS ATTACHING TO, OUTSTANDING REIT SECURITIES.

  For a description of the terms of the Warrants and the Class B Shares issuable upon exercise thereof, see "Description of Capital Stock."

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following are Security Capital's directors and executive officers of Security Capital or certain affiliates:

                                                                               YEAR OF
                                                                            EXPIRATION OF
          NAME            AGE                   POSITION                   TERM AS DIRECTOR
          ----            ---                   --------                   ----------------
Samuel W. Bodman........  58  Director                                           2000
Hermann Buerger.........  53  Director                                           2000
John P. Frazee, Jr......  52  Director                                           2000
Cyrus F. Freidheim, Jr..  62  Director                                           1998
H. Laurance Fuller......  58  Director                                           1998
Ray L. Hunt.............  54  Director                                           1998
John T. Kelley III......  56  Director                                           1999
William D. Sanders*.....  55  Chairman, Chief Executive Officer and
                              Director                                           1999
Peter S. Willmott.......  60  Director                                           1999
C. Ronald Blankenship*..  47  Managing Director, Security Capital                 --
Jeffrey A. Cozad........  32  Managing Director, Security Capital USREALTY        --
John H. Gardner, Jr. ...  43  Managing Director, Security Capital                 --
                              Investment Research Group
C. Robert Heaton........  52  Senior Vice President, Security Capital             --
W. Joseph Houlihan......  49  Managing Director, Security Capital (EU)            --
                              Investment
                              Research Group
Jeffrey A. Klopf........  49  Senior Vice President and Secretary,
                              Security Capital                                    --
Anthony R. Manno, Jr....  45  Managing Director, Security Capital                 --
                              Investment
                              Research Group
Todd W. Mansfield.......  39  Managing Director, Security Capital                 --
                              Strategic Group
Caroline S. McBride.....  43  Managing Director, Security Capital
                              Strategic Group                                     --
Daniel F. Miranda.......  44  Managing Director, Security Capital                 --
                              Investment Research Group
Mary Lou Rogers.........  46  Managing Director, Security Capital
                              Strategic Group                                     --
Donald E. Suter.........  40  Managing Director, Security Capital Markets
                              Group                                               --
Paul E. Szurek..........  36  Managing Director, SCGroup                          --
Thomas G. Wattles*......  45  Managing Director, Security Capital                 --

--------
*Member of the Operating Committee

  SAMUEL W. BODMAN. Chairman and Chief Executive Officer of Cabot Corporation since 1988, a company with business in energy and specialty chemicals and materials. Prior thereto, Mr. Bodman was President and Chief Operating Officer of FMR Corporation, the holding company overseeing all activities of Fidelity Investments. Prior thereto, Mr. Bodman was an Associate Professor at the Massachusetts Institute of Technology ("M.I.T.") and Technical Director of American Research and Development Corporation. Mr. Bodman is a director of Cabot Corporation, Cabot Oil & Gas Corporation, John Hancock Mutual Life Insurance Company and Westvaco, Inc. He is also a member of the Executive Committee of the Board of Trustees of M.I.T., a member of the American Academy of Arts and Sciences, a trustee of Isabella Stewart Gardner Museum, a trustee of the New England Aquarium and a trustee of The French Library and Cultural Center.

  HERMANN BUERGER. Executive Vice President of Commerzbank AG in New York, a position he has held since 1989. Mr. Buerger is also Co-Chairman of the Business Advisory Committee of the American Council on Germany, a trustee of the Virginia Tech Foundation and is a director of United Dominion Industries. Mr. Buerger was previously Vice Chairman of the Institute of International Bankers.

  JOHN P. FRAZEE, JR. Formerly President and Chief Operating Officer of Sprint Corporation and, prior to the March 1993 merger with Sprint, the Chairman and Chief Executive Officer of Centel Corporation, a major telecommunications company he joined in 1972. Mr. Frazee is a director of Cable Satellite Public Affairs Network ("C-SPAN"), Nalco Chemical Company, Dean Foods Company, Homestead and Paging Network, Inc. Mr. Frazee is also a member of the board of trustees of the Foundation for Independent Higher Education and a trustee of Rush-Presbyterian-St. Luke's Medical Center, The Newberry Library and Florida State University.

  CYRUS F. FREIDHEIM, JR. Vice Chairman of Booz . Allen & Hamilton, Inc., an international management consulting firm, which he joined in 1966. Previously, he was with Ford Motor Company and Price Waterhouse. Mr. Freidheim is a director of Household International Inc. and LaSalle Street Fund. He is also a trustee of Rush-Presbyterian-St. Luke's Medical Center and The Orchestral Association (the Chicago Symphony Orchestra). He is also a member of the America-China Society, the Council on Foreign Relations and the U.S. Japan Business Council.

  H. LAURANCE FULLER. Chairman and Chief Executive Officer of Amoco Corporation, a company he joined in 1961. Mr. Fuller is a director of Abbott Laboratories, the Chase Manhattan Corporation, the Chase Manhattan Bank, N.A., Motorola Corporation, the American Petroleum Institute and the Rehabilitation Institute of Chicago. Mr. Fuller is also a trustee of The Orchestral Association (the Chicago Symphony Orchestra) and a member of the University Council of Cornell University.

  RAY L. HUNT. President of Hunt Consolidated, Inc. since April 1981, where he has also been Chief Executive Officer since November 1984 and Chairman since June 1986. Chief Executive Officer of Hunt Oil Company since April 1985 and Chairman since June 1986. Mr. Hunt is a director of Electronic Data Systems Corporation, Dresser Industries, Inc., Pepsico, Inc. and Ergo Science Corporation and is a member of the advisory board of Texas Commerce Bank, N.A. Mr. Hunt serves as a member of the board of trustees of Southern Methodist University, is a trustee of the Center for Strategic and International Studies, serves on the board of directors of the Texas Research League and the Southwestern Legal Foundation, is the chairman of Texas Medical Resource and a member of the executive committee of the Southwestern Medical Foundation in Dallas.

  JOHN T. KELLEY III. Founding officer of SCI, trustee of PTR since January 1988, an advisory trustee of SCI since December 1993 and Chairman of PACIFIC RETAIL. From 1987 to 1991, Mr. Kelley was Chairman of the Board of Kelley-Harris Company, Inc., El Paso, a real estate investment company and from 1968 to 1987, Managing Director of LaSalle Partners Limited, specializing in corporate real estate services. Mr. Kelley is a director of Tri State Media.

  WILLIAM D. SANDERS. Founder, Chairman and Chief Executive Officer of Security Capital. Previously, Mr. Sanders was Chairman and Chief Executive Officer of LaSalle Partners Limited from 1968 through 1989. Mr. Sanders currently serves as a director of CarrAmerica, R.R. Donnelley & Sons Company, Security Capital USREALTY and Storage USA. He is also an advisory director of REGENCY. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). He was previously a director of Continental Bank Corporation, King Ranch, Inc., and Lone Star Technologies. He has also served as a trustee of the University of Chicago and a trustee fellow of Cornell University.

  PETER S. WILLMOTT. President and Chief Executive Officer of Zenith Electronics Corporation since July 1996, and Chairman and Chief Executive Officer of Willmott Services, Inc. since 1989. Prior to that, Mr. Willmott was Chairman, President and Chief Executive Officer of Carson Pirie Scott & Co. and, prior thereto, President and Chief Operating Officer of Federal Express Corporation. Mr. Willmott is a director of Federal Express Corporation and Zenith Electronics Corporation. He is also Chairman of the Executive Committee of Williams College.

  C. RONALD BLANKENSHIP. Managing Director of Security Capital since March 1991 and Non-Executive Chairman of PTR since June 1997. From June 1991 to June 1997, Mr. Blankenship was Chairman of PTR. Mr. Blankenship is a director of Strategic Hotel Capital Incorporated and an advisory director of ATLANTIC and Homestead. From July 1988 until June 1991, Mr. Blankenship was a regional partner with Trammell Crow Residential in Chicago, a multifamily real estate development and property management firm. Prior thereto, Mr. Blankenship was Executive Vice-President and Chief Financial Officer of the Mischer Corporation in Houston, a multi-business holding company with investments primarily in real estate.

  JEFFREY A. COZAD. Managing Director of Security Capital USREALTY, Security Capital (EU) Management Group S.A. and Security Capital (UK) Management Limited since June 1996 and located in London, where he is responsible for investment oversight, capital markets and investor relations. Previously, he was a Senior Vice President of Security Capital Markets Group in its New York office where he was a co-head of capital markets activities and where he provided capital markets services for affiliates of Security Capital since 1991. Mr. Cozad is a general securities principal registered with the National Association of Securities Dealers, Inc. (the "NASD").

  JOHN H. GARDNER, JR. Managing Director of Investment Research Group since July 1997. Prior thereto, Director of the PTR REIT Manager from February 1995 to June 1997 and Senior Vice President of PTR and the PTR REIT Manager from September 1994 to June 1997, where he had overall responsibility for multifamily dispositions; from December 1984 to January 1993, Vice President of Asset Management and through September 1994, Managing Director and Principal of Copley Real Estate Advisors in Boston, where he had overall responsibility for the portfolio management function for eight accounts valued at $7.5 billion; prior thereto, he was Real Estate Manager of Equity Real Estate at John Hancock Companies.

  C. ROBERT HEATON. Senior Vice President for Human Capital for Security Capital since March 1996, where he is responsible for the recruitment, performance measurement, compensation and development of the Company's and the operating companies' employees. Prior thereto, Senior Vice President with Right Management Consultants, Inc., a worldwide career management and human resources consulting firm from March 1994 to February 1996. Prior thereto, Managing Director and Member of the Executive Committee, LaSalle Partners Limited, from June 1976 to February 1994.

  W. JOSEPH HOULIHAN. Managing Director of Security Capital (EU) Investment Research Group S.A. since April 1997 and located in Brussels, where he is responsible for global investment research and strategic investments; former Director of Security Capital USREALTY from July 1995 to April 1997. Prior thereto, he was Executive Vice President and Director of Institutional Management Group at GIM Algemeen Vermogensbeheer ("GIM"), a Netherlands-based investment management company where he specialized in publicly traded real estate investments since joining GIM in 1977.

  JEFFREY A. KLOPF. Senior Vice President and Secretary of Security Capital since January 1996; from January 1988 to December 1995, Partner with Mayer, Brown & Platt, where he practiced corporate and securities law. Mr. Klopf provides securities offering and corporate acquisitions services and legal services to Security Capital and its operating companies.

  ANTHONY R. MANNO, JR. Managing Director of the Investment Research Group since March 1997, where he is responsible for overseeing all investment and capital allocation matters for Investment Research Group's public market securities activities and also responsible for company and industry analysis, market strategy and trading and reporting; from January 1995 to March 1997, he was Managing Director of Security Capital Investment Research Group Incorporated, where he performed the same functions. Mr. Manno was a member of Security Capital's Investment Committee from March 1994 to June 1996. Prior to joining Security Capital, Mr. Manno was a Managing Director of LaSalle Partners Limited from March 1980 to March 1994.

  TODD W. MANSFIELD. Managing Director of the Strategic Group since May 1997, where he manages operations for companies in which Security Capital has direct or indirect ownership positions. Prior thereto, from 1986 to May 1997, he was Executive Vice President and general manager of Disney Development Company, where he was responsible for Disney's non-theme-park real estate activities worldwide.

  CAROLINE S. MCBRIDE. Managing Director of the Strategic Group since March 1997; Managing Director of Security Capital Investment Research Incorporated, where she is responsible for investment oversight of strategic investments in public and private U.S. real estate operating companies. Prior to joining Security Capital Investment Research Incorporated in June 1996, Mrs. McBride was with IBM from July 1978 to May 1996. From 1994 to 1996 she was director of private market investments for the IBM Retirement Fund where she was responsible for a $3.7 billion private equity and real estate portfolio. Prior thereto, Mrs. McBride was director of Finance, Investments and Asset Management for IBM's corporate real estate division. Mrs. McBride is on the Board of Directors of the Pension Real Estate Association (PREA), the Real Estate Research Institute, CarrAmerica and Storage USA.

  DANIEL F. MIRANDA. Managing Director of the Investment Research Group since March 1997; from September 1996 to March 1997 Managing Director of Security Capital Investment Research Group Incorporated where he is responsible for operating oversight of various investments relating to public and private U.S. real estate operating companies. Prior thereto, Mr. Miranda was regional vice president and later a managing director of General Electric Capital Real Estate Finance and Services from September 1991 to September 1996, where he was responsible for a real estate portfolio in the fourteen-state Midwest region.

  MARY LOU ROGERS. Managing Director of the Strategic Group since March 1997, where she is responsible for the development of retail operating systems for all of Security Capital's retailing-related initiatives. Prior thereto, she was Senior Vice President and Director of Stores--New England for Macy's East/Federated Department Stores, where she was responsible for 19 Macy's stores in five states from November 1995 to March 1997; Senior Vice President and Director of Stores--Atlanta for Macy's East/Federated Department Stores from October 1994 to November 1995; Senior Vice President and Director of Stores for Henri Bendel from November 1993 to October 1994 and Senior Vice President and Regional Director of stores for Burdines Division/Federated Department Stores from January 1986 to November 1993.

  DONALD E. SUTER. Managing Director of Security Capital Markets Group since July 1997, where he provides capital markets services for affiliates of Security Capital. From May 1996 to June 1997, Mr. Suter was Senior Vice President of Security Capital Markets Group. From October 1995 to April 1996, Mr. Suter was President and Chief Operating Officer for Cullinan Properties Limited in Peoria, Illinois; from July 1984 to October 1995, Mr. Suter was with LaSalle Partners Limited in Chicago, Illinois where his last position held was Senior Vice President, Corporate Finance Group. Mr. Suter is a general securities principal registered with the NASD.

  PAUL E. SZUREK. Managing Director of SCGroup since July 1997. From January 1996 to June 1997, Managing Director of Security Capital USREALTY, Security Capital (EU) Management Group S.A. and Security Capital (UK) Management Limited, where he was responsible for operations, corporate finance and mergers and acquisitions. Prior thereto, Mr. Szurek was Senior Vice President of Security Capital from June 1993 to January 1996 where he supervised corporate finance and corporate acquisitions and oversaw legal services for affiliates of the Company. Mr. Szurek was Vice President of Security Capital from April 1991 to June 1993.

  THOMAS G. WATTLES. Managing Director of Security Capital since March 1991 and a trustee of SCI since January 1993; he was a director of SCI's predecessor since its formation in June 1991 and has been Non-Executive Chairman of SCI since March 1997; prior thereto, a Co-Chairman and Chief Investment Officer of SCI and the SCI REIT Manager (as defined below) since November 1993; Managing Director of SCI and the SCI REIT Manager from January 1993 to November 1993, and Director of the SCI REIT Manager since June 1991. From January 1991 to December 1992, Mr. Wattles served as Managing Director of the PTR REIT Manager (as defined below); from July 1989 to December 1990, Managing Partner of Stanwich Advisors Incorporated, a real estate advisory and development services company; from July 1985 to June 1989, Senior Vice President--Property Finance Group of LaSalle Partners Limited, a corporate real estate services entity.

SENIOR OFFICERS OF SECURITY CAPITAL AND CERTAIN AFFILIATES AFTER THE MERGERS

  ARIEL AMIR--37--Vice President of Security Capital since June 1994, where he provides securities offering and corporate acquisition services for affiliates of the Company. Prior to joining Security Capital, Mr. Amir was an associate attorney with the law firm of Weil, Gotshal & Manges in New York from September 1985 to April 1994 where he practiced securities and corporate law.

  NANSIE J. BERNARD--35--Vice President of Security Capital Markets Group in its New York office since April 1997, where she provides capital markets services for affiliates of Security Capital. Prior thereto, a member of the Capital Markets Group team since February 1997. From August 1992 to February 1997, she was Vice President at Thompson Doyle & Company managing real estate transactions and portfolios for corporate clients. From May 1989 to August 1992, she was Vice President at McFarland Associates, Inc.

  DARCY B. BORIS--34--Vice President of the Real Estate Research Group, where she conducts strategic market analyses for affiliates of Security Capital. Prior thereto, Vice President of Security Capital Investment Research Incorporated from June 1995 until March 1997, and an associate from December 1994 to June 1995. Prior thereto, Ms. Boris was with Security Capital Markets Group from August 1993 to November 1994, where she provided capital markets services for affiliates of the Company. Prior to joining Security Capital Markets Group, Ms. Boris was associated with Summerhill Development Company, the multifamily development subsidiary of Marcus & Millichap, Incorporated, from January 1987 to September 1991 where she managed the development of multifamily housing.

  K. SCOTT CANON--35--Vice President of Security Capital Markets Group since March 1997 and from August 1993 to January 1996, President of Security Capital Markets Group from January 1996 to March 1997 and a member of Security Capital Markets Group since March 1992, where he participates in capital markets and institutional investor relations. Mr. Canon is a general securities principal registered with the NASD.

  MARK J. CHAPMAN--40--President of the Real Estate Research Group, where he is director of the group and conducts strategic market analyses for affiliates of Security Capital. Prior thereto, Vice President of Security Capital Investment Research Incorporated from November 1995 until March 1997. From November 1994 to November 1995, Mr. Chapman was a Vice President of PTR with asset management responsibilities in five major markets. From July 1989 to November 1994, Mr. Chapman was a Vice President at Copley Real Estate Advisors, Inc. where he directed asset management for Copley assets located from Connecticut to Virginia.

  JAYSON C. CYR--48--Vice President of SCGroup since October 1994, where he supervises accounting and financial reporting. Prior to joining Security Capital, Mr. Cyr was controller for Lincoln Property Company from June 1990 to June 1994.

  ROBERT H. FIPPINGER--54--Vice President of Security Capital Markets Group since June 1995, where he directs corporate communications services for affiliates of Security Capital. Prior thereto, Mr. Fippinger headed corporate communication services for affiliates of Security Capital from October 1994 to June 1995. Prior to joining Security Capital, Mr. Fippinger was with Grubb & Ellis, in San Francisco, California from November 1991 to October 1994, where he represented corporate clients and provided tenant advisory services.

  JEFFREY S. GOTTLIEB--38--Vice President of SCGroup since October 1994, where he directs tax consulting and compliance services for affiliates of Security Capital. Prior thereto, Mr. Gottlieb was Vice President of Security Capital from October 1993 to October 1994. Prior to joining Security Capital, Mr. Gottlieb was a senior tax manager with Coopers & Lybrand in Orlando, from January 1991 to October 1993, where he was responsible for its central Florida real estate practice.

  GERARD DE GUNZBURG--49--Senior Vice President of Security Capital Markets Group in its New York office since January 1997, where he provides capital markets services for affiliates of Security Capital. Prior thereto, Mr. de Gunzburg was Vice President of Security Capital Markets Group from January 1993 to January 1997. From June 1988 to December 1992, Mr. de Gunzburg was a consultant for American and European companies. Mr. de Gunzburg is a general securities principal registered with the NASD.

  ALISON C. HEFELE--38--Vice President of the Strategic Group since March 1997, where she oversees strategic communications for Security Capital and its affiliates. Prior thereto, Ms. Hefele was with Security Capital Markets Group from February 1994 to February 1997, where she provided capital markets services for affiliates of Security Capital. Prior to joining Security Capital Markets Group, Ms. Hefele was a vice president of Prudential Real Estate Investors from January 1990 to February 1994. She is a general securities representative registered with the NASD.

  GARRET C. HOUSE--32--Vice President of Security Capital Markets Group since September 1996, where he assists with financing activities for affiliates of the Company. From May 1994 to August 1996, he assisted with financing activities for affiliates of Security Capital and prior thereto, Mr. House was a member of Security Capital's Management Development Program from May 1993 to May 1994. He is a general securities representative registered with the NASD.

  THOMAS J. IKELER--42--Vice President of Security Capital since May 1997 with responsibilities for treasury and financial matters for affiliated companies. Prior thereto, from June 1994 to May 1997, he was with 139 Culpeper, Ltd., providing real estate advisory services to institutional clients; from January 1990 to June 1994, Mr. Ikeler was Project Director for the Zeckendorf Company.

  G. RONALD LESTER--39--Vice President of SCGroup since December 1993, where he directs internal audit activities for affiliates of the Company. Prior to joining Security Capital, Mr. Lester was a corporate audit manager for El Paso Natural Gas Co. from April 1989 to December 1993 where he was responsible for conducting financial, operational and electronic data processing audits for all functions and subsidiaries of the corporation.

  ROBERT I.S. MEYER--36--Vice President of Security Capital USREALTY, Security Capital (EU) Management Group S.A. and Security Capital (UK) Management Limited since April 1997 and located in London, where he is a member of the corporate finance team. Prior thereto, he was Vice President of J.P. Morgan Securities Limited from June 1993 to March 1997, where he was responsible for capital markets origination among German financial institutions and corporations; from June 1992 to May 1993, Mr. Meyer was with J.P. Morgan's venture/private equity investment division.

  GERALD R. MORGAN, JR.--34--Vice President of Security Capital since March 1995, where he is involved in treasury and corporate finance for affiliates of the Company. Prior thereto, Mr. Morgan was in Security Capital's management development program since July 1993.

  MARK P. PEPPERCORN--34--Vice President of Security Capital Markets Group since July 1997. From February 1995 to June 1997, Vice President of PTR and the PTR REIT Manager, where he was responsible for the acquisition of land and existing communities in Northern California; from September 1994 to February 1995, a member of the acquisitions group for ATLANTIC and, previously, for PTR from June 1993 to September 1994; from March 1991 to June 1993, Mr. Peppercorn was responsible for the multifamily brokerage division of Transwestern Property Company in Houston; and prior thereto, an Associate Vice President of Eastdil Realty Incorporated.

  DAVID A. ROTH--30--Vice President of Security Capital USREALTY, Security Capital (EU) Management Group S.A. and Security Capital (UK) Management Limited since April 1997 and located in London, where he is responsible for mergers and acquisitions. From October 1995 to March 1997, Mr. Roth was Vice President of Investment Research Group, where he was responsible for researching corporate and portfolio acquisitions. Prior thereto, he was an associate attorney with the law firm of Wachtell, Lipton, Rosen and Katz in New York from December 1993 to October 1995, where he practiced securities and corporate law.

  GERIOS ROVERS--34--Vice President of Security Capital (EU) Investment Research Group S.A. since April 1997 and located in Brussels, where he participates in global investment research; prior thereto, from July 1988 to March 1997, he was an associate director of GIM Algemeen Vermogensbeheer responsible for client servicing, client acquisition, portfolio management and research of publicly traded real estate securities worldwide.

  JONATHAN L. SMITH--44--Senior Vice President of the Strategic Group since June 1997, where he is responsible for retail companies such as REGENCY and PACIFIC RETAIL. Prior thereto, from May 1991 to June 1997, he was Managing Director of Citicorp Real Estate, Inc., where he managed shopping center and residential commercial real estate lending units.

  KENNETH D. STATZ--38--Senior Vice President of the Investment Research Group since March 1997; Senior Vice President of Security Capital Investment Research Incorporated since July 1996, where he is responsible for the development and implementation of portfolio investment strategy. Prior thereto, Vice President from May 1995 to June 1996. Prior to joining Security Capital, Mr. Statz was a Vice President in the investment research department of Goldman, Sachs & Co., from February 1993 to January 1995, concentrating on research and underwriting for the REIT industry. Prior thereto, Mr. Statz was a real estate stock portfolio manager and a managing director of Chancellor Capital Management from August 1982 to February 1992.

  ROBERT S. UNDERHILL--41--Senior Vice President of the Strategic Group since March 1997 and Senior Vice President of Security Capital Investment Research Incorporated, where he is responsible for researching corporate and portfolio acquisitions. Mr. Underhill was a consultant for affiliates of Security Capital from November 1994 to February 1995. Prior to joining Security Capital, Mr. Underhill was a Senior Vice President of LaSalle Partners Limited from September 1984 to October 1994 where he was responsible for the investment management of a portfolio of office and retail properties.

  ANDREW N. WALKER--34--Vice President of Security Capital USREALTY, Security Capital (EU) Management Group S.A. and Security Capital (UK) Management Limited since March 1997 and located in London, where he is a member of the corporate finance team. Prior thereto, from February 1995 to February 1997, he was a European property analyst for Paribas Capital Markets; from May 1991 to January 1995, he was a managing director of Institutional Property Forecasting Services in the U.K., a privately-held real estate research firm in England; and from February 1991 to May 1991, he was a property analyst with S.G. Warburg Securities (Japan) Ltd.

CLASSIFICATION OF DIRECTORS

  Pursuant to the terms of the Charter, the directors are divided into three classes. One class will hold office for a term expiring at the annual meeting of shareholders to be held in 1998 (consisting of Messrs. Freidheim, Fuller and Hunt), a second class will hold office for a term expiring at the annual meeting of shareholders to be held in 1999 (consisting of Messrs. Kelley, Sanders and Willmott), and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2000 (consisting of Messrs. Bodman, Buerger and Frazee). Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of shareholders of Security Capital, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. See "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws."

COMMITTEES OF THE BOARD

  The Board has established an Audit Committee consisting of Messrs. Fuller (Chairman), Buerger, Freidheim and Willmott, each an independent director. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Security Capital's internal accounting controls.

  The Board has established a Management Development and Compensation Committee (the "Compensation Committee") consisting of Messrs. Bodman (Chairman), Kelley and Frazee, each an independent director. The Compensation Committee reviews and approves compensation arrangements and plans of Security Capital and it administers the various option plans of Security Capital described below.

  The Board has established an Executive Committee consisting of Messrs. Sanders (Chairman), Hunt and Frazee. The Executive Committee has full authority to act on behalf of the Board between regular meetings of the Board, except with respect to securities offerings.

COMPENSATION OF DIRECTORS

  Security Capital pays an annual retainer of $35,000 to directors who are not officers or employees of Security Capital or its affiliates; such amount is paid quarterly to the directors in cash or, at the election of the director, Class A Shares based on the then current fair market value of the Class A Shares. Non-employee chairpersons of Board committees receive an additional annual retainer of $3,000 payable in cash. Officers of Security Capital or its affiliates who are directors are not paid any director fees.

  In addition, pursuant to the Outside Directors Plan (as defined below), each director who is not an employee of Security Capital or its affiliates is entitled to receive, on January 1 of each year, an option to purchase 150 Class A Shares at a price per Class A Share equal to the fair market value (as defined) of one Class A Share on such date. See "--Outside Directors Plan."

  Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

INDEMNIFICATION

  See "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws--Director Liability Limitation and Indemnification" for a description of the applicable indemnification provisions.

EXECUTIVE COMPENSATION

  The following table presents the compensation for 1996 paid to the Chief Executive Officer and the four other most highly compensated executive officers of Security Capital and certain affiliates (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                               ANNUAL COMPENSATION           COMPENSATION
                          ------------------------------ -----------------------
                                                                      SECURITIES
                                                                      UNDERLYING
                                                         RESTRICTED     STOCK
                                            OTHER ANNUAL   STOCK       OPTIONS     ALL OTHER
NAME AND POSITION          SALARY   BONUS   COMPENSATION   AWARDS        (#)      COMPENSATION
-----------------         -------- -------- ------------ ----------   ----------  ------------
William D. Sanders--
 Chairman and Chief
 Executive Officer......  $210,000 $404,000     --             --          --         --
C. Ronald Blankenship--
 Managing Director of
 Security Capital and
 Chairman of PTR........   203,000  397,000     --             --          --         --
Thomas G. Wattles--
 Managing Director of
 Security Capital and
 Co-Chairman of SCI.....   197,000  353,000     --             --          --         --
K. Dane Brooksher--
 Co-Chairman and Chief
 Operating Officer of
 SCI....................   207,000  268,000     --             --          --         --
David C. Dressler, Jr.--
 Co-Chairman, President
 and Chief Investment
 Officer of Homestead...   195,000  285,000     --        $250,000(1)   60,000(1)     --

--------
(1) Represents 25,000 restricted shares of Homestead common stock purchased from Homestead, and options to purchase 60,000 shares of Homestead common stock granted by Homestead, in October 1996. At December 31, 1996, the value of the restricted shares of Homestead common stock was $450,000. These restricted shares of Homestead common stock will vest upon the earlier to occur of (i) October 15, 1998, (ii) the date on which Mr. Dressler terminates his employment with Homestead or its affiliates by reason of death or disability or (iii) immediately prior to a change-in-control (as defined) of Homestead. Although Homestead does not currently intend to pay dividends on its shares of common stock, to the extent it pays dividends in the future, it will pay dividends with respect to these restricted shares.

 Option Grants

  During 1996, options for 47,982 Class A Shares were granted by the Compensation Committee to 224 key employees and officers of Security Capital and its subsidiaries at exercise prices equal to $1,139 per Class A Share for 43,314 shares and from between $985 and $1,126 per Class A Share for 4,668 shares. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                         PERCENT OF
                         CLASS A SHARES TOTAL OPTIONS
                           UNDERLYING    GRANTED TO   EXERCISE OR                  GRANT
                            OPTIONS     EMPLOYEES IN  BASE PRICE   EXPIRATION   DATE PRESENT
NAME                      GRANTED (#)    FISCAL YEAR   ($/SHARE)      DATE         VALUE
----                     -------------- ------------- -----------  ----------   ------------
William D. Sanders......    1,097.5          2.29%      $1,139       12/3/06      $497,705(1)
C. Ronald Blankenship...    1,031.6          2.15        1,139       12/3/06       467,843(1)
Thomas G. Wattles.......      921.9          1.92        1,139       12/3/06       418,072(1)
K. Dane Brooksher.......      658.5          1.37        1,139       12/3/06       298,623(1)
David C. Dressler, Jr...      439.0           .91        1,139       12/3/06       199,082(1)
                             60,000(2)      10.34(2)     10.00(2)   10/15/06(2)    385,320(2)(3)

--------
(1) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model for estimating the value of the options include the following: exercise prices of $1,139 equal to the estimated fair market value of the Class A Shares on the date of grant; average expected option term of seven years; interest rate of 6.32% which represents the interest rate on the date of grant on a U.S. Treasury security with a maturity date corresponding to the option term; expected volatility of 20% calculated based on (i) the annualized weekly volatility of Berkshire Hathaway Class B shares over the period of May 1996 to February 1997, (ii) monthly Class A Shares estimated fair market values for 1995 and 1996, (iii) consideration of the volatility of various publicly traded REITs and (iv) an estimate of Security Capital's weighted-average volatility; and dividends at the rate of $0 per Class A Share. The actual value, if any, an option holder will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Shares over the exercise price on the date the option is exercised. There is no assurance the value realized by an option holder will be at or near the value estimated by the Black-Scholes model.
(2) Represents options to purchase 60,000 shares of Homestead common stock at $10 per share which were granted on October 15, 1996 to Mr. Dressler by Homestead, and which expire on October 15, 2006. The options vest ten percent in the second year after the date of grant, twenty percent in the third year after the date of grant, thirty percent in the fourth year after the date of grant and forty percent in the fifth year after the date of grant.

(3) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an exercise price of $10 per share equal to the estimated fair market value of a share of Homestead common stock on the date of grant; average expected option term of 5.5 years; a risk-free interest rate of 6.23%; no expected dividend yield; and expected volatility of 37%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

 Aggregated Option Exercises in 1996 and Year-End Option Values

  The following table sets forth certain information concerning the year-end value on a fully converted basis of unexercised options owned by such executive officers.

                                                             NUMBER/AMOUNT OF SECURITIES UNDERLYING
                                                                 UNEXERCISED OPTIONS AT YEAR-END
                                          -----------------------------------------------------------------------------
                      CLASS A                      CLASS A           HOMESTEAD COMMON STOCK       2014 CONVERTIBLE
                       SHARES                 SHARE OPTIONS (#)            OPTIONS (#)            DEBENTURE OPTIONS
                    ACQUIRED ON   VALUE   ------------------------- ------------------------- -------------------------
NAME                EXERCISE (#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                ------------ -------- ----------- ------------- ----------- ------------- ----------- -------------
William D.
 Sanders(2).....        --         --       3,816.8      1,694.0        --            --      $2,160,243   $  409,500
C. Ronald
 Blankenship....        --         --       3,558.8      2,955.4        --            --       2,014,341    1,071,792
Thomas G.
 Wattles........        --         --       2,918.5      2,486.0        --            --       1,651,728      874,547
K. Dane
 Brooksher......        --         --         854.6      2,583.3        --            --         426,000    1,362,449
David C.
 Dressler, Jr.(3).      --         --       1,330.3      1,648.4        --         60,000        752,979      687,976
                      VALUE OF UNEXERCISED
                     IN-THE-MONEY OPTIONS AT
                      DECEMBER 31, 1996(1)
                    -------------------------
NAME                EXERCISABLE UNEXERCISABLE
----                ----------- -------------
William D.
 Sanders(2).....    $4,300,573   $  356,110
C. Ronald
 Blankenship....     4,010,002    1,868,414
Thomas G.
 Wattles........     3,288,369    1,491,834
K. Dane
 Brooksher......       960,971    2,687,823
David C.
 Dressler, Jr.(3).   1,499,024    1,562,507

--------
(1) Based on a December 31, 1996 estimate of fair market value of $1,237 per Class A Share.
(2) Mr. Sanders also had exercisable warrants for 17,993 Class A Shares and $10,179,812 of 2014 Convertible Debentures on December 31, 1996. See "Certain Relationships and Transactions."
(3) Includes options to purchase 60,000 shares of Homestead common stock at $10 per share. The closing price of Homestead common stock on December 31, 1996 was $18 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Security Capital has no employment contracts with any executive officer and no plans or arrangements by which any such executive officer will be compensated as a result of his resignation or retirement or any other termination of his employment with Security Capital and its subsidiaries or, except as described below under "--1995 Option Plan," in connection with a change in control of Security Capital.

OUTSIDE DIRECTORS PLAN

  On September 17, 1996, the Board approved the Security Capital Group Incorporated Outside Directors Plan (the "Outside Directors Plan"). The Outside Directors Plan has been filed as an exhibit to the registration statement of which this Prospectus forms a part and the following summary of the material terms of the Outside Directors Plan is qualified in its entirety by reference to the actual terms thereof.

  The purpose of the Outside Directors Plan is to enable the directors of Security Capital who are not employees or officers of Security Capital or any of its affiliates ("Outside Directors") to increase their ownership of Security Capital and thereby further the identity of their interests with those of Security Capital's other shareholders. To achieve the foregoing objective, the Outside Directors Plan provides for grants of options ("Options") to purchase Class A Shares. The Secretary of Security Capital (the "Administrator") administers the Outside Directors Plan with a view to Security Capital's best interests and the Outside Directors Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the Outside Directors Plan and to make all determinations necessary or advisable for the implementation and administration of the Outside Directors Plan.

  The number of Class A Shares reserved for issuance upon exercise of Options granted under the Outside Directors Plan is 7,000. The Class A Shares subject to the Outside Directors Plan may be currently authorized but unissued Class A Shares or treasury Class A Shares held or subsequently purchased by Security Capital, including Class A Shares purchased in the open market or in private transactions. If Security Capital shall effect any subdivision or consolidation of Class A Shares, payment of a stock dividend, stock split, combination of Class A Shares or recapitalization or other increase or reduction of the number of Class A Shares outstanding without receiving compensation therefor in money, services or property, then the Administrator shall adjust: (i) the number of Class A Shares available under the Outside Directors Plan; (ii) the number of Class A Shares available under any Outside Directors Plan limits; (iii) the number of Class A Shares subject to any outstanding

Options; (iv) the number of Class A Shares subject to future grant; and (v) the per share exercise price under any outstanding Option.

  On September 17, 1996, each Outside Director was granted an option to purchase 150 Class A Shares at an exercise price of $1,066 per share, except a recently appointed Outside Director who was granted options to purchase 75 Class A Shares at an exercise price of $1,066 per share, the fair market value of the Class A Shares on the date of the grant. On January 1, 1997, each Outside Director was granted an Option to purchase 150 Class A Shares at an exercise price of $1,237 per share, the fair market value of the Class A Shares on such date. On January 1 of each year, an Outside Director serving on such date will be granted an Option to purchase 150 Class A Shares at an exercise price equal to the fair market value of the Class A Shares on such date. In the event an Outside Director is appointed during the year, such person will receive an award reduced to reflect the portion of the year such person will serve as an Outside Director.

  Each Option becomes exercisable one year from the date of grant, or earlier in the event of death or disability of the director. Each Option shall expire on the earlier of: (i) the ten-year anniversary of the date of grant; (ii) the three-month anniversary of the director's termination for any reason other than death, disability or retirement; or (iii) the one-year anniversary of the director's termination by death, disability or retirement. Options are not transferable prior to exercise, except as designated by the director by will or by the laws of descent and distribution. Notwithstanding the previous sentence, the Administrator may permit Options under the Outside Directors Plan to be transferred to or for the benefit of the director's family.

  If Security Capital is reorganized, merged or consolidated or is party to a plan or exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of Security Capital receive any shares of stock or other securities or property, or Security Capital shall distribute securities of another corporation to its shareholders, there shall be substituted for the Class A Shares subject to outstanding Options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of Security Capital in respect of such Class A Shares; provided that, upon the occurrence of a reorganization of Security Capital or any other event described in this paragraph, any successor to Security Capital shall be substituted for Security Capital.

  The Outside Directors Plan was approved by the shareholders of Security Capital at a special meeting of shareholders in April 1997 and may be amended or terminated at any time by the Board.

1995 OPTION PLAN

  The following description of certain provisions of the Security Capital Group Incorporated 1995 Option Plan (the "1995 Option Plan") is qualified in its entirety by reference to the 1995 Option Plan, a copy of which is filed as an exhibit to this registration statement.

 General

  With respect to Options granted prior to December 3, 1996, the 1995 Option Plan provided for the granting of Options to purchase Class A Shares in tandem with Options to purchase 2014 Convertible Debentures. The Options must be exercised in tandem and must be in a unit. With respect to Options granted on or after December 3, 1996, the 1995 Option Plan provides for the granting of Options to purchase only Class A Shares. The Compensation Committee administers the 1995 Option Plan. The Compensation Committee determines the key and emerging key employees of Security Capital or its subsidiaries or affiliates to whom awards under the 1995 Option Plan will be granted ("Participants") and the terms and conditions of such awards. Each member of the Compensation Committee must be a "non-employee" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

 Options

  An Option may be granted so as to qualify for treatment as an incentive stock option (an "Incentive Option") pursuant to Section 422 of the Code, or so as not to so qualify (a "Non-Qualified Option"). The exercise price (the "Option Price") for each Option shall be determined by the Compensation Committee and shall not be less than the greater of the fair market value of the underlying Class A Shares on the date of the grant of the Option or the par value of the underlying shares. The full purchase price of each Class A Share and 2014 Convertible Debentures purchased upon the exercise of any Option shall be paid at the time of exercise. The Option Price shall be payable in cash. In addition, Participants who own Class A Shares and 2014 Convertible Debentures for at least six months may surrender such shares or debentures (valued at fair market value as of the day such shares or debentures are tendered) for all or a portion of the Option Price. No Option may be exercised unless cash or previously purchased Security Capital securities are paid for the Option Price.

  Subject to certain adjustments described below, Options for up to 139,716 shares of Class A Shares (representing 5.4% of the outstanding Class A Shares on a fully diluted basis) may be granted. Class A Shares issuable on conversion of the 2014 Convertible Debentures are included in such maximum number of shares for which Options may be granted. Class A Shares issued upon exercise of Options granted under the 1995 Option Plan may be either authorized and unissued shares or shares issued and thereafter acquired by Security Capital. Class A Shares allocated to an Option which expires or terminates without the issuance of Class A Shares may be allocated to new Options granted under the 1995 Option Plan.

  If Security Capital shall effect any subdivision or consolidation of Class A Shares or other capital readjustment, payment of stock dividend, stock split, combination of Class A Shares or recapitalization or other increase or reduction of the number of Class A Shares outstanding without receiving compensation therefor, then the Compensation Committee shall adjust (i) the number of Class A Shares available under the 1995 Option Plan, (ii) the number of Class A Shares subject to outstanding Options, and (iii) the per share price under any outstanding Option. If Security Capital is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of Security Capital receive any shares of stock or other securities or property, or Security Capital shall distribute securities of another corporation to its shareholders, there shall be substituted for the Class A Shares subject to outstanding Options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of Security Capital in respect of such Class A Shares, subject to the following: (i) if the Compensation Committee determines that the substitution described in this sentence would not be fully consistent with the purposes of the 1995 Option Plan or the purposes of the outstanding Options under the 1995 Option Plan, the Compensation Committee may make such other adjustments to the Options to the extent that the Compensation Committee determines such adjustments are consistent with the purposes of the 1995 Option Plan and of the affected Options, (ii) all or any of the Options may be cancelled by the Compensation Committee on or immediately prior to the effective date of the applicable transaction, but only if the Compensation Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either (A) the Participant is permitted to exercise the Option in full for a reasonable period prior to the effective date of the cancellation or (B) the Participant receives payment or other benefits that the Compensation Committee determines to be reasonable compensation for the value of the cancelled Options, and (iii) upon the occurrence of a reorganization of Security Capital or any other event described in this sentence, any successor to Security Capital shall be substituted for Security Capital to the extent that Security Capital and the successor agree to such substitution. Finally, upon the sale to, or exchange with, a third party unrelated to Security Capital of all or substantially all of the assets of Security Capital, all Options shall be cancelled. If Options are cancelled, then, with respect to any affected Participant, either (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Option in full for a reasonable period prior to the effective date of the cancellation, or (ii) the Participant shall receive payment or other benefits that the Compensation Committee determines to be reasonable compensation for the value of the cancelled Options.

  Subject to earlier termination as described below, the expiration date for each Option shall be determined by the Compensation Committee, but the expiration date with respect to any Option shall be no later than the earliest to occur of: (i) the ten-year anniversary of the date on which the Option is granted; (ii) if the Participant's termination occurs by reason of death, disability or retirement, the one-year anniversary of the date of termination, except in the event of termination due to death or disability, all Options become immediately exercisable; (iii) if the Participant's termination occurs for reasons other than death, disability, retirement or cause, the three-month anniversary of such date of termination; and (iv) if the Participant's termination occurs for cause, the date of termination.

  In the event that (i) a Participant's employment is terminated by Security Capital or a successor to Security Capital or an affiliated entity which is his or her employer for reasons other than cause following a Change in Control (as defined in the 1995 Option Plan) of Security Capital or (ii) the 1995 Option Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Options, all Options which have not otherwise expired shall become immediately exercisable.

  Options granted under the 1995 Option Plan are not transferable other than by will, by the laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order. To the extent that the Participant who receives an Option under the 1995 Option Plan has the right to exercise such Option, the Option may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Compensation Committee may permit Options under the 1995 Option Plan to be transferred to or for the benefit of the Participant's family, subject to such limits as the Compensation Committee may establish. However, in no event shall an Incentive Option be transferable to the extent that such transferability would violate the requirements applicable to such Option under Section 422 of the Code.

  The Compensation Committee may provide the Participant with the right to receive a replacement Option, in Class A Shares only, for the number of Class A Shares and 2014 Convertible Debentures used to satisfy the Participant's minimum tax obligations upon exercise of the original Option. In order to receive the replacement Option, the original Option must be exercised prior to termination of the Participant's employment. A replacement Option shall be granted on the date of exercise of the original Option to which it relates with an Option Price equal to the fair market value on the date of the grant of the replacement Option. Additionally, a replacement Option shall have the same expiration date as the original Option to which it relates and shall be exercisable no earlier than six months after its grant date.

 Amendment and Termination

  The 1995 Option Plan may, at any time, be amended or terminated by the Board, provided that, subject to the provision relating the adjustment of Class A Shares, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Option granted under the 1995 Option Plan prior to the date such amendment is adopted by the Board.

OTHER OPTION PLANS

  Security Capital's predecessors also adopted the Security Capital Realty Investors Incorporated Option Plans A and B (each a "Realty Option Plan") and the Security Capital Group Incorporated 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B (each a "Group Option Plan"). The Realty Option Plans provide for the grant of options to purchase Class A Shares. In 1994, to reflect a distribution of debt securities to shareholders, all of the outstanding options under the Realty Option Plans were adjusted to add a tandem right to purchase 2014 Convertible Debentures. Each of the Group Option Plans provides for the grant of tandem options to purchase Class A Shares and 2014 Convertible Debentures. Generally, all of the plans contain terms substantially similar to the 1995 Option Plan except that the Group 1991 and 1992 Option Plans A and B provide for the automatic grant of options to purchase Class A Shares in tandem with 2014 Convertible Debentures. Each Class A Share under an option must be exercised in tandem with a specified face amount of 2014 Convertible Debentures (referred to as a "Unit"). The number of Class A Shares reserved for issuance pursuant to options under the Realty Option Plans A and B and the Group 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B (including Class A Shares issuable upon the conversion of the 2014 Convertible Debentures) are 16,366, 3,845, 9,982, 29,946, 7,010
and 21,031, respectively. Of such shares, 313, 0, 0, 0, 0 and 0, respectively, remain available for the granting of Options thereunder.

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth selected financial information for Security Capital as of and for the three months ended March 31, 1997, for the three months ended March 31, 1996 and as of and for the years ended December 31, 1996, 1995, 1994, 1993, 1992 and 1991. The Company's consolidated financial information included below has been derived from the Company's consolidated financial statements. Arthur Andersen LLPs report on the consolidated financial statements for the years ended December 31, 1996, 1995 and 1994, and the audited financial statements for those years, are included in this Prospectus beginning on Page F-23. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes thereto included in this Prospectus.

                             THREE MONTHS ENDED
                                  MARCH 31,                           YEARS ENDED DECEMBER 31,
                          ------------------------- ----------------------------------------------------------------
                             1997         1996         1996      1995 (1)        1994       1993     1992     1991
                          ---------- -------------- ----------- -----------   ----------  -------- -------- --------
                                 (UNAUDITED)
Dollars in thousands, except per share data
OPERATING DATA:
Equity in earnings......  $   39,035   $   14,963    $  168,473   $  45,685   $    8,812  $  6,032 $  1,722  $   242
Rental revenues.........      50,667       30,809       145,907     103,634       55,071    10,916    1,592      --
Services Division
 revenues (2)...........      22,970       15,408        77,512      49,404          --        --       --       --
Total revenues..........     114,031       61,539       398,122     200,534      156,855    17,503    3,534      467
Rental expenses.........      19,957       12,635        58,259      40,534       23,052     1,428      292      --
Services Division
 expenses (2)...........      21,324       16,819        79,296      56,317          --        --       --       --
General, administrative
 and other (2)..........      11,701        5,654        32,617      20,197        6,172     2,555      679      205
Costs incurred in
 acquiring Services
 Division (2)...........         --           --            --      158,444          --        --       --       --
Interest expense:
 Security Capital:
 Convertible Debentures/
  notes (3).............      26,665       22,291        93,912      78,785       29,647     1,616      180      --
 Line of credit.........       1,412        2,240         6,256       5,977        6,424     1,808      960       88
 Majority-owned
  subsidiaries (4)......       4,761        4,342        17,056      19,042        8,057       362      --       --
                          ----------   ----------   ----------- -----------   ----------  -------- -------- --------
 Total interest expense.      32,838       28,873       117,224     103,804       44,128     3,786    1,140       88
Net earnings (loss)
 attributable to Class A
 Shares.................   $   3,349    $  (9,854)   $   32,067 $  (201,634)  $   (7,685) $  5,155 $  1,014  $   141
                             THREE MONTHS ENDED
                                  MARCH 31,                           YEARS ENDED DECEMBER 31,
                          ------------------------- ----------------------------------------------------------------
                             1997         1996         1996      1995 (1)        1994       1993     1992     1991
                          ---------- -------------- ----------- -----------   ----------  -------- -------- --------
                                 (UNAUDITED)
PER SHARE DATA:
Series A Preferred Stock
 dividends..............  $    18.75          --    $     56.25         --           --        --       --       --
Net earnings (loss)
 attributable to Class A
 Shares.................  $     2.53   $    (9.91)   $    28.28  $  (224.87)  $   (16.74) $  39.12 $  21.61 $   3.96
Class A Share
 distributions paid (5).         --           --            --          --    $    33.50  $  60.00 $  55.00  $ 24.95
Weighted average Class A
 Shares outstanding.....   1,322,054      994,789     1,133,711     896,681      458,945   131,776   46,913   35,565
                                                                         AS OF DECEMBER 31,
                                         AS OF      ----------------------------------------------------------------
                                     MARCH 31, 1997    1996      1995 (1)        1994       1993     1992     1991
                                     -------------- ----------- -----------   ----------  -------- -------- --------
                                      (UNAUDITED)
Dollars in thousands
BALANCE SHEET DATA:
Investments, at equity..               $1,512,391    $1,438,937   $ 930,043   $  230,756  $161,270 $ 68,160  $24,911
Real estate, net of
 accumulated
 depreciation (1).......                1,463,173     1,365,373     865,367    2,005,957   478,630   41,577      --
Total assets............                3,222,715     2,929,284   1,855,056    2,300,613   673,019  110,765   25,003
Long-term debt:
 Security Capital (3)...                1,036,712       940,197     718,611      514,383    48,970    6,532      --
 Majority-owned
  subsidiaries (4)......                  273,163       257,099     118,524      301,787    47,988      --       --
Minority interests......                  401,134       394,537     159,339      554,752   157,545    4,884      --
Total shareholders'
 equity.................               $1,018,809     $ 918,702   $ 528,539   $  359,859  $293,823 $ 57,847  $16,314

--------
(1) Prior to 1995, Security Capital consolidated the accounts of SCI and PACIFIC. During 1995, Security Capital's ownership of SCI decreased to less than 50% and PACIFIC was merged into PTR. Accordingly, these entities were deconsolidated effective January 1, 1995.
(2) Security Capital resulted from the 1995 Merger. See Note 1 to the Company's consolidated financial statements included in this Prospectus for more information concerning the 1995 Merger and the predecessor entity.
(3) During 1994, Security Capital made a $757.50 per share distribution of the 2014 Convertible Debentures resulting in a total increase of $417.2 million in outstanding 2014 Convertible Debentures.
(4) Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies.
(5) For the years ended December 31, 1994, 1993 and 1992, Security Capital elected to be taxed as a REIT and made cash distributions to its shareholders.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Information" and the financial statements included elsewhere in this Prospectus. Historical results and percentage relationships set forth in "Selected Financial Information" and the consolidated financial statements of Security Capital are not indicative of the future operations of Security Capital.

OVERVIEW

  Security Capital has obtained its income historically from two sources: (1) Security Capital's share of earnings in ATLANTIC, PTR, SCI, Security Capital USREALTY and Homestead, some of which Security Capital accounts for by the equity method where it owns less than a 50% controlling interest (PTR, SCI and Security Capital USREALTY) and others of which are consolidated in Security Capital's consolidated financial statements (ATLANTIC and Homestead) and (2) financial services revenues earned by the Real Estate Research Group, the Investment Research Group and the Financial Services Group and, prior to the Mergers, the REIT management and property management companies. Revenues from the Services Division are only reflected in Security Capital's consolidated financial statements if they were earned from investees accounted for by the equity method. Services Division revenues earned from consolidated investees are eliminated in the Company's consolidated financial statements. Services Division revenues earned from PTR and SCI have historically been based upon a percentage of the cash flow from operations or a percentage of revenues, as defined in the applicable REIT management and property management agreements, respectively. See "Relationships with Operating Companies--PTR--PTR REIT Management Agreement," "--PTR Property Management," "--SCI--SCI REIT Management Agreement" and "--SCI Property Management."

  Security Capital USREALTY, in accordance with generally accepted accounting principles, accounts for its investments at market value or estimated fair value (depending on whether the investment is publicly traded) and reflects changes in such values in its statement of income pursuant to fair value accounting principles. The Company accounts for its investment in Security Capital USREALTY using the equity method and, as a consequence, the Company's results of operations are affected by changes in the fair value of Security Capital USREALTY's investments. Security Capital USREALTY values its investments in publicly traded companies at market determined by using closing market prices as of the relevant balance sheet date. Security Capital USREALTY values its investments in private companies at fair value, generally determined at cost, or an appropriate lower value if the investment is not performing as expected. If substantial additional capital is raised by an investee from independent third parties in a private placement, Security Capital USREALTY values its investment at the price at which that capital was raised when a substantial percentage of the new subscriptions have been funded. In addition, through an advisory relationship with Security Capital USREALTY, the Services Division also earns advisory fee revenues based on a percentage of the fair value of Security Capital USREALTY's investments (not including short-term investments and investments in Security Capital). See "Relationships with Operating Companies--Security Capital USREALTY--Advisory Agreement" and "--Sub-Advisory Agreements."

  Effective January 1, 1995, the predecessor of Security Capital, Security Capital Realty Incorporated, acquired Security Capital Group Incorporated. Subsequently, the merged entity was renamed Security Capital Group Incorporated. As part of the 1995 Merger, Security Capital acquired the Services Division. See Note 1 to the Company's consolidated financial statements included herein. From 1992 until the 1995 Merger, Security Capital Realty Incorporated elected to be taxed as a REIT and, accordingly, made cash distributions to its shareholders. On March 23, 1995, the merger of PACIFIC with and into PTR (the "PTR Merger") was completed. See "Relationships with Operating Companies--PTR--Merger and Public Offerings" and Note 3 to the Company's consolidated financial statements included herein. On October 17, 1996, Security Capital, ATLANTIC and PTR spun-off their respective extended-stay lodging assets to Homestead. See "Relationship with Operating Companies-- Homestead--Homestead Transaction" and Note 3 to the Company's consolidated financial statements included herein.

  If the proposed Mergers involving ATLANTIC, PTR and SCI are consummated, Security Capital will exchange its interests in the applicable REIT management companies and property management companies for common shares of ATLANTIC, PTR and SCI, respectively. Although the effects of completion of the proposed Mergers on the Company's future consolidated results of operations are complex, the Company expects reductions in Services Division revenues relating to the sale of the REIT management and property management companies for PTR and SCI to be substantially offset by decreases in Company-level personnel and other costs attributable to the operation of such companies and increases in capital investments revenues attributable to its ownership of additional common shares of PTR and SCI.

  Please refer to the Index to Financial Statements for the audited financial statements of PTR, SCI and Security Capital USREALTY, Security Capital's unconsolidated affiliates that are accounted for by the equity method.

1996 COMPARED TO 1995

CAPITAL DIVISION INVESTMENTS

 Dividends Received

  Security Capital's dividends received increased $19.0 million, or 21%, from $89.6 million in 1995 to $108.6 million in 1996.

 Equity in earnings of less than 50% owned investees

  Security Capital's share of SCI's earnings increased 21% from $21.0 million in 1995 to $25.4 million in 1996. This increase was primarily attributable to an increase in the amount of distribution space owned and leased by SCI (80.6 million square feet at December 31, 1996 compared to 58.5 million square feet at December 31, 1995) and increased rental rates on renewal leases for previously occupied space, and was partly offset by a small decrease in SCI's occupancy level (91.2% as of December 31, 1996 compared to 93.5% as of December 31, 1995). At December 31, 1996 and 1995, Security Capital's ownership interest in the outstanding common shares of SCI was 46% and 48%, respectively.

  Security Capital's share of PTR's earnings increased 62% from $24.6 million in 1995 to $39.9 million in 1996. This increase was primarily attributable to a substantial increase in the number of multifamily properties owned by PTR (42,702 operating units at December 31, 1996 compared to 38,737 operating units at December 31, 1995), and significant gains ($37.5 million) on sales of properties in 1996. At December 31, 1996 and 1995, Security Capital's ownership interest in the outstanding common shares of PTR was 36% and 38%, respectively.

  Security Capital's share of Security Capital USREALTY's earnings increased substantially from $0.1 million in 1995 to $103.2 million in 1996. Security Capital USREALTY effectively commenced its investment activities in October 1995, and at December 31, 1996, Security Capital USREALTY had investments at cost of $1.18 billion with a fair market value of $1.43 billion, resulting in unrealized appreciation of $250 million which is accounted for by Security Capital USREALTY pursuant to fair value accounting principles. In addition, Security Capital USREALTY recorded net investment income (defined as dividends and other investment income net of administration expenses, advisor fees, taxes and interest) of $16.4 million in 1996. At December 31, 1996 and 1995, Security Capital's ownership interest in the outstanding common stock of Security Capital USREALTY was 39% and 32%, respectively.

 Rental Operations--from greater than 50% owned consolidated investees

 Rental Revenues

  Rental revenues increased $42.3 million, or 41%, from $103.6 million in 1995 to $145.9 million in 1996. This increase was primarily attributable to an increase in the number of multifamily units owned and operated by ATLANTIC (19,241 operating units at December 31, 1996 compared to 15,823 operating units at December

31, 1995), coupled with stable occupancies (approximately 95%) in both 1996 and 1995. Also accounting for part of the increase in rental revenues is the consolidation of Homestead after the spin-off transaction completed on October 17, 1996 by Security Capital, ATLANTIC and PTR of their extended-stay lodging assets. Homestead generated $8.2 million in revenues for the two and one-half month period ended December 31, 1996.

 Other Income, Net

  Other income consists of interest and miscellaneous income of $3.4 million and $1.8 million in 1996 and 1995, respectively, and in 1996 includes miscellaneous gains on sales of ATLANTIC properties.

 Rental Expenses

  Rental expenses increased by $17.8 million, or 44%, to $58.3 million in 1996 from $40.5 million in 1995. The increase was primarily attributable to the increase in the number of ATLANTIC's operating multifamily communities discussed previously. ATLANTIC's rental expenses, which include the expenses of the ATLANTIC property manager, increased $13.7 million (excluding REIT and property management fees) in 1996 compared to 1995. Homestead's rental expenses were $4.1 million for the period from October 17, 1996 to December 31, 1996.

SERVICES DIVISION

 Revenues

  Services Division revenues increased from $49.4 million in 1995 to $77.5 million in 1996. Services Division revenues are only reflected in the Company's consolidated financial statements if they were earned from investees in which Security Capital owns less than a 50% interest. Financial services revenues earned from PTR and SCI are based on a percentage of the cash flow from operations or on a percentage of revenues, as defined by the REIT and property management agreements, respectively. Through the Advisory Agreement (as defined below) with Security Capital USREALTY, Security Capital earns revenues based on a percentage of the fair value of Security Capital USREALTY's investments (not including short term investments and investments in Security Capital). The increase of $28.1 million in Services Division revenues in 1996 as compared to 1995 was primarily attributable to growth in operations at each of the Company's non-consolidated investees. In particular, financial services revenues earned from SCI increased $13.8 million, financial services revenues earned from PTR increased $3.8 million and advisory revenues earned from Security Capital USREALTY increased $7.9 million. The remaining services revenues of $2.6 million were earned by Security Capital Markets Group. Services Division revenues and associated expenses will be reduced substantially following completion of the proposed Mergers. See "--Overview."

 Expenses

  Services Division expenses increased by $23.0 million, or 41%, in 1996 to $79.3 million from $56.3 million in 1995. The increase was primarily attributable to growth of the REIT and property management companies, including the hiring of additional professionals. In particular, expenses applicable to the SCI and PTR REIT and property management companies and the advisor to Security Capital USREALTY increased by $9.2 million, $7.6 million and $1.6 million, respectively. In addition, the aggregate expenses of the Investment Research Group and Security Capital Markets Group increased by $4.6 million. As outlined in the above discussion regarding revenues and expenses, the Services Division has incurred operating losses in 1996 and 1995. Security Capital has made and will continue to make substantial investments in personnel, operating systems and research capabilities in order to take advantage of future growth opportunities. Such opportunities are expected to generate increased revenues that will result in operating income. Services Division expenses will be reduced following the proposed Mergers as a result of the transfer of personnel employed by Security Capital to PTR and SCI. See "--Overview."

 Depreciation and Amortization

  Total depreciation and amortization for Security Capital was $26.6 million and $18.1 million in 1996 and 1995, respectively. Of those amounts, $22.1 million and $15.9 million represented depreciation and amortization from rental operations (i.e., ATLANTIC and Homestead) in 1996 and 1995, respectively. Depreciation for ATLANTIC increased $4.9 million to $20.8 million in 1996 from $15.9 million in 1995, an increase of 31%, due to the increase in the number of operating multifamily communities between 1995 and 1996. Depreciation for Homestead was $1.3 million for the two and one-half month period ended December 31, 1996. The remaining depreciation and amortization of $4.5 million and $2.2 million in 1996 and 1995, respectively, is attributable to the Services Division and the administrative support functions, representing an increase of $2.3 million over such depreciation and amortization for 1995 of $2.2 million. The $2.3 million increase between 1995 and 1996 is a result of additional depreciation on furniture, fixtures and equipment (consisting primarily of computer and communications equipment) acquired in connection with the expansion of the Services Division and Security Capital's decision to fund additional investments in information technology.

INTEREST EXPENSE

  Security Capital's consolidated interest expense consists of interest on the 2014 Convertible Debentures and 2016 Convertible Debentures, interest on revolving lines of credit which are obligations of Security Capital and ATLANTIC and interest on mortgage notes payable which are obligations of ATLANTIC and Homestead. Interest expense for 1996 and 1995 is summarized as follows:

                         SECURITY CAPITAL     ATLANTIC       HOMESTEAD       TOTAL
                         ---------------- -----------------  --------- ------------------
                           1996    1995     1996     1995      1996      1996      1995
                         -------- ------- --------  -------  --------- --------  --------
                                             DOLLARS IN THOUSANDS
Convertible Debentures.. $ 93,912 $78,785      --       --        --   $ 93,912  $ 78,785
Lines of credit.........    6,256   5,977 $ 16,947  $15,784       --     23,203    21,761
Mortgage notes payable..      --      --     9,484    7,662   $ 2,073    11,557     7,662
Capitalized interest....      --      --   (10,250)  (4,404)   (1,198)  (11,448)   (4,404)
                         -------- ------- --------  -------   -------  --------  --------
Total................... $100,168 $84,762 $ 16,181  $19,042   $   875  $117,224  $103,804
                         ======== ======= ========  =======   =======  ========  ========

  Debenture interest increased as a result of the issuance of 2016 Convertible Debentures in 1996 totalling $226.5 million as well as the issuance of an additional $185 million of 2014 Convertible Debentures during 1995. See the discussion of "Convertible Debt" in Note 4 to the Company's consolidated financial statements included herein.

  ATLANTIC's mortgage interest expense increase in 1996 was the result of an increase in average mortgage debt outstanding.

  ATLANTIC's line of credit interest expense increase in 1996 was primarily attributable to an increase in the average outstanding balance ($204.3 million in 1996 as compared to $178.3 million in 1995) and was partially offset by a lower weighted-average interest rate (7.39% in 1996 as compared to 7.92% in 1995). The increase was also attributable to increased amortization of loan-related costs.

  The overall increase in interest expense for ATLANTIC was offset by an increase in capitalized interest of $5.8 million in 1996 over 1995. The increase in capitalized interest was attributable to ATLANTIC's increased development activity.

  Homestead's mortgage interest expense for 1996 was attributable to Homestead's borrowing under its funding commitment agreement with PTR for development of extended-stay lodging facilities. Interest expense was recorded for the period from October 17, 1996, the date of the spin-off transaction, through December 31, 1996. Interest expense for Homestead was also affected by the amortization of deferred financing costs and other loan-related costs incurred as a result of the spin-off.

GENERAL, ADMINISTRATIVE AND OTHER

  General, administrative and other expenses increased by $12.4 million, or 61%, in 1996 to $32.6 million from $20.2 million in 1995. This increase results primarily from the consolidation of Homestead's accounts ($2.5 million), the inclusion of ATLANTIC's provision for a possible loss on investments ($2.5 million), increased payroll and related expenses applicable to the growth of the ATLANTIC REIT manager ($2.4 million), as well as additional personnel and related costs applicable to information systems, human resources and other administrative support functions.

PROVISION FOR INCOME TAXES

  The provision for income taxes in 1996 was primarily attributable to deferred income taxes on the equity in earnings of Security Capital USREALTY. In 1995, Security Capital had net deferred tax assets (primarily net operating losses) that were completely offset by a valuation allowance. Accordingly, no provision for income taxes was recorded in 1995. See Note 8 to the Company's consolidated financial statements included herein.

MINORITY INTERESTS

  Minority interests increased from $4.8 million in 1995 to $13.4 million in 1996 due to increased earnings at ATLANTIC, coupled with an increase in minority interests in ATLANTIC in conjunction with its initial public offering in October 1996.

PREFERRED STOCK DIVIDENDS

  On April 1, 1996, Security Capital issued 139,000 shares of Series A Preferred Stock to a single investor. The Series A Preferred Stock carries a 7.5% preferential cash dividend rate, payable when and if authorized by the Board quarterly in arrears. Security Capital paid $7.8 million in dividends on the Series A Preferred Stock in 1996. See "Description of Capital Stock-- Preferred Stock."

1995 COMPARED TO 1994

CAPITAL DIVISION INVESTMENTS

 Dividends Received

  Security Capital's dividends received increased $41.4 million, or 86%, from $48.2 million in 1994 to $89.6 million in 1995.

 Equity in earnings of less than 50% owned investees

  Security Capital consolidated SCI's operations in 1994 and reported earnings of SCI based on the equity method in 1995. For purposes of comparison between the years, SCI results of operations for 1994 are discussed below as if the equity method was in effect for 1994. Security Capital's share of SCI's earnings increased 65%, from $12.7 million in 1994 to $21.0 million in 1995. This increase was primarily attributable to an increase in the amount of distribution space owned and leased by SCI (58.5 million square feet at December 31, 1995 compared to 39.1 million square feet at December 31, 1994), improvements in SCI's occupancy level (93.5% as of December 31, 1995 compared to 92.4% as of December 31, 1994) and increased rental rates on renewal leases for previously occupied space. At December 31, 1995 and 1994, Security Capital's ownership interest in the outstanding common shares of SCI was 48% and 51%, respectively.

  Security Capital reported earnings of PTR based on the equity method in both 1995 and 1994. However, PTR's 1995 earnings include the earnings of PACIFIC which was merged into PTR in March 1995. For purposes of comparison between the years, PTR's results of operations for 1994 are discussed below as if the PTR Merger had occurred at the beginning of 1994. Security Capital's share of PTR's earnings increased 69%, from $14.6 million in 1994 ($8.8 million from PTR and $5.8 million from PACIFIC) to $24.6 million in 1995. This increase was primarily attributable to a substantial increase in 1995 in the number of multifamily properties owned by PTR (38,737 operating units at December 31, 1995 compared to 30,182 operating units at December 31, 1994) and Security Capital's increased ownership interest in PTR. At December 31, 1995 and 1994, Security Capital's ownership interest in the outstanding common shares of PTR was 38% and 32%, respectively.

 Rental Operations--from greater than 50% owned consolidated investees

 Rental Revenues and Expenses

  During 1995 and 1994, all rental revenues and expenses of the Company pertained solely to ATLANTIC's operations. Rental revenues increased $48.5 million, or 88%, to $103.6 million in 1995 from $55.1 million in 1994. Rental expenses, as a result of the 1995 Merger, include the expenses of the ATLANTIC property manager commencing January 1, 1995. Rental expenses increased $17.4 million, or 75%, to $40.5 million in 1995 (excluding REIT and property management fees) from $23.1 million in 1994. The increase in rental revenues and expenses was primarily attributable to the increase in the number of multifamily communities. At December 31, 1995, ATLANTIC had 15,823 operating multifamily units as compared to 11,990 operating multifamily units at December 31, 1994. In 1994, ATLANTIC acquired 11,307 units and the majority of its properties were not owned for the full year. At December 31, 1994, 94.7% of ATLANTIC's units were classified as "pre-stabilized" as compared to 25.7% at December 31, 1995. The term "pre-stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have not been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents.

SERVICES DIVISION

 Revenues

  Services Division revenues were $49.4 million in 1995. As mentioned previously, the Services Division companies were acquired by Security Capital on January 1, 1995 as a result of the 1995 Merger.

 Expenses

  During 1995, Security Capital incurred Services Division expenses (primarily payroll, occupancy and related expenses) of $56.3 million as a result of the acquisition of the Services Division companies in the 1995 Merger.

DEPRECIATION AND AMORTIZATION

  Total depreciation and amortization for Security Capital was $18.1 million for 1995, which represented an increase of $9.3 million from depreciation and amortization of $8.8 million for 1994. Depreciation and amortization from rental operations (ATLANTIC) was $15.9 million and $8.8 million in 1995 and 1994, respectively. The $7.1 million increase in depreciation and amortization from rental operations, which represented an increase of 81% over 1994, was due to increases in ATLANTIC's portfolio of operating properties and the reflection of a full year of depreciation in 1995 for properties acquired during 1994. The remaining increase of $2.2 million in 1995 was attributable to the Services Division and the administrative support functions and was attributable to depreciation on furniture, fixtures and equipment (primarily computer and communications equipment) which was not owned by Security Capital in 1994.

INTEREST EXPENSE

  Security Capital's interest expense for 1995 and 1994 consisted of interest on the 2014 Convertible Debentures, interest on revolving lines of credit which are obligations of Security Capital and ATLANTIC and interest on mortgage notes payable which are obligations of ATLANTIC. Interest expense for 1995 and 1994 can be summarized as follows:

                               SECURITY
                                CAPITAL        ATLANTIC           TOTAL
                            --------------- ---------------  -----------------
                             1995    1994    1995     1994     1995     1994
                            ------- ------- -------  ------  --------  -------
                                         DOLLARS IN THOUSANDS
2014 Convertible
 Debentures................ $78,785 $29,647     --      --   $ 78,785  $29,647
Lines of credit............   5,977   6,424 $15,784  $5,487    21,761   11,911
Mortgage notes payable.....     --      --    7,662   3,363     7,662    3,363
Capitalized interest.......     --      --   (4,404)   (793)   (4,404)    (793)
                            ------- ------- -------  ------  --------  -------
                            $84,762 $36,071 $19,042  $8,057  $103,804  $44,128
                            ======= ======= =======  ======  ========  =======

  Interest on 2014 Convertible Debentures increased $49.1 million in 1995 from $29.6 million in 1994. The increase was primarily due to the issuance of $461 million of 2014 Convertible Debentures in 1994, and the issuance of an additional $185 million of 2014 Convertible Debentures in 1995.

  ATLANTIC's mortgage interest expense increased $4.3 million in 1995 as compared to 1994, due to an increase in average mortgage debt outstanding.

  ATLANTIC's line of credit interest expense increased $10.3 million in 1995 over 1994. The increase was primarily attributable to an increase in the average outstanding balance on its line of credit ($178.3 million in 1995 as compared to $65.6 million in 1994) and a higher weighted-average interest rate (7.92% in 1995 as compared to 7.34% in 1994). A portion of the increase was also attributable to amortization of loan-related costs.

  The overall increase in interest expense was offset by an increase in capitalized interest of $3.6 million in 1995 over 1994. The increase in capitalized interest was the result of ATLANTIC's increased development activity.

GENERAL, ADMINISTRATIVE AND OTHER

  General, administrative and other expenses increased to $20.2 million in 1995 from $6.2 million in 1994 primarily as a result of the acquisition of the Services Division in the 1995 Merger. Such expenses in 1995 relate primarily to payroll, occupancy and related expenses applicable to (a) the ATLANTIC REIT manager as well as (b) corporate administration, information systems, human resources, legal and accounting departments. General, administrative and other expenses in 1994 consisted primarily of a REIT management fee paid by Security Capital amounting to $5.3 million, which was eliminated in 1995 as a result of the acquisition of the Services Division companies.

PROVISION FOR INCOME TAXES

  Security Capital elected to be taxed as a REIT in 1994 and, therefore, incurred no federal or state tax at the corporate level in 1994. In 1995, Security Capital elected to be taxed as a C corporation. Security Capital sustained a loss for tax purposes in 1995 and its deferred tax assets (primarily net operating losses) were completely offset by a valuation allowance.

COST INCURRED IN ACQUIRING SERVICES DIVISION FROM RELATED PARTY

  The Services Division companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". Accordingly, the excess of the aggregate value of the securities issued ($233,708,000) over the fair value of the net tangible assets acquired ($75,264,000) has been recorded as "Costs incurred in acquiring Services Division from related party" ($158,444,000) in Security Capital's 1995 Consolidated Statement of Operations.

MINORITY INTERESTS

  Minority interests decreased $10.4 million, from $15.2 million in 1994 to $4.8 million in 1995, primarily as a result of the deconsolidation of SCI and PACIFIC.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31,
1996.

CAPITAL DIVISION INVESTMENTS

Dividends Received

  Security Capital's dividends received increased $2.0 million, or 7%, from $26.8 million for the three months ended March 31, 1996 to $28.8 million for the three months ended March 31, 1997.

Equity in earnings of less than 50% owned investees
  Security Capital's share of SCI's earning increased 32% from $5.7 million to $7.5 million for the three months ended March 31, 1996 and 1997, respectively. This increase was primarily attributable to an increase in the amount of distribution space owned and leased by SCI (82.7 million square feet at March 31, 1997 compared to 65.1 million square feet at March 31, 1996) and increased rental rates on renewal leases for previously occupied space, and was partly offset by a small decrease in SCI's occupancy level (91.1% as of March 31, 1997 compared to 94.1% at March 31, 1996). At March 31, 1997 and 1996,
Security Capital's ownership interest in the outstanding common shares of SCI was 44% and 48%, respectively.

  Security Capital's share of PTR's earnings increased 97% from $7.4 million for the first three months of 1997 to $14.6 million for the first three months of 1997. This increase was attributable to a slight net increase in the number of multifamily properties owned by PTR (40,874 operating units at March 31, 1997 compared to 38,970 operating units at March 31, 1996), interest income on the Homestead convertible mortgage notes and gains of $25.3 million on sales of properties in the first quarter of 1997. At March 31, 1997 and 1996, Security Capital's ownership interest in the outstanding common shares of PTR was 36% and 38%, respectively.

  Security Capital's share of Security Capital USREALTY's earnings increased substantially from $1.9 million for the three months ended March 31, 1996 to $16.9 million for the three months ended March 31, 1997. Security Capital USREALTY effectively commenced its investment activities in October 1995, and at March 31, 1996, Security Capital USREALTY had investments at cost of approximately $185 million with a fair market value of approximately $191 million. At March 31, 1997, Security Capital USREALTY had investments at a cost of $1.50 billion with a fair market value of $1.78 billion. Unrealized appreciation on Security Capital USREALTY's investments were $27.1 million and $4.8 million for the three months ended March 31, 1997 and 1996, respectively. In addition, Security Capital USREALTY recorded net investment income of $16.1 million and $0.3 million for the three months ended March 31, 1997 and 1996, respectively. At March 31, 1997 and 1996, Security Capital's ownership interest in the outstanding common stock of Security Capital USREALTY was 37% and 39%, respectively.

RENTAL OPERATIONS--FROM GREATER THAN 50% OWNED CONSOLIDATED INVESTEES

Rental Revenues

  Rental revenues increased $19.9 million, or 65%, from $30.8 million for the three months ended March 31, 1996 to $50.7 million for the same period in 1997. This increase was attributable to an increase in the number of multifamily units owned and operated by ATLANTIC (19,241 operating units at March 31, 1997 compared to 16,159 operating units at March 31, 1996), coupled with stable occupancies (approximately 95%) for the first quarter of both 1997 and 1996. This resulted in an $8.9 million increase in rental revenues between the quarter periods. Also accounting for part of the increase in rental revenues is the consolidation of Homestead after the spin-off transaction completed on October 17, 1996 by Security Capital, ATLANTIC and PTR of their extended-stay lodging assets. Homestead generated $11.0 million in revenues for the three month period ended March 31, 1997.

Other Income, Net

  Other income consists of interest and miscellaneous income of $1.4 million and $0.4 million for the three months ended March 31, 1997 and 1996, respectively. The majority of the increase in other income is due to the formation of SC-ERF. Security Capital's equity in earnings of SC-ERF amounted to $0.7 million for the three months ended March 31, 1997 and was included in other income.

Rental Expenses

  Rental expenses increased by $7.4 million, or 59%, to $20.0 million for the three months ended March 31, 1997 from $12.6 million for the same period in 1996. The increase was primarily attributable to the increase in the number of ATLANTIC's operating multifamily communities discussed previously. ATLANTIC's rental expenses increased $2.6 million (excluding REIT and property management fees) in the first quarter of 1997 compared to the first quarter of 1996. Homestead's rental expenses were $4.8 million for the first quarter of 1997.

SERVICES DIVISION

Revenues

  Services Division revenues increased from $15.4 million for the three months ended March 31, 1996 to $23.0 million for the same period in 1997. The increase of $7.6 million in Services Division revenues in 1997 as compared to 1996 was primarily attributable to growth in operations at each of the Company's non-consolidated investees. In particular, advisory revenues from Security Capital USREALTY increased $4.5 million and financial services revenues earned from SCI and PTR increased the remaining $2.9 million.

Expenses

  Services Division expenses increased by $4.5 million, or 27%, for the three months ended March 31, 1997, to $21.3 million from $16.8 million for the same period in 1996. This increase results from the expansion of the Services Division, including the hiring of additional professionals primarily for the REIT and property management companies and the Investment Research Group.

DEPRECIATION AND AMORTIZATION

  Total depreciation and amortization for Security Capital was $8.8 million and $5.5 million for the three months ended March 31, 1997 and 1996, respectively. Of those amounts, $7.9 million and $4.8 million represented depreciation and amortization from rental operations for those same periods in 1997 and 1996, respectively. Depreciation for ATLANTIC increased $1.3 million to $6.1 million for the first quarter of 1997 from $4.8 million for the first quarter of 1996, an increase of 27%, due to the increase in the number of operating multifamily communities between those quarter periods. Depreciation for Homestead was $1.8 million for the three months period ended March 31, 1997. The remaining depreciation and amortization of $0.9 million and $0.7 million in 1997 and 1996, respectively, is attributable to the Services Division and the administrative support functions, representing an increase of $0.2 million over such depreciation and amortization for the first quarter of 1996. The increase of $0.2 million between 1997 and 1996 is primarily a result of depreciation on additional furniture, fixtures and equipment.

INTEREST EXPENSE

  Interest expenses on the Convertible Debentures increased $4.4 million or 20% to $26.7 million for the first quarter of 1997 compared to $22.3 million for the same period in 1996. The increase is attributable to the receipt of the subscriptions of the 2016 Convertible Debentures from a private placement offering completed in March, 1996, which totalled $323 million.

  Interest expense on other obligations decreased by $0.4 million from the first quarter of 1996 to the same period in 1997, largely due to Homestead's increased construction and development activity which resulted in additional interest capitalization in the first quarter of 1997.

GENERAL, ADMINISTRATIVE AND OTHER

  General, administrative and other expenses increased by $6.0 million, or 105% for the three months ended March 31, 1997, to $11.7 million from $5.7 million for the same period in 1996. This increase resulted primarily from (a) consolidation of Homestead's accounts in 1997 ($2.8 million), (b) additional personnel and related costs and professional fees applicable to enhancing information systems, human resources and other administrative support functions ($2.6 million) and (c) an increase in ATLANTIC's administrative expenses ($0.6 million).

PROVISION FOR INCOME TAXES

  The provision for income taxes for the first quarter of 1997 was primarily attributable to deferred income taxes on the equity in earnings of Security Capital USREALTY. During the first quarter of 1996, Security Capital had net deferred tax assets (primarily net operating losses) that were completely offset by a valuation allowance. Accordingly, no provision for income taxes was recorded for the three-month period ended March 31, 1996.

MINORITY INTERESTS

  Minority interests increased from $1.9 million for the three months ended March 31, 1996 to $5.0 million for the three months ended March 31, 1997 due to increased earnings at ATLANTIC and Homestead, coupled with an increase in minority ownership interests in ATLANTIC in conjunction with its initial public offering in October 1996 and the spin-off of Homestead which also occurred in October 1996.

PREFERRED STOCK DIVIDENDS

  On April 1, 1996, Security Capital issued 139,000 shares of Series A Preferred Stock to a single investor. The Series A Preferred Stock carries a 7.5% preferential cash dividend rate, payable when and if authorized by the Board quarterly in arrears. Security Capital paid $2.6 million in dividends on the Series A Preferred Stock for the three months ended March 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

  Security Capital's investment activities consist primarily of the investment in the common shares of its Capital Division investees and capital expenditures relating to expansion of its Services Division business. The investment activities of Security Capital's operating companies consist primarily of the acquisition and development of real estate. Security Capital has historically financed its investment activities primarily through the sale of stock and debentures in private placements and borrowings under its line of credit.

  Based on Security Capital's current level of operations and anticipated growth as a result of pending new business initiatives, Security Capital expects that cash flows from operations (including dividends and fees received from its operating companies), the proceeds of the Offering and the exercise of Warrants and funds currently available under its $400 million revolving line of credit will be sufficient to enable Security Capital to satisfy its anticipated requirements for operating and investing activities for the next twelve months. Security Capital intends to finance its long-term business activities (including investments in new business initiatives) through the proceeds of the Offering and the exercise of Warrants, borrowings under an expanded line of credit and the exercise of the Warrants to be issued as described below. In addition, the Company anticipates that its operating companies will separately finance their activities through cash flow from operations, sales of equity and debt securities and the incurrence of mortgage debt or line of credit borrowings.

  Concurrent with the Warrant Issuance, Security Capital has registered to sell $250 million of Class B Shares to the public in the Offering.

  Security Capital's consolidated investees have undertaken the following recent financing activities:

  . In May 1997, ATLANTIC completed an $87 million (gross proceeds) equity offering to finance development and acquisition plans for 1997. In addition, as described in registration statements initially filed with the Securities and Exchange Commission on July 3, 1997, ATLANTIC has proposed to offer approximately $50 million of preferred stock and $150 million of unsecured senior debt securities to the public. Proceeds from these securities offerings and borrowings under its $350 million line of credit are expected to provide the capital for ATLANTIC's financing needs.

  . Homestead plans a development program for its extended-stay lodging properties which will be financed primarily through its funding commitment agreements with PTR and ATLANTIC, which agreements will provide up to $199 million and $111 million, respectively, in financing, as well as through outstanding warrants to purchase approximately $38 million of Homestead common stock outstanding as of March 31, 1997 (if such warrants are exercised). In May 1997, Homestead obtained a $50 million revolving line of credit and is considering securities offerings to provide additional sources of capital to meet its financing needs.

1996 INVESTING AND FINANCING ACTIVITIES

  Security Capital recorded investments of approximately $832.3 million in 1996, consisting primarily of (i) $267 million invested by ATLANTIC for the development and acquisition of multifamily communities, (ii) $65 million invested by Homestead for development of extended-stay lodging properties from October 17, 1996 to December 31, 1996, (iii) $95 million invested by Security Capital for common shares of SCI and ATLANTIC and (iv) $392.9 million invested by Security Capital for common shares of Security Capital USREALTY.

  Security Capital's 1996 net financing activity of $807.7 million consisted primarily of (i) net proceeds from sales of common and preferred stock of $438.3 million and $139.0 million, respectively, (ii) $221.6 million in net proceeds from the issuance of Convertible Debentures, (iii) a $45.9 million increase in outstanding mortgage loans for ATLANTIC and Homestead, (iv) net repayments on lines of credit of $10.0 million and (v) other financing transactions resulting in an aggregate use of cash of $27.1 million.

  Also in 1996, ATLANTIC increased its line of credit to $350 million, and Security Capital increased its line of credit to $300 million.

  Security Capital completed the following non-cash transaction in 1996:

  . On October 17, 1996, Security Capital, PTR, ATLANTIC and Homestead consummated the merger transactions described under "Relationship with Operating Companies--Homestead--Homestead Transaction." Since ATLANTIC and Homestead are consolidated with Security Capital, only the effect of PTR's transaction with Homestead is reflected in the Company's consolidated financial statements for the year ended December 31, 1996. With respect to the transaction between PTR and Homestead, Homestead acquired at the date of merger approximately $166 million of net assets in exchange for the issuance of 9,485,727 shares of Homestead common stock and $76 million of convertible mortgage notes payable.

1995 INVESTING AND FINANCING ACTIVITIES

  Security Capital recorded investments of approximately $493.9 million in 1995, consisting primarily of $235.1 million invested by ATLANTIC for the development and acquisition of multifamily communities and $254.4 million invested by the Company for the acquisition of common shares of PTR, SCI, ATLANTIC and Security Capital USREALTY.

  Security Capital's 1995 net financing activity of $486.9 million primarily consisted of (i) net proceeds from the sale of common stock of $363.3 million,
(ii) $184.8 million in net proceeds from the issuance of Convertible Debentures, (iii) a decrease in outstanding mortgage loans of $7.0 million for ATLANTIC, (iv) net repayments on lines of credit of $39.5 million and (v) other financing transactions resulting in an aggregate use of cash of $14.7 million.

  Security Capital completed the following non-cash investing and financing activities in 1995:

  . On January 1, 1995, Security Capital acquired through the 1995 Merger the net assets of the Services Division companies for $233.7 million in exchange for debt and equity securities of Security Capital.

  . On March 23, 1995, Security Capital exchanged the shares of its PACIFIC subsidiary for additional shares of PTR. The transaction was valued at approximately $136.0 million and resulted in Security Capital receiving an additional 8.3 million shares of PTR.

1994 INVESTING AND FINANCING ACTIVITIES

  Security Capital recorded investments of approximately $1.2 billion in 1994, primarily as a result of ATLANTIC's development and acquisition of multifamily communities and SCI's development and acquisition of distribution facilities. Security Capital also invested approximately $73.8 million to acquire PTR common shares.

 Security Capital's 1994 net financing activity of $1.2 billion primarily consisted of (i) net proceeds from the sale of common stock of $788 million,
(ii) $48.2 million in net proceeds from the issuance of 2014 Convertible Debentures, (iii) net borrowings on lines of credit of $400 million, (iv) distributions to shareholders (primarily SCI shareholders) amounting to $50 million and (v) other financing transactions resulting in an aggregate use of cash of $19 million.

  Security Capital completed the following non-cash investing and financing activities in 1994:

  . In June 1994, the Board authorized a distribution of 2014 Convertible
    Debentures. For the year ended December 31, 1994, $417.2 million of 2014 Convertible Debentures were distributed representing $757.50 for each common share outstanding or subscribed for.

  . During the year ended December 31, 1994, Security Capital assumed $274.1 million in mortgage notes payable in connection with the acquisition of multifamily communities and distribution facilities through its ATLANTIC, PTR and SCI investees.

THREE MONTHS ENDED MARCH 31, 1997 INVESTING AND FINANCING ACTIVITIES

  Security Capital recorded investments of $236 million for the first quarter of 1997 consisting primarily of (i) $51 million invested by ATLANTIC for the development and acquisition of multifamily communities; (ii) $52 million invested by Homestead for the development of extended-stay lodging properties;
(iii) $55 million invested by Security Capital for common shares of Security Capital USREALTY; (iv) $65 million invested by Security Capital in SC-ERF and
(v) $11 million invested by Security Capital to purchase Homestead warrants in the open market.

  Security Capital obtained financing of $234 million in the first quarter of 1997 primarily from (i) net proceeds from the sale of common stock of $97 million and convertible debentures of $97 million; and (ii) net proceeds from line of credit borrowings $33 million. Other financing transactions resulted in additional net proceeds from financing activities of $7 million.

LINES OF CREDIT

Security Capital

  SC Realty, a wholly owned subsidiary of the Company, has entered into a $400 million secured revolving line of credit with Wells Fargo. The line of credit matures in November 1998 and may be extended for one year periods with the approval of Wells Fargo and the other participating lenders. Borrowings on the line of credit bear interest, at SC Realty's option, at either (i) LIBOR plus a margin of 1.50% or (ii) the higher of the federal funds rate plus a margin of .50% or Wells Fargo's prime rate, with interest payable monthly in arrears. SC Realty pays a commitment fee ranging from .125% to .25% per annum based on the average unfunded line of credit balance. The line of credit is guaranteed by Security Capital and is secured by shares of PTR, SCI, ATLANTIC, Security Capital USREALTY and Homestead, as well as warrants to purchase shares in Homestead.

  The line of credit contains a restricted payments covenant which prohibits dividends and distributions on SC Realty's capital stock in excess of 100% of SC Realty's cash flow available for distribution (as defined). Security Capital's guaranty of the line of credit also contains various financial and other covenants applicable to the Company, including a minimum shareholders' equity test, a total liabilities to net worth ratio and an interest coverage ratio, as well as restrictions on the Company's ability to incur indebtedness and effect consolidations, mergers (other than a consolidation or merger in which the Company is the surviving entity) and sales of assets. The guaranty also contains a restricted payments covenant which prohibits dividends and distributions on the Company's capital stock in excess of 95% of the Company's cash flow available for distribution (as defined). As of March 31, 1997, Security Capital and SC Realty were in compliance with all financial covenants.

  The line of credit also provides for loans of up to $50,000,000 from SC Realty to Security Capital. Any unpaid principal amounts are due thirty days after written notice from SC Realty. Interest on unpaid principal amounts is payable monthly at the rate paid by SC Realty under the credit agreement. If SC Realty has no borrowings outstanding under the credit agreement, then interest is computed using the "base rate" (defined as the higher of the Wells Fargo prime rate or the Federal Funds Rate plus .50%).

  As of July 22, 1997, SC Realty had borrowed $136.5 million under the line of credit. The weighted average interest rate on the line of credit balance at July 22, 1997 was 7.1875%. See "Use of Proceeds."

ATLANTIC

  ATLANTIC has obtained a $350 million unsecured line of credit from Morgan Guaranty Trust Company of New York ("MGT"). The line of credit matures in December 1998 and may be extended for one year with the approval of MGT and the other participating lenders. Borrowings on the line of credit bear interest at ATLANTIC's option, at either (i) LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating, or (ii) the higher of the federal funds rate plus a margin of .50% or MGT's prime rate, with interest payable monthly in arrears. ATLANTIC pays a commitment fee ranging from .125% to .25% per annum based on the average unfunded line of credit balance. ATLANTIC's line of credit is not guaranteed by Security Capital.

  ATLANTIC's line of credit contains restrictive covenants which prohibit dividends and distributions on ATLANTIC's capital stock in excess of 95% of ATLANTIC's Funds From Operations (as defined). The line of credit also contains various financial and other covenants, including a net worth test, a total liabilities to net worth ratio, an interest coverage ratio and a fixed charge coverage ratio, as well as restrictions on ATLANTIC's ability to incur indebtedness and effect consolidations, mergers and sales of assets. ATLANTIC was in compliance with all financial covenants at March 31, 1997.

  As of July 22, 1997, ATLANTIC had borrowed $254.8 million under the line of credit.

MORTGAGE NOTES PAYABLE

  Mortgage notes payable totalled $273.2 million at March 31, 1997 and consisted of the following: (i) conventional fixed rate mortgage obligations of ATLANTIC in the amount of $34.1 million; (ii) tax exempt mortgage obligations of ATLANTIC of $121.4 million; and (iii) convertible mortgage obligations of Homestead of $117.7 million. Mortgage note obligations of ATLANTIC and Homestead are not guaranteed by Security Capital.

  The Homestead convertible mortgage notes are convertible, at the option of PTR, into common shares of Homestead common stock beginning April 1, 1997. The conversion price is equal to one share of common stock for every $11.50 of principal amount outstanding.

  Approximately principal payments due on mortgage notes payable during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

     1997 (nine months from April 1 to December 31)................... $  1,164
     1998.............................................................    7,136
     1999.............................................................    1,576
     2000.............................................................    3,554
     2001.............................................................    1,812
     Thereafter.......................................................  257,921
                                                                       --------
                                                                       $273,163
                                                                       ========

CONVERTIBLE DEBENTURES

2014 Convertible Debentures

  At June 30, 1997, the Company had approximately $715.2 million principal amount of 2014 Convertible Debentures outstanding. The 2014 Convertible Debentures accrue interest at an annual rate of 12% and require semi-annual cash interest payments at a minimum rate of 3.5%. Interest above the minimum may be paid currently or deferred at the option of the Company. Any deferred interest accrues interest at 12% and is due upon maturity. The principal amount of the 2014 Convertible Debentures are convertible into Class A Shares at $1,046.00 per share at the option of the holder at any time after the earlier to occur of (i) the first anniversary of the Company's initial public offering, (ii) July 1, 1999, (iii) the consolidation or merger of the Company with another entity (other than a merger in which the Company is the surviving entity) or any sale or disposition of substantially all the assets of the Company or (iv) notice of redemption of the 2014 Convertible Debentures by the Company. The Company may redeem the 2014 Convertible Debentures at any time, in whole or in part, at par plus accrued and unpaid interest to the date of redemption. On conversion, any accrued and unpaid deferred interest shall be deemed to be paid in full upon delivery of the Class A Shares.

2016 Convertible Debentures

  At June 30, 1997, the Company had approximately $323.0 million principal amount of 2016 Convertible Debentures outstanding. The 2016 Convertible Debentures accrue interest at an annual rate of 6.5% and require semi-annual cash interest payments. The principal amount of the 2016 Convertible Debentures are convertible into Class A Shares at $1,153.90 per share at the option of the holder at any time after the earlier to occur of (i) the first anniversary of the Company's initial public offering, (ii) March 29, 2001,
(iii) the consolidation or merger of the Company with another entity (other than a merger in which the Company is the surviving entity) or any sale or disposition of substantially all the assets of the Company, (iv) a recommendation by the Board of any tender offer or exchange offer for 50% or more of the Company's outstanding common stock (provided that the 2016 Convertible Debentures have then become convertible pursuant to their terms) or (v) notice of redemption of the 2016 Convertible Debentures by the Company. The Company may redeem the 2016 Convertible Debentures at any time after March 29, 1999, in whole or in part, at par plus accrued and unpaid interest to the date of redemption.

                    RELATIONSHIPS WITH OPERATING COMPANIES

  In addition to the transactions with affiliates described elsewhere in this Prospectus, Security Capital has entered into the following agreements with its affiliated real estate operating companies:

ATLANTIC

 ATLANTIC REIT Management Agreement

  ATLANTIC's REIT manager, Security Capital (Atlantic) Incorporated (the "ATLANTIC REIT Manager"), is owned by Security Capital. The ATLANTIC REIT Manager's sole business and principal occupation since its formation in October 1993 is advising ATLANTIC. The services provided or coordinated by the ATLANTIC REIT Manager include strategic and day-to-day management, research, investment analysis, acquisition and due diligence, multifamily property development, asset management, capital markets, asset disposition, legal and accounting services. All such services are included in the fee paid to the ATLANTIC REIT Manager by ATLANTIC (the "ATLANTIC REIT Management fee"), including capital markets and development services, which most REITs capitalize (or, in the case of capital markets, deduct from proceeds). The ATLANTIC REIT Management fee is paid monthly and was $3.0 million for the three months ended March 31, 1997, and $10.4 million, $6.9 million and $3.7 million for the years ended December 31, 1996, 1995 and 1994, respectively. This agreement will be terminated upon the closing of the Mergers and all the employees of the ATLANTIC REIT Manager will become employees of ATLANTIC.

 ATLANTIC Property Management

  Commencing May 12, 1994, SCG Realty Services (Atlantic) Incorporated (the "ATLANTIC Property Manager"), an affiliate of the ATLANTIC REIT Manager and a subsidiary of Security Capital, began providing property management services for certain of ATLANTIC's properties. At June 30, 1997, the ATLANTIC Property Manager managed approximately 92.6% of ATLANTIC's multifamily units. The agreement terminates September 30, 1997, subject to earlier termination by ATLANTIC on 30 days' notice, is renewable annually upon approval of ATLANTIC's independent directors and contemplates a fee to the ATLANTIC Property Manager of 3.5% of property revenues for properties located in Atlanta and Washington, D.C. markets and 3.75% of property revenues for all other properties, paid monthly, which was $1.3 million for the three months ended March 31, 1997, and $4.2 million, $3.5 million and $1.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. Any management contracts executed with the ATLANTIC Property Manager are expected to be at market rates. This agreement will be terminated upon the closing of the Mergers and all employees of the ATLANTIC Property Manager will become employees of ATLANTIC.

 ATLANTIC Investor Agreement

  ATLANTIC and Security Capital are parties to an Investor Agreement, dated as of October 28, 1993 (the "ATLANTIC Investor Agreement"), which required Security Capital to purchase $21.5 million in common stock of ATLANTIC, subject to certain conditions. The ATLANTIC Investor Agreement, among other things, requires ATLANTIC to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase price exceeds $5 million. The ATLANTIC Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding common stock of ATLANTIC, ATLANTIC may not increase its Board of Directors to more than seven members. Security Capital is entitled to designate one or more persons as directors, and ATLANTIC is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as Security Capital owns at least 10%, but less than 20%, of the outstanding common stock of ATLANTIC, it is entitled to nominate two persons; and (ii) so long as Security Capital owns at least 20% of the outstanding common stock of ATLANTIC, it is entitled to nominate three persons.

  In addition, the ATLANTIC Investor Agreement provides Security Capital with registration rights pursuant to which, in certain circumstances, Security Capital may demand, at any time, registration pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") of all or any part of the shares of ATLANTIC's common stock owned by Security Capital.

  At the closing of the Mergers, ATLANTIC and Security Capital will amend and restate the ATLANTIC Investor Agreement (as so amended and restated, the "ATLANTIC Amended Investor Agreement"), which will provide that, without first having consulted with the nominees of Security Capital designated in writing, ATLANTIC may not seek Board of Directors approval of (i) ATLANTIC's annual budget; (ii) the incurrence of expenses in any year exceeding (a) any line item in the annual budget by the greater of $500,000 or 20% and (b) the total expenses set forth in the annual budget by 15%; (iii) the purchase or sale of any assets in any single transaction or series of related transactions in the ordinary course of ATLANTIC's business where the aggregate purchase price to be paid or received by ATLANTIC would exceed $25 million; and (iv) the entering into of any new contract with a service provider (a) for investment management, property management or leasing services or (b) that reasonably contemplates annual contract payments by ATLANTIC in excess of $1 million. ATLANTIC is under no obligation to accept or comply with any advice offered by Security Capital with respect to the foregoing matters.

  Additionally, so long as Security Capital beneficially owns at least 25% of the common shares of ATLANTIC, Security Capital will have the right to approve the following matters proposed by ATLANTIC: (i) the issuance or sale of any common shares, (including the grant of any rights, options or warrants to subscribe for or purchase common shares or any security convertible into or exchangeable for common shares or the issuance or sale of any security convertible into or exchangeable for common shares) at a price per share less than the fair market value of a common share on the date of such issuance or sale; (ii) the issuance and sale of any disqualified shares (as defined) if, as a result thereof, ATLANTIC's Fixed Charge Coverage Ratio (as defined) would be less than 1.4 to 1.0; (iii) the adoption of any employee benefit plan pursuant to which shares of ATLANTIC or any securities convertible into shares of ATLANTIC may be issued and any action with respect to the compensation of the senior officers of ATLANTIC (including the granting or award of any bonuses or share-based incentive awards); and (iv) the incurrence of any additional indebtedness (including guarantees and including renegotiations and restructurings of existing indebtedness) if, as a result thereof, ATLANTIC's Interest Expense Coverage Ratio (as defined) would be less than 2.0 to 1.0. The restriction referred to in clause (i) above does not apply to (A) the sale or grant of any options to purchase shares of ATLANTIC pursuant to the provisions of any benefit plan approved by the shareholders of ATLANTIC, (B) the issuance or sale of shares upon the exercise of any rights, options or warrants granted, or upon the conversion or exchange of any convertible or exchangeable security issued or sold, prior to the closing date of the Mergers or in accordance with the provisions of the ATLANTIC Amended Investor Agreement, (C) the issuance and sale of any shares of ATLANTIC pursuant to any dividend reinvestment and share purchase plan approved by the ATLANTIC Board of Directors or (D) the issuance, grant of distribution of rights, options or warrants to all holders of common shares entitling them to subscribe for or purchase shares of ATLANTIC or securities convertible into or exercisable for shares.

  The ATLANTIC Amended Investor Agreement will also provide that, so long as Security Capital owns at least 10% of the outstanding common shares, ATLANTIC may not increase the number of persons serving on the ATLANTIC Board of Directors to more than seven. Security Capital also will be entitled to designate one or more persons as directors of ATLANTIC, as follows: (i) so long as Security Capital owns at least 10% but less than 25% of the outstanding common shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding common shares, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the ATLANTIC Board of Directors as the number of common shares beneficially owned by Security Capital bears to the total number of outstanding common shares, provided, that Security Capital shall be entitled to designate no more than three persons so long as the ATLANTIC Board of Directors consists of no more than seven members.

  As part of the ATLANTIC Amended Investor Agreement, Security Capital may make employment opportunities with Security Capital or its affiliates available to the officers and employees of ATLANTIC. Prior to commencing discussions with a senior officer of ATLANTIC about any such opportunity, Security Capital must give the ATLANTIC Board of Directors 14 days' prior written notice.

  In addition, the ATLANTIC Amended Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request at any time, registration of all of Security Capital's common shares pursuant to Rule 415 under the Securities Act. Security Capital may request one such registration for every $100 million (based on market value) of common shares of ATLANTIC it owns.

 Administrative Services Agreement

  At the closing of the Mergers, ATLANTIC and Security Capital will enter into an administrative services agreement, pursuant to which Security Capital will provide ATLANTIC with certain administrative and other services with respect to certain aspects of ATLANTIC's business, as selected from time to time by ATLANTIC at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus 20%, subject to a maximum amount of approximately $5.2 million during the initial term of the agreement, of which approximately $1.5 million will apply to the period between the closing of the Mergers and December 31, 1997 and the remainder will apply to 1998. Cost savings under this agreement will accrue to ATLANTIC. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the ATLANTIC Board of Directors.

 License Agreement

  At the closing of the Mergers, ATLANTIC and Security Capital will enter into a license agreement pursuant to which Security Capital will grant ATLANTIC a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to ATLANTIC's right to extend the license for up to two additional five-year periods.

 Protection of Business Agreement

  At the closing of the Mergers, ATLANTIC and Security Capital will enter into a protection of business agreement (the "ATLANTIC Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the ATLANTIC REIT Manager and the ATLANTIC Property Manager to any entity that owns or operates multifamily properties. The ATLANTIC Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of ATLANTIC or PTR. The ATLANTIC Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of ATLANTIC and (ii) the percentage of outstanding voting securities of ATLANTIC owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the ATLANTIC Board of Directors. Subject to earlier termination pursuant to the preceding sentence, the ATLANTIC Protection of Business Agreement will terminate on the third anniversary of the closing date of the Mergers.

 ATLANTIC Development Agreements

  ATLANTIC is a party to several development agreements with unaffiliated third-party developer/managers which provide that ATLANTIC will make certain earnout payments to the developer/managers either in the form of cash, shares of ATLANTIC's common stock or shares of Security Capital's common stock, as determined in the sole discretion of the developer/managers. The amount of such payments shall be determined on a per site basis and shall be a percentage of the amount by which annualized net operating income exceeds the total actual project costs. In February 1997, ATLANTIC paid $800,000 to one such developer/manager with respect to one community. The aggregate amount of such earnout amounts for the seven remaining communities cannot exceed $7.3 million. The developer/managers were not entitled to receive any earnout payment at June 30, 1997 on the seven remaining communities.

HOMESTEAD

 Homestead Transaction

  In January 1996, Security Capital began considering ways for ATLANTIC, PTR and Security Capital to maximize shareholder value with respect to their Homestead Village properties and operations. In May 1996, ATLANTIC, PTR, Security Capital and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital agreed to contribute, through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead, and ATLANTIC and PTR agreed to enter into certain funding commitment agreements. ATLANTIC's and PTR's respective shareholders approved the Homestead transaction on September 13, 1996 and September 12, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in (i) ATLANTIC (a) owning 4,201,220 shares of Homestead common stock, (b) owning 2,818,517 warrants each to purchase one share of Homestead common stock at $10 per share, (c) agreeing to provide up to $111.1 million of mortgage financing to Homestead in exchange for up to approximately $98 million in convertible mortgage notes and (d) providing a cash payment of $16.6 million to Homestead on the closing date; (ii) PTR (a) owning 9,485,727 shares of Homestead common stock, (b) owning 6,363,789 warrants each to purchase one share of Homestead common stock at $10 per share and (c) agreeing to provide up to $198.8 million of mortgage financing to Homestead in exchange for up to approximately $221 million in convertible mortgage notes and (iii) Security Capital (a) owning 4,062,788 shares of Homestead common stock and (b) owning 817,694 warrants each to purchase one share of Homestead common stock at $10 per share. ATLANTIC and PTR both distributed the Homestead common stock and warrants which each received to their respective shareholders pro rata in the Homestead transaction on November 12, 1996 to shareholders of record on October 29, 1996. Each holder of record of a share of ATLANTIC's common stock received
0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock and each holder of record of a share of PTR's common shares received 0.125694 shares of Homestead common stock and warrants to purchase 0.084326 shares of Homestead common stock. As a result of the Homestead transaction, including the distributions by each of ATLANTIC and PTR, Security Capital owned 9,894,401 shares of Homestead common stock and warrants to purchase 4,730,022 shares of Homestead common stock. As of June 30, 1997, Security Capital had purchased in the open market warrants to purchase 2,377,895 shares of Homestead common stock and has exercised warrants to purchase 5,550,000 shares of Homestead common stock, and as a result, as of June 30, 1997 owned 15,444,401 shares of Homestead common stock and warrants to purchase 1,557,917 shares of Homestead common stock.

 Protection of Business Agreement

  ATLANTIC, PTR and Security Capital entered into a protection of business agreement with Homestead, dated as of October 17, 1996 (the "Homestead Protection of Business Agreement"), which prohibits ATLANTIC, PTR and Security Capital, and their respective affiliates, from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily communities. The agreement does not prohibit ATLANTIC, PTR or Security Capital from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of such person;
(iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning,

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

operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing multifamily communities; and (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing multifamily communities, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from ATLANTIC, PTR or Security Capital or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than ATLANTIC, PTR or Security Capital or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's Board of Directors. Subject to earlier termination pursuant to the preceding sentence, the Homestead Protection of Business Agreement will terminate on October 17, 2006.

 Homestead Investor Agreement

  Homestead and Security Capital have entered into an investor agreement (the "Homestead Investor Agreement"), dated as of October 17, 1996, which requires Security Capital, upon notice from Homestead, to exercise all of the warrants to purchase shares of Homestead common stock (at an exercise price of $10 per share) owned by Security Capital. Homestead may call for the exercise of such warrants by Security Capital upon 10 days' prior written notice. The Homestead Investor Agreement, among other things, provides that, without having first consulted with the nominee of Security Capital designated in writing, Homestead may not seek Homestead Board of Directors' approval of (i) Homestead's annual budget, (ii) the incurrence of expenses in any year exceeding (A) any line item in the annual budget by 20% and (B) the total expenses set forth in the annual budget by 5%, (iii) acquisitions or dispositions in a single transaction or group of related transactions where the aggregate purchase price paid or received exceeds $5 million, (iv) new contracts with a service provider (A) for investment management, property management or leasing services or (B) that reasonably contemplates annual contract payments by Homestead in excess of $200,000, (v) the declaration or payment of any dividend or other distribution, (vi) the approval of stock option plans, (vii) the offer or sale of any shares of stock of Homestead or any securities convertible into shares of stock of Homestead (other than the sale or grant of any stock or grants of options or exercise of options granted under any benefit option plan approved by stockholders) and (viii) the incurrence, restructuring, renegotiation or repayment of indebtedness for borrowed money in which the aggregate amount involved exceeds $5 million. The Homestead Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding shares of Homestead's common stock, Homestead may not increase the number of persons serving on the Homestead Board of Directors to more than seven. Security Capital also will be entitled to designate one or more persons as directors of Homestead, as follows: (i) so long as Security Capital owns at least 10% but less than 30% of the outstanding shares of Homestead's common stock, it is entitled to nominate one person and (ii) so long as Security Capital owns at least 30% of the outstanding shares of Homestead's common stock, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Homestead Board of Directors as the number of shares of Homestead common stock beneficially owned by Security Capital bears to the total number of outstanding shares of Homestead common stock, provided that Security Capital shall be entitled to designate no more than two persons so long as the Homestead Board of Directors consists of no more than seven members. Any person who is employed by Security Capital or who is an employee, a 25% shareholder or a director of any corporation of which Security Capital is a 25% shareholder (except for Homestead) shall be deemed to be a designee of Security Capital.

  In addition, the Homestead Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request, at any time after October 22, 1997,

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

and on not more than three occasions, registration pursuant to Rule 415 under the Securities Act of all of the shares of Homestead's common stock owned by Security Capital.

 Homestead Escrow Agreement

  Pursuant to an escrow agreement dated October 17, 1996 (the "Escrow Agreement") among Homestead, Security Capital and State Street Bank and Trust Company (the "Escrow Agent"), a portion of the shares of Homestead common stock issuable to Security Capital as part of the Homestead transaction described above was placed in an escrow account maintained with the Escrow Agent. In general, as PTR and ATLANTIC advance funds to Homestead in accordance with the terms of their respective funding commitment agreements with Homestead, a portion of the shares of Homestead's common stock in the escrow account will be released to Security Capital, together with a proportionate amount of accrued dividends, if any. On January 1, 2000, unless all of the shares of Homestead's common stock placed in the escrow account have been released to Security Capital sooner in accordance with the provisions of the Escrow Agreement, the Escrow Agent will release to Homestead all of the shares of Homestead's common stock remaining in the escrow account. All dividends or other distributions paid by Homestead in respect of the shares of Homestead's common stock held in the escrow account shall be retained by the Escrow Agent for the benefit of the party to whom the related shares of Homestead's common stock are ultimately issued. The Escrow Agent will vote all shares of Homestead's common stock held in the escrow account proportionately in accordance with the vote of all other Homestead shareholders as instructed by Homestead. In the event that instructions are not received, the Escrow Agent will not vote such shares. As of June 30, 1997, 1,162,902 shares of Homestead common stock remain in the escrow account.

 Homestead Administrative Services Agreement

  Homestead has entered into an administrative services agreement with Security Capital (the "Homestead Administrative Services Agreement"), pursuant to which Security Capital, through SCGroup, provides Homestead with administrative services with respect to certain aspects of Homestead's business. These services include, but are not limited to, insurance administration, accounts payable administration, internal audit, cash management, human resources, management information systems, tax and legal administration, research, shareholder communications and investor relations. The fees payable to Security Capital are based on Security Capital's cost of the services provided plus an additional 20%. Any arrangements under the Homestead Administrative Services Agreement for the provision of services are required to be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties. The Homestead Administrative Services Agreement expires on December 31, 1997 and is automatically renewed for successive one-year terms, subject to approval by a majority of the disinterested members of the Homestead Board of Directors of the annual compensation payable to Security Capital for services rendered to Homestead. Homestead paid fees to Security Capital for administrative services of $525,000 for the three months ended March 31, 1997 and $375,000 for the period from October 17, 1996 (the spin-off date) to December 31, 1996.

PTR

 Merger and Public Offerings

  On December 6, 1994, PTR entered into a merger agreement with PACIFIC and Security Capital, providing for the merger (the "PTR Merger") of PACIFIC with and into PTR. The PTR Merger was consummated on March 23, 1995 with 80.7% of PTR's common shares being voted in favor of the PTR Merger. Pursuant to the PTR Merger, each then outstanding share of PACIFIC common stock was converted into the right to receive 0.611 PTR common shares. Security Capital was the principal stockholder of PACIFIC prior to the PTR Merger, having owned approximately 97.6% of PACIFIC's common stock outstanding at the time of the PTR Merger. Security Capital's PACIFIC common stock was converted into 8,266,112 PTR common shares pursuant to the terms of the PTR Merger. In addition, William D. Sanders, the Chairman of Security Capital, and William G. Myers and John C. Schweitzer, both trustees of PTR, received 9,165, 9,165 and 7,637 PTR common shares,

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

respectively, upon conversion of their PACIFIC common stock pursuant to the terms of the PTR Merger. Upon consummation of the PTR Merger, PTR changed its name from "Property Trust of America" to "Security Capital Pacific Trust."

 PTR REIT Management Agreement

  Security Capital Pacific Incorporated (the "PTR REIT Manager") is owned by Security Capital. All officers of PTR are employees of the PTR REIT Manager and PTR has no employees. Pursuant to a REIT management agreement (the "PTR REIT Management Agreement"), the PTR REIT Manager provides both strategic and day-to-day management to PTR, including research, investment analysis, acquisition and development services, asset management, capital markets services, disposition of assets and legal and accounting services. The PTR REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow (as defined in the PTR REIT Management Agreement) in excess of $4,837,000. The PTR REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments. PTR is obligated to reimburse the PTR REIT Manager for certain expenses incurred by the PTR REIT Manager on behalf of PTR relating to PTR's operations, primarily including third party legal, accounting and similar fees paid on behalf of PTR, and travel expenses incurred in seeking financing, property acquisitions, property sales, property development, attendance at trustee and shareholder meetings and similar activities on behalf of PTR. The PTR REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent trustees that the PTR REIT Manager's performance has been satisfactory and that the compensation payable to the PTR REIT Manager is fair. Each of PTR and the PTR REIT Manager may terminate the PTR REIT Management Agreement on 60 days' notice. For the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, the PTR REIT Manager earned REIT management fees totalling $4.6 million, $22.2 million, $20.4 million and $13.2 million, respectively. This agreement will be terminated upon the closing of the Mergers and all employees of the PTR REIT Manager will become employees of PTR.

 PTR Property Management

  At June 30, 1997, SCG Realty Services Incorporated ("SCG Realty Services"), as property manager for most of PTR's multifamily communities, managed approximately 94.1% of PTR's operating multifamily units, with the balance in various stages of transition to SCG Realty Services' management. Security Capital owns SCG Realty Services. Rates for services performed by SCG Realty Services are subject to annual approval by PTR's independent trustees (who receive an annual review of fees paid for similar services from an independent third party). During the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, PTR paid aggregate fees of $2.7 million, $9.7 million, $7.9 million and $7.1 million, respectively, to SCG Realty Services. This agreement will be terminated upon the closing of the Mergers and all employees of SCG Realty Services will become employees of PTR.

 PTR Investor Agreement

  Pursuant to various agreements, as amended, between PTR and Security Capital (the "PTR Investor Agreement"), Security Capital is entitled to designate three persons to be nominated for election to the PTR Board of Trustees. So long as Security Capital beneficially owns at least 10% of PTR's common shares, PTR is prohibited from increasing the number of members of the PTR Board of Trustees to more than seven. Additionally, the PTR Investor Agreement, among other things, requires PTR to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and
(iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The PTR Investor Agreement also provides certain registration rights to Security Capital in respect of PTR's common shares beneficially owned by Security Capital.

  At the closing of the Mergers, PTR and Security Capital will amend and restate the PTR Investor Agreement such that it will be substantially similar to the ATLANTIC Amended Investor Agreement described above

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except: (i) it will restrict the ability of Security Capital (or a group of which it is a member) from acquiring in excess of 49% of PTR's common shares subject to certain exceptions and (ii) it will permit PTR to increase the size of the PTR Board of Trustees to eight members.

 Administrative Services Agreement

  At the closing of the Mergers, PTR and Security Capital will enter into an administrative services agreement, pursuant to which Security Capital will provide PTR with certain administrative and other services with respect to certain aspects of PTR's business, as selected from time to time by PTR at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus 20%, subject to a maximum amount of approximately $7.7 million during the initial term of the agreement, of which approximately $2.2 million will apply to the period between closing of the Mergers and December 31, 1997 and the remainder will apply to 1998. Cost savings under this agreement will accrue to PTR. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the PTR Board of Trustees.

 License Agreement

  At the closing of the Mergers, PTR and Security Capital will enter into a license agreement (the "PTR License Agreement") pursuant to which Security Capital will grant PTR a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to PTR's right to extend the license for up to two additional five-year periods. As part of the PTR License Agreement, Security Capital will agree that, during the term of the agreement, it will not exercise its rights under the PTR Declaration of Trust to cause PTR to change its name.

 Protection of Business Agreement

  At the closing of the Mergers, PTR and Security Capital will enter into a protection of business agreement (the "PTR Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the PTR REIT Manager and the PTR Property Manager to any entity that owns or operates multifamily properties. The PTR Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of PTR or ATLANTIC. The PTR Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of PTR and (ii) the percentage of outstanding voting securities of PTR owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the PTR Board of Trustees. Subject to earlier termination pursuant to the preceding sentence, the PTR Protection of Business Agreement will terminate on the third anniversary of the closing date of the Mergers.

 PTR Development Services

  PTR owns all of the preferred stock of PTR Development Services Incorporated ("PTR Development Services"), which entitles PTR to 95% of the net operating cash flow of PTR Development Services. Security Capital owned all of the common stock of PTR Development Services during 1995. Effective as of January 1, 1996, Security Capital transferred such common stock to an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. During the three months ended March 31, 1997 and the year ended December 31, 1996, PTR made mortgage loans to PTR Development Services in an aggregate amount of $19.2 million and $18.8 million, respectively, for the purchase of land for multifamily development.

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

Owning land through PTR Development Services provides greater flexibility for the use of such land and the disposition of excess parcels. PTR expects to make similar loans to PTR Development Services in 1997. The aggregate amount of such loans will vary depending upon the volume of development activity.

SCI

 SCI REIT Management Agreement

  Security Capital Industrial Incorporated (the "SCI REIT Manager") is owned by Security Capital. All officers of SCI are employees of the SCI REIT Manager and SCI has no employees. Pursuant to a REIT management agreement (the "SCI REIT Management Agreement"), the SCI REIT Manager provides both strategic and day-to-day management, research, investment analysis, acquisition and due diligence, development, marketing, asset management, capital markets, disposition of assets, management information systems support and legal and accounting services. The SCI REIT Management Agreement requires SCI to pay a base annual fee of approximately 16% of cash flow as defined in the SCI REIT Management Agreement. The SCI REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. SCI is obligated to reimburse the SCI REIT Manager for all expenses incurred by the SCI REIT Manager on behalf of SCI relating to SCI's operations, primarily including third-party legal, accounting, property development and similar fees paid on behalf of SCI, and travel expenses incurred in seeking financing, property acquisitions, property sales, attendance at SCI Board of Trustees and shareholder meetings and similar activities on behalf of SCI. The SCI REIT Management Agreement is renewable annually by SCI, subject to a determination by the independent trustees that the SCI REIT Manager's performance has been satisfactory and that the compensation payable to the SCI REIT Manager is fair. Each of SCI and the SCI REIT Manager may terminate the SCI REIT Management Agreement on 60 days' notice. For the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, the SCI REIT Manager earned REIT management fees of $6.6 million, $21.5 million, $14.2 million and $8.7 million, respectively, pursuant to the SCI REIT Management Agreement. This agreement will be terminated upon the closing of the Mergers and all employees of the SCI REIT Manager will become employees of SCI.

 SCI Property Management

  SCI Client Services Incorporated ("Client Services"), an affiliate of the SCI REIT Manager, began providing property management services for certain SCI properties in January 1994. At June 30, 1997, the Property Manager was providing property management services in 30 target market cities and was actively managing 82.0 million square feet, 96.2% of SCI's operating portfolio of 85.3 million square feet. Rates for services performed by Client Services range between 1.5% and 3.0% per annum of property revenues and are subject to annual approval by SCI's independent trustees and are at or below market rates. SCI may terminate the property management agreements on 60 days' notice. During the three months ended March 31, 1997 and the year ended December 31, 1996, SCI paid property management fees and leasing commissions of $3.6 million and $10.1 million to Client Services, respectively, and reimbursed Client Services for maintenance recovery expenditures collected from SCI's customers of $506,000 and $1.7 million, respectively. The management agreements between SCI and Client Services will be terminated upon closing of the Mergers, and all employees of Client Services will become employees of SCI.

 SCI Investor Agreement

  SCI and Security Capital are parties to an Investor Agreement, dated as of November 18, 1993 (the "SCI Investor Agreement"), which required Security Capital to invest a minimum of $75 million in SCI's common shares in SCI's December 1993 private rights offering to shareholders, subject to certain conditions. The SCI Investor Agreement, among other things, requires SCI to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions

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

or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The SCI Investor Agreement also provides that, so long as Security Capital beneficially owns at least 10% of the outstanding SCI common shares, SCI may not increase the size of its Board of Trustees to more than seven members. Security Capital is entitled to designate one or more persons for nomination to election as trustees, and SCI is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as Security Capital beneficially owns at least 10% but less than 20% of the outstanding SCI common shares, it is entitled to designate two persons; and (ii) so long as Security Capital beneficially owns at least 20% of the outstanding SCI common shares, it is entitled to designate three persons. The SCI Investor Agreement also provides certain registration rights to Security Capital with respect to SCI's common shares beneficially owned by Security Capital.

  As of the closing of the Mergers, SCI and Security Capital will amend and restate the SCI Investor Agreement such that it will be substantially similar to the ATLANTIC Amended Investor Agreement described above.

 Administrative Services Agreement

  At the closing of the Mergers, SCI and Security Capital will enter into an administrative services agreement, pursuant to which Security Capital will provide SCI with certain administrative and other services with respect to certain aspects of SCI's business, as selected from time to time by SCI at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus 20%, subject to a maximum amount of approximately $7.1 million during the initial term of the agreement, of which approximately $2.0 million will apply to the period between the closing of the Mergers and December 31, 1997 and the remainder will apply to 1998. Cost savings under this agreement will accrue to SCI. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the SCI Board of Trustees.

 License Agreement

  At the closing of the Mergers, SCI and Security Capital will enter into a license agreement (the "SCI License Agreement") pursuant to which Security Capital will grant SCI a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to SCI's right to extend the license for up to two additional five-year periods. As part of the SCI License Agreement, Security Capital will agree that during the term of the agreement, it will not exercise its rights under the SCI Declaration of Trust to cause SCI to change its name.

 Protection of Business Agreement

  At the closing of the Mergers, SCI and Security Capital will enter into a protection of business agreement (the "SCI Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the SCI REIT Manager and the SCI Property Manager to any entity that owns or operates distribution properties. The SCI Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of SCI. The SCI Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of SCI and (ii) the percentage of outstanding voting securities of SCI owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the SCI Board of Trustees. Subject to earlier termination pursuant to the preceding sentence, the SCI Protection of Business Agreement will terminate on the third anniversary of the closing date of the Mergers.

 SCI Development Services

  To better serve national companies which are valued SCI customers and enable SCI to exclusively meet all of their distribution space needs, SCI Development Services Incorporated ("SCI Development Services") develops for these customers build-to-suit distribution space facilities which do not meet SCI's strict investment criteria. SCI will not own these buildings but owns a preferred stock interest representing 95% of the net operating cash flow of SCI Development Services. Security Capital owned all of the common stock of SCI Development Services during 1995. Effective as of January 1, 1996, Security Capital transferred such common stock to an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. Through its preferred stock ownership, SCI will realize substantially all economic benefits of SCI Development Services' activities. Under a separate agreement, the SCI REIT Manager provides SCI Development Services with day-to-day management services for a fee based on 16% of SCI Development Services' pre-tax cash flow plus .20% of the average daily balance of cash equivalent investments, including gains and losses realized on property sales. The fee incurred for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995 was approximately $606,000, $1.3 million and $700,000, respectively (there was no fee incurred in 1994). During the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, SCI earned $5.5 million, $8.5 million, $2.2 million and $17,000, respectively, in interest income and had $6.9 million, $7.4 million, $1.9 million and $17,000, respectively, in accrued interest receivable from SCI Development Services. As of March 31, 1997 and December 31, 1996, 1995 and 1994, SCI had outstanding $175.7 million, $162.0 million, $31.1 million and $1.1 million, respectively, of mortgage loans to SCI Development Services for development and acquisition of distribution facilities. SCI expects to make similar loans to SCI Development Services in 1997, however, SCI is unable to quantify the amount of such loans.

SECURITY CAPITAL USREALTY

 Advisory Agreement

  Pursuant to an agreement dated July 1, 1997 (the "Advisory Agreement"), Security Capital USREALTY appointed Security Capital (EU) Management S.A. ("USREALTY Adviser") as operating advisor to provide Security Capital USREALTY with advice with respect to strategy, investments, financing, administrative and all other operating matters affecting Security Capital USREALTY. The USREALTY Adviser receives a single all-inclusive annual advisory fee equal to 1.25% of Security Capital USREALTY's assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents. The fee payable to the USREALTY Adviser is reduced to the extent that the third-party operating and administrative expenses of Security Capital USREALTY exceed .25% of assets per annum. The USREALTY Adviser is responsible for paying all fees of Security Capital Investment Research and Security Capital Investment Research Group (described below) and any other Security Capital advisory affiliates for services related to advising Security Capital USREALTY. The Advisory Agreement is automatically renewable for successive two-year periods, unless either the USREALTY Adviser, on one hand, or Security Capital USREALTY and Security Capital Holdings S.A., a wholly owned subsidiary of Security Capital USREALTY ("USREALTY Holdings"), acting together, on the other hand, give sixty days' prior written notice that the Advisory Agreement will not be renewed; provided, however, after the first anniversary date of the agreement or the first anniversary date of any renewal date, both Security Capital USREALTY and USREALTY Holdings, acting together, may terminate the agreement on not less than sixty days' prior written notice to the USREALTY Adviser. During the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, the USREALTY Adviser received fees of $4.8 million, $8.0 million and $99,000, respectively, pursuant to the Advisory Agreement.

 Sub-Advisory Agreements

  Pursuant to an agreement dated July 1, 1997 (the "Sub-Advisory Agreement"), the USREALTY Adviser appointed Security Capital Investment Research Incorporated, a wholly owned subsidiary of Security Capital ("Security Capital Investment Research") as sub-adviser to provide fundamental research, investment identification, investment due diligence and investment monitoring services. Pursuant to its Sub-Advisory

Agreement, Security Capital Investment Research receives (i) an annual fee based on .06% on the aggregate average monthly value of strategic investments up to $1 billion and .03% on the aggregate average monthly value of strategic investments in excess of $1 billion, (ii) a one-time fee equal to .10% of the consideration payable each time Security Capital USREALTY makes a strategic investment, (iii) an annual fee equal to .50% on Security Capital USREALTY's other investments and (iv) reimbursement of certain expenses. The Sub-Advisory Agreement expires on July 1, 1999 and is automatically renewable for successive two-year periods unless the USREALTY Adviser notifies Security Capital Investment Research that such Sub-Advisory Agreement will not be renewed; provided, however, after the first anniversary date of the agreement or at any time during a renewal period, the USREALTY Adviser may terminate such agreement on not less than sixty days' prior written notice to Security Capital Investment Research. During the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, Security Capital Investment Research earned $664,000, $1.6 million and $60,000, respectively, pursuant to the Sub-Advisory Agreement.

OTHER TRANSACTIONS WITH AFFILIATES

  In ATLANTIC's March through June 1995 private offering, Security Capital purchased $94.8 million of shares of ATLANTIC's common stock at $22 per share. In ATLANTIC's December 1995 through May 1996 private offering, Security Capital purchased an aggregate of $50 million of shares of ATLANTIC's common stock, $21.1 million of which were purchased at $23 per share (which was the price per share paid by other investors in the offering) and $28.9 million of which were purchased at $23.136 per share. In ATLANTIC's October 1996 initial public offering, Security Capital purchased $10 million of shares of ATLANTIC's common stock at $24 per share. Except as described above, all subscriptions were made on the same terms and at the same times as made available to other investors.

  In previous offerings, Security Capital purchased approximately $75 million of SCI's common shares in 1993 at a price of $11 per share, $98 million of SCI's common shares in 1994 at a price of $11.50 per share, $53 million of SCI's common shares in 1994 at a price of $15.125 per share, $150 million of SCI's common shares in 1994 at a price of $15.25 per share, $100 million of SCI's common shares in 1995 at a price of $15.375 per share and $64 million of SCI's common shares in 1996 at a price of $17.25 per share. All such purchases were made on the same terms and at the same time as such shares were made available to other shareholders or investors.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  On March 31, 1995, Security Capital entered into an unsecured, full recourse promissory note with R. Scot Sellers, a Managing Director of PTR and PTR's REIT Manager. Under the terms of the promissory note, Security Capital lent Mr. Sellers $249,997, which amount is due on the earlier of January 4, 2005 or 120 days after Mr. Sellers is no longer an officer of PTR. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each July 4 and January 4. The proceeds of the promissory note were used by Mr. Sellers to purchase common shares of PTR.

  On March 31, 1995, Security Capital entered into an unsecured, full recourse promissory note with Constance B. Moore, then a Managing Director of PTR and PTR's REIT Manager. Under the terms of such promissory note, Security Capital lent Ms. Moore $245,625, which amount is due on the earlier of January 4, 2005 or 120 days after Ms. Moore is no longer an officer of PTR or any affiliate thereof. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each July 4 and January 4. The proceeds of such promissory note were used by Ms. Moore to purchase common shares of PTR.

  On October 3, 1995, Security Capital entered into an unsecured, full recourse promissory note with K. Dane Brooksher, Co-Chairman and Chief Operating Officer of SCI and SCI's REIT Manager. Under the terms of the promissory note, Security Capital lent Mr. Brooksher $249,997, which amount is due on the earlier of January 4, 2005 or 120 days after Mr. Brooksher is no longer an officer of SCI. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semi-annually on each July 4 and January 4. The proceeds of the promissory note were used by Mr. Brooksher to purchase common shares of SCI.

  On May 10, 1996, Security Capital entered into an unsecured, full recourse promissory note with Ms. Moore, Co-Chairman and Chief Operating Officer of ATLANTIC and ATLANTIC's REIT Manager. Under the terms of such promissory note, Security Capital lent Ms. Moore $250,000, which amount is due on the earlier of January 5, 2006 or 120 days after Ms. Moore is no longer an officer of ATLANTIC. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each July 5 and January 5. The proceeds of such promissory note were used by Ms. Moore to purchase common shares of ATLANTIC.

  On May 17, 1996, Security Capital entered into an unsecured, full recourse promissory note with James C. Potts, Co-Chairman and Chief Investment Officer of ATLANTIC and ATLANTIC's REIT Manager. Under the terms of the promissory note, Security Capital lent Mr. Potts $180,550, which amount is due on the earlier of January 5, 2006 or 120 days after Mr. Potts is no longer an officer of ATLANTIC. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semi-annually on each July 5 and January 5. The proceeds of the promissory note were used by Mr. Potts to purchase common shares of ATLANTIC.

  On December 27, 1996, Security Capital entered into a secured promissory note and related pledge agreement with C. Ronald Blankenship, a Managing Director of Security Capital. Under the terms of the secured promissory note, Security Capital lent Mr. Blankenship $925,000, which amount is due on the earlier of January 15, 2000 or 120 days after Mr. Blankenship is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Blankenship to repay principal and interest on earlier notes issued by Mr. Blankenship to Security Capital between August 1992 and March 1995, aggregating approximately $370,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital, common shares of PTR, SCI, ATLANTIC and Homestead, and by 2014 Convertible Debentures, owned by Mr. Blankenship. The secured promissory note is also secured by a life insurance policy on Mr. Blankenship in the amount of $925,000 which policy names Security Capital as beneficiary. Mr. Blankenship has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of such options shall become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Blankenship shall be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

  On April 1, 1997, Security Capital entered into a secured promissory note and related pledge agreement with Thomas G. Wattles, a Managing Director of Security Capital. Under the terms of the secured promissory note, Security Capital lent Mr. Wattles $411,000, which amount may be increased by Mr. Wattles up to $536,000, which amount is due on the earlier of January 15, 2000 or 120 days after Mr. Wattles is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Wattles to repay principal and interest on earlier notes issued by Mr. Wattles to Security Capital between January 1991 and October 1995, aggregating approximately $362,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital, common shares of SCI, and by 2014 Convertible Debentures, owned by Mr. Wattles. The secured promissory note is also secured by a life insurance policy on Mr. Wattles in the amount of $536,000 which policy has been assigned to Security Capital. Mr. Wattles has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of such options shall become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Wattles shall be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

  As of April 24, 1997, Security Capital and William D. Sanders, Chairman and Chief Executive Officer of Security Capital, entered into an agreement (the "Sanders Agreement") under which Security Capital agreed to acquire all the shares of a corporation owned by Mr. Sanders in exchange for 19,938 Class A Shares, providing Mr. Sanders increased direct ownership in the Company. The corporation's sole assets are warrants and options issued to Mr. Sanders between 1991 and 1993 to purchase an aggregate of 16,143 Class A Shares and $8,047,303 principal amount of 2014 Convertible Debentures (convertible into an aggregate of 7,693 Class A Shares), or a total of 23,836 Class A Shares, with an aggregate exercise price of approximately $11.3 million. All the options and warrants are fully vested and expire in 2002. The Company and Mr. Sanders agreed to use the estimated fair market value of the Class A Shares between April 1 and April 21, 1997 of $1,205 per share in determining the value of the 23,836 Class A Shares, which was approximately $28.7 million. The Sanders Agreement was entered into as an alternative to Mr. Sanders funding the exercise of the options and warrants with Class A Shares owned by Mr. Sanders, which was rejected by the Company. Under the Sanders Agreement, the Company issued $17.4 million of Class A Shares which is equal to the difference between the total value of the shares issuable ($28.7 million), and the total exercise price ($11.3 million) for the options and warrants. As additional consideration in the transaction, the Company issued $6.6 million of Class A Shares for the value of the holder's ability to defer exercising the warrants and options until 2002 in accordance with their terms. As a result, the Company agreed to issue 19,938 Class A Shares with an aggregate value of $24 million. The transaction will result in a noncash, non-recurring charge to earnings of the Company in 1997 of approximately $6.6 million.

  On April 24, 1997, SCI, through an affiliate of SCI, acquired the refrigerated warehouse and distribution operations of Christian Salvesen, Inc. and related companies located in the United States and Canada for $122.4 million. The acquired companies were subsequently transferred to a new entity, CS Integrated LLC ("CSI"), which is 60% owned by an affiliate of SCI and 40% owned by an affiliate of Hunt Financial Corporation. SCI's affiliate paid approximately $73.4 million for its interest in CSI and the affiliate of Hunt Financial Corporation paid approximately $49.0 million for its interest in CSI, with approximately 80% being funded through debt and 20% being funded through equity capital by each affiliate. Under the terms of its agreement with Hunt Financial Corporation's affiliate, SCI's affiliate has the option to increase its ownership interest in CSI to 80% as SCI's affiliate invests additional equity capital. Hunt Financial Corporation is a wholly owned subsidiary of Hunt Consolidated Inc., which is part of the Hunt family interests headed by Ray L. Hunt, who is a director of Security Capital.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of July 15, 1997, the beneficial ownership of Class A Shares and Class B Shares which could be received if the respective Class A Shares were converted into Class B Shares by the holders thereof after January 1, 1998 for (i) each director of Security Capital, (ii) each Named Executive Officer, (iii) each person known to Security Capital to be the beneficial owner of more than 5% of Class A Shares, and (iv) the directors and executive officers of Security Capital or certain affiliates as a group and the percentage ownership by each of such persons after the Offering and all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. There are currently no Class B Shares outstanding. The address for each director and executive officer listed below is c/o Security Capital Group Incorporated at its administrative offices located at 7777 Market Center Avenue, El Paso, Texas 79912.

                                              CLASS A            CLASS B
                                            SHARES(1)(2)     SHARES(1)(2)(3)
      NAME AND ADDRESS                      ---------------- -------------------
      OF BENEFICIAL OWNER                   NUMBER       %     NUMBER        %
      -------------------                   -------     ---- ----------    -----
      Samuel W. Bodman....................    4,089        *    204,450
      Hermann Buerger.....................       75(4)     *      3,750
      John P. Frazee, Jr..................    3,677(5)     *    183,850
      Cyrus F. Freidheim, Jr..............    2,912        *    145,600
      H. Laurance Fuller..................    3,120(6)     *    156,000
      Ray L. Hunt.........................   20,191(7)  1.55  1,009,550(7)
      John T. Kelley III..................    2,808(8)     *    140,400
      William D. Sanders..................   59,063(9)  4.53  2,953,100
      Peter S. Willmott...................    3,509(10)    *    175,450
      C. Ronald Blankenship...............    3,853        *    192,650
      Thomas G. Wattles...................    3,179(11)    *    158,950
      K. Dane Brooksher...................    1,370        *     68,500
      David C. Dressler, Jr...............    2,326        *    116,300
      All directors and executive officers
       as a group (26 persons)............  112,275(12) 8.63  5,613,750
      The Allstate Corporation
       2775 Sanders Road
       Northbrook, IL 60062...............   69,474     5.34  3,473,700

--------
*Less than 1%

 (1) Includes Class A Shares that may be acquired upon the exercise of options or warrants within 60 days for Messrs. Bodman (1,512), Buerger (75), Frazee (1,512), Freidheim (1,512), Fuller (1,512), Hunt (1,512), Kelley
     (1,512), Sanders (3,817), Willmott (1,512), Blankenship (3,559), Wattles (2,918), Brooksher (855) and Dressler (1,330).
 (2) For each person who owns options or warrants that are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options or warrants and that no other person has exercised any outstanding options or warrants.
 (3) Assumes full conversion of all Class A Shares into Class B Shares and does not give effect to the exercise of any Warrants that may be issued pursuant to the Merger Agreements.
 (4) Mr. Buerger is Executive Vice President of Commerzbank AG in New York. Commerzbank Aktiengesellschaft, Grand Cayman Branch, owns all 139,000 shares of Series A Preferred Stock, which are convertible into a maximum of 105,896 Class A Shares as described under "Description of Capital Stock--Preferred Stock." Mr. Buerger disclaims beneficial ownership of these shares.
 (5) Includes one share held by Mr. Frazee's children, and one share held by his wife.
 (6) Includes three shares held by Mr. Fuller's wife, and three shares held by his children.

 (7) Includes four shares held by family trusts for which Mr. Hunt is trustee and 3,572 shares for which Mr. Hunt shares beneficial ownership pursuant to a power of attorney. Excludes 1,430 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
 (8) Includes 1,296 shares held by a trust of which Mr. Kelley is trustee.
 (9) Includes 430 shares held by the Sanders Foundation; an aggregate of 93 shares held by Mr. Sanders' wife and children; 17,993 warrants held by Mr. Sanders; and one share held by a partnership.
(10) Includes two shares held by Mr. Willmott's children.
(11) Includes one share held by Mr. Wattles' wife; five shares held by his children; and 90 shares held in an IRA account.

(12) Includes options to purchase 24,542 Class A Shares exercisable within 60 days.

  The following table sets forth, as of July 15, 1997, the beneficial ownership of the outstanding common shares of each of the operating companies for (i) each director of Security Capital, (ii) each Named Executive Officer and (iii) the directors and executive officers of Security Capital as a group. The address of each person listed below is c/o Security Capital Group Incorporated at its administrative offices located at 7777 Market Center Avenue, El Paso, Texas 79912. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                                                              SECURITY
                           ATLANTIC       HOMESTEAD            PTR             SCI             CAPITAL
                            (1)(2)          (2)(3)           (1)(2)          (1)(2)          USREALTY(2)
                          -------------- ----------------  --------------- --------------- -------------------
NAME OF BENEFICIAL OWNER  NUMBER      %  NUMBER       %    NUMBER       %  NUMBER       %   NUMBER         %
------------------------  ------     --- -------     ----  -------     --- -------     --- ---------     -----
Samuel W. Bodman(4).....     --      --      --       --       --      --   48,308       *   196,705         *
Hermann Buerger(5)......     --      --   12,000      --       --      --      --      --        --        --
John P. Frazee, Jr.(6)..   6,250       *   6,758(7)     *    7,637       *  40,223       *       --        --
Cyrus F. Freidheim,
 Jr.(8).................   2,500       *   1,102        *    3,055       *   5,477       *     5,000         *
H. Laurance Fuller(9)...     500       *     216        *      610       *   2,850       *       --        --
Ray L. Hunt.............  17,000(10)   *  85,567(11)    *  390,404(12)   * 160,135(13)   * 2,131,056(14)  1.56
John T. Kelley III(15)..     250       *   2,739        *   16,835       *  90,288       *    25,000         *
William D. Sanders(16)..   6,155       * 232,486        *  287,938       * 269,403       *   611,038         *
Peter S. Willmott(17)...   1,250       *   3,447        *   15,327       *      10       *       --        --
C. Ronald
 Blankenship(18)........     500       *   7,311        *   34,385       *     447       *       --        --
Thomas G. Wattles(19)...      12       *   1,837        *    8,750       *  26,267       *       --        --
David C. Dressler(20)...     500       *  25,629        *    6,611       *   2,621       *     1,600         *
K. Dane Brooksher(21)...   1,075       *     325        *      611       *  30,246       *     5,000         *
All directors and
 executive officers as a
 group (26 persons).....  39,578       * 382,804     1.38% 785,506       * 689,372       * 3,050,330     2.23%

--------
*Less than 1%
 (1) Assumes that (i) no common shares are issued pursuant to the rights offerings being conducted pursuant to the Merger Agreements and (ii)
     Security Capital receives       common shares of ATLANTIC,        common
     shares of PTR and        common shares of SCI, respectively, pursuant to
     the Merger Agreements.
 (2) For each person who owns options or warrants that are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options or warrants and that no other person has exercised any outstanding options or warrants. Does not give effect to the concurrent rights offerings being conducted by ATLANTIC, PTR and SCI, respectively, pursuant to the terms of the respective Merger Agreements.
 (3) Includes common shares and warrants.
 (4) SCI shares are owned by the Bodman Foundation, a charitable trust of which Mr. Bodman is a trustee. Security Capital USREALTY shares include 49,176 shares owned by Elizabeth L. Bodman Trust. Mr. Bodman claims no beneficial interest in these shares.
 (5) Homestead shares include warrants to acquire 11,000 shares held by Mr. Buerger and warrants to acquire 1,000 shares held in trust for Mr. Buerger's daughter.

 (6) ATLANTIC and PTR shares are held in an IRA account; SCI shares include 404 shares held by Mr. Frazee's wife and 2,428 shares held by children.
 (7) Includes option to acquire 4,000 shares.
 (8) Security Capital USREALTY shares are held by Mr. Freidheim's wife.
 (9) Includes 250 ATLANTIC shares held by Mr. Fuller's wife, 108 Homestead shares held by Mr. Fuller's wife, 305 PTR shares held by Mr. Fuller's children, 404 SCI shares held by Mr. Fuller's children and two SCI shares held by Mr. Fuller's wife.
(10) Includes 750 shares held by a family trust for which Mr. Hunt is trustee, 2,250 shares for which Mr. Hunt shares direct or indirect beneficial ownership pursuant to powers of attorney, 12,500 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 750 shares held by a corporation that Mr. Hunt owns. Excludes 750 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(11) Includes 198 shares held by family trusts for which Mr. Hunt is trustee, 594 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 3,304 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 198 shares held by a corporation that Mr. Hunt owns. Excludes 198 shares that Mr. Hunt's wife owns as separate property and 14,052 shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership. Includes 132 warrants held by family trusts for which Mr. Hunt is trustee, 833 warrants for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 2,217 warrants held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 132 warrants held by a corporation that Mr. Hunt owns. Excludes 132 warrants that Mr. Hunt's wife owns as separate property and 9,427 warrants held by Hunt Financial Corporation, as to which Mr. Hunt disclaims beneficial ownership.
(12) Includes 917 shares held by a family trust for which Mr. Hunt is trustee, 2,748 shares for which Mr. Hunt shares direct or indirect beneficial ownership pursuant to powers of attorney, 15,275 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 916 shares held by a corporation that Mr. Hunt owns. Excludes 916 shares that Mr. Hunt's wife owns as separate property and 111,800 shares held by Hunt Financial Corporation, as to which Mr. Hunt disclaims beneficial ownership.
(13) Includes 6,343 shares held by family trusts for which Mr. Hunt is trustee, 3,801 shares for which Mr. Hunt shares direct or indirect beneficial ownership pursuant to powers of attorney, 146,192 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, 1,266 shares held by a corporation that Mr. Hunt owns, and 1,266 shares of which Mr. Hunt may be deemed to be the beneficial owner as trustee of family trusts owning 50% of the stock of a corporation that owns those shares. Excludes 1,269 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(14) Includes 196,706 shares for which Mr. Hunt shares indirect beneficial ownership pursuant to powers of attorney, 1,671,997 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 98,353 shares held by a corporation that Mr. Hunt owns. Excludes 82,000 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(15) ATLANTIC shares, SCI shares and Homestead shares are held in a trust for which Mr. Kelley is trustee.

(16) Homestead shares includes 40,340 shares and 61,080 shares held by partnerships and 3,500 shares held by a limited partnership. PTR shares include 72,364 shares held by partnerships and 23,489 shares held by the Sanders Foundation. SCI shares include 74,005 shares and 22,666 shares held by partnerships and an aggregate of 2,730 shares held by Mr. Sanders' wife and children. Security Capital USREALTY shares include 207,117 shares held by partnerships and an aggregate of 510 shares held by Mr. Sanders' children.
(17) Includes eight SCI shares held by Mr. Willmott's children.

(18) Includes 2,895 shares of Homestead stock held by Mr. Blankenship's child; 13,791 PTR common shares owned by a corporation of which Mr. Blankenship is controlling shareholder.
(19) Includes 12 shares of ATLANTIC common stock held by Mr. Wattles' children; Homestead shares include one share held by Mr. Wattles' child, remaining Homestead shares are held in an IRA account; PTR shares are held in an IRA account; SCI shares include 1,970 shares held by Mr. Wattles' children, five shares held by his wife, and 7,422 shares held in an IRA account.
(20) ATLANTIC shares are held in trust accounts of which Mr. Dressler is trustee; Homestead shares include 25,000 shares of restricted securities; PTR common shares include 3,611 shares held in trust accounts for which Mr. Dressler is trustee and SCI shares include one share held by Mr. Dressler's son and shares held in trust accounts of which Mr. Dressler is trustee; Security Capital USREALTY shares are held in trust accounts for which Mr. Dressler is trustee.
(21) SCI shares include 648 shares held in Mr. Brooksher's wife's name; Security Capital USREALTY shares are held in an IRA account.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of terms of the stock of Security Capital does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  The authorized stock of Security Capital consists of 250,000,000 shares, consisting of 20,000,000 Class A Shares, 229,861,000 Class B Shares and 139,000 shares of Series A Preferred Stock. The Board may, by articles supplementary, classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such stock. No holder of any class of stock of Security Capital will have any preemptive right to subscribe for any securities of Security Capital except as may be granted by the Board pursuant to an agreement between Security Capital and a shareholder. Under Maryland law, shareholders are generally not liable for Security Capital's debts or obligations. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors--Limitations on Acquisition of Shares and Change in Control" and "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws."

  The transfer agent and registrar for the Shares is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021.

COMMON STOCK

  The holders of outstanding Class A Shares are entitled to one vote, and the holders of outstanding Class B Shares are entitled to one two-hundredth (1/200th) of a vote, for each share held of record on all matters submitted to a vote of shareholders. Unless otherwise required by Maryland law, the Class A Shares and the Class B Shares will vote as a single class with respect to all matters submitted to a vote of shareholders of Security Capital, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors, which means that the holders of a majority of the outstanding Class A Shares can elect all of the directors then standing for election.

  Commencing January 1, 1998, each Class A Share may be converted into 50 Class B Shares at the holder's option at any time. Class B Shares are not convertible into Class A Shares or any other security.

  Holders of Class A Shares are entitled to receive ratably such dividends as may be authorized by the Board out of funds legally available therefor. Holders of Class B Shares are entitled to dividends equal to one-fiftieth

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(1/50th) of the amount per share declared by the Board for each Class A Share.
Dividends with respect to the Class B Shares will be paid in the same form and at the same time as dividends with respect to the Class A Shares, except that, in the event of a stock split or stock dividend, holders of Class A Shares will receive Class A Shares and holders of Class B Shares will receive Class B Shares, unless otherwise specifically designated by resolution of the Board. Security Capital has no present intention to pay a dividend on Class B Shares or Class A Shares (which would necessitate a one-fiftieth (1/50th) equivalent dividend on Class B Shares) in the future.

  In the event of the liquidation, dissolution or winding-up of Security Capital, holders of Class A Shares and Class B Shares are entitled to share ratably in all assets remaining after the payment of liabilities, with holders of Class B Shares entitled to receive per share one-fiftieth (1/50th) of any amount per share received by holders of Class A Shares. Neither holders of Class A Shares or Class B Shares shall have preemptive rights to subscribe for additional shares of either class. All outstanding Class A Shares are, and all Class B Shares to be outstanding upon completion of the Offering will be, fully paid and non-assessable.

PREFERRED STOCK

  The Board is empowered by the Charter, without the approval of shareholders, to cause shares of preferred stock to be issued in one or more series and to determine, among other things, the number of preferred shares of each series and the rights, preferences, powers and limitations of each series which may be senior to the rights of Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of Security Capital and may adversely affect the voting and other rights of shareholders. Upon completion of the Warrant Issuance and the Offering and except for the Series A Preferred Stock described below, no shares of preferred stock will be outstanding and Security Capital has no present plans to issue any preferred stock following completion of the Warrant Issuance and the Offering other than as contemplated by the Rights Agreement (as defined below).

  Security Capital currently has outstanding 139,000 shares of Series A Preferred Stock. Generally, the Series A Preferred Stock is entitled to receive quarterly cumulative cash dividends in an annual amount equal to $75 per share. The Series A Preferred Stock is entitled to receive $1,000 per share, plus an amount equal to accrued and unpaid dividends, if any, upon any liquidation, dissolution or winding up of Security Capital before any distribution could be made to holders of Class A Shares or Class B Shares. Each share of Series A Preferred Stock is convertible at the option of the holder, into 0.76184 Class A Shares, subject to customary adjustments to prevent dilution. In the event that a holder of the Series A Preferred Stock would be prohibited under the Bank Holding Company Act of 1956, as amended, from owning securities constituting or convertible into 5% or more of the outstanding Class A Shares, then the conversion rights of the shares of Series A Preferred Stock by such holder shall be modified as follows: (i) the number of shares of Series A Preferred Stock held by such holder which may then be converted by such holder without resulting in such holder owning 5% or more of the Class A Shares outstanding after such conversion shall be convertible into Class A Shares; and (ii) any shares of Series A Preferred Stock held by such holder in excess of the number of shares which may then be converted as described in clause (i) will not be convertible into Class A Shares until such time as (and only to the extent that) (A) such shares may be converted without resulting in such holder owning 5% or more of the Class A Shares outstanding after such conversion or (B) such shares are held by a person not prohibited from owning securities constituting or convertible into 5% or more of Class A Shares as described above.
  The Series A Preferred Stock is not redeemable before March 29, 1999. On and after such date, the Series A Preferred Stock is redeemable, in whole or in part, at the option of Security Capital upon not less than 30 days' notice, in cash at $1,000 per share plus accrued and unpaid dividends, if any. The vote or consent of a majority of the Series A Preferred Stock is necessary (i) to amend, alter or repeal any provision of the Articles Supplementary governing the Series A Preferred Stock in a manner which materially and adversely affects the voting powers, rights or preferences of the Series A Preferred Stock or (ii) to authorize, reclassify, create or increase the authorized amount of any stock of any class (or any security convertible into stock of any class) ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or

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

winding up of Security Capital or in the payment of dividends. The Series A Preferred Stock is entitled to one vote per Class A Share into which the Series A Preferred Stock is then convertible, voting together with the Class A Shares, on any of the following matters if the Class A Shares are entitled to vote thereon: (i) an amendment, alteration or repeal of any of the provisions of the Charter, (ii) a consolidation or merger of Security Capital with or into another entity or of another entity with or into Security Capital, (iii) a sale or transfer of all or substantially all of Security Capital's assets or
(iv) the voluntary liquidation or dissolution of Security Capital. Also, the Series A Preferred Stock is entitled to one-half vote per Class A Share into which the Series A Preferred Stock is then convertible, voting together with the Class A Shares, on any other matter submitted to a vote of Security Capital's shareholders.

PURCHASE RIGHTS

  On April 21, 1997, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on April 21, 1997 (the "Rights Record Date") to the holders of Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Shareholder Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder, under certain circumstances, to purchase from Security Capital, in the event the underlying share is a Class A Share, one one-hundredth of a Participating Preferred Share of Security Capital at a price of $6,000 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. In the event the underlying share is a Class B Share, the Purchase Right entitles the registered holder under certain circumstances to purchase from Security Capital one five-thousandth of a Participating Preferred Share of Security Capital at a price of $120 per one five-thousandth of a Participating Preferred Share. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of April 21, 1997 between Security Capital and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earlier to occur of: (1) 10 days following a public announcement that a person or group of affiliated or associated persons, other than Security Capital USREALTY and certain affiliates of Security Capital, has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital (thereby becoming an "Acquiring Person") or (2) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons of 25% or more of the voting power of the voting equity securities of Security Capital (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Class A Share or Class B Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date the Purchase Rights will be evidenced by such certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new certificates issued after the Rights Record Date upon transfer or new issuance of Class A Shares or Class B Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Class A Shares or Class B Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on April 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Security Capital, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1 per share but will be entitled to an aggregate distribution of 100 times the distribution declared per Class A Share, or if no Class A Shares are outstanding, 2 times the distribution declared per Class B Share. Each Participating Preferred Share will have 100 votes, voting together with the Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share but will be entitled to an aggregate payment of 100 times the payment made per Class A Share, or if no Class A Shares are outstanding, 2 times the payment made per Class B Share. In the event of any merger, consolidation or other transaction in which Class A Shares or Class B Shares are exchanged, each Participating Preferred Share will be entitled to receive 100 times the amount received per Class A Share or Class B Share, as the case may be. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth or one five-thousandth of a Participating Preferred Share. The Purchase Rights will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Class A Shares or Class B Shares, as the case may be, having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Class A Shares or Class B Shares, as the case may be, upon exercise of Purchase Rights, the Board may under certain circumstances, and if there is an insufficient number of Class A Shares or Class B Shares, as the case may be, authorized but unissued or held as treasury Shares to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause Security Capital to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Class A Shares or Class B Shares, as the case may be, which otherwise would have been issuable upon the exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, Security Capital is acquired in a merger or other business combination transaction of 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Class A Shares or Class B Shares, the Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Class A Share or Class B Share, as the case may be (or one one-hundredth or one five-thousandth of a Participating Preferred Share as the case may be), per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, Security Capital is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $.01 per Purchase Right (the "Redemption Price") payable in cash, Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights and in no event shall any such amendment change the 20% threshold at which a person acquiring beneficial ownership of Class A Shares or Class B Shares becomes an Acquiring Person.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire Security Capital on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by Security Capital at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

WARRANTS

  The Warrants are to be issued under a Warrant Agreement (the "Warrant Agreement") between Security Capital and The First National Bank of Boston, as Warrant Agent (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a summary of the material terms of the Warrants and the Warrant Agreement. The summary is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrants and the Warrant Agreement, including the definitions therein of certain terms.

 General

  Each Warrant will entitle the registered holder thereof, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, to purchase one Class B Share at an exercise price (the "Exercise Price") per share equal to the closing price of the Class B Shares on the day on which the Warrants are delivered to the Warrant Agent for subsequent distribution to Securityholders. The number of Class B Shares for which a Warrant may be exercised is subject to adjustment as set forth in the Warrant Agreement.

  Warrants may be exercised at any time by surrendering the certificate evidencing such Warrants (the "Warrant Certificates") with the form of election to purchase Class B Shares set forth on the reverse side thereof duly completed and executed by the holder thereof and paying in full the Exercise Price for such Warrant at the office or agency designated for such purpose, which will initially be the corporate trust office of the Warrant Agent in New York, New York. Each Warrant may be exercised only in whole and the exercise price may be paid only in cash or by certified or official bank check. The Warrants will expire at 5:00 p.m., New York time, on the first anniversary of the Warrant Issuance Record Date.

  The Warrant Certificates evidencing the Warrants may be surrendered for exercise or exchange, and the transfer of Warrant Certificates will be registrable, at the office or agency of Security Capital maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York. The Warrant Certificates will be issued only in fully registered form. No service charge will be made for any exercise, exchange or registration of transfer of Warrant Certificates, but Security Capital may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Fractional Class B Shares will not be issued upon exercise of Warrants. In lieu thereof Security Capital will pay a cash adjustment based on the difference between the Current Market Value (as defined in the Warrant Agreement) of a Class B Share on the date the Warrant Certificate is surrendered for conversion and the exercise price of the Warrants.

  Holders of Warrants will not be entitled, by virtue of being such holders, to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right of stockholders of Security Capital.

 Adjustments

  The number of Class B Shares issuable upon exercise of a Warrant (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events, including (a) dividends or distributions on Class B Shares payable in Class B Shares or certain other stock of Security Capital; (b) subdivisions, combinations or certain reclassifications of Class B Shares; (c) distributions to all holders of Class B Shares of rights, warrants or options entitling them to subscribe for Class B Shares at a price per share less than 94% of the Current Market Value at the Time of Determination (each as defined in the Warrant Agreement); (d) sales by Security Capital of Class B Shares or of securities convertible into or exchangeable or exercisable for Class B Shares (other than pursuant to (1) the exercise of the Warrants (2) any security convertible into, or exchangeable or exercisable for, Class B Shares as to which the issuance thereof has previously been the subject of any required adjustment pursuant to the Warrant Agreement and (3) the conversion of Class A Shares into Class B Shares pursuant to their terms) at a price per share less than the Current Market Value at the Time of Determination; and (e) distributions to stockholders of assets or debt securities of Security Capital or certain rights, warrants or options to purchase assets or debt securities or other securities of Security Capital (excluding cash dividends or other cash distributions from consolidated retained earnings other than any Extraordinary Cash Dividend (as defined in the Warrant Agreement)). No adjustment in the Exercise Rate will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise rate; provided that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.

  If Security Capital is a party to a consolidation or merger, or certain transfers of all or substantially all of its assets occur, a Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of Warrants would have received immediately after the consolidation, merger or transfer if the holder exercised the Warrant immediately before the effective date of the transaction.

  In the event of a taxable distribution to holders of Class B Shares which results in an adjustment to the number of Class B Shares or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax.

RESTRICTION ON SIZE OF HOLDINGS OF SHARES

  The Charter contains certain restrictions on the number of Shares that individual shareholders may own. For the operating companies to qualify as REITs under the Code, no more than 50% of the value of their shares (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year), by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because certain of the operating companies are REITs, their respective charters and Security Capital's Charter contain restrictions on the acquisition of shares intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding shares of Security Capital's stock. The Board, upon receipt of a ruling from the U.S. Internal Revenue Service (the "IRS") or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the proposed transferee must give written notice to Security Capital of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares of Security Capital's stock in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the operating companies' status as REITs. Any transfer of Shares that would (i) create a direct or indirect ownership of shares of Security Capital's stock in excess of the Ownership Limit or (ii) result in a Security Capital investee being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of Security Capital's stock. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of Security Capital to attempt to, or to continue to, assist Security Capital's operating companies in qualifying as REITs. The Charter excludes Security Capital USREALTY (and its transferees) from the Ownership Limit.

  Any shares of Security Capital's stock, the purported transfer of which would result in a person owning Shares in excess of the Ownership Limit or cause any or all of the operating companies to become "closely held" under
Section 856(h) of the Code, that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Charter to a party not affiliated with Security Capital designated by Security Capital as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, they will be entitled to share in any distributions which will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of Security Capital to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by Security Capital for a 90-day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the Shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date Security Capital elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by Security Capital that such Excess Shares have been transferred in violation of the provisions of the Charter shall be repaid, upon demand, to Security Capital, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of Security Capital, to have acted as an agent on behalf of Security Capital in acquiring such Excess Shares and to hold such Excess Shares on behalf of Security Capital.

  All certificates representing Shares will bear a legend referring to the restrictions described above.

  Each shareholder shall upon demand be required to disclose to Security Capital in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to assist its operating companies in complying with the provisions of the Code applicable to REITs, to determine Security Capital's operating companies status as REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

   CERTAIN PROVISIONS OF MARYLAND LAW AND OF SECURITY CAPITAL'S CHARTER AND
                                    BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and the Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

CLASSIFICATION OF THE BOARD

  The Bylaws provide that the number of directors may be established by the Board but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority vote of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Board. Pursuant to the terms of the Charter, the directors are divided into three classes. One class holds office for a term expiring at the annual meeting of shareholders to be held in 1998, another class holds office for a term expiring at the annual meeting of shareholders to be held in 1999 and another class holds office for a term expiring at the annual meeting of shareholders to be held in 2000. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. Security Capital believes that classification of the Board will help to assure the continuity and stability of Security Capital's business strategies and policies as determined by the Board.

  The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of Security Capital, even though such an attempt might be beneficial to Security Capital and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  The Bylaws provide that Security Capital will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of Security Capital or (b) any individual who, while a director of Security Capital and at the request of Security Capital, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director,

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


officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Security Capital has the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who has served a predecessor of Security Capital in any of the capacities described in (a) or
(b) above and to any employee or agent of Security Capital or its predecessors.

  Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director of officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, Security Capital has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of such officer or director, arising out of any lawsuit or claim against such officer or director due to the fact that he or she was or is serving as an officer or director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful,
(b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Security Capital pursuant to the foregoing provisions, Security Capital has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

BUSINESS COMBINATIONS

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not

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

apply, however, to business combinations that are approved or exempted by the Board of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

  Security Capital's Charter exempts from these provisions of Maryland law any business combination with Security Capital USREALTY and its affiliates and successors. As a result, Security Capital USREALTY and its affiliates and successors may be able to enter into business combinations with Security Capital that may not be in the best interests of its stockholders without compliance by Security Capital with the supermajority vote requirements and other provisions of the statute.

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  Security Capital's Bylaws contain a provision exempting Security Capital USREALTY and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  For nominations or other business to be properly brought before an annual meeting of shareholders by a stockholder, the Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other

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

business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on Security Capital's books, and of such beneficial owner and (y) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

                       SHARES AVAILABLE FOR FUTURE SALE

  At June 30, 1997, Security Capital had 1,327,150 Class A Shares issued and outstanding, which will be convertible beginning January 1, 1998 into a total of 66,357,500 Class B Shares. After consummation of the Mergers, Security Capital is expected to have outstanding Warrants to purchase a total of $250 million of Class B Shares (based on the price of the Class B Shares on a date to be established following completion of the Offering). To the extent such Warrants are exercised, the Class B Shares may be sold in the public markets without limitation. Additionally, upon completion of the Offering, Security Capital is expected to have an additional $250 million of Class B Shares outstanding. In addition, Security Capital has 139,000 Series A Preferred Shares outstanding, convertible into a maximum of 105,896 Class A Shares. Security Capital also has outstanding (i) approximately $715 million principal amount of its 2014 Convertible Debentures, convertible into an aggregate of 683,790 Class A Shares, (ii) approximately $323 million principal amount of its 2016 Convertible Debentures, convertible into an aggregate of 279,941 Class A Shares, (iii) warrants to purchase 40,241 Class A Shares and $30,483,000 principal amount of 2014 Convertible Debentures (convertible into 29,142 Class A Shares), and (iv) options to purchase 130,615 Class A Shares and $45,495,000 principal amount of 2014 Convertible Debentures (convertible into 43,849 Class A Shares) reserved for issuance upon exercise of options under Security Capital's employee benefit plans. All such Class A Shares, except those held by affiliates, and the Class B Shares into which they may be converted, may be sold in the public market in the future pursuant to registration rights or available exemptions from registration. No prediction can be made regarding the effect of future sales of Class B Shares on the market prices of Class B Shares.

  All of the Class B Shares to be issued or sold by Security Capital in the Offering or upon the exercise of Warrants, other than any Class B Shares purchased by affiliates, will be tradeable without restriction under the Securities Act. The Class A Shares currently issued and outstanding or reserved for issuance upon exercise of options or warrants or conversion of debentures will be eligible for sale, subject to the volume resale, manner of sale and notice limitations of Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated in accordance with the Rule) who has beneficially owned his or her shares for at least one year, including any such persons who may be deemed "affiliates" of Security Capital (as defined in the Securities Act), would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding number of shares or the average weekly trading volume of the shares during the four calendar weeks preceding each such sale. After shares are held for two years, a person who is not deemed an "affiliate" of Security Capital is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Sales of shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

  No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options or warrants or conversion of Convertible Debentures and Series A Preferred Stock), or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

  For a description of certain restrictions on transfers of Shares by Security Capital (and certain of its directors, officers and affiliates), see "Underwriting."

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


               POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of Security Capital's policies with respect to investments, financing, and certain other activities. These policies are determined by the Board and may be amended or revised from time to time at the discretion of the Board without notice to or a vote of the shareholders of Security Capital.

INVESTMENT POLICIES

  Security Capital will deploy its capital (both its corporate and third-party managed capital) through the direct and indirect ownership of public and private companies with highly focused business strategies which are engaged in real estate activities. Security Capital expects to benefit as these companies experience growth in cash flows and increases in share prices consistent with similar direct investments that Security Capital has made since 1991, although there can be no assurance that such growth and increases will continue. See "Business."

  Investments in Real Estate or in Interests in Real Estate. Security Capital does not invest directly in real estate or in interests in real estate. All such activities are conducted by its current direct investees (SCI, PTR, ATLANTIC and Homestead), its indirect investees (CarrAmerica, Storage USA, REGENCY and PACIFIC RETAIL) and through recently formed or future direct and indirect investees which are highly focused, value added operating companies engaged in real estate activities (collectively, "Operating Companies"). In addition, Security Capital manages or advises capital invested in focused funds which invest in securities of real estate operating companies (Security Capital USREALTY Special Opportunity Investment Portfolio, SC-ERF and SC-PG, collectively, "Funds"). See "Business--Operating Strategy--Security Capital Investment Research Group." The Operating Companies have each been focused on as specific type of real estate and in certain cases are geographically limited. See "Business--Operating Strategy--Security Capital Strategic Group." The Operating Companies are expected to acquire additional similar properties and where appropriate, subject to applicable REIT qualification rules, to sell certain of their properties. Existing and future Operating Companies may acquire additional properties in existing markets or new markets targeted by the management of those companies. Future investments by Security Capital in companies which are engaged in real estate activities, however, including those described below, will not be limited to any geographic area, product type or to a specified percentage of Security Capital's assets. The Funds are not limited as to product type for real estate operating companies but are limited as to concentration in any particular real estate operating company and may be limited as to geographic area based on the particular Fund's investment limitations contained in its organizational documents.

  Investments in Real Estate Mortgages. Security Capital does not invest directly in real estate mortgages and, except as described below, its Operating Companies have not invested substantial amounts in mortgages or similar interests in properties. Certain Operating Companies have invested in mortgage loans to third-party owner/developers in connection with the development of properties that are contractually required to be sold to the Operating Company upon completion of convertible mortgage loans to affiliates in which the Operating Company owns a substantial economic interest, or convertible mortgage loans where the board of the Operating Company believes that such loans are in the best interest of the Operating Company.

  Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Security Capital has since its founding invested, and will continue to invest, directly or indirectly in securities of entities engaged in real estate activities, including for the purpose of exercising control. See "Business--Overview and Strategy and Operating Strategy." Security Capital does not intend that its investment in securities will require it to register as an investment company under the Investment Company Act, although certain Funds which Security Capital advises may be registered under the Investment Company Act. See "Risk Factors--Certain Risks Relating to the Investment Company Act."

FINANCING POLICIES

  There are no limits on total debt, or ratio of debt to equity, or similar restrictions, in Security Capital's Charter or Bylaws. Security Capital, however, intends to maintain a prudent policy on indebtedness. Security Capital's Line of Credit imposes limitations on indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Lines of Credit." Security

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


Capital intends to comply with such limitations. Security Capital uses its $400 million floating rate, secured line of credit for the purpose of facilitating investments as well as for working capital. Security Capital currently has long-term, fixed rate, convertible subordinated indebtedness aggregating $1.1 billion which is due between 2014 and 2016. Security Capital may issue unsecured, fixed rate long-term debt in the future and does not intend to incur long-term floating rate debt. Security Capital may also determine to issue securities senior to the Class B Shares, including preferred stock and debt securities (either of which may be convertible into Class B Shares). Security Capital's financing policies are to replace line of credit borrowings with the proceeds of equity offerings or unsecured long-term, fixed rate, fully amortizing debt. The proceeds of any borrowings by Security Capital may be used to provide working capital, to pay existing indebtedness or to finance investments in, or expansions or development of, new business initiatives.

  Security Capital has issued options to employees and directors to purchase Class A Shares and intends to issue additional options under its long term incentive plans and Outside Directors Plan. Security Capital intends to issue the Warrants following the Offering. See "Management--Outside Directors Plan" and "--1995 Option Plan" and "Business--The Proposed Merger Transactions."

CONFLICT OF INTEREST POLICIES

  Other than as described in "Certain Relationships and Transactions," Security Capital does not intend to engage in principal transactions with officers and Directors or to engage independent Directors to provide services to Security Capital. Security Capital will not borrow from or make loans to affiliates, other than loans to officers similar to those described in "Certain Relationships and Transactions," or loans to affiliates in which Security Capital owns a substantial economic interest, or where the Board believes that such loans are in the best long-term interests of Security Capital and its shareholders.

  Under the laws of Maryland (where Security Capital is organized), each Director is obligated to offer to Security Capital any opportunity (with certain limited exceptions) which comes to him and which Security Capital could reasonably be expected to have an interest in developing. In addition, under Maryland law, any contract or other transaction between Security Capital and any Director or any entity in which the Director has a material financial interest is voidable unless (i) it is approved, after disclosure of the interest, by the affirmative vote of a majority of disinterested Directors or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (ii) it is fair and reasonable to Security Capital.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  Security Capital may make investments in addition to those previously described. The Board has authority to reclassify unissued Shares into senior securities, to offer Shares or other securities and, subject to certain restrictions, to repurchase or otherwise reacquire Shares or any other securities and may engage in such activities in the future. Security Capital has not engaged directly in trading, underwriting or agency distribution or sale of securities of other issuers, although its wholly owned subsidiary, Security Capital Markets Group, has, and intends to continue to, engage in trading, agency distribution or sales of securities of Security Capital and its affiliates.

  Security Capital will make annual and quarterly reports to shareholders. The annual reports will contain audited financial statements.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain U.S. federal income tax consequences to Securityholders resulting from receiving, holding and disposing of the Warrants. To the extent such summary discusses matters of law, such summary represents the opinion of Mayer, Brown & Platt or a private letter ruling from the IRS. The following discussion is based upon current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations resulting from receiving, holding and disposing of the Warrants. The following

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

discussion does not address the tax consequences from receiving, holding and disposing of the Warrants under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of Securityholders, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations and financial institutions. THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL SECURITYHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES FROM HOLDING AND DISPOSING OF THE WARRANTS, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

RECEIPT OF WARRANTS

  Pursuant to the Warrant Issuance, (i) a Securityholder will have ordinary income upon receipt of a Warrant pursuant to the Warrant Issuance in an amount equal to the fair market value of the Warrants received on the Warrant Issuance Date, (ii) a holder's tax basis in the Warrants received will equal the fair market value of the Warrants received on the Warrant Issuance Date, and (iii) a holder's holding period for the Warrants received will begin on the Warrant Issuance Date. Section 511 of the Code imposes on organizations exempt from federal income tax under Section 501(a) of the Code a tax at corporate income tax rates on such organizations' "unrelated business taxable income." In the opinion of Mayer, Brown & Platt, the receipt by a tax-exempt Securityholder of the Warrants pursuant to the Warrant Issuance will be treated as unrelated business taxable income.

SALE, DISPOSITION, EXERCISE OR EXPIRATION OF WARRANTS

  In general, upon a sale or other disposition of a Warrant, a holder of Warrants will recognize gain or loss measured by the difference between the amount realized on the sale or other disposition and the Warrant holder's tax basis in the Warrant. In general, such gain or loss will be a capital gain or loss if the stock into which the Warrants are exercisable would be a capital asset in the Warrant holder's hands and will be a short-term capital gain or loss because the Warrants will expire in one year from the date of issuance.

EXERCISE OF WARRANTS

  Except as discussed below with respect to cash received in lieu of fractional Class B Shares, a Warrant holder will not recognize gain or loss upon the exercise of a Warrant. A Warrant holder's tax basis in the Class B Shares received upon exercise of a Warrant will be equal to the sum of (1) the Warrant holder's tax basis in the Warrant exercised and (2) the exercise price paid. The holding period of the Class B Shares received upon the exercise of a Warrant will begin on the date of exercise. Holders receiving cash in lieu of fractional Class B Shares upon exercise of a Warrant will recognize gain to the extent that the cash received exceeds the Warrant holder's tax basis in the portion of the Warrant exercised for cash in lieu of fractional Class B Shares.

EXPIRATION OF THE WARRANTS

  If a Warrant holder's Warrants expire without being exercised, the Warrant Holder will recognize a loss equal to its tax basis in the expired Warrants. In general, such loss will be a capital loss if the stock into which the Warrants were exercisable would be a capital asset in the Warrant Holder's hands and will be a short-term loss because the Warrants will expire in one year from the date of issuance.

ADJUSTMENT OF CONVERSION RATIO

  The terms of the Warrants distributed pursuant to the Merger Agreements provide for adjustment of the price for exercise if Security Capital makes certain distributions of stock, cash or other property to its shareholders. While Security Capital does not presently contemplate making such a distribution, if Security Capital makes a distribution of cash or property resulting in an adjustment to the exercise price, the holders of

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the Warrants may be viewed as receiving a "deemed distribution" under Section
305 of the Code, even if such Warrant holder does not hold any Class B Shares at such time. The deemed distribution would constitute a taxable dividend, taxable as ordinary income, to the extent that the earnings and profits of Security Capital were allocable to the deemed distribution. The amount of the deemed distribution which exceeded the allocated earnings and profits of Security Capital would be considered a return of capital, and would reduce the Warrant holder's tax basis in the Warrants (but not below zero) by the value of the deemed distribution. To the extent that the value of the deemed distribution exceeds the Warrant holder's tax basis in its Warrants, the deemed distribution would result in gain to such Warrant holder. In such event, the Warrant holder's tax basis in its Warrants would then immediately be increased by the value of the property deemed to have been distributed.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                    FOR NON-U.S. HOLDERS OF CLASS B SHARES

  The following is a summary discussion of certain U.S. federal tax consequences of the ownership and disposition of Class B Shares by a beneficial owner of such shares that is not a U.S. person (a "non-U.S. holder"). To the extent such summary discusses matters of law, such summary represents the opinion of Mayer, Brown & Platt. For purposes of this discussion, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the law of the United States or of any State or political subdivision of the foregoing, any estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a "United States Trust." A United States Trust is (a) for taxable years beginning after December 31, 1996, or if the trustee of a trust elects to apply the following definition to an earlier taxable year, any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, and (b) for all other taxable years, any trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source. This discussion does not deal with all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances, and does not address state, local or non-U.S. tax considerations. Furthermore, the following discussion is based on provisions of the Code, Treasury Regulations promulgated thereunder and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Treasury Regulations were recently proposed that would, if adopted in their present form, revise in certain respects the rules applicable to non-U.S. holders of Class B Shares (the "Proposed Regulations"). The Proposed Regulations are generally proposed to be effective with respect to payments made after December 31, 1997. It is not certain whether, or in what form, the Proposed Regulations will be adopted as final regulations. Each prospective investor is urged to consult its own tax adviser with respect to the particular U.S. federal, state and local consequences to it of owning and disposing of Class B Shares, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

U.S. INCOME AND ESTATE TAX CONSEQUENCES

  Although Security Capital does not currently intend to pay dividends on either its Class A Shares or Class B Shares, dividends paid to a non-U.S. holder are subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend or, if applicable, a lower treaty rate, unless the dividend is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-U.S. holder) and a Form 4224 stating that the dividends are so connected is filed with Security Capital. A dividend that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-U.S. holder) will be exempt from the withholding tax described above and subject instead (i) to the U.S. federal income tax on net income that applies to U.S. persons and (ii) with respect to corporate holders under certain circumstances, a 30% (or, if applicable, lower treaty rate) branch profits tax that in general is imposed on its "effectively connected earnings and profits" (within the meaning of the Code) for the taxable year, as adjusted for certain items.

  Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and, under the current interpretation of the Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under the Proposed Regulations, however, a non-U.S. holder of Class B Shares who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. In the case of a foreign partnership, the certification requirement would generally be applied to the partners of the partnership. In addition, the Proposed Regulations would also require the partnership to provide certain information, including a United States taxpayer identification number, and would provide look-through rules for tiered partnerships. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

  Under current law, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of a Class B Share unless (i) subject to the exception discussed in the paragraph below Security Capital is or has been at any time within the shorter of the five-year period preceding such disposition or such holder's holding period a "United States real property holding corporation" for U.S. federal income tax purposes, (ii) the gain is effectively connected with the conduct of a trade or business within the United States of the non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the non-U.S. holder), (iii) the gain is not described in clause
(ii) above, the non-U.S. holder is an individual who holds the share as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iv) the non-U.S. holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a non-U.S. holder that is described under clause (ii) above, its gain will be subject to the U.S. federal income tax on net income that applies to U.S. persons and, in addition, if such non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax as described in the second preceding paragraph. An individual non-U.S. holder that is described under clause (iii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by capital losses which are treated as U.S. source (notwithstanding the fact that he or she is not considered a resident of the United States).

  In the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital, Security Capital currently is not, as of the date hereof, a "United States real property holding corporation." However, such opinion is not binding on the IRS nor will it preclude the IRS from adopting a contrary position. Moreover, since no ruling from the IRS will be sought, there can be no complete assurance that the IRS will agree with the conclusions set forth herein. In general, if Security Capital were treated as or were to become a "United States real property holding corporation" under the Foreign Investment in Real Property Tax Act ("FIRPTA"), a non-U.S. holder of Class B Shares deemed to own more than 5% of the Class B Shares would be subject to United States federal income tax on a sale or other disposition of such Class B Shares, and a non-U.S. holder that is not deemed to own more than 5% of the Class B Shares would not be subject to United States federal income tax on gain on a sale or other disposition of such shares provided that such shares are "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code and the temporary regulations issued pursuant thereto). Additionally if the Class B Shares are not "regularly traded on an established securities market" a non-U.S. holder of such shares would be subject to a United States withholding tax equal to 10% of the amount realized on a disposition of such shares. There is no assurance that Security Capital is not currently or will not become a "United States real property holding corporation."

  Class B Shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal income tax purposes) of the United States at the date of death, or Class B Shares subject to certain lifetime transfers made by such an individual, will be included in such individual's estate for United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 Dividends

  Except as provided below, Security Capital must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. In general, backup withholding at a rate of 31% and additional information reporting will apply to dividends paid on Class B Shares to holders that are not "exempt recipients" and that fail to provide in the manner required certain identifying information (such as the holder's name, address and taxpayer identification number). Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. However, dividends that are subject to U.S. withholding tax at the 30% statutory rate or at a reduced tax treaty rate are exempt from backup withholding of U.S. federal income tax and such additional information reporting.

 Broker Sales

  If a non-U.S. holder sells Class B Shares through a U.S. office of a U.S. or foreign broker, the broker is required to file an information return and is required to withhold 31% of the sale proceeds unless the non-U.S. holder is an exempt recipient or has provided the broker with the information and statements, under penalties of perjury, necessary to establish an exemption from backup withholding. If payment of the proceeds of the sale of a share by a non-U.S. holder is made to or through the foreign office of a broker, that broker will not be required to backup withhold or, except as provided in the next sentence, to file information returns. In the case of proceeds from a sale of a share by a non-U.S. holder paid to or through the foreign office of a U.S. broker or a foreign office of a foreign broker that is (i) a controlled foreign corporation for U.S. tax purposes or (ii) a person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the United States (a "Foreign U.S. Connected Broker"), information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption. In addition, the Treasury Department has indicated that it is studying the possible application of backup withholding in the case of such foreign offices of U.S. and Foreign U.S. Connected Brokers.

  The Proposed Regulations would, if adopted, alter the foregoing rules in certain respects. Among other things, the Proposed Regulations would provide certain presumptions under which a non-U.S. holder would be subject to backup withholding and information reporting unless Security Capital receives certification from the holder of its non-U.S. status.

 Refunds

  Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                 ERISA MATTERS

  The fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), require the investments of a pension, profit sharing or other employee benefit plan subject to ERISA (an "ERISA Plan") to be (i) prudent and in the best interests of the ERISA Plan, its participants and beneficiaries; (ii) diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so; and (iii) authorized under the terms of the governing documents of the ERISA Plan. Each fiduciary of an ERISA Plan should carefully consider whether an investment in the Class B Shares is consistent with his or her fiduciary duties.

  A fiduciary making the decision to invest in the Class B Shares on behalf of an ERISA Plan, a governmental plan, an Individual Retirement Account or certain non-ERISA plans (a "Plan") is advised to consult his or her own legal advisor regarding the specific considerations arising under ERISA, the Code or state law with respect to the purchase, ownership or sale of Class B Shares by such Plan.

  A regulation promulgated by the Department of Labor (the "DOL Regulation") provides that, except under certain circumstances set forth therein, investment by a Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing Plan.

  An investment in an "operating company" is one circumstance in which the entity's assets will not be deemed to be "plan assets." The DOL Regulation includes in the definition of "operating company" a "venture capital operating company" ("VCOC"). A VCOC is an entity which, as of its "initial valuation date" and annually on its "annual valuation date" (as defined by the DOL Regulation), has at least 50% of its assets (other than short-term assets pending long-term investment or distribution), valued at cost, invested in venture capital investments or derivative instruments and which actually exercises, in the ordinary course of its business, management rights in one or more of the operating companies in which it invests. The Company has received opinions from Mayer, Brown and Platt that it is a VCOC as of its most recent valuation date and, assuming that at the relevant future valuation dates (including after giving effect to the Mergers) its investments in qualifying venture capital investments constitute at least 50% of its assets valued at cost, and that it continues to exercise its management rights in at least one of the operating companies in which it invests, it will qualify as a VCOC and its assets will not be deemed "plan assets" under the DOL Regulation.

  The DOL Regulation also provides that an entity's assets will not be treated as "plan assets" because of an ERISA Plan's investment if the Plan acquires a "publicly offered security" which is an equity interest in the entity. The DOL Regulation defines a publicly offered security as a security that is freely transferable, part of a class of securities that is widely held and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold pursuant to an effective registration statement under the Securities Act (provided that the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Class B Shares are expected to be registered under Section 12(b) of the Exchange Act upon completion of the Offering and, prior to the completion of the Offering, the Class A Shares will be registered under Section 12(g) of the Exchange Act.

  A security is "widely held" if it is part of a class of securities owned by 100 or more investors independent of the issuer and of one another. The Company believes that the Class A Shares are widely held and expects the Class B Shares to be widely held upon completion of the Offering.

  Whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation creates certain safe harbors for securities with a minimum investment of $10,000 or less, which safe harbor is not available for Class B Shares offered hereby. Nevertheless, the Company believes that any restrictions on the transfer of Class A Shares or Class B Shares are limited to the type of restrictions permitted by the DOL Regulation. The DOL Regulation only establishes a presumption in favor of free transferability, and no assurance can be given that the Department of Labor or the U.S. Treasury Department will not reach a contrary conclusion.

  Assuming that the Class A Shares and Class B Shares will be "widely held" and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability, the Company believes that, while the issue is not entirely free from doubt because of its factual nature, the Class A Shares and Class B Shares will be publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any Plan which invests in Class B Shares.

  Notwithstanding the foregoing, if the assets of the Company were deemed to be "plan assets" under ERISA, the Company's ability to engage in business transactions could be hampered because: (i) certain persons exercising discretion as to the Company's assets might be considered to be fiduciaries under ERISA; (ii) transactions involving the Company undertaken at their direction or pursuant to their advice might violate ERISA; and (iii) certain transactions that the Company might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Code.

                                    EXPERTS

  The consolidated financial statements and related schedules of Security Capital and SCI included in this Prospectus and elsewhere in the registration statement of which this Prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements and related schedule of PTR included in this Prospectus and elsewhere in the registration statement, of which this Prospectus forms a part, have been audited by KPMG Peat Marwick LLP, independent public accountants to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements and related schedules of ATLANTIC and Homestead consolidated into the financial statements of Security Capital, have been audited by Ernst & Young LLP, independent public accountants to the extent indicated in their reports thereon appearing elsewhere herein and in the registration statement. Such financial statements have been consolidated in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  With respect to the unaudited condensed interim financial statements for the three-month periods ended March 31, 1997 and 1996, included in this Prospectus, Arthur Andersen LLP and KPMG Peat Marwick LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports each state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. Neither of such accountants are subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because neither of those reports is a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

  The financial statements and related schedules of Security Capital USREALTY included in this Prospectus and elsewhere in the registration statement of which this Prospectus forms a part, have been audited by Price Waterhouse LLP, independent public accountants to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters in respect of the validity of the issuance of the Warrants and the Class B Shares offered hereby will be passed upon for Security Capital by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has in the past represented and is currently representing Security Capital and certain of its affiliates, including representation of Security Capital in connection with the Offering and the proposed Mergers. As to certain matters of Maryland law, Mayer, Brown & Platt may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                             AVAILABLE INFORMATION

  Security Capital has filed with the Commission a registration statement (of which this Prospectus forms a part) on Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respect by such reference and the exhibits and schedules hereto. For further information regarding Security Capital and the Warrants and the Class B Shares offered hereby, reference is hereby made to the registration statement and such exhibits and schedules.

  The registration statement, the exhibits and schedules forming a part thereof filed by Security Capital with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can also be obtained from the Commission's Web site at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Security Capital Group Incorporated
  Report of Independent Public Accountants...............................   F-3
  Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996.   F-4
  Consolidated Statements of Operations for the three month periods ended
   March 31, 1997 and 1996...............................................   F-5
  Consolidated Statement of Shareholders' Equity for the three month
   period ended March 31, 1997 ..........................................   F-6
  Consolidated Statements of Cash Flows for the three month periods ended
   March 31, 1997 and 1996...............................................   F-7
  Notes to Consolidated Financial Statements.............................   F-8
  Report of Independent Public Accountants...............................  F-23
  Consolidated Balance Sheets as of December 31, 1996 and 1995...........  F-24
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1995 and 1994...................................................  F-25
  Consolidated Statements of Shareholders' Equity for the years ended
   December 31, 1996, 1995 and 1994......................................  F-26
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996, 1995 and 1994...................................................  F-27
  Notes to Consolidated Financial Statements.............................  F-30
  Schedule I--Condensed Financial Information of Registrant..............  F-48
  Schedule III--Real Estate and Accumulated Depreciation.................  F-53
Security Capital Group Incorporated (acquired company)
  Report of Independent Public Accountants...............................  F-62
  Consolidated Balance Sheet as of December 31, 1994.....................  F-63
  Consolidated Statement of Operations for the year ended December 31,
   1994..................................................................  F-64
  Consolidated Statement of Shareholders' Equity for the year ended
   December 31, 1994.....................................................  F-64
  Consolidated Statement of Cash Flows for the year ended December 31,
   1994..................................................................  F-65
  Notes to Consolidated Financial Statements.............................  F-66
Security Capital Pacific Trust
  Report of Independent Public Accountants...............................  F-71
  Condensed Balance Sheets as of March 31, 1997 and December 31, 1996....  F-72
  Condensed Statements of Earnings for the three month periods ended
   March 31, 1997 and 1996...............................................  F-73
  Condensed Statement of Shareholders' Equity for the three month period ended March 31, 1997..................................................  F-74
  Condensed Statements of Cash Flows for the three month periods ended
   March 31, 1997 and 1996...............................................  F-75
  Notes to Condensed Financial Statements................................  F-76
  Report of Independent Public Accountants...............................  F-84
  Balance Sheets as of December 31, 1996 and 1995........................  F-85
  Statements of Earnings for the years ended December 31, 1996, 1995 and
   1994..................................................................  F-86
  Statements of Shareholders' Equity for the years ended December 31,
   1996, 1995 and 1994...................................................  F-87
  Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994..............................................................  F-88
  Notes to Financial Statements..........................................  F-89
  Schedule III--Real Estate and Accumulated Depreciation................. F-107
Security Capital Industrial Trust
  Report of Independent Public Accountants............................... F-113
  Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996. F-114
  Consolidated Statements of Operations for the three month periods ended
   March 31, 1997 and 1996............................................... F-115
  Consolidated Statements of Cash Flows for the three month periods ended
   March 31, 1997 and 1996............................................... F-116
  Notes to Consolidated Financial Statements............................. F-117
  Report of Independent Public Accountants............................... F-122
  Consolidated Balance Sheets as of December 31, 1996 and 1995........... F-123
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1995 and 1994................................................... F-124
  Consolidated Statements of Shareholders' Equity for the years ended
   December 31, 1996, 1995 and 1994...................................... F-125
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996, 1995 and 1994................................................... F-126
  Notes to Consolidated Financial Statements............................. F-127
  Report of Independent Public Accountants............................... F-143
  Schedule III--Real Estate and Accumulated Depreciation................. F-144

Security Capital U.S. Realty
  Report of Independent Public Accountants............................... F-160
  Consolidated Statement of Net Assets at December 31, 1996.............. F-161
  Consolidated Statement of Operations for the year ended December 31,
   1996.................................................................. F-162
  Consolidated Statement of Cash Flows for the year ended December 31,
   1996.................................................................. F-163
  Consolidated Statement of Changes in Net Assets for the year/period ended December 31, 1996 and 1995...................................... F-164
  Consolidated Statement of Changes in Shares Outstanding for the
   year/period ended December 31, 1996 and 1995.......................... F-164
  Consolidated Financial Highlights for the year/period ended December
   31, 1996 and 1995..................................................... F-164
  Consolidated Schedule of Investments in Strategic Positions at December
   31, 1996.............................................................. F-165
  Consolidated Schedule of Investments in Special Opportunity Positions
   at December 31, 1996.................................................. F-165
  Notes to the Consolidated Financial Statements......................... F-166
  Report of Independent Public Accountants............................... F-171
  Statement of Net Assets at December 31, 1995........................... F-172
  Statement of Operations for the period from incorporation (July 7,
   1995) to December 31, 1995............................................ F-173
  Statement of Changes in Net Assets for the period from incorporation
   (July 7, 1995) to December 31, 1995................................... F-174
  Statement of Changes in Shares Outstanding for the period from incorporation (July 7, 1995) to December 31, 1995..................... F-174
  Financial Highlights for the period from incorporation (July 7, 1995)
   to December 31, 1995.................................................. F-175
  Schedule of Strategic Investments in Real Estate Companies at December
   31, 1995.............................................................. F-175
  Schedule of Special Opportunity Investments at December 31, 1995....... F-175
  Notes to Financial Statements.......................................... F-176
Security Capital Atlantic Incorporated
  Report of Independent Public Accountants............................... F-180
Homestead Village Incorporated
  Report of Independent Public Accountants............................... F-181

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Security Capital Group Incorporated:

We have reviewed the accompanying consolidated balance sheet of Security Capital Group Incorporated and subsidiaries (see Note 1) as of March 31, 1997, and the related consolidated statements of operations for the three-month periods ended March 31, 1997 and 1996, the statement of shareholders' equity for the three-month period ended March 31, 1997 and the statements of cash flows for the three-month periods ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. We were furnished with the reports of other accountants on their reviews of the financial statements of Security Capital Pacific Trust, Security Capital Atlantic Incorporated and Homestead Village Incorporated, whose total assets represent 60.1% of the total assets of Security Capital Group Incorporated and subsidiaries as of March 31, 1997 and whose income represent 57.7% and 62.0% of the total income in the consolidated statements of operations of Security Capital Group Incorporated and subsidiaries for the three-month periods ended March 31, 1997 and 1996, respectively.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review and the reports of other accountants, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Security Capital Group Incorporated and subsidiaries as of December 31, 1996, and, in our report dated February 28, 1997, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

                                        Arthur Andersen LLP

Chicago, Illinois
May 14, 1997

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             -----------------
                                                        MARCH 31,    DECEMBER
                                                             1997    31, 1996
                       ASSETS                         (UNAUDITED)   (AUDITED)
                       ------                         -----------  ----------
Investments, at equity:
  Security Capital Industrial Trust                   $  544,179   $  548,194
  Security Capital Pacific Trust                         380,040      374,317
  Security Capital U.S. Realty                           588,172      516,426
                                                      ----------   ----------
                                                       1,512,391    1,438,937
                                                      ----------   ----------
Real estate, less accumulated depreciation, held by:
  Security Capital Atlantic Incorporated               1,160,932    1,116,069
  Homestead Village Incorporated                         302,241      249,304
                                                      ----------   ----------
                                                       1,463,173    1,365,373
                                                      ----------   ----------
Total real estate investments                          2,975,564    2,804,310
Cash and cash equivalents                                 41,360       23,662
Other assets                                             205,791      101,312
                                                      ----------   ----------
Total assets                                          $3,222,715   $2,929,284
                                                      ==========   ==========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
LIABILITIES:
  Lines of credit                                     $  295,250   $  262,000
  Mortgage notes payable                                 273,163      257,099
  Convertible debt                                     1,036,712      940,197
  Accrued interest on convertible debt                    69,115       42,450
  Accounts payable and accrued expenses                   89,215       83,427
  Deferred income taxes                                   39,317       30,872
                                                      ----------   ----------
Total liabilities                                      1,802,772    1,616,045
                                                      ----------   ----------
Minority interests                                       401,134      394,537
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 20,000,000 shares
   authorized, 1,301,027 and 1,209,009 shares issued
   and outstanding in 1997 and 1996, respectively             13           12
  Series A Preferred shares, $.01 par value; 139,000
   shares issued and outstanding in 1997 and 1996;
   stated liquidation preference of $1,000 per share     139,000      139,000
  Additional paid-in capital                           1,082,149      985,392
  Accumulated deficit                                   (202,353)    (205,702)
                                                      ----------   ----------
Total shareholders' equity                             1,018,809      918,702
                                                      ----------   ----------
Total liabilities and shareholders' equity            $3,222,715   $2,929,284
                                                      ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             -------------
                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                   ----------------------
                                                         1997        1996
                                                   ---------- -----------
INCOME:
  Equity in earnings of:
    Security Capital Industrial Trust              $    7,510  $    5,705
    Security Capital Pacific Trust                     14,624       7,356
    Security Capital U.S. Realty                       16,901       1,902
  Rental revenues                                      50,667      30,809
  Services Division revenues from related parties      22,970      15,408
  Other income                                          1,359         359
                                                   ---------- -----------
                                                      114,031      61,539
                                                   ---------- -----------
EXPENSES:
  Rental expenses                                      19,957      12,635
  Services Division expenses                           21,324      16,819
  Depreciation and amortization                         8,827       5,521
  Interest expense--convertible debt                   26,665      22,291
  Interest expense--other obligations                   6,173       6,582
  General, administrative and other                    11,701       5,654
                                                   ---------- -----------
                                                       94,647      69,502
                                                   ---------- -----------
Earnings (loss) before income taxes and minority
 interests                                             19,384      (7,963)
Provision for income taxes                              8,445           -
Minority interests in net earnings of
 subsidiaries                                           4,984       1,891
                                                   ---------- -----------
Net earnings (loss)                                     5,955      (9,854)
Less Series A Preferred Share dividends                 2,606           -
                                                   ---------- -----------
Net earnings (loss) attributable to common shares
 and common equivalent shares                      $    3,349 $    (9,854)
                                                   ========== ===========
Weighted average common shares outstanding          1,322,054     994,789
                                                   ========== ===========
Net earnings (loss) per common share and common
 equivalent share                                  $     2.53 $     (9.91)
                                                   ========== ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       THREE MONTHS ENDED MARCH 31, 1997
                         (IN THOUSANDS, EXCEPT SHARES)

                     -------------------------------------------------------------------------
                                                 SERIES A
                                                PREFERRED
                                                SHARES AT
                            COMMON     COMMON   AGGREGATE ADDITIONAL                     TOTAL
                            SHARES  SHARES AT LIQUIDATION    PAID-IN ACCUMULATED SHAREHOLDERS'
                       OUTSTANDING  PAR VALUE  PREFERENCE    CAPITAL     DEFICIT        EQUITY
                       ----------- ---------  ----------- ---------- ----------- -------------
Balances at December
 31, 1996 (Audited)     1,209,009    $12.090    $139,000  $  985,392  $(205,702)  $  918,702
  Issuance of common
   shares                  92,018      0.920           -      96,531          -       96,532
  Income tax benefit
   from stock options
   exercised                    -          -           -         226          -          226
  Net earnings                  -          -           -           -      5,955        5,955
  Series A Preferred
   Share dividends              -          -           -           -     (2,606)      (2,606)
                       ---------   ---------  ---------   ---------- ---------    ----------
Balances at March 31,
 1997 (Unaudited)       1,301,027    $13.010    $139,000  $1,082,149  $(202,353)  $1,018,809
                       =========   =========  =========   ========== =========    ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                             --------------
                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                     ---------------------
                                                           1997        1996
                                                     ---------   ---------
OPERATING ACTIVITIES:
Net earnings (loss)                                  $   5,955   $  (9,854)
Adjustments to reconcile net earnings (loss) to
 cash flows provided by operating activities:
  Provision for deferred income taxes                    8,445           -
  Minority interests                                     4,984       1,891
  Equity in earnings of unconsolidated investees       (39,035)    (14,963)
  Distributions from unconsolidated investees           20,426      18,428
  Depreciation and amortization                          8,827       5,521
  Other                                                    286         657
Increase in other assets                                (8,529)     (2,416)
Increase in accrued interest on convertible debt        26,665      22,291
Decrease (increase) in accounts payable and accrued
 expenses                                               (7,592)      3,918
                                                     ---------   ---------
    Net cash flows provided by operating activities     20,432      25,473
                                                     ---------   ---------
INVESTING ACTIVITIES:
Real estate properties                                (102,820)    (47,201)
Investment in shares of:
  Security Capital U.S. Realty                         (54,845)    (59,910)
  Security Capital Employee REIT Fund Incorporated     (64,934)          -
Purchase of Homestead Village Incorporated warrants    (10,714)          -
Other                                                   (3,011)       (679)
                                                     ---------   ---------
    Net cash flows used in investing activities       (236,324)   (107,790)
                                                     ---------   ---------
FINANCING ACTIVITIES:
Proceeds from lines of credit                        $ 216,000   $ 111,500
Payments on lines of credit                           (182,750)    (30,500)
Proceeds from mortgage notes payable                    16,250       5,000
Principal payments on mortgage notes payable              (372)       (233)
Proceeds from issuance of convertible debt              96,515           4
Proceeds from issuance of common shares, net of
 expenses                                               96,532           8
Distributions paid to minority interest holders         (6,351)     (3,318)
Proceeds from issuance of stock to minority
 interest holders                                          210         431
Preferred dividends paid                                (2,606)          -
Other                                                      162        (302)
                                                     ---------   ---------
Net cash flows provided by financing activities        233,590      82,590
                                                     ---------   ---------
Net increase in cash and cash equivalents               17,698         273
Cash and cash equivalents, beginning of period          23,662      13,708
                                                     ---------   ---------
Cash and cash equivalents, end of period             $  41,360   $  13,981
                                                     =========   =========
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Liability for securities purchased by Security
 Capital Employee REIT Fund Incorporated             $  12,042   $       -
                                                     =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1997
                                  (UNAUDITED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business:
Security Capital Group Incorporated ("Security Capital"), formerly Security Capital Realty Incorporated, is a corporation organized under the laws of the state of Maryland engaged in real estate research, investment and management. Security Capital has invested in five real estate operating companies (the "Capital Division"). Three such investees are highly focused, fully integrated real estate operating companies formed as real estate investment trusts ("REITs"), which own, develop, acquire, and operate income-producing multifamily properties and distribution facilities. The fourth investee is a European-based company formed with the objective of owning strategic positions in United States real estate operating companies focused on specific subsectors of retail, office and other well researched property types. The fifth investee develops, owns and operates moderately priced, extended-stay lodging properties across the United States. In addition, Security Capital has invested in a real estate investment fund that invests in securities of publicly traded real estate companies in the United States. Security Capital also includes a "Services Division", which provides management and property management services to the companies in which Security Capital has made investments. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services.

Merger:
Security Capital was formed by the merger of two affiliated, but not commonly controlled, entities on January 1, 1995. Security Capital Group Incorporated ("GROUP"), a Delaware corporation, which consisted of the Services Division companies, was merged with and into Security Capital Realty Incorporated ("REALTY"). Subsequently REALTY changed its name to that of its merged affiliate, Security Capital Group Incorporated, and the combined entity is referred to herein as Security Capital. In the merger, all of GROUP's outstanding stock and principal amount of GROUP convertible subordinated debentures were exchanged for REALTY stock and REALTY convertible subordinated debentures due June 30, 2014 (the "2014 Convertible Debentures"). REALTY issued 135,261 shares of common stock, $70,178,000 of 2014 Convertible Debentures and options to acquire 58,772 shares of REALTY common stock and $29,298,000 of 2014 Convertible Debentures for an aggregate securities issuance of $233,708,000. The REALTY options were issued in exchange for GROUP options and warrants held by certain employees and directors and such options are exercisable subject to their prior terms regarding vesting and aggregate exercise price.

The Services Division companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". Accordingly, the excess of the aggregate value of the securities issued ($233,708,000) over the fair value of the net tangible assets acquired ($75,264,000) has been recorded as "Costs incurred in acquiring Services Division from related party" ($158,444,000) in the 1995 Consolidated Statement of Operations.

Principles of Financial Presentation:

The accompanying consolidated financial statements include the results of Security Capital, its majority-owned operating companies (Security Capital Atlantic Incorporated and Homestead Village Incorporated) and its wholly owned Services Division subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest is comprised of the minority shareholders of Security Capital Atlantic Incorporated and Homestead Village Incorporated.

Security Capital accounts for its 20% or greater (but not more than 50%) owned investees by the equity method. For an investee accounted for under the equity method, Security Capital's share of net earnings or losses of the investee is reflected in income as earned and dividends are credited against the investment as received.

Cash and Cash Equivalents:
Security Capital considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Real Estate and Depreciation:
Real estate is carried at cost, which is not in excess of net realizable value. Costs directly related to the acquisition, renovation or development of real estate for Security Capital's majority owned operating companies are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

Repairs and maintenance are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

Depreciation is computed over the expected useful lives of depreciable property on a straight-line basis. Properties are depreciated principally over the useful lives of 20 to 40 years for multifamily and extended-stay buildings and improvements and 2 to 10 years for furnishings and other equipment.

Interest:
Security Capital capitalizes interest as part of the cost of real estate projects under development. During the three months ended March 31, 1997 and 1996, the total interest paid on all outstanding debt was $9,115,000 and $8,023,000, respectively, including $5,913,000 and $2,036,000, respectively, which was capitalized.

Cost of Raising Capital:
Costs incurred in connection with the issuance of common shares are deducted from shareholders' equity. Costs incurred in connection with the issuance or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan in the case of issuance costs or twelve months in the case of renewal costs. Amortization of deferred financing costs included in interest expense for the three months ended March 31, 1997 and 1996 was $714,000 and $658,000, respectively.

Revenue Recognition:
Rental, fee and interest income are recorded on the accrual method of accounting. A provision for possible loss is made when collection of receivables is considered doubtful.

Per Share Data:
Per share data is computed based on weighted average shares outstanding during the period. In the computation of net loss per common share, outstanding options and warrants are not included as common stock equivalents as to do so would have an anti-dilutive effect. In the computation of net earnings per common share, outstanding options and warrants are included as common stock equivalents using the treasury stock method. The conversion of convertible debt into common shares is not assumed as the effect would be anti-dilutive.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements:
Properties and other long-lived assets are periodically evaluated for impairment and provisions for possible losses are made if required. Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of, has been adopted by Security Capital and its affiliates, as required, effective January 1, 1996. The adoption of this accounting standard had no material impact on the financial statements as of the date of adoption.

In March 1997, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"). The new statement is effective December 15, 1997 and will require restatement of prior years' earnings per share; early adoption is not permitted. The adoption of SFAS No. 128 will have no material effect on Security Capital's reported earnings per share.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The FASB has also released Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS No. 129"). Security Capital already complies with the requirements of the standard which is effective for periods ending after December 15, 1997.

Reclassifications:
Certain amounts in the 1996 consolidated financial statements and notes to consolidated financial statements have been reclassified to conform to the 1997 presentation.

General:
In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Security Capital's financial position and results of operations for the interim period.

2. SERVICES DIVISION

Certain Security Capital Services Division subsidiaries, under the terms of separate agreements, manage the operations of the separate REITs ("REIT Managers"), provide property management services to those REITs ("Property Managers") and manage the operations of Security Capital U.S. Realty ("USREALTY") ("Operating Advisor"). Each REIT Manager is paid a REIT management fee based on a percentage of the REIT's pre-management fee cash flow, after deducting actual and assumed regularly scheduled principal payments for long-term debt and dividends paid on non-convertible preferred shares, as defined in the REIT Management Agreements. The fee is generally 16% of cash flow, as so defined, for the REIT. Property management fees are at market rates and are paid separately to Security Capital's property management subsidiaries. The REIT and Property Management Agreements are generally one year in term, renewable annually by the REIT and cancelable upon sixty days notice. The Operating Advisor is paid a management fee of 1.25% of USREALTY's investments at fair value (other than liquid short-term investments and investments in Security Capital). The Operating Advisor agreement dated August 7, 1995 is for a term of two years, renewable every two years on the same terms and cancelable upon sixty days notice.

In late January 1997, Security Capital made a proposal to Security Capital Industrial Trust ("SCI"), Security Capital Pacific Trust ("PTR") and Security Capital Atlantic Incorporated ("ATLANTIC") to exchange the REIT and Property Managers for additional shares of the respective REITs. As a result of the proposed transaction, each of the REITs would become internally managed. The board of trustees or directors of each REIT appointed a special committee comprised of independent directors or trustees to review the proposed transaction.

On March 24, 1997, the board of trustees or directors of SCI, PTR and ATLANTIC each unanimously approved an agreement with Security Capital to exchange its REIT common stock for Security Capital's REIT management and property management companies. The transactions, subject to approval by the shareholders of Security Capital, SCI, PTR and ATLANTIC, are expected to be consummated during the third quarter of 1997. Under the terms of the agreements, SCI, PTR and ATLANTIC will issue $81.9 million, $75.8 million and $54.6 million of their common stock, respectively, in exchange for Security Capital's REIT management and property management companies and operating systems. After giving effect to income taxes and the effect of the investees' accounting for these acquisitions, Security Capital expects the gain on sale of the management companies to SCI and PTR will be approximately $55,000,000. No gain will be recorded on the sale to ATLANTIC as Security Capital consolidates ATLANTIC's accounts.

In order to allow existing shareholders to maintain their relative ownership interests, SCI, PTR and ATLANTIC will conduct rights offerings during the time proxies are solicited from their shareholders. Also, as part of the transaction, Security Capital will issue warrants to acquire $250 million of Class B shares to the common and convertible preferred shareholders of SCI, PTR and ATLANTIC. The warrants are expected to be publicly traded and have a term of twelve months. On April 29, 1997 Security Capital filed a registration statement with the Securities and Exchange Commission covering its initial public offering of Class B shares, which is expected to be effective in the third quarter of 1997.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


REIT, Property and Operating Advisor management fees for the three months ended March 31, 1997 and 1996 were earned from the following sources (in thousands):

                                                             ---
                                                 1997       1996
                                           ---------  ---------
REIT management fees:
  Security Capital Industrial Trust          $ 6,606    $ 4,641
  Security Capital Pacific Trust               4,617      5,555
  Security Capital Atlantic Incorporated       3,029      2,123
                                           ---------  ---------
                                              14,252     12,319
                                           ---------  ---------
Property management fees:
  Security Capital Industrial Trust            4,129      2,070
  Security Capital Pacific Trust               2,689      2,854
  Security Capital Atlantic Incorporated       1,280        920
                                           ---------  ---------
                                               8,098      5,844
                                           ---------  ---------
Security Capital U.S. Realty advisory fee      4,813        288
Administrative services and other fees           641          -
                                           ---------  ---------
Total Services Division revenues              27,804     18,451
  Less amounts eliminated in consolidation     4,834      3,043
                                           ---------  ---------
Consolidated Services Division revenues      $22,970    $15,408
                                           =========  =========

Services Division expenses in the accompanying Consolidated Statements of Operations represent direct operating expenses consisting primarily of payroll, occupancy and related costs.

3. REAL ESTATE INVESTMENTS:

Security Capital holds investments at March 31, 1997 through its wholly owned subsidiary, SC Realty Incorporated ("SC Realty"), as follows:

  . SCI, a publicly held REIT, acquires, develops, markets, operates and owns distribution facilities and develops master-planned distribution parks and build-to-suit facilities throughout the United States and in Mexico and Europe. At March 31, 1997 and December 31, 1996, Security Capital owned 44.08% and 46.00%, respectively, of the issued and outstanding common shares of beneficial interest of SCI. Security Capital accounts for its investment in SCI by the equity method.

  . PTR, a publicly held REIT, primarily owns, develops, acquires and operates income-producing multifamily properties in the western United States. At March 31, 1997 and December 31, 1996, Security Capital owned 36.00% and 36.28%, respectively, of the issued and outstanding common shares of beneficial interest of PTR. Security Capital accounts for its investment in PTR by the equity method.

  . ATLANTIC, a publicly held REIT as of October 18, 1996, owns, acquires, develops and operates income-producing multifamily properties in the southeastern United States. On July 1, 1996, Security Capital purchased 1,250,000 shares of ATLANTIC stock from a minority interest holder at a total cost of $30,663,000. On October 18, 1996 Security Capital purchased an additional 416,666 shares of ATLANTIC in ATLANTIC's initial public offering at a cost of $24 per share. At March 31, 1997 and December 31, 1996, Security Capital owned 56.86% of the issued and outstanding common shares of ATLANTIC. Security Capital consolidates ATLANTIC's accounts in the accompanying consolidated financial statements.

  . USREALTY is a Luxembourg real estate corporation formed at the direction of Security Capital with the objective of becoming one of Europe's preeminent publicly held real estate entities that will principally own real estate through strategic positions in both public and private real estate companies in the United States. Security Capital has funded total subscriptions of $200,000,000 for the common stock of USREALTY ($199,700,000 was invested by Security Capital and $300,000 by Security Capital (EU) Management S.A., a wholly owned subsidiary of Security Capital and the advisor to USREALTY). In

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     addition to the subscriptions, on July 1, 1996, Security Capital purchased 9,132,420 shares of USREALTY in a public European offering at a cost of $11.06 per share and an additional 6,282,241 shares in a public European offering, at a cost of $12.44 a share, on December 17, 1996. Also, during 1996, Security Capital purchased shares of USREALTY with a total value of $34,041,000 in the open market and in a privately negotiated transaction. At March 31, 1997 and December 31, 1996, Security Capital owned 36.92% and 39.44%, respectively, of the issued and outstanding common shares of USREALTY. Security Capital accounts for its investment in USREALTY by the equity method.

  . On October 17, 1996, Security Capital, ATLANTIC and PTR completed the spin-out of their extended stay lodging assets to Homestead Village Incorporated ("Homestead"). As described below, upon consummation of the transaction, Homestead's common shares are held by Security Capital and shareholders of ATLANTIC and PTR. Given the common ownership of the "Homestead assets" before and after the spin-out, Security Capital did not record a gain on this transaction in its consolidated financial statements.

    Security Capital contributed the contractual rights (primarily fees) from the PTR and ATLANTIC REIT management agreements and property management agreements relating to the Homestead properties in exchange for 4,062,788 shares of Homestead common stock, including 1,671,929 shares remaining in escrow which will be released as funds are advanced under the ATLANTIC and PTR Funding Commitment Agreements described below. In addition, Security Capital contributed the Homestead trademark, the operating system and certain Homestead development properties Security Capital had acquired as they were outside the target markets of ATLANTIC and PTR. Security Capital also received 817,694 warrants to purchase Homestead shares at $10 per share in exchange for providing funding to Homestead during the time between the execution of the merger agreement and the closing date and the use of office facilities for one year. Under the terms of the Investor Agreement, Homestead can require Security Capital to exercise all or a portion of its warrants with proper written notice.

    ATLANTIC and PTR contributed assets consisting of operating properties as well as properties under construction or in planning (or the rights to acquire such properties) and ATLANTIC contributed $16.8 million in cash. In addition, ATLANTIC and PTR entered into Funding Commitment Agreements to provide secured financing of up to $111.1 million and $199.0 million, respectively, to Homestead for completing the development and construction of the properties contributed in the transaction. ATLANTIC and PTR received 4,201,220 and 9,485,727 shares, respectively, of Homestead common stock in exchange for the assets contributed and 2,818,517 and 6,363,789 warrants, respectively, to purchase Homestead shares at $10 per share in exchange for entering into the Funding Commitment Agreements. ATLANTIC and PTR will receive convertible mortgage notes from Homestead as fundings occur under the Funding Commitment Agreements. On November 12, 1996 ATLANTIC and PTR distributed the Homestead common stock and warrants to their shareholders of record as of October 29, 1996. This distribution caused Security Capital to receive an additional 5,831,613 shares of Homestead common stock and 3,912,328 warrants to purchase Homestead shares at $10 per share. Additionally, Security Capital made purchases of Homestead warrants in the open market totaling 206,400 shares for $1,313,000. Security Capital exercised $17,500,000 in warrants between October 17, 1996 and December 31, 1996.

    During the first quarter of 1997, Security Capital exercised $15,000,000 of warrants and purchased 1,214,300 Homestead warrants in the open market for $10,714,000. Security Capital's ownership of Homestead's outstanding common shares as of March 31, 1997 and December 31, 1996 was 61.97% and 59.14%, respectively. Security Capital consolidates Homestead's accounts in the accompanying consolidated financial statements.

  . Security Capital Employee REIT Fund ("SC-ERF") is a real estate investment fund that invests in securities of publicly traded real estate companies in the United States. Between December 23, 1996 and March 31, 1997, Security Capital and a wholly owned subsidiary purchased 8,362,849 shares of SC-ERF for $86,903,000. Such amount is included in other assets in the accompanying consolidated balance

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     sheets. Shares of SC-ERF are being offered only to Security Capital, directors, trustees, employees of Security Capital and its affiliates and members of their families and approved 401(k) plans of Security Capital and its affiliates. As of March 31, 1997, a wholly owned subsidiary of Security Capital was the sole shareholder of SC-ERF. Security Capital is not consolidating its investment in SC-ERF as its ownership interest is expected to fall below 50% prior to the end of 1997. Security Capital's equity in earnings of SC-ERF for the three months ended March 31, 1997 of $671,000 is included in other income in the accompanying 1997 consolidated statement of operations.

Security Capital received cash dividends from its investees for the three months ended March 31, 1997 and 1996 as follows (in thousands):


                     1997       1996
               ---------  ---------
     SCI         $11,525    $ 9,937
     PTR           8,901      8,491
     ATLANTIC      8,404      8,349
               ---------  ---------
                 $28,830    $26,777
               =========  =========

The following summarizes real estate investments of Security Capital's consolidated investees as of March 31, 1997 and December 31, 1996 (in thousands):

                                                       ------------------
                                                          1997       1996
                                                    ---------- ----------
     Multifamily properties (ATLANTIC):
       Operating properties                         $  956,345 $  952,770
       Developments under construction                 238,176    194,587
       Developments in planning                         11,625      7,795
       Land held for future development                  2,083      2,083
                                                    ---------- ----------
     Subtotal                                        1,208,229  1,157,235
                                                    ---------- ----------
     Extended-stay lodging properties (Homestead):
       Operating properties                            153,470    129,035
       Developments under construction                 139,869    108,691
       Developments in planning                          9,264     12,256
       Land held for future development                  1,452      1,448
       Land held for sale                                7,361      5,590
                                                    ---------- ----------
     Subtotal                                          311,416    257,020
                                                    ---------- ----------
     Total real estate, at cost                      1,519,645  1,414,255
     Less accumulated depreciation                      56,472     48,882
                                                    ---------- ----------
     Total real estate                              $1,463,173 $1,365,373
                                                    ========== ==========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Presented below is the summary balance sheet information for SCI as of March 31, 1997 and December 31, 1996 (in thousands):

                                                       -----------------
                                                         1997       1996
                                                   ---------- ----------
     Net real estate investments                   $2,466,043 $2,399,600
     Cash and other assets                            112,351     62,706
                                                   ---------- ----------
       Total assets                                $2,578,394 $2,462,306
                                                   ========== ==========
     Total liabilities                             $  824,344 $  805,933
     Minority interest                                 56,472     56,984
     Total shareholders' equity                     1,697,578  1,599,389
                                                   ---------- ----------
       Total liabilities and shareholders' equity  $2,578,394 $2,462,306
                                                   ========== ==========

Presented below is the summary statement of earnings information for SCI for the three months ended March 31, 1997 and 1996 (in thousands):

                                                       -----------------
                                                         1997       1996
                                                   ---------  ---------
     Rental and other income                         $69,231    $50,362
                                                   ---------  ---------
     Expenses:
       Rental expenses, net of recoveries              5,828      6,145
       Depreciation and amortization                  18,048     13,089
       Interest                                       11,375      8,508
       General and administrative, including REIT
        management fee                                 7,524      5,387
                                                   ---------  ---------
                                                      42,775     33,129
                                                   ---------  ---------
     Net earnings before minority interest            26,456     17,233
       Minority interest share in net earnings           895        756
                                                   ---------  ---------
     Net earnings                                     25,561     16,477
       Less Preferred Share dividends                  8,829      4,673
                                                   ---------  ---------
     Net earnings attributable to common shares      $16,732    $11,804
                                                   =========  =========
     Security Capital share of net earnings          $ 7,510    $ 5,705
                                                   =========  =========

Presented below is the summary balance sheet information for PTR as of March 31, 1997 and December 31, 1996 (in thousands):

                                                       -----------------
                                                         1997       1996
                                                   ---------- ----------
     Net real estate investments                   $2,339,191 $2,245,619
     Cash and other assets                            102,786     36,813
                                                   ---------- ----------
       Total assets                                $2,441,977 $2,282,432
                                                   ========== ==========
     Total liabilities                             $1,135,018 $1,014,924
     Total shareholders' equity                     1,306,959  1,267,508
                                                   ---------- ----------
       Total liabilities and shareholders' equity  $2,441,977 $2,282,432
                                                   ========== ==========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary statement of earnings information for PTR for the three months ended March 31, 1997 and 1996 (in thousands):

                                                       -----------------
                                                         1997       1996
                                                   ---------  ---------
     Rental and other income                         $83,494    $76,356
                                                   ---------  ---------
     Expenses:
       Rental expenses                                30,575     30,297
       Depreciation                                   12,049     10,618
       Interest                                       13,961      6,520
       General and administrative, including REIT
        management fee                                 6,633      6,001
                                                   ---------  ---------
                                                      63,218     53,436
                                                   ---------  ---------
     Earnings from operations                         20,276     22,920
       Gain on sale of investments                    25,335      2,923
                                                   ---------  ---------
     Net earnings                                     45,611     25,843
       Less Preferred Share dividends                  5,035      6,388
                                                   ---------  ---------
     Net earnings attributable to common shares      $40,576    $19,455
                                                   =========  =========
     Security Capital share of net earnings          $14,624    $ 7,356
                                                   =========  =========

Presented below is the summary balance sheet information for USREALTY as of March 31, 1997 and December 31, 1996 (in thousands):

                                                       -----------------------
                                                               1997       1996
                                                         ---------- ----------
     Investments in common shares of real estate
      operating companies, at fair value                 $1,669,917 $1,408,140
     Investment in common shares and debentures of
      Security Capital, at cost which approximates fair
      value                                                 110,000     22,500
     Cash and other assets                                    7,070     63,617
                                                         ---------- ----------
       Total assets                                      $1,786,987 $1,494,257
                                                         ========== ==========
     Total liabilities                                   $  184,662 $  175,158
     Total shareholders' equity                           1,602,325  1,319,099
                                                         ---------- ----------
       Total liabilities and shareholders' equity        $1,786,987 $1,494,257
                                                         ========== ==========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary statement of earnings information for USREALTY for the three months ended March 31, 1997 and 1996 (in thousands):

                                                       -------------------------
                                                                 1997       1996
                                                           ---------  ---------
     Revenues:
       Dividends                                             $16,216     $  195
       Realized gains                                          9,292        237
       Increase in unrealized gains                           27,106      4,800
       Other income                                              373        414
                                                           ---------  ---------
                                                              52,987      5,646
                                                           ---------  ---------
     Expenses:
       Interest on line of credit                              4,117          -
       General and administrative, including advisory fee      5,644        541
                                                           ---------  ---------
                                                               9,761        541
                                                           ---------  ---------
     Net earnings                                            $43,226     $5,105
                                                           =========  =========
     Security Capital share of net earnings                  $16,901     $1,902
                                                           =========  =========

4. INDEBTEDNESS:

Lines of Credit:
At March 31, 1997, Security Capital and its consolidated REIT subsidiary, ATLANTIC, had revolving bank lines of credit. Security Capital has a $300,000,000 revolving line of credit with Wells Fargo Realty Advisors, Incorporated ("Wells Fargo") as agent for a group of lenders. The agreement is effective through November 15, 1998 with an option to renew for successive one year periods, with the approval of Wells Fargo and the participating lenders. Borrowings bear interest, at Security Capital's option, at either LIBOR plus 1.50% (1.75% prior to August 19, 1996) or a base rate (defined as the higher of Wells Fargo prime rate or the Federal Funds Rate plus .50%) with interest payable monthly in arrears. Commitment fees range from .125% to .25% per annum based on the average unfunded line of credit balance (such fees were .125% on all unfunded balances prior to October 1, 1996). Security Capital's line is secured by its holdings in SCI, PTR, ATLANTIC, USREALTY and Homestead, including warrants to purchase shares of Homestead's common stock, as well as any unfunded subscriptions for Security Capital's common stock and convertible subordinated debentures. There were no unfunded subscriptions as of March 31, 1997.

The Security Capital line of credit is a primary obligation of SC Realty. Security Capital guarantees the line. SC Realty is a legal entity which is separate and distinct from Security Capital and its affiliates, and has separate assets, liabilities, business functions and operations.

On December 18, 1996, ATLANTIC obtained a $350,000,000 unsecured line of credit from Morgan Guaranty Trust Company of New York ("MGT"), as agent for a group of lenders, that replaced its previous $350,000,000 secured line of credit. Borrowings bear interest at prime, or at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance of 0.1875%. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders.

In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100,000,000 of borrowings under the line of credit. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed rate of interest of 7.46% from February 5, 1996 to December 17, 1996 and 7.335% thereafter. Upon expiration of the existing swap agreement on February 5, 1997, a swap agreement

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

with MGT took effect. The MGT agreement provides for a fixed rate of 7.325% on $100,000,000 of borrowing through February 5, 1998. The interest rate ATLANTIC will pay under the new agreement will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7.2% depending on the rating achieved. ATLANTIC paid $332,000 more in interest during 1996 than was received under the swap agreement. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty, however, ATLANTIC believes the risk of loss is minimal. Each line requires maintenance of certain financial covenants. Security Capital, SC Realty and ATLANTIC were in compliance with all such covenants at March 31, 1997.

A summary of the lines of credit borrowings as of and for the three months ended March 31, 1997 is as follows (dollar amounts in thousands):

     Total lines of credit                             $650,000
     Borrowings outstanding at March 31,               $295,250
     Weighted average daily borrowings                 $314,236
     Maximum borrowings outstanding at any month end   $340,000
     Weighted average daily interest rate                  7.10%
     Weighted average interest rate as of March 31,        7.08%

Mortgage Notes Payable:
Mortgage notes payable, which are obligations of ATLANTIC and Homestead, consisted of the following at March 31, 1997 (dollar amounts in thousands):

----------------------------------------------------------------------------------------
                            INTEREST       MATURITY     PERIODIC PAYMENT       PRINCIPAL
MORTGAGE TYPE                   RATE           DATE                TERMS         BALANCE
-------------             ---------      ---------  --------------------      ---------
Conventional fixed rate       7.000%       9/10/98  (a) fully amortizing       $  5,839
Conventional fixed rate       7.750%      11/01/00           (b)                  1,995
Conventional fixed rate       7.655%       7/01/02           (c)                  5,918
Conventional fixed rate       8.000%       7/10/03           (d)                  5,967
Conventional fixed rate       8.750%       4/01/24    fully amortizing            6,327
Conventional fixed rate       7.125%       3/01/29    fully amortizing            8,005
                                                                              ---------
                                                                                 34,051
                                                                              ---------
Tax exempt fixed rate         6.000%        6/1/07     interest only             14,500
Tax exempt variable rate
 subject to 7 year
 interest rate
 protection agreement         6.480%(f)     6/1/25     interest only             23,085
Tax exempt variable rate
 subject to 7 year
 interest rate
 protection agreement         6.510%(f)     6/1/25     interest only             15,500
Tax exempt variable rate
 subject to 10 year
 interest rate
 protection agreement         6.740%(f)     6/1/25     interest only             64,635
Tax exempt variable note
 subject to 10 year
 interest rate
 protection agreement         6.180%(f)     6/1/25     interest only              5,000
Less amounts held in
 principal reserve fund
 (e)                                                                             (1,353)
                                                                              ---------
                                                                                121,367
                                                                              ---------
Convertible fixed rate
 (g)                          9.000%      10/31/06     interest only            130,728
Less discount                                                                   (12,983)
                                                                              ---------
                                                                                117,745
                                                                              ---------
                                                                               $273,163
                                                                              =========

--------
(a) This loan is callable at the option of the mortgage lender on September 10, 1998 and at subsequent five-year intervals through September 10, 2013.
(b) Interest and principal payments due monthly; balloon payment of $1,849,000 due at maturity.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(c) Interest and principal payments due monthly; balloon payment of $5,539,000 due at maturity.
(d) Interest and principal payments due monthly; balloon payment of $5,556,000 due at maturity.
(e) ATLANTIC has a thirty-year credit enhancement agreement with the Federal National Mortgage Association related to eight tax exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based upon a thirty-year amortization, into a principal reserve account.
(f) Interest rate is fixed through swap agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association.
(g) In connection with the Homestead spin-out transaction described in Note 3, Homestead executed a funding commitment agreement with PTR which provides borrowing capability in the amount of $199,000,000. Under this funding agreement, Homestead may call for funding from PTR through March 31, 1998 for the development of the projects acquired from PTR in the transaction. As a result of the fundings, PTR will receive convertible mortgage notes in stated amounts of up to $221,000,000. The notes are collaterized by Homestead properties.

ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

-----------------------------------------------------------------------------------------------------
 AMOUNTS OF                                     FIXED
    BONDS                 TERM            INTEREST RATE (1)                  ISSUER
 ----------               ----            -----------------                  ------
$23.1 million  June 1995 to June 2002           6.48%       General Re Financial Products Corporation
$64.6 million  June 1995 to June 2005           6.74        Morgan Guaranty Trust Company of NY
$5.0 million   March 1996 to March 2006         6.21        Morgan Guaranty Trust Company of NY
$15.5 million  August 1996 to August 2006       6.50        Morgan Stanley Derivative Products Inc.
                                                ----
Weighted-average interest rate                  6.63%
                                                ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.

ATLANTIC paid $493,000 and $428,000 more in interest during the three months ended March 31, 1997 and 1996, respectively, than was received under the swap agreements. The swap agreements cover the principal amount of the bonds, net of amounts deposited in the principal reserve fund. ATLANTIC pays interest on that portion of bonds not covered by the swap agreements at the variable rates as provided by the mortgage agreements. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparties; however, ATLANTIC believes the risk of loss is minimal.

Real estate with an aggregate undepreciated cost at March 31, 1997 of $51,019,000 and $207,462,000 serves as collateral for the conventional mortgage notes payable and the tax exempt mortgages, respectively.

Homestead issued warrants to PTR in exchange for entering into the funding commitment agreements (Note 3). The costs associated with the issuance of the warrants have been recorded as deferred financing costs. The premium/discount (i.e. the difference between the stated amount and the funded amount), the value attributable to the conversion feature, and the costs associated with the warrants are amortized to interest expense over the term of the related mortgage note payable using a method which approximates the effective interest method. The effective interest rate on the PTR convertible mortgage note payable after giving effect to the related discount, conversion feature, and warrants is estimated to be 13.56%.

The mortgage notes are convertible, at the option of PTR, into common shares of Homestead common stock beginning April 1, 1997. The conversion price is equal to one share of common stock for every $11.50 of principal amount outstanding.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Approximate principal payments due on mortgage notes payable during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

       1997 (nine months from April 1 to December 31)   $  1,164
       1998                                                7,136
       1999                                                1,576
       2000                                                3,554
       2001                                                1,812
       Thereafter                                        257,921
                                                       ---------
                                                        $273,163
                                                       =========

Convertible Debt:
Security Capital's 2014 Convertible Debentures totaling $713,678,000 at March 31, 1997 and $713,677,000 at December 31, 1996 accrue interest at 12% per annum but require semi-annual cash interest payments at a minimum rate per annum of 3.5%. Interest above the minimum may be paid currently or deferred at the option of Security Capital. Any deferred interest accrues interest at 12% and is due upon maturity. The Board of Directors of Security Capital approved a cash interest payment rate of 10.535% and 9.939% per annum for 1997 and 1996, respectively.

Security Capital's convertible subordinated debentures due March 29, 2016 (the "2016 Convertible Debentures") totaling $323,034,000 at March 31, 1997 and $226,520,000 at December 31, 1996 accrue interest at 6.5% per annum and require semi-annual interest payments on the last business day of June and December. Security Capital has received subscriptions from its March 1996 private placement offering for 2016 Convertible Debentures of $323,048,500.

The principal amount of the 2014 and 2016 Convertible Debentures are convertible into Security Capital common stock at $1,046.00 and $1,153.90 per share, respectively, at the option of the holder any time after the earlier to occur of (i) the first anniversary of Security Capital's initial public offering of its common stock, (ii) July 1, 1999 and March 29, 2001 for the 2014 and 2016 Convertible Debentures, respectively, (iii) the consolidation or merger of Security Capital with another entity (other than a merger in which Security Capital is the surviving entity) or any sale or disposition of substantially all the assets of Security Capital or (iv) notice of redemption of the debentures by Security Capital. On conversion of the 2014 Convertible Debentures, any accrued and unpaid deferred interest shall be deemed to be paid in full upon delivery of the common shares to the debenture holder. Security Capital may redeem the 2014 Convertible Debentures at any time and the 2016 Convertible Debentures may be redeemed at any time after March 29, 1999. To redeem the debentures, Security Capital must provide not less than 60 days nor more than 90 days prior written notice to the holders. The redemption price is par plus any accrued and unpaid interest to the redemption date.

5. SHAREHOLDERS' EQUITY:

Security Capital has received subscriptions from its March 1996 private placement offerings of securities totaling $785,097,000. Such subscriptions consist of preferred stock of $139,000,000, common stock of $323,048,500, and 2016 Convertible Debentures of $323,048,500. All subscriptions have been funded as of March 31, 1997. Included in the fundings was $110,000,000 received from USREALTY.

On April 1, 1996 Security Capital issued 139,000 shares of its Series A Cumulative Convertible Redeemable Voting Preferred Stock (Series A Preferred Shares). The Series A Preferred Shares have a liquidation preference of $1,000 per share for an aggregate preference of $139,000,000 plus any accrued but unpaid dividends. The holder of the Series A Preferred Shares is entitled to voting rights, equal to the number of common shares into which the Series A Preferred Shares are convertible, on matters of amendments of Security Capital's Articles of Incorporation and merger of Security Capital, or sale of substantially all assets or liquidation or dissolution, and one-half of such number of common shares on other matters submitted to a vote of the common shareholders. Each Series A

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Preferred Share is convertible, at the option of the holder at any time, into
0.76184 of Security Capital common shares (a conversion price of $1,312.61 per share). In the event that the holder of the Series A Preferred Shares would be prohibited under the Bank Holding Company Act of 1956, as amended, from owning securities constituting or convertible into 5% or more of the outstanding common shares, then the conversion rights of the shares of Series A Preferred Shares by such holder shall be modified as follows: (i) the number of shares of Series A Preferred Shares held by such holder which may then be converted by such holder without resulting in such holder owning 5% or more of the common shares outstanding after such conversion shall be convertible into common shares; and (ii) any shares of Series A Preferred Shares held by such holder in excess of the number of shares which may then be converted as described in clause (i) will not be convertible into common shares until such time as (and only to the extent that) (A) such shares may be converted without resulting in such holder owning 5% or more of the common shares outstanding after such conversion or (B) such shares are held by a person not prohibited from owning securities constituting or convertible into 5% or more of common shares as described above. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash distributions at the rate of 7.5% of the liquidation preference per annum (equivalent to $75.00 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of each March, June, September and December or, if not a business day, the next succeeding business day. The Series A Preferred Shares are redeemable, at the option of Security Capital, after March 31, 1999.

On April 17, 1997 Security Capital shareholders approved an amended and restated charter which created Class A and Class B Shares. All outstanding common stock as of April 18, 1997 was automatically changed to Class A Shares. All references to Security Capital common stock are to Class A Shares unless otherwise noted.

Participants in Security Capital's Debenture Interest Reinvestment Plans may reinvest the cash portion of their interest payments applicable to Security Capital's 2014 and 2016 Convertible Debentures in Security Capital common stock at the estimated fair value per share determined as of the prior quarter end date. As of March 31, 1997, 74,602 shares of Security Capital's common stock have been reserved for issuance under these plans.

6. STOCK OPTION PLANS AND WARRANTS:

Security Capital has stock and convertible debenture option plans for directors, officers and key employees which provide for grants of non-qualified and incentive options. Prior to 1996, all options and warrants were issued in units consisting of common stock and 2014 Convertible Debentures. Such options must be exercised in units which consist of both shares and debentures. In 1996, most option grants were for common stock only. Shares totaling 262,615 have been reserved for options and warrants, including shares obtainable upon conversion of debentures. Under all plans, the option exercise price equals the fair value of the stock or stock and debentures, as applicable as of the date of grant. Vesting of the options commences no more than three years from grant date and options are fully vested no more than six years from grant date. Options expire ten years from date of grant.

Security Capital has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). Accordingly, no compensation cost has been recognized for the option plans. As permitted by SFAS No. 123, Security Capital has applied its provisions to options granted subsequent to December 31, 1994, and considers the resulting pro forma compensation cost to be immaterial for options granted during the three months ended March 31, 1997.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


A summary of the status of Security Capital's stock option plans as of March 31, 1997 and changes during the three months then ended is presented in the following table:

                                  -------------------------------------------
                                                         2014 CONVERTIBLE
                                   COMMON STOCK             DEBENTURES
                               ---------------------  -----------------------
                                                                    WTD. AVG.
                                            WTD. AVG.              CONVERSION
                                   SHARES   EX. PRICE      AMOUNT       PRICE
                               ---------   ---------  -----------  ----------
     Outstanding at December
      31, 1996                   140,314      $  928  $56,739,674     $1,048
       Granted                     1,481       1,238            -          -
       Exercised                       -           -            -          -
       Forfeited                  (3,703)        834   (1,165,164)     1,047
                               ---------   ---------  -----------  ---------
     Outstanding at March 31,
      1997                       138,092      $  934  $55,574,510     $1,047
                               =========   =========  ===========  =========

The following table summarizes information about options and warrants for common stock and convertible debentures outstanding at March 31, 1997:

 ------------------------------------------------------------------------------------
                    OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
 ----------------------------------------------------------- ------------------------
                                        WTD. AVG.  WTD. AVG.                WTD. AVG.
                                        REMAINING  EXERCISE/                EXERCISE/
RNGEAOF EXERCISE AND    NUMBER/AMOUNT CONTRACTUAL CONVERSION NUMBER/AMOUNT CONVERSION
   CONVERSION PRICES      OUTSTANDING        LIFE      PRICE   EXERCISABLE      PRICE
 ---------------------  ------------- ----------- ---------- ------------- ----------
  Stock
  -------------------
            $  100-247         69,314  5.25 years      $ 207        52,209      $ 216
            $  882-948         23,706  8.25 years      $ 943           613      $ 948
            $1139-1239         45,072  9.80 years      $1089             -        n/a
                          -----------                          -----------
                              138,092                               52,822
                          ===========                          ===========
  Convertible Deben-
   tures
  -------------------
             $    1043    $15,279,856  8.25 years      $1043   $   254,980      $1043
            $1046-1191     40,294,654  5.25 years      $1051    29,067,294      $1046
                          -----------                          -----------
                          $55,574,510                          $29,322,274
                          ===========                          ===========

In connection with ATLANTIC's acquisition of a portfolio of multifamily assets in June 1994, Security Capital issued a warrant to the seller to purchase 40,241 shares and $30,500,000 of 2014 Convertible Debentures for an aggregate price of $60,000,000 ($865 per fully converted share).The warrant expires March 31, 1998; however, if Security Capital's common stock is not registered by that date, the warrant will automatically be exercised according to its cashless exercise provisions. Due to its immateriality, no value has been assigned to the warrant in the accompanying consolidated balance sheets.

7. LEASES

Minimum future rental payments due under non-cancelable operating leases, principally for office space, having remaining terms in excess of one year as of March 31, 1997 are as follows (in thousands):

                                                             ----
       YEAR ENDED DECEMBER 31,                             AMOUNT
       -----------------------                         ---------
       1997 (nine months from April 1 to December 31)    $ 2,289
       1998                                                2,566
       1999                                                2,170
       2000                                                1,774
       2001                                                1,496
       Thereafter                                          3,622
                                                       ---------
                                                         $13,917
                                                       =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Lease expense for the three months ended March 31, 1997 and 1996 was $971,900 and $828,400, respectively, including $420,100 and $281,600 in 1997 and 1996, respectively, paid to SCI. Included above are lease agreements with SCI with a total remaining obligation of $10,803,000.

8. INCOME TAXES:

Security Capital accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes ("SFAS No. 109"). Security Capital files a consolidated federal income tax return. Homestead also accounts for income taxes under SFAS No. 109 and its tax effects are included in Security Capital's consolidated financial statements. Homestead files a separate Federal income tax return. ATLANTIC has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, no provisions have been made for federal income taxes for its operations in Security Capital's consolidated financial statements.

Federal income tax expense for the three months ended March 31, 1997 and 1996 consisted of $8,445,000 and none, respectively. Security Capital had tax net operating loss carryforwards of approximately $63,000,000 at March 31, 1997. If not previously utilized, the loss carryforwards will expire beginning 2005 through 2010. Utilization of existing net operating loss carryforwards is limited by IRC Section 382 (limitation on net operating loss carryforwards following ownership change) and the Separate Return Limitation Year rules.

Security Capital's deferred tax assets relate primarily to its net operating loss carryforwards and such deferred tax assets are completely offset by a valuation allowance. Deferred tax liabilities result from Security Capital's investments in equity method operating companies.

9. COMMITMENTS AND CONTINGENCIES

Security Capital and its investees are parties to various claims and routine litigation arising in the ordinary course of business. Based on discussion with legal counsel, Security Capital does not believe that the results of all claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

Security Capital's investees are subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of due diligence procedures, Security Capital's investees conduct Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to Security Capital's results of operations. Security Capital and its investees are not aware of any environmental condition on any of their properties which is likely to have a material adverse effect on financial condition or results of operations.

At March 31, 1997, Security Capital had approximately $243,900,000 of unfunded development commitments for developments under construction, which consist of ATLANTIC and Homestead's commitments of $96,800,000 and $147,100,000, respectively.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, other assets, accounts payable and accrued expenses approximate fair value as of March 31, 1997 and December 31, 1996, because of the short maturity of these instruments. Similarly, the carrying value of line of credit borrowings approximates fair value as of those dates because the interest rates fluctuate based on published market rates. In the opinion of management, the interest rates associated with the conventional mortgages payable and the tax exempt mortgages payable approximate the market interest rates for this type of instrument, and as such, the carrying values approximate fair value at March 31, 1997 and December 31, 1996, in all material respects.

PTR's convertible mortgage notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding. The fair value of the convertible mortgage notes (assuming conversion), based upon the trading price of Homestead's common stock on the American Stock Exchange at March 31, 1997, ($16.875) is $191,829,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Security Capital Group Incorporated:

We have audited the accompanying consolidated balance sheets of Security Capital Group Incorporated and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules referred to below based on our audits. We did not audit the financial statements and accompanying Schedule IIIs of Security Capital Pacific Trust, Security Capital Atlantic Incorporated, Security Capital U.S. Realty and Homestead Village Incorporated, for which the accompanying statements reflect $2,315,847,000 (79.1%) and $1,316,951,000
(71.0%) of the total consolidated assets of Security Capital Group Incorporated and subsidiaries as of December 31, 1996 and 1995, respectively, and $289,515,000 (72.7%), $128,589,000 (64.1%) and $84,841,000 (54.1%) of the total consolidated income in the consolidated statements of operations of Security Capital Group Incorporated and subsidiaries for each of the three years ended December 31, 1996, respectively. Those statements and the accompanying Schedule IIIs were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Group Incorporated and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The attached Schedules I and III are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, based on our audits and the reports of other auditors, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
February 28, 1997

(except with respect to the matters discussed in Note 11, as to which the date is April 18, 1997)

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                                             ------------------

                        ASSETS                               1996        1995
                        ------                         ----------  ----------
Investments, at equity:
  Security Capital Industrial Trust                    $  548,194  $  498,916
  Security Capital Pacific Trust                          374,317     410,793
  Security Capital U.S. Realty                            516,426      20,334
                                                       ----------  ----------
                                                        1,438,937     930,043
                                                       ----------  ----------
Real estate, less accumulated depreciation, held by:
  Security Capital Atlantic Incorporated                1,116,069     865,367
  Homestead Village Incorporated                          249,304           -
                                                       ----------  ----------
                                                        1,365,373     865,367
                                                       ----------  ----------
Total real estate investments                           2,804,310   1,795,410
Cash and cash equivalents                                  23,662      13,708
Other assets                                              101,312      45,938
                                                       ----------  ----------
Total assets                                           $2,929,284  $1,855,056
                                                       ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
  Lines of credit                                      $  262,000  $  272,000
  Mortgage notes payable                                  257,099     118,524
  Convertible debt                                        940,197     718,611
  Accrued interest on convertible debt                     42,450      24,523
  Accounts payable and accrued expenses                    83,427      33,520
  Deferred income taxes                                    30,872           -
                                                       ----------  ----------
Total liabilities                                       1,616,045   1,167,178
                                                       ----------  ----------
Minority interests                                        394,537     159,339
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 20,000,000 shares
   authorized, 1,209,009 and 994,791 shares issued and
   outstanding in 1996 and 1995, respectively                  12          10
  Series A Preferred stock, $.01 par value; 139,000
   shares issued and outstanding in 1996; stated
   liquidation preference of $1,000 per share             139,000           -
  Additional paid-in capital                              985,392     766,298
  Accumulated deficit                                    (205,702)   (237,769)
                                                       ----------  ----------
Total shareholders' equity                                918,702     528,539
                                                       ----------  ----------
Total liabilities and shareholders' equity             $2,929,284  $1,855,056
                                                       ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    ---------------------------

                                                             YEARS ENDED DECEMBER 31,
                                                               1996       1995        1994
                                                         ---------- ----------  ---------
INCOME:
  Equity in earnings of:
    Security Capital Industrial Trust                    $   25,439  $  20,975    $     -
    Security Capital Pacific Trust                           39,864     24,646      8,812
    Security Capital U.S. Realty                            103,170         64          -
  Rental revenues                                           145,907    103,634     55,071
  Services Division revenues from related parties            77,512     49,404          -
  Other income, net                                           6,230      1,811        312
  Security Capital Industrial Trust income                        -          -     71,702
  Security Capital Pacific Incorporated income                    -          -     20,958
                                                         ---------- ----------  ---------
                                                            398,122    200,534    156,855
                                                         ---------- ----------  ---------
EXPENSES:
  Rental expenses                                            58,259     40,534     23,052
  Services Division expenses                                 79,296     56,317          -
  Depreciation and amortization                              26,598     18,109      8,770
  Interest expense--convertible debt                         93,912     78,785     29,647
  Interest expense--other obligations                        23,312     25,019     14,481
  Loss on exchange of convertible notes for stock and
   debentures                                                     -          -      5,650
  General, administrative and other                          32,617     20,197      6,172
  Costs incurred in acquiring Services Division from
   related party                                                  -    158,444          -
  Security Capital Industrial Trust expenses                      -          -     46,561
  Security Capital Pacific Incorporated expenses                  -          -     15,030
                                                         ---------- ----------  ---------
                                                            313,994    397,405    149,363
                                                         ---------- ----------  ---------
Earnings (loss) before income taxes and minority
 interests                                                   84,128   (196,871)     7,492
Provision for income taxes                                   30,872          -          -
Minority interests in net earnings of subsidiaries           13,370      4,763     15,177
                                                         ---------- ----------  ---------
Net earnings (loss)                                          39,886   (201,634)    (7,685)
Less Series A Preferred Stock dividends                       7,819          -          -
                                                         ---------- ----------  ---------
Net earnings (loss) attributable to common shares
 and common equivalent shares                            $   32,067  $(201,634)  $ (7,685)
                                                         ========== ==========  =========
Weighted average common shares outstanding                1,133,711    896,681    458,945
                                                         ========== ==========  =========
Net earnings (loss) per common share and common
 equivalent share                                        $    28.28 $  (224.87)  $ (16.74)
                                                         ========== ==========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                         (IN THOUSANDS, EXCEPT SHARES)

                     ----------------------------------------------------------

                                                          SERIES A
                                                         PREFERRED
                                                          STOCK AT
                                    COMMON     COMMON    AGGREGATE ADDITIONAL                      TOTAL
                                    SHARES  SHARES AT  LIQUIDATION    PAID-IN  ACCUMULATED SHAREHOLDERS'
                               OUTSTANDING  PAR VALUE   PREFERENCE    CAPITAL      DEFICIT        EQUITY
                               ----------- ---------   ----------- ----------  ----------- -------------
Balances at December 31, 1993     246,322    $ 2.463     $      -  $ 298,964     $ (5,143)  $  293,823
 Subscriptions receivable
  collected                        19,281      0.193            -     26,994            -       26,994
 Sale of subscriptions for
  common shares, net of
  offering costs                  587,081      5.870            -    690,646            -      690,652
 Less subscriptions
  receivable                     (243,862)    (2.439)           -   (215,086)           -     (215,088)
 Distribution of convertible
  subordinated debentures               -          -            -   (417,185)           -     (417,185)
 Cash distributions                     -          -            -          -      (11,652)     (11,652)
 Net loss                               -          -            -          -       (7,685)      (7,685)
                               ---------   ---------   ---------   ---------   ---------    ----------
Balances at December 31, 1994     608,822    $ 6.087     $      -  $ 384,333     $(24,480)  $  359,859
 Retirement of shares in
  connection with the
  purchase of GROUP               (40,252)    (0.403)           -    (26,618)     (11,655)     (38,273)
 Issuance of shares in
  connection with the
  purchase of GROUP               135,261      1.353            -    163,529            -      163,530
 Issuance of common shares on
  January 1 for 7.25% and 7%
  convertible notes                43,493      0.435            -     26,643            -       26,644
 Subscriptions receivable
  collected                       243,862      2.439            -    215,086            -      215,088
 Exercise of stock options            538      0.005            -        140            -          140
 Interest Reinvestment Plan         3,683      0.037            -      3,536            -        3,536
 Issuance of common shares             26          -            -         24            -           24
 Repurchase of common shares         (642)    (0.006)           -       (375)           -         (375)
 Net loss                               -          -            -          -     (201,634)    (201,634)
                               ---------   ---------   ---------   ---------   ---------    ----------
Balances at December 31, 1995     994,791    $ 9.947     $      -  $ 766,298    $(237,769)  $  528,539
 Sale of subscriptions for
  common shares, net of
  offering costs                  307,958      3.080            -    320,116            -      320,119
 Less subscriptions
  receivable                      (92,012)    (0.920)           -    (96,521)           -      (96,522)
 Issuance of Series A
  preferred stock                       -          -      139,000          -            -      139,000
 Repurchase of common shares      (12,326)    (0.123)           -    (11,483)           -      (11,483)
 Interest Reinvestment Plans        5,214      0.052            -      5,516            -        5,516
 Exercise of stock options          5,353      0.054            -      1,430            -        1,430
 Issuance of common shares             31          -            -         36            -           36
 Net earnings                           -          -            -          -       39,886       39,886
 Series A preferred stock
  dividends                             -          -            -          -       (7,819)      (7,819)
                               ---------   ---------   ---------   ---------   ---------    ----------
Balances at December 31, 1996   1,209,009    $12.090     $139,000  $ 985,392    $(205,702)  $  918,702
                               =========   =========   =========   =========   =========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   ----------------------------

                                              YEARS ENDED DECEMBER 31,
                                          ----------------------------------
                                                1996        1995        1994
                                          ---------   ---------   ----------
OPERATING ACTIVITIES:
Net earnings (loss)                       $  39,886   $(201,634)  $   (7,685)
Adjustments to reconcile net earnings
 (loss) to cash flows provided by
 operating activities:
  Costs incurred in acquiring Services
   Division                                       -     158,444            -
  Provision for deferred income taxes        30,872           -            -
  Minority interests                         13,370       4,763       15,177
  Equity in earnings of unconsolidated
   investees                               (168,473)    (45,685)      (8,812)
  Distributions from unconsolidated
   investees                                 74,653      62,838       13,169
  Depreciation and amortization              26,598      18,109        8,770
  Amortization of deferred financing
   costs                                      2,923       2,404        1,283
  Other                                      (2,792)          -            -
Increase in other assets                    (21,172)     (5,053)      (3,830)
Increase in accrued interest on
 convertible debt                            17,927      18,195        6,807
Increase in accounts payable and accrued
 expenses                                    20,799       1,289       16,822
Net operating cash flows of:
  Security Capital Industrial Trust               -           -       22,121
  Security Capital Pacific Incorporated           -           -        1,680
                                          ---------   ---------   ----------
        Net cash flows provided by
         operating activities                34,591      13,670       65,502
                                          ---------   ---------   ----------
INVESTING ACTIVITIES:
  Real estate properties                   (396,578)   (259,008)    (392,718)
  Disposition of real estate properties      61,872      23,859            -
  Investment in shares of:
    Security Capital Industrial Trust       (64,528)   (100,113)           -
    Security Capital Pacific Trust                -     (50,000)     (73,843)
    Security Capital U.S. Realty           (392,922)       (300)           -
  Purchase of Security Capital Atlantic
   Incorporated minority interest           (30,700)    (83,972)           -
  Advances on notes receivable from
   Security Capital U.S. Realty                   -     (53,000)           -
  Payment on notes receivable from
   Security Capital U.S. Realty                   -      33,030            -
  Cash acquired in purchase of GROUP              -       4,940            -
  Other                                      (9,453)     (9,354)           -
  Net investing cash flows of:
    Security Capital Industrial Trust             -           -     (631,871)
    Security Capital Pacific
     Incorporated                                 -           -     (132,921)
                                          ---------   ---------   ----------
        Net cash flows used in investing
         activities                        (832,309)   (493,918)  (1,231,353)
                                          ---------   ---------   ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                          YEARS ENDED DECEMBER 31,
                                      ----------------------------------
                                            1996        1995        1994
                                      ---------   ---------   ----------
FINANCING ACTIVITIES:
  Proceeds from lines of credit       $ 778,000   $ 695,000   $  999,121
  Payments on lines of credit          (788,000)   (734,525)    (717,596)
  Proceeds from mortgage notes
   payable                               45,863           -            -
  Principal payments on mortgage
   notes payable                         (1,101)     (7,001)        (190)
  Increase in accounts payable--
   developments                           6,599           -            -
  Proceeds from issuance of
   convertible debt                     229,426     184,990       48,228
  Proceeds from sale of common
   shares, net of expenses              230,579     218,786      502,560
  Proceeds from sale of preferred
   stock                                139,000           -            -
  Distributions paid to shareholders          -           -      (11,652)
  Distributions paid to minority
   interest holders                     (19,090)     (8,404)      (3,887)
  Debt issuance costs                    (5,688)     (6,265)      (9,303)
  Proceeds from issuance of stock to
   minority interest holders            219,226     144,884        3,348
  Repurchase of common shares           (11,483)       (375)           -
  Retirement of convertible debt         (7,840)       (194)           -
  Preferred dividends paid               (7,819)          -            -
  Net financing cash flows of:
    Security Capital Industrial Trust         -           -      312,608
    Security Capital Pacific
     Incorporated                             -           -       43,652
                                      ---------   ---------   ----------
        Net cash flows provided by
         financing activities           807,672     486,896    1,166,889
                                      ---------   ---------   ----------
Net increase in cash and cash
 equivalents                              9,954       6,648        1,038
Cash and cash equivalents, beginning
 of year                                 13,708       7,060        6,022
                                      ---------   ---------   ----------
Cash and cash equivalents, end of
 year                                 $  23,662   $  13,708   $    7,060
                                      =========   =========   ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                              YEARS ENDED DECEMBER 31,
                                          ---------------------------------
                                                1996        1995        1994
                                          ---------   ---------   ---------
NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
Homestead purchase from PTR:
  Depreciated cost of assets acquired      $177,983   $       -    $      -
  Liabilities assumed                       (11,818)          -           -
  Convertible mortgages issued              (75,946)          -           -
  Reallocation of investment in PTR to
   Homestead                                (42,376)          -           -
  Minority interest contributed             (48,271)          -           -
  Net cash acquired                             428           -           -
                                          ---------   ---------   ---------
                                           $      -   $       -    $      -
                                          =========   =========   =========
Dividend distribution declared for 1st
 quarter 1997 to minority interest
 holders                                   $  6,375   $       -    $      -
                                          =========   =========   =========
Purchase of GROUP on January 1, 1995:
  Fair value of identifiable assets
   acquired, net of cash                   $      -    $ 86,476    $      -
  Costs incurred in acquiring Services
   Division                                       -     158,444           -
  Liabilities assumed                             -     (16,152)          -
  Securities issued                               -    (233,708)          -
  Net cash acquired                               -       4,940           -
                                          ---------   ---------   ---------
                                           $      -   $       -    $      -
                                          =========   =========   =========
Exchange of 7.25% and 7.0% convertible
 notes:
  Issuance of securities to convertible
   note holders:
    -convertible subordinated debentures   $      -   $  32,947    $      -
    -common stock, including value
     attributable to induced conversion           -      26,644           -
  Retirement of 7.25% and 7.0%
   convertible notes                              -     (53,201)          -
  Loss on exchange of convertible notes           -      (5,650)          -
  Reduction in interest accrued on
   convertible notes                              -        (740)          -
                                          ---------   ---------   ---------
                                           $      -   $       -    $      -
                                          =========   =========   =========
Assumption of existing mortgage notes
 payable in conjunction with real estate
 acquired                                  $ 17,867   $  24,678    $274,086
                                          =========   =========   =========
Exchange of ownership interest in
 Security Capital Pacific Incorporated
 for ownership interest in Security
 Capital Pacific Trust                     $      -   $ 135,996    $      -
                                          =========   =========   =========
Receipt of Security Capital U.S. Realty
 shares in satisfaction of indebtedness    $      -   $  19,970    $      -
                                          =========   =========   =========
Reduction of mortgages payable upon sale
 of property                               $      -   $  (6,500)   $      -
                                          =========   =========   =========
Increase in minority interest as
 consideration for real estate acquired    $      -   $       -    $100,000
                                          =========   =========   =========
Minority ownership interest contributed    $      -   $       -    $ 16,780
                                          =========   =========   =========
Distribution of convertible subordinated
 debentures                                $      -   $       -    $417,185
                                          =========   =========   =========
Disposition proceeds applied to real
 estate purchase                           $      -   $       -    $    113
                                          =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business:
Security Capital Group Incorporated ("Security Capital"), formerly Security Capital Realty Incorporated, is a corporation organized under the laws of the state of Maryland engaged in the creation and operation of real estate operating companies. Security Capital has invested in five operating companies (the "Capital Division"). Three such investees are highly focused, fully integrated real estate operating companies formed as real estate investment trusts (REITs), which own, develop, acquire, and operate income-producing multifamily properties and distribution facilities. The fourth investee is a European-based company formed with the objective of owning strategic positions in United States real estate operating companies focused on specific subsectors of retail, office and other well researched property types. The fifth investee develops, owns and operates moderately priced, extended-stay lodging properties across the United States. Security Capital also includes a "Services Division", which provides management and property management services to the companies in which Security Capital has made investments. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services.

Merger:
Security Capital was formed by the merger of two affiliated, but not commonly controlled, entities on January 1, 1995. Security Capital Group Incorporated ("GROUP"), a Delaware corporation, which consisted of the Services Division companies, was merged with and into Security Capital Realty Incorporated ("REALTY"). Subsequently REALTY changed its name to that of its merged affiliate, Security Capital Group Incorporated, and the combined entity is referred to herein as Security Capital. For purposes of determining the value of GROUP's Services Division companies acquired by REALTY on January 1, 1995, Security Capital calculated for the six month period ending December 31, 1994 and for each of the years ending December 31, 1997, 1996 and 1995, the projected management fees, net of operating overhead, which Security Capital would have received under existing management agreements for assets currently owned or forecasted to be owned by the operating companies during this time period. Security Capital then multiplied the 1997 net operating income derived from such fees by a multiple of 9.0x and discounted this value along with the net operating income derived from such fees between 1994 and 1996 back to July 1, 1994 using an annual discount rate of 17.5%. In the merger, all of GROUP's outstanding stock and principal amount of GROUP convertible subordinated debentures were exchanged for REALTY stock and REALTY convertible subordinated debentures due June 30, 2014 (the "2014 Convertible Debentures"). REALTY issued 135,261 shares of common stock, $70,178,000 of 2014 Convertible Debentures and options to acquire 58,772 shares of REALTY common stock and $29,298,000 of 2014 Convertible Debentures for an aggregate securities issuance of $233,708,000. The REALTY options were issued in exchange for GROUP options and warrants held by certain employees and directors and such options are exercisable subject to their prior terms regarding vesting and aggregate exercise price.

The Services Division companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". Accordingly, the excess of the aggregate value of the securities issued ($233,708,000) over the fair value of the net tangible assets acquired ($75,264,000) has been recorded as "Costs incurred in acquiring Services Division from related party" ($158,444,000) in the accompanying 1995 Consolidated Statement of Operations.

Principles of Financial Presentation:
The accompanying consolidated financial statements include the results of Security Capital, its majority-owned operating companies (Security Capital Atlantic Incorporated and Homestead Village Incorporated) and its wholly owned Services Division subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest is comprised of the minority shareholders of Security Capital Atlantic Incorporated and Homestead Village Incorporated.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Security Capital accounts for its 20% or greater (but not more than 50%) owned investees by the equity method. For an investee accounted for under the equity method, Security Capital's share of net earnings or losses of the investee is reflected in income as earned and dividends are credited against the investment as received.

Cash and Cash Equivalents:
Security Capital considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

Real Estate and Depreciation:
Real estate is carried at cost, which is not in excess of net realizable value. Costs directly related to the acquisition, renovation or development of real estate for Security Capital's majority-owned operating companies are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

Repairs and maintenance are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

Depreciation is computed over the expected useful lives of depreciable property on a straight-line basis. Properties are depreciated principally over the useful lives of 20 to 40 years for multifamily and extended-stay buildings and improvements and 2 to 10 years for furnishings and other equipment.

Interest:

Security Capital capitalizes interest as part of the cost of real estate projects under development. During 1996, 1995 and 1994, the total interest paid on all outstanding debt was $100,423,000, $82,336,000 and $46,760,000, respectively, including $11,448,000, $4,404,000 and $3,184,000, respectively, which was capitalized.

Cost of Raising Capital:
Costs incurred in connection with the issuance of common shares are deducted from shareholders' equity. Costs incurred in connection with the issuance or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan in the case of issuance costs or twelve months in the case of renewal costs. Amortization of deferred financing costs included in interest expense for the years ended December 31, 1996, 1995 and 1994 was $2,923,000, $2,404,000 and $2,387,000, respectively.

Revenue Recognition:
Rental, fee and interest income are recorded on the accrual method of accounting. A provision for possible loss is made when collection of receivables is considered doubtful.

Per Share Data:
Per share data is computed based on weighted-average shares outstanding during the period. In the computation of net loss per common share, outstanding options and warrants are not included as common stock equivalents as to do so would have an anti-dilutive effect. In the computation of net earnings per common share, outstanding options and warrants are included as common stock equivalents using the treasury stock method. The conversion of convertible debt into common shares is not assumed as the effect would be anti-dilutive.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncement:
Properties and other long-lived assets are periodically evaluated for impairment and provisions for possible losses are made if required. Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Long-Lived Assets And For Long-Lived Assets To Be Disposed Of, has been adopted by Security Capital and its affiliates, as required, effective January 1, 1996. The adoption of this accounting standard had no material impact on the financial statements as of the date of adoption.

Reclassifications:
Certain amounts in the 1995 and 1994 consolidated financial statements and notes to consolidated financial statements have been reclassified to conform to the 1996 presentation.

2. SERVICES DIVISION

Certain Security Capital Services Division subsidiaries, under the terms of separate agreements, manage the operations of the separate REITs ("REIT Managers"), provide property management services to those REITs ("Property Managers") and manage the operations of Security Capital U.S. Realty ("USREALTY") ("Operating Advisor"). Each REIT Manager is paid a REIT management fee based on a percentage of the REIT's pre-management fee cash flow, after deducting actual and assumed regularly scheduled principal payments for long-term debt and dividends paid on non-convertible preferred shares, as defined in the REIT Management Agreements. The fee is generally 16% of cash flow, as so defined, for the REIT. Property management fees are at market rates and are paid separately to Security Capital's property management subsidiaries. The REIT and Property Management Agreements are generally one year in term, renewable annually by the REIT and cancelable upon sixty days notice. The Operating Advisor is paid a management fee of 1.25% of USREALTY's investments at fair value (other than liquid short-term investments and investments in Security Capital). The Operating Advisor agreement dated August 7, 1995 is for a term of two years, renewable every two years on the same terms and cancelable upon sixty days notice.

There were no Services Division revenues reported for the year ended 1994. These subsidiaries were acquired January 1, 1995 in the GROUP/REALTY merger. See Note 1.

In late January 1997, Security Capital made a proposal to Security Capital Industrial Trust, Security Capital Pacific Trust and Security Capital Atlantic Incorporated to exchange the REIT and Property Managers for additional shares of the respective REITs. As a result of the proposed transaction, each of the REITs would become internally managed. The board of trustees or directors of each REIT has appointed a special committee comprised of independent directors or trustees to review the proposed transaction. The proposed transaction is subject to approval (see Note 11) by each REIT's special committee as well as its board of directors or trustees and shareholders.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

REIT, Property and Operating Advisor management fees for the years ended December 31, 1996 and 1995 were earned from the following sources (in thousands):

                                                     ------------------

                                                              1996       1995
                                                        ---------  ---------
      REIT management fees:
        Security Capital Industrial Trust                 $21,472    $14,207
        Security Capital Pacific Trust                     22,191     20,354
        Security Capital Pacific Incorporated                   -        581
        Security Capital Atlantic Incorporated             10,445      6,923
                                                        ---------  ---------
                                                           54,108     42,065
                                                        ---------  ---------
      Property management fees:
        Security Capital Industrial Trust                  11,781      5,251
        Security Capital Pacific Trust                     11,466      8,805
        Security Capital Pacific Incorporated                   -        107
        Security Capital Atlantic Incorporated              4,244      3,499
                                                        ---------  ---------
                                                           27,491     17,662
                                                        ---------  ---------
      Security Capital U.S. Realty advisory fee             8,041         99
      Security Capital Markets Group Incorporated fees      2,561          -
                                                        ---------  ---------
      Total Services Division revenues                     92,201     59,826
        Less amounts eliminated in consolidation           14,689     10,422
                                                        ---------  ---------
      Consolidated Services Division revenues             $77,512    $49,404
                                                        =========  =========

Services Division expenses in the accompanying Consolidated Statements of Operations represent direct operating expenses consisting primarily of payroll, occupancy and related costs.

3. REAL ESTATE INVESTMENTS:

Security Capital holds investments at December 31, 1996 through its wholly-owned subsidiary, SC Realty Incorporated ("SC Realty"), as follows:

  . Security Capital Industrial Trust ("SCI"), a publicly held REIT, acquires, develops, markets, operates and owns distribution facilities and develops master-planned distribution parks and build-to-suit facilities throughout the United States. At December 31, 1996 and 1995, Security Capital owned 46.00% and 48.33%, respectively, of the issued and outstanding common shares of beneficial interest of SCI. During 1996 and 1995, Security Capital accounted for its investment in SCI by the equity method as Security Capital's ownership in SCI fell below 50% upon completion of SCI's September 1995 rights offering. In 1994, Security Capital consolidated SCI's accounts.

  . Security Capital Pacific Trust ("PTR"), a publicly held REIT, primarily owns, develops, acquires and operates income-producing multifamily properties in the western United States. On March 23, 1995, Security Capital Pacific Incorporated ("PACIFIC"), a real estate investment trust owned 97.61% by Security Capital, was merged with and into PTR, and PTR changed its name to Security Capital Pacific Trust. In the merger each share of PACIFIC was converted into 0.611 shares of PTR. At December 31, 1996 and 1995, Security Capital owned 36.28% and 37.93%, respectively, of the issued and outstanding common shares of beneficial interest of PTR.

     Security Capital accounts for its investment in PTR by the equity method. Due to PACIFIC's merger into PTR in 1995, Security Capital has accounted for its investment in PACIFIC in 1995 by the equity method and combined such amounts with PTR's in the accompanying 1995 consolidated financial statements. In 1994, Security Capital consolidated PACIFIC's accounts.

  . Security Capital Atlantic Incorporated ("ATLANTIC"), a publicly held REIT as of October 18, 1996, owns, acquires, develops and operates income-producing multifamily properties in the southeastern United States. In consideration for Security Capital's participation in ATLANTIC's March 31, 1995 and

                      SECURITY CAPITAL GROUP INCORPORATED
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     November 15, 1995 private placement offerings, ATLANTIC assumed Security Capital's Put Obligations to purchase 3,750,000 shares of ATLANTIC stock, owned by the holder of the Put Obligations, at a total cost of $83,920,000. On July 1, 1996, Security Capital purchased 1,250,000 shares of ATLANTIC stock from a minority interest holder at a total cost of $30,663,000. On October 18, 1996, Security Capital purchased an additional 416,666 shares of ATLANTIC in ATLANTIC's initial public offering at a cost of $24 per share. At December 31, 1996 and 1995, Security Capital owned 56.86% and 71.60%, respectively, of the issued and outstanding common shares of ATLANTIC. Security Capital consolidates ATLANTIC's accounts in the accompanying consolidated financial statements.

  . USREALTY is a Luxembourg real estate corporation formed at the direction of Security Capital with the objective of becoming one of Europe's preeminent publicly held real estate entities that will principally own real estate through strategic positions in both public and private real estate companies in the United States. Security Capital made its first investment of $19,970,000 in USREALTY, by converting $19,970,000 of the principal of a $53,000,000 note receivable to an investment in 1,997,000 shares of USREALTY, on October 30, 1995 as part of its subscription commitment. Security Capital has funded total subscriptions of $200,000,000 for the common stock of USREALTY ($199,700,000 was invested by Security Capital and $300,000 by Security Capital (EU) Management S.A., a wholly-owned subsidiary of Security Capital and the advisor to USREALTY). In addition to the subscriptions, on July 1, 1996, Security Capital purchased 9,132,420 shares of USREALTY in a public European offering at a cost of $11.06 per share and an additional 6,282,241 shares in a public European offering, at a cost of $12.44 a share, on December 17, 1996. Also, during 1996, Security Capital purchased shares of USREALTY with a total value of $34,041,000 in the open market and in a privately negotiated transaction. At December 31, 1996 and 1995 Security Capital owned 39.44% and 32.20%, respectively, of the issued and outstanding common shares of USREALTY. Security Capital accounts for its investment in USREALTY by the equity method.

  . On October 17, 1996, Security Capital, ATLANTIC and PTR completed the spin-off of their extended stay lodging assets to Homestead Village Incorporated ("Homestead"). As described below, upon consummation of the transaction, Homestead's common shares were held by Security Capital and shareholders of ATLANTIC and PTR. Given the common ownership of the "Homestead assets" before and after the spin-out, Security Capital did not record a gain on this transaction in its consolidated financial statements.

    Security Capital contributed the contractual rights (primarily fees) from the PTR and ATLANTIC REIT management agreements and property management agreements relating to the Homestead properties in exchange for 4,062,788 shares of Homestead common stock, including 2,150,892 shares which are in escrow and will be released as funds are advanced under the ATLANTIC and PTR Funding Commitment Agreements described below. In addition, Security Capital contributed the Homestead trademark, the operating system and certain Homestead development properties Security Capital had acquired as they were outside the target markets of ATLANTIC and PTR. Security Capital also received 817,694 warrants to purchase Homestead shares at $10 per share in exchange for providing funding to Homestead during the time between the execution of the merger agreement and the closing date and the use of office facilities for one year. Under the terms of an Investor Agreement, Homestead can require Security Capital to exercise all or a portion of its warrants with proper written notice.

    ATLANTIC and PTR contributed assets consisting of operating properties as well as properties under construction or in planning (or the rights to acquire such properties) and ATLANTIC contributed $16.8 million in cash. In addition, ATLANTIC and PTR entered into Funding Commitment Agreements to provide secured financing of up to $111.1 million and $199.0 million, respectively, to Homestead for completing the development and construction of the properties contributed in the transaction. ATLANTIC and PTR received 4,201,220 and 9,485,727 shares, respectively, of Homestead common stock in exchange for the assets contributed and 2,818,517 and 6,363,789 warrants, respectively, to purchase Homestead shares at $10 per share in exchange for entering into the Funding Commitment Agreements. ATLANTIC and PTR will receive convertible mortgage notes from Homestead as fundings occur under the Funding

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Commitment Agreements. On November 12, 1996 ATLANTIC and PTR distributed the Homestead common stock and warrants to their shareholders of record as of October 29,1996. This distribution caused Security Capital to receive an additional 5,831,613 shares of Homestead common stock and 3,912,328 warrants to purchase Homestead shares at $10 per share. Additionally, Security Capital made purchases of Homestead warrants in the open market totaling 206,400 shares for $1,312,807. Security Capital exercised $17,500,000 in warrants between October 17, 1996 and December 31, 1996.

    Security Capital's ownership of Homestead's outstanding common shares as of December 31, 1996 was 59.14%. In 1996, Security Capital consolidated Homestead's accounts in the accompanying consolidated financial statements.

Security Capital received dividends from its investees for the years ended December 31, 1996, 1995 and 1994 as follows (in thousands):

                                           ----------------------------

                      1996       1995       1994
                ---------  ---------  ---------
      SCI         $40,689    $32,233    $18,886
      PTR          33,963     28,244     13,169
      PACIFIC           -      2,361      5,389
      ATLANTIC     33,975     26,715     10,761
                ---------  ---------  ---------
                 $108,627    $89,553    $48,205
                =========  =========  =========

The following summarizes real estate investments of Security Capital's consolidated investees as of December 31, 1996 and 1995 (in thousands):

                                                     ------------------

                                                           1996       1995
                                                     ---------- ---------
      Multifamily properties (ATLANTIC):
        Operating properties                         $  952,770  $781,083
        Developments under construction                 194,587    95,293
        Developments in planning                          7,795    11,258
        Land held for future development                  2,083     1,294
                                                     ---------- ---------
      Subtotal                                        1,157,235   888,928
                                                     ---------- ---------
      Extended-stay lodging properties (Homestead):
        Operating properties                            129,035         -
        Developments under construction                 108,691         -
        Developments in planning                         12,256         -
        Land held for future development                  1,448         -
        Land held for sale                                5,590         -
                                                     ---------- ---------
      Subtotal                                          257,020         -
                                                     ---------- ---------
      Total real estate, at cost                      1,414,255   888,928
      Less accumulated depreciation                      48,882    23,561
                                                     ---------- ---------
      Total real estate                              $1,365,373  $865,367
                                                     ========== =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary balance sheet information for SCI as of December 31, 1996 and 1995 (in thousands):

                                                     ------------------

                                                          1996       1995
                                                    ---------- ----------
      Net real estate investments                   $2,399,600 $1,771,264
      Cash and other assets                             62,706     62,708
                                                    ---------- ----------
        Total assets                                $2,462,306 $1,833,972
                                                    ========== ==========
      Total liabilities                             $  805,933 $  639,040
      Minority interest                                 56,984     58,741
      Total shareholders' equity                     1,599,389  1,136,191
                                                    ---------- ----------
        Total liabilities and shareholders' equity  $2,462,306 $1,833,972
                                                    ========== ==========

Presented below is the summary statement of earnings information for SCI for the years ended December 31, 1996 and 1995 (in thousands):

                                                    ---------------------
                                                          1996       1995
                                                    ---------  ---------
      Rental and other income                        $233,434   $159,556
                                                    ---------  ---------
      Expenses:
        Rental expenses, net of recoveries             26,674     18,460
        Depreciation and amortization                  59,850     39,767
        Interest                                       38,819     32,005
        General and administrative, including REIT
         management fee                                25,410     17,280
                                                    ---------  ---------
                                                      150,753    107,512
                                                    ---------  ---------
      Net earnings before minority interest            82,681     52,044
        Minority interest share in net earnings         3,326      3,331
                                                    ---------  ---------
      Net earnings                                     79,355     48,713
        Less Preferred Share dividends                 25,895      6,698
                                                    ---------  ---------
      Net earnings attributable to common shares     $ 53,460   $ 42,015
                                                    =========  =========
      Security Capital share of net earnings         $ 25,439   $ 20,975
                                                    =========  =========

Presented below is the summary balance sheet information for PTR as of December 31, 1996 and 1995 (in thousands):

                                                    ---------------------
                                                          1996       1995
                                                    ---------- ----------
      Net real estate investments                   $2,245,619 $1,789,731
      Cash and other assets                             36,813     51,268
                                                    ---------- ----------
        Total assets                                $2,282,432 $1,840,999
                                                    ========== ==========
      Total liabilities                             $1,014,924 $  565,331
      Total shareholders' equity                     1,267,508  1,275,668
                                                    ---------- ----------
        Total liabilities and shareholders' equity  $2,282,432 $1,840,999
                                                    ========== ==========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary statement of earnings information for PTR for the years ended December 31, 1996, 1995 and 1994 (in thousands) (1995 information includes the operating results of PACIFIC):

                                           ----------------------------

                                                     1996       1995       1994
                                               ---------  ---------  ---------
      Rental and other income                   $326,246   $267,496   $186,105
                                               ---------  ---------  ---------
      Expenses:
        Rental expenses                          128,122    104,046     79,013
        Depreciation                              44,887     36,685     24,614
        Interest                                  35,288     19,584     19,442
        General and administrative, including
         REIT management fee                      24,730     22,862     16,317
                                               ---------  ---------  ---------
                                                 233,027    183,177    139,386
                                               ---------  ---------  ---------
      Earnings from operations                    93,219     84,319     46,719
        Gain on sale of investments               37,492          -          -
                                               ---------  ---------  ---------
      Net earnings                               130,711     84,319     46,719
        Less Preferred Share dividends            24,167     21,823     16,100
                                               ---------  ---------  ---------
      Net earnings attributable to common
       shares                                   $106,544   $ 62,496   $ 30,619
                                               =========  =========  =========
      Security Capital share of net earnings    $ 39,864   $ 24,646   $  8,812
                                               =========  =========  =========

Presented below is the summary balance sheet information for USREALTY as of December 31, 1996 and 1995 (in thousands):

                                                          ---------------------
                                                                1996       1995
                                                          ---------- ---------
      Investments in common shares of real estate
       operating companies, at fair value                 $1,408,140   $54,780
      Investment in common shares and debentures of
       Security Capital, at cost which approximates fair
       value                                                  22,500         -
      Cash and other assets                                   63,617     8,620
                                                          ---------- ---------
        Total assets                                      $1,494,257   $63,400
                                                          ========== =========
      Total liabilities                                   $  175,158   $   252
      Total shareholders' equity                           1,319,099    63,148
                                                          ---------- ---------
        Total liabilities and shareholders' equity        $1,494,257   $63,400
                                                          ========== =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary statement of earnings information for USREALTY for the year ended December 31, 1996 and the period from inception (July 1, 1995) to December 31, 1995 (in thousands):

                                                        ---------------------
                                                              1996       1995
                                                        ---------  ---------
      Revenues:
        Dividends                                        $ 32,163       $504
        Realized gains                                      3,480          -
        Unrealized gains                                  252,294        126
        Other income                                        2,673         84
                                                        ---------  ---------
                                                          290,610        714
                                                        ---------  ---------
      Expenses:
        Interest on line of credit                          6,168        163
        General and administrative, including advisory
         fee                                               15,729        349
                                                        ---------  ---------
                                                           21,897        512
                                                        ---------  ---------
      Net earnings                                       $268,713       $202
                                                        =========  =========
      Security Capital share of net earnings             $103,170       $ 64
                                                        =========  =========

4. INDEBTEDNESS:

Lines of Credit:
At December 31, 1996, Security Capital and its consolidated REIT subsidiary, ATLANTIC, had revolving bank lines of credit. Security Capital has a $300,000,000 revolving line of credit with Wells Fargo Realty Advisors, Incorporated ("Wells Fargo") as agent for a group of lenders. The agreement is effective through November 15, 1998 with an option to renew for successive one year periods, with the approval of Wells Fargo and the participating lenders. Borrowings bear interest, at Security Capital's option, at either LIBOR plus 1.50% (1.75% prior to August 19, 1996) or a base rate (defined as the higher of Wells Fargo prime rate or the Federal Funds Rate plus .50%) with interest payable monthly in arrears. Commitment fees range from .125% to .25% per annum based on the average unfunded line of credit balance (such fees were .125% on all unfunded balances prior to October 1, 1996). Security Capital's line is secured by its holdings in SCI, PTR, ATLANTIC, USREALTY and Homestead, including warrants to purchase shares of Homestead's common stock, as well as any unfunded subscriptions for Security Capital's common stock and convertible subordinated debentures. Subscriptions receivable for Security Capital's 1996 private placement offering totaled $193,045,000 as of December 31, 1996.

The Security Capital line of credit is a primary obligation of SC Realty. Security Capital guarantees the line. SC Realty is a legal entity which is separate and distinct from Security Capital and its affiliates, and has separate assets, liabilities, business functions and operations.

Dividends, redemptions, repurchases of stock, or other payments or transfers in respect of such stock are limited to 95% of Security Capital's cash flow available for distribution if no event of default has occurred and is continuing. During default, no such payments other than mandatory interest on subordinated debentures may be made. Additionally, dividends, redemptions, repurchases of stock, or other payments or transfers in respect of such stock are limited to 100% of SC Realty's cash flow available for distribution if no event of default has occurred and is continuing. During default, no such payments may be made.

On December 18, 1996, ATLANTIC obtained a $350,000,000 unsecured line of credit from Morgan Guaranty Trust Company of New York ("MGT"), as agent for a group of lenders, that replaced its previous $350,000,000 secured line of credit. Borrowings bear interest at prime, or at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC currently pays a commitment fee on the average unfunded line of credit

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

balance of 0.1875%. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders.

In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100,000,000 of borrowings under the line of credit. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed rate of interest of 7.46% from February 5, 1996 to December 17, 1996 and 7.335% thereafter. Upon expiration of the existing swap agreement on February 5, 1997, a swap agreement with MGT took effect. The MGT agreement provides for a fixed rate of 7.325% on $100,000,000 of borrowing through February 5, 1998. The interest rate ATLANTIC will pay under the new agreement will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7% depending on the rating achieved. ATLANTIC paid $332,000 more in interest during 1996 than was received under the swap agreement. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

Each line requires maintenance of certain financial covenants. Security Capital, SC Realty and ATLANTIC were in compliance with all such covenants at December 31, 1996.

A summary of the lines of credit borrowings as of and for the years ended December 31, 1996 and 1995 is as follows (dollar amounts in thousands):

                                                     ------------------

                                                               1996        1995
                                                         ---------   ---------
      Total lines of credit                               $650,000    $600,000
      Borrowings outstanding at December 31,              $262,000    $272,000
      Weighted average daily borrowings                   $268,600    $238,650
      Maximum borrowings outstanding at any month end     $353,000    $383,500
      Weighted average daily interest rate                    7.34%       7.95%
      Weighted average interest rate as of December 31,       7.29%       7.70%

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Mortgage Notes Payable:
Mortgage notes payable, which are obligations of ATLANTIC and Homestead, consisted of the following at December 31, 1996 (dollar amounts in thousands):

                                      -----------------------------------------

                              INTEREST    MATURITY         PERIODIC  PRINCIPAL
MORTGAGE TYPE                     RATE        DATE    PAYMENT TERMS    BALANCE
-------------                 --------    -------- ---------------- ---------
Conventional fixed rate        7.125%      3/1/29  fully amortizing  $  8,021
Conventional fixed rate         8.75%      4/1/24  fully amortizing     6,343
Conventional fixed rate          7.0%      9/1/13  fully amortizing     5,888
Conventional fixed rate        7.750%     11/1/00        (a)            2,004
Conventional fixed rate        7.655%     7/01/02        (c)            5,933
Conventional fixed rate          8.0%     7/10/03        (b)            5,979
                                                                    ---------
                                                                       34,168
                                                                    ---------
Tax exempt fixed rate            6.0%      6/1/07   interest only      14,500
Tax exempt variable rate
 subject to 7 year interest
 rate protection agreement      6.48%(e)   6/1/25   interest only      23,085
Tax exempt variable rate
 subject to 7 year interest
 rate protection agreement      6.51%(e)   6/1/25   interest only      15,500
Tax exempt variable rate
 subject to 10 year interest
 rate protection agreement      6.74%(e)   6/1/25   interest only      64,635
Tax exempt variable note
 subject to 10 year interest
 rate protection agreement      6.18%(e)   6/1/25   interest only       5,000
Less amounts held in
 principal reserve fund (d)                                            (1,098)
                                                                    ---------
                                                                      121,622
                                                                    ---------
Convertible fixed rate (f)       9.0%     10/31/06  interest only     112,639
Less discount                                                         (11,330)
                                                                    ---------
                                                                      101,309
                                                                    ---------
                                                                     $257,099
                                                                    =========

--------
(a) Interest and principal payments due monthly; balloon payment of $1,849,000 due at maturity.
(b) Interest and principal payments due monthly; balloon payment of $5,556,000 due at maturity.
(c) Interest and principal payments due monthly; balloon payment of $5,539,000 due at maturity.
(d) ATLANTIC has a thirty-year credit enhancement agreement with the Federal National Mortgage Association related to eight tax-exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based upon a thirty-year amortization, into a principal reserve account.
(e) Interest rate is fixed through swap agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association.
(f) In connection with the Homestead spin-out transaction described in Note 3, Homestead executed a funding commitment agreement with PTR which provides borrowing capability in the amount of $199,000,000. Under this funding agreement, Homestead may call for funding from PTR through March 31, 1998 for the development of the projects acquired from PTR in the transaction. As a result of the fundings, PTR will receive convertible mortgage notes in stated amounts of up to $221,000,000. The notes are collaterized by Homestead properties.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

--------------------------------------------------------------------------------

 AMOUNTS OF                                    FIXED
    BONDS                 TERM            INTEREST RATE (1)                  ISSUER
 ----------               ----            ----------------                   ------
$23.1 million  June 1995 to June 2002           6.48%       General Re Financial Products Corporation
$64.6 million  June 1995 to June 2005           6.74        Morgan Guaranty Trust Company of NY
$5.0 million   March 1996 to March 2006         6.18        Morgan Guaranty Trust Company of NY
$15.5 million  August 1996 to August 2006       6.51        Morgan Stanley Derivative Products Inc.
                                                ----
Weighted-average interest rate                  6.64%
                                                ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.

ATLANTIC paid $1,832,000 more in interest during 1996 and $575,000 more in interest during 1995 than was received under the swap agreements. The swap agreements cover the principal amount of the bonds, net of amounts deposited in the principal reserve fund. ATLANTIC pays interest on that portion of bonds not covered by the swap agreements at the variable rates as provided by the mortgage agreements. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparties; however, ATLANTIC believes the risk of loss is minimal.

Real estate with an aggregate undepreciated cost at December 31, 1996 of $50,714,000 and $206,963,000 serves as collateral for the conventional mortgage notes payable and the tax-exempt mortgages, respectively.

Homestead issued warrants to PTR in exchange for entering into the funding commitment agreements (Note 3). The costs associated with the issuance of the warrants have been recorded as deferred financing costs. The premium/discount (i.e. the difference between the stated amount and the funded amount), the value attributable to the conversion feature, and the costs associated with the warrants are amortized to interest expense over the term of the related mortgage note payable using a method which approximates the effective interest method. The effective interest rate on the PTR convertible mortgage note payable after giving effect to the related discount, conversion feature, and warrants is estimated to be 13.56%.

The mortgage notes are convertible, at the option of PTR, into common shares of Homestead common stock beginning April 1, 1997. The conversion price is equal to one share of common stock for every $11.50 of principal amount outstanding.

Approximate principal payments due on mortgage notes payable during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

           1997        $  1,537
           1998           1,654
           1999           1,765
           2000           3,760
           2001           2,037
           Thereafter   246,346
                       --------
                       $257,099
                       ========

Convertible Debt:
Security Capital's 2014 Convertible Debentures totaling $713,677,000 at December 31, 1996 and $718,611,000 at December 31, 1995 accrue interest at 12% per annum but require semi-annual cash interest payments at a minimum rate per annum of 3.5%. Interest above the minimum may be paid currently or deferred at the option of Security

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Capital. Any deferred interest accrues interest at 12% and is due upon maturity. The Board of Directors of Security Capital approved a cash interest payment rate of 9.939% and 9.376% per annum for 1996 and 1995, respectively.

Security Capital's convertible subordinated debentures due March 29, 2016 (the "2016 Convertible Debentures") totaling $226,520,000 at December 31, 1996 and none at December 31, 1995 accrue interest at 6.5% per annum and require semi-annual interest payments on the last business day of June and December. Security Capital has received subscriptions from its March 1996 private placement offering for 2016 Convertible Debentures of $323,048,500.

The principal amount of the 2014 and 2016 Convertible Debentures are convertible into Security Capital common stock at $1,046.00 and $1,153.90 per share, respectively, at the option of the holder any time after the earlier to occur of (i) the first anniversary of Security Capital's initial public offering of its common stock, (ii) July 1, 1999 and March 29, 2001 for the 2014 and 2016 Convertible Debentures, respectively, (iii) the consolidation or merger of Security Capital with another entity (other than a merger in which Security Capital is the surviving entity) or any sale or disposition of substantially all the assets of Security Capital or (iv) notice of redemption of the debentures by Security Capital. On conversion of the 2014 Convertible Debentures, any accrued and unpaid deferred interest shall be deemed to be paid in full upon delivery of the common shares to the debenture holder. Security Capital may redeem the 2014 Convertible Debentures at any time and the 2016 Convertible Debentures may be redeemed at any time after March 29, 1999. To redeem the debentures, Security Capital must provide not less than 60 days nor more than 90 days prior written notice to the holders. The redemption price is par plus any accrued and unpaid interest to the redemption date.

5. SHAREHOLDERS' EQUITY:

Security Capital has received subscriptions from its March 1996 private placement offerings of securities totaling $785,097,000. Such subscriptions consist of preferred stock of $139,000,000, common stock of $323,048,500, and 2016 Convertible Debentures of $323,048,500.

On April 1, 1996 Security Capital issued 139,000 shares of its Series A Cumulative Convertible Redeemable Voting Preferred Stock ("Series A Preferred Shares"). The Series A Preferred Shares have a liquidation preference of $1,000 per share for an aggregate preference of $139,000,000 plus any accrued but unpaid dividends. The holder of the Series A Preferred Shares is entitled to voting rights, equal to the number of common shares into which the Series A Preferred Shares are convertible, on matters of amendments of Security Capital's Articles of Incorporation and merger of Security Capital, or sale of substantially all assets or liquidation or dissolution, and one-half of such number of common shares on other matters submitted to a vote of the common shareholders. Each Series A Preferred Share is convertible, at the option of the holder at any time, into 0.76184 of Security Capital common shares (a conversion price of $1,312.61 per share). In the event that the holder of the Series A Preferred Shares would be prohibited under the Bank Holding Company Act of 1956, as amended, from owning securities constituting or convertible into 5% or more of the outstanding common shares, then the conversion rights of the shares of Series A Preferred Shares by such holder shall be modified as follows: (i) the number of shares of Series A Preferred Shares held by such holder which may then be converted by such holder without resulting in such holder owning 5% or more of the common shares outstanding after such conversion shall be convertible into common shares; and (ii) any shares of Series A Preferred Shares held by such holder in excess of the number of shares which may then be converted as described in clause (i) will not be convertible into common shares until such time as (and only to the extent that) (A) such shares may be converted without resulting in such holder owning 5% or more of the common shares outstanding after such conversion or (B) such shares are held by a person not prohibited from owning securities constituting or convertible into 5% or more of common shares as described above. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash distributions at the rate of 7.5% of the liquidation preference per annum (equivalent to $75.00 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of each March, June, September and December or, if not a business day, the next succeeding business day. The Series A Preferred Shares are redeemable, at the option of Security Capital, after March 31, 1999.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Through December 31, 1996 Security Capital has received fundings for the issuance of 215,946 shares of common stock ($226,526,000) and 2016 Convertible Debentures ($226,526,000). Included in the fundings was $22,500,000 received from USREALTY. USREALTY has committed to a total subscription of $110,000,000 in Security Capital's offering.

Participants in Security Capital's Debenture Interest Reinvestment Plans may reinvest the cash portion of their interest payments applicable to Security Capital's 2014 and 2016 Convertible Debentures in Security Capital common stock at the estimated fair value per share determined as of the prior quarter end date. As of December 31, 1996, 74,602 shares of Security Capital's common stock have been reserved for issuance under these plans.

6. STOCK OPTION PLANS AND WARRANTS:

Security Capital has stock and convertible debenture option plans for directors, officers and key employees which provide for grants of non-qualified and incentive options. Prior to 1996, all options and warrants were issued in units consisting of common stock and 2014 Convertible Debentures. Such options must be exercised in units which consist of both shares and debentures. In 1996, most option grants were for common stock only. Shares totaling 262,615 have been reserved for options and warrants, including shares obtainable upon conversion of debentures. Under all plans, the option exercise price equals the fair value of the stock or stock and debentures, as applicable as of the date of grant. Vesting of the options commences no more than three years from grant date and options are fully vested no more than six years from grant date. Options expire ten years from date of grant.

Security Capital has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the option plans. As permitted by Statement 123, Security Capital has applied its provisions to options granted subsequent to December 31, 1994. Since the Statement 123 method of accounting has not been applied to options granted prior to 1995, the resulting pro forma compensation cost may not be representative of such costs to be expected in future years. The pro forma effect of Statement 123 is summarized as follows (in thousands, except share data):

                                                     ------------------

                                                    1996       1995
                                              ---------  ---------
      Net earnings (loss)--as reported          $24,145   $(51,112)
      Net earnings (loss)--pro forma            $20,915   $(52,762)
      Earnings (loss) per share--as reported    $ 21.30   $ (57.00)
      Earnings (loss) per share--pro forma      $ 18.45   $ (58.84)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rates of 6.32% and 6.26%; expected lives of seven years for 1996 and 1995; expected dividends--none; and expected volatility of 20% for both years.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


A summary of the status of Security Capital's stock option plans at December 31, 1996, 1995 and 1994 and changes during the years then ended is presented in the following table:

                                        ---------------------------------------

                                                          2014 CONVERTIBLE
                                   COMMON STOCK              DEBENTURES
                             ------------------------- -----------------------
                                                                     WTD. AVG.
                                         WTD. AVG. EX.              CONVERSION
                                 SHARES          PRICE      AMOUNT       PRICE
                             ---------   ------------- -----------  ----------
Outstanding at December 31,
 1993                            14,259         $  242 $10,374,616      $1,046
  Granted                         3,627            242   2,693,450       1,046
  Exercised                           -              -           -           -
  Forfeited                        (146)           242    (110,876)      1,046
                             ---------      ---------  -----------  ---------
Outstanding at December 31,
 1994                            17,740            242  12,957,190       1,046
                             ---------      ---------  -----------  ---------
  Granted--GROUP merger          58,772            203  29,298,305       1,046
  Other grants                   24,141            948  16,597,259       1,043
  Exercised                        (538)           213    (174,682)      1,046
  Forfeited                        (879)           213    (461,286)      1,046
                             ---------      ---------  -----------  ---------
Outstanding at December 31,
 1995                            99,236            672  58,216,786       1,045
                             ---------      ---------  -----------  ---------
  Granted                        47,982          1,132   2,099,880       1,133
  Exercised                      (5,353)           217  (2,659,650)      1,046
  Forfeited                      (1,551)           785    (917,342)      1,045
                             ---------      ---------  -----------  ---------
Outstanding at December 31,
 1996                           140,314         $  928 $56,739,674      $1,048
                             =========      =========  ===========  =========

The following table summarizes information about options and warrants for common stock and debentures outstanding at December 31, 1996:

--------------------------------------------------------------------------------

                   OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
----------------------------------------------------------- ------------------------
                                       WTD. AVG.  WTD. AVG.                WTD. AVG.
                                       REMAINING  EXERCISE/                EXERCISE/
RANGE OF EXERCISE AND  NUMBER/AMOUNT CONTRACTUAL CONVERSION NUMBER/AMOUNT CONVERSION
    CONVERSION PRICES    OUTSTANDING        LIFE      PRICE   EXERCISABLE      PRICE
---------------------  ------------- ----------- ---------- ------------- ----------
      Stock
      ---------------
          $   123-247         72,462   5.5 years      $ 215        52,023      $ 216
          $       948         23,706   8.5 years      $ 948           372      $ 948
          $ 1139-1239         44,146    10 years      $1140             -        n/a
                         -----------                          -----------
                             140,314                               52,395
                         ===========                          ===========
      Convertible De-
             bentures
      ---------------
          $      1043    $15,737,733   8.5 years      $1043   $   254,980      $1043
          $1046-$1191     41,001,941   5.5 years      $1051    29,067,294      $1046
                         -----------                          -----------
                         $56,739,674                          $29,322,274
                         ===========                          ===========

The weighted-average fair value per share of options granted during 1996 and 1995 was $447 and $368, respectively.

In connection with ATLANTIC's acquisition of a portfolio of multifamily assets in June 1994, Security Capital issued a warrant to the seller to purchase 40,241 shares and $30,500,000 of 2014 Convertible Debentures for an aggregate price of $60,000,000 ($865 per fully converted share).The warrant expires March 31, 1998; however, if Security Capital's common stock is not registered by that date, the warrant will automatically be exercised according to its cashless exercise provisions. Due to its immateriality, no value has been assigned to the warrant in the accompanying consolidated balance sheets.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. LEASES

Minimum future rental payments due under non-cancelable operating leases, principally for office space, having remaining terms in excess of one year as of December 31, 1996 are as follows (in thousands):

                        ---------
           YEAR ENDED
           DECEMBER
           31,              AMOUNT
           ----------   ---------
           1997           $ 2,984
           1998             2,503
           1999             2,101
           2000             1,701
           2001             1,423
           Thereafter       3,391
                        ---------
                          $14,103
                        =========

Lease expense for the years ended December 31, 1996 and 1995 was $3,659,000 and $2,692,000, respectively, including $1,390,000 and $813,000 in 1996 and 1995, respectively, paid to SCI. There was no lease expense during 1994. Included above are lease agreements with SCI with a total remaining obligation of $10,647,000.

8. INCOME TAXES:

Security Capital accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes. Security Capital files a consolidated Federal income tax return. Homestead also accounts for income taxes under Statement 109 and its tax effects are included in Security Capital's consolidated financial statements. Homestead files a separate Federal income tax return. ATLANTIC has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, no provisions have been made for Federal income taxes for its operations in Security Capital's consolidated financial statements.

Federal income tax expense for the years ended December 31, 1996 and 1995 consisted of deferred tax provisions of $30,872,000 and none, respectively. Prior to 1995, Security Capital had elected to be taxed as a REIT; therefore there is no tax provision for 1994. Security Capital terminated its REIT status as of January 1, 1995 as a result of the merger with GROUP.

A reconciliation of income tax expense computed at the applicable Federal tax rate of 35% in 1996 and 1995 to the amount recorded in the consolidated financial statements is as follows (in thousands):

                                                     ---------------------
                                                           1996        1995
                                                     ---------   ---------
      Computed expected provision/(benefit)            $29,445    $(68,904)
      ATLANTIC minority interest                        (4,840)     (1,667)
      Change in valuation allowance                     (2,674)     15,315
      Net deferred tax assets in consolidated
       subsidiaries                                     10,824           -
      Costs incurred in acquiring Services Division          -      55,455
      Other                                             (1,883)       (199)
                                                     ---------   ---------
                                                       $30,872    $      -
                                                     =========   =========

Security Capital had tax net operating loss carryforwards of approximately $61,000,000 at December 31, 1996 and 1995. If not previously utilized, the loss carryforwards will expire beginning 2005 through 2010. Utilization of existing net operating loss carryforwards is limited by IRC Section 382 (limitation on net operating loss carryforwards following ownership change) and the Separate Return Limitation Year ("SRLY") rules.

As mentioned above, prior to 1995, Security Capital elected to be taxed as a REIT. For 1994, total distributions per share were $791.00, consisting of $33.50 in cash distributions and a $757.50 debenture distribution. For Federal income tax purposes, the estimated taxability of distributions was as follows-- ordinary income ($7.91 per share); return of capital ($783.09 per share). Also, for the period that Security Capital elected to be taxed as a REIT, its Accumulated Deficit included only ordinary income and did not include any undistributed net realized gains on disposition of real estate.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1996 and 1995, are as follows (in thousands):

                                                     ---------------------
                                                           1996        1995
                                                     ---------   ---------
      Deferred tax assets:
        Security Capital's net operating loss
         carryforwards ("NOL's")                      $ 21,375    $ 21,375
        Homestead's NOL's                                1,112           -
        Loan costs                                       3,547           -
        Investments in equity method operating
         companies                                           -       2,674
                                                     ---------   ---------
        Gross deferred tax assets                       26,034      24,049
        Homestead valuation allowance                   (4,659)          -
        Security Capital valuation allowance           (21,375)    (24,049)
                                                     ---------   ---------
        Gross deferred tax assets, net of valuation
         allowances                                          -           -
                                                     ---------   ---------
      Deferred tax liabilities:
        Investments in equity method operating
         companies                                      30,872           -
                                                     ---------   ---------
      Net deferred tax liability                      $ 30,872     $     -
                                                     =========   =========

9. COMMITMENTS AND CONTINGENCIES

Security Capital and its investees are parties to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, Security Capital does not believe that the results of all claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

Security Capital's investees are subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of due diligence procedures, Security Capital's investees conduct Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to Security Capital's results of operations. Security Capital and its investees are not aware of any environmental condition on any of their properties which is likely to have a material adverse effect on financial condition or results of operations.

At December 31, 1996, Security Capital had approximately $323,353,000 of unfunded development commitments for developments under construction. ATLANTIC and Homestead's commitments were $95,900,000 and $227,453,000, respectively.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, other assets, accounts payable and accrued expenses approximates fair value as of December 31, 1996 and 1995 because of the short maturity of these instruments. Similarly, the carrying value of line of credit borrowings approximates fair value as of those dates because the interest rates fluctuate based on published market rates. In the opinion of management, the interest rates associated with the conventional mortgages payable and the tax exempt mortgages payable approximate the market interest rates for this type of instrument, and as such, the carrying values approximate fair value at December 31, 1996 and 1995, in all material respects.

PTR's convertible mortgage notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding. The fair value of the convertible mortgage notes (assuming conversion), based upon the trading price of Homestead's common stock on the American Stock Exchange at December 31, 1996, ($18.00) is $176,304,000.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11. SUBSEQUENT EVENTS

On March 24, 1997, the board of trustees or directors of SCI, PTR and ATLANTIC each unanimously approved an agreement with Security Capital to exchange its REIT common stock for Security Capital's REIT management and property management companies. The transactions, subject to approval by the shareholders of Security Capital SCI, PTR and ATLANTIC, are expected to be consummated during the third quarter of 1997. Under the terms of the agreements, SCI, PTR and ATLANTIC, will issue $81.9 million, $75.8 million and $54.6 million of their common stock, respectively, in exchange for Security Capital's REIT management and property management companies and operating systems. After giving effect to income taxes and the effect of the investees' accounting for these acquisitions, Security Capital expects the gain on sale of the management companies to SCI and PTR will be approximately $55,000,000. No gain will be recorded on the sale to ATLANTIC as Security Capital consolidates ATLANTIC's accounts.

In order to allow existing shareholders to maintain their relative ownership interests, SCI, PTR and ATLANTIC will conduct rights offerings during the time proxies are solicited from their shareholders. Also, as part of the transaction, Security Capital will issue warrants to acquire $250 million of Class B shares to the common and convertible preferred shareholders of SCI, PTR and ATLANTIC. The warrants are expected to be publicly traded and have a term of twelve months. Security Capital expects to file a registration statement with the Securities and Exchange Commission covering its initial public offering of Class B shares in the third quarter of 1997.

On April 17, 1997 Security Capital shareholders approved an amended and restated charter which created Class A and Class B Shares. All outstanding common stock as of April 18, 1997 was automatically changed to Class A Shares. All references to Security Capital common stock are to Class A Shares unless otherwise noted.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                        BALANCE SHEETS (UNCONSOLIDATED)
                           DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                             ------------------

                        ASSETS                               1996        1995
                        ------                         ----------  ----------
Investments in and advances to subsidiaries            $1,882,028  $1,261,540
Cash and cash equivalents                                   7,876         535
Other assets                                               18,464      11,347
                                                       ----------  ----------
Total assets                                           $1,908,368  $1,273,422
                                                       ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
  Convertible debt                                     $  940,197  $  718,611
  Accrued interest on convertible debt                     42,450      24,523
  Accounts payable and accrued expenses                     7,019       1,749
                                                       ----------  ----------
Total liabilities                                         989,666     744,883
                                                       ----------  ----------
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 20,000,000 shares
   authorized, 1,209,009 and 994,791 shares issued and
   outstanding in 1996 and 1995, respectively                  12          10
  Series A Preferred stock, $.01 par value; 139,000
   shares issued and outstanding in 1996; stated
   liquidation preference of $1,000 per share             139,000           -
  Additional paid-in capital                              985,392     766,298
  Accumulated deficit                                    (205,702)   (237,769)
                                                       ----------  ----------
Total shareholders' equity                                918,702     528,539
                                                       ----------  ----------
Total liabilities and shareholders' equity             $1,908,368  $1,273,422
                                                       ==========  ==========



     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                   STATEMENTS OF OPERATIONS (UNCONSOLIDATED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                                YEARS ENDED DECEMBER 31,
                                            --------------------------------
                                                  1996       1995        1994
                                            ---------  ---------   ---------
INCOME:
  Equity in earnings of subsidiaries         $130,445  $  36,074    $ 34,554
  Interest and other income                     7,384      3,631       1,421
                                            ---------  ---------   ---------
                                              137,829     39,705      35,975
                                            ---------  ---------   ---------
EXPENSES:
  Interest expense--convertible debt           93,912     78,785      29,647
  Interest expense--line of credit                  -      1,374       5,617
  Loss on exchange of convertible notes for
   stock and debentures                             -          -       5,650
  General, administrative and other             4,031      2,736       2,746
  Costs incurred in acquiring Services
   Division from related party                      -    158,444           -
  Provision for income taxes                        -          -           -
                                            ---------  ---------   ---------
                                               97,943    241,339      43,660
                                            ---------  ---------   ---------
Net earnings (loss)                            39,886   (201,634)     (7,685)
Less Series A Preferred Stock dividends         7,819          -           -
                                            ---------  ---------   ---------
Net earnings (loss) attributable to common
 shares                                      $ 32,067  $(201,634)   $ (7,685)
                                            =========  =========   =========




     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                   STATEMENTS OF CASH FLOWS (UNCONSOLIDATED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                               YEARS ENDED DECEMBER 31,
                                           ---------------------------------
                                                 1996        1995        1994
                                           ---------   ---------   ---------
OPERATING ACTIVITIES:
Net earnings (loss)                        $   39,886  $ (201,634) $   (7,685)
Adjustments to reconcile net earnings
 (loss) to cash flows provided by
 operating activities:
  Equity in earnings of subsidiaries         (130,445)    (36,074)    (34,554)
  Distributions from subsidiaries              51,964      47,500      48,205
  Costs incurred in acquiring Services
   Division                                         -     158,444           -
Increase in other assets                       (6,765)     (3,388)     (3,456)
Increase in accrued interest on
 convertible debt                              17,927      18,195       6,807
Increase (decrease) in accounts payable
 and accrued expenses                           5,269      (5,010)      6,124
                                           ---------   ---------   ---------
      Net cash flows provided by (used in)
       operating activities                   (22,164)    (21,967)     15,441
                                           ---------   ---------   ---------
INVESTING ACTIVITIES:
  Investments in and advances to
   subsidiaries                              (542,008)   (245,244)   (711,324)
  Other                                          (350)      5,166       8,000
                                           ---------   ---------   ---------
      Net cash flows used in investing
       activities                            (542,358)   (240,078)   (703,324)
                                           ---------   ---------   ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of convertible
   debt                                       229,426     184,990      48,228
  Proceeds from sale of common shares, net
   of expenses                                230,579     218,786     502,560
  Proceeds from line of credit                      -           -     790,800
  Payments on line of credit                        -    (141,425)   (662,275)
  Proceeds from sale of preferred stock       139,000           -           -
  Distributions paid to shareholders                -           -     (11,652)
  Repurchase of common shares                 (11,483)       (375)          -
  Retirement of convertible debt               (7,840)       (194)          -
  Preferred dividends paid                     (7,819)          -           -
                                           ---------   ---------   ---------
      Net cash flows provided by financing
       activities                             571,863     261,782     667,661
                                           ---------   ---------   ---------
Net increase (decrease) in cash and cash
 equivalents                                    7,341        (263)    (20,222)
Cash and cash equivalents, beginning of
 year                                             535         798      21,020
                                           ---------   ---------   ---------
Cash and cash equivalents, end of year     $    7,876  $      535  $      798
                                           =========   =========   =========


     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                   STATEMENTS OF CASH FLOWS (UNCONSOLIDATED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                               YEARS ENDED DECEMBER 31,
                                           --------------------------------
                                                 1996       1995        1994
                                           ---------  ---------   ---------
NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
Distribution of convertible subordinated
 debentures                                $       -  $       -   $  417,185
                                           =========  =========   =========
Purchase of GROUP on January 1, 1995:
  Fair value of identifiable assets
   acquired, net of cash                   $      -   $  86,476   $      -
  Costs incurred in acquiring Services
   Division                                       -     158,444          -
  Liabilities assumed                             -     (16,152)         -
  Securities issued                               -    (233,708)         -
  Net cash acquired                               -       4,940          -
                                           ---------  ---------   ---------
                                           $      -   $      -    $      -
                                           =========  =========   =========
Exchange of 7.25% and 7.0% convertible
 notes:
  Issuance of securities to convertible
   note holders:
    -convertible subordinated debentures   $      -   $  32,947   $      -
    -common stock, including value
     attributable to induced conversion           -      26,644          -
  Retirement of 7.25% and 7.0% convertible
   notes                                          -     (53,201)         -
  Loss on exchange of convertible notes           -      (5,650)         -
  Reduction in interest accrued on
   convertible notes                              -        (740)         -
                                           ---------  ---------   ---------
                                           $      -   $      -    $      -
                                           =========  =========   =========
Formation of SC Realty Incorporated:
  Deferred loan fees assumed by SC Realty  $      -   $   3,446   $      -
                                           =========  =========   =========
  Line of credit assumed by SC Realty      $      -   $ (17,100)  $      -
                                           =========  =========   =========



     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED
           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

            NOTES TO CONDENSED FINANCIAL STATEMENTS (UNCONSOLIDATED)
1. INVESTMENTS IN SUBSIDIARIES

Security Capital has investments in SC Realty Incorporated ("SC Realty") and a Services Division. SC Realty and the entities that comprise the Services Division are wholly-owned subsidiaries of Security Capital.

SC Realty commenced operations February 17, 1995 when Security Capital contributed its investments in Security Capital Industrial Trust, Security Capital Pacific Trust, Security Capital Pacific Incorporated and Security Capital Atlantic Incorporated. At December 31, 1996, SC Realty holds interests in the above-mentioned companies as well as Security Capital U.S. Realty and Homestead Village Incorporated. The Services Division subsidiaries provide management and property management services to the companies in which SC Realty has made investments. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal accounting services. As described in note 1 to Security Capital's consolidated financial statements, the Services Division companies were acquired January 1, 1995.

Dividends from consolidated subsidiaries amounted to $51,964,000, $47,500,000 and $35,036,000, during 1996, 1995 and 1994 respectively. In addition, during 1994 Security Capital received dividends from an unconsolidated subsidiary amounting to $13,169,000.

Effective February 17, 1995, SC Realty became the primary obligor under Security Capital's revolving bank line of credit. The line is guaranteed by Security Capital and it contains financial covenants that are applicable to both SC Realty and Security Capital. The line of credit agreement generally requires some or all of the following: minimum net worth, liabilities to net worth, specified interest coverage ratios and limitations on the amount available for dividends. At December 31, 1996, SC Realty's net assets were approximately $1.9 billion substantially all of which were restricted and unavailable for dividends.

The SC Realty line of credit agreement provides for loans of up to $50,000,000 to Security Capital. Any unpaid principal amounts are due thirty days after written notice from SC Realty. Interest on unpaid principal amounts is payable monthly at the rate per annum equal to the average interest rate paid by SC Realty under the terms of the credit agreement. If SC Realty had no borrowings outstanding under the credit agreement, then interest would be computed using the "base rate" (defined as the higher of the Wells Fargo prime rate or the Federal Funds Rate plus .50%). At December 31, 1996 and 1995, Security Capital's loans payable to SC Realty amounted to $0 and $16,408,000, respectively. Interest expense on these loans during 1996 and 1995 was approximately $369,000 and $293,000, respectively, and is included in general, administrative and other expenses in the accompanying condensed Statements of Operations.

2. INCOME TAXES

Security Capital files a consolidated Federal income tax return which includes SC Realty and the Services Division companies. At December 31, 1996 Security Capital's consolidated net operating loss ("NOL") carryforwards amounted to approximately $61,000,000. The deferred tax asset applicable to this NOL carryforward is entirely offset by a valuation allowance. In 1996, a deferred tax liability was recorded by SC Realty applicable to its equity method investments. Accordingly, Security Capital's equity in earnings of SC Realty for 1996 has been reduced by deferred income tax expense of $30,872,000.

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            -----------------------------------------------

                                           INITIAL COST              COSTS
                                      ----------------------   CAPITALIZED
                              ENCUM-           BUILDINGS AND  SUBSEQUENT TO
MUTIFAMILY COMMUNITIES      BRANCES      LAND  IMPROVEMENTS    ACQUISITION
----------------------      --------  -------- ------------- --------------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....        $ 15,500  $  3,717   $ 21,076      $    975
    Balmoral
    Village.........               -     2,871     16,270            74
    Cameron
    Ashford.........               -     3,672     20,841           399
    Cameron
    Briarcliff......              (b)    2,105     11,953           191
    Cameron Brook...          19,500     3,318     18,784           326
    Cameron Creek
    I...............               -     3,627     20,589           328
    Cameron Crest...               -     3,525     20,009           290
    Cameron
    Dunwoody........               -     2,486     14,114           252
    Cameron Forest..               -       884      5,008           352
    Cameron Place...               -     1,124      6,372           579
    Cameron Pointe..               -     2,172     12,306           413
    Cameron
    Station.........          14,500     2,338     13,246           496
    Clairmont
    Crest...........          11,600     1,603      9,102           315
    The Greens......          10,400     2,004     11,354           382
    Lake Ridge......               -     2,001     11,359         4,012
    Morgan's
    Landing.........               -     1,168      6,646           857
    Old Salem.......               -     1,053      6,144           919
    Trolley Square..               -     2,031     11,528           347
    Vinings
    Landing.........               -     1,363      7,902           714
    WintersCreek....           5,000     1,133      6,434           220
    Woodlands.......               -     3,785     21,471           485
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........               -     1,020      5,784           352
    Cameron on the
    Cahaba II.......           8,021     1,688      9,580           501
    Colony Woods I..               -     1,560      8,845           281
    Morning Sun
    Villas..........               -     1,260      7,309           732
   Charlotte, North
   Carolina:
    Cameron at
    Hickory Grove...           5,979     1,203      6,808           381
    Cameron Oaks....               -     2,255     12,800           306


                           --------------------------------------------------------------------
                           GROSS AMOUNT AT WHICH CARRIED AT
                                   DECEMBER 31, 1996
                           ---------------------------------
                                    BUILDINGS AND     TOTALS  ACCUMULATED CONSTRUCTION     YEAR
MUTIFAMILY COMMUNITIES         LAND  IMPROVEMENTS        (C) DEPRECIATION         YEAR ACQUIRED
----------------------     -------- ------------- ---------- ------------ ------------ --------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....       $  3,717   $ 22,051    $   25,768   $   715        1987       1995
    Balmoral
    Village.........          2,871     16,344        19,215        73        1990       1996
    Cameron
    Ashford.........          3,672     21,240        24,912     1,551        1990       1994
    Cameron
    Briarcliff......          2,105     12,144        14,249       897        1989       1994
    Cameron Brook...          3,318     19,110        22,428     1,279        1988       1994
    Cameron Creek
    I...............          3,627     20,917        24,544     1,473        1988       1994
    Cameron Crest...          3,525     20,299        23,824     1,426        1988       1994
    Cameron
    Dunwoody........          2,486     14,366        16,852     1,050        1989       1994
    Cameron Forest..            884      5,360         6,244       145        1981       1995
    Cameron Place...          1,124      6,951         8,075       185        1979       1995
    Cameron Pointe..          2,172     12,719        14,891       192        1987       1996
    Cameron
    Station.........          2,338     13,742        16,080       354          (c)      1995
    Clairmont
    Crest...........          1,603      9,417        11,020       626        1987       1994
    The Greens......          2,004     11,736        13,740       794        1986       1994
    Lake Ridge......          2,001     15,371        17,372     1,200        1979       1993
    Morgan's
    Landing.........          1,168      7,503         8,671       608        1983       1993
    Old Salem.......          1,053      7,063         8,116       485        1968       1994
    Trolley Square..          2,031     11,875        13,906       911        1989       1994
    Vinings
    Landing.........          1,363      8,616         9,979       613        1978       1994
    WintersCreek....          1,133      6,654         7,787       233        1984       1995
    Woodlands.......          3,785     21,956        25,741       761          (d)      1995
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........          1,020      6,136         7,156       281        1987       1995
    Cameron on the
    Cahaba II.......          1,688     10,081        11,769       463        1990       1995
    Colony Woods I..          1,560      9,126        10,686       676        1991       1994
    Morning Sun
    Villas..........          1,260      8,041         9,301       554        1985       1994
   Charlotte, North
   Carolina:
    Cameron at
    Hickory Grove...          1,203      7,189         8,392       137        1988       1996
    Cameron Oaks....          2,255     13,106        15,361       974        1989       1994

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                       --------------------------------------------------------

                                                                                 GROSS AMOUNT AT WHICH CARRIED AT
                                           INITIAL COST                 COSTS           DECEMBER 31, 1996
                                      -------------------------   CAPITALIZED   ------------------------------------
                              ENCUM-              BUILDINGS AND SUBSEQUENT TO               BUILDINGS AND    TOTALS   ACCUMULATED
 MUTIFAMILY COMMUNITIESL     BRANCES      LAND     IMPROVEMENTS                      LANDACQUIMPROVEMENTSISITION(C)  DEPRECIATION
-----------------------     --------  --------    ------------- -------------   ---------- ------------------------- ------------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...        $      -  $  1,225      $  6,961      $    324        $  1,225     $  7,285     $  8,510   $   271
    Park Place at
    Turtle Run......               -     2,208        12,223         1,283           2,208       13,506       15,714       223
    Parrot's Landing
    I...............          15,835     2,691        15,276           684           2,691       15,960       18,651     1,072
    The Pointe at
    Bayberry Lake...               -     2,508        14,210           303           2,508       14,513       17,021       222
    Spencer Run.....              (b)    2,852        16,194           425           2,852       16,619       19,471     1,133
    Sun Pointe
    Cove............           8,500     1,367         7,773           229           1,367        8,002        9,369       550
    Trails at Meadow
    Lakes...........               -     1,285         7,293           262           1,285        7,555        8,840       282
   Ft. Myers,
   Florida:
    Forestwood......          11,485     2,031        11,540           210           2,031       11,750       13,781       815
   Greenville, South
   Carolina:
    Cameron Court...               -     1,602         9,369            89           1,602        9,458       11,060       163
   Jacksonville,
   Florida:
    Bay Club........               -     1,789        10,160           273           1,789       10,433       12,222       773
   Memphis,
   Tennessee:
    Cameron Century
    Center..........               -     2,382        13,496            50           2,382       13,546       15,928        60
    Cameron at Kirby
    Parkway.........               -     1,386         7,959           829           1,386        8,788       10,174       686
    Country Oaks....           5,933     1,246         7,061           177           1,246        7,238        8,484        63
    Stonegate.......               -       985         5,608           483             985        6,091        7,076       360
   Miami, Florida:
    Park Hill.......               -     1,650         9,377        (2,185)(e)       1,650        7,192        8,842       606
   Nashville,
   Tennessee:
    Arbor Creek.....               -         -(f)     17,671           512               -       18,183       18,183     1,267
    Enclave at
    Brentwood.......               -     2,263        12,847         1,016           2,263       13,863       16,126       605
   Orlando, Florida:
    Camden Springs..               -     2,477        14,072           808           2,477       14,880       17,357     1,056
    Cameron Villas
    I...............           6,343     1,087         6,317           609           1,087        6,926        8,013       473
    Cameron Villas
    II..............              (b)      255         1,454            64             255        1,518        1,773        56
    Kingston
    Village.........               -       876         4,973           164             876        5,137        6,013       192
    The Wellington..              (b)    1,155         6,565           282           1,155        6,847        8,002       466
   Raleigh, North
   Carolina:
    Cameron Lake....               -     1,385         7,848            60           1,385        7,908        9,293        35
    Cameron Ridge...           5,888     1,503         8,519           109           1,503        8,628       10,131        38
    Cameron Square..               -     2,314        13,143           525           2,314       13,668       15,982       959
    Emerald Forest..               -     2,202        12,478             -           2,202       12,478       14,680         -
                            CONSTRUCTION     YEAR
 MUTIFAMILY COMMUNITIESL            YEAR ACQUIRED
-----------------------     ------------ --------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...            1987       1995
    Park Place at
    Turtle Run......            1989       1996
    Parrot's Landing
    I...............            1986       1994
    The Pointe at
    Bayberry Lake...            1988       1996
    Spencer Run.....            1987       1994
    Sun Pointe
    Cove............            1986       1994
    Trails at Meadow
    Lakes...........            1983       1995
   Ft. Myers,
   Florida:
    Forestwood......            1986       1994
   Greenville, South
   Carolina:
    Cameron Court...            1991       1996
   Jacksonville,
   Florida:
    Bay Club........            1990       1994
   Memphis,
   Tennessee:
    Cameron Century
    Center..........            1988       1996
    Cameron at Kirby
    Parkway.........            1985       1994
    Country Oaks....            1985       1996
    Stonegate.......            1986       1994
   Miami, Florida:
    Park Hill.......            1968       1994
   Nashville,
   Tennessee:
    Arbor Creek.....            1986       1994
    Enclave at
    Brentwood.......            1988       1995
   Orlando, Florida:
    Camden Springs..            1986       1994
    Cameron Villas
    I...............            1982       1994
    Cameron Villas
    II..............            1981       1995
    Kingston
    Village.........            1982       1995
    The Wellington..            1988       1994
   Raleigh, North
   Carolina:
    Cameron Lake....            1985       1996
    Cameron Ridge...            1985       1996
    Cameron Square..            1987       1994
    Emerald Forest..            1986       1996

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            -----------------------------------------------------------------------------------
                                                                            GROSS AMOUNT AT WHICH CARRIED AT
                                           INITIAL COST              COSTS         DECEMBER 31, 1996
                                      ----------------------   CAPITALIZED ------------------------------------
                              ENCUM-            BUILDINGS AND SUBSEQUENT TO               BUILDINGS AND    TOTALS
 MULTIFAMILY COMMUNITIES     BRANCES       LAND  IMPROVEMENTS   ACQUISITION     LAND       IMPROVEMENTS       (C)
------------------------     --------  -------- ------------- ------------- --------   ----------------  --------
   Richmond,
   Virginia:
    Camden at
    Wellesley.......        $      -  $  2,878   $ 16,339      $    293    $    2,878     $   16,632   $   19,510
    Potomac Hunt....              (b)    1,486      8,452           181         1,486          8,633       10,119
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........               -     3,534     20,057           607         3,534         20,664       24,198
   Tampa, Florida:
    Camden Downs....               -     1,840     10,447           305         1,840         10,752       12,592
    Cameron
    Bayshore........               -     1,607      9,105             -         1,607          9,105       10,712
    Cameron Lakes...               -     1,126      6,418         1,107         1,126          7,525        8,651
    Country Place
    Village I.......           2,004       567      3,219           140           567          3,359        3,926
    Country Place
    Village II......               -       644      3,658            94           644          3,752        4,396
    Foxbridge on the
    Bay.............          10,400     1,591      9,036           328         1,591          9,364       10,955
    Summer Chase....              (b)      542      3,094           136           542          3,230        3,772
   Washington, D.C.:
    Camden at
    Kendall Ridge...               -     1,708      9,698           295         1,708          9,993       11,701
    Cameron at
    Saybrooke.......               -     2,802     15,906           258         2,802         16,164       18,966
    Sheffield
    Forest..........               -     2,269     12,859           418         2,269         13,277       15,546
    West Springfield
    Terrace.........               -     2,417     13,695            98         2,417         13,793       16,210
    Less amounts
    held in
    principal
    reserve
    fund(g).........          (1,098)        -          -             -             -              -            -
                            --------  --------   --------      --------    ----------     ----------   ----------
    Total Operating
    Communities
    Acquired........        $155,790  $124,701   $726,004      $ 27,324    $  124,701     $  753,328   $  878,029
                            --------  --------   --------      --------    ----------     ----------   ----------
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............        $      -  $  1,254   $      -      $  9,261    $    1,551     $    8,964   $   10,515
   Charlotte, North
   Carolina:
    Waterford
    Hills...........               -     1,508          -        11,109         1,943         10,674       12,617
    Waterford Square
    I...............               -     1,890          -        17,763         2,053         17,600       19,653
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............               -     1,759          -        14,358         1,959         14,158       16,117
   Raleigh, North
   Carolina:
    Waterford
    Point...........               -       985          -        14,854         1,493         14,346       15,839
                            --------  --------   --------      --------    ----------     ----------   ----------
    Total Operating
    Communities
    Developed.......        $      -  $  7,396   $      -      $ 67,345    $    8,999     $   65,742   $   74,741
                            --------  --------   --------      --------    ----------     ----------   ----------
    TOTAL OPERATING
    COMMUNITIES.....        $155,790  $132,097   $726,004      $ 94,669    $  133,700     $  819,070   $  952,770
                            --------  --------   --------      --------    ----------     ----------   ----------

                            ----------------------------------


                             ACCUMULATED CONSTRUCTION     YEAR
 MULTIFAMILY COMMUNITIES     DEPRECIATION         YEAR ACQUIRED
------------------------     ------------ ------------ --------
   Richmond,
   Virginia:
    Camden at
    Wellesley.......          $ 1,240        1989       1994
    Potomac Hunt....              464        1987       1994
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........            1,469        1988       1994
   Tampa, Florida:
    Camden Downs....              780        1988       1994
    Cameron
    Bayshore........                -        1984       1996
    Cameron Lakes...              365        1986       1995
    Country Place
    Village I.......              125        1982       1995
    Country Place
    Village II......              141        1983       1995
    Foxbridge on the
    Bay.............              652        1986       1994
    Summer Chase....              219        1988       1994
   Washington, D.C.:
    Camden at
    Kendall Ridge...              755        1990       1994
    Cameron at
    Saybrooke.......            1,190        1990       1994
    Sheffield
    Forest..........              374        1987       1995
    West Springfield
    Terrace.........               92        1978       1996
    Less amounts
    held in
    principal
    reserve
    fund(g).........                -
                              -------
    Total Operating
    Communities
    Acquired........          $38,948
                              -------
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............          $   365        1995       1994
   Charlotte, North
   Carolina:
    Waterford
    Hills...........              476        1995       1993
    Waterford Square
    I...............              436        1996       1994
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............              216        1996       1995
   Raleigh, North
   Carolina:
    Waterford
    Point...........              519        1996       1994
                              -------
    Total Operating
    Communities
    Developed.......          $ 2,012
                              -------
    TOTAL OPERATING
    COMMUNITIES.....          $40,960
                              -------

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            ----------------------------------------------------------------------------------
                                                                           GROSS AMOUNT AT WHICH CARRIED AT
                                          INITIAL COST              COSTS         DECEMBER 31, 1996
                                     ----------------------   CAPITALIZED ------------------------------------
                              ENCUM-          BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND     TOTALS
 MUTIFAMILY COMMUNITIESL     BRANCES     LAND  IMPROVEMENTS  ACQUISITIONS       LAND   IMPROVEMENTS        (C)
-----------------------     -------- -------- ------------- ------------- ---------- -------------- ----------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............        $      - $  2,730   $      -      $ 16,602    $    2,897   $   16,435   $   19,332
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........               -    2,774          -         5,709         2,778        5,705        8,483
   Charlotte, North
   Carolina:
    Waterford Square
    II..............               -    2,014          -         4,578         2,065        4,527        6,592
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............               -    1,328          -         6,742         1,367        6,703        8,070
   Jacksonville,
   Florida:
    Cameron
    Deerwood........               -    2,331          -        12,173         2,332       12,172       14,504
    Cameron Lakes
    II..............               -    1,340          -         1,529         1,340        1,529        2,869
    Cameron
    Timberlin Parc
    I...............               -    2,167          -        13,280         2,282       13,165       15,447
   Nashville,
   Tennessee:
    Cameron
    Overlook........               -    2,659          -         4,679         2,659        4,679        7,338
   Raleigh, North
   Carolina:
    Cameron Brooke..               -    1,353          -         8,717         1,382        8,688       10,070
    Waterford
    Forest..........               -    2,371          -        17,978         2,480       17,869       20,349
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........               -    2,038          -         2,366         2,052        2,352        4,404
    Cameron Crossing
    I & II..........               -    2,752          -         8,450         2,768        8,434       11,202i)
   Washington, D.C.:
    Cameron at
    Milestone.......               -    5,477          -        24,867         5,607       24,737       30,344
    Woodway at
    Trinity Center..               -    5,342          -        30,241         5,584       29,999       35,583
                            -------- --------   --------      --------    ----------   ----------   ----------
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....        $      - $ 36,676   $      -      $157,911    $   37,593   $  156,994   $  194,587
                            -------- --------   --------      --------    ----------   ----------   ----------


                            ----------------------------------



                             ACCUMULATED CONSTRUCTION     YEAR
 MUTIFAMILY COMMUNITIESL    DEPRECIATION         YEAR ACQUIRED
-----------------------     ------------ ------------ --------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............          $     39         -(h)     1994
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........                 -         -        1996
   Charlotte, North
   Carolina:
    Waterford Square
    II..............                 -         -        1995
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............                 -         -        1994
   Jacksonville,
   Florida:
    Cameron
    Deerwood........                 -         -(h)     1996
    Cameron Lakes
    II..............                 -         -        1996
    Cameron
    Timberlin Parc
    I...............                16         -(h)     1995
   Nashville,
   Tennessee:
    Cameron
    Overlook........                 -         -        1996
   Raleigh, North
   Carolina:
    Cameron Brooke..                 -         -        1995
    Waterford
    Forest..........                52         -(h)     1995
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........                 -         -        1993
    Cameron Crossing
    I & II..........                 -         -        1995(i)
   Washington, D.C.:
    Cameron at
    Milestone.......                43         -(h)     1995
    Woodway at
    Trinity Center..                56         -(h)     1994
                              --------
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....          $    206
                              --------

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            ---------------------------------------------------------------------------------------------
                                                                           GROSS AMOUNT AT WHICH CARRIED AT
                                          INITIAL COST               COSTS         DECEMBER 31, 1996
                                     ----------------------    CAPITALIZED ---------------------------------
                              ENCUM-          BUILDINGS AND  SUBSEQUENT TO          BUILDINGS AND     TOTALS  ACCUMULATED
 MULTIFAMILY COMMUNITIES      BRANCES     LAND  IMPROVEMENTS   ACQUISITION     LAND  IMPROVEMENTS        (C) DEPRECIATION
------------------------     -------- -------- ------------- ------------- -------- ------------- ---------- ------------
   COMMUNITIES IN
   PLANNING:
   Atlanta, Georgia:
    Cameron
    Landing.........        $      - $  1,508   $      -      $    512    $  1,508   $    512    $    2,020   $     -
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cameron
    Waterway........               -    4,025          -           361       4,029        357         4,386         -
   Jacksonville,
   Florida:
    Cameron
    Timberlin Parc
    II..............               -    1,294          -            95       1,294         95         1,389         -
                            -------- --------   --------      --------    --------   --------    ----------   -------
    TOTAL
    COMMUNITIES IN
    PLANNING........        $      - $  6,827   $      -      $    968    $  6,831   $    964    $    7,795   $     -
                            -------- --------   --------      --------    --------   --------    ----------   -------
   LAND HELD FOR
   FUTURE
   DEVELOPMENT:
   Birmingham,
   Alabama:
    Cameron at the
    Summit II.......               -    2,008          -            75       2,083          -         2,083         -
                            -------- --------   --------      --------    --------   --------    ----------   -------
    TOTAL LAND HELD
    FOR FUTURE
    DEVELOPMENT.....        $      - $  2,008   $      -      $     75    $  2,083   $      -    $    2,083   $     -
                            -------- --------   --------      --------    --------   --------    ----------   -------
    TOTAL
    MULTIFAMILY
    COMMUNITIES,
    HELD BY
    ATLANTIC........        $155,790 $177,608   $726,004      $253,623    $180,207   $977,028    $1,157,235   $41,166
                            -------- --------   --------      --------    --------   --------    ----------   -------


                            ------------------------



                               CONSTRUCTION     YEAR
 MULTIFAMILY COMMUNITIES              YEAR  ACQUIRED
------------------------       ------------ --------
   COMMUNITIES IN
   PLANNING:
   Atlanta, Georgia:
    Cameron
    Landing.........                 -        1996
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cameron
    Waterway........                 -        1996
   Jacksonville,
   Florida:
    Cameron
    Timberlin Parc
    II..............                 -        1995

    TOTAL
    COMMUNITIES IN
    PLANNING........

   LAND HELD FOR
   FUTURE
   DEVELOPMENT:
   Birmingham,
   Alabama:
    Cameron at the
    Summit II.......                 -        1996

    TOTAL LAND HELD
    FOR FUTURE
    DEVELOPMENT.....

    TOTAL
    MULTIFAMILY
    COMMUNITIES,
    HELD BY
    ATLANTIC........


              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                        --------------------------------------------------------------------------------
                                                                    GROSS AMOUNT AT WHICH CARRIED AT
                                    INITIAL COST                            DECEMBER 31, 1996
                                ---------------------         COSTS ------------------------------------
  EXTENDED-STAY                                         CAPITALIZED
     LODGING             ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND      TOTALS
   PROPERTIES           BRANCES    LAND  IMPROVEMENTS   ACQUISITION     LAND     IMPROVEMENTS         (C)
  -------------         ------- ------- ------------- ------------- ---------- --------------------------
Albuquerque, New
Mexico:
 I-40............          (l)  $   770    $     -      $  1,489    $      776   $     1,483  $     2,259
 Osuna/North
 I-25............          (l)      832          -         4,598           840         4,590        5,430
Atlanta, Georgia:
 Cumberland......          (m)    1,321        524         2,419         1,321         2,943        4,264
 Gwinnett Place..          (m)      743          -           241           790           194          984
 North Druid
 Hills...........          (m)    1,814        144         1,064         1,814         1,208        3,022
 Peachtree.......          (m)    1,091      5,085            87         1,095         5,168        6,263
 Perimeter.......          (m)    2,356        982         2,100         2,381         3,057        5,438
 Roswell.........          (m)    1,923        110           829         1,923           939        2,862
Austin, Texas:
 Burnet Road.....          (l)      525          -         3,616           723         3,418        4,141
 Midtown.........          (l)      600          -         4,085           643         4,042        4,685
 Pavillion.......          (l)      633          -         4,459           633         4,459        5,092
 Round Rock......          (l)      483          -           351           506           328          834
Charlotte, North
Carolina:
 1-77 Billy
 Graham Pkwy.....           -     1,500          -           366         1,524           342        1,866
Dallas, Texas:
 Coit Road/North
 Central.........          (l)      425          -         3,051           496         2,980        3,476
 Ft.
 Worth/Downtown
 Freeway.........          (l)      350          -         2,653           384         2,619        3,003
 Las
 Colinas/Irving..          (l)      800          -         3,900           805         3,895        4,700
 North
 Arlington/Six
 Flags Hills.....          (l)      340          -         3,487           407         3,420        3,827
 North Richland
 Hills Road......          (l)      470          -         3,113           544         3,039        3,583
 South Arlington.          (l)      550          -         3,371           642         3,279        3,921
 Skillman/Northwest.       (l)      400          -         2,765           400         2,765        3,165
 Stemmons/NW
 Highway Worth...          (l)      356          -         4,275           424         4,207        4,631
 Tollway/Addison
 Colinas.........          (l)      275          -         2,529           353         2,451        2,804
Denver, Colorado:
 Cherry Creek....          (l)    1,070          -         1,677         1,078         1,669        2,747
 Bellview/Denver
 Tech Center.....          (l)      876          -         5,318           942         5,252        6,194
 Iliff/Aurora....          (l)      615          -         4,543           624         4,534        5,158
 Inverness.......          (l)    1,041          -         2,110         1,064         2,087        3,151
Houston, Texas:
 Astrodome/Medical
 Center..........          (l)    1,530          -         3,902         1,669         3,763        5,432
 Bammel/Cypress
 Station.........          (l)      516          -         3,112           595         3,033        3,628
 Fuqua/Hobby
 Airport.........          (l)      416          -         3,034           491         2,959        3,450
 Park Ten........          (l)      791          -         3,212           860         3,143        4,003
 Stafford/Sugarland.       (l)      575          -         3,127           665         3,037        3,702
 West by
 Northwest/Hwy
 290.............          (l)      519          -         2,997           568         2,948        3,516
 Westheimer/Beltway.       (l)      796          -         3,296           897         3,195        4,092
 Willowbrook/Northwest.    (l)      575          -         3,437           669         3,343        4,012
Jacksonville,
Florida:
 JTB.............          (m)    1,137        379           976         1,206         1,286        2,492




  EXTENDED-STAY
     LODGING             ACCUMULATED CONSTRUCTION     YEAR
   PROPERTIES           DEPRECIATION         YEAR ACQUIRED
  -------------         ------------ ------------ --------
Albuquerque, New
Mexico:
 I-40............             (j)          (j)      1996
 Osuna/North
 I-25............            157         1996       1995
Atlanta, Georgia:
 Cumberland......             (j)          (j)      1996
 Gwinnett Place..             (j)          (j)      1996
 North Druid
 Hills...........             (j)          (j)      1996
 Peachtree.......             45         1996       1996
 Perimeter.......             (j)          (j)      1996
 Roswell.........             (j)          (j)      1996
Austin, Texas:
 Burnet Road.....            243         1995       1994
 Midtown.........            109         1996       1995
 Pavillion.......              -         1996       1995
 Round Rock......             (j)          (j)      1995
Charlotte, North
Carolina:
 1-77 Billy
 Graham Pkwy.....             (j)          (j)      1996
Dallas, Texas:
 Coit Road/North
 Central.........            463         1994       1993
 Ft.
 Worth/Downtown
 Freeway.........             82         1996       1994
 Las
 Colinas/Irving..            126         1996       1994
 North
 Arlington/Six
 Flags Hills.....            296         1995       1993
 North Richland
 Hills Road......            464         1994       1993
 South Arlington.            302         1995       1994
 Skillman/Northwest.         373         1993       1992
 Stemmons/NW
 Highway Worth...            441         1995       1992
 Tollway/Addison
 Colinas.........            468         1993       1993
Denver, Colorado:
 Cherry Creek....             (j)          (j)      1996
 Bellview/Denver
 Tech Center.....            120         1996       1994
 Iliff/Aurora....            125         1996       1994
 Inverness.......             (j)          (j)      1996
Houston, Texas:
 Astrodome/Medical
 Center..........            236         1995       1994
 Bammel/Cypress
 Station.........            303         1994       1993
 Fuqua/Hobby
 Airport.........            412         1994       1993
 Park Ten........            320         1994       1993
 Stafford/Sugarland.         332         1994       1993
 West by
 Northwest/Hwy
 290.............            434         1994       1993
 Westheimer/Beltway.         383         1994       1993
 Willowbrook/Northwest.      250         1995       1994
Jacksonville,
Florida:
 JTB.............             (j)          (j)      1996

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                       ------------------------------------------------------------------------------------------------------------
                                                                  GROSS AMOUNT AT WHICH CARRIED
                                                                                AT
                                  INITIAL COST              COSTS       DECEMBER 31, 1996
  EXTENDED-STAY               ---------------------   CAPITALIZED ------------------------------
     LODGING           ENCUM-         BUILDINGS AND SUBSEQUENT TO         BUILDINGS AND           ACCUMULATED CONSTRUCTION     YEAR
   PROPERTIES          BRANCE    LAND  IMPROVEMENTS   ACQUISITION    LAND  IMPROVEMENTS    TOTAL DEPRECIATION         YEAR ACQUIRED
  -------------        ------ ------- ------------- ------------- ------- ------------- -------- ------------ ------------ --------
Kansas City,
Missouri:
 Merriam.........        (l)  $   871    $     -      $  3,136    $   905   $  3,102    $  4,007        (j)         (j)      1996
 Plaza...........         -     1,090          -           208      1,158        140       1,298        (j)         (j)      1996
Los Angeles,
California:
 Brea............         -     1,518          -           173      1,529        162       1,691        (j)         (j)      1996
 El Segundo......        (l)    2,233          -           425      2,255        403       2,658        (j)         (j)      1996
Miami/Ft.
Lauderdale,
Florida:
 Coral Springs-
 Northpoint......         -     1,030          -           139      1,059        110       1,169        (j)         (j)      1996
 Fort Lauderdale.        (m)    1,328        633           926      1,384      1,503       2,887        (j)         (j)      1996
 Miami Airport...        (m)    2,238        679           997      2,326      1,588       3,914        (j)         (j)      1996
 Plantation......        (m)    1,562        358           118      1,636        402       2,038        (j)         (j)      1996
Nashville,
Tennessee:
 Cool Springs....        (m)    1,106          -           355      1,182        279       1,461        (j)         (j)      1996
 Nashville
 Airport.........        (m)    1,292        338           954      1,324      1,260       2,584        (j)         (j)      1996
Orange County,
California:
 Spectrum........        (l)    2,115          -           508      2,128        495       2,623        (j)         (j)      1996
Phoenix, Arizona:
 Dunlap/North
 West Valley.....        (l)      915          -         4,418        935      4,398       5,333        77        1996       1995
 Mesa............        (l)    1,470          -           161      1,529        102       1,631        (j)         (j)      1996
 Tempe...........        (l)      808          -         4,613        830      4,591       5,421       107        1996       1995
 Scottsdale......        (l)      883          -         3,454        971      3,366       4,337       218        1995       1994
 Union Hills.....        (l)      810          -         3,963        821      3,952       4,773         -        1996       1996
Portland, Oregon:
 Lake Oswego.....        (l)    1,960          -           168      2,010        118       2,128        (j)         (j)      1996
 Sunset East.....        (l)    1,289          -           250      1,308        231       1,539        (j)         (j)      1996
Raleigh/Durham,
North Carolina:
 Hwy 70..........        (m)      901          -           238        936        203       1,139        (j)         (j)      1996
 North Raleigh...        (m)    1,163        301           935      1,197      1,202       2,399        (j)         (j)      1996
 RTP.............        (m)      984        230         1,598        993      1,819       2,812        (j)         (j)      1996
Richmond,
Virginia:
 Upper Broad.....        (m)    1,358          -           482      1,444        396       1,840        (j)         (j)      1996
Salt Lake City,
Utah:
 Ft. Union.......        (l)    1,285          -           440      1,288        437       1,725        (j)         (j)      1996
 Redwood.........        (l)      844          -         2,002        912      1,934       2,846        (j)         (j)      1996
San Antonio,
Texas:
 Bitters.........        (l)    1,000          -         3,836      1,198      3,638       4,836       254        1995       1994
 DeZavala/Six
 Flags Fiesta....        (l)      844          -         3,731        983      3,592       4,575       258        1995       1994
 Fredricksburg/Medical
 Center..........        (l)      800          -         3,356        892      3,264       4,156       319        1994       1993
San Diego,
California:
 Mission Valley..        (l)    1,603          -           418      1,618        403       2,021        (j)         (j)      1996
San Francisco
(Bay Area),
California:
 Milpitas........        (l)    1,136          -         3,413      1,143      3,406       4,549        (j)         (j)      1996
 Mountain View...        (l)    1,805          -           675      1,849        631       2,480        (j)         (j)      1996
 San Jose........        (l)    1,770          -           434      1,776        428       2,204        (j)         (j)      1996
 San Mateo.......        (l)    1,510          -         4,233      1,517      4,226       5,743        (j)         (j)      1995

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                    -----------------------------------------------------------------------------------
                                                                    GROSS AMOUNT AT WHICH CARRIED AT
                                   INITIAL COST               COSTS         DECEMBER 31, 1996
                              -----------------------   CAPITALIZED ----------------------------------
  EXTENDED-STAY       ENCUM-            BUILDINGS AND SUBSEQUENT TO           BUILDINGS AND
LODGING PROPERTIES    BRANCE      LAND   IMPROVEMENTS   ACQUISITION     LAND   IMPROVEMENTS      TOTAL
------------------  --------  --------  ------------- ------------- --------  ------------- ----------
 San Ramon.......         (l) $  1,327    $      -      $    402    $  1,341   $      388   $    1,729
 Santa Clara.....          -     1,423           -            25       1,428           20        1,448
 Sunnyvale.......         (l)    1,274           -         4,309       1,278        4,305        5,583
Seattle,
Washington:
 Bellevue........         (l)    2,050           -         1,119       2,067        1,102        3,169
 Mountain Lake
 Terrace/N.
 Seattle.........         (l)    1,530           -           494       1,589          435        2,024
 Redmond.........         (l)    2,265           -           565       2,527          303        2,830
 Tukwila.........         (l)      900           -           465         937          428        1,365
Tampa Area,
Florida:
 Brandon.........         (m)      923         762           584         971        1,298        2,269
 North Airport...         (m)      615       1,142         1,883         635        3,005        3,640
 St. Petersburg..         (m)      766         155           264         766          419        1,185
Washington, D.C.:
 BWI.............         (m)      940           -           486       1,062          364        1,426
 Dulles-South....         (m)      690           -           237         722          205          927
 Fair Oaks.......         (m)    1,152         196           372       1,157          563        1,720
 Merrifield......         (m)    1,500           -           276       1,511          265        1,776
Miscellaneous....         (k)    5,429           -           161       5,589            1        5,590
Less: Fair Value
in excess of
cost--Properties
acquired from
ATLANTIC.........               (3,681)     (2,623)            -      (3,681)      (2,623)      (6,304)
                              --------    --------      --------    --------   ----------   ----------
 Total Extended-
 Stay Lodging
 Properties, held
 by Homestead....             $ 89,638    $  9,395      $157,988    $ 93,687   $  163,334   $  257,021
                    --------  --------    --------      --------    --------   ----------   ----------
 Grand Total
 Security
 Capital.........   $155,790  $267,246    $735,399      $411,611    $273,894   $1,140,362   $1,414,256
                    ========  ========    ========      ========    ========   ==========   ==========





  EXTENDED-STAY     ACCUMULATED  CONSTRUCTION        YEAR
LODGING PROPERTIES  DEPRECIATION         YEAR    ACQUIRED
------------------  ------------ ------------ -----------
 San Ramon.......        (j)         (j)             1996
 Santa Clara.....         -          (n)             1996
 Sunnyvale.......        (j)         (j)             1995
Seattle,
Washington:
 Bellevue........        (j)         (j)             1996
 Mountain Lake
 Terrace/N.
 Seattle.........        (j)         (j)             1996
 Redmond.........        (j)         (j)             1996
 Tukwila.........        (j)         (j)             1996
Tampa Area,
Florida:
 Brandon.........        (j)         (j)             1996
 North Airport...        (j)         (j)             1996
 St. Petersburg..        (j)         (j)             1996
Washington, D.C.:
 BWI.............        (j)         (j)             1996
 Dulles-South....        (j)         (j)             1996
 Fair Oaks.......        (j)         (j)             1996
 Merrifield......        (j)         (j)             1996
Miscellaneous....         -           -         1995/1996
Less: Fair Value
in excess of
cost--Properties
acquired from
ATLANTIC.........         -
                    -------
 Total Extended-
 Stay Lodging
 Properties, held
 by Homestead....   $ 7,717
                    -------
 Grand Total
 Security
 Capital.........   $48,883
                    =======

----
(a) For Federal income tax purposes, ATLANTIC's aggregate cost of real estate at December 31, 1996 was $1,133,431,000.
(b) Pledged as additional collateral under credit enhancement agreement with the Federal National Mortgage Association.
(c) Phase I (108 units) was constructed in 1981 and Phase II (240 units) was constructed in 1983.
(d) Phase I (332 units) was constructed in 1983 and Phase II (312 units) was constructed in 1985.
(e) A provision for possible loss of $2,500,000 was recognized in December 1996 to more properly reflect the fair value of this community.
(f) The land associated with this community is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.
(g) The FNMA credit enhancement agreement requires payments to be made to a principal reserve fund.
(h) This community is leasing completed units.
(i) 19.24 acres purchased in 1995; 9.86 acres purchased in 1996.
(j) As of December 31, 1996, these properties were under construction or in planning and owned.
(k) Land held for sale.
(l) Certain properties owned by Homestead are subject to the terms and conditions of the Funding Commitment Agreement between Homestead and PTR. At December 31, 1996 convertible mortgage notes in the amount of $112,639 were payable to PTR (carried at $101,309, net of unamortized discount, in the accompanying financial statements).
(m) Certain properties owned by Homestead are subject to the terms and conditions of the Funding Commitment Agreement between Homestead and ATLANTIC. At December 31, 1996 there were no amounts funded on the convertible mortgage notes payable to ATLANTIC.
(n) Land held for future development.

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                              NOTE TO SCHEDULE III

                            AS OF DECEMBER 31, 1996

The following is a reconciliation of the carrying amount and related accumulated depreciation of ATLANTIC's and Homestead's investment in real estate, at cost (in thousands):

                                           ----------------------------

                                               YEAR ENDED DECEMBER 31,
                                           ---------------------------------
                CARRYING AMOUNT                  1996        1995        1994
                ---------------            ----------  ---------   ---------
      Beginning balances                   $  888,928   $631,260    $ 31,005
      Acquisitions and renovation
       expenditures                           339,867    187,267     571,268
      Development expenditures, including
       land acquisitions                      245,166    101,335      28,967
      Recurring capital expenditures            2,783          -           -
      Provision for possible loss              (2,500)         -           -
      Dispositions                            (59,988)   (30,934)          -
                                           ----------  ---------   ---------
      Ending balances                      $1,414,256   $888,928    $631,240
                                           ==========  =========   =========
                                               YEAR ENDED DECEMBER 31,
                                           ---------------------------------
           ACCUMULATED DEPRECIATION              1996        1995        1994
           ------------------------        ----------  ---------   ---------
      Beginning balances                   $   23,561   $  8,798    $     28
      Depreciation for the period              21,858     15,925       8,770
      Accumulated depreciation of assets
       acquired                                 6,683          -           -
      Accumulated depreciation--
       dispositions                            (3,219)    (1,152)          -
                                           ----------  ---------   ---------
      Ending balances                      $   48,883   $ 23,561    $  8,798
                                           ==========  =========   =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders of
Security Capital Group Incorporated:

We have audited the accompanying consolidated balance sheet of Security Capital Group Incorporated and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Group Incorporated and Subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
February 17, 1995

                      SECURITY CAPITAL GROUP INCORPORATED

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                          ASSETS
                          ------
Investment in Security Capital Realty Incorporated, at cost    $57,110
Notes receivable                                                 6,521
Cash and cash equivalents                                        4,939
Accounts receivable and accrued interest                         3,520
Property and equipment, net                                      6,258
Intangible assets                                               11,816
Other assets                                                     2,137
                                                             ---------
Total assets                                                   $92,301
                                                             =========
            LIABILITIES & SHAREHOLDERS' EQUITY
            ----------------------------------
LIABILITIES:
  Accounts payable and accrued expenses                        $15,902
  Notes payable                                                    250
  Convertible subordinated debentures                           70,178
                                                             ---------
Total liabilities                                               86,330
                                                             ---------
SHAREHOLDERS' EQUITY                                             5,971
                                                             ---------
Total liabilities and shareholders' equity                     $92,301
                                                             =========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

INCOME:
  Services Division revenues       $38,900
  Investment revenues                2,973
  Interest and other income          1,534
                                ---------
                                    43,407
                                ---------
EXPENSES:
  General and administrative        43,768
  Director fees                        187
  Depreciation and amortization      1,799
  Interest expense                   6,091
                                ---------
                                    51,845
                                ---------
Net loss                           $(8,438)
                                =========

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                  -------------------------------------------------------------

                                      COMMON STOCK
                          --------------------------------------
                               CLASS A            CLASS B
                               (VOTING)         (NON-VOTING)
                           (325,000 SHARES    (325,000 SHARES
                             AUTHORIZED)        AUTHORIZED)
                          ------------------ ------------------- ADDITIONAL                                TOTAL
                             NUMBER $.01 PAR    NUMBER  $.01 PAR    PAID-IN ACCUMULATED  TREASURY  SHAREHOLDERS'
                          OF SHARES    VALUE OF SHARES     VALUE    CAPITAL     DEFICIT     STOCK         EQUITY
                          --------- -------- ---------  -------- ---------- -----------  --------  -------------
Balances at December 31,
 1993                           375   $0.004    25,616    $0.256    $27,194    $(10,449)  $(2,071)       $14,674
 Purchase of treasury
  shares                          -        -      (139)        -          -           -      (201)          (201)
 Issuance of shares               -        -       164     0.001        164           -         -            164
 Stock dividend                 272    0.002    18,603     0.186          -           -         -              -
 Minority interest
  acquired                        -        -         -         -          -        (228)        -           (228)
 Net loss                         -        -         -         -          -      (8,438)        -         (8,438)
                                ---   ------    ------    ------    -------    --------   -------        -------
Balances at December 31,
 1994                           647   $0.006    44,244    $0.443    $27,358    $(19,115)  $(2,272)       $ 5,971
                                ===   ======    ======    ======    =======    ========   =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

OPERATING ACTIVITIES:
Net loss                                                         $ (8,438)
Adjustments to reconcile net loss to net cash flow provided by operating activities:
  Depreciation and amortization                                     1,799
  Decrease in accounts receivable and accrued interest              2,549
  Increase in other assets                                         (1,049)
  Increase in accounts payable and accrued expenses                12,828
  Decrease in accrued interest on debentures                       (2,331)
                                                                ---------
    Net cash provided by operating activities                       5,358
                                                                ---------
INVESTING ACTIVITIES:
Investments in Security Capital Realty Incorporated               (17,791)
Sale of shares of Security Capital Realty Incorporated              8,089
Cash paid upon acquisition of businesses                           (7,500)
Advances under notes receivable                                   (13,476)
Repayment of notes receivable                                      13,106
Increase in property and equipment                                 (4,536)
Minority interest acquired                                           (228)
                                                                ---------
    Net cash used by investing activities                         (22,336)
                                                                ---------
FINANCING ACTIVITIES:
Advances under notes payable                                          250
Repayments of notes payable                                        (4,175)
Net proceeds from issuance of debentures                            9,612
Retirement of debentures                                             (108)
Purchase of treasury stock                                           (201)
Net proceeds from issuance of stock                                   164
                                                                ---------
    Net cash flow provided by financing activities                  5,542
                                                                ---------
Net decrease in cash and cash equivalents                         (11,436)
Cash and cash equivalents, beginning of year                       16,375
                                                                ---------
Cash and cash equivalents, end of year                           $  4,939
                                                                =========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

1. GENERAL

Organization and Recent Merger:
A merger of Security Capital Group Incorporated ("GROUP") with and into Security Capital Realty Incorporated ("REALTY") was approved by GROUP and REALTY shareholders during the fourth quarter of 1994. The merger was effective on January 1, 1995.

The merged entity ("Security Capital") is a private real estate company which combines GROUP's and REALTY's two complementary businesses. The merged entity owns controlling positions in three highly focused, fully integrated real estate operating companies. The new entity also includes the Services Division, which owns REIT Management and Property Management companies that direct these operating businesses. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services.

In August 1994, GROUP declared a dividend of .7242 shares to its stockholders. The stock dividend was paid on August 22, 1994 to holders of record on August 12, 1994.

In the merger, each share of GROUP's outstanding stock was exchanged for 1.22 shares of REALTY stock. Also, each $1,000 principal amount of GROUP's 8.5% convertible subordinated debentures was exchanged for $1,000 principal amount of REALTY's convertible subordinated debentures due June 30, 2014 (the "2014 Convertible Debentures") plus 1.147 shares of REALTY stock (equaling 1.22 REALTY shares, on a fully converted basis, for each GROUP share into which the GROUP debentures were convertible).

Each holder of an unexpired option or warrant to purchase GROUP stock or debentures automatically received the right to exercise such option or warrant, as the case may be (subject to the vesting provisions thereof and at the same aggregate exercise price), for the securities of REALTY the holder could have received pursuant to the merger had such option or warrant been exercised immediately prior to the merger.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Financial Presentation:
The accompanying consolidated financial statements include the accounts of GROUP and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Depreciation:
Depreciation of furniture and equipment is computed over the estimated useful lives (generally 3 to 10 years) of the depreciable property on a straight-line basis.

Goodwill:
Goodwill results from acquisitions of financial services companies and represents acquisition costs in excess of net assets of the businesses acquired. Goodwill, aggregating $12,540,111 at December 31, 1994, is included in other assets in the accompanying consolidated balance sheets and is being amortized on a straight-line basis over 15-20 years. Accumulated amortization at December 31, 1994 was $723,806.

Cash and Cash Equivalents:
Cash and cash equivalents consist of cash in bank accounts and investments in money market funds.

3. SERVICES DIVISION

GROUP's Services Division owns REIT Management (defined below) and Property Management companies which direct the operations and provide services to the highly focused, fully integrated real estate operating companies REALTY owns.

                      SECURITY CAPITAL GROUP INCORPORATED

Under the terms of separate agreements, GROUP's financial services subsidiaries manage the operations of separate affiliated REITs ("REIT Managers") and provide property management services to those REITs ("Property Managers"). Each REIT Manager is paid a REIT Management fee based on a percentage of the REIT's pre-management fee cash flow, after deducting regularly scheduled and assumed mortgage principal payments, as defined in the REIT management agreements. The fee is generally 16% of cash flow for operating REITs. The fee was 4% of cash flow with respect to REALTY, except with respect to REALTY's cash flow from affiliates in which it owns 90% or more of the common stock, as to which no fee was paid by REALTY. The REIT and Property Management Agreements are generally one year in term, renewable annually by the affiliated REIT and cancelable upon sixty days' notice. Property management fees are at market rates and are paid separately to GROUP's property management subsidiaries.

REIT and property management fees for the year ended December 31, 1994 were earned from the following sources:

      REIT management fees:
        Security Capital Industrial Trust (NYSE: SCN), a publicly
         held REIT which, at December 31, 1994, is 50.86% owned
         by REALTY                                                 $ 8,673,200
        Security Capital Pacific Trust (formerly Property Trust
         of America) (NYSE: PTR), which acquired by merger
         Security Capital Pacific Incorporated; at December 31,
         1994, PTR, a publicly held REIT, was 31.85% owned by
         REALTY and Security Capital Pacific Incorporated, a
         private REIT, was 97.61% owned by REALTY                   14,878,295
        Security Capital Atlantic Incorporated, a private REIT
         subsidiary which, at December 31, 1994, was 72.16% owned
         by REALTY                                                   3,671,048
        REALTY, a private REIT and an affiliate of GROUP             1,391,575
                                                                   -----------
                                                                    28,614,118
                                                                   -----------
      Property management fees:
        Security Capital Industrial Trust                            1,732,797
        Security Capital Pacific Trust                               6,736,532
        Security Capital Atlantic Incorporated                       1,816,842
                                                                   -----------
                                                                    10,286,171
                                                                   -----------
          Consolidated Services Division revenues                  $38,900,289
                                                                   ===========

4. NOTES RECEIVABLE

The following is a summary of GROUP's notes receivable at December 31, 1994:

             Directors' and officers'
              investment notes                $5,576,508
             Other                               944,916
                                              ----------
               Total notes receivable         $6,521,424
                                              ==========

Directors and officers investment notes (used to fund a portion of the purchase price of securities sold by GROUP and its affiliates) have a term of ten years, bear interest at prime rate plus 1/4% (8.75% at December 31, 1994) and are recourse to the respective borrowers.

                      SECURITY CAPITAL GROUP INCORPORATED

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1994:

             Office furniture and equipment  $ 7,439,119
             Vehicles                            132,938
             Leasehold improvements              433,723
             Other                                51,824
                                             -----------
                                               8,057,604
             Less accumulated depreciation    (1,799,224)
                                             -----------
             Net property and equipment      $ 6,258,380
                                             ===========

Depreciation expense charged to operations was $1,004,837 for the year ended December 31, 1994.

The useful lives of property and equipment for purposes of computing depreciation are:

             Office furniture and equipment  5-10 Years
             Vehicles                         3-5 Years
             Leasehold improvements          1-10 Years
             Other                            1-3 Years

6. INVESTMENT IN REALTY

At December 31, 1994, GROUP's common stock investment in REALTY aggregated $26,619,150, which represented 6.61% of REALTY's outstanding common stock. Dividend income from REALTY for the year ended December 31, 1994 was $1,153,419. This stock was cancelled in the GROUP/REALTY merger (see Note 1).

On June 5, 1994, REALTY declared a dividend distribution, payable to holders of common stock of record on June 16, 1994, (the record date) of $757.50 principal amount of 2014 Convertible Debentures for each share of common stock. These debentures issued to GROUP in connection with such distribution were cancelled in the GROUP/REALTY merger.

At December 31, 1994, the investment in REALTY, at cost, was as follows:

             Common stock                 $26,619,150
             2014 Convertible Debentures   30,490,844
                                          -----------
             Total Investment in REALTY   $57,109,994
                                          ===========

Total interest income recognized and received on the REALTY 2014 Convertible Debentures for the year ended December 31, 1994 was $1,819,234.

On March 31, 1994, GROUP renewed a $20,000,000 loan facility to REALTY. As of December 31, 1994 there was no outstanding balance under the loan facility. Total interest income recognized on this loan for the year ended December 31, 1994 was $230,935.

                      SECURITY CAPITAL GROUP INCORPORATED

7. LEASES

Minimum future rental payments under non-cancelable operating leases, principally for office space having remaining terms in excess of one year as of December 31, 1994, are as follows:

                    ---------------
             YEARS
             ENDED
             DECEMBER
             31,             AMOUNT
             --------    ----------
             1995        $1,604,987
             1996         1,440,372
             1997         1,100,541
             1998           572,090
             1999           428,210
             Thereafter   1,136,521
                         ----------
                         $6,282,721
                         ==========

Lease expense for the year ended December 31, 1994 was $1,539,052. Included above is a ten-year lease agreement, which began February 1, 1994, with Security Capital Industrial Trust, an affiliate, with a total remaining obligation of $2,528,000.

8. CONVERTIBLE SUBORDINATED DEBENTURES

The debentures bear interest at the rate of 8.5% per annum. GROUP may defer annually interest at the rate of 4.5%, which is payable at the maturity of the debentures (or earlier if the Board so directs). The balance of the interest amount (4%) is payable to the extent of the net cash flow of GROUP and may be deferred until payable out of net cash flow. Any amounts deferred accrue interest at the rate of 8.5%. On January 1, 1995 all 8.5% convertible subordinated debentures were exchanged for REALTY 2014 Convertible Debentures and shares of REALTY stock (see Notes 1 and 6). In conjunction with the merger with REALTY (see Note 1), all current and deferred accrued interest, amounting to $8,284,407, was paid on December 31, 1994.

On March 31, 1994 GROUP issued $9,833,470 principal amount of 8.5% convertible subordinated debentures, pursuant to a rights offering to existing shareholders.

9. INCOME TAXES

GROUP has no significant deferred tax assets or deferred tax liabilities other than its net operating loss carryforwards incurred from inception through December 31, 1994. No tax benefits applicable to such operating losses have been recognized, since GROUP would be unable to carry the operating loss back to prior periods for federal income tax purposes. GROUP has net operating loss carryforwards of approximately $18,310,000 at December 31, 1994. If not previously utilized, the loss carryforwards will expire beginning 2005 through 2009. Subsequent to the merger (see Note 1), utilization of existing net operating loss carryforwards may be limited by IRC Section 382 (limitation on net operating loss carryforwards following ownership change) and the Separate Return Limitation Year ("SRLY") rules.

10. SHARE OPTION PLAN

GROUP's Board of Directors has approved stock option plans and warrants for officers and directors. The plans permit options to be granted to directors and non-director employees to acquire units of Class B Common Non-voting Stock and 8.5% convertible subordinated debentures due 2006.

                      SECURITY CAPITAL GROUP INCORPORATED

The securities reserved for options and warrant grants and the options and warrants granted are summarized as follows:

                    -------------------------------------
                                       SHARES  DEBENTURES
                                   ---------  -----------
             Total options and
              warrants reserved
              for grants              20,833  $29,581,916
                                   =========  ===========
             Options granted:
               Directors               3,466  $ 4,928,802
               Employees              12,488   17,733,503
             Warrants                  4,675    6,636,000
                                   ---------  -----------
             Total options and
              warrants granted        20,629  $29,298,305
                                   =========  ===========

Due to the stock dividend, the option and warrant shares have been increased by
 .7242 (see Note 1). All options and warrants had exercise prices of $580 per share (adjusted to $475 per Security Capital share in the GROUP/REALTY merger) for the common stock and par for the debentures and must be exercised in units of both common stock and debentures.

Options granted to directors are one-half vested, with the balance to be fully vested on January 1, 1996. These options expire December 31, 2002. Of the options granted to employees, options for 2,664 shares and $3,785,503 of debentures are fully vested and expire January 1, 1997. The remaining employee options vest over a period from January 1, 1996 to December 31, 2002, and expire December 31, 2002. Under the 1995 Option Plan, 1,311 shares and $993,367 of debentures were granted to employees. The 1995 Option Plan is subject to shareholder approval. If shareholder approval is not received, options will convert to "phantom" options. If that conversion occurs, on the option's expiration date the option holder will receive cash equal to the net value of the option.

The Warrants granted to a director who is also an officer are fully vested and expire on December 31, 2002. No options or warrants have been exercised.

11. BUSINESS ACQUISITIONS

On May 12, 1994, GROUP entered into an asset purchase agreement with Laing Properties, Incorporated and Laing Management Company. The total purchase price was $6,000,000 cash and the entire amount was recorded as goodwill. The transaction occurred simultaneously with Security Capital Atlantic Incorporated's acquisition of $336 million of multifamily real estate properties. A subsidiary of GROUP is managing these properties.

On October 28, 1994, subsidiary of GROUP entered into an asset purchase agreement with The Krauss/Schwartz Company. The total purchase price was $1,500,000 cash and the entire amount was recorded as goodwill. The transaction occurred simultaneously with Security Capital Industrial Trust's acquisition of $89 million of industrial real estate properties. These properties are managed by a subsidiary of GROUP.

In a series of transactions completed in January 1994, GROUP acquired all the outstanding stock of WilsonSchanzer, Inc., a multifamily property management company, and renamed it SCG Realty Services Incorporated ("REALTY SERVICES"). As part of the consideration, GROUP issued a $250,000 note payable and a three-year option to purchase Class B common stock and debentures for an exercise price of $270,000. The note payable bears interest at Texas Commerce Bank prime rate plus 1/4% and is exchangeable for stock of REALTY. GROUP also acquired the assignment of rights under a management agreement from the selling shareholders for $560,000, payable in four equal, annual installments expiring January 31, 1997.

Goodwill applicable to these transactions is being amortized on a straight-line basis over 15-20 years (see Note 2).

                      INDEPENDENT AUDITORS' REVIEW REPORT

The Board of Trustees and Shareholders
SECURITY CAPITAL PACIFIC TRUST:

We have reviewed the accompanying condensed balance sheet of SECURITY CAPITAL PACIFIC TRUST as of March 31, 1997, and the related condensed statements of earnings, shareholders' equity, and cash flows for the three-month periods ended March 31, 1997 and 1996. These condensed financial statements are the responsibility of the Trust's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of SECURITY CAPITAL PACIFIC TRUST as of December 31, 1996, and the related statements of earnings, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 29, 1997, except as to Note 13, which is as of March 10, 1997, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 1996 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

                                        KPMG Peat Marwick LLP

Chicago, Illinois
May 2, 1997

                         SECURITY CAPITAL PACIFIC TRUST

                            CONDENSED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             ------------------
                                                        MARCH 31,  DECEMBER 31,
                                                             1997          1996
                                                      -----------  ------------
                                                      (UNAUDITED)
                       ASSETS
                       ------
Real estate                                           $2,233,866    $2,153,363
Less accumulated depreciation                            100,041        97,574
                                                      ----------    ----------
                                                       2,133,825     2,055,789
Homestead Notes                                          191,829       176,304
Other mortgage notes receivable                           13,537        13,525
                                                      ----------    ----------
    Net investments                                    2,339,191     2,245,618
Cash and cash equivalents                                  7,941         5,601
Accounts receivable and accrued interest                   8,487         4,157
Restricted cash in tax-deferred exchange escrow           59,000            42
Other assets                                              27,358        27,014
                                                      ----------    ----------
Total assets                                          $2,441,977    $2,282,432
                                                      ==========    ==========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
LIABILITIES:
  Credit facilities                                   $  193,865    $  110,200
  Long-Term Debt                                         630,000       580,000
  Mortgages payable                                      230,578       217,188
  Distributions payable                                        -        24,537
  Accounts payable                                        25,368        22,782
  Accrued expenses and other liabilities                  55,207        60,217
                                                      ----------    ----------
Total liabilities                                      1,135,018     1,014,924
                                                      ----------    ----------
SHAREHOLDERS' EQUITY:
  Series A Preferred Shares (6,080,019 convertible
   shares in 1997 and 6,494,967 in 1996; stated
   liquidation preference of $25 per share)              152,000       162,374
  Series B Preferred Shares (4,200,000 shares issued;
   stated liquidation
   preference of $25 per share)                          105,000       105,000
  Common Shares (shares issued--76,075,971 in 1997
   and 75,510,986 in 1996)                                76,076        75,511
  Additional paid-in capital                             928,330       918,434
  Unrealized holding gain on Homestead Notes              73,886        74,923
  Distributions in excess of net earnings                (28,333)      (68,734)
                                                      ----------    ----------
Total shareholders' equity                             1,306,959     1,267,508
                                                      ----------    ----------
Total liabilities and shareholders' equity            $2,441,977    $2,282,432
                                                      ==========    ==========

     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                     CONDENSED STATEMENTS OF EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                            ---------------
                                              THREE MONTHS ENDED MARCH 31,
                                              -----------------------------
                                                        1997           1996
                                              -------------- --------------
REVENUES:
  Rental revenues                                   $79,950        $75,809
  Interest income on Homestead Notes                  3,174              -
  Other interest income                                 370            547
                                              -------------  -------------
                                                     83,494         76,356
                                              -------------  -------------
EXPENSES:
  Rental expenses                                    20,357         20,086
  Real estate taxes                                   7,268          7,103
  Property management fees paid to affiliates         2,950          3,108
  Depreciation                                       12,049         10,618
  Interest                                           13,961          6,520
  REIT management fee paid to affiliate               4,617          5,555
  General and administrative                            272            276
  Other                                               1,744            170
                                              -------------  -------------
                                                     63,218         53,436
                                              -------------  -------------
Earnings from operations                             20,276         22,920
Gain on disposition of investments, net              25,335          2,923
                                              -------------  -------------
Net earnings                                         45,611         25,843
Less Preferred Share dividends                        5,035          6,388
                                              -------------  -------------
Net earnings attributable to common shares          $40,576        $19,455
                                              =============  =============
Weighted-average Common Shares outstanding           75,872         72,211
                                              =============  =============
Per Common Share amounts:
  Primary                                          $   0.53       $   0.27
                                              =============  =============
  Fully diluted                                    $   0.51          $   -
                                              =============  =============
Distributions paid                                  $ 0.325        $ 0.310
                                              =============  =============

     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                  CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY

                       THREE MONTHS ENDED MARCH 31, 1997

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                  (UNAUDITED)

                         --------------------------------------------------------------------------------
                              SHARES OF BENEFICIAL
                            INTEREST, $1.00 PAR VALUE
                        ---------------------------------
                           SERIES A    SERIES B
                          PREFERRED   PREFERRED
                          SHARES AT   SHARES AT
                          AGGREGATE   AGGREGATE    COMMON ADDITIONAL UNREALIZED DISTRIBUTIONS
                        LIQUIDATION LIQUIDATION SHARES AT    PAID-IN    HOLDING  IN EXCESS OF
                         PREFERENCE  PREFERENCE PAR VALUE    CAPITAL      GAINS  NET EARNINGS      TOTAL
                        ----------- ----------- --------- ---------- ---------- ------------- ----------
Balances at January 1,
 1997                    $162,374    $105,000    $75,511   $918,434   $74,923     $(68,734)   $1,267,508
 Net earnings                   -           -          -          -         -       45,611        45,611
 Shareholder
  Distributions                 -           -          -          -         -       (5,210)       (5,210)
 Conversion of 414,948
  Series A Preferred
  Shares into 558,875
  Common Shares           (10,374)          -        559      9,815         -            -             -
 Change in unrealized
  holding gain on
  Homestead Notes               -           -          -          -    (1,037)           -        (1,037)
 Exercise of warrants           -           -          6         81         -            -            87
                         --------    --------    -------   --------   -------     --------    ----------
Balances at March 31,
 1997                    $152,000    $105,000    $76,076   $928,330   $73,886     $(28,333)   $1,306,959
                         ========    ========    =======   ========   =======     ========    ==========


     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                       CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                             ---------------
                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                      ---------------------
                                                            1997        1996
                                                      ---------   ---------
OPERATING ACTIVITIES
  Net earnings                                        $  45,611   $  25,843
  Adjustments to reconcile net earnings to net cash
   flow provided by operating activities:
    Depreciation and amortization                        12,466      11,036
    Gain on disposition of investments, net             (25,335)     (2,923)
    Provision for possible loss on investments            1,500           -
  Change in accounts payable                             (1,321)     (8,658)
  Change in accrued expenses and other liabilities       (5,010)     (8,297)
  Change in other operating assets                       (5,186)       (829)
                                                      ---------   ---------
      Net cash flow provided by operating activities     22,725      16,172
                                                      ---------   ---------
INVESTING ACTIVITIES:
  Real estate investments                              (177,877)   (101,323)
  Change in tax-deferred exchange escrow                (58,958)          -
  Funding of Homestead Notes                            (16,250)          -
  Advances on other mortgage notes receivable              (100)          -
  Principal repayments on other mortgage notes
   receivable                                                88       1,081
  Gross proceeds from dispositions                      142,137      39,548
  Closing costs related to dispositions                  (3,075)       (401)
                                                      ---------   ---------
      Net cash flow used in investing activities       (114,035)    (61,095)
                                                      ---------   ---------
FINANCING ACTIVITIES:
  Proceeds from Long-Term Debt                           50,000     150,000
  Debt issuance costs incurred                             (218)     (1,598)
  Prepayment of mortgages payable due to community
   dispositions                                          (9,534)          -
  Regularly scheduled principal payments on
   mortgages payable                                       (603)       (484)
  Proceeds from credit facilities                       248,808      63,135
  Principal payments on credit facilities              (165,143)   (155,886)
  Cash distributions paid on Common Shares              (24,712)    (22,437)
  Cash dividends paid on Preferred Shares                (5,035)     (6,388)
  Proceeds from exercise of warrants                         87           -
                                                      ---------   ---------
      Net cash flow provided by financing activities     93,650      26,342
                                                      ---------   ---------
Net increase (decrease) in cash and cash equivalents      2,340     (18,581)
Cash and cash equivalents at beginning of period          5,601      26,919
                                                      ---------   ---------
Cash and cash equivalents at end of period             $  7,941    $  8,338
                                                      =========   =========
Non-cash investing and financing activities:
  Assumption of mortgages payable upon purchase of
   multifamily communities                               23,527           -
  Series A Preferred Shares converted to Common
   Shares                                                10,374           -
  Fair market value adjustment related to Homestead
   Notes                                                  1,037           -

     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                            MARCH 31, 1997 AND 1996

                                  (UNAUDITED)

(1) GENERAL

The condensed financial statements of SECURITY CAPITAL PACIFIC TRUST ("PTR") are unaudited and certain information and footnote disclosures normally included in financial statements have been omitted. While management of PTR believes that the disclosures presented are adequate, these interim financial statements should be read in conjunction with the financial statements and notes included in PTR's 1996 Annual Report on Form 10-K.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary for a fair presentation of PTR's financial statements for the interim periods presented. The results of operations for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year.

The accounts of PTR and its majority-owned subsidiaries are consolidated in the accompanying condensed financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates.

Reclassifications
Certain of the 1996 amounts have been reclassified to conform to the 1997 presentation.

Per Share Data
Primary earnings per share is computed based on the weighted average number of common shares of beneficial interest, par value $1.00 per share ("Common Share(s)"), outstanding. Fully diluted earnings per Common Share is calculated from the weighted average Common Shares outstanding plus the Common Shares that would be outstanding assuming conversion of the weighted average number of outstanding cumulative convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share ("Series A Preferred Shares"), outstanding Trustee options and certain warrants exercisable by third parties. For purposes of the fully diluted earnings per share calculation, dividends on the Series A Preferred Shares are added back to net earnings attributable to Common Shares. Primary earnings per share and fully diluted earnings per share were approximately the same for the three months ended March 31, 1996.

PTR will adopt Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, which changes the method used to compute earnings per share in the fourth quarter of 1997. The impact of SFAS No. 128 on the calculation of PTR's earnings per share is not expected to be material.

                         SECURITY CAPITAL PACIFIC TRUST

(2) REAL ESTATE

Investments
Equity investments in real estate, at cost, were as follows (dollar amounts in thousands):

                                                 ----------------------------
                                     MARCH 31, 1997      DECEMBER 31, 1996
                                    -----------------    -----------------
                                    INVESTMENT  UNITS    INVESTMENT  UNITS
                                    ---------- ------    ---------- ------
Multifamily:
  Operating communities             $1,885,814 40,874    $1,861,561 42,702
  Communities under construction       227,325  5,671(1)    186,710  5,479(1)
  Development communities in
   planning:
    Development communities owned       59,628  3,877(1)     48,504  3,351(1)
    Development communities under
     control                           (2)      2,074(1)    (2)      3,737(1)
                                    ---------- ------    ---------- ------
      Total development communities     59,628  5,951        48,504  7,088
                                    ---------- ------    ---------- ------
Land held for future development        35,095    --         30,043    --
                                    ---------- ------    ---------- ------
      Total multifamily              2,207,862 52,496     2,126,818 55,269
                                    ---------- ------    ---------- ------
Non-multifamily                         26,004               26,545
                                    ----------           ----------
      Total real estate             $2,233,866           $2,153,363
                                    ==========           ==========

--------
(1)Unit information is based on management's estimates and has not been audited or reviewed by PTR's independent auditors.
(2)PTR's investment as of March 31, 1997 and December 31, 1996 for developments under control was $1.9 million and $1.6 million, respectively, and is reflected in the "Other assets" caption of PTR's balance sheets.

The change in investments in real estate, at cost, consisted of the following (in thousands):

      Balance at January 1, 1997                                 $2,153,363
        Multifamily:
          Acquisition and renovation expenditures                   146,801
          Development expenditures, excluding land acquisitions      52,883
          Acquisition and improvement of land
           held for current or future development                     4,095
          Recurring capital expenditures                              1,533
          Dispositions                                             (122,769)
          Provisions for possible loss on investments                (1,500)
                                                                 ----------
        Net multifamily activity subtotal                         2,234,406
        Non-multifamily disposition                                    (540)
                                                                 ----------
      Balance at March 31, 1997                                  $2,233,866
                                                                 ==========

At March 31, 1997, PTR had contingent contracts or letters of intent, subject to PTR's final due diligence and approval of all entitlements, to acquire land for the development of an estimated 4,621 multifamily units with an aggregate estimated development cost of approximately $411.9 million. At the same date, PTR also had contingent contracts or letters of intent, subject to final due diligence, for the acquisition of 897 additional operating multifamily units with a total expected investment of $79.7 million, including planned renovations.

At March 31, 1997, PTR had unfunded development commitments for developments under construction of $132.0 million.

                         SECURITY CAPITAL PACIFIC TRUST

Gains and Provision for Possible Loss on Investments
Each year, REIT Management formulates operating and capital plans based on an ongoing active review of PTR's portfolio. Based in part upon the market research provided by Security Capital Real Estate Research Group Incorporated, and in an effort to optimize its portfolio composition, PTR may from time to time seek to dispose of assets that in management's view no longer meet PTR's long-term investment objectives. The proceeds from these selected dispositions are redeployed, typically through tax-deferred exchanges, into assets that in PTR's view offer better long-term cash flow growth prospects. As a result of this asset optimization strategy, PTR disposed of 12 multifamily communities and one industrial building during the first quarter of 1997, representing gross proceeds of $142.1 million, and disposed of four multifamily communities during the first quarter of 1996, representing gross proceeds of $39.5 million. As of March 31, 1997, PTR held a portion of the 1997 disposition proceeds aggregating $59 million in an interest bearing escrow account, pending acquisition of other multifamily communities to complete the tax-deferred exchange. For federal income tax purposes, the majority of the 1997 and 1996 dispositions were structured as tax-deferred exchanges which deferred gain recognition. For financial reporting purposes, however, the transactions qualified for profit recognition and aggregate gains of $25.3 million and $2.9 million were recorded for the three months ended March 31, 1997 and 1996, respectively.

As part of PTR's asset optimization strategy, 18 multifamily communities were held for disposition as of March 31, 1997. The aggregate carrying value of properties held for disposition was approximately $144.0 million at March 31, 1997, net of a provision for possible loss of $1.5 million on certain communities. A substantial aggregate gain is expected upon the disposition of the remaining communities, although generally accepted accounting principles disallows recognition of anticipated gains. Each community's carrying value is less than or equal to its estimated fair market value, net of estimated costs to sell. Such communities are not depreciated during the period for which they are determined to be held for disposition. Subject to normal closing risks, PTR expects to complete the disposition of all communities during 1997 and redeploy the net proceeds from such dispositions, where appropriate, through tax-deferred exchanges into the acquisition of multifamily communities. The property level earnings, after interest and depreciation, from communities held for disposition at March 31, 1997 which are included in PTR's earnings from operations for the three months ended March 31, 1997 and 1996 were $3.0 million and $2.8 million, respectively.

(3) HOMESTEAD NOTES

In addition to multifamily investment activity, PTR had developed and operated extended-stay lodging facilities under the Homestead Village(R) name since 1992. On October 17, 1996, PTR contributed its Homestead Village(R) properties to Homestead Village Incorporated ("Homestead"), a newly formed company, in exchange for Homestead securities. As of the contribution date, the Homestead Village(R) properties constituted approximately 7.1% of PTR's total assets, at cost. The Homestead Village(R) properties generated approximately 7.2% of PTR's Net Operating Income for the three month period ended March 31, 1996.

During the three month period ended March 31, 1997, PTR funded an additional $16.3 million under its $198.8 million commitment to provide development funding to Homestead in the form of convertible mortgage notes ("Homestead Notes"), resulting in a total amount funded of $117.4 million as of March 31, 1997.

                         SECURITY CAPITAL PACIFIC TRUST

Following is a reconciliation of the Homestead Notes' components to the amount reflected in the accompanying Balance Sheet (in thousands):


                                                   MARCH 31,
                                                        1997
                                                  ---------
      Face amount of Homestead Notes               $130,728
      Original issue discount                       (13,290)
                                                  ---------
      Amount funded                                 117,438
      Amortization of original issue discount           307
      Conversion feature--initial value               9,208
      Unamortized discount on conversion feature     (9,010)
      Fair value adjustment                          73,886
                                                  ---------
      Carrying value and fair value                $191,829
                                                  =========

The Homestead Notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal face amount outstanding. Accordingly, fair value was calculated based upon the conversion value of the Homestead Notes using the trading price of Homestead common stock at March 31, 1997 of $16.875. The fair value adjustment is recognized as an unrealized gain in shareholders' equity.

PTR expects to complete the funding of the remaining $81.4 million under its funding commitment in 1997 and early 1998.

(4) BORROWINGS

Credit Facilities
PTR has a $350 million unsecured revolving line of credit with Texas Commerce Bank, National Association ("TCB"), as agent for a group of financial institutions (collectively, the "Lenders"). The line matures in August 1998 and may be extended annually for an additional year with the approval of the Lenders. The line of credit bears interest at the greater of prime (8.5% at March 31, 1997) or the federal funds rate plus 0.50%, or at PTR's option, LIBOR (5.6875% at March 31, 1997) plus 1.125% (6.8125% at March 31, 1997). The spread over LIBOR can vary from LIBOR plus 0.75% to LIBOR plus 1.50% based upon the rating of PTR's long-term unsecured senior notes ("Long-Term Debt"). Additionally, there is a commitment fee on the average unfunded line of credit balance. The commitment fee was $75,000 and $110,000 for the three month period ended March 31, 1997 and 1996, respectively.

A summary of PTR's line of credit borrowings is as follows (dollars in thousands):

                                             ---------------------------------
                                                 THREE MONTHS ENDED YEAR ENDED
                                                     MARCH 31, 1997       1996
                                                 ------------------ ----------
      Total line of credit                            $350,000       $350,000
      Borrowings outstanding at end of period          133,500         99,750
      Weighted-average daily borrowings                151,606        112,248
      Maximum borrowings outstanding at any
       month end                                       205,000        188,750
      Weighted-average daily nominal interest
       rate                                               6.9%           7.3%
      Weighted-average daily effective interest
       rate                                               8.1%           8.8%
      Weighted-average nominal interest rate at
       end of period                                      6.7%           6.6%

On September 9, 1996, PTR entered into a short-term, unsecured, borrowing agreement with TCB. The loan matures March 18, 1998 and bears interest at an overnight rate which ranged from 5.94% to 6.50% during the three months ended March 31, 1997. At March 31, 1997, there was $365,000 outstanding under this agreement.

                         SECURITY CAPITAL PACIFIC TRUST

On March 10, 1997, PTR borrowed $60 million under a short-term, unsecured, borrowing agreement with a financial institution. The loan matures on September 10, 1997, but provides for early repayment at PTR's option on the 10th day of each month during the term. Interest is payable monthly at an annual rate of LIBOR plus 0.60% (6.2875% at March 31, 1997). On April 4, 1997, PTR borrowed an additional $40 million under a short-term, unsecured, borrowing agreement with the same financial institution, having approximately the same interest rate and repayment terms. The proceeds from both loans were used to repay borrowings under PTR's line of credit.

The aggregate amount of borrowings outstanding under all of PTR's credit facilities at March 31, 1997 was $193.9 million.

Long-Term Debt
PTR has issued Long-Term Debt which bear interest at fixed rates, payable semi-annually. Funds from such issuances were used primarily for acquisition, development and renovation of multifamily communities and to repay balances on credit facilities incurred for such purposes. The following table summarizes the Long-Term Debt as of March 31, 1997:

--------------------------------------------------------------------------------------------------
                         ISSUANCE              AVERAGE EFFECTIVE
                              AND                 INTEREST RATE,
                      OUTSTANDING             INCLUDING OFFERING              ORIGINAL   PRINCIPAL
                        PRINCIPAL     COUPON       DISCOUNTS AND   MATURITY       LIFE     PAYMENT
DATE OF ISSUANCE           AMOUNT       RATE      ISSUANCE COSTS       DATE    (YEARS) REQUIREMENT
-------------------  ------------ ---------   ------------------ ---------  ---------  -----------
3/31/97              $ 20 million     7.500%          7.443%        4/1/07      10.00      (1)
3/31/97                30 million     8.050           8.038         4/1/17      20.00      (1)
                     ------------ ---------       ---------                 ---------
Subtotal/Average     $ 50 million     7.905%          7.850%                    16.00
                     ------------ ---------       ---------                 ---------
10/21/96             $ 15 million     6.600%          7.030%      10/15/99       3.00      (1)
10/21/96               20 million     6.950           7.400       10/15/02       6.00      (1)
10/21/96               20 million     7.150           7.500       10/15/03       7.00      (1)
10/21/96               20 million     7.250           7.630       10/15/04       8.00      (1)
10/21/96               20 million     7.300           7.640       10/15/05       9.00      (1)
10/21/96               20 million     7.375           7.685       10/15/06      10.00      (1)
10/21/96               15 million     6.500           6.750       10/15/26      30.00      (2)
                     ------------ ---------       ---------                 ---------
Subtotal/Average     $130 million     7.350%          7.500%                     6.85
                     ------------ ---------       ---------                 ---------
8/6/96               $ 20 million     7.550%          7.680%        8/1/08      12.00      (1)
8/6/96                 20 million     7.625           7.730         8/1/09      13.00      (1)
8/6/96                 20 million     7.650           7.770         8/1/10      14.00      (1)
8/6/96                 20 million     8.100           8.210         8/1/15      19.00      (1)
8/6/96                 20 million     8.150           8.250         8/1/16      20.00      (1)
                     ------------ ---------       ---------                 ---------
Subtotal/Average     $100 million     7.840%          7.950%                    15.60
                     ------------ ---------       ---------                 ---------
2/23/96              $ 50 million     7.150%          7.300%       2/15/10      10.50      (3)
2/23/96               100 million     7.900           8.030        2/15/16      18.00      (4)
                     ------------ ---------       ---------                 ---------
Subtotal/Average     $150 million     7.710%          7.840%                    15.50
                     ------------ ---------       ---------                 ---------
2/8/94               $100 million     6.875%          6.978%       2/15/08      10.50      (5)
2/8/94                100 million     7.500           7.653        2/15/14      18.00      (6)
                     ------------ ---------       ---------                 ---------
Subtotal/Average     $200 million     7.240%          7.370%                    14.25
                     ------------ ---------       ---------                 ---------
Grand Total/Average  $630 million     7.530%          7.640%                    13.37
                     ============ =========       =========                 =========

--------
(1) Entire principal amount due at maturity.
(2) The 6.500% notes may be repaid on October 15, 1999 at the option of the holders at their full principal amount together with accrued interest.
(3) These notes require aggregate annual principal payments of $6.25 million commencing in 2003.

                         SECURITY CAPITAL PACIFIC TRUST

(4) These notes require aggregate annual principal payments of $10 million in 2011, $12.5 million in 2012, $15 million in 2013, $17.5 million in 2014, $20 million in 2015 and $25 million in 2016.
(5) These notes require annual principal payments of $12.5 million commencing in 2001.
(6)These notes require aggregate annual principal payments of $10 million in 2009, $12.5 million in 2010, $15 million in 2011, $17.5 million in 2012, $20 million in 2013, and $25 million in 2014.

Mortgages Payable
Mortgages payable at March 31, 1997 consisted of the following (dollar amounts in thousands):

----------------------------------------------------------------------------------------
                                                         BALLOON  PRINCIPAL    PRINCIPAL
                           EFFECTIVE SCHEDULED PERIODIC  PAYMENT BALANCE AT   BALANCE AT
                            INTEREST  MATURITY  PAYMENT   DUE AT  MARCH 31, DECEMBER 31,
COMMUNITY                    RATE(1)      DATE    TERMS MATURITY       1997         1996
---------                  --------- --------- -------- -------- ---------- ------------
Conventional fixed rate:
  Tigua Village              9.90%   05/01/97     (2)   $   677   $    681    $    683
  Silvercliff                7.66    11/10/97     (2)     7,304      7,359       7,382
  Braeswood Park             7.51    01/01/98     (2)     6,635      6,727       6,761
  Seahawk                    8.05    01/10/98     (2)     5,350      5,407       5,427
  La Tierra at the Lakes     7.89    12/01/98     (2)    25,105     25,908      26,019
  Windsail                    N/A    02/01/99     (2)     4,675        --        4,798
  Clubhouse                  8.75    12/01/99     (2)     5,501      5,806       5,831
  Greenpointe                8.50    03/01/00     (2)     3,410      3,622       3,638
  Mountain Shadow            8.50    03/01/00     (2)     3,130      3,326       3,340
  Sunterra                   8.25    03/01/00     (2)     7,612      8,103       8,138
  Brompton Court             8.39    09/01/00     (2)    13,340     14,259      14,318
  Marina Lakes               8.20    07/19/01     (2)    12,393     13,509         --
  Treat Commons              7.50    09/14/01     (2)     6,578      7,163       7,192
  El Dorado                  7.59    10/01/02     (2)    15,527     16,677      16,718
  Ashton Place               7.75    10/01/23     (3)       N/A     47,209      47,342
  Double Tree II              N/A    05/01/33     (3)       N/A        --        4,750
                                                                  --------    --------
                                                                   165,756     162,337
Tax-exempt fixed rate(4):
  Fox Creek                  8.71    06/01/97     (2)     4,219      4,223       4,236
  Cherry Creek               8.11    11/01/01     (2)     2,630      4,000       4,000
  Redwood Shores             5.53    10/01/08     (2)    16,820     25,220      25,220
  Summertree                 6.65    12/15/18     (5)     4,435      4,435       4,435
                                                                  --------    --------
                                                                    37,878      37,891
Tax-exempt floating
 rate(4):
  River Meadows              8.66    10/01/05     (6)    10,000     10,000         --
  Apple Creek                7.08    09/01/07     (6)    11,100     11,100      11,100
                                                                  --------    --------
                                                                    21,100      11,100
Combined(7):
  Las Flores                 8.42    06/01/24     (3)       N/A      5,844       5,860
                             ----                                 --------    --------
    Total/Average Mortgage
     Debt                    7.62%                                $230,578    $217,188
                             ====                                 ========    ========

--------
(1) Represents the effective interest rate, including loan cost amortization and other ongoing fees and expenses.
(2) Regular amortization with a balloon payment due at maturity.
(3) Fully amortizing.
(4) Tax-exempt effective interest rates include credit enhancement and other bond-related costs, where applicable.
(5) Semi-annual payments are interest only until December 2003 at 5.4%, at which time the interest rate is adjusted to the current market rate.

                         SECURITY CAPITAL PACIFIC TRUST

(6) Payments are interest only until maturity and the interest rate is adjusted weekly or monthly.
(7) In 1990, the Las Flores apartments were refinanced pursuant to multifamily bonds aggregating $6.2 million. The bonds consist of $4.5 million Series A tax exempt fixed rate bonds and $1.7 million Series B taxable fixed rate bonds. The bonds are guaranteed by the GNMA mortgage-backed securities program.

The changes in mortgages payable during the three months ended March 31, 1997 consisted of the following (in thousands):

      Balance at January 1, 1997                                   $217,188
        Mortgage notes assumed                                       23,527
        Principal payments, including prepayments upon community
         dispositions                                               (10,137)
                                                                  ---------
      Balance at March 31, 1997                                    $230,578
                                                                  =========

Scheduled Debt Maturities
Approximate principal payments due during each of the calendar years in the 20-year period ending December 31, 2016 and thereafter, as of March 31, 1997, are as follows (in thousands):

                              -------------------------------
                      CREDIT  LONG-TERM
                  FACILITIES       DEBT  MORTGAGES      TOTAL
                  ---------- ---------  ---------  ----------
      1997         $ 60,365    $     -   $  5,129   $  65,494
      1998          133,500          -     40,012     173,512
      1999                -     30,000     12,790      42,790
      2000                -          -     29,799      29,799
      2001                -     12,500     24,807      37,307
      2002                -     32,500     17,348      49,848
      2003                -     38,750      1,752      40,502
      2004                -     38,750      1,903      40,653
      2005                -     38,750     12,066      50,816
      2006                -     38,750      2,241      40,991
      2007                -     38,750     13,528      52,278
      2008                -     38,750     18,863      57,613
      2009                -     36,250      1,603      37,853
      2010                -     38,750      1,732      40,482
      2011                -     25,000      1,871      26,871
      2012                -     30,000      2,022      32,022
      2013                -     35,000      2,185      37,185
      2014                -     42,500      2,361      44,861
      2015                -     40,000      2,551      42,551
      2016                -     45,000      2,756      47,756
      Thereafter          -     30,000     33,259      63,259
                  ---------  ---------  ---------  ----------
        Total      $193,865   $630,000   $230,578  $1,054,443
                  =========  =========  =========  ==========

General
PTR's debt instruments generally contain certain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. PTR was in compliance with all covenants pertaining to its debt instruments at March 31, 1997.

Interest paid on all borrowings for the three months ended March 31, 1997 was $18.9 million, net of $4.4 million of interest capitalized during construction. Interest paid on all borrowings for the three months ended March 31, 1996 was $9.2 million, net of $3.5 million of interest capitalized during construction.

                         SECURITY CAPITAL PACIFIC TRUST

              NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONCLUDED)

Amortization of loan costs included in interest expense for the three months ended March 31, 1997 and 1996 was $729,000 and $418,000, respectively.

(5) CASH DISTRIBUTIONS

PTR paid the first quarter 1997 distribution of $0.325 per Common Share on February 20, 1997. On April 22, 1997 the Board of Trustees (the "Board") declared a cash distribution of $0.325 per Common Share, payable on May 29, 1997, to shareholders of record on May 13, 1997. On March 31, 1997, PTR paid quarterly dividends of $0.4377 per cumulative convertible Series A Preferred Share and $0.5625 per cumulative redeemable Series B Preferred Share to preferred shareholders of record on March 17, 1997.

(6) SHELF REGISTRATION

On March 27, 1997, PTR filed a $300 million shelf registration with the Securities and Exchange Commission. These securities can be issued in the form of Long-Term Debt, Preferred Shares or Common Shares on an as-needed basis, subject to PTR's ability to effect offerings on satisfactory terms. As of March 31, 1997, a total of $420 million in shelf-registered securities were available to be issued.

(7) REIT MANAGER AND PROPERTY MANAGER ACQUISITION PROPOSAL

Effective March 1, 1991, PTR entered into a REIT Management agreement with Security Capital Pacific Incorporated (the "REIT Manager"), to provide REIT Management services to PTR. The REIT Manager is a subsidiary of Security Capital Group Incorporated ("Security Capital Group"), which owned approximately 36% of PTR's outstanding Common Shares as of March 31, 1997.

SCG Realty Services Incorporated (the "Property Manager"), a wholly-owned subsidiary of Security Capital Group, managed 95.03% and 86.61% (based on total expected investment) of PTR's operating multifamily communities as of March 31, 1997, and 1996, respectively. Rates for services performed by SCG Realty Services are subject to annual approval by PTR's independent Trustees (who receive an annual review from an independent third party). Management believes that such rates are consistent with those prevailing in the markets in which PTR operates.

On May 1, 1997, Security Capital Group filed a registration statement with the Securities and Exchange Commission containing PTR's preliminary proxy statement and Security Capital Group's preliminary prospectus (relating to warrants to purchase Class B common stock of Security Capital Group) relating to a proposed merger transaction whereby PTR would acquire the operations and businesses of its REIT Manager and Property Manager (valued at approximately $75.8 million) in exchange for Common Shares. The $75.8 million value was based on a three-year discounted analysis of net operating income prepared by Security Capital Group and revised after negotiation with a special committee comprised of independent Trustees (the "Special Committee"). The number of common shares issuable to Security Capital Group will depend on the average market price of the Common Shares over the five-day period prior to the record date, subject to such average not being more than $27.11475 or less than $21.63525. As a result of the transaction, PTR would become an internally managed REIT and Security Capital Group would remain PTR's largest shareholder (35% at June 30, 1997). The Board recently approved the proposed merger transaction based on the recommendations of the Special Committee. The proposed merger transaction requires the approval of the holders of a two-thirds majority of PTR's outstanding Common Shares. PTR's proxy statement, after review and clearance by the Securities and Exchange Commission, will be mailed to PTR's common shareholders prior to a shareholder vote. Assuming that the market value of the Common Shares issued to Security Capital Group on the transaction date is $75.8 million, approximately $3.1 million will be allocated to the net tangible assets acquired and the $72.7 million difference will be accounted for as costs incurred in acquiring the management companies from a related party since the management companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". This one-time adjustment will be recorded as an operating expense on PTR's statement of earnings.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Trustees and Shareholders
SECURITY CAPITAL PACIFIC TRUST:

We have audited the balance sheets of SECURITY CAPITAL PACIFIC TRUST as of December 31, 1996 and 1995 and the related statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ending December 31, 1996. In connection with our audits of the financial statements, we also have audited Schedule III, Real Estate and Accumulated Depreciation. These financial statements and financial statement schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SECURITY CAPITAL PACIFIC TRUST as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                        KPMG PEAT MARWICK LLP

Chicago, Illinois
January 29, 1997, except as to Note 13which is as of March 10, 1997

                         SECURITY CAPITAL PACIFIC TRUST

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             ------------------

                                                           DECEMBER 31,
                                                       ----------------------
                                                             1996        1995
                                                       ----------  ----------
                        ASSETS
Real estate                                            $2,153,363  $1,855,866
Less accumulated depreciation                              97,574      81,979
                                                       ----------  ----------
                                                        2,055,789   1,773,887
Homestead Notes                                           176,304           -
Other mortgage notes receivable                            13,525      15,844
                                                       ----------  ----------
    Net investments                                     2,245,618   1,789,731
Cash and cash equivalents                                   5,643      26,919
Accounts receivable and accrued interest                    4,157       3,318
Other assets                                               27,014      21,031
                                                       ----------  ----------
    Total assets                                       $2,282,432  $1,840,999
                                                       ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
  Lines of credit                                      $  110,200  $  129,000
  Long-term debt                                          580,000     200,000
  Mortgages payable                                       217,188     158,054
  Distributions payable                                    24,537      22,437
  Accounts payable                                         22,782      21,040
  Accrued expenses and other liabilities                   60,217      34,800
                                                       ----------  ----------
    Total liabilities                                   1,014,924     565,331
                                                       ----------  ----------
SHAREHOLDERS' EQUITY:
  Series A Preferred Shares (6,494,967 convertible
   shares in 1996 and 9,200,000 in 1995; stated
   liquidation preference of $25 per share)               162,374     230,000
  Series B Preferred Shares (4,200,000 shares issued;
   stated liquidation preference of $25 per share)        105,000     105,000
  Common Shares (shares issued--75,510,986 in 1996 and
   72,375,819 in 1995)                                     75,511      72,376
  Additional paid-in capital                              918,434     952,679
  Unrealized holding gain on Homestead Notes               74,923           -
  Distributions in excess of net earnings                 (68,734)    (82,450)
  Treasury shares (164,901 in 1995)                             -      (1,937)
                                                       ----------  ----------
    Total shareholders' equity                          1,267,508   1,275,668
                                                       ----------  ----------
    Total liabilities and shareholders' equity         $2,282,432  $1,840,999
                                                       ==========  ==========

    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                             STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   ----------------------------

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                                    1996       1995       1994
                                              ---------  ---------  ---------
REVENUES:
  Rental income                                $322,046   $262,473   $183,472
  Interest income on Homestead Notes              2,035          -          -
  Other interest income                           2,165      2,400      2,633
                                              ---------  ---------  ---------
                                                326,246    264,873    186,105
                                              ---------  ---------  ---------
EXPENSES:
  Rental expenses                                89,550     73,808     55,772
  Real estate taxes                              26,962     21,326     16,093
  Property management fees paid to affiliates    11,610      8,912      7,148
  Depreciation                                   44,887     36,685     24,614
  Interest                                       35,288     19,584     19,442
  REIT management fee paid to affiliate          22,191     20,354     13,182
  General and administrative                      1,077        952        784
  Provision for possible loss on investments          -        420      1,600
  Other                                             592      1,136        751
                                              ---------  ---------  ---------
                                                232,157    183,177    139,386
                                              ---------  ---------  ---------
Earnings from operations                         94,089     81,696     46,719
Gain on sale of investments, net                 37,492      2,623          -
                                              ---------  ---------  ---------
Net earnings before extraordinary item          131,581     84,319     46,719
Less extraordinary item-loss on early
 extinguishment of debt                             870          -          -
                                              ---------  ---------  ---------
Net earnings                                    130,711     84,319     46,719
Less Preferred Share dividends                   24,167     21,823     16,100
                                              ---------  ---------  ---------
  Net earnings attributable to Common Shares   $106,544   $ 62,496   $ 30,619
                                              =========  =========  =========
Weighted-average Common Shares outstanding       73,057     67,052     46,734
                                              =========  =========  =========
Per Common Share amounts
  Net earnings before extraordinary item       $   1.47   $   0.93   $   0.66
                                              =========  =========  =========
  Net earnings                                 $   1.46   $   0.93   $   0.66
                                              =========  =========  =========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                    -----------------------------------------------------------

                               SHARES OF BENEFICIAL
                             INTEREST, $1.00 PAR VALUE
                          --------------------------------
                             SERIES A     SERIES B
                            PREFERRED    PREFERRED
                            SHARES AT    SHARES AT  COMMON
                            AGGREGATE    AGGREGATE  SHARES  ADDITIONAL  UNREALIZED DISTRIBUTIONS
                          LIQUIDATION  LIQUIDATION  AT PAR     PAID-IN     HOLDING  IN EXCESS OF  TREASURY
                           PREFERENCE   PREFERENCE   VALUE     CAPITAL       GAINS  NET EARNINGS    SHARES       TOTAL
                          -----------  ----------- -------  ----------  ---------- -------------  --------  ----------
Balances at December 31,
 1993                        $230,000     $      - $44,809    $523,053     $     -      $(40,916)  $(1,929) $  755,017
 Net earnings                       -            -       -           -           -        46,719         -      46,719
 Common Share
  distributions paid                -            -       -           -           -       (46,121)        -     (46,121)
 Redemption of
  shareholder purchase
  rights                            -            -       -           -           -          (448)        -        (448)
 Net increase in Common
  Share distributions
  accrued                           -            -       -           -           -        (3,345)        -      (3,345)
 Preferred Share
  dividends paid                    -            -       -           -           -       (16,100)        -     (16,100)
 Sale of shares, net of
  expenses                          -            -   5,594      95,482           -             -         -     101,076
 Dividend Reinvestment
  and Share Purchase
  Plan, net                         -            -     216       3,607           -             -         -       3,823
 Exercise of stock
  options, net                      -            -       2          19           -             -         -          21
                             --------     -------- -------    --------     -------      --------   -------  ----------
Balances at December 31,
 1994                         230,000            -  50,621     622,161           -       (60,211)   (1,929)    840,642
 Net earnings                       -            -       -           -           -        84,319         -      84,319
 Common Share
  distributions paid                -            -       -           -           -       (76,804)        -     (76,804)
 Net increase in Common
  Share distributions
  accrued                           -            -       -           -           -        (7,931)        -      (7,931)
 Preferred Share
  dividends paid                    -            -       -           -           -       (21,823)        -     (21,823)
 Issuance of shares, net
  of expenses                       -      105,000  21,694     329,591           -             -         -     456,285
 Dividend Reinvestment
  and Share Purchase
  Plan, net                         -            -      61         927           -             -         -         988
 Cost of treasury shares
  purchased                         -            -       -           -           -             -        (8)         (8)
                             --------     -------- -------    --------     -------      --------   -------  ----------
Balances at December 31,
 1995                         230,000      105,000  72,376     952,679           -       (82,450)   (1,937)  1,275,668
 Net earnings                       -            -       -           -           -       130,711         -     130,711
 Common Share
  distributions paid                -            -       -           -           -       (90,728)        -     (90,728)
 Net increase in Common
  Share distributions
  accrued                           -            -       -           -           -        (2,100)        -      (2,100)
 Preferred Share
  dividends paid                    -            -       -           -           -       (24,167)        -     (24,167)
 Conversion of Series A
  Preferred shares into
  Common Shares               (67,626)           -   3,294      64,332           -             -         -           -
 Distribution of
  Homestead common stock
  and warrants at book
  value, net of
  transaction expenses              -            -       -     (96,914)          -             -         -     (96,914)
 Unrealized holding gain
  on Homestead Notes                -            -       -           -      74,923             -         -      74,923
 Cost of treasury shares
  purchased                         -            -       -           -           -             -        (1)         (1)
 Retirement of 164,957
  treasury shares                   -            -    (165)     (1,773)          -             -     1,938           -
 Exercise of stock
  options, net                      -            -       6         110           -             -         -         116
                             --------     -------- -------    --------     -------      --------   -------  ----------
Balances at December 31,
 1996                        $162,374     $105,000 $75,511    $918,434     $74,923      $(68,734)  $     -  $1,267,508
                             ========     ======== =======    ========     =======      ========   =======  ==========

    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   ----------------------------

                                               YEAR ENDED DECEMBER 31,
                                           ---------------------------------
                                                 1996        1995        1994
                                           ---------   ---------   ---------
OPERATING ACTIVITIES:
 Net earnings                              $ 130,711   $  84,319   $  46,719
 Adjustments to reconcile net earnings to
  net cash flow provided by operating
  activities:
   Depreciation and amortization              46,911      38,228      26,517
   Provision for possible loss on
    investments                                    -         420       1,600
   Gain on sale of investments, net          (37,492)     (2,623)          -
   Increase in accounts payable                  565       2,719       3,463
   (Decrease) increase in accrued real
    estate taxes                              (2,168)      2,167       7,874
   Increase in accrued interest on long-
    term debt                                  9,214           -       5,391
   Increase in accrued expenses and other
    liabilities                                4,240       4,857       4,264
   Increase in other operating assets         (8,042)     (8,292)     (1,203)
                                           ---------   ---------   ---------
 Net cash flow provided by operating
  activities                                 143,939     121,795      94,625
                                           ---------   ---------   ---------
INVESTING ACTIVITIES:
 Real estate investments                    (628,640)   (311,619)   (380,688)
 Advances on Homestead Notes                 (25,242)          -           -
 Mortgage notes receivable                         -      (1,538)       (162)
 Principal repayments on other mortgage
  notes receivable                             2,319       7,701         189
 Proceeds from dispositions, net of
  closing costs                              291,056      10,968      12,146
 Operating cash contributed in Homestead
  transaction                                   (428)          -           -
                                           ---------   ---------   ---------
   Net cash flow used in investing
    activities                              (360,935)   (294,488)   (368,515)
                                           ---------   ---------   ---------
FINANCING ACTIVITIES:
 Proceeds from sale of shares, net of
  expenses                                         -     317,614     101,076
 Proceeds from lines of credit               510,985     278,000     266,250
 Principal payments on lines of credit      (529,785)   (302,900)   (215,750)
 Proceeds from Dividend Reinvestment and
  Share Purchase Plan, net                         -         988       3,823
 Proceeds from long-term debt                380,000           -     200,000
 Debt issuance costs incurred                 (5,659)     (1,496)     (4,422)
 Cash distributions paid on Common Shares    (90,728)    (76,804)    (46,121)
 Cash dividends paid on Preferred Shares     (24,167)    (21,823)    (16,100)
 Redemption of shareholder purchase
  rights                                           -           -        (448)
 Regularly scheduled principal payments
  on mortgages payable                        (2,037)     (1,748)     (1,398)
 Principal prepayment of mortgages
  payable                                    (43,005)       (303)    (10,474)
 Proceeds from exercise of stock options         116          (8)         21
                                           ---------   ---------   ---------
   Net cash flow provided by financing
    activities                               195,720     191,520     276,457
                                           ---------   ---------   ---------
Net increase (decrease) in cash and cash
 equivalents                                 (21,276)     18,827       2,567
Cash and cash equivalents at beginning of
 year                                         26,919       8,092       5,525
                                           ---------   ---------   ---------
Cash and cash equivalents at end of year   $   5,643   $  26,919   $   8,092
                                           =========   =========   =========
Non-cash investing and financing
 activities:
 Assumption of mortgages payable upon
  purchase of multifamily communities      $ 104,176   $  12,078   $  56,624
 Series A Preferred Shares converted to
  Common Shares                            $  67,626   $       -   $       -
 Accrual of Common Share distributions     $  24,537   $  22,437   $  14,506
 Fair market value adjustment related to
  Homestead Notes                          $  74,923   $       -   $       -
 Other:
 Homestead transaction--See description
  in Note 2
 Merger with Security Capital Pacific
  Incorporated--See description in Note 3

    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business
Security Capital Pacific Trust (New York Stock Exchange Symbol: "PTR") is an equity real estate investment trust ("REIT") organized in 1963 under the laws of the state of Maryland, which primarily owns, develops, acquires and operates income-producing multifamily communities in the western United States.

Principles of Financial Presentation
The accounts of PTR and its majority-owned subsidiaries are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates.

Cash and Cash Equivalents
PTR considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

Real Estate and Depreciation
Real estate is carried at depreciated cost, which is not in excess of estimated fair market value.

Costs directly related to the acquisition (including costs related to certain planned renovations identified during PTR's pre-acquisition due diligence), development or improvement of real estate, and certain indirect costs related to developments are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

Depreciation is computed over the expected useful lives of depreciable property on a straight-line basis. Real estate assets are depreciated principally over the following useful lives:

             Buildings and improvements  20-40 years
             Furnishings and other        2-10 years

Make-Ready and Repairs and Maintenance
Make-ready (expenditures incurred in preparing a vacant multifamily unit for the next tenant) and repairs and maintenance expenditures, other than acquisition-related renovation costs identified during PTR's pre-acquisition due diligence, are expensed as incurred. PTR generally expenses carpet and appliance repairs and replacements after any planned acquisition-related renovation expenditures for such items have been incurred.

Interest
During 1996, 1995 and 1994, the total interest paid in cash on all outstanding debt, net of interest capitalized, was $23,631,000, $17,674,000 and $11,949,000, respectively.

PTR capitalizes interest incurred during the construction period as part of the cost of multifamily communities under development. Interest capitalized during 1996, 1995 and 1994 aggregated $16,941,000, $11,741,000 and $6,029,000, respectively.

Cost of Raising Capital
Costs incurred in connection with the issuance of equity securities are deducted from shareholders' equity. Costs incurred in connection with the issuance or renewal of debt are capitalized as other assets and amortized over the term of the related loan or the renewal period. Amortization of loan costs included in interest expense for 1996, 1995 and 1994 was $2,233,000, $1,543,000 and $1,903,000, respectively.

                         SECURITY CAPITAL PACIFIC TRUST

Interest Rate Contracts
From time to time, PTR utilizes derivative financial instruments as hedges in anticipation of future debt offerings to manage well-defined interest rate risk. Unrealized changes in the market value of interest rate contracts are deferred until the hedged transaction is consummated and realized gains and losses resulting from changes in the market value of these contracts are deferred and amortized into interest expense over the life of the related debt issuance.

Revenue and Gain Recognition
PTR leases its multifamily units under operating leases with terms of generally less than one year. Rental income is recognized according to the terms of the underlying leases which approximates the revenue which would be recognized if spread evenly over the lease term.

Gains on sales of real estate are recorded when the recognition criteria set forth by generally accepted accounting principles have been met.

Rental Expenses
Rental expenses shown on the accompanying Statement of Earnings include costs of on-site personnel, utilities, repairs and maintenance, make-ready, property insurance, marketing, landscaping, property management fees paid to unaffiliated companies, and other on-site administrative costs.

Federal Income Taxes
PTR has made an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. PTR believes it qualifies as a REIT and, accordingly, no provisions have been made for federal income taxes in the accompanying financial statements.

Per Share Data
Primary earnings per share is computed based on the weighted-average number of common shares of beneficial interest, par value $1.00 per share ("Common Shares"), outstanding. Fully diluted earnings per Common Share is calculated from the weighted-average Common Shares outstanding plus the Common Shares that would be outstanding assuming conversion of all outstanding cumulative convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share ("Series A Preferred Shares"), outstanding Trustee options and certain warrants exercisable by third parties (Note 8). For purposes of the fully diluted earnings per share calculation, dividends on the Series A Preferred Shares are added back to net earnings attributable to Common Shares. Primary earnings per share and fully diluted earnings per share were approximately the same for each of the three years presented, although there was reportable dilution for the third quarter of 1996. See Note 10.

Reclassifications
Certain of the 1995 and 1994 amounts have been reclassified to conform to the 1996 presentation.

(2) HOMESTEAD TRANSACTION

On October 17, 1996, PTR, Security Capital Atlantic Incorporated ("ATLANTIC"), Security Capital Group Incorporated ("Security Capital") and Homestead Village Incorporated ("Homestead") consummated a merger agreement pursuant to which each of PTR, ATLANTIC and Security Capital contributed, through a series of merger transactions, all of their respective assets related to their Homestead Village(R) extended-stay lodging assets to Homestead, a newly formed company. In connection with the transaction, PTR and ATLANTIC entered into funding commitment agreements to finance the development of certain Homestead properties.

PTR contributed 54 Homestead Village(R) properties (or the rights to acquire such properties) ("Homestead Assets") to Homestead in exchange for 9,485,727 shares of Homestead common stock. Simultaneously, PTR received 6,363,789 warrants to acquire additional shares of Homestead common stock at a price of $10.00 per share in exchange for entering into a funding commitment agreement. In this agreement PTR agreed to provide up to $198.8 million in secured financing for developments to Homestead in exchange for up to $221.3 million in convertible mortgage notes ("Homestead Notes"), including those existing on the properties at the transaction date. See Note 5 for information on the Homestead Notes.

                         SECURITY CAPITAL PACIFIC TRUST

Upon full funding of the Homestead Notes and after giving effect to the Homestead Distribution described below, PTR's conversion rights would represent a 34.7% ownership interest in Homestead. This ownership interest assumes no further equity offerings by Homestead, conversion of all Homestead Notes by PTR and ATLANTIC and exercise of all outstanding warrants.

PTR's Homestead common stock and warrants to acquire additional common stock were distributed on November 12, 1996 to holders of record of Common Shares on October 29, 1996 (the "Homestead Distribution"). Each PTR shareholder received
0.125694 shares of Homestead common stock and 0.084326 warrants per PTR Common Share plus cash for fractional shares and warrants.

As of October 17, 1996, the Homestead Assets owned by PTR constituted 7.1% of PTR's total assets, and PTR's investment in its wholly owned Homestead Village subsidiaries, including intercompany advances, constituted less than 1% of PTR's total assets. PTR's Homestead Village(R) operations accounted for approximately 8.2% of PTR's total earnings from operations from January 1, 1996 to October 17, 1996.

The Homestead transaction had the following impact on PTR's balance sheet as of October 17, 1996, after giving effect to the Homestead Distribution (in thousands):

      Real estate contributed, net                                    $154,731
      Other non-cash operating assets and liabilities contributed,
       net                                                               3,001
      Operating cash contributed                                           428
      Deferred revenue (included in accrued expenses) relating to
       PTR's funding commitment                                         14,700
                                                                     ---------
                                                                      $172,860
                                                                     =========
      Homestead Notes received (funded amount)                        $ 75,946
      Homestead common stock and warrants distributed to PTR common shareholders (recorded as a reduction of additional paid-in
       capital)                                                         96,914
                                                                     ---------
                                                                      $172,860
                                                                     =========

(3) 1995 MERGER OF SECURITY CAPITAL PACIFIC INCORPORATED AND CONCURRENT SUBSCRIPTION OFFERING

On March 23, 1995, PTR consummated a merger (the "Merger") of Security Capital Pacific Incorporated ("PACIFIC"), a Maryland corporation, with and into PTR. PACIFIC was a private multifamily REIT controlled by Security Capital, PTR's principal shareholder. PACIFIC's portfolio consisted primarily of 17 operating multifamily communities aggregating 5,579 units. In the Merger, each outstanding share of PACIFIC common stock was converted into the right to receive 0.611 Common Shares. As a result, 8,468,460 of PTR's Common Shares valued at $138.7 million ($16.375 per share) were issued in the Merger in exchange for all of the outstanding shares of PACIFIC common stock. In addition, PTR assumed $51.9 million on PACIFIC's line of credit and $54.4 million of mortgage debt. The Merger has been accounted for as a purchase and, accordingly, the results of operations of PACIFIC have been included in PTR's financial statements from March 23, 1995.

                         SECURITY CAPITAL PACIFIC TRUST

The following summarized pro forma (unaudited) information assumes the Merger occurred on January 1, 1994, and represents the combined historical operating results of PTR and PACIFIC for the respective pro forma periods. No material pro forma adjustments to revenue and expenses were required. The weighted-average Common Shares outstanding have been adjusted to reflect the Merger conversion rate (0.611 Common Shares for each share of PACIFIC common stock). The pro forma financial information does not necessarily reflect the results of operations that would have occurred had PACIFIC and PTR constituted a single entity during such periods (in thousands, except per share amounts).

                                                  ------------------

                                                        DECEMBER 31,
                                                    ---------------------
                                                          1995       1994
                                                    ---------  ---------
      Rental Income                                  $271,091   $204,337
                                                    =========  =========
      Net earnings attributable to Common Shares     $ 64,152   $ 36,512
                                                    =========  =========
      Weighted-average Common Shares outstanding       68,955     52,846
                                                    =========  =========
      Per Common Share amounts:
        Net earnings attributable to Common Shares   $   0.93   $   0.69
                                                    =========  =========

Concurrently with the consummation of the Merger, PTR completed a subscription offering of 13.2 million Common Shares pursuant to which PTR received net proceeds of $216.3 million. The subscription offering was designed to allow shareholders of PTR to purchase Common Shares at the same price at which PACIFIC shareholders acquired Common Shares in the Merger ($16.375 per Common Share). Security Capital purchased $50 million (3.1 million Common Shares at $16.375 per Common Share) in the subscription offering pursuant to the oversubscription privilege.

(4) REAL ESTATE

Investments
Equity investments in real estate, at cost, were as follows (dollar amounts in thousands):

                            ---------------------------------------------
                                      YEAR ENDED DECEMBER 31,
                            ---------------------------------------------
                                    1996                     1995
                            ---------------------    ---------------------
                            INVESTMENT      UNITS    INVESTMENT      UNITS
                            ---------- ---------     ---------- ---------
Multifamily:
  Operating communities     $1,861,561    42,702     $1,507,458    38,737
  Communities under
   construction                186,710     5,479(1)     160,487     5,424(1)
  Development communities
   in planning:
    Development communities
     owned                      48,504     3,351(1)      19,921     2,047(1)
    Development communities
     under control                 (2)     3,737(1)         (2)     2,408(1)
                            ---------- ---------     ---------- ---------
      Total development
       communities              48,504     7,088         19,921     4,455
                            ---------- ---------     ---------- ---------
  Land held for future
   development                  30,043         -         28,796         -
                            ---------- ---------     ---------- ---------
      Total multifamily      2,126,818    55,269      1,716,662    48,616
                            ---------- ---------     ---------- ---------
Homestead Assets                     -                  108,460
Other non-multifamily           26,545                   30,744
                            ----------               ----------
      Total real estate     $2,153,363               $1,855,866
                            ==========               ==========

--------
(1) Unit information is based on management's estimates and is unaudited.
(2) PTR's investment as of December 31, 1996 and 1995 for developments in planning and under control was $1.6 million and $2.2 million, respectively, and is reflected in the "other assets" caption of PTR's balance sheets.

                         SECURITY CAPITAL PACIFIC TRUST

The change in investments in real estate, at cost, consisted of the following (in thousands):

                                           ----------------------------------
                                               YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                                 1996        1995        1994
                                           ----------  ----------  ----------
      Balance at January 1                 $1,855,866  $1,296,288  $  872,610
                                           ----------  ----------  ----------
      Multifamily:
      Acquisitions and renovations
       expenditures                           463,935     385,356     270,024
      Development expenditures, excluding
       land
       acquisitions                           187,377     117,980     111,184
      Acquisition and improvement of land
       held for current or future
       development                             20,880      11,255      16,789
      Recurring capital expenditures            7,992       5,119       3,746
      Dispositions                           (269,693)     (6,166)    (11,902)
                                           ----------  ----------  ----------
      Net multifamily activity subtotal       410,491     513,544     389,841
                                           ----------  ----------  ----------
      Non-multifamily:
      Homestead development expenditures,
       including land acquisitions             54,883      48,247      35,943
      Contribution of Homestead Assets
       (Note 2)                              (161,370)          -           -
      Non-multifamily dispositions             (6,527)     (2,235)       (331)
      Provisions for possible losses                -        (220)     (1,600)
      Other                                        20         242        (175)
                                           ----------  ----------  ----------
      Balance at December 31               $2,153,363  $1,855,866  $1,296,288
                                           ==========  ==========  ==========

At January 29, 1997, PTR had contingent contracts or letters of intent, subject to PTR's final due diligence, to acquire land for the near term development of an estimated 3,507 multifamily units with an aggregate estimated development cost of $264.5 million. At the same date, PTR also had contingent contracts or letters of intent, subject to final due diligence, for the acquisition of 964 additional operating multifamily units with a total expected investment of $77.2 million, including planned renovations.

At January 29, 1997, PTR had unfunded development commitments for developments under construction of $158.8 million.

Pre-Sale Agreements and Development Subsidiary
To enhance its flexibility in developing and acquiring multifamily communities which meet PTR's investment criteria, PTR has and will enter into presale agreements with third-party owner/developers to acquire communities developed by such owner/developers. PTR has and will fund such developments through mortgage loans on the communities. For financial reporting purposes, these transactions are recorded as real estate developments rather than mortgage loans due to PTR's commitment to acquire these properties upon completion.

In addition, to provide greater flexibility for the use of land acquired for development and to facilitate disposition of excess parcels, PTR has and will make mortgage loans to PTR Development Services Incorporated ("PTR Development Services") to purchase land for development. PTR may also fund developments of multifamily communities by PTR Development Services where the particular community or submarket does not meet PTR's objectives for long-term ownership but presents an attractive investment opportunity. PTR owns all of the preferred stock of PTR Development Services, which entitles PTR to substantially all of the net operating cash flow (95%) of PTR Development Services. An unaffiliated trust owns all of the common stock of PTR Development Services. The common stock is entitled to receive the remaining 5% of net operating cash flow.

As of December 31, 1996, the outstanding balance of development and mortgage loans made by PTR to third-party owner/developers and PTR Development Services aggregated $127.3 million and $18.8 million, respectively. The activities of third-party owner/developers and PTR Development Services are consolidated with PTR's activities and all intercompany transactions have been eliminated in consolidation.

                         SECURITY CAPITAL PACIFIC TRUST

Gains and Provision for Loss on Real Estate and Investments
Each year, REIT Management formulates operating and capital plans based on an ongoing active review of PTR's portfolio. Based in part upon the market research provided by Security Capital Investment Research Incorporated and in an effort to optimize its portfolio composition, PTR may from time to time seek to dispose of assets that in management's view no longer meet PTR's long-term investment objectives. The proceeds from these selected dispositions will be redeployed, typically through tax-deferred exchanges, into assets that in PTR's view offer better long-term cash flow growth prospects. As a result of this asset optimization strategy, PTR disposed of 22 multifamily communities and one industrial building during 1996, representing aggregate net proceeds of $291.1 million, and disposed of one multifamily property in the fourth quarter of 1995, representing net proceeds of $8.8 million. For federal income tax purposes, the majority of the dispositions were structured as tax-deferred exchanges which deferred gain recognition. For financial reporting purposes, however, the transactions qualified for profit recognition and aggregate gains of $37.5 million and $2.6 million were recorded for 1996 and 1995, respectively.

Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of ("SFAS No. 121"), adopted by PTR effective January 1, 1996, establishes accounting standards for the review of long-lived assets to be held and used for impairment whenever the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, PTR did not recognize any losses on the date it adopted SFAS No. 121.

As part of PTR's asset optimization strategy, 19 communities and two non-multifamily properties were held for disposition as of December 31, 1996. The aggregate carrying value of properties held for disposition was $178.9 million at December 31, 1996. Each property's carrying value is less than or equal to its estimated fair market value, net of estimated costs to sell. Such properties are not depreciated during the period for which they are determined to be held for disposition. Subject to normal closing risks, PTR expects to complete the disposition of all properties during 1997 and redeploy the net proceeds from such dispositions through tax-deferred exchanges into the acquisition of multifamily communities. The earnings from operations for properties held for dispositions which are included in PTR's earnings from operations for 1996, 1995 and 1994 were $15.8 million, $15.3 million and $10.5 million, respectively.

PTR's other real estate investments are periodically evaluated for impairment and provisions for possible losses are made if required. As a result of such evaluation, PTR recorded a provision for possible loss of $220,000 and $1,600,000 during 1995 and 1994, respectively, relating to a non-multifamily investment which was subsequently sold in October 1995. Also, during 1995 it was determined that PTR could potentially be liable for certain maintenance items under the terms of a 1993 master lease agreement on a non-multifamily property which resulted in the recording of an estimated provision for loss of $200,000. The recording of a provision for loss has no impact on cash flow from operating activities. As of December 31, 1996, PTR's real estate investments were carried at depreciated cost, which is not in excess of estimated fair market value.

(5) MORTGAGE NOTES RECEIVABLE

Homestead Convertible Mortgage Notes
In connection with the Homestead transaction described in Note 2 and pursuant to fundings which have occurred under the funding commitment agreement, PTR holds Homestead Notes. The Homestead Notes were created under a master facility providing for aggregate fundings of up to $198.8 million in exchange for Homestead Notes with a face amount of up to $221.3 million. Under the terms of the funding commitment agreement, PTR receives approximately $1.00 in principal amount of Homestead Notes for every $.90 funded (i.e., the Homestead Notes are issued at a discount). The discount is amortized into interest income over the term of the Homestead Notes using a method which approximates the effective interest method. Maximum fundings are established for each individual development project and specific liens are recorded to secure payment. The Homestead Notes are cross-collateralized, which enables PTR to foreclose or take possession of any one or more of the underlying properties upon the occurrence of an event of default. The Homestead Notes require semi-annual interest-only payments at 9%

                         SECURITY CAPITAL PACIFIC TRUST
per annum of the face amount of the Homestead Notes outstanding, are callable at the option of Homestead after 5 years and mature on October 31, 2006.

The Homestead Notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding, subject to adjustment. The initial value attributed to the conversion feature has been recorded as an additional component of the Homestead Notes' balance and the corresponding discount is being amortized into interest income over the term of the Homestead Notes using a method which approximates the effective interest method. The difference between the fair value of the Homestead Notes (assuming conversion), based upon the trading price of Homestead's common stock on the American Stock Exchange at December 31, 1996, ($18.00) and the amortized cost of the Homestead Notes is reflected as an additional component of the Homestead Notes' balance and as an unrealized holding gain in Shareholders' Equity.

As described in Note 2, PTR also received Homestead warrants in exchange for entering into the funding commitment agreement. The warrants were distributed to PTR shareholders with the Homestead common stock. The value associated with the receipt of the Homestead warrants has been recorded as deferred revenue which is included in accrued expenses and other liabilities in the accompanying 1996 Balance Sheet and is being amortized into interest income using a method which approximates the effective interest method over the term of the Homestead Notes.

The effective interest rate on the Homestead Notes as a percentage of the "funded" balance, including amortization of discount and deferred revenue, is approximately 12.4% per annum (10.7% excluding conversion feature and warrant-related amortization).

Following is a reconciliation of the Homestead Notes' components described above to the amount reflected in the accompanying 1996 Balance Sheet (in thousands).

      Face amount of Homestead Notes              $ 112,639
      Original issue discount                       (11,451)
                                                  ---------
      Amount funded                                 101,188
      Amortization of original issue discount           121
      Conversion feature--initial value               7,933
      Unamortized discount on conversion feature     (7,861)
      Fair value adjustment                          74,923
                                                  ---------
      Carrying value at December 31, 1996         $ 176,304
                                                  =========

As of December 31, 1996, PTR had funded $101.2 million of its funding commitment. This leaves a remaining commitment under the funding commitment agreement of approximately $97.6 million, which will be provided to Homestead to fund developments as needed on development properties contributed by PTR.

Other Mortgage Notes Receivable
The change in investments in other mortgage notes receivable which primarily originated in connection with PTR's sale of non-multifamily communities consisted of the following (in thousands):

                                           ----------------------------

                                     1996        1995        1994
                               ---------   ---------   ---------
      Balances at January 1    $  15,844   $  22,597   $  22,624
      Notes originated                 -       1,538         162
      Reduction of principal      (2,319)     (8,291)       (189)
                               ---------   ---------   ---------
      Balances at December 31  $  13,525   $  15,844   $  22,597
                               =========   =========   =========

Interest rates on mortgage notes receivable range from 7.00% to 10.00% with a weighted-average rate of 8.4%. Maturity dates on mortgage notes receivable range from 1998 to 2008.

                         SECURITY CAPITAL PACIFIC TRUST

(6) BORROWINGS

Credit Facilities
PTR has a $350 million unsecured revolving line of credit with Texas Commerce Bank, National Association ("TCB"), as agent for a group of financial institutions (collectively, the "Lenders"). The line matures August 1998 and may be extended annually for an additional year with the approval of the Lenders. The line of credit bears interest at the greater of prime (8.25% at December 31, 1996) or the federal funds rate plus 0.50% or at PTR's option, LIBOR (5.50% at December 31, 1996) plus 1.125% (6.625% at December 31, 1996).
The spread over LIBOR can vary from LIBOR plus 0.75% to LIBOR plus 1.50% based upon the rating of PTR's senior unsecured debt. Additionally, there is a commitment fee on the average unfunded line of credit balance. The commitment fee was $396,000, $502,000 and $224,000 for 1996, 1995 and 1994, respectively.

A summary of PTR's line of credit borrowings is as follows (dollars in thousands):

                                           ----------------------------

                                                   YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                     1996       1995       1994
                                               ---------  ---------  ---------
      Total line of credit                     $ 350,000  $ 350,000  $ 275,000
      Borrowings outstanding at December 31       99,750    129,000    102,000
      Weighted-average daily borrowings          112,248     51,858     59,890
      Maximum borrowings outstanding at any
       month end                                 188,750    138,000    124,000
      Weighted-average daily nominal interest
       rate                                         7.3%       8.0%       7.0%
      Weighted-average daily effective
       interest rate                                8.8%      11.1%      10.6%
      Weighted-average nominal interest rate
       at
       December 31                                  6.6%       7.3%       7.8%

On September 9, 1996, PTR entered into a short-term, unsecured, borrowing agreement with TCB. The loan matures September 9, 1997 and bears interest at an overnight rate, which has ranged from 5.80% to 7.50%. At December 31, 1996, there was $10.5 million of borrowings outstanding under this agreement.

                         SECURITY CAPITAL PACIFIC TRUST

Long-Term Debt
As of December 31, 1996, PTR has issued a total of $580 million of long-term unsecured senior notes ("Notes"), which bear interest at specified rates per annum, payable semi-annually. Funds from such issuances were used primarily for acquisition, development and renovation of multifamily communities and to repay revolving credit balances incurred for such purposes. The following table summarizes the Notes:

--------------------------------------------------------------------------------

                      ISSUANCE         AVERAGE EFFECTIVE
                           AND            INTEREST RATE,
                   OUTSTANDING        INCLUDING OFFERING          ORIGINAL   PRINCIPAL
                     PRINCIPAL COUPON      DISCOUNTS AND MATURITY     LIFE     PAYMENT
DATE OF ISSUANCE        AMOUNT   RATE     ISSUANCE COSTS     DATE  (YEARS) REQUIREMENT
----------------  ------------ ------ ------------------ -------- -------- -----------
10/21/96          $ 15 million 6.600%             7.030% 10/15/99   3.00       (1)
10/21/96            20 million 6.950              7.400  10/15/02   6.00       (1)
10/21/96            20 million 7.150              7.500  10/15/03   7.00       (1)
10/21/96            20 million 7.250              7.630  10/15/04   8.00       (1)
10/21/96            20 million 7.300              7.640  10/15/05   9.00       (1)
10/21/96            20 million 7.375              7.685  10/15/06  10.00       (1)
10/21/96            15 million 6.500              6.750  10/15/26  30.00       (1)
                  ------------ ------             ------           -----
Subtotal/Average  $130 million 7.350%             7.500%            6.85
                  ------------ ------             ------           -----
8/6/96            $ 20 million 7.550%             7.680%   8/1/08  12.00       (1)
8/6/96              20 million 7.625              7.730    8/1/09  13.00       (1)
8/6/96              20 million 7.650              7.770    8/1/10  14.00       (1)
8/6/96              20 million 8.100              8.210    8/1/15  19.00       (1)
8/6/96              20 million 8.150              8.250    8/1/16  20.00       (1)
                  ------------ ------             ------           -----
Subtotal/Average  $100 million 7.840%             7.950%           15.60
                  ------------ ------             ------           -----
2/23/96           $ 50 million 7.150%             7.300%  2/15/10  10.50       (2)
2/23/96            100 million 7.900              8.030   2/15/16  18.00       (3)
                  ------------ ------             ------           -----
Subtotal/Average  $150 million 7.710%             7.840%           15.50
                  ------------ ------             ------           -----
2/8/94            $100 million 6.875%             6.978%  2/15/08  10.50       (4)
2/8/94             100 million 7.500              7.653   2/15/14  18.00       (5)
                  ------------ ------             ------           -----
Total/Average     $200 million 7.240%             7.370%           14.25
                  ------------ ------             ------           -----
Grand
 Total/Average    $580 million 7.500%             7.620%           12.03
                  ============ ======             ======           =====

--------
(1) Entire principal amount due at maturity.
(2) These Notes require aggregate annual principal payments of $6.25 million commencing in 2003.
(3) These Notes require aggregate annual principal payments of $10 million in 2011, $12.5 million in 2012, $15 million in 2013, $17.5 million in 2014, $20 million in 2015 and $25 million in 2016.
(4) These Notes require annual principal payments of $12.5 million commencing in 2001.
(5) These Notes require aggregate annual principal payments of $10 million in 2009, $12.5 million in 2010, $15 million in 2011, $17.5 million in 2012, $20 million in 2013, and $25 million in 2014.

The Notes, other than the $15 million of 6.500% Notes issued October 21, 1996 and due 2026 (the "6.500% Notes"), are redeemable any time at the option of PTR, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relating to market yields available at redemption. The 6.500% Notes may be repaid on October 15, 1999 at the option of the holders at their full principal amount together with accrued interest. If the holders do not exercise their right to require PTR to repay the 6.500% Notes on October 15, 1999, they may be repaid at the option of PTR, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an

                         SECURITY CAPITAL PACIFIC TRUST
adjustment, if any, based on the yield to maturity relating to market yields available at redemption. The Notes are governed by the terms and provisions of an indenture agreement.

Mortgages Payable
Mortgages payable at December 31, 1996 consisted of the following (dollar amounts in thousands):

                     ----------------------------------------------------------

                                                          BALLOON    PRINCIPAL    PRINCIPAL
                           EFFECTIVE  SCHEDULED PERIODIC  PAYMENT   BALANCE AT   BALANCE AT
                            INTEREST   MATURITY  PAYMENT   DUE AT DECEMBER 31, DECEMBER 31,
        COMMUNITY            RATE(1)       DATE    TERMS MATURITY         1996         1995
        ---------          ---------  --------- -------- -------- ------------ ------------
CONVENTIONAL FIXED RATE:
  Knight's Castle                N/A   10/01/96      (7)      N/A     $      -     $  7,609
  Tigua Village                 9.90%  05/01/97      (2)      677          683          694
  Chasewood                      N/A   06/01/97      (7)      N/A            -        9,485
  Presidio at South
   Mountain                      N/A   10/01/97      (7)      N/A            -       14,593
  Silvercliff                   7.66   11/10/97      (2)    7,304        7,382        7,469
  Braeswood Park                7.51   01/01/98      (2)    6,635        6,761        6,889
  Seahawk                       8.05   01/10/98      (2)    5,350        5,427        5,505
  La Tierra at the Lakes        7.89   12/01/98      (2)   25,105       26,019       26,444
  Windsail                      8.88   02/01/99      (2)    4,675        4,798        4,843
  Clubhouse                     8.75   12/01/99      (2)    5,501        5,831            -
  Greenpointe                   8.50   03/01/00      (3)    3,410        3,638        3,696
  Mountain Shadow               8.50   03/01/00      (3)    3,130        3,340        3,394
  Sunterra                      8.25   03/01/00      (3)    7,612        8,138        8,274
  Brompton Court                8.39   09/01/00      (2)   13,340       14,318       14,543
  Spring Park                    N/A   09/27/00      (7)      N/A            -        4,293
  Park Place I                   N/A   11/01/00      (7)      N/A            -        3,515
  Park Place II                  N/A   11/01/00      (7)      N/A            -        3,517
  Treat Commons                 7.50   09/14/01      (2)    6,578        7,192        7,296
  El Dorado                     7.59   10/01/02      (2)   15,527       16,718            -
  Ashton Place                  7.75   10/01/23      (3)      N/A       47,342            -
  Double Tree II                8.25   05/01/33      (3)      N/A        4,750        4,770
                                                                   ---------    ---------
                                                                       162,337      136,829
TAX-EXEMPT FIXED RATE(4):
  Cherry Creek                  8.11   11/01/01      (2)    2,630        4,000        4,210
  Fox Creek                     8.71   05/01/97      (2)    4,246        4,236            -
  Summertree                    6.65   12/15/18      (2)    4,435        4,435            -
  Redwood Shores                5.53   10/01/08      (2)   16,820       25,220            -
                                                                   ---------    ---------
                                                                        37,891        4,210
TAX-EXEMPT FLOATING
 RATE(4):
  Apple Creek                   6.48   09/01/07      (5)   11,100       11,100       11,100
COMBINED(6):
  Las Flores                    8.42   06/01/24      (3)      N/A        5,860        5,915
                                                                   ---------    ---------
    Total/Average Mortgage
     Debt                       7.60%                               $217,188     $158,054
                                ====                               =========    =========

--------
(1) Represents the effective interest rate, including loan cost amortization and other ongoing fees and expenses, as of December 31, 1996.
(2) Amortizing monthly with a balloon payment due at maturity.

                         SECURITY CAPITAL PACIFIC TRUST

(3) Fully amortizing.
(4) Tax-exempt rates include credit enhancement and other bond-related costs, where applicable.
(5) Monthly payments are interest only until maturity and the interest rate is adjusted weekly by the remarketing agent. Weighted-average daily interest rate was 5.97% for 1996. Mortgage is secured by a letter of credit of $11.4 million. The fee for this letter of credit is 5.05% per annum of the outstanding mortgage payable balance.
(6) In 1990, the Las Flores apartments were refinanced pursuant to multifamily bonds aggregating $6.2 million. The bonds consist of $4.5 million Series A tax exempt fixed rate bonds and $1.7 million Series B taxable fixed rate bonds. The bonds are guaranteed by the GNMA mortgage-backed securities program.
(7) Mortgage was prepaid during 1996.

The changes in mortgages payable during the past three years consisted of the following (in thousands):

                                           ----------------------------

                                                  1996        1995        1994
                                            ---------   ---------   ---------
      Balances at January 1                  $158,054    $ 93,624     $48,872
        Notes originated or assumed           104,176      66,481      56,624
        Principal payments and prepayments    (45,042)     (2,051)    (11,872)
                                            ---------   ---------   ---------
      Balances at December 31                $217,188    $158,054     $93,624
                                            =========   =========   =========

Scheduled Debt Maturities
Approximate principal payments due during each of the years in the 20-year period ending December 31, 2016 are as follows (in thousands):

                       ------------------------------------------------

                              UNSECURED                SHORT TERM
                              LONG-TERM      UNSECURED  BORROWING
                   MORTGAGES       DEBT LINE OF CREDIT AGREEMENT       TOTAL
                  ---------  ---------  -------------- ---------- ---------
      1997          $ 15,266  $      -      $     -      $10,450   $ 25,716
      1998            40,012         -       99,750            -    139,762
      1999            12,790    30,000            -            -     42,790
      2000            29,799         -            -            -     29,799
      2001            11,280    12,500            -            -     23,780
      2002            17,348    32,500            -            -     49,848
      2003             1,752    38,750               -         -     40,502
      2004             1,903    38,750            -            -     40,653
      2005             2,066    38,750            -            -     40,816
      2006             2,241    38,750            -            -     40,991
      2007            13,528    18,750            -            -     32,278
      2008            18,863    38,750            -            -     57,613
      2009             1,603    36,250            -            -     37,853
      2010             1,732    38,750            -            -     40,482
      2011             1,871    25,000            -            -     26,871
      2012             2,022    30,000            -            -     32,022
      2013             2,185    35,000            -            -     37,185
      2014             2,361    42,500            -            -     44,861
      2015             2,551    40,000            -            -     42,551
      2016             2,756    45,000            -            -     47,756
      Thereafter      33,259         -            -            -     33,259
                  ---------  ---------    ---------    ---------  ---------
      Total:       $217,188   $580,000      $99,750      $10,450   $907,388
                  =========  =========    =========    =========  =========

Covenants
PTR's debt instruments generally contain certain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum loan to value ratios. PTR was in compliance with all covenants pertaining to its debt instruments at December 31, 1996.

                         SECURITY CAPITAL PACIFIC TRUST

(7) DISTRIBUTIONS

PTR's distribution strategy is to distribute what it believes is a conservative percentage of cash flow while maintaining its status as a REIT which generally requires annual distributions of at least 95% of PTR's taxable income.

PTR announces the following year's projected annual distribution level after the Board's annual budget review and approval in December of each year. At its December 10, 1996 Board meeting, the Board announced an increase in the annual distribution level from $1.24 to $1.30 per Common Share and declared the first quarter 1997 distribution of $0.325 per Common Share. The first quarter distribution was paid on February 20, 1997 to shareholders of record on February 7, 1997. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of PTR.

Pursuant to the terms of the Preferred Shares, PTR is restricted from declaring or paying any distribution with respect to its Common Shares unless all cumulative distributions with respect to the Preferred Shares have been paid and sufficient funds have been set aside for Preferred Share distributions that have been declared.

PTR made total cash distributions of $1.24 per Common Share in 1996, $1.15 per Common Share in 1995 and $1.00 per Common Share in 1994. In addition, on November 12, 1996, PTR distributed 0.125694 shares of Homestead common stock and warrants to purchase 0.084326 shares of Homestead common stock per Common Share in the Homestead Distribution to each holder of record of Common Shares on October 29, 1996.

For federal income tax purposes, the following summarizes the taxability of cash distributions paid on the Common Shares in 1995 and 1994 and the estimated taxability for 1996:

                                           ----------------------------

                                 1996       1995       1994
                           ---------  ---------  ---------
      Per Common Share
        Ordinary income        $0.61      $0.92      $0.68
        Capital gains           0.11          -          -
        Return of capital       0.52       0.23       0.32
                           ---------  ---------  ---------
          Total                $1.24      $1.15      $1.00
                           =========  =========  =========

The Homestead securities distributed by PTR to each holder of Common Shares in the Homestead Distribution were valued at $2.16 per PTR Common Share for federal income tax purposes, of which $1.06 was taxable as ordinary income, $0.19 was taxable as a capital gain and $0.91 was treated as a return of capital.

On July 21, 1994, in addition to the normal Common Share distributions paid, PTR redeemed the shareholder purchase rights issued pursuant to the Rights Agreement dated as of February 23, 1990, as amended. Pursuant to the redemption, each holder of record at the close of business on July 21, 1994 was entitled to receive $0.01 per shareholder purchase right. The redemption price was paid on August 12, 1994 and was taxable as ordinary income for federal income tax purposes.

                         SECURITY CAPITAL PACIFIC TRUST

For federal income tax purposes, the following summaries reflect the taxability of dividends paid on Series A Preferred Shares and Series B Cumulative Redeemable Preferred Shares ("Series B Preferred Shares"), respectively, for periods prior to 1996 and the estimated taxability for 1996. The Series A and Series B Preferred Shares are discussed in Note 8.

                                           ----------------------------

                                           1996       1995       1994
                                     ---------  ---------  ---------
      Per Series A Preferred Share:
        Ordinary income                  $1.47      $1.75      $1.75
        Capital gains                     0.28          -          -
        Return of capital                    -          -          -
                                     ---------  ---------  ---------
          Total                          $1.75      $1.75      $1.75
                                     =========  =========  =========
                                                   DATE OF
                                                  ISSUANCE
                                                        TO
                                           1996   12/31/95
                                     ---------  ---------
      Per Series B Preferred Share:
        Ordinary income                  $1.89    $1.3625
        Capital gains                     0.36          -
                                     ---------  ---------
          Total                          $2.25    $1.3625
                                     =========  =========

Due to the increase in the conversion ratio (Note 8) resulting from the Homestead Distribution to holders of Common Shares, holders of Series A Preferred Shares were deemed to have received a distribution of $2.43 on November 12, 1996 for federal income tax purposes. Of this amount, $1.19 was taxable as ordinary income, $0.22 was taxable as a capital gain and $1.02 was treated as a return of capital.

PTR's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based upon the best available data. PTR's tax returns for prior years have not been examined by the Internal Revenue Service and, therefore, the taxability of the dividends is subject to change.

(8) SHAREHOLDERS' EQUITY

Shares of Beneficial Interest
At December 31, 1996, 150,000,000 shares of beneficial interest, par value $1.00 per share, were authorized. The Board is authorized to issue, from the authorized but unissued shares of PTR, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each series.

Series A Preferred Shares
The Series A Preferred Shares issued in November 1993 have a liquidation preference of $25.00 per share for an aggregate liquidation preference at December 31, 1996 of $162.4 million plus any accrued but unpaid distributions. Holders of the Series A Preferred Shares are entitled only to limited voting rights under certain conditions. During 1996, 2,705,000 of PTR's Series A Preferred Shares were converted, at the option of the holders, into 3,294,000 Common Shares (an implied conversion ratio of 1.2178 Common Shares for each Series A Preferred Share, which is a combination of the original conversion ratio of 1.2162 and the adjusted ratio discussed below).

As a result of the Homestead Distribution, PTR adjusted the conversion price of its Series A Preferred Shares, effective as of the opening of business on October 30, 1996, from $20.556 to $18.561 per Common Share (a conversion ratio of 1.3469 Common Shares for each Series A Preferred Share), as required by the Articles Supplementary governing the Series A Preferred Shares. Distributions on the Series A Preferred Shares are cumulative in an amount per share equal to the greater of $1.75 per annum or the annualized quarterly PTR distribution rate on the Common Shares into which the Series A Preferred Shares are convertible. The Series A

                         SECURITY CAPITAL PACIFIC TRUST

Preferred Share dividends are payable quarterly in arrears on the last day of March, June, September and December of each year. Based on the projected 1997 distribution level of $1.30 per Common Share, the projected 1997 dividend on the Series A Preferred Shares is $1.751 per share. The Series A Preferred Shares are redeemable at the option of PTR after November 30, 2003.

Series B Preferred Shares
The Series B Preferred Shares issued in May 1995 have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $105.0 million plus any accrued but unpaid distributions. The net proceeds (after underwriting commissions and other offering costs) to PTR from the sale of the Series B Preferred Shares were $101.4 million. On and after May 24, 2000, the Series B Preferred Shares may be redeemed for cash at the option of PTR, in whole or in part, at a redemption price of $25.00 per share plus accrued and unpaid distributions, if any, to the redemption date. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of PTR, which may include shares of other series of preferred shares. The holders of the Series B Preferred Shares have no preemptive rights with respect to any shares of the capital securities of PTR or any other securities of PTR convertible into or carrying rights or options to purchase any such shares. The Series B Preferred Shares have no stated maturity and are not subject to any sinking fund or other obligation of PTR to redeem or retire the Series B Preferred Shares and are not convertible into any other securities of PTR. In addition, holders of the Series B Preferred Shares are entitled to receive, when and as declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 9% of the liquidation preference per annum (equivalent to $2.25 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of each March, June, September and December.

Series A Preferred Shares and Series B Preferred Shares are collectively referred to as "Preferred Shares." The net proceeds from the sale of Preferred Shares were used primarily for the acquisition, development and renovation of multifamily communities, and to repay revolving credit balances incurred for such purposes.

Both series of Preferred Shares rank on a parity as to distributions and liquidation proceeds.

All dividends due and payable on Preferred Shares have been accrued and paid as of the end of each fiscal year and, accordingly, are reflected in the accompanying financial statements.

Option Plan
In January 1987, PTR adopted its Share Option Plan for Outside Trustees (the "1987 Plan"). There are 200,000 Common Shares reserved for issuance upon exercise of options which could have been granted to independent Trustees under the 1987 Plan. All options granted are for a term of five years and are exercisable in whole or in part. The exercise price of the options granted may not be less than the fair market value on the date of grant. At December 31, 1996, there were 32,000 options for Common Shares outstanding and exercisable under the 1987 Plan at exercise prices ranging from $10.625 to $21.50 per Common Share. No further options may be granted under the 1987 Plan.

Outstanding Warrants
As a result of the Merger discussed in Note 3, warrants to acquire 140,530 Common Shares at an exercise price of $14.21 per share were outstanding as of December 31, 1996. These warrants are subject to adjustment to prevent dilution and expire on November 8, 1999.

Ownership Restrictions and Significant Shareholder
PTR's Restated Declaration of Trust and the Articles Supplementary governing the Preferred Shares restrict beneficial ownership (or ownership generally attributed to a person under the REIT tax rules) of PTR's outstanding shares by a single person, or persons acting as a group, to 9.8% of the Common Shares and 25% of each series of Preferred Shares. The purpose of these provisions are to assist in protecting and preserving PTR's REIT status and to protect the interests of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For PTR to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of its outstanding capital shares

                         SECURITY CAPITAL PACIFIC TRUST
may be owned by five or fewer individuals at any time during the last half of PTR's taxable year. The provision permits five persons to acquire up to a maximum of 9.8% each of the Common Shares, or an aggregate of 49% of the outstanding Common Shares, and thus assists the Trustees in protecting and preserving PTR's REIT status for tax purposes.

Common Shares owned by a person or group of persons in excess of the 9.8% limit are subject to redemption by PTR. The provision does not apply where a majority of the Board, in its sole and absolute discretion, waives such limit after determining that the eligibility of PTR to qualify as a REIT for federal income tax purposes will not be jeopardized or the disqualification of PTR as a REIT is advantageous to the shareholders.

The Board has permitted Security Capital, the owner of the REIT Manager (see
Note 9), to acquire up to 49% of PTR's fully converted Common Shares. Security Capital Group's ownership of Common Shares is attributed for tax purposes to its shareholders. Security Capital Group owned 36.3% of PTR's total outstanding Common Shares at December 31, 1996. Pursuant to an agreement between Security Capital Group and PTR, Security Capital Group has agreed to acquire no more than 49% of the fully converted Common Shares except pursuant to an all-cash tender offer for all Common Shares held open for 90 days. Security Capital Group would have no limitation on making a tender offer if an unrelated third party commences such a tender offer.

Purchase Rights
In 1994, the Board authorized the distribution of one preferred share purchase right (a "Purchase Right") for each Common Share outstanding at the close of business on July 21, 1994. Holders of additional Common Shares issued after July 21, 1994 and prior to the expiration of the Purchase Rights on July 21, 2004 will be entitled to one Purchase Right for each additional Common Share.

Each Purchase Right entitles the holder under certain circumstances to purchase from PTR one one-hundredth of a share of a series of Junior Participating Preferred Shares, par value $1.00 per share (the "Participating Preferred Shares"), at a price of $60.00 per one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons acquires beneficial ownership of 20% or more of the fully converted Common Shares (49% in the case of Security Capital Group and certain defined affiliates), commences or announces a tender offer or exchange offer which would result in the beneficial ownership by a person or group of persons of 25% or more of the outstanding Common Shares (49% in the case of Security Capital Group and certain defined affiliates) or files or announces their intention to file with any regulatory authority an application seeking approval of any transaction which would result in the beneficial ownership by a person of 25% or more of the outstanding Common Shares (49% in the case of Security Capital Group and certain defined affiliates). Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of Common Shares having a market value of twice the Purchase Right's exercise price. The acquisition of PTR pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights will expire in July 2004 and are subject to redemption in whole, but not in part, at a price of $0.01 per Purchase Right payable in cash, shares of PTR or any other form of consideration determined by the Board.

Shelf Registration
On September 27, 1996, PTR filed a $300 million shelf registration statement with the Securities and Exchange Commission. These securities can be issued in the form of unsecured debt and preferred shares of beneficial interest on an as-needed basis, subject to PTR's ability to effect an offering on satisfactory terms. As of December 31, 1996, $170 million in securities were available to be issued under this shelf registration.

(9) REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

Effective March 1, 1991, PTR entered into a REIT management agreement (the "REIT Management Agreement") with Security Capital Pacific Incorporated (the "REIT Manager"), pursuant to which the REIT Manager assumed day-to-day management of PTR. All officers of PTR are employees of the REIT Manager and PTR currently has no employees. The REIT Manager provides both strategic and day-to-day management services to PTR, including

                         SECURITY CAPITAL PACIFIC TRUST
research, investment analysis, acquisition, development, dispositions, property management, capital markets, legal, accounting and other administrative services. The REIT Manager is a wholly owned subsidiary of Security Capital Group (see Note 8).

The REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow as defined in the REIT Management Agreement in excess of $4,837,000, payable monthly. In the REIT Management Agreement, cash flow is calculated by reference to PTR's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Trustees of PTR and (iii) 33% of any interest paid by PTR on convertible subordinated debentures (of which there has been none since inception of the REIT Management Agreement); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) actual or assumed principal and interest payments on long-term debt, (iii) interest income received in connection with the Homestead Notes resulting from the Homestead transaction discussed in Notes 2 and 5 and (iv) distributions actually paid with respect to any nonconvertible preferred shares of beneficial interest of PTR. The REIT Management Agreement provides that the long-term unsecured debt described in Note 6 is treated as if it had regularly scheduled principal and interest payments similar to a 20-year, level monthly payment, fully amortizing mortgage, and the assumed principal and interest payments are deducted from cash flow in determining the fee. Cash flow does not include dividend and interest income from PTR Development Services, realized gains or losses from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments.

PTR is obligated to reimburse the REIT Manager for certain expenses incurred by the REIT Manager on behalf of PTR relating to PTR's operations, consisting primarily of external professional fees, offering costs and travel expenses.

The REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent Trustees (who receive performance benchmark information verified by an independent third party) that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of PTR and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice.

SCG Realty Services Incorporated ("SCG Realty Services"), a subsidiary of Security Capital, has managed and currently manages a substantial majority of PTR's operating multifamily communities (91.3% as of January 29, 1997, based on total expected investment). Homestead Realty Services Incorporated ("Homestead Realty Services"), a subsidiary of Security Capital, managed all of PTR's operating Homestead Village(R) extended-stay lodging assets through October 17, 1996 (See Note 2).

PTR recently announced that it received a proposal from Security Capital to exchange the REIT Manager and SCG Realty Services for Common Shares. As a result of the proposed transaction, PTR would become an internally managed REIT and Security Capital would remain PTR's largest shareholder. The Board has formed a special committee comprised of independent Trustees to review the proposed transaction. The proposed transaction is subject to approval by both the special committee and the full Board. If the Board approves the transaction, a proxy statement, subject to review by the Securities and Exchange Commission, will be mailed to PTR's common shareholders prior to a shareholder vote on the proposed transaction.

                         SECURITY CAPITAL PACIFIC TRUST

(10) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Selected quarterly financial data (in thousands except per share amounts) for 1996 and 1995 is as follows:

                               ------------------------------------------------

                                    THREE MONTHS ENDED                    YEAR
                        -------------------------------------------      ENDED
                              3-31       6-30       9-30      12-31      12-31
                        ---------  ---------  ---------  ---------  ---------
1996:
  Rental income           $75,809    $79,491    $84,802    $81,944   $322,046
                        =========  =========  =========  =========  =========
  Earnings from
   operations             $22,920    $24,462    $24,718    $21,989   $ 94,089
  Gain on sale of
   investments, net         2,923      5,160     25,257      4,152     37,492
  Less extraordinary
   item--loss on early
   extinguishment of
   debt                         -        870          -          -        870
  Less preferred share
   dividends                6,388      6,386      6,182      5,211     24,167
                        ---------  ---------  ---------  ---------  ---------
  Net earnings
   attributable to
   Common Shares          $19,455    $22,366    $43,793    $20,930   $106,544
                        =========  =========  =========  =========  =========
  Net earnings per
   Common Share:
    Primary               $  0.27    $  0.31    $  0.60    $  0.28   $   1.46
                        =========  =========  =========  =========  =========
    Fully-diluted         $     -    $     -    $   .57    $     -   $      -
                        =========  =========  =========  =========  =========
  Weighted-average
   Common Shares:
    Primary                72,211     72,223     72,628     75,147     73,057
                        =========  =========  =========  =========  =========
    Fully-diluted               -          -     83,217          -          -
                        =========  =========  =========  =========  =========
1995:
  Rental income           $53,518    $65,719    $70,176    $73,060   $262,473
                        =========  =========  =========  =========  =========
  Earnings from
   operations             $14,540    $20,806    $23,203    $23,147   $ 81,696
  Gain on sale of
   investments, net             -          -          -      2,623      2,623
  Less preferred share
   dividends                4,025      5,023      6,387      6,388     21,823
                        ---------  ---------  ---------  ---------  ---------
  Net earnings
   attributable to
   Common Shares          $10,515    $15,783    $16,816    $19,382   $ 62,496
                        =========  =========  =========  =========  =========
  Primary and fully-
   diluted net earnings
   per Common Shares      $  0.20    $  0.22    $  0.23    $  0.27   $   0.93
                        =========  =========  =========  =========  =========
  Weighted-average
   Common Shares
   outstanding             51,485     72,027     72,211     72,211     67,052
                        =========  =========  =========  =========  =========

(11) COMMITMENTS AND CONTINGENCIES

PTR is a party to various claims and routine litigation arising in the ordinary course of business. PTR does not believe that the results of any of such claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

PTR is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence investigation procedures, PTR has conducted Phase I environmental assessments on each property prior to acquisition since 1984. The cost of complying with environmental regulations was not material to PTR's results of operations for any of the years in the three-year period ended December 31, 1996. PTR is not aware of any environmental condition on any of its communities which is likely to have a material adverse effect on PTR's financial condition or results of operations.

See Notes 4 and 5 for development and acquisition commitments.

                         SECURITY CAPITAL PACIFIC TRUST

(12) FAIR VALUES OF FINANCIAL INSTRUMENTS

The following disclosures of estimated fair value of financial instruments was determined by PTR based on available market information and valuation methodologies believed to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that PTR could realize upon disposition.

As of December 31, 1996 and 1995, the carrying amount of certain financial instruments employed by PTR, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. Similarly, the carrying value of lines of credit balances approximates fair value as of those dates since the interest rate fluctuates based on published market rates. As discussed in Note 5, the Homestead Notes outstanding at December 31, 1996 are reflected at fair value in the accompanying balance sheet. PTR believes the carrying value of the other mortgage notes receivable approximates fair value. As of December 31, 1996 and 1995, based on the borrowings available to PTR, the carrying value of the long-term debt and mortgages was a reasonable estimation of their fair values.

Derivative Financial Instruments
PTR has only limited involvement with derivative financial instruments and does not use them for trading purposes. PTR occasionally utilizes derivative financial instruments as hedges in anticipation of future transactions to manage well-defined interest rate risk.

In anticipation of a 1997 debt offering, PTR entered into interest rate contracts in 1996 with notional amounts aggregating $50 million which PTR plans to terminate when the anticipated offering is completed. As of December 31, 1996, the fair value of these interest rate contracts was an unrealized loss of approximately $831,000 (approximately $69,250 as of March 10, 1997) based on quoted market prices or estimates obtained from brokers. There were no derivative financial instruments outstanding as of December 31, 1995.

(13) SUBSEQUENT EVENT

On March 10, 1997, PTR borrowed $60 million under a short-term borrowing agreement with a financial institution. The loan matures on September 10, 1997, but provides for early repayment at PTR's option on the 10th day of each month during the term. Interest is payable monthly at an annual rate of LIBOR plus 0.60% (6.0375% at March 10, 1997). These proceeds were used to pay down PTR's $350 million line of credit which had an outstanding balance of $151.5 million after the paydown on March 10, 1997.

                                                                    SCHEDULE III

                         SECURITY CAPITAL PACIFIC TRUST

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996

                 --------------------------------------------------------------

                                                                GROSS AMOUNT AT WHICH
                                                               CARRIED AT DECEMBER 31,
                             INITIAL COST TO PTR       COSTS            1996
                             ------------------- CAPITALIZED ---------------------------
                                       BUILDINGS      SUBSE-           BUILDINGS            ACCUMU-      CON-
                      ENCUM-                 AND    QUENT TO                 AND          LATED DE- STRUCTION     YEAR
     PROPERTIES      BRANCES   LAND IMPROVEMENTS ACQUISITION   LAND IMPROVEMENTS  TOTALS PRECIATION      YEAR ACQUIRED
     ----------      ------- ------ ------------ ----------- ------ ------------ ------- ---------- --------- --------
                                                              (IN THOUSANDS)
MULTIFAMILY:
Albuquerque, New
 Mexico:
 Commanche Wells     $    -  $  719   $ 4,072      $   374   $  719   $ 4,445    $ 5,164   $  331     1985      1994
 Corrales Pointe          -     944     5,351          516      944     5,867      6,811      507     1986      1993
 Entrada Pointe           -   1,014     5,744          918    1,014     6,662      7,676      518     1986      1994
 La Paloma                -   4,135         -       19,039    4,135    19,039     23,174    1,073     1996      1993
 La Ventana               -   2,210         -       13,117    2,657    12,670     15,327      387     1996      1994
 Pavilions                -   2,182     7,624        5,632    2,182    13,256     15,438    1,864       (a)       (a)
 Sandia Ridge             -   1,339     5,358          959    1,339     6,317      7,656      898     1986      1992
 Vistas at Seven Bar
  Ranch (g)               -   2,597         -       19,277    2,597    19,277     21,874      243     1996      1994
 Vista Del Sol            -   1,105     4,419          544    1,105     4,963      6,068      165     1987      1993
 Wellington Place         -   1,881     7,523        1,052    1,881     8,575     10,456      701     1981      1993
 Telegraph Hill           -   1,216     6,889          140    1,216     7,029      8,245       48     1986      1996
Austin, Texas:
 Anderson Mill Oaks       -   1,794    10,165          600    1,794    10,764     12,558      912     1984      1993
 Cannon Place             -   1,220     4,879          747    1,220     5,626      6,846      459     1984      1993
 Estates of Gracy
  Farms (g)               -     788         -          453      788       453      1,241       (b)      (b)     1993
 Hunters' Run             -   1,400         -       10,080    1,400    10,080     11,480      516     1995      1993
 Hunters' Run II          -     797         -        7,479      797     7,479      8,276      115     1996      1995
 Monterey Ranch
  Village II              -   1,151         -       22,889    1,151    22,889     24,040      291     1996      1993
 The Ridge                -   1,669     6,675        2,296    1,669     8,971     10,640      826     1978      1993
 Rock Creek               -   1,311     7,431        1,504    1,311     8,935     10,246      741     1979      1993
 Saddlebrook              -     800         -       12,521      800    12,521     13,321    1,184     1994      1992
 Shadowood                -   1,197     4,787          638    1,197     5,425      6,622      476     1985      1993
Dallas, Texas:
 Apple Ridge              -   1,986     7,942        1,223    1,986     9,165     11,151      736     1984      1993
 Custer Crossing          -   1,532     8,683          340    1,532     9,023     10,555      758     1985      1993
 Park Meadows (g)         -   1,373         -        4,625    1,373     4,624      5,997       (b)      (b)     1996
 Post Oak Ridge           -   2,137    12,111        1,024    2,137    13,135     15,272    1,096     1983      1993
 Quail Run                -   1,613     9,140          459    1,613     9,599     11,212      801     1983      1993
 Summerstone              -   1,028     5,823          251    1,028     6,074      7,102      516     1983      1993
 Timber Ridge             -     997     5,651          470      997     6,121      7,118      363     1984      1994
 Timber Ridge II (g)      -     675         -          567      675       567      1,242       (b)      (b)     1996
 Woodland Park            -   1,386     5,543          435    1,386     5,978      7,364      482     1986      1993
Denver, Colorado:
 Cambrian                 -   2,256     9,026          877    2,256     9,903     12,159      909     1983      1993
 The Cedars               -   3,128    12,512        1,785    3,128    14,297     17,425    1,330     1984      1993
 Fox Creek I              -   1,167     4,669          615    1,167     5,284      6,451      423     1984      1993
 Fox Creek II             -       -         -          217        -       217        217       (b)      (b)     1995
 Hickory Ridge            -   4,402    17,607        1,578    4,402    19,185     23,587    2,112     1984      1992
 Reflections I            -   1,591     6,362          940    1,591     7,301      8,892      675     1980      1993
 Reflections II           -     805         -       11,530      805    11,530     12,335      335     1996      1993
 Silvercliff          7,382   2,410    13,656          332    2,410    13,988     16,398    1,031     1991      1994
 Sunwood                  -   1,030     4,596          606    1,030     5,202      6,232      570     1981      1992
El Paso, Texas:
 Acacia Park              -   1,130         -       13,151    1,130    13,151     14,281      760     1995      1993
 Cielo Vista              -   1,111     4,445        3,368    1,111     7,813      8,924      519     1962      1993
 The Crest at Shadow
  Mountain                -     865         -        7,152      865     7,152      8,017    1,106     1991      1992
 Double Tree              -   1,106     4,423          708    1,106     5,130      6,236      488     1980      1993
 Las Flores           5,860     625     6,624        1,253      625     7,877      8,502    3,368       (c)       (c)
 Mountain Village         -   1,203     4,824        1,410    1,203     6,234      7,437      991     1982      1992
 The Patriot              -   1,027         -       11,204    1,027    11,204     12,231      485     1996      1993

                ---------------------------------------------------------------

                                                                    GROSS AMOUNT AT WHICH
                             INITIAL COST TO PTR       COSTS CARRIED AT DECEMBER 31, 1996
                            -------------------- CAPITALIZED ----------------------------
                                       BUILDINGS      SUBSE-            BUILDINGS            ACCUMU-       CON-
                     ENCUM-                  AND    QUENT TO                  AND          LATED DE-  STRUCTION      YEAR
    PROPERTIES      BRANCES    LAND IMPROVEMENTS ACQUISITION    LAND IMPROVEMENTS  TOTALS PRECIATION       YEAR  ACQUIRED
    ----------      ------- ------- ------------ ----------- ------- ------------ ------- ----------  ---------  --------
 Park Place          $    - $   992      $ 7,409     $   416 $   992      $ 7,825 $ 8,817     $1,708         (d)       (d)
 The Phoenix              -     454            -      10,234     454       10,234  10,688      1,136       1993      1993
 Shadow Ridge             -   1,524        3,993       6,864   1,524       10,857  12,381      1,190         (e)       (e)
 Tigua Village          683     161          146       2,109     161        2,255   2,416      1,228         (f)       (f)
Houston, Texas:
 American Rice            -  13,162            -         254  13,162          254  13,416         (b)        (b)     1996
 Beverly Palms            -   1,393        7,893         919   1,393        8,812  10,205        647       1970      1994
 Braeswood Park       6,761   1,861       10,548         195   1,861       10,743  12,604        912       1984      1993
 Brompton Court      14,318   4,058       22,993       4,393   4,058       27,386  31,444      1,830       1972      1994
 Cranbrook Forest         -   1,326        5,302         329   1,326        5,631   6,957        463       1984      1993
 Memorial Heights I       -   3,169            -      15,273   3,169       15,273  18,442        290       1996      1996
 Memorial Heights
  II                      -   9,164            -         475   9,164          475   9,639         (b)        (b)     1996
 Oaks at Medical
  Center I                -   4,210            -      14,201   4,210       14,201  18,411        347         (b)     1994
 Oaks at Medical
  Center II               -   3,368            -       2,044   3,368        2,044   5,412         (b)        (b)     1994
 Pineloch                 -   1,980       11,221         558   1,980       11,779  13,759        988       1984      1993
 Plaza Del Oro            -   1,713        9,706         658   1,713       10,364  12,077        710       1984      1994
 Seahawk              5,427   1,258        7,125         362   1,258        7,487   8,745        542       1984      1994
 Sacks                    -   2,812            -           -   2,812            -   2,812         (b)        (b)     1996
 Weslayan Oaks            -     581        3,293         124     581        3,417   3,998        294       1984      1993
Inland Empire,
 California:
 The Crossing             -   2,227       12,622         560   2,227       13,182  15,409        232       1989      1996
 Miramonte                -   2,357       13,364         614   2,357       13,978  16,335        374       1989      1995
 Mission Springs &
  Villas                  -   5,780       32,757         758   5,780       33,515  39,295        506       1988      1996
 Westcourt Village        -   1,909       10,817       2,607   1,909       13,424  15,333        273       1986      1996
 Woodsong Village         -   1,846       10,469         177   1,846       10,646  12,492         97       1985      1996
Kansas City,
 Kansas:
 SWC 119th &
  Quivira                 -   1,565            -         368   1,565          367   1,932         (b)        (b)     1996
 NEC 119th &
  Quivira                 -   1,540            -         470   1,540          470   2,010         (b)        (b)     1996
Las Vegas, Nevada:
 The Hamptons             -   2,959       16,790       1,381   2,959       18,171  21,130        799       1989      1995
 Horizons at
  Peccole Ranch           -   3,173       18,048         509   3,173       18,557  21,730        851       1990      1995
 King's Crossing          -   2,860       16,272         269   2,860       16,541  19,401        764       1991      1995
 La Tierra at the
  Lakes              26,019   5,904       33,561       2,792   5,904       36,353  42,257      1,676       1986      1995
 Sunterra             8,138   2,086       11,867         301   2,086       12,168  14,254        561       1986      1995
Omaha, Nebraska:
 Apple Creek         11,100   1,953       11,069         773   1,953       11,842  13,795        787       1987      1994
 Oakbrook                 -   1,108        6,307         121   1,108        6,428   7,536        296       1994      1995
Orange County,
 California:
 Aliso Viejo              -   4,872            -         883   4,872          883   5,755         (b)        (b)     1996
 Las Flores
  Apartment Homes         -   4,190            -       4,044   4,190        4,044   8,234         (b)        (b)     1996
 Newpointe                -   1,403        7,981         100   1,403        8,081   9,484        109       1987      1996
 Villa Marseilles         -   1,970       11,162         255   1,970       11,417  13,387         26       1991      1996
Phoenix, Arizona:
 Arrowhead I (g)          -   2,019            -         370   2,019          370   2,389         (b)        (b)     1995
 Bay Club                 -   2,797       11,188       1,122   2,797       12,310  15,107      1,037       1985      1993
 Foxfire                  -   1,055        5,976         326   1,055        6,302   7,357        465       1985      1994
 Miralago I (g)           -   2,743            -      16,697   2,743       16,697  19,440          6       1996      1995
 Moorings at Mesa
  Cove                    -   3,261       13,045       1,066   3,261       14,111  17,372      1,464       1985      1992
 North Mountain
  Village                 -   2,704       15,323         432   2,704       15,755  18,459      1,199       1986      1994
 Peaks at Papago
  Park I                  -   4,131       23,408       1,732   4,131       25,140  29,271      1,843       1988      1994
 Peaks at Papago
  Park II                 -   1,000            -       6,188   1,000        6,188   7,188        101       1996      1994
 The Ridge--Phoenix       -   1,852       10,492         411   1,852       10,903  12,755        918       1987      1993
 San Antigua              -   4,200            -      19,589   4,200       19,589  23,789      1,732       1994      1991
 San Marina               -   1,208        4,831         911   1,208        5,742   6,950      1,044       1986      1992
 San Marquis North        -   1,215            -       9,535   1,215        9,535  10,750        608       1994      1993
 San Marquis South        -   2,312            -      11,167   2,312       11,167  13,479        968       1994      1993
 San Palmera (g)          -   3,515            -      17,534   3,515       17,534  21,049          7       1996      1995
 San Valiente I (g)       -   3,062            -      13,851   3,062       13,851  16,913         (b)        (b)     1995
 Scottsdale Greens        -   3,489       19,774       5,035   3,489       24,809  28,298      1,629       1980      1994
 Superstition Park        -   2,340        9,362         991   2,340       10,353  12,693      1,069       1985      1992
Portland, Oregon:
 Arbor Heights            -   2,669            -       6,135   2,669        6,135   8,804         (b)        (b)     1996

                ---------------------------------------------------------------

                                                                  GROSS AMOUNT AT WHICH
                                                                 CARRIED AT DECEMBER 31,
                               INITIAL COST TO PTR       COSTS            1996
                               ------------------- CAPITALIZED ---------------------------
                                         BUILDINGS      SUBSE-           BUILDINGS            ACCUMU-      CON-
                        ENCUM-                 AND    QUENT TO                 AND          LATED DE- STRUCTION     YEAR
     PROPERTIES        BRANCES   LAND IMPROVEMENTS ACQUISITION   LAND IMPROVEMENTS  TOTALS PRECIATION      YEAR ACQUIRED
     ----------        ------- ------ ------------ ----------- ------ ------------ ------- ---------- --------- --------
 Brighton              $    -  $1,675   $ 9,532      $   270   $1,675   $ 9,801    $11,476   $   90     1985      1996
 Cambridge Crossing         -   2,260         -        3,574    2,260     3,574      5,834       (b)      (b)     1996
 Club at the Green          -   1,640     9,327          184    1,640     9,511     11,151      453     1991      1995
 Double Tree I              -   1,548     8,810          157    1,548     8,967     10,515      416     1990      1995
 Double Tree II         4,750     991     5,611           79      991     5,690      6,681      252     1994      1995
 Knight's Castle            -   1,963    11,164           55    1,963    11,219     13,182      524     1989      1995
 Meridian at
  Murrayhill                -   2,517    14,320          420    2,517    14,739     17,256      680     1990      1995
 Preston's Crossing
  (g)                       -     851         -       12,015      851    12,015     12,866      125     1996      1995
 Riverwood Heights          -   1,479     8,410          274    1,479     8,684     10,163      399     1990      1995
 Squire's Court             -   1,630     9,249          101    1,630     9,350     10,980      435     1989      1995
 Timberline                 -   1,058     5,995          282    1,058     6,277      7,335      114     1990      1996
Reno, Nevada:
 Meadowview I & II          -   3,485         -          735    3,485       735      4,220       (b)      (b)     1996
 Vista Ridge                -   2,002         -       15,593    2,002    15,593     17,595       (b)      (b)     1995
Salt Lake City, Utah:
 Brighton Place             -   2,091    11,892        1,300    2,091    13,191     15,282      582     1979      1995
 Cherry Creek           4,000   1,290     7,330          362    1,290     7,692      8,982      344     1986      1995
 Fox Creek              4,236   1,172     6,641          123    1,172     6,764      7,936        -     1985      1996
 Greenpointe            3,638     891     5,050           67      891     5,117      6,008      238     1985      1995
 Greenpointe Expan-
  sion                      -      32         -          124       32       124        156       (b)      (b)     1996
 Mountain Shadow        3,340     832     4,730          125      832     4,855      5,687      222     1985      1995
 Mountain Shadow
  Expansion                 -      95         -          239       95       239        334       (b)      (b)     1996
 Remington                  -   2,324         -       13,765    2,324    13,765     16,089       76     1996      1995
 Riverview                  -   4,636         -        6,329    4,636     6,329     10,965       (b)      (b)     1996
 Summertree             4,435   1,521     8,619           43    1,521     8,662     10,183       39     1986      1996
San Antonio, Texas:
 Applegate                  -   1,455     8,248          522    1,455     8,770     10,225      737     1983      1993
 Austin Point               -   1,728     9,725          615    1,728    10,340     12,068      870     1982      1993
 Camino Real                -   1,084     4,338          859    1,084     5,197      6,281      529     1979      1993
 Cobblestone Village        -     786     3,120          691      786     3,811      4,597      658     1984      1992
 Contour Place              -     456     1,829          339      456     2,168      2,624      427     1984      1992
 The Crescent               -   1,145         -       14,545    1,145    14,545     15,690    1,384     1994      1992
 Dymaxion I                 -     683     3,740          231      683     3,971      4,654      228     1984      1994
 The Gables                 -   1,025     5,809          554    1,025     6,363      7,388      521     1983      1993
 Marbach Park               -   1,122     6,361          651    1,122     7,012      8,134      605     1985      1993
 Palisades Park             -   1,167     6,613          481    1,167     7,094      8,261      598     1983      1993
 Panther Springs            -     585     3,317          145      585     3,462      4,047      294     1985      1993
 Rancho Mirage              -     724     2,971        1,437      724     4,407      5,131      368     1974      1993
 Stanford Heights           -   1,631         -       11,703    1,631    11,703     13,334      399     1996      1993
 Sterling Heights           -   1,644         -       10,460    1,644    10,460     12,104      558     1995      1993
 St. Tropez I               -   2,013     8,054          971    2,013     9,025     11,038      983     1982      1992
 St. Tropez II              -     605         -          554      605       554      1,159       (b)      (b)     1994
 Towne East Village         -     350     1,985          236      350     2,221      2,571      182     1983      1993
 Villas of Castle
  Hills                     -   1,037     4,148          746    1,037     4,894      5,931      424     1971      1993
 Waters of Northern
  Hills                     -   1,251     7,105          785    1,251     7,890      9,141      604     1982      1994
San Diego, Califor-
 nia:
 Club Pacifica              -   2,141    12,132          343    2,141    12,474     14,615      227     1987      1996
 El Dorado Hills       16,718   4,418    25,084          713    4,418    25,797     30,215      237     1983      1996
 Ocean Crest                -   2,369    13,427          447    2,369    13,874     16,243      280     1993      1996
 Scripps Landing            -   1,332     7,550          318    1,332     7,868      9,200      646     1985      1994
 The Palisades              -   4,741    26,866           31    4,741    26,897     31,638       59     1991      1996
 Tierrasanta Ridge          -   2,859    16,130          695    2,859    16,825     19,684    1,340     1994      1994
San Francisco (Bay
 Area), California:
 Harborside                 -   3,213    18,210            -    3,213    18,210     21,423       (b)      (b)     1996
 Ashton Place          47,342   9,782    55,429          687    9,782    56,116     65,898      385     1970      1996
 Quail Ridge                -   2,633    14,923          587    2,633    15,508     18,141      246     1986      1996
 Redwood Shores        25,220   5,608    31,778          263    5,608    32,046     37,654      215     1986      1996
 Treat Commons          7,192   5,788    32,802          316    5,788    33,118     38,906      884     1988      1995
Santa Fe, New Mexico:
 Foothills of Santa
  Fe Phase I                -   1,396         -        1,098    1,396     1,098      2,494       (b)      (b)     1995
 The Meadows of Santa
  Fe                        -     760         -       11,672      760    11,672     12,432    1,220     1994      1993

             ------------------------------------------------------------------

                                                             GROSS AMOUNT AT WHICH CARRIED AT
                            INITIAL COST TO PTR        COSTS        DECEMBER 31, 1996
                           --------------------- CAPITALIZED --------------------------------
                                       BUILDINGS      SUBSE-             BUILDINGS               ACCUMU-      CON-
                    ENCUM-                   AND    QUENT TO                   AND             LATED DE- STRUCTION     YEAR
   PROPERTIES      BRANCES     LAND IMPROVEMENTS ACQUISITION     LAND IMPROVEMENTS     TOTALS PRECIATION      YEAR ACQUIRED
   ----------     -------- -------- ------------ ----------- -------- ------------ ---------- ---------- --------- --------
Seattle, Wash-
 ington:
 Canyon Creek     $      - $  5,250  $        -   $  9,393   $  5,250  $    9,393  $   14,643   $   (b)      (b)
 Canyon Crown            -    4,370           -        231      4,370         231       4,601       (b)      (b)
 Clubhouse           5,831    1,223       6,928         20      1,223       6,948       8,171        -     1982      1996
 Forrest Creste          -    1,681           -        312      1,681         312       1,993       (b)      (b)     1996
 Harbour Pointe          -    2,027           -      2,865      2,027       2,865       4,892       (b)      (b)     1996
 Logan's Ridge           -    1,950      11,118        278      1,950      11,395      13,345      524     1987      1995
 Matanza Creek           -    1,016       5,814        267      1,016       6,081       7,097      276     1991      1995
 Millwood Es-
  tates                  -    1,593       9,200        608      1,593       9,808      11,401      440     1987      1995
 Pebble Cove             -    1,895           -     15,084      1,895      15,084      16,979      148     1996      1995
 Remington Park          -    2,795      15,593        732      2,795      16,325      19,120      684     1990      1995
 Walden Pond             -    2,033      11,535        336      2,033      11,871      13,904      545     1990      1995
Tucson, Arizona:
 Cobble Creek            -    1,422       5,690        777      1,422       6,477       7,899    1,041     1980      1992
 Craycroft Gar-
  dens                   -      348       1,392        234        348       1,626       1,974      235     1963      1992
 San Ventana (g)         -    3,177           -     20,561      3,177      20,560      23,737       89     1996      1993
 Tierra Antigua          -      992       3,967        527        992       4,494       5,486      669     1979      1992
 Villa Caprice           -    1,279       7,248        319      1,279       7,567       8,846      641     1972      1993
 Windsail            4,798    1,852       7,407        718      1,852       8,124       9,976      770     1986      1993
Tulsa, Oklahoma:
 Southern Slope          -      779       4,413        170        779       4,584       5,363      392     1982      1993
                  -------- --------  ----------   --------   --------  ----------  ----------   ------     ----      ----
 Total Multifam-
  ily              217,188  357,708   1,189,347    549,720    358,155   1,738,620   2,096,775   93,386
                  -------- --------  ----------   --------   --------  ----------  ----------   ------     ----      ----
LAND HELD FOR
 FUTURE MULTI-
 FAMILY DEVELOP-
 MENT:
Austin, Texas:
 Monterey Ranch
  Village I (h)          -      424           -      1,887        424       1,887       2,311       (b)      (b)     1993
 Monterey Ranch
  Village III
  (i)                    -    1,131           -      6,036      1,131       6,036       7,167       (b)      (b)     1993
 Monterey Ranch
  IV (j)                 -      920           -          -        920           -         920        -      N/A      1993
El Paso, Texas:
 West Ten (k)            -    1,523           -         83      1,523          83       1,606        -      N/A      1994
Houston, Texas:
 SPCA Tract (l)          -      563           -          -        563           -         563       (b)      (b)     1996
North Arlington,
 Texas:
 Cracker Barrel          -      245           -          -        245           -         245        -
Phoenix, Arizo-
 na:
 San Valiente
  (m)                    -    1,647           -        540      1,647         540       2,187        -      N/A      1995
 Arrowhead II
  (n)                    -    1,601           -        128      1,601         128       1,729        -      N/A      1995
 Miralago II             -    1,801          33         33      1,801          66       1,867        -
San Antonio,
 Texas:
 Dymaxion II (o)         -      545           -         18        545          18         563        -      N/A      1994
 Indian Trails
  II (p)                 -      864           -         43        864          43         907        -      N/A      1994
 Walker Ranch
  I (q)                  -    2,230           -      1,282      2,230       1,282       3,512       (b)      (b)     1994
 Walker Ranch
  II (r)                 -    1,481           -        579      1,481         579       2,060       (b)      (b)     1994
 Walker Ranch
  III (s)                -      555           -        258        555         258         813       (b)      (b)     1994
Santa Fe, New
 Mexico:
 Foothills of
  Santa Fe II
  (t)                    -    1,114           -        147      1,115         146       1,261       (b)      (b)     1995
 St. Francis (u)         -    1,941           -        391        941         391       2,332        -      N/A      1994
                           --------  ----------   --------   --------  ----------  ----------   ------
 Total Develop-
  ment Land                  18,585          33     11,425     18,586      11,457      30,043
                           --------  ----------   --------   --------  ----------  ----------   ------
HOTEL:
San Francisco,
 California:
 Wharf Holiday
  Inn (v)                -   12,861       1,935      8,075     12,861      10,009      22,870    3,440     1972      1971
                           --------  ----------   --------   --------  ----------  ----------   ------

            -------------------------------------------------------------------

                                                               GROSS AMOUNT AT WHICH CARRIED AT
                              INITIAL COST TO PTR        COSTS        DECEMBER 31, 1996
                             --------------------- CAPITALIZED --------------------------------
                                         BUILDINGS      SUBSE-             BUILDINGS               ACCUMU-      CON-
                      ENCUM-                   AND    QUENT TO                   AND             LATED DE- STRUCTION     YEAR
    PROPERTIES       BRANCES     LAND IMPROVEMENTS ACQUISITION     LAND IMPROVEMENTS     TOTALS PRECIATION      YEAR ACQUIRED
    ----------      -------- -------- ------------ ----------- -------- ------------ ---------- ---------- --------- --------
OFFICE/INDUSTRIAL:
Dallas, Texas:
 Irving Blvd.       $      - $    109  $      303   $    128   $    109  $      431  $      540  $   249     1968      1977
El Paso, Texas:
 Vista Industrial          -      567       2,504         63        567       2,568       3,135      499     1987      1987
                    -------- --------  ----------   --------   --------  ----------  ----------  -------
 TOTAL OFFICE/
  INDUSTRIAL               -      676       2,807        191        676       2,999       3,675      748
                    -------- --------  ----------   --------   --------  ----------  ----------  -------
 TOTAL              $217,188 $389,830  $1,194,122   $569,411   $390,278  $1,763,085  $2,153,363  $97,574
                    ======== ========  ==========   ========   ========  ==========  ==========  =======

-------
(a) Phase I (118 units) was acquired in 1991 and Phase II (122 units) was developed in 1992.
(b) As of December 31, 1996, property was undergoing development.
(c) Phase I (120 units) was developed in 1980, Phase II (60 units) was developed in 1981 and Phase III (288 units) was developed in 1983.
(d) Phase I (160 units) was developed in 1989 and Phase II (132 units) was developed in 1991.
(e) Phase I (208 units) was acquired in 1991 and Phase II (144 units) was developed in 1994.
(f) Phase I (84 units) was developed in 1970 and Phase II (100 units) was developed in 1978.
(g) Represents properties owned by third party developers that are subject to presale agreements to PTR to acquire such properties. PTR's investment as of December 31, 1996 represents development loans made by PTR to such developers.
(h) 19.9 acres of undeveloped land.
(i) 53.1 acres of undeveloped land.
(j) 11.01 acres of undeveloped land.
(k) 25.30 acres of undeveloped land.
(l) .05 acres of undeveloped land.
(m) 7.6 acres of undeveloped land.
(n) 11.60 acres of undeveloped land.
(o) 18.0 acres of undeveloped land.
(p) 25.6 acres of undeveloped land.
(q) 38.7 acres of undeveloped land.
(r) 30.5 acres of undeveloped land.
(s) 10.3 acres of undeveloped land.
(t) 19.2 acres of undeveloped land.
(u) 10.4 acres of undeveloped land.
(v) PTR owns the building and land leased to hold Holiday Inns of America, Inc. at Fisherman's Wharf in San Francisco.
The lease with Holiday Inns expires in 2018.

The following is a reconciliation of the carrying amount and related accumulated depreciation of PTR's investment in real estate, at cost (in thousands):

                                                   ----------------------------

                                                   DECEMBER 31,
                                         ----------------------------------
           CARRYING AMOUNTS                    1996        1995        1994
           ----------------              ----------  ----------  ----------
Balance at January 1                     $1,855,866  $1,296,288  $  872,610
Multifamily:
  Acquisitions and renovations
   expenditures                             463,935     385,356     270,024
  Development expenditures, excluding
   land acquisition                         187,377     117,980     111,184
  Acquisition and improvements of land
   held for current and future
   development                               20,880      11,255      16,789
  Recurring capital expenditures              7,992       5,119       3,746
  Dispositions                             (269,693)     (6,166)    (11,902)
                                         ----------  ----------  ----------
    Net multifamily activity subtotal    $  410,491  $  513,544  $  389,841
                                         ----------  ----------  ----------
Non-multifamily:
  Homestead development expenditure,
   including land acquisitions           $   54,883  $   48,247  $   35,943
  Contribution of Homestead Assets         (161,370)          -           -
  Non-multifamily dispositions               (6,527)     (2,235)       (331)
  Provision for possible loss                     -        (220)     (1,600)
  Other                                          20         242        (175)
                                         ----------  ----------  ----------
Balance at December 31                   $2,153,363  $1,855,866  $1,296,288
                                         ==========  ==========  ==========

                                                   -------------------------
                                                     DECEMBER
                                                       31,
                                         ----------------------------------
       ACCUMULATED DEPRECIATION                1996        1995        1994
       ------------------------          ----------  ----------  ----------
Balance at January 1                     $   81,979  $   46,199  $   22,022
Depreciation for the year                    44,887      36,685      24,614
Accumulated depreciation of real estate
 sold                                       (22,653)       (646)       (151)
Contribution of Homestead Assets             (6,639)          -           -
Other                                             -        (259)       (286)
                                         ----------  ----------  ----------
Balance at December 31                   $   97,574  $   81,979  $   46,199
                                         ==========  ==========  ==========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust

We have reviewed the accompanying consolidated balance sheet of Security Capital Industrial Trust and subsidiaries as of March 31, 1997, and the related consolidated statements of operations for the three months ended March 31, 1997 and 1996, and the consolidated statements of cash flows for the three months ended March 31, 1997 and 1996. These financial statements are the responsibility of the Trust's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Security Capital Industrial Trust and subsidiaries as of December 31, 1996, and in our report dated February 10, 1997, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1996, is fairly stated in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                        Arthur Andersen LLP

Chicago, Illinois
May 2, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             ------------------
                                                        MARCH 31,  DECEMBER 31,
                                                             1997          1996
                       ASSETS                         (UNAUDITED)     (AUDITED)
                       ------                         -----------  ------------
Real Estate                                           $2,590,876    $2,508,747
  Less accumulated depreciation                          124,833       109,147
                                                      ----------    ----------
                                                       2,466,043     2,399,600
Cash and Cash Equivalents                                 49,877         4,770
Accounts Receivable                                        7,858         5,397
Other Assets                                              54,616        52,539
                                                      ----------    ----------
    Total assets                                      $2,578,394    $2,462,306
                                                      ==========    ==========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
LIABILITIES:
  Line of credit                                       $       -    $   38,600
  Long-term debt                                         624,212       524,191
  Mortgage notes payable                                  84,298        91,757
  Securitized debt                                        35,217        36,025
  Assessment bonds payable                                12,156        12,170
  Accounts payable and accrued expenses                   32,252        35,357
  Construction payable                                    18,268        24,645
  Distributions payable                                        -        25,058
  Other liabilities                                       17,941        18,130
                                                      ----------    ----------
    Total liabilities                                    824,344       805,933
                                                      ----------    ----------
Commitments and Contingencies
Minority Interest                                         56,472        56,984
SHAREHOLDERS' EQUITY:
  Series A Preferred Shares; $0.01 par value;
   5,400,000 shares issued and outstanding at March
   31, 1997 and December 31, 1996; stated liquidation
   preference of $25 per share                           135,000       135,000
  Series B Convertible Preferred Shares; $0.01 par
   value; 8,050,000 shares issued and outstanding at
   March 31, 1997 and December 31, 1996; stated
   liquidation preference of $25 per share               201,250       201,250
  Series C Preferred Shares; $0.01 par value;
   2,000,000 shares issued and outstanding at March
   31, 1997 and December 31, 1996; stated liquidation
   preference of $50 per share                           100,000       100,000
  Common shares of beneficial interest, $0.01 par
   value; 97,755,518 shares issued and outstanding at
   March 31, 1997 and 93,676,546 shares at December
   31, 1996                                                  978           937
  Additional paid-in capital                           1,338,864     1,257,347
  Distributions in excess of net earnings                (78,514)      (95,145)
                                                      ----------    ----------
    Total shareholders' equity                         1,697,578     1,599,389
                                                      ----------    ----------
    Total liabilities and shareholders' equity        $2,578,394    $2,462,306
                                                      ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             -------------------
                                                   THREE MONTHS ENDED MARCH 31,
                                                   -----------------------------
                                                             1997           1996
                                                   -------------- --------------
INCOME:
  Rental income                                          $67,386        $50,062
  Other real estate income                                 1,121            143
  Interest income                                            724            157
                                                   -------------  -------------
    Total income                                          69,231         50,362
                                                   -------------  -------------
EXPENSES:
  Rental expenses, net of recoveries of $10,550
   and $6,175 for the three month periods in 1997
   and 1996, respectively                                  4,278          5,146
  Property management fees paid to affiliate, net
   of recoveries of $1,092 and $586 for the three
   month periods in 1997 and 1996, respectively            1,550            999
  Depreciation and amortization                           18,048         13,089
  Interest expense                                        11,375          8,508
  REIT management fee paid to affiliate                    6,606          4,641
  General and administrative                                 307            249
  Other expense                                              611            468
                                                   -------------  -------------
    Total expenses                                        42,775         33,100
                                                   -------------  -------------
Net Earnings Before Minority Interest and Loss on
 Disposition of Real Estate                               26,456         17,262
Minority interest share in net earnings                      895            756
                                                   -------------  -------------
Net Earnings Before Loss on Disposition of Real
 Estate                                                   25,561         16,506
Loss on disposition of real estate                             -             29
                                                   -------------  -------------
Net Earnings                                              25,561         16,477
Less preferred share dividends                             8,829          4,673
                                                   -------------  -------------
Net Earnings Attributable to Common Shares               $16,732        $11,804
                                                   =============  =============
Weighted Average Common Shares Outstanding                96,009         81,428
                                                   =============  =============
Per Share Net Earnings Attributable to Common
 Shares                                                  $  0.17       $   0.14
                                                   =============  =============
Distributions Per Common Share                           $0.2675        $0.2525
                                                   =============  =============


  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                             -----------------
                                                THREE MONTHS ENDED MARCH 31,
                                                ------------------------------
                                                          1997            1996
                                                --------------  --------------
OPERATING ACTIVITIES:
  Net earnings                                      $  25,561       $  16,477
  Minority interest                                       895             756
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation and amortization                      18,048          13,089
    Loss on disposition of real estate                      -              29
    Rent leveling                                      (1,233)         (1,118)
    Amortization of deferred financing costs              669             704
  Increase in accounts receivable and other
   assets                                              (5,335)         (3,176)
  Decrease in accounts payable, accrued
   expenses and other liabilities                      (3,294)         (7,911)
                                                -------------   -------------
      Net cash provided by operating activities        35,311          18,850
                                                -------------   -------------
INVESTING ACTIVITIES:
  Real estate investments                            (105,024)       (146,560)
  Tenant improvements and lease commissions            (2,542)         (3,425)
  Recurring capital expenditures                         (834)            (41)
  Proceeds from disposition of real estate             19,440           1,092
                                                -------------   -------------
      Net cash used in investing activities           (88,960)       (148,934)
                                                -------------   -------------
FINANCING ACTIVITIES:
  Net proceeds from sale of shares, exercised
   warrants and dividend reinvestment and share
   purchase plan                                       80,558         192,291
  Proceeds from long-term debt offering               100,000               -
  Debt issuance costs                                  (1,168)             (5)
  Proceeds from interest rate contracts                 1,658               -
  Distributions paid to common shareholders           (25,159)        (19,032)
  Distributions paid to minority interest
   holders                                             (1,423)         (1,329)
  Preferred share dividends                            (8,829)         (4,673)
  Proceeds from line of credit                         27,000         127,000
  Payments on line of credit                          (65,600)       (179,500)
  Regularly scheduled principal payments on
   mortgage notes payable                                (780)           (846)
  Balloon principal payments made upon maturity        (7,501)              -
                                                -------------   -------------
      Net cash provided by financing activities        98,756         113,906
                                                -------------   -------------
Net Increase/(Decrease) in Cash and Cash
 Equivalents                                           45,107         (16,178)
Cash and Cash Equivalents, beginning of period          4,770          22,235
                                                -------------   -------------
Cash and Cash Equivalents, end of period            $  49,877        $  6,057
                                                =============   =============
Supplemental Schedule of Noncash Investing and
 Financing Activities:
  In conjunction with real estate acquired:
    Assumption of existing mortgage notes
     payable                                         $      -       $       9
    Issuance of common shares                       $   1,000       $       -

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1997
                                  (UNAUDITED)

1. GENERAL:

The consolidated financial statements of Security Capital Industrial Trust ("SCI") as of March 31, 1997 are unaudited, and pursuant to the rules of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements have been omitted. The consolidated financial statements for 1996 have been restated to conform to the 1997 presentation. While management of SCI believes that the disclosures presented are adequate, these interim consolidated financial statements should be read in conjunction with SCI's December 31, 1996 consolidated financial statements.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of SCI's consolidated financial position and results of operations for the interim periods. The results of operations for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RECENT ACCOUNTING PRONOUNCEMENTS:

In March 1997, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). The new statement is effective December 15, 1997 and will require restatement of prior years' earnings per share; early adoption is not permitted. The adoption of SFAS No. 128 will have no material effect on SCI's reported earnings per share.

The FASB has also released Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"). SCI already complies with the requirements of the standard which is effective for periods ending after December 15, 1997.

3. REAL ESTATE:

The following summarizes real estate investments as of March 31, 1997 and December 31, 1996 (in thousands):

                                                  --------------
                                          MARCH 31, DECEMBER 31,
                                               1997         1996
                                        (UNAUDITED)    (AUDITED)
                                        ----------- ------------
      Land held for development          $ 107,024   $  109,316
      Land under development                46,773       40,465
      Improved land                        371,919      356,428
      Buildings and improvements         1,998,166    1,918,256
      Construction in progress              61,587       77,506
      Capitalized preacquisition costs       5,407        6,776
                                        ----------   ----------
        Total real estate                2,590,876    2,508,747
      Less accumulated depreciation        124,833      109,147
                                        ----------   ----------
        Net real estate                 $2,466,043   $2,399,600
                                        ==========   ==========

                       SECURITY CAPITAL INDUSTRIAL TRUST

Capitalized preacquisition costs include $2,072,750 and $1,634,000 of funds on deposit with title companies as of March 31, 1997 and December 31, 1996, respectively, for property acquisitions.

4. BORROWINGS:

Line of Credit
SCI has a $350.0 million unsecured revolving line of credit agreement with NationsBank of Texas, N.A. (as agent for a bank group). Effective on the May 1, 1997 renewal date borrowings bear interest at SCI's option, at either (a) the greater of the federal funds rate plus 0.5% and the prime rate, or (b) LIBOR plus .95%, based upon SCI's current senior debt ratings. Additionally, there is a commitment fee ranging from .125% to .20% per annum of the unused line of credit balance. The line is scheduled to mature in May 1999 and may be extended annually for an additional year with the approval of NationsBank and the other participating lenders (the "Bank Group"); if not extended, at SCI's election, the facility will either (a) convert to a three year term note, or (b) continue on a revolving basis with the remaining one year maturity. All debt incurrences are subject to a covenant that SCI maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, SCI is required to maintain an adjusted net worth (as defined) of at least $1.25 billion, to maintain interest payment coverage of not less than 2 to 1, and to maintain a fixed charge coverage ratio (as defined) of not less than 1.75 to 1. As of March 31, 1997, SCI was in compliance with all covenants contained in the line of credit, and as of May 2, 1997, $54.0 million of borrowings were outstanding on the line of credit.

On March 19, 1997, SCI executed a promissory note (the "Note") with NationsBank for a short term unsecured borrowing agreement of $15.0 million which matures October 1, 1997. The rate of interest on each advance (a "Loan") and the maturity date of each Loan will be determined by agreement between SCI and NationsBank at the time of such Loan. There were no outstanding borrowings on this credit line as of May 2, 1997.

Long-Term Debt

                                                             -----------------
                                                        MARCH 31, DECEMBER 31,
                                                             1997         1996
                                                       ---------  ------------
                                                           (IN THOUSANDS)
8.72% Senior Unsecured Notes, issued on March 2, 1995
 in an original principal amount of $150,000,000.
 Interest is payable March 1 and September 1 of each
 year. The Notes are payable in eight consecutive
 annual installments of $18,750,000 commencing March
 1, 2002 and mature on March 1, 2009                    $150,000    $150,000
9.34% Senior Unsecured Notes, issued on March 2, 1995
 in an original principal amount of $50,000,000.
 Interest is payable March 1 and September 1 of each
 year. The Notes are payable in six consecutive
 annual installments ranging from $5,000,000 to
 $12,500,000 commencing on March 1, 2010 and mature
 on March 1, 2015                                         50,000      50,000
7.13% Senior Unsecured Notes due 1998, issued on May
 16, 1995 in an original principal amount of
 $15,000,000, net of original issue discount.
 Interest is payable May 15 and November 15 of each
 year                                                     14,994      14,993
7.25% Senior Unsecured Notes due 2000, issued on May
 16, 1995 in an original principal amount of
 $17,500,000, net of original issue discount.
 Interest is payable May 15 and November 15 of each
 year                                                     17,451      17,448
7.30% Senior Unsecured Notes due 2001, issued on May
 16, 1995 in an original principal amount of
 $17,500,000, net of original issue discount.
 Interest is payable May 15 and November 15 of each
 year                                                     17,438      17,435
7.88% Senior Unsecured Notes, issued on May 16, 1995
 in an original principal amount of $75,000,000, net
 of original issue discount. Interest is payable May
 15 and November 15 of each year. The Notes are
 payable in eight annual installments of $9,375,000
 commencing May 15, 2002 and mature on May 15, 2009       74,675      74,668

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                                               ----------------
                                                         MARCH 31, DECEMBER 31,
                                                              1997         1996
                                                         --------- ------------
                                                             (IN THOUSANDS)
7.25% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15
 and November 15 of each year. The Notes are payable in
 four annual installments of $12,500,000 commencing May
 15, 1999 and mature on May 15, 2002                     $ 49,954    $ 49,951
7.95% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $100,000,000, net of
 original issue discount. Interest is payable May 15
 and November 15 of each year. The Notes are payable in
 four annual installments of $25,000,000 commencing May
 15, 2005 and mature on May 15, 2008                       99,843      99,840
8.65% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15
 and November 15 of each year. The Notes are payable in
 seven annual installments ranging from $5,000,000 to
 $12,500,000 commencing May 15, 2010 and mature on May
 15, 2016                                                  49,857      49,856
7.81% Medium-Term Notes, issued on February 4, 1997 in
 an original principal amount of $100,000,000. Interest
 is payable February 1 and August 1 of each year. The
 Notes are payable in six annual installments ranging
 from $10,000,000 to $20,000,000 commencing February 1,
 2010 and mature on February 1, 2015                      100,000           -
                                                         --------    --------
  Total long-term debt, net of original issue discount   $624,212    $524,191
                                                         ========    ========

All of the foregoing notes are redeemable at any time at the option of SCI, in whole or in part, at a redemption price equal to the sum of the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relative to market yields available at redemption. Such notes are governed by the terms and provisions of an indenture (the "Indenture") between SCI and State Street Bank and Trust Company, as trustee.

Under the terms of the Indenture, SCI can incur additional debt only if, after giving effect to the debt being incurred and application of proceeds therefrom,
(i) the ratio of debt to total assets, as defined in the Indenture, does not exceed 60%, (ii) the ratio of secured debt to total assets, as defined in the Indenture, does not exceed 40%, and (iii) SCI's pro forma interest coverage ratio, as defined in the Indenture, for the four preceding fiscal quarters is not less than 1.5:1. In addition, SCI may not at any time own Total Unencumbered Assets, as defined in the Indenture, equal to less than 150% of the aggregate outstanding principal amount of SCI's unsecured debt. At March 31, 1997, SCI was in compliance with all debt covenants contained in the Indenture.

Mortgage Notes Payable, Assessment Bonds Payable and Securitized Debt
Mortgage notes payable were secured by real estate with an aggregate undepreciated cost of $158.8 million at March 31, 1997. Assessment bonds payable were secured by real estate with an aggregate undepreciated cost of $223.4 million at March 31, 1997. Securitized debt was collateralized by real estate with an aggregate undepreciated cost of $67.8 million at March 31, 1997.

Approximate principal payments due on long-term debt, mortgage notes payable, assessment bonds payable and securitized debt during each of the years in the five-year period ending December 31, 2002, and thereafter are as follows (in thousands):

      Remainder of 1997               $  9,984
      1998                              19,782
      1999                              25,689
      2000                              38,429
      2001                              40,686
      2002                              44,618
      2003 and thereafter              577,483
                                     ---------
      Total principal due              756,671
      Less: original issue discount       (788)
                                     ---------
        Total carrying value          $755,883
                                     =========

                       SECURITY CAPITAL INDUSTRIAL TRUST

For the three month periods ended March 31, 1997 and 1996, interest expense on all borrowings was $11,375,000 and $8,508,000, respectively, which was net of capitalized interest of $4,594,000 and $3,311,000, respectively. The total interest paid in cash was $12,299,000 and $13,920,000 for the three month periods ended March 31, 1997 and 1996, respectively.

5. MINORITY INTEREST:

Minority interest represents limited partners' interests in five real estate partnerships controlled by SCI (Red Mountain Joint Venture, SCI Limited Partnership-I, SCI Limited Partnership-II, SCI Limited Partnership-III, and SCI Limited Partnership-IV). As of March 31, 1997, a total of 5,194,258 limited partnership units were held by minority interest limited partners in the various real estate partnerships. Limited partners are entitled to exchange each partnership unit for one common share of SCI.

In October 1994, SCI IV, Inc., a wholly-owned subsidiary of SCI, made a $27.5 million cash contribution to SCI Limited Partnership-IV, a Delaware limited partnership (Partnership-IV), in exchange for a 96.36% general partnership interest in Partnership-IV, and third party investors that were not affiliated with SCI contributed an aggregate of $1.0 million in assets to Partnership-IV in exchange for limited partner interests totaling 3.64% in Partnership-IV. SCI has contributed additional funds to the partnership in 1996 and 1997 in conjunction with tax deferred exchanges of real estate which increased SCI's interest from 96.36% to 96.62%. SCI IV, Inc., as general partner, manages the activities of Partnership-IV and has fiduciary responsibilities to Partnership-IV and its other partners.

Both Partnership-IV and SCI IV, Inc. are legal entities that are separate and distinct from SCI, its affiliates and each other, and each has separate assets, liabilities, business functions and operations. The assets owned by Partnership-IV consist primarily of income producing, improved real property primarily located in Florida, Ohio and Oklahoma. The sole assets owned by SCI IV, Inc. are its general partner advances to and interest in Partnership-IV. SCI and its affiliates had no borrowings from SCI IV, Inc. at March 31, 1997. Partnership-IV had $1.7 million of borrowings from SCI IV, Inc. at March 31, 1997. SCI IV, Inc. had $1.7 million of borrowings from SCI and its affiliates at March 31, 1997. For financial reporting purposes, the assets, liabilities, results of operations and cash flows of each of Partnership-IV and SCI IV, Inc. are included in SCI's consolidated financial statements and the third party investors' interests in Partnership-IV are reflected as minority interest. Limited partners are entitled to exchange each partnership unit for one common share of beneficial interest in SCI and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of common shares. At March 31, 1997, there were 68,612 limited partnership units outstanding in Partnership-IV.

6. SHAREHOLDERS' EQUITY:

On March 24, 1997, SCI issued 48,809 common shares in conjunction with an acquisition of property.

On February 7, 1997, SCI completed a public offering of 4,025,000 common shares. Net proceeds to SCI after underwriting discounts and offering costs were $80.4 million.

On February 18, 1997, SCI paid a distribution of $0.2675 per common share to common shareholders of record as of February 4, 1997. On March 31, 1997, SCI paid a quarterly dividend of $0.5875 per cumulative redeemable Series A preferred share, $0.4375 per cumulative convertible Series B preferred share and $1.0675 per cumulative redeemable Series C preferred share to preferred shareholders of record on March 17, 1997.

On April 15, 1997, SCI declared a distribution of $0.2675 per common share, payable on May 20, 1997, to common shareholders of record as of May 6, 1997.

7. EARNINGS PER SHARE:

Earnings per share is computed based on the weighted average number of common shares outstanding during the period. Exercise of outstanding warrants and options to acquire 29,764 SCI common shares would not have a

                       SECURITY CAPITAL INDUSTRIAL TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

material dilutive effect on earnings per share. The conversion of the limited partnership units (as discussed in Note 5) and the Series B Cumulative Convertible Redeemable Preferred Shares into common shares is not assumed since the effect would not be dilutive.

8. SUBSEQUENT EVENTS:

On May 1, 1997, Security Capital Group Incorporated ("Security Capital") filed a registration statement with the Securities and Exchange Commission containing SCI's preliminary proxy statement and Security Capital's preliminary prospectus (relating to warrants to purchase Class B common stock of Security Capital) relating to a proposed merger transaction whereby SCI would acquire the operations and businesses of its REIT manager and property manager valued at approximately $81.9 million in exchange for SCI common shares. The $81.9 million value was based on a three-year discounted analysis of net operating income prepared by Security Capital Group and revised after negotiation with a special committee comprised of independent Trustees (the "Special Committee"). The number of SCI common shares issuable to Security Capital will depend on the average market price of the common shares over the five-day period prior to the record date, subject to such average not being more than $24.75 or less than $19.75. As a result of the transaction, SCI would become an internally managed REIT and Security Capital would remain SCI's largest shareholder (44.1% as of March 31, 1997). SCI's Board of Trustees recently approved the proposed merger transaction based on the recommendation of the Special Committee. The proposed merger transaction requires the approval of a majority of the outstanding common shares. SCI's proxy statement, after review and clearance by the Securities and Exchange Commission, will be mailed to SCI's common shareholders prior to a shareholder vote. Assuming that the market value of the Common Shares issued to Security Capital on the transaction date is $81.9 million, approximately $5.7 million will be allocated to the net tangible assets acquired and the $76.2 million difference will be accounted for as costs incurred in acquiring the management companies from a related party since the management companies do not qualify as "business" for purposes of applying APB Opinion No. 16, "Business Combinations".

On April 24, 1997, SCI Logistics Services Incorporated ("SCI Logistics"), a newly formed corporation, acquired a 60% interest in a refrigerated warehouse company, renamed CS Integrated LLC ("CSI"), for $73.4 million. CSI owns 16 refrigerated warehouses totaling 43.4 million cubic feet and 2 dry storage facilities. SCI Logistics will account for its investment in CSI on the equity method because the minority shareholder of CSI has significant rights involving day-to-day operations as well as the right to approve all significant transactions. SCI will own 100% of the nonvoting preferred stock of SCI Logistics. An unrelated third party will own 100% of the common stock of SCI Logistics. SCI will recognize 95% of the economic benefits from SCI Logistics cash flow through its cumulative preferred stock dividends. SCI will account for its investment in SCI Logistics on the cost method due to its lack of effective management control.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust:

We have audited the accompanying consolidated balance sheets of Security Capital Industrial Trust and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Industrial Trust and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        Arthur Andersen LLP

Chicago, Illinois
February 10, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             ------------------

                                                            DECEMBER 31,
                        ASSETS                                1996        1995
                        ------                          ----------  ----------
Real Estate                                             $2,508,747  $1,827,670
  Less accumulated depreciation                            109,147      56,406
                                                        ----------  ----------
                                                         2,399,600   1,771,264
Cash and Cash Equivalents                                    4,770      22,235
Accounts Receivable                                          5,397       5,764
Other Assets                                                52,539      34,709
                                                        ----------  ----------
    Total assets                                        $2,462,306  $1,833,972
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Line of credit                                        $   38,600  $   81,000
  Long-term debt                                           524,191     324,527
  Mortgage notes payable                                    91,757      96,013
  Securitized debt                                          36,025      38,090
  Assessment bonds payable                                  12,170      11,173
  Accounts payable and accrued expenses                     35,357      32,826
  Construction payable                                      24,645      20,437
  Distributions payable                                     25,058      20,558
  Other liabilities                                         18,130      14,416
                                                        ----------  ----------
    Total liabilities                                      805,933     639,040
                                                        ----------  ----------
Commitments and Contingencies
Minority Interest                                           56,984      58,741
Shareholders' Equity:
  Series A Preferred Shares; $0.01 par value: 5,400,000
   shares issued and outstanding at December 31, 1996
   and 1995; stated liquidation preference of $25 per
   share                                                   135,000     135,000
  Series B Convertible Preferred Shares; $0.01 par
   value; 8,050,000 shares issued and outstanding at
   December 31, 1996; stated liquidation preference of
   $25 per share                                           201,250           -
  Series C Preferred Shares; $0.01 par value; 2,000,000
   shares issued and outstanding at December 31, 1996;
   stated liquidation preference of $50 per share          100,000           -
  Common Shares of beneficial interest, $0.01 par
   value; 93,676,546 shares issued and outstanding at
   December 31, 1996 and 81,416,451 shares issued and
   outstanding at December 31, 1995                            937         814
  Additional paid-in capital                             1,257,347   1,059,142
  Accumulated undistributed net realized gain on
   disposition of real estate                                    -           -
  Distributions in excess of net earnings                  (95,145)    (58,765)
                                                        ----------  ----------
    Total shareholders' equity                           1,599,389   1,136,191
                                                        ----------  ----------
    Total liabilities and shareholders' equity          $2,462,306  $1,833,972
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   ----------------------------

                                                     1996        1995       1994
                                               ---------   ---------  ---------
INCOME:
  Rental income                                 $227,000    $153,879    $70,609
  Other real estate income                         5,342       2,899          -
  Interest income                                  1,121       1,725      1,093
                                               ---------   ---------  ---------
    Total income                                 233,463     158,503     71,702
                                               ---------   ---------  ---------
EXPENSES:
  Rental expenses, net of recoveries of
   $30,469 in 1996, $17,788 in 1995 and
   $10,093 in 1994                                21,734      17,028      5,908
  Property management fees paid to affiliate,
   net of recoveries of $3,208 in 1996,
   $2,351 in 1995 and $397 in 1994                 4,940       1,432      1,336
  Depreciation and amortization                   59,850      39,767     18,169
  Interest expense                                38,819      32,005      7,568
  REIT management fee paid to affiliate           21,472      14,207      8,673
  General and administrative                       1,025         839        770
  Other expense                                    2,913       2,234      1,220
                                               ---------   ---------  ---------
    Total expenses                               150,753     107,512     43,644
                                               ---------   ---------  ---------
Net earnings before minority interest and
 gain (loss) on disposition of real estate        82,710      50,991     28,058
Minority interest share in net earnings            3,326       3,331      2,992
                                               ---------   ---------  ---------
Net earnings before gain (loss) on
 disposition of real estate                       79,384      47,660     25,066
Gain (loss) on disposition of real estate            (29)      1,053         35
                                               ---------   ---------  ---------
Net earnings                                      79,355      48,713     25,101
Less preferred share dividends                    25,895       6,698          -
                                               ---------   ---------  ---------
Net Earnings Attributable to Common Shares      $ 53,460    $ 42,015    $25,101
                                               =========   =========  =========
Weighted Average Common Shares Outstanding        84,504      68,924     44,265
                                               =========   =========  =========
Per Share Net Earnings Attributable to Common
 Shares                                         $   0.63    $   0.61    $  0.57
                                               =========   =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (IN THOUSANDS)

                  -------------------------------------------------------------

                                                                                                                  ACCUMULATED
                                       SERIES A    SERIES B    SERIES C                                         UNDISTRIBUTED
                                      PREFERRED   PREFERRED   PREFERRED                                          NET REALIZED
                      COMMON SHARES   SHARES AT   SHARES AT   SHARES AT                                               GAIN ON
                   ----------------   AGGREGATE   AGGREGATE   AGGREGATE ADDITIONAL                DISTRIBUTIONS   DISPOSITION
                   NUMBER OF    PAR LIQUIDATION LIQUIDATION LIQUIDATION    PAID-IN  SUBSCRIPTIONS  IN EXCESS OF       OF REAL
                      SHARES  VALUE  PREFERENCE  PREFERENCE  PREFERENCE    CAPITAL     RECEIVABLE  NET EARNINGS        ESTATE
                   --------- ------ ----------- ----------- ----------- ----------  ------------- ------------- -------------
Balances at
December 31,
1993.............   19,762   $364.0  $      -    $      -    $      -   $  402,179    $(189,912)    $ (3,180)      $    -
 Subscriptions
 receivable
 collected.......   16,642        -         -           -           -            -      189,912            -            -
 Sale of common
 shares..........      310      3.1         -           -           -        3,407            -            -            -
 Initial public
 offering........    3,261     32.6         -           -           -       37,467            -            -            -
 Public rights
 offering........    6,612     66.1         -           -           -       99,934            -            -            -
 Sale of common
 shares..........   18,000    180.0         -           -           -      274,320            -            -            -
 Less costs of
 raising capital.        -        -         -           -           -       (9,304)           -            -            -
 Net earnings
 before gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -       25,066            -
 Gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -            -           35
 Common share
 distributions...        -        -         -           -           -            -            -      (37,663)         (35)
 Distributions
 accrued.........        -        -         -           -           -            -            -      (15,097)           -
                    ------   ------  --------    --------    --------   ----------    ---------     --------       ------
Balances at
December 31,
1994.............   64,587    645.8         -           -           -      808,003            -      (30,874)           -
 Sale of common
 shares..........   16,260    162.6         -           -           -      249,837            -            -            -
 Sale of
 preferred
 shares..........        -        -   135,000           -           -            -            -            -            -
 Dividend
 reinvestment and
 share purchase
 plan............       13      0.1         -           -           -          217            -            -            -
 Less cost of
 raising capital.        -        -         -           -           -       (5,022)           -            -            -
 Limited
 partnership
 units converted
 to common
 shares..........      556      5.6         -           -           -        6,107            -            -            -
 Net earnings
 before gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -       47,660            -
 Gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -            -        1,053
 Common share
 distributions...        -        -         -           -           -            -            -      (48,295)      (1,053)
 Series A
 Preferred Share
 dividends.......        -        -         -           -           -            -            -       (6,698)           -
 Distributions
 accrued.........        -        -         -           -           -            -            -      (20,558)           -
                    ------   ------  --------    --------    --------   ----------    ---------     --------       ------
Balances at
December 31,
1995.............   81,416    814.1   135,000           -           -    1,059,142            -      (58,765)           -
 Sale of common
 shares..........   12,218    122.5         -           -           -      210,639            -            -            -
 Sales of
 preferred
 shares..........        -        -         -     201,250     100,000            -            -            -            -
 Dividend
 reinvestment and
 share purchase
 plan............       21       .2         -           -           -          356            -            -            -
 Common shares
 issued upon
 exercise of
 warrants........       22       .2         -           -           -          218            -            -            -
 Less cost of
 raising capital.        -        -         -           -           -      (13,008)           -            -            -
 Net earnings
 before loss on
 disposition of
 real estate.....        -        -         -           -           -            -            -       79,384            -
 Loss on
 disposition of
 real estate.....        -        -         -           -           -            -            -            -          (29)
 Common share
 distributions...        -        -         -           -           -            -            -      (64,811)          29
 Preferred share
 dividends.......        -        -         -           -           -            -            -      (25,895)           -
 Distributions
 accrued.........        -        -         -           -           -            -            -      (25,058)           -
                    ------   ------  --------    --------    --------   ----------    ---------     --------       ------
Balances at
December 31,
1996.............   93,677   $937.0  $135,000    $201,250    $100,000   $1,257,347    $       -     $(95,145)      $    -
                    ======   ======  ========    ========    ========   ==========    =========     ========       ======
                           TOTAL
                   SHAREHOLDERS'
                          EQUITY
                   -------------
Balances at
December 31,
1993.............   $  209,451
 Subscriptions
 receivable
 collected.......      189,912
 Sale of common
 shares..........        3,410
 Initial public
 offering........       37,500
 Public rights
 offering........      100,000
 Sale of common
 shares..........      274,500
 Less costs of
 raising capital.       (9,304)
 Net earnings
 before gain on
 disposition of
 real estate.....       25,066
 Gain on
 disposition of
 real estate.....           35
 Common share
 distributions...      (37,698)
 Distributions
 accrued.........      (15,097)
                   -------------
Balances at
December 31,
1994.............      777,775
 Sale of common
 shares..........      250,000
 Sale of
 preferred
 shares..........      135,000
 Dividend
 reinvestment and
 share purchase
 plan............          217
 Less cost of
 raising capital.       (5,022)
 Limited
 partnership
 units converted
 to common
 shares..........        6,112
 Net earnings
 before gain on
 disposition of
 real estate.....       47,660
 Gain on
 disposition of
 real estate.....        1,053
 Common share
 distributions...      (49,348)
 Series A
 Preferred Share
 dividends.......       (6,698)
 Distributions
 accrued.........      (20,558)
                   -------------
Balances at
December 31,
1995.............    1,136,191
 Sale of common
 shares..........      210,762
 Sales of
 preferred
 shares..........      301,250
 Dividend
 reinvestment and
 share purchase
 plan............          356
 Common shares
 issued upon
 exercise of
 warrants........          218
 Less cost of
 raising capital.      (13,008)
 Net earnings
 before loss on
 disposition of
 real estate.....       79,384
 Loss on
 disposition of
 real estate.....          (29)
 Common share
 distributions...      (64,782)
 Preferred share
 dividends.......      (25,895)
 Distributions
 accrued.........      (25,058)
                   -------------
Balances at
December 31,
1996.............   $1,599,389
                   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                   ----------------------------

                                                  1996        1995        1994
                                            ---------   ---------   ---------
OPERATING ACTIVITIES:
  Net earnings                              $  79,355   $  48,713   $  25,101
  Minority interest                             3,326       3,331       2,992
  Adjustments to reconcile net earnings to
   net cash provided by operating
   activities:
    Depreciation and amortization              59,850      39,767      18,169
    (Gain)/Loss on disposition of real
     estate                                        29      (1,053)        (35)
    Rent leveling                              (4,777)     (4,364)     (1,862)
    Amortization of deferred financing
     costs                                      2,339       2,092       1,023
  Increase in accounts receivable and other
   assets                                     (10,166)    (14,392)    (10,994)
  Increase in accounts payable and accrued
   expenses                                     2,531      19,028       8,497
  Increase in other liabilities                 3,714       7,032       4,331
                                            ---------   ---------   ---------
      Net cash provided by operating
       activities                             136,201     100,154      47,222
                                            ---------   ---------   ---------
INVESTING ACTIVITIES:
  Real estate investments                    (657,873)   (633,251)   (629,424)
  Tenant improvements and lease commissions   (14,806)     (6,163)     (2,425)
  Recurring capital expenditures               (2,851)       (330)        (22)
  Proceeds from disposition of real estate      9,652      10,949           -
                                            ---------   ---------   ---------
      Net cash used in investing activities  (665,878)   (628,795)   (631,871)
                                            ---------   ---------   ---------
FINANCING ACTIVITIES:
  Proceeds from sale of shares, net of
   expenses                                   434,587     279,977     283,703
  Net proceeds from sale of shares to
   Affiliates                                  64,416     100,001     312,315
  Proceeds from dividend reinvestment,
   share purchase plan and exercised
   warrants                                       574         217           -
  Proceeds from long-term debt offerings      199,632     324,455           -
  Debt issuance costs                          (4,698)     (6,194)     (3,783)
  Distributions paid to common shareholders   (85,340)    (64,445)    (37,698)
  Distributions paid to minority interest
   holders                                     (5,237)     (5,033)     (4,003)
  Preferred share dividends                   (25,895)     (6,698)          -
  Payments on note payable to Affiliates            -           -      (8,000)
  Proceeds from line of credit                411,200     361,100     424,720
  Payments on line of credit                 (453,600)   (440,100)   (348,126)
  Regularly scheduled principal payments on
   mortgage notes payable                      (3,738)     (3,491)     (1,577)
  Balloon principal payments made upon
   maturity                                   (19,689)    (10,183)    (18,169)
                                            ---------   ---------   ---------
      Net cash provided by financing
       activities                             512,212     529,606     599,382
                                            ---------   ---------   ---------
Net Increase/(Decrease) in Cash and Cash
 Equivalents                                  (17,465)        965      14,733
Cash and Cash Equivalents, beginning of
 period                                        22,235      21,270       6,537
                                            ---------   ---------   ---------
Cash and Cash Equivalents, end of period    $   4,770   $  22,235   $  21,270
                                            =========   =========   =========
Supplemental Schedule of Noncash Investing
 and Financing Activities:
  In connection with formation of limited
   partnerships, real estate was acquired
   in exchange for the following:
    Assumption of existing mortgage notes
     payable, assessment bonds payable and
     securitized debt                       $       -   $       -   $  55,452
    Minority ownership interest contributed         -           -      16,780
  In conjunction with real estate acquired:
    Assumption of existing mortgage notes
     payable                                   18,103      14,688      68,447
  Conversion of minority interest
   partnership units into Common Shares             -       6,112           -
                                            ---------   ---------   ---------
      Total                                 $  18,103   $  20,800   $ 140,679
                                            =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. NATURE OF OPERATIONS:

Security Capital Industrial Trust ("SCI"), a Maryland real estate investment trust ("REIT"), is a national operating company focused exclusively on meeting the distribution space needs of national, regional and local industrial real estate users through the SCI National Operating System(TM). SCI engages in the acquisition, development, marketing, operation and long-term ownership of distribution facilities, and the development of master-planned distribution parks and build-to-suit facilities for its customers. SCI's operating strategy is to provide an exceptional level of services to its existing and prospective customers on a national, regional and local basis. SCI deploys capital in markets with excellent long-term growth prospects where SCI can achieve a strong market position through the acquisition and development of generic, flexible facilities designed for both warehousing and light manufacturing uses. As of December 31, 1996, SCI's portfolio contained 80.6 million square feet in 942 operating buildings and had an additional 5.9 million square feet under development in 47 buildings for a total of 86.5 million square feet in 36 target market cities. SCI completed its initial public offering on March 31, 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REIT Organization Status
In January 1993, SCI was formed as a Maryland real estate investment trust. In February 1993, Security Capital Industrial Investors Incorporated, a Delaware corporation, was merged with and into SCI. SCI has made an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended.

REITs are not required to pay federal income taxes if minimum distribution and income, asset and shareholder tests are met. During 1996, 1995 and 1994, SCI was in compliance with the REIT requirements. Thus, no federal income tax provision has been reflected in the accompanying consolidated financial statements.

Basis of Presentation
The accompanying consolidated financial statements include the results of SCI, its subsidiaries and its majority-owned and controlled partnerships (SCI has no unconsolidated subsidiaries or minority ownership interests). The effects of intercompany transactions have been eliminated. Certain amounts included in the consolidated financial statements for prior years have been reclassified to conform with the 1996 financial statement presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate and Depreciation
Real estate is carried at cost. Costs directly related to the acquisition, renovation or development of real estate are capitalized and are depreciated over the following useful lives:

             Tenant improvements  10 years
             Acquired buildings   30 years
             Developed buildings  40 years

Depreciation is computed using a straight-line method. Certain real estate was acquired through formation of partnerships (see Note 5) wherein SCI contributed cash and the limited partners contributed real estate in exchange for partnership units which are ultimately exchangeable for SCI's Common Shares of beneficial interest, par value $0.01 per share (the "Common Shares"). In consolidating the partnerships' assets, real estate cost includes the estimated fair value attributable to the limited partners' interests at the acquisition dates because (1) SCI's cash contributions constituted over 50% of the acquisition prices, (2) the acquisitions were from unrelated third-parties and
(3) the limited partners were not considered "promoters" under SEC Staff Accounting Bulletin 48. The limited partners' interests will be reflected as minority interest in the consolidated financial statements until the units are exchanged for SCI Common Shares. In management's opinion, real estate assets are not carried at amounts in excess of their estimated net realizable values.

                       SECURITY CAPITAL INDUSTRIAL TRUST

Recent Accounting Pronouncement
Effective January 1, 1996, SCI adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS No. 121") which had no material impact on its consolidated financial statements. SFAS No. 121 establishes accounting standards for the review for impairment of long-lived assets to be held and used, whenever the carrying amount of an asset may not be recoverable, and requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell.

Capitalized Interest
SCI capitalizes interest costs incurred during the land development or construction period of qualifying projects.

Deferred Loan Fees
Included in other assets as of December 31, 1996 and 1995 are costs of $9.2 million and $6.8 million, respectively, associated with obtaining financing (see Note 4) which have been capitalized and are being amortized (to interest expense or capitalized interest, as appropriate) over the life of the loan using the effective interest rate method.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash in bank accounts and funds invested in money market funds.

Minority Interest
Minority interest is carried at cost and represents limited partners' interests in various real estate partnerships controlled by SCI. As discussed in Real Estate and Depreciation, certain minority interests are carried at the pro rata share of the estimated fair value of property at the acquisition dates. Common Shares of SCI issued upon exchange of limited partnership units will be accounted for at the cost of the minority interest surrendered.

Earnings per Share
Per share data is computed based on the weighted average number of Common Shares outstanding during the period. Exercise of outstanding warrants and options to acquire 29,764 Common Shares would not have a material dilutive effect on earnings per share. The conversion of the limited partnership units (see Note 5) and the Series B Cumulative Convertible Redeemable Preferred Shares, par value $.01 per share ("Series B Preferred Shares"), into Common Shares is not assumed since the effect would not be dilutive.

Interest Rate Contracts
SCI utilizes various interest rate contracts to hedge interest rate risk on anticipated debt offerings. These anticipatory hedges are designated, and effective, as hedges of identified debt issuances which have a high probability of occurring. Gains and losses resulting from changes in the market value of these contracts are deferred and amortized into interest expense over the life of the related debt issuance.

                       SECURITY CAPITAL INDUSTRIAL TRUST

3. REAL ESTATE:

Real estate investments are comprised of income producing distribution facilities, construction in progress and land planned for distribution facility development in the following markets:

                                                     ------------------

                                             PERCENTAGE OF TOTAL COST
                                                   DECEMBER 31,
                                             --------------------------
                                                     1996          1995
                                             ------------  ------------
      Atlanta, Georgia                               7.99%         8.32%
      Austin, Texas                                  3.32          3.26
      Birmingham, Alabama                            1.33          1.83
      Charlotte, North Carolina                      2.39          2.90
      Chattanooga, Tennessee                         0.60          0.83
      Chicago, Illinois                              3.80          0.83
      Cincinnati, Ohio                               2.57          2.48
      Columbus, Ohio                                 2.16          2.26
      Dallas/Fort Worth, Texas                       4.79          3.17
      Denver, Colorado                               2.37          2.89
      East Bay (San Francisco), California           4.49          5.91
      El Paso, Texas                                 2.99          3.70
      Fort Lauderdale/Miami, Florida                 1.05          0.94
      Houston, Texas                                 5.16          6.34
      Indianapolis, Indiana                          4.69          5.87
      Kansas City, Kansas/Missouri                   1.95          2.37
      Las Vegas, Nevada                              1.99          1.24
      Los Angeles/Orange County, California          3.65          2.91
      Louisville, Kentucky                           0.46          0.22
      Memphis, Tennessee                             2.03          1.83
      Nashville, Tennessee                           1.87          2.13
      New Jersey/I-95 Corridor                       1.92            -
      Oklahoma City, Oklahoma                        0.56          0.74
      Orlando, Florida                               1.15          1.06
      Phoenix, Arizona                               1.69          1.81
      Portland, Oregon                               2.29          1.83
      Reno, Nevada                                   2.01          2.36
      Rio Grande Valley, Texas                       0.89          1.04
      Salt Lake City, Utah                           2.35          2.29
      San Antonio, Texas                             4.56          4.78
      San Diego, California                          0.61          0.55
      Seattle, Washington                            1.57          1.46
      South Bay (San Francisco), California          7.84          9.71
      Tampa, Florida                                 4.53          5.94
      Tulsa, Oklahoma                                0.49          0.67
      Washington, D.C./Baltimore                     5.08          3.14
      Other                                          0.81          0.39
                                             ------------  ------------
                                                   100.00%       100.00%
                                             ============  ============

                       SECURITY CAPITAL INDUSTRIAL TRUST

The following summarizes real estate investments as of December 31 (in thousands):

                                                     ------------------

                                              1996       1995
                                        ---------- ----------
      Land held for development         $  109,316 $   60,363
      Land under development                40,465     56,944
      Improved land                        356,428    242,015
      Buildings and improvements         1,918,256  1,380,389
      Construction in progress              77,506     80,958
      Capitalized preacquisition costs       6,776      7,001
                                        ---------- ----------
          Total real estate              2,508,747  1,827,670
      Less accumulated depreciation        109,147     56,406
                                        ---------- ----------
          Net real estate               $2,399,600 $1,771,264
                                        ========== ==========

Capitalized preacquisition costs include $1,634,000 and $2,137,000 of funds on deposit with title companies as of December 31, 1996 and 1995, respectively, for property acquisitions.

Other real estate income consists primarily of gains on disposition of undepreciated property and fees and other income from build-to-suit customers generated to a large extent by SCI Development Services Incorporated ("SCI Development Services"). SCI Development Services develops build-to-suit distribution space facilities or works on a fee basis for customers whose space needs do not meet SCI's strict investment criteria for long-term ownership. Through its preferred stock ownership, SCI will realize substantially all economic benefits of SCI Development Services' activities. Further, SCI advances mortgage loans to SCI Development Services to fund acquisition, development and construction ("AD&C") activity. In accordance with accounting guidance for AD&C lending, therefore, SCI accounts for these loans as real estate investments, effectively consolidating the activities of SCI Development Services. As of December 31, 1996, the outstanding balances of development and mortgage loans made by SCI to SCI Development Services for the purchase of distribution facilities and land for distribution facility development aggregated $162.0 million. SCI Development Services pays federal and state taxes at the applicable corporate rate.

The REIT Manager provides SCI Development Services with day-to-day management for a fee based on 16% of SCI Development Services' pre-tax cash flow, including gains and losses realized on property sales. The fee incurred for 1996 was approximately $1.3 million. Dividends and interest paid by SCI Development Services to SCI are excluded from SCI's cash flow for determining the REIT management fee paid by SCI.

SCI leases its properties to customers under agreements which are classified as operating leases. The leases generally provide for payment of all or a portion of utilities, property taxes and insurance by the customer. SCI's largest customer accounted for less than 1.5% of SCI's 1996 rental income (on an annualized basis), and the annualized base rent for SCI's 20 largest customers accounted for less than 12.9% of SCI's 1996 rental income (on an annualized basis). Minimum lease payments receivable on non-cancelable leases with lease periods greater than one year are as follows (in thousands):

             1997        $  241,100
             1998           202,698
             1999           161,395
             2000           119,975
             2001            83,309
             Thereafter     200,772
                         ----------
                         $1,009,249
                         ==========

In addition to the December 31, 1996 construction payable accrual of $24.6 million, SCI had unfunded commitments on its contracts for developments under construction totaling $106.6 million. These commitments relate to development activity in Atlanta, Charlotte, Chicago, Cincinnati, Dallas, East Bay (San Francisco), Houston, Indianapolis, Kansas City, Las Vegas, Nashville, Orange County, CA, Orlando, Portland, Rio Grande Valley, Salt Lake City, San Antonio, Seattle, Tampa, and Washington, D.C./Baltimore.

                       SECURITY CAPITAL INDUSTRIAL TRUST

4. BORROWINGS:

Mortgage notes payable, assessment bonds payable and securitized debt consisted of the following at December 31, 1996 (in thousands):

                      ---------------------------------------------------------

                                                                                         BALLOON
                                                                 PERIODIC                PAYMENT
                                          INTEREST    MATURITY    PAYMENT   PRINCIPAL     DUE AT
       DESCRIPTION             MARKET         RATE        DATE       DATE     BALANCE   MATURITY
       -----------        -----------   ---------   ---------  ---------   ---------  ---------
Mortgage Notes Payable:
 Charlotte Commerce Park
  #4                      Charlotte         9.250%   06/01/97         (1)    $ 1,522    $ 1,511
 DeSoto Business Park     Baltimore         9.750    03/01/97         (1)      6,053      6,008
 Downtown Distribution
  Center                  San Antonio       9.375    07/01/97         (1)      1,186      1,169
 Eigenbrodt Way Distri-
  bution Center #1        East Bay          8.590    04/01/03         (1)      1,723      1,479
 Gateway Corporate Cen-
  ter #10                 South Bay         8.590    04/01/03         (1)      2,094      1,361
 Hayward Industrial Cen-
  ter I & II              East Bay          8.590    04/01/03         (1)     14,541     12,480
 Landmark One Distribu-
  tion
  Center #1               San Antonio       9.250    06/01/97         (1)      1,886      1,872
 Oxmoor Distribution
  Center #1               Birmingham        8.390    04/01/99         (1)      4,131      3,895
 Oxmoor Distribution
  Center #2               Birmingham        8.100    05/01/99         (1)      1,521      1,439
 Oxmoor Distribution
  Center #3               Birmingham        8.100    05/01/99         (1)      1,511      1,426
 Peter Cooper Distribu-
  tion
  Center #1               El Paso          10.625    06/01/99         (1)      2,664      2,619
 Platte Valley Indus-
  trial Center #1         Kansas City       9.750    03/01/00         (1)        524        256
 Platte Valley Indus-
  trial Center #3         Kansas City       9.750    06/01/98         (1)      1,168      1,091
 Platte Valley Indus-
  trial Center #4         Kansas City      10.100    11/01/21         (2)      2,100          -
 Platte Valley Indus-
  trial Center #5         Kansas City       9.500    07/01/97         (1)      2,911      2,795
 Platte Valley Indus-
  trial Center #8         Kansas City       8.750    08/01/04         (1)      2,000      1,488
 Platte Valley Indus-
  trial Center #9         Kansas City       8.100    04/01/17         (2)      3,477          -
 Princeton Distribution
  Center                  Cincinnati        9.250    02/19/99         (1)      1,247      1,300
 Rio Grande Industrial
  Center #1               Brownsville       8.875    09/01/01         (1)      3,368      2,544
 Riverside Industrial
  Center #3               Kansas City       8.750    08/01/04         (1)      1,571      1,170
 Riverside Industrial
  Center #4               Kansas City       8.750    08/01/04         (1)      4,246      3,161
 Southwide Lamar Indus-
  trial
  Center #1               Memphis           7.670    05/01/24         (1)        421        674
 Sullivan 75 Distribu-
  tion
  Center #1               Atlanta           9.960    04/01/04         (1)      1,857      1,663
 Tampa West Distribution
  Center #20              Tampa             9.125    11/30/00         (2)        203          -
 Thorton Business Center
  #1- #4                  South Bay         8.590    04/01/03         (1)      9,537      8,185
 Titusville Industrial
  Center #1               Orlando          10.000    09/01/01         (1)      4,942      4,181
 Vista Del Sol Indus-
  trial
  Center #1               El Paso           9.680    08/01/07         (2)      2,978          -
 Vista Del Sol Indus-
  trial
  Center #3               El Paso           9.680    08/01/07         (2)      1,260          -
 West One Business Cen-
  ter #1                  Las Vegas         8.250    09/01/00         (1)      4,584      4,252
 West One Business Cen-
  ter #3                  Las Vegas         9.000    09/01/04         (1)      4,531      3,847
                                                                           ---------
                             8.99% Weighted-average rate                     $91,757
                                                                           =========
Assessment Bonds Pay-
 able:
 City of Las Vegas        Las Vegas          8.75%   10/01/13         (2)    $   312    $     -
 City of Las Vegas        Las Vegas          8.75    10/01/13         (2)        241          -
 City of Hayward          South Bay          7.00    03/01/98         (2)          7          -
 City of Fremont          South Bay          7.00    03/01/11         (2)     10,870          -
 City of Wilsonville      Portland           6.82    08/19/04         (2)        161          -
 City of Kent             Seattle            7.85    06/20/05         (2)        134          -
 City of Kent             Seattle            7.98    05/20/09         (2)         76          -
 City of Portland         Portland           7.25    11/07/15         (2)        113          -
 City of Portland         Portland           7.25    11/17/07         (2)          6          -
 City of Portland         Portland           7.25    09/15/16         (2)        250          -
                                                                           ---------
                             7.10% Weighted-average rate                     $12,170
                                                                           =========
Securitized Debt:
 Tranche A                         (3)       7.74%   02/01/04         (1)    $27,686    $20,821
 Tranche B                         (3)       9.94    02/01/04         (1)      8,339      7,215
                                                                           ---------
                             8.25% Weighted-average rate                     $36,025
                                                                           =========

-------
(1) Amortizing monthly with a balloon payment due at maturity.
(2) Fully amortizing.
(3) Secured by real estate located primarily in Fort Lauderdale/Miami, Orlando and Tampa.

                       SECURITY CAPITAL INDUSTRIAL TRUST

Mortgage notes payable are secured by real estate with an aggregate undepreciated cost of $165.0 million at December 31, 1996. Assessment bonds payable are secured by real estate with an aggregate undepreciated cost of $219.6 million at December 31, 1996. Securitized debt is collateralized by real estate with an aggregate undepreciated cost of $68.1 million at December 31, 1996.

Line of Credit
SCI has a $350.0 million unsecured revolving line of credit agreement with NationsBank of Texas, N.A. (as agent for a bank group). Borrowings bear interest at SCI's option, at either (a) the greater of the federal funds rate plus 0.5% and the prime rate, or (b) LIBOR plus 1.25% based upon SCI's current senior debt ratings. The prime rate was 8.25% and the 30 day LIBOR rate was 5.50% at December 31, 1996. Additionally, there is a commitment fee ranging from .125% to .25% per annum of the unused line of credit balance. The line is scheduled to mature in May 1998 and may be extended annually for an additional year with the approval of NationsBank and the other participating lenders; if not extended, at SCI's election, the facility will either (a) convert to a three-year term note or (b) continue on a revolving basis with the remaining one-year maturity. All debt incurrences are subject to a covenant that SCI maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, SCI is required to maintain an adjusted net worth (as defined) of at least $1.0 billion, to maintain interest payment coverage of not less than 2 to 1 and to maintain a fixed charge coverage ratio of not less than 1.4 to 1. SCI is in compliance with all covenants contained in the line of credit, and as of February 10, 1997, no borrowings were outstanding on the line of credit.

A summary of SCI's line of credit borrowings is as follows for the years ended December 31, (in thousands):

                                                  ------------------

                                                             1996        1995
                                                       ---------   ---------
      Weighted-average daily interest rate                  7.02%        8.0%
      Borrowings outstanding at December 31             $ 38,600    $ 81,000
      Weighted-average daily borrowings                 $ 44,268    $ 61,132
      Maximum borrowings outstanding at any month end   $124,200    $246,000
      Total line of credit at December 31               $350,000    $350,000

Long-Term Debt

                                                             ------------------

                                                              DECEMBER 31,
                                                          ---------------------
                                                                1996       1995
                                                          ---------  ---------
                                                             (IN THOUSANDS)
8.72% Senior Unsecured Notes, issued on March 2, 1995 in
 an original principal amount of $150,000,000. Interest
 is payable March 1 and September 1 of each year. The
 Notes are payable in eight consecutive annual
 installments of $18,750,000 commencing March 1, 2002
 and maturing on March 1, 2009.                            $150,000   $150,000
9.34% Senior Unsecured Notes, issued on March 2, 1995 in
 an original principal amount of $50,000,000. Interest
 is payable March 1 and September 1 of each year. The
 Notes are payable in six consecutive annual
 installments ranging from $5,000,000 to $12,500,000
 commencing on March 1, 2010 and maturing on March 1,
 2015.                                                       50,000     50,000
7.13% Senior Unsecured Notes due 1998, issued on May 16,
 1995 in an original principal amount of $15,000,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year.                            14,993     14,990
7.25% Senior Unsecured Notes due 2000, issued on May 16,
 1995 in an original principal amount of $17,500,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year.                            17,448     17,444
7.30% Senior Unsecured Notes due 2001, issued on May 16,
 1995 in an original principal amount of $17,500,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year.                             17,435     17,429

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                                             ------------------

                                                             DECEMBER 31,
                                                         ---------------------
                                                               1996       1995
                                                         ---------  ---------
                                                            (IN THOUSANDS)
7.88% Senior Unsecured Notes, issued on May 16, 1995 in
 an original principal amount of $75,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in
 eight annual installments of $9,375,000 beginning May
 15, 2002 and maturing on May 15, 2009.                      74,668     74,664
7.25% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in four
 annual installments of $12,500,000 beginning May 15,
 1999 and maturing on May 15, 2002.                          49,951         -
7.95% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $100,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in four
 annual installments of $25,000,000 beginning May 15,
 2005 and maturing on May 15, 2008.                          99,840         -
8.65% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in
 seven annual installments ranging from $5,000,000 to
 $12,500,000 beginning May 15, 2010 and maturing on May
 15, 2016.                                                   49,856         -
                                                         ---------  ---------
    Total long-term debt, net of original issue discount   $524,191   $324,527
                                                         =========  =========

All of the foregoing Notes are redeemable at any time at the option of SCI, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relative to market yields available at redemption. The Notes are governed by the terms and provisions of an indenture agreement (the "Indenture") between SCI and State Street Bank and Trust Company, as trustee.

Under the terms of the Indenture, SCI can incur additional debt only if, after giving effect to the debt being incurred and application of proceeds therefrom,
(i) the ratio of debt to total assets, as defined in the Indenture, does not exceed 60%, (ii) the ratio of secured debt to total assets, as defined in the Indenture, does not exceed 40% and (iii) SCI's pro forma interest coverage ratio, as defined in the Indenture, for the four preceding fiscal quarters is not less than 1.5:1. In addition, SCI may not at any time own total unencumbered assets, as defined in the Indenture, equal to less than 150% of the aggregate outstanding principal amount of SCI's unsecured debt. At December 31, 1996, SCI was in compliance with all debt covenants contained in the Indenture.

Approximate principal payments due on long-term debt, mortgage notes payable, assessment bonds payable and securitized debt during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

             1997                             $ 18,265
             1998                               19,782
             1999                               25,689
             2000                               38,429
             2001                               40,686
             2002 and thereafter               522,101
                                            ---------
             Total principal due               664,952
             Less: Original issue discount        (809)
                                            ---------
                 Total carrying value        $664,143
                                            =========

                       SECURITY CAPITAL INDUSTRIAL TRUST

During 1996, 1995 and 1994, interest expense was $38,819,000, $32,005,000, and
$7,568,000, respectively, which was net of capitalized interest of $16,138,000, $8,599,000 and $2,208,000, respectively. Total amortization of deferred loan fees included in interest expense was $2,339,000, $2,092,000 and $1,023,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The total interest paid in cash on all outstanding debt was $50,704,000, $33,634,000, and $8,992,000 during 1996, 1995, and 1994, respectively.

5. MINORITY INTEREST:

Minority interest represents limited partners' interests in five real estate partnerships controlled by SCI.

SCI owns a 70.0% general partnership interest in Red Mountain Joint Venture, which owns approximately $3 million of property in Albuquerque, New Mexico.

On December 22, 1993, SCI acquired a 68.7% controlling general partnership interest in SCI Limited Partnership-I, which owns distribution facilities primarily in the San Francisco Bay area. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. At December 31, 1996, 4,520,533 limited partnership units were outstanding and no units had been exchanged.

During the first two quarters of 1994, SCI acquired an 81.2% controlling general partnership interest in SCI Limited Partnership-II, which owns distribution facilities primarily in Austin, Charlotte, Dallas, Denver, El Paso and the San Francisco Bay area. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. During the third quarter of 1995, certain limited partners in SCI Limited Partnership-II exercised their conversion rights to exchange partnership units for Common Shares on a one for one basis. As a result of these conversions, SCI's general partnership interest in SCI Limited Partnership-II increased to 97.4%, and SCI's outstanding Common Shares increased by 555,651 shares. As of December 31, 1996, there were 90,213 limited partnership units outstanding in SCI Limited Partnership-II.

In October 1994, SCI acquired a 50.4% controlling general partnership interest in SCI Limited Partnership-III, which owns distribution facilities primarily in Tampa, Florida. During 1995, SCI contributed an additional $11.9 million to this partnership for asset acquisitions which increased SCI's general partnership interest to 71.8%. During 1996, SCI contributed $4.2 million for a property acquisition in San Antonio, Texas which increased SCI's general partnership interest from 71.8% to 75.6%. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. As of December 31, 1996, there were 514,900 limited partnership units outstanding in SCI Limited Partnership-III and no units had been exchanged.

In October 1994, SCI IV, Inc., a wholly-owned subsidiary of SCI, made a $27.5 million cash contribution to SCI Limited Partnership-IV, a Delaware limited partnership ("Partnership-IV"), in exchange for a 96.36% general partner interest in Partnership-IV, and third party investors that were not affiliated with SCI contributed an aggregate of $1.0 million in assets to Partnership-IV in exchange for limited partner interests totalling 3.6% in Partnership-IV. SCI contributed an additional $150,000 to the partnership in 1996 in conjunction with a Section 1031 exchange transaction which increased SCI's interest from 96.36% to 96.38%. SCI IV, Inc., as general partner, manages the activities of Partnership-IV and has fiduciary responsibilities to Partnership-IV and its other partners.

Both Partnership-IV and SCI IV, Inc. are legal entities that are separate and distinct from SCI, its affiliates and each other, and each has separate assets, liabilities, business functions and operations. The assets owned by Partnership-IV consist of income-producing, improved real property located in Florida, Ohio and Oklahoma. The sole assets owned by SCI IV, Inc. are its general partner advances to and interest in Partnership-IV. SCI and its affiliates had no borrowings from Partnership-IV at December 31, 1996 and 1995. Partnership-IV had $1,384,000 and $283,000 of borrowings from SCI IV, Inc. at December 31, 1996 and 1995, respectively. SCI IV, Inc. had $1,384,000 and $283,000 of borrowings from SCI and its affiliates at December 31, 1996 and 1995, respectively. For financial

                       SECURITY CAPITAL INDUSTRIAL TRUST
reporting purposes, the assets, liabilities, results of operations and cash flows of each of Partnership-IV and SCI IV, Inc. are included in SCI's consolidated financial statements, and the third party investors' interests in Partnership-IV are reflected as minority interest. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. At December 31, 1996, there were 68,612 limited partnership units outstanding in Partnership-IV and no units had been exchanged.

6. SHAREHOLDERS' EQUITY:

On November 13, 1996, SCI issued 2,000,000 Series C Cumulative Redeemable Preferred Shares (the "Series C Preferred Shares"). The Series C Preferred Shares have a liquidation preference of $50.00 per share for an aggregate liquidation preference of $100.0 million plus accrued and unpaid dividends. The net proceeds (after underwriting commission and other offering costs) of the Series C Preferred Shares issued were $97.1 million. Holders of the Series C Preferred Shares are entitled to receive, when, as and if declared by SCI's Board of Trustees (the "Board"), out of funds legally available for payment of distributions, cumulative preferential cash distributions at a rate of 8.54% of the liquidation preference per annum (equivalent to $4.27 per share). On or after November 13, 2026, the Series C Preferred Shares may be redeemed for cash at the option of SCI. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of SCI, which may include shares of other series of preferred shares.

On August 21, 1996, SCI commenced a rights offering to sell 6,787,806 Common Shares at $17.25 per Common Share and also authorized an additional 3,393,903 Common Shares for oversubscriptions or third party subscribers. In September 1996, SCI issued 7,865,645 Common Shares of the 10,181,709 Common Shares subscribed for and recorded subscriptions receivable of $40.0 million. In October 1996, 2,316,064 Common Shares were issued and all subscriptions receivable were collected. Gross proceeds from the offering totaled $175.6 million.

On September 24, 1996, SCI offered 2,036,342 Common Shares to third party subscribers in the rights offering that were not accepted in whole or in part due to demand in excess of the Common Shares offered. All of the Common Shares were subscribed for as of September 30, 1996 and subscriptions receivable for gross proceeds of $35.1 million recorded. In October 1996, all of such Common Shares were issued and all subscriptions receivable were collected.

Security Capital Group Incorporated ("Security Capital"), an affiliate of SCI's REIT Manager, purchased 3,734,240 Common Shares in connection with the September rights offering at the same price paid by the public. As of December 31, 1996, Security Capital owned 46.0% of SCI's outstanding 93,676,546 Common Shares.

In February 1996, SCI issued a total of 8,050,000 Series B Cumulative Convertible Redeemable Preferred Shares (the "Series B Preferred Shares"). The Series B Preferred Shares have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $201.3 million plus any accrued and unpaid dividends. Holders of the Series B Preferred Shares are only entitled to limited voting rights under certain conditions. The Series B Preferred Shares are convertible at any time, unless previously redeemed, at the option of the holders thereof into Common Shares at a conversion price of $19.50 per share (equivalent to a conversion rate of 1.282 Common Shares for each Series B Preferred Share), subject to adjustment in certain circumstances. Holders of the Series B Preferred Shares are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of 7% of the liquidation preference per annum (equivalent to $1.75 per share) or the distribution on the Common Shares, or portion thereof, into which a Series B Preferred Share is convertible. Distributions on the Series B Preferred Shares are cumulative from the date of original issue and payable quarterly in arrears on the last day of March, June, September and December of each year. The Series B Preferred Shares are redeemable at the option of SCI on or after February 21, 2001.

On September 29, 1995, SCI issued 9,421,505 Common Shares at $15.375 per share and received subscriptions for 6,838,658 additional Common Shares at the same price in conjunction with a rights offering ($250 million). The

                       SECURITY CAPITAL INDUSTRIAL TRUST
additional Common Shares were issued on October 3, 1995. Security Capital purchased 6,504,148 Common Shares in this offering (40% of the shares sold). As of December 31, 1995, Security Capital owned 48.3% of SCI's outstanding 81,416,451 Common Shares.

On June 21, 1995, SCI issued 5,400,000 Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares"). The Series A Preferred Shares have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $135.0 million plus any accrued and unpaid dividends. The net proceeds (after underwriting commission and other offering costs) of the Series A Preferred Shares issued were $130.4 million. Holders of the Series A Preferred Shares are entitled only to limited voting rights under certain conditions. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 9.4% of the liquidation preference per annum (equivalent to $2.35 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of March, June, September, and December of each year. The Series A Preferred Shares are redeemable at the option of SCI on or after June 21, 2000. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of SCI, which may include shares of other series of preferred shares.

In October and November 1994, SCI completed an offering of 18,000,000 Common Shares at a price of $15.25 per share. 17,750,000 Common Shares were issued on October 5, 1994, and 250,000 Common Shares were issued on November 17, 1994. 9,800,000 of the Common Shares were purchased by Security Capital, at the same price paid by the public, with no underwriting discount or commission ($149.5 million). 8,200,000 of the Common Shares were sold through an underwritten offering at $15.25 per share. The underwriting discount on these Common Shares was $0.80 per share. After additional costs of the offering, net proceeds to SCI were $266.9 million.

On June 29, 1994, SCI completed a rights offering and issued 6,611,571 Common Shares at $15.125 per share ($100 million). Security Capital purchased 3,517,483 Common Shares in this offering (53% of the shares sold). On March 31, 1994, SCI completed its initial public offering and sold 3,260,870 Common Shares at $11.50 per share ($37.5 million). Security Capital purchased 523,370 Common Shares in this offering (16% of the shares sold).

Dividend Reinvestment and Share Purchase Plan
In March 1995, SCI adopted a Dividend Reinvestment and Share Purchase Plan (the "1995 Plan"), which commenced in April 1995. The 1995 Plan allows holders of Common Shares the opportunity to acquire additional Common Shares by automatically reinvesting distributions. Common Shares are acquired pursuant to the 1995 Plan at a price equal to 98% of the market price of such Common Shares, without payment of any brokerage commission or service charge. The 1995 Plan also allows participating common shareholders to purchase a limited number of additional Common Shares at 98% of the market price of such Common Shares, by making optional cash payments, without payment of any brokerage commission or service charge. Holders of Common Shares who do not participate in the 1995 Plan continue to receive distributions as declared.

Option Plan
In April 1994, SCI adopted its Share Option Plan for Outside Trustees (the "Outside Trustees Plan"). Under the Outside Trustees Plan, there are 100,000 Common Shares approved which can be granted to non-employee Trustees. All options granted are for a term of five years and are immediately exercisable in whole or in part. The exercise price of the options granted may not be less than the fair market value on the date of the grant. At December 31, 1996 there were 18,000 options for Common Shares outstanding and exercisable under the Outside Trustees Plan at exercise prices of $15.50, $16.00, and $17.50.

SCI adopted the provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock Based Compensation" during 1996. Under the provisions of this statement, SCI will continue to account for the Outside Trustees Plan under the provisions of APB Opinion No. 25, and make the pro forma disclosures required by SFAS 123 where applicable. The effect of adopting this statement was immaterial to SCI's consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

Shareholder Purchase Rights
On December 7, 1993, the Board declared a dividend of one preferred share purchase right ("Right") for each outstanding Common Share to be distributed to all holders of record of the Common Shares on December 31, 1993. Each Right entitles the registered holder to purchase one-hundredth of a Participating Preferred Share for an exercise price of $40.00 per one-hundredth of a Participating Preferred Share, subject to adjustment as provided in the Rights Agreement. The Rights will generally be exercisable only if a person or group (other than certain affiliates of SCI) acquires 20% or more of the Common Shares or announces a tender offer for 25% or more of the Common Shares. Under certain circumstances, upon a shareholder acquisition of 20% or more of the Common Shares (other than certain affiliates of SCI), each Right will entitle the holder to purchase, at the Right's then-current exercise price, a number of Common Shares having a market value of twice the Right's exercise price. The acquisition of SCI pursuant to certain mergers or other business transactions will entitle each holder of a Right to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Right's exercise price. The Rights held by certain 20% shareholders will not be exercisable. The Rights will expire on December 7, 2003, unless the expiration date of the Rights is extended, and the Rights are subject to redemption at a price of $0.01 per Right under certain circumstances.

7. DISTRIBUTIONS:

The annual distribution per Common Share was $1.01 in 1996, $0.935 in 1995 and $0.85 in 1994. Distributions attributable to realized gains on the disposition of investments may be considered for payment to shareholders on a special, as-incurred basis.

For federal income tax purposes, the following summarizes the taxability of distributions paid on Common Shares in 1995 and 1994 and the estimated taxability for 1996:

                                        ----------------------------

                                 1996       1995       1994
                           ---------  ---------  ---------
      Per Common Share:
        Ordinary income       $0.879     $0.692      $0.67
        Capital gains              -          -          -
        Return of capital      0.131      0.243       0.18
                           ---------  ---------  ---------
          Total               $1.010     $0.935      $0.85
                           =========  =========  =========

On December 17, 1996, SCI declared a distribution of $0.2675 per Common Share payable on February 18, 1997 to shareholders of record as of February 4, 1997. At the same time, SCI announced that it set an annualized distribution level of $1.07 per Common Share for 1997.

Pursuant to the terms of the preferred shares, SCI is restricted from declaring or paying any distribution with respect to the Common Shares unless all cumulative distributions with respect to the preferred shares have been paid and sufficient funds have been set aside for distributions that have been declared for the then-current distribution period with respect to the preferred shares.

                       SECURITY CAPITAL INDUSTRIAL TRUST

For Federal income tax purposes, the following summary reflects the taxability of dividends paid on the Series A Preferred Shares, Series B Preferred Shares, and Series C Preferred Shares for the period prior to 1996 and the estimated taxability for 1996.

                                                  ------------------

                                                   DATE OF
                                                  ISSUANCE
                                                        TO
                                                  DECEMBER
                                           1996   31, 1995
                                     ---------  ---------
      Per Series A Preferred Share:
        Ordinary Income                  $2.35      $1.24
        Capital Gains                        -          -
                                     ---------  ---------
          Total                          $2.35      $1.24
                                     =========  =========
                                        DATE OF
                                       ISSUANCE
                                             TO
                                       DECEMBER
                                       31, 1996
                                     ---------
      Per Series B Preferred Share:
        Ordinary Income                  $1.50
        Capital Gains                        -
                                     ---------
          Total                          $1.50
                                     =========
      Per Series C Preferred Share:
        Ordinary Income                  $0.57
        Capital Gains                        -
                                     ---------
          Total                          $0.57
                                     =========

SCI's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based upon the best available data. SCI's tax returns have not been examined by the Internal Revenue Service and, therefore, the taxability of the distributions is subject to change.

8. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

Selected quarterly financial data (in thousands except for per share amounts) for 1996 and 1995 is as follows:

                               ------------------------------------------------

                               THREE MONTHS ENDED,              YEAR ENDED
                         --------------------------------  ---------------------
                               3-31        6-30       9-30      12-31      12-31
                         ---------   ---------  ---------  ---------  ---------
1996:
  Rental income            $50,062     $54,361    $59,391    $63,186   $227,000
                         =========   =========  =========  =========  =========
  Earnings from opera-
   tions                   $17,262     $19,456    $20,427    $25,565   $ 82,710
  Minority interest
   share in net
   earnings                    756         884        859        827      3,326
  Loss on disposition of
   real estate                 (29)          -          -          -        (29)
                         ---------   ---------  ---------  ---------  ---------
  Net earnings              16,477      18,572     19,568     24,738     79,355
  Less preferred share
   dividends                 4,673       6,695      6,694      7,833     25,895
                         ---------   ---------  ---------  ---------  ---------
  Net earnings attribut-
   able to Common Shares   $11,804     $11,877    $12,874    $16,905   $ 53,460
                         =========   =========  =========  =========  =========
  Net earnings per Com-
   mon Share               $  0.14     $  0.15    $  0.16    $  0.18   $   0.63
                         =========   =========  =========  =========  =========

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               ------------------------------------------------

                                     THREE MONTHS ENDED,
                         ------------------------------------------- YEAR ENDED
                               3-31       6-30       9-30      12-31      12-31
                         ---------  ---------  ---------  ---------  ---------
1995:
  Rental income             $32,901    $35,340    $40,372    $45,266   $153,879
                         =========  =========  =========  =========  =========
  Earnings from
   operations               $10,528    $10,372    $13,121    $16,970   $ 50,991
  Minority interest
   share in net earnings        865        874        807        785      3,331
  Gain on disposition of
   real estate                    -          -          -      1,053      1,053
                         ---------  ---------  ---------  ---------  ---------
  Net earnings                9,663      9,498     12,314     17,238     48,713
  Less preferred share
   dividends                      -        353      3,172      3,173      6,698
                         ---------  ---------  ---------  ---------  ---------
  Net earnings
   attributable to
   Common Shares            $ 9,663    $ 9,145    $ 9,142    $14,065   $ 42,015
                         =========  =========  =========  =========  =========
  Net earnings per
   Common Share             $  0.15    $  0.14    $  0.14    $  0.17   $   0.61
                         =========  =========  =========  =========  =========

9. REIT MANAGEMENT AGREEMENT:

Security Capital Industrial Incorporated (the "REIT Manager"), a subsidiary of Security Capital (Note 6), is the REIT manager of SCI. All officers of SCI are employees of the REIT Manager and SCI currently has no employees. Pursuant to the REIT management agreement, in exchange for providing research, strategic planning, investment analysis, acquisition and development services, asset management, capital markets, legal and accounting services and day-to-day management of SCI's operations, the REIT Manager is entitled to receive from SCI a REIT management fee, payable quarterly, equal to 16% of cash flow, as defined in the agreement, before deducting (i) fees paid to the REIT Manager,
(ii) extraordinary expenses incurred at the request of the independent Trustees of SCI, and (iii) 33% of any interest paid by SCI on convertible subordinated debentures (of which there has been none since inception of the REIT management agreement); and, after deducting (iv) actual or assumed regularly scheduled principal and interest payments on long-term debt and (v) distributions actually paid with respect to any non-convertible preferred shares of beneficial interest of SCI. The REIT management agreement has been amended so that the long-term senior notes described in Note 4 will be treated as if they had regularly scheduled principal and interest payments similar to a 20-year level monthly payment, fully amortizing mortgage and the assumed principal and interest payments will be deducted from cash flow in determining the fee for future periods. Cash flow does not include interest and income from SCI Development Services, realized gains from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of .2% of the average daily balance of funds invested in interest bearing cash accounts, the earnings on which are not subject to the 16% fee. For the years ended December 31, 1996, 1995 and 1994, the REIT Manager earned REIT management fees totalling $21,472,000, $14,207,000 and $8,673,000, respectively.

10. PROPERTY MANAGEMENT COMPANY:

Commencing January 1994, SCI Client Services Incorporated ("Client Services"), a subsidiary of Security Capital, began providing property management services for certain of SCI's properties. The agreement is subject to termination by SCI or Client Services on 30 days' notice, is renewable annually upon approval of SCI's independent Trustees, and provides for a monthly fee to Client Services of no more than 3% per annum of property revenues, paid monthly, plus leasing commissions consistent with industry practice, which together were $10.1 million, $4.7 million and $1.7 million for 1996, 1995 and 1994, respectively. As of December 31, 1996, Client Services managed 90.0% of SCI's 80.6 million total operating square feet. The REIT Manager anticipates that Client Services will manage additional SCI properties in the future. Any management contracts executed with Client Services are expected to be at terms management believes are no less favorable to SCI than could be obtained with unaffiliated third parties.

                       SECURITY CAPITAL INDUSTRIAL TRUST

11. RELATED PARTY TRANSACTIONS:

SCI leases space to related parties on market terms that management believes are no less favorable to SCI than those that could be obtained with unaffiliated third parties. These transactions are summarized as follows:

                                         --------------------------------------

                                         SECURITY     REIT    CLIENT
                                          CAPITAL  MANAGER  SERVICES
                                         (NOTE 6) (NOTE 9) (NOTE 10)      TOTAL
                                         -------- -------- --------- ----------
Rental revenue during the year ended
 December 31, 1994                       $203,220 $ 44,926  $112,542 $  360,688
Rental revenue during the year ended
 December 31, 1995                       $415,264 $210,856  $194,335 $  820,455
Rental revenue during the year ended
 December 31, 1996                       $593,657 $210,856  $571,970 $1,376,483
Square feet leased as of December 31,
 1996                                     102,268   25,007    84,520    211,795
Annualized revenue for leases in effect
 at December 31, 1996                    $744,718 $210,856  $766,190 $1,721,764

12. FAIR VALUE OF FINANCIAL INSTRUMENTS:

Fair Value of Financial Instruments
The following disclosure of the estimated fair value of financial instruments is presented in accordance with the requirements of SFAS No. 107. The estimated fair value amounts have been determined by SCI using available market information and valuation methodologies.

As of December 31, 1996 and 1995, the carrying amounts of certain financial instruments employed by SCI, including cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. As of December 31, 1995, based on the borrowings available to SCI, the carrying value of the long-term debt and mortgages was a reasonable estimation of their fair values. As of December 31, 1996, the fair value of the long-term debt and mortgages has been estimated based on quoted market prices for the same or similar issues or by discounting the future cash flows using rates currently available for debt with similar terms and maturities. The increase in the fair value of long-term debt and mortgages over the carrying value in the table below is a result of a net reduction in the interest rates available to SCI at December 31, 1996 from the interest rates in effect at the dates of issuance. The long-term debt and many of the mortgages contain prepayment penalties or yield maintenance provisions which would make the cost of refinancing exceed the benefit of refinancing at the lower rates. As of December 31, 1996, the fair value of all derivative financial instruments are amounts at which they could be settled, based on quoted market prices or estimates obtained from brokers (there were no derivative financial instruments outstanding as of December 31, 1995). The following table reflects the carrying amount and estimated fair value of SCI's financial instruments (in thousands):

                                                     ------------------

                                           DECEMBER 31, 1996
                                           -----------------
                                           CARRYING     FAIR
                                             AMOUNT    VALUE
                                           -------- --------
      Balance sheet financial instruments
        Long-term debt                     $524,191 $549,613
        Mortgages                          $139,952 $142,643
      Derivative financial instruments
        Interest rate contracts            $      - $  1,218

Derivative Financial Instruments
SCI has only limited involvement with derivative financial instruments and does not use them for trading purposes. SCI uses derivatives to manage well-defined interest rate risk.

                       SECURITY CAPITAL INDUSTRIAL TRUST

The primary risks associated with derivative instruments are market risk (price risk) and credit risk. Price risk is defined as the potential for loss in the value of the derivative due to adverse changes in market prices (interest rates). SCI utilizes derivative instruments in anticipation of future transactions to manage well defined interest rate risk. Through hedging, SCI can effectively manage the risk of increases in interest rates on future debt issuances.

Credit risk is the risk that one of the parties to a derivative contract fails to perform or meet their financial obligation under the contract. SCI does not obtain collateral to support financial instruments subject to credit risk but monitors the credit standing of counterparties. As of December 31, 1996, the counterparties to all outstanding contracts were financial institutions with AA or A+ credit ratings. SCI does not anticipate non-performance by any of the counterparties to its derivative contracts. Should a counterparty fail to perform, however, SCI would incur a financial loss to the extent of the positive fair market value of the derivative instruments.

The following table summarizes the activity in interest rate contracts for the year ended December 31, 1996 (in millions):

                                                     ------------------

                                                INTEREST
                                            RATE FUTURES      INTEREST
                                               CONTRACTS    RATE SWAPS
                                            ------------    ---------
      Notional amount at December 31, 1995        $    -        $    -
      New contracts                                156.0         173.0
      Matured or expired contracts                 (50.0)            -
      Terminated contracts                             -        (140.0)
                                              ---------     ---------
      Notional amount at December 31, 1996        $106.0(1)     $ 33.0(2)
                                              =========     =========

--------
(1) Included in the $106.0 million notional amount at December 31, 1996 are two contracts totalling $80.0 million which settled on January 31, 1997 (see Note
14), and a $26.0 million contract with a termination date of July 15, 1997. The $26.0 million contract locks in the 30 year Treasury at a rate of 6.56%.
(2) The remaining swap contract as of December 31, 1996, which matures in 2007, provides for SCI to pay a fixed rate of 6.61% and receive a floating rate equal to the three month LIBOR rate.

Deferred losses totalling $1.9 million on matured, expired or terminated interest rate contracts were recorded on the balance sheet as of December 31, 1996. These losses related to the unwind of hedges placed for the May 1996 debt offering (see Note 4) and are being amortized into interest expense over a weighted-average amortization period of 10.8 years.

13. COMMITMENTS AND CONTINGENCIES:

Environmental Matters
All of the properties acquired by SCI have been subjected to Phase I environmental reviews. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is SCI aware of any environmental liability (including asbestos-related liability) that SCI believes would have a material adverse effect on SCI's business, financial condition or results of operations.

14. SUBSEQUENT EVENTS:

On January 22, 1997, SCI announced that it received a proposal from Security Capital to exchange the REIT Manager and Client Services, the REIT manager's property management affiliate, for Common Shares. As a result of the proposed transaction, SCI would become an internally managed REIT, and Security Capital would remain SCI's largest shareholder. SCI's Board has formed a special committee comprised of independent Trustees to review the proposed transaction. The proposed transaction is subject to approval by the special committee, the full Board and SCI's shareholders.

On February 7, 1997, SCI completed a public offering of 4,025,000 Common Shares. Net proceeds to SCI after underwriting discounts and offering costs were $80.4 million.

                       SECURITY CAPITAL INDUSTRIAL TRUST

On February 4, 1997, SCI issued $100.0 million of Series A 2015 Notes under its Medium-Term Note program established in November 1996. The Series A 2015 Notes bear interest at 7.81%, payable semi-annually on February 1 and August 1, commencing August 1, 1997. Installments of principal will be paid annually on each February 1, commencing February 1, 2010, in the following amounts: $20 million in 2010, $15 million in 2011, $15 million in 2012, $20 million in 2013, $20 million in 2014 and $10 million in 2015. The Series A 2015 Notes have a weighted-average life to maturity of 15.35 years and a final maturity extending to 2015. The average effective interest cost is 7.73%, including all costs associated with the offering plus $1.7 million in proceeds received on January 31, 1997 in connection with two interest rate protection agreements entered into in August and November 1996 in anticipation of the debt offering. Both the August 1996 and the November 1996 interest rate protection agreements were in the form of a forward treasury lock agreement with an AA rated financial institution. The August agreement included a notional principal amount of $30.0 million and a reference price of 99.653 on the thirty year Treasury Note. The November agreement included a notional principal amount of $50.0 million and a reference price of 101 29/32 on the ten year Treasury Note. The settlement date on both contracts was January 31, 1997.

On October 11, 1996, and as amended on October 31, 1996, SCI filed a shelf registration statement with the Securities and Exchange Commission regarding the offering from time to time of $600 million in one or more series of its debt securities, preferred shares of beneficial interest and Common Shares of beneficial interest, and had approximately $78 million remaining under its previous shelf registration statement. After the Series C Preferred Share offering in November 1996 (see Note 6) and the offerings described above, as of February 10, 1997, approximately $393 million in securities were available to be issued under the shelf registration statement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust:

We have audited, in accordance with generally accepted auditing standards, the financial statements of Security Capital Industrial Trust, and have issued our report thereon dated February 10, 1997. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The supplemental
Schedule III--Real Estate and Accumulated Depreciation ("Schedule III") is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The
Schedule III has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                        Arthur Andersen LLP

Chicago, Illinois
February 10, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                      ---------------------------------------------------------

                                                                          GROSS AMOUNTS AT
                                                                            WHICH CARRIED
                                    INITIAL COSTS             COSTS      AT CLOSE OF PERIOD
                                 -------------------    CAPITALIZED  ---------------------------  ACCUMULATED           DATE OF
                  NO. OF  ENCUM-          BUILDING &     SUBSEQUENT           BUILDING &   TOTAL DEPRECIATION     CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES   LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS   (A,B)          (C)       ACQUISITION
   -----------    ------ ------- ------ ------------ --------------  ------ ------------ ------- ------------  ----------------
OPERATING
PROPERTIES
Atlanta, Georgia
 Atlanta Airport
 Distribution
 Center                3         $1,758      $     -        $ 4,610  $1,763      $ 4,605 $ 6,368      $   (70)       1996
 Atlanta NE
 Distribution
 Center                4          3,248            -         11,942   3,248       11,942  15,190         (156)       1996
 Atlanta West
 Distribution
 Center               21          6,995       36,055          7,007   6,995       43,062  50,057       (2,496)    1994, 1996
 Carter-Pacific
 Business Center       3            556        3,151             59     556        3,210   3,766         (115)       1995
 Chattahoochee
 Business Center       4            362        2,049            601     438        2,574   3,012            -        1996
 Fulton Park
 Distribution
 Center                4            447        2,533            (79)    426        2,475   2,901            -        1996
 International
 Airport
 Industrial
 Center                9          2,939       14,146          4,436   2,969       18,552  21,521       (1,251)    1994, 1995
 LaGrange
 Distribution
 Center                1            174          986            103     174        1,089   1,263          (91)       1994
 Northeast
 Industrial
 Center                4          1,109        6,283           (158)  1,050        6,184   7,234         (168)       1996
 Northmont
 Industrial
 Center                1            566        3,209            135     566        3,344   3,910         (244)       1994
 Oakcliff
 Industrial
 Center                3            608        3,446            142     608        3,588   4,196         (206)       1995
 Olympic
 Industrial
 Center                2            698        3,956            950     757        4,847   5,604         (120)       1996
 Peachtree
 Commerce
 Business Center       4            707        4,004            490     707        4,494   5,201         (379)       1994
 Peachtree
 Distribution
 Center                1            302        1,709             27     302        1,736   2,038         (115)       1994
 Plaza Industrial
 Center                1             66          372             11      66          383     449          (19)       1995
 Pleasantdale
 Industrial
 Center                2            541        3,184            102     541        3,286   3,827         (214)       1995
 Regency
 Industrial
 Center                9          1,853       10,480            555   1,856       11,032  12,888         (804)       1994
 Sullivan 75
 Distribution
 Center                3     (d)    728        4,123            217     728        4,340   5,068         (291)    1994, 1995
 Tradeport
 Distribution
 Center                3          1,464        4,563          5,215   1,479        9,763  11,242         (479)    1994, 1996
 Weaver
 Distribution
 Center                2            935        5,182            369     935        5,551   6,486         (350)       1995
 Westfork
 Industrial
 Center               10          2,483       14,115            415   2,483       14,530  17,013         (720)       1995
 Zip Industrial
 Center                4            533        3,023           (275)    485        2,796   3,281            -        1996
Austin, Texas
 Braker Service
 Center                3          1,765       10,002            789   1,765       10,791  12,556       (1,012)       1994
 Corridor Park
 Corporate Center      6          2,109        1,681         12,135   2,131       13,794  15,925         (369)    1995, 1996
 Montopolis
 Distribution
 Center                1            580        3,384            430     580        3,814   4,394         (349)       1994
 Pecan Business
 Center                4            630        3,572            217     631        3,788   4,419         (177)       1995
 Rutland
 Distribution
 Center                2            460        2,617            197     462        2,812   3,274         (275)       1993
 Southpark
 Corporate Center      7          1,946            -         13,894   1,946       13,894  15,840         (694) 1994, 1995, 1996
 Walnut Creek
 Corporate Center     12          2,707        5,649         15,668   2,707       21,317  24,024         (671) 1994, 1995, 1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                     ----------------------------------------------------------

                                                                             GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                     INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                  --------------------    CAPITALIZED ------------------------------  ACCUMULATED        DATE OF
                   NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &     TOTAL DEPRECIATION  CONSTRUCTION/
   DESCRIPTION     BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS     (A,B)          (C)    ACQUISITION
   -----------     ------ ------- ------- ------------ -------------- ------- ------------ --------- ------------  -------------
Birmingham,
Alabama
 Oxmoor
 Distribution
 Center                 4     (d)   2,398       13,591            123   2,398       13,714    16,112       (1,215)       1994
 Perimeter
 Distribution
 Center                 2           2,489       14,109            428   2,490       14,536    17,026       (1,285)       1994
Charlotte, North
Carolina
 Barringer
 Industrial
 Center                 3             308        1,746            380     308        2,126     2,434         (176)       1994
 Bond
 Distribution
 Center                 2             905        5,126            859     905        5,985     6,890         (527)       1994
 Charlotte
 Commerce Center       10     (d)   4,341       24,954            765   4,342       25,718    30,060       (2,221)       1994
 Charlotte
 Distribution
 Center                 5           3,131            -         11,549   3,131       11,549    14,680         (344)    1995, 1996
 Northpark
 Distribution
 Center                 1             307        1,742             38     307        1,780     2,087         (145)       1994
Chattanooga,
Tennessee
 Stone Fort
 Distribution
 Center                 4           2,063       11,688            150   2,063       11,838    13,901         (889)       1994
 Tiftonia
 Distribution
 Center                 1             146          829            182     146        1,011     1,157          (51)       1995
Chicago, Illinois
 Bedford Park
 Distribution
 Center                 1             473        2,678             17     473        2,695     3,168          (15)       1996
 Bridgeview
 Distribution
 Center                 4           1,302        7,378            384   1,302        7,762     9,064         (102)       1996
 Des Plaines
 Distribution
 Center                 3           2,158       12,232            278   2,159       12,509    14,668         (311)    1995, 1996
 Elk Grove
 Distribution
 Center                 8           3,674       20,820          1,793   3,674       22,613    26,287         (555)    1995, 1996
 Glendale Heights
 Distribution
 Center                 1           1,126        6,382             40   1,126        6,422     7,548            -        1996
 Glenview
 Distribution
 Center                 1             214        1,213              7     214        1,220     1,434           (7)       1996
 Itasca
 Distribution
 Center                 1             319        1,808             23     319        1,831     2,150          (41)       1996
 Mitchell
 Distribution
 Center                 1           1,236        7,004            287   1,236        7,291     8,527         (137)       1996
 Northlake
 Distribution
 Center                 1             372        2,106             41     372        2,147     2,519          (47)       1996
 Tri-Center
 Distribution
 Center                 3             889        5,038             82     889        5,120     6,009          (42)       1996
Cincinnati, Ohio
 Airpark
 Distribution
 Center                 2           1,692            -         10,020   1,718        9,994    11,712         (169)       1996
 Blue
 Ash/Interstate
 Distribution
 Center                 1             144          817            469     144        1,286     1,430          (44)       1995
 Capital
 Distribution
 Center I               4           1,750        9,922            574   1,751       10,495    12,246         (680)       1994
 Capital
 Distribution
 Center II              5           1,953       11,067            876   1,953       11,943    13,896         (853)       1994

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                        -------------------------------------------------------

                                                                        GROSS AMOUNTS AT
                                                                          WHICH CARRIED
                                   INITIAL COSTS             COSTS     AT CLOSE OF PERIOD
                                 ------------------    CAPITALIZED  -------------------------  ACCUMULATED           DATE OF
                  NO. OF  ENCUM-         BUILDING &     SUBSEQUENT          BUILDING &  TOTAL DEPRECIATION     CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES  LAND IMPROVEMENTS TO ACQUISITION   LAND IMPROVEMENTS  (A,B)          (C)       ACQUISITION
   -----------    ------ ------- ----- ------------ --------------  ----- ------------ ------ ------------  ----------------
 Capital
 Industrial
 Center I             10         1,039        5,885            841  1,039        6,726  7,765         (375)    1994, 1995
 Empire
 Distribution
 Center                3           529        2,995            223    529        3,218  3,747         (138)       1995
 Production
 Distribution
 Center                1     (f)   598        2,717            (18)   479        2,818  3,297         (201)       1994
 Springdale
 Commerce Center       3           421        2,384            431    421        2,815  3,236          (74)       1996
Columbus, Ohio
 Capital Park
 South
 Distribution
 Center                3         1,981            -         18,781  1,981       18,781 20,762         (320)       1996
 Columbus West
 Industrial
 Center                3           645        3,655            578    645        4,233  4,878         (199)       1995
 Corporate Park
 West                  2           679        3,849             45    679        3,894  4,573          (54)       1996
 Fischer
 Distribution
 Center                1         1,197        6,785            561  1,197        7,346  8,543         (475)       1995
 McCormick
 Distribution
 Center                5         1,664        9,429            697  1,664       10,126 11,790         (666)       1994
 New World
 Distribution
 Center                1           207        1,173            411    207        1,584  1,791         (120)       1994
Dallas/Fort
Worth, Texas
 Carter
 Industrial
 Center                1           334            -          2,301    334        2,301  2,635           (8)       1996
 Dallas Corporate
 Center                4         3,325            -         15,517  3,325       15,517 18,842         (208)       1996
 Franklin
 Distribution
 Center                2           528        2,991            392    528        3,383  3,911         (317)       1994
 Freeport
 Distribution
 Center                1           613        3,473             34    613        3,507  4,120          (19)       1996
 Great Southwest
 Distribution
 Center                8         2,260       10,697          3,420  2,269       14,108 16,377         (590) 1994, 1995, 1996
 Great Southwest
 Industrial
 Center                2           308        1,744             96    308        1,840  2,148          (68)       1995
 Lone Star
 Distribution
 Center                2           967        5,477             57    967        5,534  6,501         (107)       1996
 Metropolitan
 Distribution
 Center                1           201        1,097            716    297        1,717  2,014          (76)       1995
 Northgate
 Distribution
 Center                5         1,570        8,897            339  1,570        9,236 10,806         (700)    1994, 1996
 Northpark
 Business Center       2           467        2,648            158    467        2,806  3,273          (79)    1995, 1996
 Northway
 Business Plaza        7           565        3,202            184    565        3,386  3,951            -        1995
 Redbird
 Distribution
 Center                2           738        4,186             86    739        4,271  5,010         (112)    1994, 1996
 Skyline Business
 Center                4           409        2,320             21    409        2,341  2,750            -        1995
 Stemmons
 Distribution
 Center                1           272        1,544            341    272        1,885  2,157         (103)       1995
 Stemmons
 Industrial
 Center               11         1,497        8,484            993  1,497        9,477 10,974         (532) 1994, 1995, 1996
 Trinity Mills
 Distribution
 Center                4         1,709        9,684            584  1,709       10,268 11,977         (191)       1996
 Valwood Business
 Center                2           520        2,945            (35)   520        2,910  3,430            -        1995

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                        -------------------------------------------------------

                                                                       GROSS AMOUNTS AT
                                                                         WHICH CARRIED
                                   INITIAL COSTS             COSTS    AT CLOSE OF PERIOD
                                 ------------------    CAPITALIZED -------------------------  ACCUMULATED           DATE OF
                  NO. OF  ENCUM-         BUILDING &     SUBSEQUENT         BUILDING &  TOTAL DEPRECIATION     CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES LAND  IMPROVEMENTS TO ACQUISITION  LAND IMPROVEMENTS  (A,B)          (C)       ACQUISITION
   -----------    ------ ------- ----- ------------ -------------- ----- ------------ ------ ------------  ----------------
Denver, Colorado
 Denver Business
 Center                5         1,156        7,486          5,892 1,156       13,378 14,534       (1,141) 1992, 1994, 1996
 Havana
 Distribution
 Center                1           401        2,281             67   401        2,348  2,749         (270)       1993
 Moline
 Distribution
 Center                1           327        1,850             95   327        1,945  2,272         (181)       1994
 Moncrieff
 Distribution
 Center                1           314        2,493            147   314        2,640  2,954         (356)       1992
 Pagosa
 Distribution
 Center                1           406        2,322            100   406        2,422  2,828         (295)       1993
 Stapleton
 Distribution
 Center                1           219        1,247             49   219        1,296  1,515         (148)       1993
 Upland
 Distribution
 Center I              6           820        5,710          8,007   821       13,716 14,537       (1,243) 1992, 1994, 1995
 Upland
 Distribution
 Center II             6         2,456       13,946            486 2,489       14,399 16,888       (1,569)    1993, 1994
East Bay (San
Francisco),
California
 East Bay
 Industrial
 Center                1           531        3,009            137   531        3,146  3,677         (246)       1994
 Eigenbrodt Way
 Distribution
 Center                1     (d)   393        2,228             39   393        2,267  2,660         (226)       1993
 Hayward Commerce
 Center                4         1,933       10,955            276 1,933       11,231 13,164       (1,104)       1993
 Hayward Commerce
 Park                  9         2,764       15,661          1,037 2,764       16,698 19,462       (1,603)       1994
 Hayward
 Distribution
 Center                7     (e) 3,417       19,255            262 3,417       19,517 22,934       (1,947)       1993
 Hayward
 Industrial
 Center               13     (d) 4,481       25,393          1,727 4,481       27,120 31,601       (2,603)       1993
 Patterson Pass
 Business Center       2           862        4,885             34   862        4,919  5,781         (492)       1993
 San Leandro
 Distribution
 Center                3         1,387        7,862            188 1,387        8,050  9,437         (817)       1993
El Paso, Texas
 Billy the Kid
 Distribution
 Center                1           273        1,547            453   273        2,000  2,273         (145)       1994
 Broadbent
 Industrial
 Center                3           676        5,183            248   676        5,431  6,107         (668)       1993
 Goodyear
 Distribution
 Center                1           511        2,899             32   511        2,931  3,442         (251)       1994
 Northwestern
 Corporate Center      4         1,272        3,155          6,632 1,278        9,781 11,059         (819) 1992, 1993, 1994
 Pan Am
 Distribution
 Center                1           318            -          2,330   318        2,330  2,648         (107)       1995
 Peter Cooper
 Distribution
 Center                1     (d)   495        2,816             42   495        2,858  3,353         (244)       1994
 Vista Corporate
 Center                4         1,945            -         10,211 1,946       10,210 12,156         (420) 1994, 1995, 1996
 Vista Del Sol
 Industrial
 Center                7     (d) 2,255       12,782          9,310 3,516       20,831 24,347       (1,468)    1994, 1995

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                    ------------------------------------------------------------

                                                                             GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                     INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                  --------------------    CAPITALIZED ------------------------------  ACCUMULATED
                   NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &     TOTAL DEPRECIATION
   DESCRIPTION     BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS     (A,B)          (C)
   -----------     ------ ------- ------- ------------ -------------- ------- ------------ --------- ------------
Fort
Lauderdale/Miami,
Florida
 Airport West
 Distribution
 Center                 1             675        3,825            644   1,276        3,868     5,144         (129)
 North Andrews
 Distribution
 Center                 1     (f)     698        3,956             91     698        4,047     4,745         (292)
 Port 95
 Distribution
 Center                 1           1,174        6,654             26   1,174        6,680     7,854         (370)
Houston, Texas
 Crosstimbers
 Distribution
 Center                 1             359        2,035            427     359        2,462     2,821         (213)
 Hempstead
 Distribution
 Center                 3           1,013        5,740            545   1,013        6,285     7,298         (551)
 I-10 Central
 Distribution
 Center                 2             181        1,023            100     181        1,123     1,304         (104)
 I-10 Central
 Service Center         1              58          330             29      58          359       417          (33)
 Pine Forest
 Business Center       18           4,859       27,557          1,451   4,859       29,008    33,867       (1,684)
 Post Oak
 Business Center       16           3,462       17,966          2,468   3,462       20,434    23,896       (1,718)
 Post Oak
 Distribution
 Center                 7           2,115       12,017          1,224   2,115       13,241    15,356       (1,433)
 South Loop
 Distribution
 Center                 5           1,051        5,964            689   1,052        6,652     7,704         (527)
 Southwest
 Freeway
 Industrial
 Center                 1              84          476             27      84          503       587          (44)
 West by
 Northwest
 Industrial
 Center                13           3,076        8,382         17,984   3,088       26,354    29,442       (1,308)
 White Street
 Distribution
 Center                 1             469        2,656            164     469        2,820     3,289         (168)
Indianapolis,
Indiana
 Eastside
 Distribution
 Center                 2             471        2,668            246     472        2,913     3,385         (106)
 North by
 Northeast
 Distribution
 Center                 1           1,058            -          6,009   1,059        6,008     7,067         (107)
 Park 100
 Industrial
 Center                29          10,918       61,874          2,854  10,985       64,661    75,646       (2,757)
 Park Fletcher
 Distribution
 Center                12           3,251       18,418          1,612   3,309       19,972    23,281         (711)
 Shadeland
 Industrial
 Center                 3             428        2,431            440     429        2,870     3,299         (130)
Kansas City,
Kansas/Missouri
 44th Street
 Business Center        1             143          813            284     143        1,097     1,240          (27)
                    DATE OF CONSTRUCTION/
   DESCRIPTION                ACQUISITION
   -----------     ----------------------
Fort
Lauderdale/Miami,
Florida
 Airport West
 Distribution
 Center                     1995
 North Andrews
 Distribution
 Center                     1994
 Port 95
 Distribution
 Center                     1995
Houston, Texas
 Crosstimbers
 Distribution
 Center                     1994
 Hempstead
 Distribution
 Center                     1994
 I-10 Central
 Distribution
 Center                     1994
 I-10 Central
 Service Center             1994
 Pine Forest
 Business Center      1993, 1994, 1995
 Post Oak
 Business Center      1993, 1994, 1996
 Post Oak
 Distribution
 Center                  1993, 1994
 South Loop
 Distribution
 Center                     1994
 Southwest
 Freeway
 Industrial
 Center                     1994
 West by
 Northwest
 Industrial
 Center            1993, 1994, 1995, 1996
 White Street
 Distribution
 Center                     1995
Indianapolis,
Indiana
 Eastside
 Distribution
 Center                     1995
 North by
 Northeast
 Distribution
 Center                     1995
 Park 100
 Industrial
 Center                  1994, 1995
 Park Fletcher
 Distribution
 Center               1994, 1995, 1996
 Shadeland
 Industrial
 Center                     1995
Kansas City,
Kansas/Missouri
 44th Street
 Business Center            1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                        -------------------------------------------------------

                                                                        GROSS AMOUNTS AT
                                                                          WHICH CARRIED
                                    INITIAL COSTS             COSTS    AT CLOSE OF PERIOD
                                  ------------------    CAPITALIZED -------------------------  ACCUMULATED          DATE OF
                   NO. OF  ENCUM-         BUILDING &     SUBSEQUENT         BUILDING &  TOTAL DEPRECIATION    CONSTRUCTION/
   DESCRIPTION     BLDGS. BRANCES  LAND IMPROVEMENTS TO ACQUISITION  LAND IMPROVEMENTS  (A,B)          (C)      ACQUISITION
   -----------     ------ ------- ----- ------------ -------------- ----- ------------ ------ ------------ ----------------
 Congleton
 Distribution
 Center                 3           518        2,937            203   518        3,140  3,658        (254)       1994
 Lamar
 Distribution
 Center                 1           323        1,829            274   323        2,103  2,426        (166)       1994
 Macon Bedford
 Distribution
 Center                 1           304        1,725            140   304        1,865  2,169         (34)       1996
 Platte Valey
 Industrial
 Center                 9     (d) 3,533       20,017            550 3,533       20,567 24,100      (1,479)       1994
 Riverside
 Distribution
 Center                 5     (d)   533        3,024            226   534        3,249  3,783        (230)       1994
 Riverside
 Industrial
 Center                 5     (d) 1,012        5,736            212 1,012        5,948  6,960        (419)       1994
 Terrace &
 Lackman
 Distribution
 Center                 1           285        1,615            397   285        2,012  2,297        (139)       1994
Las Vegas, Nevada
 Hughes Airport
 Center                 1           876            -          3,511   910        3,477  4,387        (241)       1994
 Las Vegas
 Corporate Center       5     (e) 3,255            -         14,229 3,256       14,228 17,484        (537) 1994, 1995, 1996
 West One
 Business Center        4     (d) 2,468       13,985             78 2,468       14,063 16,531        (156)       1996
Louisville, Ken-
tucky
 Louisville
 Distribution
 Center                 2         1,219        3,402          6,200 1,220        9,601 10,821        (173)    1995, 1996
Memphis, Tennes-
see
 Airport
 Distribution
 Center                15         4,543       25,748          1,894 4,544       27,641 32,185      (1,230)    1995, 1996
 Delp
 Distribution
 Center                 6         1,910       10,826            814 1,910       11,640 13,550        (678)       1995
 Fred Jones
 Distribution
 Center                 1           125          707             66   125          773    898         (49)       1994
 Southwide
 Industrial
 Center                 4     (d)   423        3,365            271   425        3,634  4,059        (236)       1994
Nashville, Ten-
nessee
 Bakertown
 Distribution
 Center                 2           463        2,626             53   463        2,679  3,142        (103)       1995
 I-40 Industrial
 Center                 3           665        3,774            150   666        3,923  4,589        (200)    1995, 1996
 Interchange City
 Distribution
 Center                 3         1,953        5,767          3,638 2,095        9,263 11,358        (423) 1994, 1995, 1996
 Space Park South
 Distribution
 Center                15         3,499       19,830            929 3,499       20,759 24,258      (1,514)       1994
New Jersey/I-95
Corridor
 Clearview
 Distribution
 Center                 1         2,232       12,648              - 2,232       12,648 14,880            -       1996
 Kilmer
 Distribution
 Center                 4         2,526       14,313              - 2,526       14,313 16,839            -       1996
 Meadowland
 Industrial
 Center                 1         2,409       13,653            246 2,409       13,899 16,308        (191)       1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                    -----------------------------------------------------------

                                                                                    GROSS AMOUNTS AT
                                                                                       WHICH CARRIED
                                        INITIAL COSTS          COSTS              AT CLOSE OF PERIOD
                                 --------------------    CAPITALIZED -------------------------------
                  NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &                ACCUMULATED
    DESCRIPTION   BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
    -----------   ------ ------- ------- ------------ -------------- ------- ------------ ---------- ---------------
Oklahoma City,
Oklahoma
 Greenfield
 Service Center        2             257        1,172            362     258        1,533      1,791           (134)
 Melcat
 Distribution
 Center                1             240        1,363            268     240        1,631      1,871           (133)
 Meridian
 Business Center       2             195        1,109            402     196        1,510      1,706            (99)
 Oklahoma
 Distribution
 Center                3             893        5,082            266     893        5,348      6,241           (607)
 Will Rogers
 Service Center        2             334        1,891            252     334        2,143      2,477           (170)
Orange County,
California
 Mid-Counties
 Distribution
 Center                5           2,804       15,895          1,431   2,805       17,325     20,130           (719)
 North County
 Distribution
 Center                2          16,543            -         22,571  16,543       22,571     39,114           (119)
 Pacific Business
 Center                2           1,179            -          4,820   1,179        4,820      5,999            (66)
 Santa Ana
 Distribution
 Center                1             647        3,668             26     647        3,694      4,341           (246)
Orlando, Florida
 33rd Street
 Industrial
 Center                9  (d)(f)   1,980       11,237            523   1,980       11,760     13,740           (531)
 Chancellor
 Distribution
 Center                1             380        2,156            692     380        2,848      3,228           (182)
 La Quinta
 Distribution
 Center                1             354        2,006            592     354        2,598      2,952           (182)
 Titusville
 Industrial
 Center                1     (d)     283        1,603             62     283        1,665      1,948           (118)
Phoenix, Arizona
 24th Street
 Industrial
 Center                2             503        2,852            188     503        3,040      3,543           (299)
 Alameda
 Distribution
 Center                1             369        2,423            166     369        2,589      2,958           (397)
 Hohokam 10
 Industrial
 Center                5           2,940            -         10,992   2,940       10,992     13,932           (108)
 I-10 West
 Business Center       3             263        1,525            102     263        1,627      1,890           (186)
 Kyrene Commons
 Distribution
 Center                1             430        2,656             77     430        2,733      3,163           (435)
 Martin Van Buren
 Distribution
 Center                6             572        3,285            188     572        3,473      4,045           (318)
 Papago
 Distribution
 Center                1             420        2,383             73     420        2,456      2,876           (225)
 Pima
 Distribution
 Center                1             306        1,742            195     306        1,937      2,243           (195)
 Tiger
 Distribution
 Center                1             402        2,279            592     402        2,871      3,273           (265)
 Watkins
 Distribution
 Center                1             242        1,375            192     243        1,566      1,809           (101)
Portland, Oregon
 Argyle
 Distribution
 Center                3             946        5,388            211     946        5,599      6,545           (589)
                           DATE OF
                     CONSTRUCTION/
    DESCRIPTION        ACQUISITION
    -----------   ----------------
Oklahoma City,
Oklahoma
 Greenfield
 Service Center         1994
 Melcat
 Distribution
 Center                 1994
 Meridian
 Business Center        1994
 Oklahoma
 Distribution
 Center                 1993
 Will Rogers
 Service Center         1994
Orange County,
California
 Mid-Counties
 Distribution
 Center                 1995
 North County
 Distribution
 Center                 1996
 Pacific Business
 Center                 1996
 Santa Ana
 Distribution
 Center                 1994
Orlando, Florida
 33rd Street
 Industrial
 Center           1994, 1995, 1996
 Chancellor
 Distribution
 Center                 1994
 La Quinta
 Distribution
 Center                 1994
 Titusville
 Industrial
 Center                 1994
Phoenix, Arizona
 24th Street
 Industrial
 Center                 1994
 Alameda
 Distribution
 Center                 1992
 Hohokam 10
 Industrial
 Center                 1996
 I-10 West
 Business Center        1993
 Kyrene Commons
 Distribution
 Center                 1992
 Martin Van Buren
 Distribution
 Center              1993, 1994
 Papago
 Distribution
 Center                 1994
 Pima
 Distribution
 Center                 1993
 Tiger
 Distribution
 Center                 1994
 Watkins
 Distribution
 Center                 1995
Portland, Oregon
 Argyle
 Distribution
 Center                 1993

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                  ----------------------------------------------------------------------------------------------------------------
                                                                            GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                    INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                 --------------------    CAPITALIZED -------------------------------                       DATE OF
                  NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &                ACCUMULATED CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)   ACQUISITION
   -----------    ------ ------- ------- ------------ -------------- ------- ------------ ---------- --------------- -------------
 Columbia
 Distribution
 Center                2             550        3,121            107     551        3,227      3,778           (231)       1994
 PDX Corporate
 Center North          7     (e)   2,405            -         10,698   2,542       10,561     13,103           (380)    1995, 1996
 Wilsonville
 Corporate Center      6     (e)   2,963            -         11,143   2,963       11,143     14,106           (301)    1995, 1996
Reno, Nevada
 Golden Valley
 Distribution
 Center                2           2,850            -         10,331   2,812       10,369     13,181              -        1996
 Meredith Kleppe
 Business Center       5           1,573        8,949            699   1,573        9,648     11,221           (991)       1993
 Pacific
 Industrial
 Center                4           2,501            -         10,519   2,501       10,519     13,020           (568)    1994, 1995
 Packer Way
 Business Center       3             458        2,604            408     458        3,012      3,470           (312)       1993
 Packer Way
 Distribution
 Center                2             506        2,879            164     506        3,043      3,549           (318)       1993
 Spice Island
 Distribution
 Center                1             435        2,466            648     435        3,114      3,549            (51)       1996
Rio Grande
Valley, Texas
 Rio Grande
 Distribution
 Center                5     (d)     527        2,987            480     527        3,467      3,994           (160)       1995
 Rio Grande
 Industrial
 Center                8     (d)   2,188       12,399          1,190   2,188       13,589     15,777           (664)       1995
Salt Lake City,
Utah
 Centennial
 Distribution
 Center                2           1,149            -          7,769   1,149        7,769      8,918           (281)       1995
 Clearfield
 Distribution
 Center                2           2,500       14,165            101   2,481       14,285     16,766           (471)       1995
 Ogden
 Distribution
 Center                1             463        2,625             50     463        2,675      3,138              -        1996
 Salt Lake
 International
 Distribution
 Center                2           1,364        2,792          7,520   1,364       10,312     11,676           (289)    1994, 1996
San Antonio,
Texas
 10711
 Distribution
 Center                2             582        3,301            473     582        3,774      4,356           (338)       1994
 Blossom Business
 Center                2             573        3,249            605     573        3,854      4,427           (182)       1995
 Coliseum
 Distribution
 Center                2           1,102        2,380         10,433   1,568       12,347     13,915           (728)    1994, 1995
 Distribution
 Drive Center          1             473        2,680            191     473        2,871      3,344           (382)       1992
 Downtown
 Distribution
 Center                1     (d)     241        1,364            255     241        1,619      1,860           (146)       1994
 I-10 Central
 Distribution
 Center                1             223        1,275            161     223        1,436      1,659           (202)       1992
 I-35 Business
 Center                4             663        3,773            350     663        4,123      4,786           (477)       1993
 Ison Business
 Center                3             648        3,674          1,146     648        4,820      5,468           (219)       1995
 Landmark One
 Distribution
 Center                1     (d)     341        1,933            251     341        2,184      2,525           (177)       1994
 Macro
 Distribution
 Center                1             225        1,282            139     225        1,421      1,646           (191)       1993

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                    -----------------------------------------------------------

                                                                            GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                    INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                 --------------------    CAPITALIZED -------------------------------
                  NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &                ACCUMULATED
DESCRIPTION       BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
-----------       ------ ------- ------- ------------ -------------- ------- ------------ ---------- ---------------
 Northwest
 Corporate Center      6             609        3,453            341     609        3,794      4,403               -
 Perrin Creek
 Corporate Center      6           1,547            -          8,502   1,610        8,439     10,049            (216)
 San Antonio
 Distribution
 Center I             13           2,154       12,247          2,628   2,154       14,875     17,029          (1,881)
 San Antonio
 Distribution
 Center II             3             969            -          5,713     885        5,797      6,682            (429)
 San Antonio
 Distribution
 Center III            6           1,709        9,684            503   1,709       10,187     11,896            (210)
 Sentinel
 Business Center       6           1,276        7,230            797   1,276        8,027      9,303            (560)
 Woodlake
 Distribution
 Center                2             248        1,405             64     248        1,469      1,717            (134)
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                2           1,834            -          4,384   1,834        4,384      6,218              (2)
 Eastgate
 Distribution
 Center                1           2,204            -          5,151   2,204        5,151      7,355               -
Seattle,
Washington
 Andover East
 Business Center       2             535        3,033            198     535        3,231      3,766            (234)
 Fife Corporate
 Center                3           4,059            -          7,820   4,060        7,819     11,879               -
 Kent Corporate
 Center                2           2,882        1,987          8,246   3,154        9,961     13,115            (395)
 Van Doren's
 Distribution
 Center                1     (e)     895            -          3,343     977        3,261      4,238             (62)
South Bay (San
Francisco),
California
 Bayside Business
 Center                2     (e)   2,088            -          3,802   2,088        3,802      5,890             (24)
 Bayside
 Corporate Center      7     (e)   4,365            -         16,080   4,365       16,080     20,445            (454)
 Bayside Plaza I      12     (e)   5,212       18,008            393   5,216       18,397     23,613          (1,839)
 Bayside Plaza II      2     (e)     634            -          2,784     634        2,784      3,418            (342)
 Gateway
 Corporate Center     11  (d)(e)   7,575       24,746          4,432   7,575       29,178     36,753          (2,876)
 Shoreline
 Business Center       8     (e)   4,328       16,101            314   4,328       16,415     20,743          (1,634)
 Shoreline
 Business Center
 II                    2     (e)     922            -          4,595     922        4,595      5,517            (283)
 Spinnaker
 Business Center      12     (e)   7,043       25,220            662   7,043       25,882     32,925          (2,606)
 Thornton
 Business Center       5     (d)   3,988       11,706          6,072   3,989       17,777     21,766          (1,373)
 Trimble
 Distribution
 Center                5           2,836       16,067            606   2,836       16,673     19,509          (1,628)
Tampa, Florida
 Adamo
 Distribution
 Center                1             105          595            300     105          895      1,000             (24)
 Clearwater
 Distribution
 Center                2     (f)      92          524             48      92          572        664             (39)
                        DATE OF
                  CONSTRUCTION/
DESCRIPTION         ACQUISITION
-----------       --------------
 Northwest
 Corporate Center         1995
 Perrin Creek
 Corporate Center    1995, 1996
 San Antonio
 Distribution      1992, 1993,
 Center I             1994
 San Antonio
 Distribution
 Center II                1994
 San Antonio
 Distribution
 Center III               1996
 Sentinel
 Business Center          1994
 Woodlake
 Distribution
 Center                   1994
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                   1996
 Eastgate
 Distribution
 Center                   1996
Seattle,
Washington
 Andover East
 Business Center          1994
 Fife Corporate
 Center                   1996
 Kent Corporate
 Center                   1995
 Van Doren's
 Distribution
 Center                   1995
South Bay (San
Francisco),
California
 Bayside Business
 Center                   1996
 Bayside
 Corporate Center    1995, 1996
 Bayside Plaza I          1993
 Bayside Plaza II         1994
 Gateway
 Corporate Center    1993, 1996
 Shoreline
 Business Center          1993
 Shoreline
 Business Center
 II                       1995
 Spinnaker
 Business Center          1993
 Thornton
 Business Center     1993, 1996
 Trimble
 Distribution
 Center                   1994
Tampa, Florida
 Adamo
 Distribution
 Center                   1995
 Clearwater
 Distribution
 Center               1994

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                  ------------------------------------------------------------------------------------------------------
                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                     INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED  --------------------------------
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
   DESCRIPTION    BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
   -----------    ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
 Commerce Park
 Distribution
 Center                4         $    811   $    4,597       $    205  $    811   $    4,802 $    5,613       $    (342)
 Eastwood
 Distribution
 Center                1     (f)      122          690             36       122          726        848             (51)
 Joe's Creek
 Distribution
 Center                3     (f)      242        1,369            174       242        1,543      1,785            (102)
 Lakeland
 Distribution
 Center                1              938        5,313            541       938        5,854      6,792            (498)
 Orchid Lake
 Industrial
 Center                1               41          235             10        41          245        286             (17)
 Plant City
 Distribution
 Center                1     (f)      206        1,169             50       206        1,219      1,425             (86)
 Sabal Park
 Distribution
 Center                1              352            -          3,042       352        3,042      3,394             (26)
 Silo Bend
 Distribution
 Center                4     (f)    2,887       16,358            655     2,887       17,013     19,900          (1,131)
 Silo Bend
 Industrial
 Center                1     (f)      525        2,975            222       525        3,197      3,722            (226)
 St. Petersburg
 Service Center        1               35          197             21        35          218        253             (15)
 Tampa East
 Distribution
 Center               12     (f)    2,780       15,757          1,337     2,780       17,094     19,874          (1,165)
 Tampa East
 Industrial
 Center                2     (f)      332        1,880            104       332        1,984      2,316            (139)
 Tampa West
 Distribution
 Center               16  (d)(f)    3,341       19,046          1,663     3,400       20,650     24,050          (1,421)
 Tampa West
 Industrial
 Center                4     (f)      700        1,161          3,569       700        4,730      5,430            (119)
 Tampa West
 Service Center        4     (f)      970        5,501            273       971        5,773      6,744            (405)
Tulsa, Oklahoma
 52nd Street
 Distribution
 Center                1              340        1,924             64       340        1,988      2,328            (141)
 70th East
 Distribution
 Center                1              129          733            131       129          864        993             (54)
 East 55th Street
 Distribution
 Center                1     (f)      210        1,191             28       210        1,219      1,429             (88)
 Expressway
 Distribution
 Center                4              573        3,280            322       573        3,602      4,175            (405)
 Henshaw
 Distribution
 Center                3              500        2,829             70       499        2,900      3,399            (213)
Washington,
D.C./Baltimore
 Ardmore
 Distribution
 Center                3            1,431        8,110            231     1,431        8,341      9,772            (549)
 Ardmore
 Industrial
 Center                2              984        5,581            128       985        5,708      6,693            (381)
 Chantilly
 Distribution
 Center                1            1,650            -          9,352     2,103        8,899     11,002               -
 Concorde
 Industrial
 Center                4            1,538        8,717            319     1,538        9,036     10,574            (470)
 De Soto Business
 Park                  5     (d)    1,774       10,055            978     1,774       11,033     12,807            (170)
 Eisenhower
 Industrial
 Center                3            1,240        7,025            894     1,240        7,919      9,159            (515)
 Fleet
 Distribution
 Center                8            3,198       18,121            430     3,198       18,551     21,749            (558)
 Hampton Central
 Distribution
 Center                1              986            -          3,635       986        3,635      4,621             (59)
 Patapsco
 Distribution
 Center                1              270        1,528            499       270        2,027      2,297             (57)
 Sunnyside
 Industrial
 Center                3            1,541        8,733            947     1,541        9,680     11,221            (618)

 Other markets         9     (f)    2,703       16,583           (105)    2,825       16,356     19,181            (748)     1996
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
   Total Operat-
   ing Properties    942         $352,574   $1,406,914       $515,196  $356,428   $1,918,256 $2,274,684       $(109,147)
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------

                      SECURITY CAPITAL INDUSTRIAL TRUST

       SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                         DATE OF
                   CONSTRUCTION/
   DESCRIPTION       ACQUISITION
   -----------     -------------
 Commerce Park
 Distribution
 Center                1994
 Eastwood
 Distribution
 Center                1994
 Joe's Creek
 Distribution
 Center                1994
 Lakeland
 Distribution
 Center                1994
 Orchid Lake
 Industrial
 Center                1994
 Plant City
 Distribution
 Center                1994
 Sabal Park
 Distribution
 Center                1996
 Silo Bend
 Distribution
 Center                1994
 Silo Bend
 Industrial
 Center                1994
 St. Petersburg
 Service Center        1994
 Tampa East
 Distribution
 Center                1994
 Tampa East
 Industrial
 Center                1994
 Tampa West
 Distribution
 Center             1994, 1995
 Tampa West
 Industrial
 Center             1994, 1996
 Tampa West
 Service Center        1994
Tulsa, Oklahoma
 52nd Street
 Distribution
 Center                1994
 70th East
 Distribution
 Center                1994
 East 55th Street
 Distribution
 Center                1994
 Expressway
 Distribution
 Center                1993
 Henshaw
 Distribution
 Center                1994
Washington,
D.C./Baltimore
 Ardmore
 Distribution
 Center                1994
 Ardmore
 Industrial
 Center                1994
 Chantilly
 Distribution
 Center                1996
 Concorde
 Industrial
 Center                1995
 De Soto Business
 Park                  1996
 Eisenhower
 Industrial
 Center                1994
 Fleet
 Distribution
 Center                1996
 Hampton Central
 Distribution
 Center                1996
 Patapsco
 Distribution
 Center                1995
 Sunnyside
 Industrial
 Center                1994
 Other markets      1991, 1994, 1996

   Total Operat-
   ing Properties


                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                  ------------------------------------------------------------------------------------------------------------------
                                                                              GROSS AMOUNTS AT
                                                                               WHICH CARRIED
                                     INITIAL COSTS              COSTS        AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED --------------------------------                       DATE OF
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT            BUILDING &                ACCUMULATED CONSTRUCTION/
  DESCRIPTION     BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION     LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)   ACQUISITION
  -----------     ------ ------- -------- ------------ -------------- -------- ------------ ---------- --------------- -------------
LAND UNDER DE-
VELOPMENT
Atlanta, Georgia
 Atlanta North
 East
 Distribution
 Center                          $  1,287   $        -       $    334 $  1,621   $        - $    1,621       $       -      1995
Charlotte, North
Carolina
 Charlotte
 Distribution
 Center                               695            -            483    1,178            -      1,178               -   1995, 1996
Chicago,
Illinois
 O'Hare Cargo
 Distribution
 Center                             3,557            -          1,615    5,172            -      5,172               -      1996
 North Avenue
 Distribution
 Center                             1,675            -             99    1,774            -      1,774               -      1996
Cincinnati, Ohio
 Princeton
 Distribution
 Center                      (d)      816            -            204    1,020            -      1,020               -      1996
Dallas/Fort
Worth, Texas
 Dallas
 Corporate
 Center                               615            -            310      925            -        925               -      1995
 Great Southwest
 Industrial
 Center II                            836            -              7      843            -        843               -      1996
East Bay (San
Francisco),
California
 Patterson Pass
 Business Center                      590            -            409      999            -        999               -      1996
Houston, Texas
 West by
 Northwest
 Industrial
 Center                               744            -             89      833            -        833               -      1993
Indianapolis,
Indiana
 Ameriplex
 Distribution
 Center                               634            -             55      689            -        689               -      1996
Kansas City,
Kansas/Missouri
 Platte Valley
 Ind Ctr                              416            -             44      460            -        460               -      1994
Las Vegas,
Nevada
 Black Mountain
 Distribution
 Center                             1,108            -             70    1,178            -      1,178               -      1995
 Las Vegas
 Corporate
 Center                      (e)      893            -            411    1,304            -      1,304               -   1993, 1995
Nashville,
Tennessee
 Interchange
 City
 Distribution
 Center                               369            -            558      927            -        927               -      1995

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                  -------------------------------------------------------------

                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                     INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED  --------------------------------
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
     DESCRIPTION  BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
     -----------  ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
Orange County,
California
 Mid-Counties
 Distribution
 Center                          $  3,360   $        -       $ (2,809) $    551   $        - $      551       $       -
 Pacific Business
 Center                             3,017            -            183     3,200            -      3,200               -
 Foothill
 Business Center                    1,841            -             68     1,909            -      1,909               -
Orlando, Florida
 Orlando Central
 Park                                 613            -             78       691            -        691               -
Portland, Oregon
 PDX Corporate
 Center North                       1,464            -            346     1,810            -      1,810               -
 The Evergreen
 Park                               2,241            -            788     3,029            -      3,029               -
Rio Grande
Valley, Texas
 Valley
 Industrial
 Center                               230            -            102       332            -        332               -
Salt Lake City,
Utah
 Centennial Dist
 Center                             2,115            -             39     2,154            -      2,154               -
San Antonio,
Texas
 Tri-County
 Distribution
 Center                               496            -            119       615            -        615               -
Seattle,
Washington
 Van Doren's
 Distribution
 Center                      (e)    1,670            -            212     1,882            -      1,882               -
Tampa, Florida
 Sabal Park
 Distribution
 Center                               428            -             76       504            -        504               -
Washington,
DC/Baltimore
 Airport Commons
 Distribution
 Center                             2,320            -             37     2,357            -      2,357               -
 Chantilly
 Distribution
 Center                               592            -            677     1,269            -      1,269               -
 Hampton Central
 Distribution
 Center                               880            -            359     1,239            -      1,239               -
                                 --------   ----------       --------  --------   ---------- ----------       ---------
   Total Land
   Under
   Development                   $ 35,502            -       $  4,963  $ 40,465            - $   40,465               -
                                 --------   ----------       --------  --------   ---------- ----------       ---------
                        DATE OF
                  CONSTRUCTION/
     DESCRIPTION    ACQUISITION
     -----------  -------------
Orange County,
California
 Mid-Counties
 Distribution
 Center                1995
 Pacific Business
 Center                1995
 Foothill
 Business Center       1995
Orlando, Florida
 Orlando Central
 Park                  1996
Portland, Oregon
 PDX Corporate
 Center North          1996
 The Evergreen
 Park                  1996
Rio Grande
Valley, Texas
 Valley
 Industrial
 Center                1996
Salt Lake City,
Utah
 Centennial Dist
 Center                1996
San Antonio,
Texas
 Tri-County
 Distribution
 Center                1996
Seattle,
Washington
 Van Doren's
 Distribution
 Center                1994
Tampa, Florida
 Sabal Park
 Distribution
 Center                1995
Washington,
DC/Baltimore
 Airport Commons
 Distribution
 Center                1996
 Chantilly
 Distribution
 Center                1995
 Hampton Central
 Distribution
 Center                1994
   Total Land
   Under
   Development

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                   ------------------------------------------------------------

                                                                                GROSS AMOUNTS AT
                                                                                 WHICH CARRIED
                                      INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                  ---------------------    CAPITALIZED  --------------------------------
                   NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
     DESCRIPTION   BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
     -----------   ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
  LAND HELD FOR
  DEVELOPMENT
  -------------
Atlanta, Georgia
 Atlanta West
 Distribution
 Center                           $    750 $          -       $      1  $    751   $        - $      751       $       -
 Atlanta NE
 Distribution
 Center                                520            -            266       786            -        786               -
 Clark Howell
 Road
 Distribution
 Center                              1,679            -            126     1,805            -      1,805               -
 Riverside
 Distribution
 Center                              1,378            -            119     1,497            -      1,497               -
Austin, Texas
 Corridor Park
 Corporate Center                      585            -            727     1,312            -      1,312               -
 Southpark
 Corporate Center                      526            -             62       588            -        588               -
 Walnut Creek
 Corporate Center                    1,029            -             32     1,061            -      1,061               -
Charlotte, North
Carolina
 Charlotte
 Distribution
 Center                              1,599            -              -     1,599            -      1,599               -
Chicago, Illinois
 North Avenue
 Distribution
 Center                              1,524            -             73     1,597            -      1,597               -
 O'Hare Cargo
 Distribution
 Center                              2,216            -            655     2,871            -      2,871               -
Cincinnati, Ohio
 Sharonville
 Distribution
 Center                              1,780            -             35     1,815            -      1,815               -
 Princeton
 Distribution
 Center                                436            -             (1)      435            -        435               -
Columbus, Ohio
 Capital Park
 South
 Distribution
 Center                                909            -            320     1,229            -      1,229               -
 International
 Street Commerce
 Center                                555            -             27       582            -        582               -
Dallas/Fort
Worth, Texas
 Dallas Corporate
 Center                              1,534            -              -     1,534            -      1,534               -
 Freeport
 Distribution
 Center                                414            -              1       415            -        415               -
 GSW Distribution
 Center                              1,539            -              -     1,539            -      1,539               -
Denver, Colorado
 Upland
 Distribution
 Center I                            1,128            -             17     1,145            -      1,145               -
                            DATE OF
                      CONSTRUCTION/
     DESCRIPTION        ACQUISITION
     -----------   ---------------------
  LAND HELD FOR
  DEVELOPMENT
  -------------
Atlanta, Georgia
 Atlanta West
 Distribution
 Center                      1994
 Atlanta NE
 Distribution
 Center                      1995
 Clark Howell
 Road
 Distribution
 Center                      1996
 Riverside
 Distribution
 Center                      1996
Austin, Texas
 Corridor Park
 Corporate Center            1994
 Southpark
 Corporate Center            1996
 Walnut Creek
 Corporate Center         1994, 1996
Charlotte, North
Carolina
 Charlotte
 Distribution
 Center                   1995, 1996
Chicago, Illinois
 North Avenue
 Distribution
 Center                      1996
 O'Hare Cargo
 Distribution
 Center                      1996
Cincinnati, Ohio
 Sharonville
 Distribution
 Center                      1996
 Princeton
 Distribution
 Center                      1996
Columbus, Ohio
 Capital Park
 South
 Distribution
 Center                1994, 1995, 1996
 International
 Street Commerce
 Center                      1996
Dallas/Fort
Worth, Texas
 Dallas Corporate
 Center                      1995
 Freeport
 Distribution
 Center                      1996
 GSW Distribution
 Center                      1996
Denver, Colorado
 Upland
 Distribution
 Center I                    1994

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                   ------------------------------------------------------------

                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                      INITIAL COSTS              COSTS        AT CLOSE OF PERIOD
                                  ---------------------    CAPITALIZED --------------------------------
                   NO. OF  ENCUM-            BUILDING &     SUBSEQUENT            BUILDING &                ACCUMULATED
     DESCRIPTION   BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION     LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
     -----------   ------ ------- -------- ------------ -------------- -------- ------------ ---------- ---------------
East Bay (San
Francisco), Cali-
fornia
 Patterson Pass
 Business Center                  $    920   $        -       $    597 $  1,517   $        - $    1,517       $       -
El Paso, Texas
 Northwestern
 Corporate Center                    3,455            -          2,853    6,308            -      6,308               -
 Vista Corporate
 Center                                351            -            123      474            -        474               -
 Vista Del Sol
 Industrial
 Center                              2,923            -            191    3,114            -      3,114               -
Fort
Lauderdale/Miami,
Florida
 Port 95
 Distribution
 Center I                            8,419            -              -    8,419            -      8,419               -
Houston, Texas
 West by
 Northwest
 Industrial
 Center                              1,859            -            203    2,062            -      2,062               -
Indianapolis, In-
diana
 North by
 Northeast
 Distribution
 Center                                437            -             54      491            -        491               -
 Plainfield Park                     1,967            -            656    2,623            -      2,623               -
Las Vegas, Nevada
 Black Mountain
 Distribution
 Center                              2,845            -            117    2,962            -      2,962               -
 Las Vegas
 Corporate Center             (e)    2,772            -            248    3,020            -      3,020               -
Louisville, Ken-
tucky
 Riverport
 Distribution
 Center                                539            -             47      586            -        586               -
Los Angeles Ba-
sin, California
 Foothills
 Business Center                    11,350            -            174   11,524            -     11,524               -
Nashville, Ten-
nessee
 Nashville/l-24
 Distribution
 Center                                776            -             90      866            -        866               -
Orlando, Florida
 Orlando Central
 Park                                4,007            -             30    4,037            -      4,037               -
Phoenix, Arizona
 Kyrene Commons
 Distribution
 Center                              2,530            -             46    2,576            -      2,576               -
Portland, Oregon
 The Evergreen
 Park                                2,235            -              -    2,235            -      2,235               -
                         DATE OF
                   CONSTRUCTION/
     DESCRIPTION     ACQUISITION
     -----------   -------------
East Bay (San
Francisco), Cali-
fornia
 Patterson Pass
 Business Center        1996
El Paso, Texas
 Northwestern
 Corporate Center    1991, 1992
 Vista Corporate
 Center                 1993
 Vista Del Sol
 Industrial
 Center              1994, 1996
Fort
Lauderdale/Miami,
Florida
 Port 95
 Distribution
 Center I               1996
Houston, Texas
 West by
 Northwest
 Industrial
 Center                 1993
Indianapolis, In-
diana
 North by
 Northeast
 Distribution
 Center                 1994
 Plainfield Park        1996
Las Vegas, Nevada
 Black Mountain
 Distribution
 Center              1995, 1996
 Las Vegas
 Corporate Center       1995
Louisville, Ken-
tucky
 Riverport
 Distribution
 Center                 1996
Los Angeles Ba-
sin, California
 Foothills
 Business Center     1995, 1996
Nashville, Ten-
nessee
 Nashville/l-24
 Distribution
 Center                 1996
Orlando, Florida
 Orlando Central
 Park                   1996
Phoenix, Arizona
 Kyrene Commons
 Distribution
 Center              1992, 1996
Portland, Oregon
 The Evergreen
 Park                   1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                   ------------------------------------------------------------

                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                     INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED  --------------------------------
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
   DESCRIPTION    BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
   -----------    ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
Reno, Nevada
 Golden Valley
 Distribution
 Center                          $    609   $        -       $  1,601  $  2,210   $        - $    2,210       $       -
Rio Grande
Valley, Texas
 Rio Grande
 Industrial
 Center                               429            -             10       439            -        439               -
Salt Lake City,
Utah
 Salt Lake
 International
 Distribution
 Center                             1,804            -             16     1,820            -      1,820               -
 Centennial
 Distribution
 Center                             2,726            -             46     2,772            -      2,772               -
San Antonio,
Texas
 Coliseum
 Distribution
 Center                               651            -            326       977            -        977               -
 Perrin Creek
 Corporate Center                   2,637            -            153     2,790            -      2,790               -
 San Antonio
 Distribution
 Center III                         1,290            -             13     1,303            -      1,303               -
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                             1,899            -             40     1,939            -      1,939               -
Seattle,
Washington
 Van Doren's
 Distribution
 Center                      (e)    1,138            -            110     1,248            -      1,248               -
South Bay (San
Francisco),
California
 Mowry Business
 Center                             5,931            -            103     6,034            -      6,034               -
Tampa, Florida
 Sabal Park
 Distribution
 Center                             1,694            -             95     1,789            -      1,789               -
 Tampa East
 Distribution
 Center                             3,528            -              7     3,535            -      3,535               -
Washington,
DC/Baltimore
 Hampton Central
 Distribution
 Center                             1,298            -             (2)    1,296            -      1,296               -
 Meadowridge
 Distribution
 Center                             5,617            -            172     5,789            -      5,789               -
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
   Total Land
   Held for
   Development                   $ 98,737            -       $ 10,579  $109,316            - $  109,316               -
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
Grand Total                      $486,813   $1,406,914       $530,738  $506,209   $1,918,256 $2,424,465       $(109,147)
                     ===         ========   ==========       ========  ========   ========== ==========       =========
                        DATE OF
                  CONSTRUCTION/
   DESCRIPTION      ACQUISITION
   -----------    -------------
Reno, Nevada
 Golden Valley
 Distribution
 Center                 1995
Rio Grande
Valley, Texas
 Rio Grande
 Industrial
 Center                 1995
Salt Lake City,
Utah
 Salt Lake
 International
 Distribution
 Center              1994, 1995
 Centennial
 Distribution
 Center                 1996
San Antonio,
Texas
 Coliseum
 Distribution
 Center                 1994
 Perrin Creek
 Corporate Center       1996
 San Antonio
 Distribution
 Center III             1996
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                 1995
Seattle,
Washington
 Van Doren's
 Distribution
 Center                 1994
South Bay (San
Francisco),
California
 Mowry Business
 Center                 1996
Tampa, Florida
 Sabal Park
 Distribution
 Center                 1995
 Tampa East
 Distribution
 Center                 1994
Washington,
DC/Baltimore
 Hampton Central
 Distribution
 Center                 1994
 Meadowridge
 Distribution
 Center                 1996
   Total Land
   Held for
   Development
Grand Total

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

--------
(a) Reconciliation of total cost to balance sheet caption at December 31, 1996 (in thousands):

      total per schedule III            $2,424,465
      construction in process               77,506
      capitalized preacquisition costs       6,776
                                        ----------
          Total real estate             $2,508,747(g)
                                        ==========

(b) The aggregate cost for Federal income tax purposes was approximately $2,340,922,000.

(c) Buildings are depreciated over their estimated useful lives (30 years for acquisitions, 40 years for developments).

(d) $165,049,812 of these properties are pledged as collateral for $91,756,998 in mortgage notes payable.

(e) $219,627,378 of these properties are subject to lien under $12,170,468 of net assessment bonds payable.

(f) $68,139,988 of these properties are pledged as collateral for $27,685,408 and $8,339,169 in first and second priority mortgage notes, respectively.

(g) A summary of activity for real estate and accumulated depreciation is as follows:

                                                            -------------
                                                                DECEMBER 31,
                                                                        1996
                                                              (IN THOUSANDS)
                                                              --------------
      Real Estate
        Balance at beginning of year                              $1,827,670
        Additions:
          Acquisitions/Completions                                   649,049
          Improvements                                                43,568
        Cost of real estate sold                                      (7,863)
        Change in construction in process                             (3,452)
        Change in capitalized preacquisition costs                      (225)
                                                                  ----------
        Balance at end of year                                    $2,508,747
                                                                  ==========
      Accumulated Depreciation
        Balance at beginning of year                              $   56,406
        Depreciation expense                                          52,919
        Accumulated depreciation associated with real estate
         sold                                                           (178)
                                                                  ----------
        Balance at end of year                                    $  109,147
                                                                  ==========

                          SECURITY CAPITAL U.S. REALTY

                                AUDITORS' REPORT

To the Shareholders of
SECURITY CAPITAL U.S. REALTY
Luxembourg

We have audited the consolidated financial statements, which consist of the consolidated statement of net assets, the consolidated statement of operations, the consolidated statement of changes in net assets, the consolidated statement of cash flows, the consolidated statement of changes in shares outstanding, the consolidated financial highlights for the year, the consolidated schedules of investments and the notes to the consolidated financial statements of Security Capital U.S. Realty (the "Company") as of and for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Board of Directors of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing (which are substantially consistent with US generally accepted auditing standards). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors of the Company in preparing the consolidated financial statements, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the attached consolidated financial statements described above give, in conformity with the legal requirements and United States generally accepted accounting principles, a true and fair view of the financial position of the Company at December 31, 1996 and of the results of its operations and changes in its net assets for the year then ended.

Supplementary information included in this annual financial report has been reviewed in the context of our mandate but has not been subject to specific audit procedures carried out in accordance with the standards described above. Consequently, we express no opinion on such information. We have no observation to make concerning such information in the context of the consolidated financial statements taken as a whole.

Price Waterhouse                      Jean-Robert Lentz
                                      Reviseur d'enterprises

Luxembourg, February 28, 1997

                          SECURITY CAPITAL U.S. REALTY

                      CONSOLIDATED STATEMENT OF NET ASSETS

                              AT DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

ASSETS
STRATEGIC INVESTMENTS:
 CarrAmerica, at market/fair value (cost $428,416)            554,573
 Pacific Retail, at fair value (cost $210,315)                209,091
 Regency, at market value (cost $67,098)                       98,986
 Storage USA, at market value (cost $271,883)                 321,745
SPECIAL OPPORTUNITY INVESTMENTS:
 Publicly traded positions, at market value (cost $178,008)   223,745
 Security Capital, at fair value (cost $22,500)                22,500
                                                            ---------
                                                            1,430,640
                                                            ---------
Cash and cash equivalents                                      54,957
Accounts receivable and prepayments                             8,294
Interest receivable from affiliate                                366
                                                            ---------
TOTAL ASSETS                                                 1,494,257
                                                            ---------
LIABILITIES
Accounts payable and accrued expenses                           2,651
Operating advisor fee payable                                   2,614
Taxes payable                                                     393
Line of credit                                                169,500
                                                            ---------
TOTAL LIABILITIES                                              175,158
                                                            ---------
TOTAL NET ASSETS (SHAREHOLDERS' EQUITY)                      1,319,099
                                                            =========
NET ASSETS ARE COMPRISED OF:
 Paid in capital                                            1,050,184
 Undistributed net investment income                           13,015
 Undistributed realised gain                                    3,480
 Unrealised appreciation on investments                       252,420
                                                            ---------
                                                             1,319,099
                                                            =========
Represented by 96,492,710 shares outstanding
NET ASSET VALUE PER SHARE                                        13.67


   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

   CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

INVESTMENT INCOME

Dividends from strategic investments:
 CarrAmerica (net of withholding tax of $2,015)                        11,552
 Pacific Retail (net of withholding tax of $1,359)                      8,123
 Regency Realty (net of withholding tax of $115)                          658
 Storage USA (net of withholding tax of $1,292)                         7,408
                                                                    ---------
                                                                       27,741
Dividends from publicly-traded investments (net of withholding tax
 of $770)                                                               4,422
                                                                    ---------
                                                                       32,163
Interest and other income                                               2,673
                                                                    ---------
TOTAL INVESTMENT INCOME                                                34,836
                                                                    ---------
EXPENSES
Operating advisor fees                                                  8,041
Custodian fees                                                            318
Professional expenses                                                     431
Offering expenses                                                         592
Directors fees                                                             57
Administrative expenses                                                   845
Amortisation of formation expenses                                      1,654
Formation expenses                                                        172
Line of credit arrangement fees                                         2,991
Taxes                                                                     628
Interest on line of credit                                              6,168
                                                                    ---------
TOTAL EXPENSES                                                         21,897
NET INVESTMENT INCOME                                                  12,939
Realised gains on publicly-traded investments                           3,480
Increase in appreciation on investments                               252,294
                                                                    ---------
Increase in net assets resulting from operations                      268,713
                                                                    =========



   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

   CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

OPERATING ACTIVITIES:
 Net Income                                                         268,713
 Adjustments to reconcile net income to net cash provided by op-
  erating activities:
  Movement in unrealised gain                                      (252,294)
  Amortisation of formation expenses                                  1,654
  Changes in operating assets and liabilities:
   Accounts receivable and prepayments                               (8,289)
   Interest receivable from affiliate                                  (366)
   Accounts payable and accrued expenses                              2,426
   Operating advisor fees payable                                     2,594
   Other liabilities                                                    386
                                                                 ----------
Net cash provided by operating activities                            14,824
                                                                 ----------
INVESTING ACTIVITIES:
 Investments in Strategic Positions:
  CarrAmerica                                                      (428,416)
  Pacific Retail                                                   (157,255)
  Regency                                                           (67,098)
  Storage USA                                                      (271,883)
 Investments in Publicly-traded Positions                          (176,413)
 Investments in Security Capital                                    (22,500)
                                                                 ----------
Net cash used in investing activities                            (1,123,565)
                                                                 ----------
FINANCING ACTIVITIES:
 Proceeds from public and private offerings                         987,238
 Proceeds from line of credit                                       376,500
 Repayment of line of credit                                       (207,000)
                                                                 ----------
Net cash provided by financing activities                         1,156,738
                                                                 ----------
Net increase in cash and cash equivalents                            47,997
Cash and cash equivalents, beginning of the year                      6,960
                                                                 ----------
Cash and cash equivalents, end of the year                           54,957
                                                                 ==========


   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

                CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
              FOR THE YEAR/PERIOD ENDED DECEMBER 31, 1996 AND 1995

              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                             ----------
                                                        1996       1995
                                                  ---------  ---------
Net investment income                                12,939         76
Realised gains on publicly-traded investments         3,480          0
Increase in appreciation on investments             252,294        126
                                                  ---------  ---------
Increase in net assets resulting from operations    268,713        202
Paid-in subscriptions                               987,238     62,946
                                                  ---------  ---------
Increase in net assets during the year/period     1,255,951     63,148
Net assets at the beginning of the year/period       63,148          0
                                                  ---------  ---------
Net assets at the end of the year/period          1,319,099     63,148
                                                  =========  =========
Net Asset Value per share on December 31, 1996        13.67      10.03

            CONSOLIDATED STATEMENT OF CHANGES IN SHARES OUTSTANDING
              FOR THE YEAR/PERIOD ENDED DECEMBER 31, 1996 AND 1995

                                       NUMBER OF SHARES
                                     ---------------------
                                           1996       1995
                                     ---------- ---------
At the beginning of the year/period   6,294,573         0
Issued during the year/period        90,198,137 6,294,573
                                     ---------- ---------
At the end of the year/period        96,492,710 6,294,573
                                     ========== =========

                   CONSOLIDATED FINANCIAL HIGHLIGHTS FOR THE
                  YEAR/PERIOD ENDED DECEMBER 31, 1996 AND 1995
                                (EXPRESSED IN $)

                                                                1996       1995
                                                          ---------  ---------
Per share data:
Net asset value beginning of the year/period                  10.03       0.00
Paid-in capital                                                0.00      10.00
Net investment income                                          0.12       0.01
Net change in unrealised appreciation and realised gains
 on investments in year/period                                 3.52       0.02
                                                          ---------  ---------
Net asset value at the end of the year/period                 13.67      10.03
                                                          =========  =========


   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

          CONSOLIDATED SCHEDULE OF INVESTMENTS IN STRATEGIC POSITIONS

                              AT DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

                 -----------------------------------------------------------------------------------
                                              NUMBER OF               MARKET/FAIR         PERCENTAGE
STRATEGIC INVESTEES       SECURITY TYPE     SHARES HELD        COST         VALUE      OF NET ASSETS
-------------------   ------------------- --------------  ----------- -----------      -------------
CarrAmerica                  Common Stock      18,515,307     415,416     541,573              41.1%
CarrAmerica               Preferred Stock        520,000       13,000      13,000               0.9%
Pacific Retail               Common Stock     20,909,091      210,315     209,091              15.9%
Regency                      Common Stock      3,770,900       67,098      98,986               7.5%
Storage USA                  Common Stock      8,551,354      271,883     321,745              24.4%
TOTAL INVESTMENTS IN STRATEGIC POSITIONS AT MARKET VALUE (FOR
PUBLICLY-
                                                                       ---------
TRADED COMPANIES) AND ESTIMATED FAIR VALUE (FOR UNTRADED COM-
PANIES)                                                                 1,184,395
                                                                       ---------

     CONSOLIDATED SCHEDULE OF INVESTMENTS IN SPECIAL OPPORTUNITY POSITIONS

                              AT DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

                                          ------------------------------------
                                    NUMBER OF        MARKET/FAIR    PERCENTAGE
PROPERTY TYPE                     SHARES HELD   COST       VALUE OF NET ASSETS
-------------                     ----------- ------ ----------- -------------
Companies in which USREALTY owns
 a 5% or greater interest:
NONE
Companies in which USREALTY owns
 less than 5% interest:
Multifamily                         2,386,900 49,749      59,935          4.5%
Office/Industrial                   2,690,900 65,472      87,946          6.7%
Retail                              3,215,800 62,787      75,864          5.8%
                                                      ---------
Total investments in publicly-
 traded companies at market
 value:                                                  223,745
Investment in Security Capital                22,500      22,500          1.7%
TOTAL INVESTMENTS IN SPECIAL OPPORTUNITY POSITIONS
AT MARKET VALUE (FOR PUBLICLY-
                                                      ---------
TRADED COMPANIES) AND ESTIMATED FAIR VALUE (FOR
UNTRADED COMPANIES):                                     246,245
                                                      ---------

A detailed schedule of portfolio changes for the year ended December 31, 1996 is available free of charge upon request at the registered office.



   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                              AT DECEMBER 31, 1996

NOTE 1--ORGANISATION

Security Capital U.S. Realty (the "Company") is a Luxembourg real estate corporation organised as a "Societe d'Investissement a Capital Variable" ("SICAV"), an investment company with variable capital. The Company was formed on July 7, 1995 for the purpose of owning and operating United States of America real estate primarily through companies in which it has a strategic ownership position. The Company owns its assets through its wholly owned Luxembourg subsidiary, Security Capital Holdings S.A. ("HOLDINGS"). All accounts of HOLDINGS have been consolidated with the Company and all significant intercompany transactions have been eliminated upon consolidation. References herein to USREALTY are to the consolidated entity consisting of Security Capital U.S. Realty and Security Capital Holdings S.A., unless noted otherwise.

The Company expects to request shareholder approval in the first half of 1997 to convert to a Societe d'Investissement a Capital Fixe, an investment company with fixed capital, which should not materially alter the Company's operations or prospects.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States and with Luxembourg regulatory requirements.

A. Market Value/Fair Value Basis of Presentation:
USREALTY accounts for its investments at market value or estimated fair value (depending on whether the investment is publicly traded or not) as management believes market/fair value more accurately reflects USREALTY's financial position and results of operations as a real estate business. Thus, USREALTY's investments in publicly traded companies are valued at market determined by using closing market prices as of the balance sheet date. Investments in private companies are valued at fair value generally determined at cost, or an appropriate lower value if the investment is not progressing as envisioned. If substantial additional capital is raised by the investee from independent third parties in a private placement, then USREALTY values its investment at the price at which that capital was raised when a substantial percentage of the new subscriptions have been funded. Untraded convertible securities are carried at their principal amount until convertible at an ascertainable value. The CarrAmerica convertible preferred each are convertible into one share of CarrAmerica common stock beginning April 1997, at which time they will be reflected at their conversion value.

Under market/fair value accounting, unrealised gains or losses are determined by comparing market/fair value of the securities held to the cost of such securities. Unrealised gains or losses relating to changes in market/fair value of USREALTY's investments are reported as a component of net earnings. Deferred income taxes, if any, are recorded at the applicable statutory rate as the estimate of taxes payable as if such gains were realised. Under current tax laws, and in light of USREALTY's operating methods and plans, USREALTY's investment gains generally are not subject to income taxes.

USREALTY's investments are generally long-term and USREALTY does not intend to sell securities simply to realise gain thereon (other than in the case of selected special opportunity investments).

At December 31, 1996, 17.1% of USREALTY's investments were private or untraded securities valued at their fair value as determined by the Board of Directors, using the methodology described above. This value may differ from the value that would have been used had a trading market for these shares existed. The valuation of assets assumes that any assets disposed of would be sold in an orderly process; any forced sale of assets under short-term pressures, which is not foreseen, could adversely affect realisable values.

B. Accounting for Investments and Income
All purchases and sales of publicly traded securities are recorded as of the trade date (being the date that USREALTY's broker actually executes an order to buy or sell). Purchases and sales of unlisted securities are recorded as of the date the actual purchase or sale is completed. Dividend income is recorded on the ex-dividend date for each dividend declared by an issuer. Dividends received are presented net of withholding taxes, which totalled $5.6 million during the twelve months ended December 31, 1996. The withholding tax is stated net of

                          SECURITY CAPITAL U.S. REALTY
estimated refunds of $56,573. HOLDINGS is entitled to the refunds as the withholding tax is not levied on the portion of dividends which is a return of capital. Interest income (including interest on convertible subordinated debentures issued by Security Capital Group Incorporated ("Security Capital")) is recorded on the accrual basis. Interest received is also stated net of withholding taxes, of which there were none in 1996. Realised gains and losses on sales of shares are determined on the average cost method.

C. Cash and Cash Equivalents
USREALTY considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

NOTE 3--INVESTMENTS

USREALTY will aim to have 65% to 85% of its assets deployed in strategic ownership positions ("Strategic Investments"), and 10% to 35% invested in special opportunity ownership positions, including up to 10% in securities of Security Capital.

A. Strategic Investments
Strategic investments represent significant (minimum of 25% to a general maximum of 49% of each issuer's fully diluted common stock outstanding) equity ownership positions in public companies, or in private companies that will be positioned to be taken public. With private companies which USREALTY sponsors, it will frequently own substantially more than 50% of the voting shares until such companies become publicly traded, at which time USREALTY's ownership will begin to be diluted until it reaches 35% to 45% ownership levels. USREALTY will be the largest shareholder of its strategic investees, have representation on their Boards of Directors, and influence their operations and strategy. Strategic investees are characterised by the perceived potential for a superior market niche and the ultimate potential for market preeminence with a focused strategy and product.

B. Special Opportunity Investments
(i) PUBLICLY-TRADED INVESTMENTS

"Publicly-Traded Investments" consist of ownership positions of less than 10% of the fully diluted stock in publicly-traded United States real estate investment trusts ("US REITS") and real estate companies. Publicly-traded investments have and will take the form of either direct investments in, or public market purchases of, shares of companies that USREALTY believes possess the requisite fundamentals to generate strong cash flow growth and/or value appreciation.

At December 31, 1996, USREALTY had $223.7 million (market value) of publicly-traded investments in thirteen companies. From time to time, when deemed appropriate, USREALTY may seek to increase a publicly-traded investment to a strategic investment.

(ii) INVESTMENT IN SECURITY CAPITAL GROUP INCORPORATED.

USREALTY has a Special Opportunity Investment in securities of Security Capital which, through wholly owned subsidiaries, owned approximately 39.4% of USREALTY's total subscribed shares at December 31, 1996 (and may from time to time purchase further shares on the open market and in new USREALTY offerings) and is the sole shareholder of USREALTY's Operating Advisor. The purpose of this investment is to provide USREALTY with the benefit of exposure to specific niches within the apartment and industrial real estate sectors, as well as the diversification benefits of fee income through Security Capital's real estate services and advisory activities. USREALTY intends to invest up to 10% of its assets in securities of Security Capital. USREALTY's investments in such securities will primarily be made in general offerings by Security Capital, on the same terms and conditions as all other investors in such offerings. To a lesser extent, USREALTY may negotiate purchases from independent third parties on an arm's-length basis. When and if Security Capital becomes traded on a recognised securities market, USREALTY may purchase Security Capital securities from third parties in open-market transactions. At December 31, 1996, USREALTY had funded $22.5 million (representing 10,724.5 common shares and $11.25 million principal amount of 6.5% convertible subordinated debentures due 2016) out of a total commitment of $110 million. The remaining commitment is expected to be funded in the first half of 1997.

                          SECURITY CAPITAL U.S. REALTY

NOTE 4--ACCOUNTS RECEIVABLE AND PREPAYMENTS

A. Deferred Costs
The Company expensed formation costs of $1,654,000 in 1996, which should have been amortized over the useful life of 5 years under US GAAP. Additionally, the Company expensed line of credit fees of $3.7 million in 1996 related to costs incurred in connection with arranging USREALTY's $300 million line of credit while US GAAP would require such costs to be amortized over the term of the line of credit of 3 years. These departures from US GAAP in these financial statements are not considered material given that the total effect is approximately 1% of "Increase in net assets resulting from operations".

B. Accounts Receivable
The amounts included within accounts receivable and prepayments are as follows:

                                                ---------------------
                                                    DECEMBER 31,
                                                ---------------------
                                                      1996       1995
                                                ---------  ---------
                                                  (IN THOUSANDS $)
      Dividends                                     8,236
      Debenture Interest from Security Capital        366
      Formation Expenses                                -      1,654
      Refund of withholding tax                        56
      Other                                             2          6
                                                ---------  ---------
                                                    8,660      1,660
                                                =========  =========

NOTE 5--ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                ---------------------
                                                    DECEMBER 31,
                                                ---------------------
                                                      1996       1995
                                                ---------  ---------
                                                  (IN THOUSANDS $)
      Offering expenses                             1,090
      Interest Payable                                646          -
      Amount payable to Security Capital              217
      Custodian Fees                                  127
      Other                                           571        224
                                                ---------  ---------
                                                    2,651        224
                                                =========  =========

The offering expenses accruals are covered by the commission received during the November 1996 offering.

NOTE 6--ADVISORY AGREEMENT AND OPERATING EXPENSES

USREALTY has an advisory agreement with Security Capital (EU) Management S.A. (the "Operating Advisor"), a wholly-owned subsidiary of Security Capital. This agreement requires the Operating Advisor to provide USREALTY with advice with respect to the investment of assets of USREALTY. The Operating Advisor has agreed to identify tangible investment opportunities in U.S. real estate companies and evaluate such companies' competitive positions, management expertise, strategic direction, financial strength and their prospects for long-term sustainable per share cash flow growth. The Operating Advisor will also advise USREALTY on obtaining board and committee representation and management rights. The agreement is for a two-year term expiring July 1997. The agreement automatically renews for successive two-year periods unless either party gives notice they will not renew. The Operating Advisor subcontracts for certain services through its wholly-owned affiliate, Security Capital (UK) Management Limited (based in London), and another Security Capital subsidiary, Security Capital Investment Research Incorporated (based in Chicago). The Operating Advisor is entitled to a management fee, payable quarterly, at an annual rate of 1.25% of gross invested assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents. The amounts accrued at December 31, 1996 represent two months' fees. USREALTY pays its own third-party operating and administrative expenses and transaction costs, provided that the Operating Advisor's fee will be reduced to the extent that third-party operating and administrative expenses (but not transaction costs) exceed 0.25% of assets, excluding Security Capital securities, per annum. Such third-party operating and administrative costs were 0.19% per annum in 1996.

                          SECURITY CAPITAL U.S. REALTY

USREALTY pays to the Custodian, Paying Agent, Domiciliary and Corporate Agent as well as the Registrar and Transfer Agent, a fee in accordance with usual practice in Luxembourg. Such fees are payable quarterly and are based on USREALTY's gross assets.

NOTE 7--TAXATION

The Company, as separate from HOLDINGS, is not liable for any Luxembourg tax on income. The Company is liable in Luxembourg for a capital tax of 0.06% per annum of its net asset value. Cash dividends and interest received by the Company or HOLDINGS on their investments may be subject to non-recoverable withholding or other taxes in the countries of origin. U.S. withholding tax rates of 15% were in effect for 1996. These are proposed to be increased to 30% based on a new tax treaty; however, the proposed increase is the subject of U.S. Senate committee review, and may not go into effect. If approved, the increase would probably become effective January 1, 1999. Management does not believe such an increase would materially adversely affect growth in net asset value per share.

HOLDINGS, an ordinary corporate taxpayer under Luxembourg law, owns substantially all of the consolidated group's interests in US REITs. Corporations which are resident Luxembourg taxpayers are taxed on their worldwide net income, determined on the basis of gross income less cost incurred. Certain items of income and capital gains are excluded from the calculation of income received for tax purposes, including income and capital gains from certain investments which meet certain holding period (generally one calendar year) and size requirements. HOLDINGS attempts to operate so as to have the highest possible percentage of its investments qualify for the exclusion. Interest accrued on advances from the Company to HOLDINGS are deducted in determining HOLDINGS's taxable income.

Income paid from HOLDINGS to the Company is subject to various levels of tax. Gross cash (but not accrued) interest payments from HOLDINGS to the Company, which were $5,029,787 during the twelve months ended December 31, 1996, are subject to withholding tax at a rate of 3.75% (which totalled $188,617 for the twelve months to December 31, 1996). No dividends were paid.

                       ---------------------
                           DECEMBER 31,
                       ---------------------
                             1996       1995
                       ---------  ---------
                         (IN THOUSANDS $)
      Capital Tax            439          -
      Withholding Tax        189          7
                       ---------  ---------
                             628          7
                       =========  =========

NOTE 8--LINE OF CREDIT

The Company's wholly owned subsidiary, HOLDINGS, has a $400 million revolving line of credit from a syndicate of European and international banks. The earliest date on which this line of credit will expire is June 1999, subject to annual extension with the consent of the lenders, but HOLDINGS has the right to convert the then outstanding borrowings into a two-year term loan on that date, with semi-annual amortisation payments to be made over the two-year period, which effectively extends the final loan payment to June 2001. Borrowings bear interest at the greater of United States prime or the federal funds rate plus 0.5% or, at HOLDINGS' option, LIBOR plus 1.75%. Additionally, there is a commitment fee of 0.25% to 0.375% on the average undrawn balance of the line of credit.

The amount of $2.99 million was paid to the syndicate of European and international banks as arrangement and upfront fees as well as to cover the costs of syndication.

The line of credit is secured by substantially all the assets of USREALTY. HOLDINGS has pledged all securities owned by it as collateral for the line, and the Company has guaranteed the line and pledged its shares in HOLDINGS as collateral.

                          SECURITY CAPITAL U.S. REALTY

In February 1997, HOLDINGS received preliminary agreement from the lead lending bank to increase the line of credit to $500 million and reduce the interest rate to 1.50% over LIBOR, subject to certain conditions and approvals.

Average daily borrowings during the twelve months ended December 31, 1996 were $84.9 million, at a weighted average interest rate of 7.18% per annum.

The line of credit requires USREALTY to continue to meet certain financial covenants. At December 31, 1996, USREALTY was in compliance with all covenants.

NOTE 9--SHAREHOLDERS' EQUITY

During the twelve months ended December 31, 1996, $987.3 million of equity capital subscriptions were called by the Company and funded by investors. This equity was partly raised through the completion of the funding of subscriptions under the Company's initial $509.5 million private offering.

The equity was also raised through the June 1996 international public offering where the Company accepted subscriptions for 22,244,420 shares: 13,112,000 shares through an underwritten public offering and 9,132,420 shares directly to its principal shareholder, Security Capital. The Company contracted to receive net proceeds per share of $10.95, equal to the net asset value per share on June 26, 1996, the day the offering was priced. The transaction was closed on July 2, 1996.

Additional equity was also raised through the November private offering where the Company sold 24,115,805 shares. The Company contracted to receive net proceeds per share of $12.32, equal to the net asset value per share on November 15, 1996, the day the offering was priced. The transaction closed on December 19, 1996.

                          SECURITY CAPITAL U.S. REALTY

                                AUDITOR'S REPORT

To the Shareholders of
SECURITY CAPITAL U.S. REALTY
Luxembourg

We have audited the financial statements, which consist of the statement of net assets, the statement of operations, the statement of changes in net assets and the schedule of investments and the notes to the financial statements of Security Capital U.S. Realty ("USREALTY") for the period ended December 31, 1995. These financial statements are the responsibility of the Board of Directors of USREALTY. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing (which are substantially consistent with US generally accepted auditing standards). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors of USREALTY in preparing the financial statements, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the attached financial statements described above give, in conformity with the legal requirements and United States generally accepted accounting principles, a true and fair view of the financial position of USREALTY at December 31, 1995 and the results of its operations and changes in its net assets for the period then ended.

Supplementary information included in the annual report has been reviewed in the context of our mandate but has not been subject to specific audit procedures carried out in accordance with the standards described above. Consequently, we express no opinion on such information. We have no observation to make concerning such information in the context of the financial statements taken as a whole.

Jean-Robert Lentz                       Price Waterhouse S.A.
Reviseur d'enterprises                  Reviseur d'entreprises

Luxembourg, March 4, 1996

                          SECURITY CAPITAL U.S. REALTY

                  STATEMENT OF NET ASSETS AT DECEMBER 31, 1995
                               (EXPRESSED IN USD)

                                                                     ----------
                              ASSETS                                        USD
                              ------                                 ----------
Investment in Pacific Retail Trust, at fair value (cost 53,059,324)  53,000,000
Investment in Special Opportunity Investment, at market value (cost
 1,594,652)                                                           1,779,688
Cash and cash equivalents                                             6,960,120
Formation expenses                                                    1,654,407
Other assets, net                                                         5,627
                                                                     ----------
TOTAL ASSETS                                                         63,399,842
                                                                     ----------
                            LIABILITIES
                            -----------
Accounts payable and accrued expenses                                   224,203
Management fee payable                                                   20,925
Income taxes payable                                                      6,680
                                                                     ----------
TOTAL LIABILITIES                                                       251,808
                                                                     ----------
TOTAL NET ASSETS (SHAREHOLDERS' EQUITY)                              63,148,034
                                                                     ==========
Net assets are comprised of:
  Paid in capital                                                    62,945,730
  Undistributed net investment income                                    76,592
  Unrealized appreciation on investments                                125,712
                                                                     ----------
                                                                     63,148,034
                                                                     ----------
Represented by 6,294,573 shares outstanding
Net asset value per share                                       USD       10.03



   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

  STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCORPORATION (JULY 7, 1995) TO
                               DECEMBER 31, 1995
                               (EXPRESSED IN USD)

                                                                       ---
                                                                       USD
                                                                ---------
INCOME
Dividends from strategic investments:
  Pacific Retail Trust (net of withholding tax of USD 89,040)     504,560
Interest:
  Interest income, other                                           83,682
                                                                ---------
TOTAL INCOME                                                      588,242
                                                                ---------
EXPENSES
Management fees                                                    99,374
Custodian fees                                                      7,494
Administrative expenses                                             7,494
Printing and professional expenses                                 27,516
Directors fees                                                     16,159
Amortization of formation expenses                                147,125
Interest expense on line of credit from Security Capital Group    162,628
Subscription tax                                                    9,471
Other fees                                                         34,389
                                                                ---------
TOTAL EXPENSES                                                    511,650
                                                                =========
Net investment income                                              76,592
                                                                ---------
Increase in appreciation on investments                           125,712
                                                                ---------
Increase in net assets resulting from operations                  202,304
                                                                =========
Per share data
Earnings per share                                                   0.03
Weighted average shares outstanding                             6,294,573


   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

             STATEMENT OF CHANGES IN NET ASSETS FOR THE PERIOD FROM
               INCORPORATION (JULY 7, 1995) TO DECEMBER 31, 1995
                               (EXPRESSED IN USD)

                                                  ----------
                                                         USD
                                                  ----------
Net investment income                                 76,592
Increase in appreciation on investments              125,712
                                                  ----------
Increase in net assets resulting from operations     202,304
                                                  ----------
Paid-in subscriptions                             62,945,730
                                                  ----------
Total increase in net assets                      63,148,034
                                                  ----------
Net assets at the beginning of the period                  0
Net assets at the end of the period               63,148,034
                                                  ==========
Net asset value at the end of the period               10.03
                                                  ==========

         STATEMENT OF CHANGES IN SHARES OUTSTANDING FOR THE PERIOD FROM
               INCORPORATION (JULY 7, 1995) TO DECEMBER 31, 1995

Number of shares at the beginning of the period            0
Number of shares purchased                         6,294,573
                                                  ----------
Number of shares at the end of the period          6,294,573
                                                  ==========


   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY


     FINANCIAL HIGHLIGHTS FOR THE PERIOD FROM INCORPORATION (JULY 7, 1995)
                              TO DECEMBER 31, 1995
                               (EXPRESSED IN USD)

Selected per share data
  Net asset value at the beginning of the period  0.00
Initial subscription                             10.00
Net investment income                             0.01
Net gain on securities                            0.02
                                                 -----
Total from investment operations                  0.03
                                                 -----
Net asset value at the end of the period         10.03
                                                 =====

                          SECURITY CAPITAL U.S. REALTY

SCHEDULE OF STRATEGIC INVESTMENTS IN REAL ESTATE COMPANIES AT DECEMBER 31, 1995

--------------------------------------------------------------------------------

                    NUMBER OF                                         PERCENTAGE OF
SECURITY         SHARES/UNITS             COST       FAIR VALUE          NET ASSETS
--------         ------------             ----       ----------       -------------
                                                      (SEE NOTE
                                                             2)
PACIFIC           5,300,000         53,059,324       53,000,000           83.93%
RETAIL TRUST

Total strategic investments in real estate companies: USD 53,000,000

        SCHEDULE OF SPECIAL OPPORTUNITY INVESTMENTS AT DECEMBER 31, 1995

--------------------------------------------------------------------------------

                   NUMBER OF                              PERCENTAGE OF
PROPERTY TYPE   SHARES/UNITS        COST   MARKET VALUE      NET ASSETS
-------------   ------------        ----   ------------   -------------
Companies in which USREALTY owns a 5% or Greater Interest:
NONE

Companies in which USREALTY owns less than 5% (Grouped by Property Type):

Office            167,500      1,594,652    1,779,688         2.82%
Total special opportunity
 investments:USD                            1,779,688

USREALTY will provide the December 31, 1995 list of its investments to Shareholders, free of charge upon request.



   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

             NOTES TO THE FINANCIAL STATEMENTS AT DECEMBER 31, 1995

NOTE 1--ORGANIZATION

Security Capital U.S. Realty ("USREALTY") is a Luxembourg real estate corporation organized as a "Societed'investissement a Capital Variable" (SICAV). USREALTY was formed on July 7, 1995 for the purpose of owning United States of America real estate primarily through companies in which it has a strategic ownership position. USREALTY owns its assets through its wholly-owned Luxembourg subsidiary, Security Capital Holdings S.A. ("HOLDINGS"). All accounts of HOLDINGS have been consolidated with US REALTY and all significant intercompany transactions have been eliminated upon consolidation. References herein to USREALTY are to the consolidated entity unless noted otherwise.

As of December 31, 1995, $509.50 million of equity capital subscriptions were received, of which $62.95 million have been called and funded, with the balance of $446.55 million available for future investments. The Board of Directors may call these subscriptions at its discretion.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

A. Fair Value Basis of Presentation:
USREALTY accounts for its investments at fair value as management believes fair value more accurately reflects USREALTY's financial position and results of operations as a real estate business. Thus USREALTY's investments in publicly traded companies are valued at market determined by using closing market prices as of the balance sheet date. Investments in private companies are valued at fair value generally determined as cost, or an appropriate lower value if the investment is not progressing as envisioned. If substantial additional capital is raised by the investee from independent third parties in a private placement, then USREALTY values its investment at the price at which that capital was raised.

Under fair value accounting, unrealized gains (or losses) are determined by comparing fair value of the securities held to the cost of such securities. Unrealized gains or losses relating to changes in fair value of USREALTY's investments are reported as a component of net earnings. Deferred income taxes, if any, are recorded at the applicable statutory rate as the estimate of taxes payable as if such gains were realized. Under current tax laws, USREALTY investment gains generally are not subject to income taxes.

USREALTY's investments are generally long-term and it does not intend to sell securities simply to realize gain thereon (other than in the case of special opportunity investments).

At December 31, 1995, 96.75% of USREALTY's investments were private securities valued at their fair value as determined by the Board of Directors, using the methodology described above. This value may differ from the value that would have been used had a trading market for these shares existed. The valuation of assets assumes that any assets disposed of would be sold in an orderly process; any forced sale of assets under short-term pressures, which is not foreseen, could adversely affect realizable values.

B. Accounting for Investments and Income:
All purchases and sales of publicly-traded securities are recorded as of the trade date (being the date that USREALTY's broker actually executes an order to buy or sell). Purchases and sales of unlisted securities are recorded as of the date the actual purchase or sale is completed. Dividend income is recorded on the ex-dividend date for each dividend declared by an issuer. Interest income is recorded on the accrual basis. Realized gains and losses on sales of shares are determined on the identified cost method.

C. Organization Costs:
Costs totalling $1,801,533 associated with the formation of USREALTY and its initial private placement have been deferred and are being amortized over five years. These costs exceeded the $1.2 million estimated in USREALTY's private offering due to an extended offering period and greater than anticipated documentation costs for consummating the private offering.

                          SECURITY CAPITAL U.S. REALTY

NOTE 3--TAXATION

USREALTY, as separate from HOLDINGS, is not liable for any Luxembourg tax on income. USREALTY is liable in Luxembourg for a tax of 0.06% per annum of its net asset value. Cash dividends and interest received by USREALTY or HOLDINGS on their investments may be subject to non-recoverable withholding or other taxes in the countries of origin which are reflected as withholding taxes in the statement of operations.

HOLDINGS, an ordinary corporate taxpayer under Luxembourg law, owns substantially all of the consolidated group's interests in US REITs. Corporations which are resident Luxembourg taxpayers are taxed on their worldwide net income, determined on the basis of gross income less cost incurred. Certain items of income and capital gains are excluded from the calculation of income received for tax purposes, including income and capital gains from REIT investments which meet certain holding period (generally one calendar year) and size requirements. Substantially all of HOLDINGS's investments should qualify for the exclusion. Interest accrued on advances from USREALTY to HOLDINGS are deducted in determining HOLDINGS's taxable income.

Income paid from HOLDINGS to USREALTY is subject to various levels of tax. Cash (but not accrued) interest payments from HOLDINGS to USREALTY, which were $178,131, are subject to withholding tax at a rate of 3.75% and totalled $6,680 for 1995. No dividends were paid.

NOTE 4--INVESTMENTS

USREALTY plans to deploy 60-85% of its assets into long-term strategic ownership positions and 10-25% into intermediate-term special opportunity ownership positions and 0-10% into Security Capital Group securities.

The strategic investments represent significant (minimum of 25% to a general maximum of 49% of each issuer's fully diluted common stock outstanding) equity ownership positions in public companies, or in private companies that will be positioned to be taken public, USREALTY will be the largest shareholder of its strategic investees, have representation on their Boards of Directors, and influence their operations and strategy. Strategic investees are characterized by the potential for a superior market niche and the ultimate potential for market preeminence with a focused strategy and product.

Special opportunity (less than 10% of the fully diluted stock) positions in US public REITs and real estate companies have and will take the form of either direct investments in, or public market purchases of, companies that possess the requisite fundamentals to generate strong cash flow growth and/or value appreciation.

Pacific Retail Trust ("PRT"), a privately-held REIT considered a strategic investment, focuses in its target market on the development, acquisition, operation and long-term ownership of income-producing retail properties. PRT focuses, in the western United States, specifically on neighborhood shopping centers with protected infill locations which are anchored by grocery and drug stores. PRT will remarket and remerchandise its centers to energize the shop space and grow cash flow. On October 19, 1995, USREALTY invested $53,000,000 at $10.00 per share in PRT. At December 31, 1995, USREALTY owned 81.2% of PRT's outstanding voting shares. USREALTY has committed to invest an additional $147 million in PRT at a price of $10 per share. A majority of PRT's directors are USREALTY nominees.

On November 5, 1995, USREALTY and HOLDINGS signed an agreement to invest $250 million into common stock of Carr Realty Corporation ("Carr") at $21.50 per share. (Carr stock closed at $24.25 per share on the New York Stock Exchange on January 31, 1996.) This Company is the largest owner and operator of office space in the Washington, D.C. market. It changed its name to CarrAmerica Realty Corporation ("CarrAmerica") and is implementing a national strategy focused on value-driven suburban office properties which will permit CarrAmerica to provide the highest level of service to national, regional and local users of corporate office space in the growth markets of the U.S. USREALTY and HOLDINGS will make an initial investment of $140 million in April 1996. Coincident with its initial investment, USREALTY will appoint two nominees to CarrAmerica's board, with the right to appoint an additional two when the full $250 million is invested.

                          SECURITY CAPITAL U.S. REALTY

USREALTY intends to invest up to a maximum of 10% of its total assets in securities of Security Capital Group Incorporated ("Security Capital") which, through wholly-owned subsidiaries, has subscribed for 39% of USREALTY's total subscribed shares and is the sole shareholder of USREALTY's Advisor. USREALTY's investments in such securities will primarily be made in general offerings by Security Capital, on the same terms and conditions as all other investors in such offerings. To a lesser extent, USREALTY may negotiate purchases from independent third parties on an arms-length basis. When and if Security Capital becomes traded on a recognized securities market. USREALTY may purchase Security Capital securities from third parties in open-market transactions. USREALTY's valuation of its investment in Security Capital will take into account the cross ownership holdings between the companies.

NOTE 5--ADVISORY AGREEMENT

USREALTY has an advisory agreement with Security Capital (EU) Management S.A. ("Advisor"), a wholly-owned subsidiary of Security Capital. The agreement requires the Advisor to provide USREALTY with advice with respect to the investment of assets of USREALTY. The Advisor will identify tangible investment opportunities in US real estate companies and evaluate such companies' competitive positions, management expertise, strategic direction, financial strength and their prospects for long-term sustainable per share cash flow growth. The Advisor will also advise USREALTY on obtaining board and committee representation and management rights. The agreement is for a two year term expiring July 1997. The agreement automatically renews for successive two year periods unless either party gives notice they will not renew. The Advisor subcontracts for certain services through its wholly-owned affiliate, Security Capital (UK) Management Limited, and another Security Capital subsidiary, Security Capital Investment Research Incorporated. The Advisor is entitled to a management fee, payable monthly, at an annual rate of 1.25% of gross invested assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents.

NOTE 6--OPERATING EXPENSES

USREALTY pays to the Custodian, Paying Agent, Domiciliary and Corporate Agent as well as the Registrar and Transfer Agent, a fee in accordance with usual practice in Luxembourg. Such fees are payable quarterly and are based on USREALTY's gross assets.

Operating expenses, as defined in the prospectus, will be payable by USREALTY to the extent that they fall below 0.25% per annum of the average daily value of long-term investments of USREALTY. Any amounts exceeding 0.25% will be borne by the Advisor.

                          SECURITY CAPITAL U.S. REALTY

NOTE 7--LINE OF CREDIT

USREALTY's wholly-owned subsidiary, HOLDINGS, received preliminary commitment for a $150 million line of credit from Commerzbank International S.A. Commerzbank proposes to syndicate the loan to an international bank group with a view towards increasing the line of credit to $200 million.

The line of credit will bear interest at the annual rate of Libor plus 1.75% or, at USREALTY's option, at the prime lending rate for major U.S. banks. The line of credit will be secured by all assets owned by HOLDINGS, which represents substantially all of USREALTY's assets. USREALTY will guarantee the loan and secure its guarantee by pledging its stock in HOLDINGS.

In order to fund its initial investment in Pacific Retail Trust prior to receiving subscription funds, and thereby comply with certain technical requirements for an exemption from certain U.S. pension fund rules, USREALTY borrowed $53 million from a subsidiary of Security Capital, which was repaid upon receipt by USREALTY of its initial subscription amounts. USREALTY paid interest on this loan (aggregating $162,628) at the prime rate for major U.S. banks, which was the rate at which Security Capital borrowed the funds which it loaned to USREALTY.

NOTE 8--CHANGES IN INVESTMENT PORTFOLIO

A detailed schedule of portfolio changes is available free of charge upon request at the registered office of USREALTY.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and ShareholdersSECURITY CAPITAL ATLANTIC INCORPORATED

We have audited the balance sheets of Security Capital Atlantic Incorporated as of December 31, 1996 and 1995, and the related statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Atlantic Incorporated at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Dallas, TexasFebruary 3, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Homestead Village Incorporated

We have audited the balance sheet of Homestead Village Incorporated as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1996 (not presented separately herein). The financial statements are the responsibility of Homestead Village Incorporated's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homestead Village Incorporated at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Dallas, Texas
February 24, 1997

                                      LOGO

                                    ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         MERGER AND ISSUANCE AGREEMENT

                           DATED AS OF MARCH 24, 1997

                                 BY AND BETWEEN

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                      AND

                      SECURITY CAPITAL GROUP INCORPORATED

                                AS AMENDED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I DEFINITIONS.....................................................   1
  Section 1.1 Definitions.................................................   1
ARTICLE II THE MERGERS, WARRANT ISSUANCE AND RIGHTS OFFERING..............   4
  Section 2.1 The Mergers.................................................   4
  Section 2.2 Warrant Issuance............................................   5
  Section 2.3 The Rights Offering.........................................   5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SCI.........................   6
  Section 3.1 Organization and Qualification..............................   6
  Section 3.2 Capitalization..............................................   6
  Section 3.3 Issuance of Securities......................................   6
  Section 3.4 Authority; Non-Contravention; Approvals.....................   6
  Section 3.5 Registration Statements and Proxy Statement and Prospectus..   7
  Section 3.6 Disclosure, Financial Statements and Absence of Certain
   Changes................................................................   7
  Section 3.7 Absence of Undisclosed Liabilities..........................   8
  Section 3.8 Brokers and Finders.........................................   8
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SCG..........................   8
  Section 4.1 Organization and Qualification..............................   8
  Section 4.2 Capitalization..............................................   8
  Section 4.3 Issuance of Securities......................................   9
  Section 4.4 Authority; Non-Contravention; Approvals.....................   9
  Section 4.5 Financial Statements........................................  10
  Section 4.6 Absence of Certain Changes or Events........................  10
  Section 4.7 Registration Statements and Proxy Statement and
   Prospectuses...........................................................  10
  Section 4.8 Taxes.......................................................  10
  Section 4.9 Absence of Undisclosed Liabilities..........................  12
  Section 4.10 Litigation.................................................  12
  Section 4.11 No Violation of Law........................................  12
  Section 4.12 Insurance..................................................  12
  Section 4.13 Employee Benefit Plans.....................................  13
  Section 4.14 Intellectual Property......................................  13
  Section 4.15 Labor......................................................  13
  Section 4.16 Brokers and Finders........................................  13
  Section 4.17 Investment Company Act.....................................  13
  Section 4.18 Adequacy of SCG Consideration..............................  14
  Section 4.19 Investment in Securities...................................  14
  Section 4.20 Title to Assets; No Real Property..........................  14
  Section 4.21 Projections................................................  14
ARTICLE V CONDUCT OF BUSINESSES PENDING THE MERGER CLOSING................  15
  Section 5.1 Conduct of Businesses.......................................  15
  Section 5.2 Conduct of Business of SCI..................................  16
ARTICLE VI ADDITIONAL AGREEMENTS..........................................  16
  Section 6.1 Access to Information.......................................  16
  Section 6.2 Proxy Statement and Registration Statement..................  17
  Section 6.3 Shareholders' Approval......................................  17
  Section 6.4 Affiliate Agreements........................................  17
  Section 6.5 Exchange....................................................  17
  Section 6.6 Expenses....................................................  18

                                                                           PAGE
                                                                           ----
  Section 6.7 Agreement to Cooperate......................................  18
  Section 6.8 Public Statements...........................................  18
  Section 6.9 Corrections to the SCG Warrant Registration Statement and
   SCG Warrant Prospectus.................................................  18
  Section 6.10 Voting of Shares...........................................  18
  Section 6.11 Confidentiality............................................  18
  Section 6.12 Personnel..................................................  19
  Section 6.13 Prorations.................................................  20
  Section 6.14 Tax Matters................................................  20
  Section 6.15 Standstill.................................................  21
ARTICLE VII CONDITIONS....................................................  21
  Section 7.1 Conditions to Each Party's Obligations......................  21
  Section 7.2 Conditions to Obligations of SCI............................  22
  Section 7.3 Conditions to Obligations of SCG............................  23
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER............................  24
  Section 8.1 Termination.................................................  24
  Section 8.2 Effect of Termination.......................................  24
  Section 8.3 Amendment...................................................  25
  Section 8.4 Waiver......................................................  25
ARTICLE IX SURVIVAL AND REMEDY; INDEMNIFICATION...........................  25
  Section 9.1 Indemnification.............................................  25
  Section 9.2 Limitation of Indemnification...............................  25
  Section 9.3 Notice of Claims; Assumption of Defense.....................  26
  Section 9.4 Settlement or Compromise....................................  26
  Section 9.5 Failure of Indemnifying Party to Act........................  26
  Section 9.6 Survival....................................................  26
  Section 9.7 Waiver of Counterclaims for Indemnification.................  26
ARTICLE X GENERAL PROVISIONS..............................................  27
  Section 10.1 Notices....................................................  27
  Section 10.2 Interpretation.............................................  27
  Section 10.3 Miscellaneous..............................................  27
  Section 10.4 Counterparts...............................................  27
  Section 10.5 Parties in Interest........................................  28
  Section 10.6 Limitation of Liability....................................  28
  Section 10.7 No Presumption Against Drafter.............................  28

                                    EXHIBITS

 EXHIBIT I        AGREEMENT AND PLAN OF MERGER
 EXHIBIT II       WARRANT AGREEMENT
 EXHIBIT III      WARRANT ISSUANCE AGREEMENT
 EXHIBIT IV       AMENDED AND RESTATED SCI INVESTOR AGREEMENT
 EXHIBIT V        ADMINISTRATIVE SERVICES AGREEMENT
 EXHIBIT VI       LICENSE AGREEMENT
 EXHIBIT VII      PROTECTION OF BUSINESS AGREEMENT
 EXHIBIT VIII     OPINION OF MAYER, BROWN & PLATT

                                   SCHEDULES

 SCHEDULE 3.2(a)      EXCEPTIONS TO ASSESSABILITY
 SCHEDULE 3.2(b)      SUBSCRIPTIONS, OPTIONS, ETC.
 SCHEDULE 3.4(b)      SCI REQUIRED CONSENTS
 SCHEDULE 4.4(b)      SCG REQUIRED CONSENTS
 SCHEDULE 4.10        SCG SUBSIDIARY LITIGATION
 SCHEDULE 4.14        SCG SUBSIDIARIES' INTELLECTUAL PROPERTY
 SCHEDULE 4.20        ASSETS AND PERSONNEL
 SCHEDULE 7.1         AGREEMENTS TO BE TERMINATED

                         MERGER AND ISSUANCE AGREEMENT

  THIS MERGER AND ISSUANCE AGREEMENT (this "Agreement"), is entered into as of March 24, 1997 by and between Security Capital Industrial Trust, a Maryland real estate investment trust ("SCI"), and Security Capital Group Incorporated, a Maryland corporation ("SCG").

  WHEREAS, the Board of Directors of SCG and the Board of Trustees of SCI have each approved this Agreement and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

  WHEREAS, it is intended that pursuant to this Agreement, among other things, SCG will cause its subsidiaries engaged in the conduct of the businesses of managing the portfolio of and the properties owned by SCI to be merged with and into a subsidiary of SCI in exchange for certain securities of SCI.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Affiliate Agreement" shall have the meaning set forth in Section 6.4.

    "Affiliated Group" shall have the meaning set forth in Section 4.8.

    "Agreement and Plan of Merger" shall have the meaning set forth in
  Section 2.1.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission.

    "Confidential Material" shall have the meaning set forth in Section
  6.11(a).

    "Current Market Price" of the SCI Common Shares and the SCG Class B Common Shares for any day shall mean the last reported sales price on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on the New York Stock Exchange or, if such security is not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if bid and asked prices for such security on such day shall not have been reported through the National Association of Securities Dealers, Inc. Automated Quotations System, in the case of the SCI Common Shares, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in SCI Common Shares selected for such purpose by a Co-Chairman of the Board of SCI or the SCI Board, or, in the case of the SCG Class B Common Shares, the fair market value of the SCG Class B Common Shares as determined in good faith by the SCG Board.

    "Employee Benefit Plans" shall have the meaning set forth in Section
  4.13.

    "Employees" shall have the meaning set forth in Section 4.13.

    "Environmental Laws" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations as of the date of this

  Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances as in effect on the date hereof that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

    "Exchange" shall mean the New York Stock Exchange, another national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" shall mean the average of the daily Current Market Prices of an SCI Common Share during the five (5) consecutive Trading Days commencing six Trading Days prior to the SCI Shareholders' Approval Record Date.

    "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and, only to the extent it exists at levels which are considered hazardous to human health, radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Laws.

    "Indemnified Parties" shall have the meaning set forth in Section 9.1.

    "Indemnifying Parties" shall have the meaning set forth in Section 9.1.

    "Intellectual Property" shall mean all United States and foreign patents, patent applications, patent licenses, trade names, trademarks, trade name and trademark registrations (and applications therefor), copyrights and copyright registrations (and applications therefor), trade secrets, inventions, processes, designs, know-how and formulae.

    "Losses" shall have the meaning set forth in Section 9.1.

    "Merger Closing" shall have the meaning set forth in Section 2.1.

    "Post-Closing Accrual Statement" shall have the meaning set forth in
  Section 6.13.

    "Property Management Agreement" shall have the meaning set forth in
  Section 5.1(a).

    "Property Manager" shall mean SCI Client Services Incorporated, a Delaware corporation.

    "Prorated Items" shall have the meaning set forth in Section 6.13.

    "Providing Party" shall have the meaning set forth in Section 6.11(a).

    "Proxy Statement" shall mean the definitive SCI proxy statement, including the SCG Warrant Prospectus, to be filed with the Commission (i) as a proxy statement by SCI and (ii) as a part of the SCG Warrant Registration Statement by SCG.

    "Receiving Party" shall have the meaning set forth in Section 6.11(a).

    "REIT Management Agreement" shall have the meaning set forth in Section 5.1(a).

    "REIT Manager" shall mean Security Capital Industrial Incorporated, a Delaware corporation.

    "Related Agreements" shall mean each of the agreements, instruments and documents contemplated to be entered into in connection with this Agreement, including, without limitation, the Agreement and Plan of Merger, the Warrant Issuance Agreement, the Warrant Agreement, the Amended and Restated SCI Investor Agreement, the Administrative Services Agreement, the License Agreement, the Assignment of Registration and the Affiliate Agreements.

    "Representatives" shall have the meaning set forth in Section 6.11(a).

    "Rights Offering Amount" shall have the meaning set forth in Section 2.3.

    "Rights Offering Closing Date" shall mean the third business day following the Rights Offering Expiration Date.

    "Rights Offering Expiration Date" shall have the meaning set forth in
  Section 2.3.

    "SCG Board" shall mean the Board of Directors of SCG.

    "SCG Class B Common Shares" shall mean the shares of Class B common stock, $.01 par value per share, of SCG.

    "SCG Financial Statements" shall have the meaning set forth in Section
  4.5.

    "SCG Proxy Statement" shall mean the definitive proxy statement mailed to shareholders of SCG with respect to the meeting of shareholders of SCG to be held in connection with the transactions contemplated by this Agreement.

    "SCG Required Statutory Approvals" shall have the meaning set forth in
  Section 4.4(c).

    "SCG Shareholders' Approval" shall have the meaning set forth in Section
  6.3.

    "SCG Subsidiaries" shall mean the REIT Manager and the Property Manager.

    "SCG Warrant Prospectus" shall mean the prospectus relating to the Warrant Issuance pursuant to Section 2.2 which will form a part of the SCG Warrant Registration Statement and the Proxy Statement.

    "SCG Warrant Registration Statement" shall mean the registration statement on Form S-4 of SCG, of which the Proxy Statement and the SCG Warrant Prospectus will form a part, to be filed with the Commission in order to register the Warrant Issuance pursuant to Section 2.2.

    "SCG Warrants" shall have the meaning set forth in Section 2.2.

    "SCI 10-K" shall have the meaning set forth in Section 3.6.

    "SCI Board" shall mean the Board of Trustees of SCI.

    "SCI Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of SCI.

    "SCI Financial Statements" shall have the meaning set forth in Section
  3.6.

    "SCI Prospectus" shall mean the prospectus, as amended and supplemented, relating to the offering of SCI Common Shares pursuant to Section 2.3, which will form a part of the SCI Registration Statement.

    "SCI Registration Statement" shall mean the registration statement on Form S-3 of SCI, of which the SCI Prospectus will form a part, which has been or will be filed with the Commission in order to register the offering of SCI Common Shares pursuant to Section 2.3.

    "SCI Required Statutory Approvals" shall have the meaning set forth in
  Section 3.4(c).

    "SCI Series A Preferred Shares" shall mean the Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of SCI.

    "SCI Series B Preferred Shares" shall mean the Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of SCI.

    "SCI Series C Preferred Shares" shall mean the Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of SCI.

    "SCI Shareholders' Approval Record Date" shall mean the record date for determination of the holders of SCI Common Shares entitled to vote with respect to obtaining the SCI Shareholders' Approval.

    "SCI Shareholders' Approval" shall have the meaning set forth in Section
  6.3.

    "SCI Special Committee" shall have the meaning set forth in Section
  7.2(a).

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Subsidiary Financial Statements" shall have the meaning set forth in
  Section 4.5.

    "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

    "Tax Returns" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

    "Termination Date" shall have the meaning set forth in Section 8.1(b).

    "Trading Day" shall mean any day on which the SCI Common Shares are traded on the New York Stock Exchange, or if such securities are not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

    "Units" shall mean all outstanding limited partnership interests (other than those owned by SCI or a wholly owned subsidiary of SCI) in SCI Limited Partnership-I, SCI Limited Partnership-II, SCI Limited Partnership-III and SCI Limited Partnership-IV.

    "Warrant Agreement" shall mean the Warrant Agreement between SCG and The First National Bank of Boston, as warrant agent, substantially in the form of Exhibit II hereto.

    "Warrant Issuance" shall have the meaning set forth in Section 2.2.

    "Warrant Issuance Agreement" shall mean the Warrant Issuance Agency Agreement substantially in the form of Exhibit III hereto.

    "Warrant Issuance Date" shall mean the date established by the Board of Directors of SCG as the date on which the SCG Warrants shall be delivered to the issuance agent pursuant to the Warrant Issuance Agreement, which date shall be within 30 days following the Warrant Issuance Record Date.

    "Warrant Issuance Record Date" shall have the meaning set forth in
  Section 2.2.

                                  ARTICLE II

               THE MERGERS, WARRANT ISSUANCE AND RIGHTS OFFERING

  Section 2.1 The Mergers. The events set forth in this Section 2.1 shall be effected, upon the terms and subject to the conditions of this Agreement, as soon as practicable after this Agreement and the transactions contemplated hereby are approved by the shareholders of each of SCI and SCG (the "Merger Closing"). It is the intention of the parties that each of the events set forth in this Section 2.1 shall occur simultaneously. SCI and SCG shall each take all actions necessary to cause the SCG Subsidiaries to be merged with and into a subsidiary of SCI, which subsidiary shall be a "qualified REIT subsidiary" of SCI within the meaning of Section 856(i)(2) of the Code, on the terms and conditions set forth in the agreement and plan of merger substantially in the form of Exhibit I hereto (the "Agreement and Plan of Merger"). SCI shall issue that number of SCI Common Shares in connection with the mergers described in this Section 2.1 equal to the number obtained by dividing $81,870,626 by the Fair Market Value of an SCI Common Share; provided, however, that in the event that the Fair Market Value of an SCI Common Share is less than $19.75, then the number of SCI Common Shares issuable in connection with the mergers described in this Section 2.1 shall be 4,145,348; and provided, further, that in the event that the Fair Market Value of an SCI Common Share is more than $24.75, then the number of SCI Common Shares issuable in connection with the mergers described in this Section 2.1 shall be 3,307,904.

  Section 2.2 Warrant Issuance. SCG shall issue (the "Warrant Issuance") warrants to purchase SCG Class B Common Shares (the "SCG Warrants") to holders of SCI Common Shares, SCI Series B Preferred Shares and Units (in each case, other than those owned by SCG) as of the Warrant Issuance Record Date on the terms and in the manner described below. The SCG Warrants shall each (i) be exercisable for one SCG Class B Common Share, (ii) have an exercise price per SCG Class B Common Share equal to the Current Market Price of an SCG Class B Common Share on the Warrant Issuance Date, (iii) shall expire 12 months from the date of issuance and (iv) shall have such other terms and conditions as set forth in the Warrant Agreement. The record date for determining the holders entitled to participate in the Warrant Issuance (the "Warrant Issuance Record Date") shall be the close of business on the date designated by SCG, which date shall be within the 28-day period following the Rights Offering Closing Date and which date shall be consistent with any restrictions in the ruling or opinion described in Section 7.1(d). SCG shall issue an aggregate number of SCG Warrants determined by dividing $101,029,642 by the Current Market Price of an SCG Class B Common Share on the Warrant Issuance Date. The number of SCG Warrants to be issued to each such holder shall be determined by multiplying (a) the aggregate number of SCG Warrants to be issued by (b) the number obtained by dividing (i) the aggregate number of SCI Common Shares held of record by the holder and issuable upon conversion of all SCI Series B Preferred Shares and upon exchange of all Units held of record by the holder, in each case as of the close of business on the Warrant Issuance Record Date, by (ii) the total number of SCI Common Shares outstanding (other than those owned by SCG) and issuable upon conversion of all SCI Series B Preferred Shares (other than those owned by SCG) and upon exchange of all Units outstanding (other than those owned by SCG), in each case as of the close of business on the Warrant Issuance Record Date. No certificates or scrip representing fractional SCG Warrants shall be issued in connection with the Warrant Issuance. The Warrant Issuance Agreement shall contain appropriate provision to aggregate and sell all fractional SCG Warrants and remit the net proceeds to the SCI shareholders who would otherwise be entitled to such fractions. The Warrant Issuance shall be made pursuant to and in accordance with the procedures set forth in the Warrant Issuance Agreement. The Warrant Issuance shall not occur unless and until all of the conditions set forth in this Agreement have been satisfied or waived and the mergers described in
Section 2.1 have been consummated.

  Section 2.3 The Rights Offering. SCI shall distribute as a dividend to each holder of record of SCI Common Shares, as of the close of business on the SCI Shareholders' Approval Record Date, rights to purchase SCI Common Shares entitling such holder to subscribe for and purchase SCI Common Shares during the period commencing on the date the SCI Prospectus is mailed to such holders and expiring on the close of business on the date of the Merger Closing (the "Rights Offering Expiration Date"). The issuance of such rights and the issuance of SCI Common Shares upon exercise of such rights shall be registered under the SCI Registration Statement and SCI shall use its best efforts to cause the rights to be tradeable on the Exchange on which the SCI Common Shares are listed. Each holder of SCI Common Shares shall receive one (1) right for every one (1) SCI Common Share held of record by such holder as of the SCI Shareholders' Approval Record Date. The exercise price per SCI Common Share for such rights shall be equal to the amount determined by the SCI Board (or a duly authorized committee thereof); provided, that in the event that the Fair Market Value of an SCI Common Share is more than $24.75, then the exercise price per SCI Common Share shall be $24.75; and provided, further, that the exercise price per SCI Common Share shall in no event (other than as described in the preceding proviso) be less than 94% of the Fair Market Value of an SCI Common Share. SCI shall make available for issuance in the rights offering, up to a maximum number of SCI Common Shares equal to the difference between (X) the amount determined by dividing (A) the number of SCI Common Shares issuable pursuant to Section 2.1 by (B) the percentage of all outstanding SCI Common Shares owned by SCG on the SCI Shareholders' Approval Record Date (the amount determined pursuant to this clause (X) being the "Rights Offering Amount") and (Y) the number of SCI Common Shares issuable to SCG pursuant to Section 2.1. Each holder shall be entitled to acquire one (1) SCI Common Share by paying the exercise price as determined above and surrendering that number of rights (rounded down to the nearest whole right) equal to the amount determined by dividing the aggregate number of SCI Common Shares outstanding on the SCI Shareholders' Approval Record Date by the Rights Offering Amount. SCG agrees that it shall not exercise or sell or otherwise transfer any rights issued to it pursuant to this Section 2.3 and SCG shall not purchase or otherwise acquire any rights. Any SCI Common Shares that are not subscribed for by shareholders may be offered to other shareholders pursuant to an oversubscription privilege and, if not fully subscribed for by shareholders, may be sold to third parties. The REIT Manager shall, at its own expense, engage an affiliate of SCG to assist SCI in selling SCI Common Shares to third parties.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SCI

  SCI represents and warrants to SCG as follows:

  Section 3.1 Organization and Qualification. SCI is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power, trust or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted, including, without limitation, the conduct of the businesses currently conducted by the SCG Subsidiaries. SCI is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCI. True, accurate and complete copies of each of the declaration of trust and bylaws of SCI as in effect on the date hereof, including all amendments thereto and proposed amendments thereof, have heretofore been delivered to SCG.

  Section 3.2 Capitalization.

  (a) The authorized shares of SCI consists of 150,000,000 shares of beneficial interest, of which 97,706,709 SCI Common Shares, 5,400,000 SCI Series A Preferred Shares, 8,050,000 SCI Series B Preferred Shares and 2,000,000 SCI Series C Preferred Shares are issued and outstanding as of the date hereof. All of the issued and outstanding SCI Common Shares, SCI Series A Preferred Shares, SCI Series B Preferred Shares and SCI Series C Preferred Shares are validly issued, fully paid and, except as set forth in Schedule 3.2(a), nonassessable and free of preemptive rights.

  (b) Except as contemplated by this Agreement and the Related Agreements or as set forth in Schedule 3.2(b), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that are presently exercisable obligating SCI to issue, deliver or sell, or cause to be issued, delivered or sold, additional SCI Common Shares or obligating SCI to grant, extend or enter into any such agreement or commitment; provided, however, that the foregoing shall not apply to the adoption by SCI of any incentive plan providing for grants of options or restricted shares to directors and employees nor to any grant of options or restricted shares thereunder. There are no voting trusts, proxies or other agreements or understandings to which SCI is a party or by which SCI is bound with respect to the voting of any SCI Common Shares.

  Section 3.3 Issuance of Securities. The SCI Common Shares issuable to SCG hereunder, when issued in accordance with the provisions of this Agreement and the Related Agreements, will be duly and validly authorized and issued and will be fully paid and, except as set forth in Schedule 3.2(a), nonassessable. The SCI Common Shares issuable upon exercise of rights issued pursuant to
Section 2.3, when issued in accordance with the provisions of this Agreement and the Related Agreements, will be duly and validly authorized and issued and will be fully paid and, except as set forth in Schedule 3.2(a), nonassessable.

  Section 3.4 Authority; Non-Contravention; Approvals.

  (a) SCI has full power, trust or otherwise, and authority to enter into this Agreement and the Related Agreements to which it is a party and, subject to SCI Shareholders' Approval and SCI Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which it is a party, and the consummation by SCI of the transactions contemplated hereby and thereby, have been duly authorized by the SCI Board and no other proceedings on the part of SCI are necessary to authorize the execution and delivery of this Agreement or the Related Agreements and the consummation by SCI of the transactions contemplated hereby and thereby, except for SCI Shareholders' Approval and the obtaining of SCI Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by SCI, and, assuming the due authorization, execution and delivery hereof by SCG, constitutes a valid and binding agreement of SCI enforceable against SCI in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles and (iii) to the extent this Agreement or any of the Related Agreements contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

  (b) The execution and delivery of this Agreement and the Related Agreements by SCI, to the extent it is a party thereto, do not, and the consummation by SCI of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of SCI under any of the terms, conditions or provisions of, (i) subject to obtaining SCI Shareholders' Approval, SCI's declaration of trust or bylaws, (ii) subject to obtaining SCI Required Statutory Approvals and SCI Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to SCI or any of its properties or (iii) except as set forth on Schedule 3.4(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SCI is now a party or by which SCI or any of its properties may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCI.

  (c) Except for (i) the filing of the SCI Registration Statement, the Proxy Statement and the SCG Warrant Registration Statement with the Commission pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness of the SCI Registration Statement and the SCG Warrant Registration Statement by the Commission and filings with various state blue sky authorities, (ii) any required filings by SCI pursuant to Section 2.1, and
(iii) any required filings by SCI of amendments to its declaration of trust (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "SCI Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Related Agreements by SCI or the consummation by SCI of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCI.

  Section 3.5 Registration Statements and Proxy Statement and Prospectuses. None of the information to be supplied by SCI for inclusion or incorporation by reference in the SCG Warrant Registration Statement will, at the time it becomes effective, at the time of the mailing of the SCG Warrant Prospectus and the Proxy Statement and any amendments thereof or supplements thereto, and at the time of the meeting of shareholders of SCI to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. No representation is made by SCI with respect to information supplied by SCG, or derived therefrom, for inclusion in the SCG Warrant Registration Statement.

  Section 3.6 Disclosure, Financial Statements and Absence of Certain Changes. SCI's Annual Report on Form 10-K for the year ended December 31, 1996 (the "SCI 10-K"), and each other report or document filed after December 31, 1996 by SCI with the Commission under the Exchange Act, taken together, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. SCI's audited consolidated financial statements contained in the SCI 10-K (the "SCI Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of SCI and its subsidiaries as of the dates set forth therein and the results of their operations and cash flows for the periods set forth therein. Since December 31, 1996, there has not been any material adverse change or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of SCI.

  Section 3.7 Absence of Undisclosed Liabilities. SCI did not have, at December 31, 1996, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), (a) except liabilities, obligations or contingencies which are accrued or reserved against in the SCI Financial Statements with respect to December 31, 1996 or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCI or (ii) have been discharged or paid in full prior to the date hereof.

  Section 3.8 Brokers and Finders. SCI has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SCG

  SCG represents and warrants to SCI as follows:

  Section 4.1 Organization and Qualification. SCG and each of the SCG Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each SCG Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of any such SCG Subsidiary. True, accurate and complete copies of each of the articles of incorporation and bylaws of SCG and the certificate of incorporation and bylaws of each SCG Subsidiary as in effect on the date hereof, including all amendments thereto and proposed amendments and restatements thereof, have heretofore been delivered to SCI.

  Section 4.2 Capitalization.

  (a) The authorized stock of the REIT Manager consists of 2,000 shares of common stock, of which 1,000 shares of common stock are issued and outstanding. The authorized stock of the Property Manager consists of 1,000 shares of common stock, of which 1,000 shares of common stock are issued and outstanding. All of the issued and outstanding shares of common stock of the REIT Manager and the Property Manager are owned by SCG, or a wholly owned subsidiary of SCG, and are validly issued, fully paid and nonassessable. SCG, or one of its wholly owned subsidiaries, owns good and marketable title to the issued and outstanding shares of common stock of each of the SCG Subsidiaries, in each case, free and clear of all liens, encumbrances, claims, security interests and defects.

  (b) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating SCG or any subsidiary of SCG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of either SCG Subsidiary or obligating SCG or any subsidiary of SCG to grant, extend or enter into any agreement or commitment with respect to any of the foregoing. There are no voting trusts, proxies or other agreements or understandings to which SCG or any subsidiary of SCG is a party or is bound with respect to the voting of any shares of either SCG Subsidiary. Neither of the SCG Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

  Section 4.3 Issuance of Securities. Subject to receiving the SCG Shareholders' Approval, the SCG Warrants when issued in accordance with the provisions of this Agreement and the Related Agreements will constitute valid and binding agreements of SCG enforceable against SCG in accordance with their terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Subject to receiving the SCG Shareholders' Approval, the SCG Class B Common Shares issuable upon exercise of the SCG Warrants, when issued upon exercise of SCG Warrants and in accordance with the Warrant Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable.

  Section 4.4 Authority; Non-Contravention; Approvals.

  (a) SCG and each of the SCG Subsidiaries has full power, corporate or otherwise, and authority to enter into this Agreement and the Related Agreements to which it is a party and, subject to SCG Shareholders' Approval and SCG Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which they are parties, and the consummation by SCG and the SCG Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by the SCG Board and the board of the relevant SCG Subsidiary, and no other corporate proceedings on the part of SCG or either SCG Subsidiary are necessary to authorize the execution and delivery of this Agreement or the Related Agreements and the consummation by SCG and the SCG Subsidiaries of the transactions contemplated hereby and thereby, except for SCG Shareholders' Approval and the obtaining of SCG Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by SCG, and, assuming the due authorization, execution and delivery hereof by SCI, constitutes a valid and binding agreement of SCG enforceable against SCG in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles and (iii) to the extent this Agreement or any of the Related Agreements contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws. As of the date of this Agreement, neither of the SCG Subsidiaries is in violation of its charter, bylaws or other organizational documents.

  (b) The execution and delivery of this Agreement and the Related Agreements by SCG and each SCG Subsidiary, to the extent it is a party thereto, do not, and the consummation by SCG and the SCG Subsidiaries of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of either of the SCG Subsidiaries under any of the terms, conditions or provisions of (i) subject to obtaining SCG Shareholders' Approval, SCG's or such SCG Subsidiary's articles of incorporation or bylaws, (ii) subject to obtaining SCG Required Statutory Approvals and SCG Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to SCG or either SCG Subsidiary or any of the assets of either of the SCG Subsidiaries, (iii) the certificate of incorporation or bylaws of an SCG Subsidiary or (iv) except as set forth on Schedule 4.4(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SCG or either SCG Subsidiary is now a party or by which SCG or either SCG Subsidiary or any of the assets of either of the SCG Subsidiaries may be bound, excluding from the foregoing clauses (ii) and (iv) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of the SCG Subsidiaries.

  (c) Except for (i) the filing of the Proxy Statement and the SCG Warrant Registration Statement with the Commission pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness of the SCG Warrant Registration Statement by the Commission and filings with various state blue sky authorities, (ii) any required filings by SCG or an SCG Subsidiary pursuant to Section 2.1 and (iii) any required filings by SCG of amendments to its articles of incorporation (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "SCG Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Related Agreements by SCG or either SCG Subsidiary or the consummation by SCG or either SCG Subsidiary of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of the SCG Subsidiaries.

  Section 4.5 Financial Statements. The audited financial statements of SCG for the years ended December 31, 1994, 1995 and 1996 (the "SCG Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise set forth in such financial statements) and fairly present the financial position of SCG as of the dates presented and the results of its operations and cash flows for the periods presented. The unaudited balance sheet of each SCG Subsidiary as at February 28, 1997 and Statements of Funds From Operations for the years ended December 31, 1995 and 1996 (the "Subsidiary Financial Statements") fairly present the financial position of operations for the periods presented.

  Section 4.6 Absence of Certain Changes or Events. Since December 31, 1996, there has not been any material adverse change or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of SCG or of either of the SCG Subsidiaries. Each of the SCG Subsidiaries have conducted their respective businesses in the ordinary course during the periods covered by the Subsidiary Financial Statements.

  Section 4.7 Registration Statements and Proxy Statement and Prospectuses. None of the information to be supplied by SCG for inclusion or incorporation by reference in the SCG Warrant Registration Statement will, at the time it becomes effective, at the time of the mailing of the SCG Warrant Prospectus and the Proxy Statement and any amendments thereof or supplements thereto, and at the time of the meeting of shareholders of SCI to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The SCG Warrant Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. No representation is made by SCG with respect to information supplied by SCI, or derived therefrom, for inclusion in the SCG Warrant Registration Statement.

  Section 4.8 Taxes.

  (a) Each SCG Subsidiary has duly and timely filed with the appropriate governmental authorities all Tax Returns required to be filed by it (either separately or as a member of any affiliated group within the meaning of

Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law (an "Affiliated Group")) for all periods ending on or prior to the Merger Closing, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is true and correct in all respects. All Taxes owed by either SCG Subsidiary have been paid (whether or not shown on a Tax Return). No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of SCG or either of the SCG Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined. All Taxes which each SCG Subsidiary is required by law to withhold or collect, including without limitation Taxes required to have been withheld in connection with amounts paid or owning to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for Taxes upon the assets of SCG or either of the SCG Subsidiaries except for statutory liens for Taxes not yet due.

  (b) None of SCG, the SCG Subsidiaries or the Affiliated Group has filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax. The Tax Returns of SCG, each SCG Subsidiary and the Affiliated Group are not being and have not been examined by any taxing authority for any past year or periods. None of SCG, the SCG Subsidiaries or the Affiliated Group is a party to any pending action or any formal or informal proceeding by any taxing authority for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or, to the best knowledge of SCG, threatened against it, including claims by any taxing authority in a jurisdiction where SCG and the SCG Subsidiaries do not file tax returns that any of them is or may be subject to taxation in that jurisdiction.

  (c) Each SCG Subsidiary has properly accrued on its respective Subsidiary Financial Statements all Taxes due for which such SCG Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of an Affiliated Group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. Each SCG Subsidiary has established (and until the Closing shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

  (d) Neither SCG Subsidiary (i) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, (ii) is a party to any Tax allocation or sharing agreement other than a tax sharing agreement between an SCG Subsidiary and SCG, which such agreement will be terminated as of the Closing Date, and (iii) has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group, the common parent of which is SCG.

  (e) The Affiliated Group of which each SCG Subsidiary is a member has duly and timely filed all Tax Returns that it was required to file for each taxable period during which any SCG Subsidiary was a member of the group. All such Tax Returns were true, complete and correct in all respects and all Taxes owed by the Affiliated Group, whether or not shown on any Tax Return, have been paid for each taxable period during which any SCG Subsidiary was a member of the group.

  (f) Neither SCG Subsidiary has any liability for the Taxes of any person other than SCG or such SCG Subsidiary (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

  (g) Neither SCG Subsidiary has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. Each SCG Subsidiary has disclosed to the IRS all positions taken on its federal income tax returns which could give rise to a substantial understatement of tax under
Section 6662 of the Code.

  Section 4.9 Absence of Undisclosed Liabilities. SCG did not have, at December 31, 1996, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses) with respect to any of the assets of either of the SCG Subsidiaries, and neither SCG Subsidiary had, at December 31, 1996, and none has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses) (a) except liabilities, obligations or contingencies which are accrued or reserved against in the SCG Financial Statements or the Subsidiary Financial Statements or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCG or either of the SCG Subsidiaries or (ii) have been discharged or paid in full prior to the date hereof.

  Section 4.10 Litigation. Except as set forth on Schedule 4.10, there are no claims, suits, actions or proceedings pending or, to the best of SCG's knowledge, threatened, against, relating to or affecting either of the SCG Subsidiaries or any of the assets of either of the SCG Subsidiaries before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to affect materially and adversely the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of the SCG Subsidiaries. Neither SCG Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or by any of the Related Agreements or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of the SCG Subsidiaries.

  Section 4.11 No Violation of Law. Neither of the SCG Subsidiaries is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of the SCG Subsidiaries. No investigation or review of either of the SCG Subsidiaries by any governmental or regulatory body or authority is pending or, to the best knowledge of SCG, threatened, nor has any governmental or regulatory body or authority indicated to SCG or either SCG Subsidiary an intention to conduct the same. Each of the SCG Subsidiaries and each of its officers and employees has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by such SCG Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of the SCG Subsidiaries.

  Section 4.12 Insurance. SCG or the SCG Subsidiaries maintain insurance coverage for each SCG Subsidiary and their respective assets of the types, and in amounts, typical of similar companies engaged in the respective businesses in which such SCG Subsidiary is engaged. All such insurance policies are in full force and effect, and with respect to all policies, none of SCG nor either SCG Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all agreements to which either of the SCG Subsidiaries is a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through their respective policy periods ending after the Merger Closing (assuming payment of any applicable premiums arising after the Merger Closing). Neither SCG nor either SCG Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any conditions, defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for insurance covering, either of the SCG Subsidiaries or any of the assets of either of the SCG Subsidiaries that have not been cured or repaired to the satisfaction of the party issuing the notice.

  Section 4.13 Employee Benefit Plans. SCG has previously provided or made available to SCI a copy of each written employee benefit plan maintained by SCG and/or its affiliates ("Employee Benefit Plans") that provides retirement, pension, health care, long-term disability income, workers compensation, life insurance and any other postretirement benefits that, as of the date hereof, covers any employee of an SCG Subsidiary ("Employees") and a copy of each plan, contract, or arrangement constituting an employment or severance agreement with any director or Employee of an SCG Subsidiary. Each Employee Benefit Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law and no notice has been issued by any governmental authority questioning or challenging such compliance. Neither the execution or delivery of this Agreement or any of the Related Agreements nor the consummation of the transactions contemplated hereby or thereby constitutes or will constitute an event under any Employee Benefit Plan or any such employment or severance agreement that may result in any payment by SCI or any SCG Subsidiary, any restriction or limitation upon the assets of any Employee Benefit Plan, any acceleration of payment or vesting, increase in benefits or compensation, or forgiveness of any loan or other commitment to SCI or an SCG Subsidiary.

  Section 4.14 Intellectual Property. Schedule 4.14 is a true and complete list of all of the Intellectual Property used in the conduct of the businesses of the SCG Subsidiaries. All the Intellectual Property listed on Schedule 4.14 is either owned or being licensed by one of the SCG Subsidiaries. With respect to the Intellectual Property indicated on Schedule 4.14 as being owned by one of the SCG Subsidiaries, the respective SCG Subsidiary indicated as owning such Intellectual Property owns all right, title and interest in such Intellectual Property, free and clear of all liens, encumbrances, claims, security interests and defects. With respect to the Intellectual Property indicated on Schedule 4.14 as being licensed by one of the SCG Subsidiaries, the respective SCG Subsidiary indicated as licensing such Intellectual Property (i) has the right under the applicable license agreement to use the relevant Intellectual Property in the manner in which it is being used in the conduct of the business of the SCG Subsidiary and (ii) is in compliance with all terms and conditions of each such license agreement except where such failure to be in compliance could not reasonably be expected to have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either SCG Subsidiary. None of the Intellectual Property has been or is the subject of any pending adverse claim, or to the best knowledge of SCG, any threatened litigation or claim of infringement based on the use thereof by either one of the SCG Subsidiaries or a third party. Neither SCG nor either of the SCG Subsidiaries has received any notice contesting SCG's or the SCG Subsidiaries' right to use any of the Intellectual Property and, to the knowledge of SCG, neither of the SCG Subsidiaries has infringed upon or misappropriated any intellectual property rights of third parties.

  Section 4.15 Labor. None of SCG or any of the SCG Subsidiaries is a party to, or bound by, an collective bargaining agreement, contract or other understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of SCG, threatened against the SCG Subsidiaries. To the knowledge of SCG, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of either SCG Subsidiary.

  Section 4.16 Brokers and Finders. SCG has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  Section 4.17 Investment Company Act. None of SCG and the SCG Subsidiaries is, and as of the date of the Merger Closing they will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended nor an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

  Section 4.18 Adequacy of SCG Consideration. Except for the Intellectual Property described on Schedule 4.14, no part of the respective businesses conducted by the SCG Subsidiaries is conducted through any entity other than the respective SCG Subsidiary.

  Section 4.19 Investment in Securities.

  SCG understands that (i) no Federal or state agency has passed upon the SCI Common Shares to be issued in connection with the mergers described in Section
2.1 or made any finding or determination as to the fairness of SCG's investment therein or the terms of the offer and the sale thereof pursuant to this Agreement and the Related Agreements and (ii) SCG must bear the economic risk of its investment in the SCI Common Shares to be issued in connection with the mergers described in Section 2.1 for an indefinite period of time because such shares will not be registered under the Securities Act or any state securities laws, and, therefore, cannot be sold or transferred unless either they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registrations is available.

  (b) The SCI Common Shares to be issued in connection with the mergers described in Section 2.1 are being acquired for SCG's own account and not with any view toward the resale or distribution thereof, or with any present intention of selling or distributing any such shares.

  (c) SCG has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the SCI Common Shares to be issued in connection with the mergers described in
Section 2.1.

  (d) SCG has carefully reviewed all documents that it has requested copies of, has been furnished with all other materials that it considers relevant to an investment in the SCI Common Shares to be issued in connection with the mergers described in Section 2.1 and has had a full opportunity to ask questions of and receive answers from SCI or a person or persons acting on behalf of SCI concerning the terms and conditions of an investment in the SCI Common Shares to be issued in connection with the mergers described in Section 2.1.

  Section 4.20 Title to Assets; No Real Property. Set forth on Schedule 4.20 is a complete list of all of the assets currently owned by each SCG Subsidiary which are materially important in the conduct of its business as it is being currently conducted and a list of all officers and key employees of each such SCG Subsidiary. The SCG Subsidiaries have good, valid and marketable title to, or a leasehold interest in, (a) all of their material properties and assets (tangible and intangible) reflected in the Subsidiary Financial Statements, except as indicated in the notes thereto and except for properties and assets disposed of in the ordinary course of business, and (b) all of the material properties and assets purchased by an SCG Subsidiary since the date of such financial statements, except for properties and assets disposed of in the ordinary course of business, in each case subject to no lien, claim, or encumbrance other than (i) liens reflected in such financial statements, (ii) liens for current Taxes, assessments or governmental charges or levies not yet due and delinquent, and (iii) liens that could not reasonably be expected to have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either SCG Subsidiary. Neither SCG Subsidiary owns, in whole or in part, or holds as record title holder, or is the holder of any mortgage or deed of trust with respect to, any real property.

  Section 4.21 Projections. The projections prepared by SCG and furnished to SCI have been prepared in good faith and with all available information regarding the current operations of SCI and the SCG Subsidiaries and the operations of SCI as proposed to be conducted and are based upon assumptions which SCG believes to be reasonable. However, no representation or warranty is made by SCG that the results set forth in such projections or the assumptions underlying such projections will in fact be realized. SCG has previously caused Arthur Andersen LLP to deliver to SCI a report verifying the mathematical accuracy of the methodology used by SCG in preparing the projections. All of the information supplied by SCG to Arthur Andersen LLP for purposes of preparing such report has been provided or made available to SCI or, if not so provided or made available, is consistent with the information set forth in the projections in all material respects.

                                   ARTICLE V

               CONDUCT OF BUSINESSES PENDING THE MERGER CLOSING

  Section 5.1 Conduct of Businesses of SCG Subsidiaries. After the date hereof and prior to the Merger Closing or earlier termination of this Agreement, except as SCI shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement and the Related Agreements, SCG shall cause each of the SCG Subsidiaries to:

    (a) conduct the businesses conducted by it in the ordinary and usual course of business and consistent with past practice and, as to the REIT Manager, the requirements of the Seventh Amended and Restated REIT Management Agreement dated as of June 30, 1996, between SCI and it (the "REIT Management Agreement"), and as to the Property Manager, each of the management agreements between SCI and it (collectively, the "Property Management Agreement");

    (b) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, capital stock of an SCG Subsidiary of any class or any debt or equity securities convertible into or exchangeable for such stock or amend or modify the terms and conditions of any of the foregoing;

    (c) not (i) incur or become contingently liable with respect to any additional indebtedness for borrowed money, (ii) take any action which would jeopardize SCI's status as a real estate investment trust under the Code, (iii) sell or otherwise dispose of any of its assets, (iv) prepay or cause to be prepaid any principal amount outstanding with respect to indebtedness for borrowed money or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) use reasonable efforts to preserve intact its businesses, organization and goodwill, keep available the services of its present officers and employees and preserve the goodwill and business relationships with all lessees, operators, suppliers, distributors, customers and others having business relationships with it and SCI and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (e) confer with one or more representatives of SCI when requested to report on material operational matters and the general status of ongoing operations of its respective businesses;

    (f) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering all of its respective insurable assets and businesses in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by nationally recognized insurers;

    (g) except as may be required to distribute earnings and profits, not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, or purchase, redeem or otherwise acquire any shares of their capital stock;

    (h) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

    (i) not acquire or agree to acquire any assets that are material, individually or in the aggregate, to either of the SCG Subsidiaries, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

    (j) not adopt or amend in any material respect any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any present or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation of fringe benefits of any present or former director or employee; and not pay any benefit not required by an existing plan, arrangement or agreement, or grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies;

    (k) not take any action that would, or is reasonably likely to, result in any of its or SCI's representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in
  Article VII not being satisfied;

    (l) not pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business (including for Taxes) consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) liabilities reflected or reserved against in, or contemplated by, the Subsidiary Financial Statements, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other documents, other than as contemplated by this Agreement or in the ordinary course of business consistent with past practice;

    (m) not (i) adopt a plan of complete or partial liquidation; (ii) adopt any amendment to its charter or bylaws; (iii) enter into any contract, agreement or arrangement involving more than $500,000 annually, except for agreements entered into in the ordinary course of business and with prior written consent; (iv) authorize or enter into any agreement relating to property management services to be provided by it to a third party property owners on other than customary terms; (v) modify or change in any material respect any existing material agreements, except in the ordinary course and consistent with past practice; (vi) engage in any conduct the nature of which is materially different that the business in which it is currently engaged; or (vi) enter into any agreement providing for acceleration of payment or performance or other consequences as a result of a change of control of it; and

    (n) not authorize any of, or commit or agree to take any of, the foregoing actions set forth in subsections (b), (c), and (g) through (m).

  Section 5.2 Conduct of Business of SCI. After the date hereof and prior to the Merger Closing or earlier termination of this Agreement, except as SCG shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement and the Related Agreements, SCI shall:

    (a) conduct the businesses conducted by it in the ordinary and usual course of business and consistent with past practice;

    (b) not take any action which would jeopardize its status as a real estate investment trust under the Code; and

    (c) operate in compliance with the terms and conditions of the Second Amended and Restated Investor Agreement, dated November 18, 1993, between SCI and SCG, as amended or supplemented.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  Section 6.1 Access to Information. Each of the parties shall afford to the other party hereto and such other party's accountants, counsel, financial advisors and other representatives full access, during normal business hours throughout the period prior to the Merger Closing or earlier termination of this Agreement, to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of such party and, in the case of SCG, of the SCG Subsidiaries, as appropriate, and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the Commission in connection with the transactions contemplated by this Agreement and (b) such other information concerning their respective businesses, properties and personnel which are the subject of this Agreement or the Related Agreements as shall be reasonably requested; provided that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties hereto to consummate the transactions contemplated hereby or thereby. Each party shall promptly advise each other party in writing of any change or the occurrence of any event after the date of this Agreement or the Related Agreements having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of such party or, in the case of SCG, either of the SCG Subsidiaries.

  Section 6.2 Proxy Statement and Registration Statement. SCG shall file with the Commission as soon as is reasonably practicable after the date hereof the SCG Warrant Registration Statement. SCG shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of securities pursuant to Sections 2.2. To the extent the SCI Registration Statement shall not have been filed and/or declared effective prior to the date of this Agreement, SCI shall (i) file as soon as is reasonably practicable after the date hereof the SCI Registration Statement and use all reasonable efforts to have the SCI Registration Statement declared effective by the Commission as promptly as practicable, (ii) use all reasonable efforts to continue the effectiveness of the SCI Registration Statement and (iii) keep available for issuance under the SCI Registration Statement such number of shares as would be required to satisfy rights issued pursuant to Section 2.3 assuming that each shareholder of SCI (other than SCG) elects to subscribe for the maximum number of shares for which it is entitled to subscribe. To the extent the SCI Registration Statement shall have been filed and declared effective prior to the date of this Agreement, SCI shall use all reasonable efforts to continue the effectiveness of the SCI Registration Statement and shall keep available for issuance under the SCI Registration Statement such number of shares as would be required to satisfy rights issued pursuant to Section 2.3 assuming that each shareholder of SCI (other than SCG) elects to subscribe for the maximum number of shares for which it is entitled to subscribe. SCI shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of securities pursuant to Sections 2.1 and 2.3. SCI and SCG shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by any of them in connection with this Section 6.2 and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement and the Related Agreements.

  6.3 Section Shareholders' Aprroval. Each of SCI and SCG shall promptly take such action as may be required by its declaration of trust or articles of incorporation, as applicable, its bylaws and applicable law and promptly seek, and use its best efforts to obtain, the requisite shareholder approval of this Agreement and the transactions contemplated hereby, including amendments to SCI's declaration of trust necessary to consummate the transactions contemplated hereby and any amendments to SCG's articles of incorporation necessary to consummate the transactions contemplated hereby (as appropriate, the "SCI Shareholders' Approval" and "SCG Shareholders' Approval"). The SCI Board and SCG Board shall recommend to their respective shareholders the approval of this Agreement and of the transactions contemplated by this Agreement; provided, however, that prior to the respective meetings of shareholders of SCI and SCG, the SCI Board or SCG Board, as the case may be, may withdraw, modify or amend such recommendation to the extent that the SCI Board or the SCI Special Committee or the SCG Board, as the case may be, deems it necessary to do so in the exercise of its fiduciary obligations to SCI or SCG, as the case may be, after being so advised by nationally recognized counsel not having an interest in the transactions contemplated by this Agreement or the Related Agreements.

  Section 6.4 Affiliate Agreements. SCI shall use its best efforts to cause each principal executive officer, trustee and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of SCI to execute and deliver to SCG on or prior to the Warrant Issuance Date a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any SCG Warrants (or the SCG Class B Common Share issuable upon exercise thereof) issued in the Warrant Issuance and received by such person, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to SCG, is exempt from the registration requirements of the Securities Act.

  Section 6.5 Exchange. SCG shall use its best efforts to effect, at or before the Warrant Issuance Date, authorization for listing or quotation of the SCG Warrants on the New York Stock Exchange or another Exchange upon official notice of issuance of the SCG Warrants pursuant to the Warrant Issuance.

  Section 6.6 Expenses. All costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses; provided, however, that (i) all costs and expenses of the SCI Special Committee (including fees and expenses of counsel and its financial advisors), and all fees and expenses in connection with filing, printing and distributing the SCI Registration Statement, the SCI Prospectus and the Proxy Statement shall be paid by SCI and (ii) all costs and expenses in connection with filing, printing and distributing the SCG Warrant Registration Statement and the SCG Warrant Prospectus and all fees and expenses in connection with the listing of the SCG Warrants (and the SCG Class B Common Shares issuable upon exercise thereof) on any Exchange shall be paid by SCG.

  Section 6.7 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use its respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements, including using its best efforts to identify and obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions (including, but not limited to, SCI Required Statutory Approvals, SCG Required Statutory Approvals and any filings under federal and state securities laws) and to lift any injunction or other legal bar to the transactions contemplated hereby and thereby (and, in such case, to proceed with such transactions as expeditiously as possible), subject, however, to obtaining SCI Shareholders' Approval and SCG Shareholders' Approval.

  Section 6.8 Public Statements. The parties hereto shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement and the Related Agreements or the transactions contemplated hereby and thereby and shall not issue any such press release or written public statement prior to review and approval by the other party, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule or regulation or rule or policy of the New York Stock Exchange or another Exchange.

  Section 6.9 Corrections to the SCG Warrant Registration Statement and SCG Warrant Prospectus. Prior to the date of SCI Shareholders' Approval, each of SCI and SCG shall correct promptly any information provided by it to be used specifically in the SCG Warrant Registration Statement or the SCI Registration Statement, or incorporated by reference into either such document, that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to the SCG Warrant Registration Statement or the SCI Registration Statement so as to correct the same and to cause the SCG Warrant Registration Statement and the SCI Registration Statement as so corrected to be disseminated to the shareholders of SCI, in each case to the extent required by applicable law.

  Section 6.10 Voting of Shares. SCG will vote all SCI Common Shares owned by it in favor of the approval and adoption of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby (including such amendments to SCI's Declaration of Trust as may be required to allow consummation of such transactions); provided, however, that SCG shall not be obligated to vote any SCI Common Shares in favor of such matters in the event that the SCI Board, the SCI Special Committee or the SCG Board withdraws, modifies or amends its recommendation pursuant to Section 6.3.

  Section 6.11 Confidentiality

  As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information, whether oral, written or otherwise, furnished to the other party hereto (the "Receiving Party") or the Receiving Party's directors, trustees, officers, partners, Affiliates (as defined in Rule 12b-2 under the Exchange Act), employees, agents or representatives (collectively, "Representatives"), by the Providing Party and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or its

Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement, (ii) is or becomes known or available to the Receiving Party on a nonconfidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation or
(iii) is contained in the SCI Registration Statement, the SCI Prospectus, the Proxy Statement, the SCG Warrant Registration Statement or the SCG Warrant Prospectus.

  Subject to paragraph (c) below or except as required by applicable laws, regulations or legal process, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Related Agreements and the transactions contemplated hereby or thereby or evaluating, negotiating or advising with respect to such matters. Moreover, the Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transactions and are informed by the Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 6.11. In any event, the Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

  In the event that the Receiving Party, its Representatives or anyone to whom the Receiving Party or its Representatives supply the Confidential Material are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal process) to disclose any Confidential Material, the Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request,
(ii) to consult with the Providing Party on the advisability of taking legal available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

  In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prohibited by applicable laws, regulations or legal process, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, the Receiving Party and one Representative designated by the Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material to be used only in connection with litigation arising from the transactions contemplated by this Agreement.

  Section 6.12 Personnel.

  (a) SCG Liability for Employee Obligations. SCG shall indemnify and hold harmless SCI for any and all obligations, debts or liabilities relating to or arising from any Employee's employment with SCG or an SCG Subsidiary, which obligation, debt or liability arises prior to the Merger Closing date. SCG shall honor or cause its insurance carriers to honor all claims for benefits by the Employees under each Employee Benefit Plan with respect to claims incurred by the Employees or their covered dependents before the Merger Closing date.

  (b) Employee Benefit Plans. SCI shall establish or cause to be established employee benefit plans for the respective Employees who become employees of SCI or any subsidiary thereof after the Merger Closing that are substantially similar to the Employee Benefit Plans, which plans shall recognize service of the Employees with SCI and SCG and their affiliates to the same extent such service has been recognized under the Employee Benefit Plans. The medical plans established by SCI shall recognize any deductibles and copayments Employees have made under the SCG medical plan in the current plan year.

  (c) Nonassumption of Employee Benefit Plan Liability. SCI shall not incur any liability with respect to an Employee Benefit Plan.

  Section 6.13 Prorations. No later than ninety (90) days after the date of the Merger Closing, SCG shall prepare and deliver a statement (a "Post-Closing Accrual Statement") prorating all of the items listed in this Section 6.13 ("Prorated Items") through the date of the Merger Closing. SCG shall be liable for or entitled to the benefit of the Prorated Items to the extent the Prorated Items relate to any time period up to the date of the Merger Closing, and SCI shall be liable for or entitled to the benefit of the Prorated Items to the extent Prorated Items relate to periods from and subsequent to the date of the Merger Closing. Prorated Items shall be settled between SCG and SCI in cash. The Prorated Items are as follows:

    (a) all Taxes relating to the businesses of the SCG Subsidiaries which shall have accrued and become payable prior to the date of the Merger Closing shall be paid by SCG. All Taxes which shall be (or should be) accrued but unpaid or which have been paid in advance shall be properly prorated as of the date of the Merger Closing between SCG and SCI. In connection with such proration of Taxes, in the event that actual tax figures are not available at the time of delivery of the Post-Closing Accrual Statement, the taxes to be prorated shall be based upon the actual taxes for the preceding year for which actual tax amounts are available and such taxes shall be reprorated upon request of either party made within sixty (60) days of the date that the actual amounts become available, provided that the actual amount is at least 5% more or 5% less than the amount on which the original proration was based, and appropriate payment shall be made within thirty (30) days after such reproration;

    (b) rents, taxes and other items payable by either of the SCG
  Subsidiaries under any agreement;

    (c) the amount of any license or registration fees with respect to any licenses or registrations of either of the SCG Subsidiaries;

    (d) the amount of charges for water, telephone, electricity and other utilities and fuel;

    (e) all accrued vacation, termination and severance pay and accrued sickness benefits for all Employees including related, social security taxes, unemployment compensation taxes, workers compensation taxes and premiums and other employment taxes relating to the same;

    (f) all other operating expenses, including without limitation insurance premiums and amounts payable to service providers, of the SCG Subsidiaries;

    (g) all management fees, commissions and other fees and income of the SCG Subsidiaries; and

    (h) all other items not specifically described in subsections (a)-(g) above which are normally prorated in connection with similar transactions.

  In addition to the Prorated Items, the Post-Closing Accrual Statement shall also reflect any payments made by SCG or either of the SCG Subsidiaries prior to Merger Closing with respect to any Prorated Items. SCG agrees to furnish SCI with such documents and other records as SCI reasonably requests in order to confirm all adjustment and proration calculations reflected on the Post-Closing Accrual Statement.

  Section 6.14 Tax Matters.

  (a) Tax Reporting. The parties agree that they will report, and will cause the SCG Subsidiaries and the surviving corporation in the mergers pursuant to
Section 2.1 to report, the Merger on all Tax Returns and other filings as tax-free reorganizations under Section 368(a) of the Code.

  (b) Tax Sharing Agreements. Any Tax sharing agreement between SCG and an SCG Subsidiary will be terminated as of the Merger Closing and will have no further effect for any taxable year.

  (c) Returns for Periods Through the Closing Date. SCG will include the income of each of the SCG Subsidiaries (including any deferred income triggered into income by Section 1.1502-13 of the Treasury Regulations and any excess loss accounts taken into income under Section 1.1502-19 of the Treasury Regulations) on the SCG consolidated Tax Returns for all periods through the Merger Closing and pay any Taxes attributable to such income. Each SCG Subsidiary will furnish Tax information to SCG for inclusion in SCG's consolidated Tax Returns for the period which includes the date of the Merger Closing in accordance with each SCG Subsidiary's past custom and practice. SCG will allow SCI a reasonable opportunity to review and comment upon such Tax Returns (including any amended returns) prior to their being filed to the extent that they relate to any SCG Subsidiary. Without the consent of SCI, SCG will take no position on such returns that relate to any SCG Subsidiary that would be inconsistent with prior positions taken by SCG. The income of each SCG Subsidiary will be apportioned to the period up to and including the Merger Closing date and the period after the Merger Closing date by closing the books of each SCG Subsidiary as of the end of the Merger Closing date.

  (d) Cooperation. SCG and SCI will cooperate fully with each other in connection with (i) the preparation and filing of any Federal, state or local tax returns that include the business and operations of the SCG Subsidiaries for any period prior to and including the date of the Merger Closing, and (ii) any audit examination by any government taxing authority of the returns referred to in clause (i). Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of the SCG Subsidiaries necessary or helpful for the defense against assertions of any taxing authority as to any tax returns which include operations of the SCG Subsidiaries for any period prior to and including the date of the Merger Closing.

  (e) Claims. In a case in which SCI or its subsidiaries receives any inquiry, whether oral or written, from any taxing authority relating to any matter which could result in the indemnification of SCI by SCG under Section 9.1, SCI will promptly give SCG written notice (the "Tax Inquiry Notice") of such inquiry. If such Tax Inquiry Notice is not given to SCG within 30 days after the receipt by SCI or its subsidiaries of such an inquiry and SCI's failure to give such Tax Inquiry Notice materially and substantially adversely affects the ability of SCG to contest any claim made by such taxing authority, SCG shall not be liable to SCI under Section 9.1 for such claim.

  (f) Notice 88-19 Election. SCI will make an election to be subject to rules similar to the rules of Section 1374 of the Code in accordance with Internal Revenue Service Notice 88-19, 1988-1 C.B. 486, or any future applicable administrative rules or treasury regulations.

  (g) Settlement or Compromise. SCI will not settle or otherwise compromise any claim or issue subject to indemnification under Section 9.1 without SCG's prior written consent, which SCG shall not unreasonably withhold. Nothing contained herein shall require SCI to contest a claim if SCI shall waive the payment by SCG of any amount that might otherwise be payable by SCG pursuant to Section 9.1 hereof in respect of such claim.

  Section 6.15 Standstill. SCG agrees that, during the period beginning on the Closing Date and ending 180 days thereafter, it will not sell or cause to be sold any SCI Common Shares beneficially owned by SCG.

                                  ARTICLE VII

                                  CONDITIONS

  Section 7.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the following conditions:

    (a) The other party shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Merger Closing, and the representations and warranties of each such other party shall be true and correct in all material respects on and as of (i) the date made and (ii) the Merger Closing date with the same effect as if made on that date; and each party shall have received a certificate of an executive officer of each such party to that effect;

    (b) This Agreement, the Related Agreements and the transactions contemplated hereby and thereby (including any amendments to SCI's Declaration of Trust as may be required to allow consummation of such transactions) shall have been approved by the affirmative vote of the holders of a majority of the SCI Common Shares of SCI and the SCG Shareholders' Approval shall have been obtained.

    (c) The SCI Registration Statement and the SCG Warrant Registration Statement shall each have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission;

    (d) SCI and SCG shall have received a study from Arthur Andersen LLP or another nationally recognized independent certified public accounting firm concluding that the accumulated earnings and profits for the SCG Subsidiaries as of December 31, 1996 and the projected earnings and profits of the SCG Subsidiaries for the period beginning January 1, 1997 and ending on the Merger Closing date are in the aggregate less than $5,000,000;

    (e) Each of SCI and SCG shall have received a favorable opinion of Mayer, Brown & Platt (substantially in the form set forth in Exhibit VIII) to the effect that the mergers described in Section 2.1 will each qualify as a reorganization within the meaning of Section 368 of the Code and that each of SCI, the SCG Subsidiaries, and the subsidiary of SCI that shall be the surviving corporation in such mergers will be a party to the reorganization within the meaning of Section 368(b) of the Code;

    (f) SCI and SCG shall have received (i) an opinion from Mayer, Brown & Platt (substantially in the form set forth in Exhibit VIII) that the performance of this Agreement will not jeopardize the status of SCI as a "real estate investment trust" under the Code or (ii) a favorable ruling from the Internal Revenue Service to the effect that the Warrant Issuance will be respected for federal income tax purposes as a direct issuance of the SCG Warrants by SCG to the shareholders of SCI and an opinion from Mayer, Brown & Platt (substantially in the form set forth in Exhibit VIII hereto) that the performance of this Agreement will not jeopardize the status of SCI as a "real estate investment trust" under the Code;

    (g) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted);

    (h) All governmental consents, orders and approvals legally required for the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been obtained and be in effect at the Merger Closing (including SCI Required Statutory Approvals and SCG Required Statutory Approvals), and all consents, orders and approvals legally required for the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been obtained;

    (i) Each of the parties shall have acquired all material consents required from third parties necessary to consummate the transactions contemplated by this Agreement;

    (j) All agreements set forth on Schedule 7.1 shall have been terminated effective as of the Closing; and

    (k) SCG shall have forgiven all indebtedness owing to it from each SCG Subsidiary.

  Section 7.2 Conditions to Obligations of SCI. Unless waived by SCI, the obligation of SCI to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the following additional conditions:

    (a) The Special Committee of the SCI Board (the "SCI Special Committee") shall have received from Goldman, Sachs & Co., or another investment banking firm satisfactory to the SCI Special Committee, a written opinion to the effect that, as of the date of the Proxy Statement and the SCG Warrant Prospectus, the aggregate consideration to be paid and received by SCI and its shareholders pursuant to this Agreement, the Agreement and Plan of Merger and the Warrant Agreement is fair to SCI and the shareholders of SCI other than SCG, and such opinion shall not have been withdrawn, revoked or modified;

    (b) The SCI Special Committee shall have received from King & Spalding, or another law firm satisfactory to the SCI Special Committee, an opinion in form and substance satisfactory to the SCI Special Committee;

    (c) SCG shall have executed and delivered to SCI an Amended and Restated SCI Investor Agreement substantially in the form of Exhibit IV hereto;

    (d) SCG shall have executed and delivered to SCI an Administrative Services Agreement substantially in the form of Exhibit V hereto;

    (e) SCG shall have executed and delivered to SCI a License Agreement with respect to the name "Security Capital" substantially in the form of Exhibit VI hereto;

    (f) SCG shall have executed and delivered to SCI the Protection of Business Agreement substantially in the form of Exhibit VII hereto;

    (g) SCI shall have received a "comfort letter" from the independent public accountants of SCG, dated as of the effective date of the SCG Warrant Registration Statement, with respect to financial information of SCG included or incorporated by reference in the Proxy Statement and the SCG Warrant Registration Statement in form and substance reasonably satisfactory to SCI and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements;

    (h) The SCG Warrants to be issued pursuant to the Warrant Issuance shall have been authorized, upon official notice of issuance, for listing or quotation on the Exchange, if any, on which the SCG Class B Common Shares are authorized for listing or quotation; and

    (i) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement and by the Related Agreements shall have any terms which in the reasonable judgment of SCI, when taken together with the terms of all such consents, orders or approvals, would materially impair the value to SCI and the shareholders of SCI of the transactions contemplated by this Agreement and the Related Agreements (including, without limitation, the value of the SCG Warrants to be received by the shareholders of SCI pursuant to Section 2.2), and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to SCI and the shareholders of SCI of the transactions contemplated by this Agreement and the Related Agreements (including, without limitation, the value of the SCG Warrants to be received by the shareholders of SCI pursuant to Section 2.2).

  Section 7.3 Conditions to Obligations of SCG. Unless waived by SCG, the obligation of SCG to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the additional following conditions:

    (a) The Affiliate Agreements required to be executed and delivered by affiliates of SCI pursuant to Section 6.4 shall have been executed and delivered as required by Section 6.4;

    (b) SCI shall have executed and delivered to SCG an Amended and Restated SCI Investor Agreement substantially in the form of Exhibit IV hereto;

    (c) SCI shall have executed and delivered to SCG an Administrative Services Agreement substantially in the form of Exhibit V hereto;

    (d) SCI shall have executed and delivered to SCG a License Agreement with respect to the name "Security Capital" substantially in the form of Exhibit VI hereto;

    (e) SCG shall have received a "comfort letter" from the independent public accountants of SCI, dated as of the effective date of the SCG Warrant Registration Statement, with respect to financial information of SCI included or incorporated by reference in the Proxy Statement and the SCG Warrant Registration Statement in form and substance reasonably satisfactory to SCG and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements; and

    (f) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement and by the Related Agreements shall have any terms which in the reasonable judgment of SCG, when taken together with the terms of all such consents, orders or approvals, would materially impair the value to SCG of the transactions contemplated by this Agreement and the Related Agreements (including, without limitation, the value of the SCI Common Shares to be received by SCG pursuant to Section 2.1), and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to SCG and the shareholders of SCG of the transactions contemplated by this Agreement and the Related Agreements (including, without limitation, the value of the SCI Common Shares to be received by SCG pursuant to Section 2.1).

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Merger Closing, whether before or after approval by the shareholders of SCI and SCG:

    (a) by mutual consent of each of the parties hereto;

    (b) unilaterally by either of the parties hereto, so long as such party has not breached any of its obligations hereunder (except for such breaches as are immaterial), if the transactions contemplated hereby shall not have been consummated on or before December 31, 1997 (the "Termination Date");

    (c) unilaterally by either of the parties hereto (i) if the other party
  (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure, in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure or (B) fails to fulfill or complete a condition to the obligations of the terminating party (which condition is not waived) by reason of a breach by the non-terminating party of its obligations hereunder or (ii) if any condition to the obligations of the terminating party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

    (d) unilaterally by SCG if SCI, through the SCI Board or SCI Special Committee, either fails to recommend to SCI's shareholders the approval of this Agreement and the transactions contemplated hereby or withdraws, modifies or amends such recommendation; and

    (e) unilaterally by SCI if SCG, through the SCG Board, either fails to recommend to SCG's shareholders the approval of this Agreement and the transactions contemplated hereby or withdraws, modifies or amends such recommendation.

  Section 8.2 Effect of Termination. In the event of termination of this Agreement, as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no further obligation on the part of any party hereto or their respective officers or directors or trustees (except as set forth in this Section 8.2 and in Sections 6.6 and 6.11 and Article IX, which shall survive such termination). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement. Upon any termination pursuant to Section 8.1(d), SCI shall pay to SCG all of the documented, out-of-pocket expenses incurred by SCG after the date hereof in connection with the transactions contemplated by this Agreement. Upon any termination pursuant to Section 8.1(e), SCG shall pay to SCI all of the documented, out-of-pocket expenses incurred by SCI after the date hereof in connection with the transactions contemplated by this Agreement.

  Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law; provided, however, this Agreement may not be amended in any material respect following the SCI Shareholders' Approval or SCG Shareholders' Approval.

  Section 8.4 Waiver. At any time prior to the Merger Closing, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein except SCI Shareholders' Approval or the SCG Shareholders' Approval. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                     SURVIVAL AND REMEDY; INDEMNIFICATION

  Section 9.1 Indemnification. Each party hereto agrees to indemnify (each an "Indemnifying Party") the other party hereto and each of such other party's affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties") against, and agrees to hold it and them harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation) (collectively, "Losses") incurred or suffered by an Indemnified Party arising out of or in connection with any breach of, or inaccuracy in, (i) to the extent SCG is the Indemnifying Party, any of the representations and warranties or agreements of SCG under this Agreement and
(ii) to the extent SCI is the Indemnifying Party, the representations and warranties of the SCI set forth in Section 3.3 and Section 3.4(a) of this Agreement. In addition, SCG agrees to indemnify SCI and each of SCI's affiliates (other than SCG, but including, after the Merger Closing, the surviving corporation in the merger pursuant to Section 2.1) (SCI and such included affiliates being included within the terms "Indemnified Party" and "Indemnified Parties" as used in the other sections of this Article IX) against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by it or them arising out of or in connection with (X) any breach of, or inaccuracy in, any of the representations and warranties of SCI set forth in this Agreement other than those set forth in Section 3.3 or
Section 3.4(a), (Y) any acts or omissions of either of the SCG Subsidiaries in their respective capacities as REIT Manager and Property Manager prior to the Merger Closing, but only to the extent that such breach, inaccuracy, act, or omission arises out of or results from the gross negligence, bad faith, or willful misconduct of either SCG Subsidiary or (Z) any income tax liabilities arising pursuant to Treasury Regulations section 1.1502-6 or any analogous provision.

  Section 9.2 Limitation of Indemnification. An Indemnified Party shall not be entitled to indemnification under this Article IX until the aggregate of all Losses with respect to which such Indemnified Party would otherwise be entitled to indemnification under this Article IX exceeds $250,000, in which event the Indemnified Party shall be entitled to all such Losses including such $250,000; provided, however, that none of the indemnification obligations hereunder (other than for Losses arising in connection with a breach of the representations and warranties set forth in Section 4.8 or under clause (Z) of
Section 9.1) shall exceed the Fair Market Value of the SCI Common Shares received by SCG pursuant to Section 2.1.

  Section 9.3 Notice of Claims; Assumption of Defense. The Indemnified Party shall give prompt notice to the Indemnifying Party, in accordance with the terms of Section 10.1 and in the case of a tax inquiry in compliance with the terms of Section 6.14(e), of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request. The Indemnifying Party may, at its own expense, (a) participate in and (b) upon notice to the Indemnified Party and upon the Indemnifying Party's written agreement that the Indemnified Party is entitled to indemnification pursuant to Section 9.1 for Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (x) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party and (y) the Indemnifying Party shall thereafter consult with the Indemnified Party upon its reasonable request from time to time with respect to such claim, suit, action or proceeding; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if the Indemnified Party reasonably believes that representation of it by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interest between the Indemnified Party and any other party represented by such counsel in such proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

  Section 9.4 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any claim, suit, action or proceeding of the kind referred to in Section 9.3 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any such claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld.

  Section 9.5 Failure of Indemnifying Party to Act. In the event that the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding within a reasonable time of being notified by the Indemnified Party, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations hereunder.

  Section 9.6 Survival. The indemnification provided by this Article IX shall be a continuing right to indemnification and shall survive the closing of the transactions contemplated hereby and the expiration or termination of this Agreement (i) for a period of two years following the Merger Closing with respect to any indemnification not in connection with a breach of the representations and warranties set forth in Section 4.8 and clause (z) of
Section 9.1 and (ii) until the expiration of the statute of limitations (as it may be extended) with respect to each tax year or period pertinent to the representations and warranties set forth in Section 4.8 and clause (z) of
Section 9.1 with respect to any indemnification in connection with a breach thereof; and the Indemnified Party shall be entitled to bring an action thereon only if the Indemnified Party has given the Indemnifying Party written notice within such two-year period or statute-of-limitations period, as the case may be.

  Section 9.7 Waiver of Counterclaims for Indemnification. If and to the extent that SCG, by virtue of being an Indemnifying Party hereunder, would have a claim against any Indemnified Party for indemnification against Losses under the REIT Management Agreement or Property Management Agreement, SCG hereby waives and forever releases the Indemnified Parties from any such claim.

                                   ARTICLE X

                              GENERAL PROVISIONS

  Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to SCI, to:

      Security Capital Industrial Trust
      14100 East 35th Place
      Aurora, Colorado 80011
      Attention: K. Dane Brooksher
      Fax: (303) 576-2600

      with copies to:

      Mayer, Brown & Platt
      190 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Edward J. Schneidman
      Fax: (312) 701-7711

      King & Spalding
      191 Peachtree Street N.E.
      Atlanta, Georgia 30303
      Attention: Edward J. Hawie
      Fax: (404) 572-5100

    If to SCG, to:

      Security Capital Group Incorporated
      125 Lincoln Avenue, Suite 300
      Santa Fe, New Mexico 87501
      Attention: Jeffrey A. Klopf
      Fax: (505) 988-8920

      with a copy to:

      Mayer, Brown & Platt
      190 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Edward J. Schneidman
      Fax: (312) 701-7711

  Section 10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.3 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland (without giving effect to the provisions thereof relating to conflicts of law).

  Section 10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 10.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 10.6 Limitation in Liability. Any obligation or liability whatsoever of SCI which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of SCI's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

  Section 10.7 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                   * * * * *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          Security Capital Industrial Trust

                                             /s/ K. Dane Brooksher
                                          By: _________________________________
                                                     K. Dane Brooksher
                                              Co-Chairman and Chief Operating
                                                          Officer

                                          Security Capital Group Incorporated

                                             /s/ Jeffrey A. Klopf
                                          By: _________________________________
                                                      Jeffrey A. Klopf
                                                   Senior Vice President

                                    ANNEX II

                       SECURITY CAPITAL INDUSTRIAL TRUST
                         1997 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

SECTION 1...................................................................   1
  GENERAL...................................................................   1
    1.1.  Purpose...........................................................   1
    1.2.  Participation.....................................................   1
SECTION 2...................................................................   1
  OPTIONS...................................................................   1
    2.1.  Definition........................................................   1
    2.2.  Eligibility.......................................................   1
    2.3.  Price.............................................................   2
    2.4.  Exercise..........................................................   2
    2.5.  Post-Exercise Limitations.........................................   2
    2.6.  Expiration Date...................................................   3
SECTION 3...................................................................   3
  DIVIDEND EQUIVALENT UNITS.................................................   3
    3.1.  Award of Dividend Equivalent Units................................   3
    3.2.  Terms and Conditions of Dividend Equivalent Units.................   3
SECTION 4...................................................................   4
  SHARE PURCHASE PROGRAM....................................................   4
    4.1.  Purchase of Shares................................................   4
    4.2.  Matching Shares and Options.......................................   4
    4.3.  Restrictions on Shares............................................   4
    4.4.  Purchase Loans....................................................   4
SECTION 5...................................................................   5
  SHARE AWARDS..............................................................   5
    5.1.  Definition........................................................   5
    5.2.  Eligibility.......................................................   5
    5.3.  Terms and Conditions of Awards....................................   5
SECTION 6...................................................................   5
  OPERATION AND ADMINISTRATION..............................................   5
    6.1.  Effective Date....................................................   5
    6.2.  Shares Subject to Plan............................................   6
    6.3.  Individual Limits on Awards.......................................   6
    6.4.  Adjustments to Shares.............................................   6
    6.5.  Change in Control.................................................   7
    6.6.  Limit on Distribution.............................................   8
    6.7.  Liability for Cash Payments.......................................   8
    6.8.  Performance-Based Compensation....................................   9
    6.9.  Withholding.......................................................   9
    6.10. Transferability...................................................   9
    6.11. Notices...........................................................   9
    6.12. Form and Time of Elections........................................   9
    6.13. Agreement With Trust..............................................   9
    6.14. Limitation of Implied Rights......................................  10
    6.15. Evidence..........................................................  10
    6.16. Action by Trust or Related Company................................  10
    6.17. Gender and Number.................................................  10
    6.18. Applicable Law....................................................  10

SECTION 7...................................................................  10
  COMMITTEE.................................................................  10
    7.1.  Administration....................................................  10
    7.2.  Selection of Committee............................................  10
    7.3.  Powers of Committee...............................................  10
    7.4.  Delegation by Committee...........................................  11
    7.5.  Information to be Furnished to Committee..........................  11
    7.6.  Liability and Indemnification of Committee........................  11
SECTION 8...................................................................  11
  AMENDMENT AND TERMINATION.................................................  11

                       SECURITY CAPITAL INDUSTRIAL TRUST
                         1997 LONG-TERM INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

  1.1. Purpose. The Security Capital Industrial Trust 1997 Long-Term Incentive Plan (the "Plan") has been established by Security Capital Industrial Trust (the "Trust") to:

    (a) attract and retain employees and other persons providing services to the Trust and the Related Companies (as defined below);

    (b) motivate Participants (as defined in subsection 1.2), by means of appropriate incentives, to achieve long-range goals;

    (c) provide incentive compensation opportunities that are competitive with those of other corporations and real estate investment trusts; and

    (d) further identify Participants' interests with those of the Trust's other shareholders through compensation that is based on the value of the Trust's common shares;

and thereby promote the long-term financial interest of the Trust and the Related Companies, including the growth in value of the Trust's equity and enhancement of long-term shareholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to the Trust or any affiliate of the Trust which is designated as a Related Company by the Committee.

  1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 7) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below), those persons who will be granted one or more awards under Sections 2, 3, 4 or 5 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Trust and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Trust or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Trust or a Related Company; provided, however, that a member of the Board of Trustees of the Trust (the "Board") who is not an employee of the Trust or a Related Company shall not be an "Eligible Individual".

                                   SECTION 2

                                    OPTIONS

  2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase common shares of beneficial interest of the Trust ("Shares") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Share Options or Non-Qualified Share Options, as determined in the discretion of the Committee. An "Incentive Share Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Code. A "Non-Qualified Share Option" is an Option that is not intended to be an Incentive Share Option.

  2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section and shall determine the number of Shares subject to each such Option. If the Committee grants
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Incentive Share Options, to the extent that the aggregate fair market value of
Shares with respect to which Incentive Share Options are exercisable for the first time by any individual during any calendar year (under all plans of the Trust and all related companies within the meaning of section 424(f) of the
Code) exceeds $100,000, such options shall be treated as Non-Qualified Share Options, to the extent required by section 422 of the Code.

  2.3. Price. The determination and payment of the purchase price of a Share under each Option granted under this Section shall be subject to the following:

    (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a Share on such date; further, provided, in no event shall the purchase price of a Share under an Incentive Share Option be less than the Fair Market Value (defined below) of a Share at the time the Option is granted.

    (b) Subject to the following provisions of this subsection, the full purchase price of each Share purchased upon the exercise of any Option shall be paid at the time of such exercise (or such later date as may be permitted by the Committee in the case of a cashless exercise) and, as soon as practicable thereafter, a certificate representing the Shares so purchased shall be delivered to the person entitled thereto.

    (c) The purchase price shall be payable in cash or in Shares (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

    (d) The "Fair Market Value" of a Share as of any date shall be determined in accordance with the following rules:

      (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

      (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

      (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

      (iv) For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Shares are sold.

  2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

    (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or the achievement of Share ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

    (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

  2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Share ownership by the Participant and such other factors as the Committee determines to be appropriate.

  2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

    (a) the ten-year anniversary of the date on which the Option is granted;

    (b) if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination; or

    (c) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Trust and the Related Companies and ceases to perform material services for the Trust and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Trust or the Related Company which was the recipient of the Participant's services. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination after providing at least five years of service to the Trust or the Related Companies and attaining age 60.

                                   SECTION 3

                           DIVIDEND EQUIVALENT UNITS

  3.1. Award of Dividend Equivalent Units. Unless determined otherwise by the Committee, a Participant who is awarded an Option under the Plan (other than a matching Option awarded under subsection 4.2) shall also be entitled to receive "Dividend Equivalent Units" with respect to such Option, as follows:

    (a) Annual crediting of Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with a number of Dividend Equivalent Units equal to (i) the amount the Committee determines to be the average dividend yield per Share for such calendar year, reduced by the amount that the Committee determines to be the S&P 500 average dividend yield for such year, multiplied by (ii) the number of Shares underlying the Participant's outstanding Options that are entitled to Awards under this Section 3 during such calendar year (reduced pro rata to reflect Shares underlying such Options that were not outstanding on the record date with respect to each dividend payment date during such year).

    (b) Additional credits to reflect dividend payments on Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with additional Dividend Equivalent Units equal to (i) the amount the Committee determines to be the average dividend yield per Share for such calendar year, multiplied by (ii) the number of Dividend Equivalent Units outstanding during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not outstanding on each dividend payment date during such year).

  3.2. Terms and Conditions of Dividend Equivalent Units. Unless determined otherwise by the Committee, Dividend Equivalent Units shall be subject to the following terms and conditions:

    (a) Dividend Equivalent Units shall vest in accordance with the vesting schedule applicable to the Option with respect to which the Dividend Equivalent Unit was awarded.

    (b) Each vested Dividend Equivalent Unit shall entitle the holder thereof to a Share on the last day of the calendar year in which occurs the first of (i) the date the Participant exercises the Option with respect to which the Dividend Equivalent Unit was awarded, or (ii) the date such Option expires by its terms (whether by reason of termination of employment or otherwise); provided, however, prior to the date the Shares would otherwise be payable, to the extent permitted by the Committee, a Participant may irrevocably elect to defer receipt of such Shares until the last date of a later calendar year, but in no event later than the last day of the calendar year in which occurs the tenth anniversary of the grant of the underlying Option. Any such deferral election shall be made in such form and at such times as the Committee may determine and shall be subject to such other terms, conditions and limitations as the Committee may establish.

    (c) All Dividend Equivalent Units which are not vested upon the Participant's Date of Termination shall be forfeited.

    (d) Settlement of all Dividend Equivalent Units shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash.

                                   SECTION 4

                            SHARE PURCHASE PROGRAM

  4.1. Purchase of Shares. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase Shares under the Plan and shall designate the Participants eligible to participate under such Share purchase programs. The purchase price for Shares available under such programs, and other terms and conditions of such programs, shall be established by the Committee, provided that the purchase price may not be less than par value.

  4.2. Matching Shares and Options. Except as otherwise provided in subsection 4.1, any Share purchase program established by the Committee under this Section may provide for the award of matching Shares or Options in the amount, if any, determined by the Committee.

  4.3. Restrictions on Shares. The Committee may impose such restrictions with respect to Shares purchased under subsection 4.1, or matching Shares or Options awarded pursuant to subsection 4.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Share Awards under Section 5.

  4.4. Purchase Loans. In connection with the purchase of Shares under this
Section 4, the Committee, in its sole discretion, may determine that the Trust shall, at the Participant's election, make a loan (a "Loan") to the Participant for all or a portion of the purchase price of the Shares purchased. The Loan may be used only for the purpose of financing the purchase, subject to the following:

    (a) Each Loan shall be evidenced by a promissory note and pledge agreement in such form as the Committee shall approve; provided, that the note shall (i) provide full recourse to the Participant, (ii) provide for interest at a rate to be determined by the Committee, (iii) be secured, pursuant to a pledge agreement, by the purchased Shares, and (iv) comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

    (b)Each Loan shall provide for a term of no more than 10 years.

    (c) All principal and interest outstanding under a Loan with respect to any Participant will automatically become due and payable (i) 90 days after the date the Participant terminates employment with the Trust and Related Companies for any reason other than death, Disability, Retirement or Cause, provided such termination is not following a Change in Control, (ii) 365 days after the date on which the Participant's employment with the Trust and Related Companies terminates by reason of death, Disability or Retirement, (iii) 180 days after the Participant's employment with the Trust and Related Companies terminates following a Change in Control of the Trust for reasons other than Cause, or (iv) immediately upon a sale of the Shares which are pledged as collateral for the loan or if the Participant's employment with the Trust and Related Companies is terminated for Cause.

    (d) Each Loan shall contain such other terms, conditions and limitations as may be determined by the Committee in its sole discretion.

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

                                   SECTION 5

                                 SHARE AWARDS

  5.1. Definition. Subject to the terms of this Section, a Share Award under the Plan is a grant of Shares to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Share Award is granted, or the date the Shares are earned by, vested in or delivered to the Participant. If the vesting of Share Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Share Award and ending on the vesting or forfeiture of such Shares (as applicable) is referred to as the "Restricted Period". To the extent that the vesting of a Share Award is contingent on performance, the performance shall be measured over a period of not less than one year. Share Awards may provide for delivery of the shares of Shares at the time of grant or may provide for a deferred delivery date. A Share Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Trust and may, but need not, be in lieu of cash otherwise awardable under such program.

  5.2. Eligibility. The Committee shall designate the Participants to whom Share Awards are to be granted and the number of Shares that are subject to each such Award.

  5.3. Terms and Conditions of Awards. Share Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

    (a) Beginning on the date of grant (or, if later, the date of distribution) of Shares comprising a Share Award, and including any applicable Restricted Period, the Participant as owner of such Shares shall have the right to vote such Shares.

    (b) Payment of dividends with respect to Share Awards shall be subject to the following:

      (i) On and after the date that a Participant has a fully earned and vested right to the Shares comprising a Share Award and the Shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a shareholder with respect to such Shares.

      (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Share Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

      (iii) On and after the date that a Participant has a fully earned and vested right to the Shares comprising a Share Award, but before the Shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such Shares, at the time and in the form determined by the Committee.

      (iv) A "Dividend Right" with respect to shares comprising a Share Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a Share multiplied by the number of such Shares. Dividend Rights shall be settled in cash or in Shares valued at Fair Market Value as of the date of settlement, as determined by the Committee, shall be payable at the time determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.

                                   SECTION 6

                         OPERATION AND ADMINISTRATION

  6.1. Effective Date. The Plan shall be effective as of the date it is adopted by the Board; provided, however, that Awards granted under the Plan prior to its approval by shareholders will be contingent on approval of the Plan by the Trust's shareholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

  6.2. Shares Subject to Plan. The Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Trust as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 6.4, the number of Shares which may be issued with respect to Awards under the Plan shall not exceed 9,600,000 Shares in the aggregate. Except as otherwise provided herein, any Shares subject to an Award which for any reason expires or is terminated without issuance of Shares (including Shares that are not issued because they are withheld to satisfy tax withholding) shall again be available under the Plan.

  6.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

    (a) the number of Shares subject to such Award;

    (b) the number of Shares subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

    (c) the number of Shares subject to all other prior share options granted to the Participant under other plans or arrangements of the Trust during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the Shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of subsection 6.4, a Participant's "Individual Limit" shall be 500,000 Shares.

  6.4. Adjustments to Shares.

  (a) If the Trust shall effect any subdivision or consolidation of Shares or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, then the Committee shall equitably adjust (i) the number of Shares available under the Plan; (ii) the number of Shares available under any individual or other limits; (iii) the number of Shares subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

  (b) If the Trust is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of the Trust receive any shares of stock or other securities or property, or the Trust shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Trust in respect of such shares, subject to the following:

    (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

    (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such Awards would otherwise be vested).

    (iii) Upon the occurrence of a reorganization of the Trust or any other event described in this paragraph (b), any successor to the Trust shall be substituted for the Trust to the extent that the Trust and the successor agree to such substitution.

  (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Trust of all or substantially all of the assets of the Trust, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

    (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or

    (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such cancelled Awards would otherwise be vested).

The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Trust to a related party, if the Committee determines such application is appropriate. Notwithstanding the foregoing provisions of this paragraph (c), in lieu of cancellation of outstanding Awards, the Committee and the purchaser of all or substantially all of the Trust's assets may provide that an appropriate number of shares or securities of the purchaser or its affiliates shall be substituted for Shares with respect to outstanding Awards under the Plan, provided that such substituted awards shall be comparable in value and contain terms and conditions similar to the Awards.

  (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Trust.

  (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Trust or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Trust's capital structure or its business, any merger or consolidation of the Trust, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Trust's Shares or the rights thereof, the dissolution or liquidation of the Trust, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (f) Except as expressly provided by the terms of this Plan, the issue by the Trust of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Trust convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

  (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

  6.5. Change in Control. In the event that a Participant's employment is terminated by the Trust or the successor to the Trust or an affiliated entity which is his or her employer for reasons other than Cause following a Change in Control of the Trust (as defined below), all Options and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. For purposes of the Plan, a "Change in Control" means the happening of any of the following:

    (a) the shareholders of the Trust approve a definitive agreement to merge the Trust into or consolidate the Trust with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Trust, the surviving corporation or corporation directly or indirectly controlling the Trust or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Trust immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Trust may be a new holder of such beneficial ownership; provided further, that any transaction described in this paragraph (a) with an "Affiliate" of the Trust (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be treated as a Change in Control; or

    (b) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the Trust is acquired, other than from the Trust, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Trust) provided, that any purchase by Security Capital Group Incorporated or any of its affiliates of securities representing 50% or more of the combined voting power of the Trust shall not be treated as a Change in Control; or

    (c) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Trust's shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

For purposes of this subsection, a Participant's employment shall be deemed to be terminated by the Trust or the successor to the Trust or an affiliated entity if the Participant terminates employment after (i) a substantial adverse alteration in the nature of the Participant's status or responsibilities from those in effect immediately prior to the Change in Control, or (ii) a material reduction in the Participant's annual base salary and target bonus, if any, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to Section 6.4, and immediately following the Change in Control the Participant becomes employed by the entity into which the Trust merged, or the purchaser of substantially all of the assets of the Trust, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment for purposes of this Section 6.5 until such time as the Participant terminates employment with the merged entity or purchaser (or successor), as applicable.

  6.6. Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Trust shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

    (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

  6.7. Liability for Cash Payments. Subject to the provisions of this Section, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

  6.8. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

    (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

    (b) The submission of such Awards and performance goals to the Trust's shareholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

    (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

  6.9. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Shares that have been held by the Participant less than six months or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

  6.10. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family), subject to such limits as the Committee may establish. In no event shall an Incentive Share Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

  6.11. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Trust, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

  6.12. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

  6.13. Agreement With Trust. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Trust (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

  6.14. Limitation of Implied Rights.

    (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Trust or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Trust or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Trust and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Trust or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Trust or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Trust prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in his name.

  6.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

  6.16. Action by Trust or Related Company. Any action required or permitted to be taken by the Trust or any Related Company shall be by resolution of its board of trustees or directors, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Trust.

  6.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

  6.18. Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Maryland, without giving effect to choice of law principles.

                                   SECTION 7

                                   COMMITTEE

  7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7.

  7.2. Selection of Committee. So long as the Trust is subject to section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act, none of whom shall be eligible to receive Awards under the Plan.

  7.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual's present and potential contribution to the Trust's success and such other factors as the Committee deems relevant.

    (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

    (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

  7.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

  7.5. Information to be Furnished to Committee. The Trust and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Trust and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

  7.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Trust or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a trustee or employee of the Trust or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Trust against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 8

                           AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 6.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                                                 ANNEX III

PERSONAL AND CONFIDENTIAL

[     ], 1997

Special Committee to the Board of Trustees

Security Capital Industrial Trust

14100 East 35th Place

Aurora, Colorado 80011

Gentlemen:

  You have requested our opinion as to the fairness to Security Capital Industrial Trust (the "Company" or "SCI") and holders of common shares of beneficial interest, $.01 par value per share, of the Company ("SCI Shares"), other than Security Capital Group Incorporated ("SCG") of the Aggregate Consideration (as defined below) to be received by the Company and the holders of SCI Shares pursuant to the Merger and Issuance Agreement dated as of March 24, 1997, as amended, by and between SCI and SCG, the form of the Agreement and Plan of Merger by and between SCI and SCG, and the form of the Warrant Issuance Agreement by and between SCI and SCG (collectively, the "Agreements") in the acquisition of Security Capital Industrial Incorporated (the "REIT Manager") and SCI Client Services Incorporated (the "Property Manager"), each of which is a wholly-owned subsidiary of SCG.

  Pursuant to the terms of the Agreements, (i) the REIT Manager and the Property Manager shall be merged (the "Mergers") with and into a subsidiary of the Company in consideration of the issuance to SCG of SCI Shares with a value of $81,870,626, based upon the average closing price of SCI Shares for the five trading days ending on the day prior to the SCI Record Date (as defined in the Proxy Statement referred to below), provided that the number of SCI Shares issuable in the Mergers shall not be less than 3,307,904 SCI Shares and not more than 4,145,348 SCI Shares, (ii) SCG shall issue a number of warrants ("SCG Warrants") to purchase shares of Class B common stock, $.01 par value per share, of SCG ("SCG Class B Common Shares") determined by dividing $101,029,642 by the market price of the SCG Class B Common Shares on the date of issuance of the SCG Warrants, to the holders of SCI Shares, other than SCG, and holders of the Series B Cumulative Convertible.

  Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of SCI (the "SCI Series B Preferred Shares"), other than SCG, pro rata based upon (a) the number of SCI Shares outstanding and (b) the number of SCI Shares issuable upon conversion of all SCI Series B Preferred Shares outstanding, and (iii) SCI shall distribute rights ("SCI Rights") to holders of SCI Shares to purchase up to a maximum number of SCI Shares equal to the amount determined by dividing (x) the number of SCI Shares issuable to SCG pursuant to the terms of the Agreements, by (y) the percentage of all outstanding SCI Shares owned by SCG, as of the record date set for determining the shareholders entitled to vote with respect to the Merger and Issuance Agreement, pro rata based upon the number of SCI Shares outstanding, SCG has agreed not to exercise any rights received in this distribution. As used herein, "Aggregate Consideration" means the REIT Manager and the Property Manager, which shall be merged with and into a subsidiary of the Company in exchange for SCI Shares as described above, the SCG Warrants and the SCI Rights.

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor and having acted in connection with the public offering of securities as (i) lead manager of the offering of $270.7 million of SCI Shares, in October 1994, (ii) lead manager of the offering of $135 million of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, in June 1995 and (iii) lead manager of the offering of $100

                                     III-1
million of 7.81% Medium-Term Notes Series A, due 2015, in February 1997. In addition, we are placement agents under the Company's medium-term note program. We have also provided certain investment banking services to SCG in August 1994 in connection with SCG's merger with an affiliate. Finally, we advise you that we are acting as a co-manager in the initial public offering of SCG Class B Common Shares.

  In connection with this opinion, we have reviewed, among other things, the Agreements; the Proxy Statement relating to the special meeting of shareholders of the Company to be held in connection with the Agreements; Annual Reports to shareholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 1996; certain interim reports to shareholders and quarterly Reports on Form 10-Q; certain other communications from the Company to its shareholders; certain financial analyses and forecasts for the Company, the REIT Manager and the Property Manager prepared by management of the Company (who are currently employees of the REIT Manager); and certain financial analyses for SCG prepared by management of SCG. We also have held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company, with and without the consummation of the Agreements. In addition, we have reviewed the reported price and trading activity for SCI Shares, compared certain financial and stock market information for the company with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the real estate industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the financial forecasts for the Company, the REIT Manager and the Property Manager have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion expressed herein is provided for the information and assistance of the Special Committee of the Board of Trustees of the Company in connection with its consideration of the transaction contemplated by the Agreements.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Aggregate Consideration received by the Company and the holders of SCI Shares pursuant to the Agreements is fair to the Company and the holders of SCI Shares, other than SCG. We are not expressing any opinion herein as to the prices at which the SCG Class B Common Shares and SCG Warrants may trade if and when issued.

                                       Very truly yours

                                     III-2

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Registrant in connection with the offering of the shares being registered. All the amounts shown are estimates (other than the SEC registration fee and the NASD fee).

                                                                        AMOUNT
                                                                        -------
      SEC registration fee............................................. $30,615
      New York Stock Exchange listing fee..............................  26,389
      Printing and engraving fees......................................
      Legal fees and expenses (other than Blue Sky)....................
      Accounting fees and expenses.....................................
      Blue Sky fees and expenses (including fees of counsel)...........   5,000
      Miscellaneous expenses...........................................
                                                                        -------
          Total........................................................ $
                                                                        =======

ITEM 32. SALES TO SPECIAL PARTIES.

  See Item 33 below.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

  In February and March 1994, the Registrant sold to accredited investors approximately 285,136 of its Class A Shares for an aggregate purchase price of approximately $425,137,000. In June 1994, the Registrant issued to an accredited investor a warrant to acquire approximately 40,241 Class A Shares in connection with the acquisition of a portfolio of properties by one of the Registrant's consolidated operating companies. In August and September 1994, the Registrant sold approximately 301,968 Class A Shares for an aggregate purchase price of approximately $266,336,000 and an aggregate principal amount of $43,996,000 of its 2014 Convertible Debentures (convertible into an aggregate of approximately 42,061 Class A Shares) to accredited investors. On January 1, 1995, the Registrant issued an aggregate of approximately 54,767 Class A Shares in connection with the merger of Security Capital Group Incorporated, a Delaware corporation ("GROUP"), with and into the Registrant. Pursuant to such transaction, each outstanding share of GROUP's common stock was converted into 1.22 Class A Shares. Also on January 1, 1995, in connection with the acquisition of GROUP the Registrant issued approximately 80,494 Class A Shares and an aggregate principal amount of $70,178,000 of its 2014 Convertible Debentures (convertible into an aggregate of approximately 67,092 Class A Shares) for approximately $70,178,000 of GROUP's outstanding convertible debentures. In addition, on January 1, 1995, the Registrant issued 43,493 Class A Shares and $32,947,000 of its 2014 Convertible Debentures (convertible into an aggregate of approximately 31,498 Class A Shares) to holders of $53,201,000 of convertible notes according to terms of an exchange offer. During the period March 1996 through July 1996, the Registrant sold an aggregate of approximately 307,958 Class A Shares and an aggregate principal amount of $323,048,500 of its 2016 Convertible Debentures (convertible into an aggregate of approximately 279,962 Class A Shares) to accredited investors. In April 1996, the Registrant sold 139,000 shares of Series A Preferred Stock (convertible into a maximum of 105,896 Class A Shares) to an accredited investor. On April 21, 1997, the Registrant agreed to issue an aggregate of 19,938 Class A Shares in exchange for all of the capital stock of an entity owned by the Chairman of the Registrant.

  On June 9, 1995, the Registrant instituted an interest reinvestment plan for accredited investors with respect to its 2014 Convertible Debentures, pursuant to which cash interest paid on the 2014 Convertible Debentures may be reinvested into Class A Shares. As of June 30, 1997, 9,753 Class A Shares have been issued pursuant to such plan. On September 4, 1996, the Registrant instituted an interest reinvestment plan for accredited investors with respect to its 2016 Convertible Debentures, pursuant to which cash interest paid on the 2016 Convertible Debentures may be reinvested into Class A Shares. As of June 30, 1997, 2,885 Class A Shares have been issued pursuant to such plan.

  Since January 1, 1994, the Registrant has granted options to purchase an aggregate of 91,395 Class A Shares to directors and officers of the Registrant and its subsidiaries. Since January 1, 1996, options to purchase 11,150 Class A Shares at an aggregate exercise price of approximately $4,759,680 and approximately $5,823,200 of 2014 Convertible Debentures (convertible into approximately 5,567 Class A Shares) were exercised. Since January 1, 1994, the Registrant has issued an aggregate of 85 Class A Shares to its directors as compensation for serving in such capacity.

  Each non-employee director is currently entitled to receive an annual retainer of $35,000 in cash, or at the election of the director, Class A Shares.

  Each of the foregoing transactions was effected without registration under the Securities Act in reliance on the exemption from registration provided pursuant to Section 4(2) and Regulation D promulgated thereunder.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article EIGHTH of the Registrant's Charter provides as follows with respect to the indemnification of directors and officers of the Registrant:

  "The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

  Article NINTH of the Registrant's Charter provides as follows with respect to limitation of liability of it directors and officers:

  "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article NINTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article NINTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

  Article XIII of the Registrant's bylaws provides as follows with respect to indemnification of its directors and officers and advances for expenses:

  "To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

  "Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

  The Registrant has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he was or is serving as an officer or Director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  The consideration to be received by the Registrant for the capital stock registered will be credited to the appropriate capital stock account.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) See Index to Exhibits.

  (b) See Index to Financial Statements included as part of the Prospectus.

  (c) See Annex II and Annex III to the Prospectus.

ITEM 37. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The Registrant undertakes that every prospectus: (1) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and (2) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA FE, STATE OF NEW MEXICO ON THE 24TH DAY OF JULY, 1997.

                                          Security Capital Group Incorporated

                                          By: _________________________________
                                                 /s/ Jeffrey A. Klopf
                                                    Jeffrey A. Klopf
                                                  Senior Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

     /s/ William D. Sanders*         Chairman of the Board of
____________________________________  Directors, President and
         William D. Sanders           Chief Executive Officer
                                      (principal executive
                                      officer) and Director


       /s/ Paul E. Szurek*           Chief Financial Officer
____________________________________  (principal financial
           Paul E. Szurek             officer)

        /s/ Jayson C. Cyr*           Vice President (principal
  __________________________________  accounting officer)
           Jayson C. Cyr

      /s/ Samuel W. Bodman*          Director
____________________________________
          Samuel W. Bodman

       /s/ Hermann Buerger*          Director
____________________________________
          Hermann Buerger

     /s/ John P. Frazee, Jr.*        Director
____________________________________
        John P. Frazee, Jr.

   /s/ Cyrus R. Freidheim, Jr.*      Director
____________________________________
      Cyrus F. Freidheim, Jr.

     /s/ H. Laurance Fuller*         Director
____________________________________
         H. Laurence Fuller

         /s/ Ray L. Hunt*            Director
____________________________________
            Ray L. Hunt

     /s/ John T. Kelley, III*        Director
____________________________________
        John T. Kelley, III

      /s/ Peter S. Willmott*         Director
____________________________________
         Peter S. Willmott

          /s/ Jeffrey A.
           Klopf                                                 July 24, 1997
*By: __________________________
        Jeffrey A. Klopf
        Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                            DOCUMENT DESCRIPTION
 -------                          --------------------
  2.1    Merger and Issuance Agreement, dated as of March 24, 1997, between
          Security Capital Atlantic Incorporated ("ATLANTIC") and Security
          Capital (the "ATLANTIC Merger") (incorporated by reference to Exhibit
          2.1 to the ATLANTIC Form 8-K filed March 26, 1997 (File No. 1-12303, the "ATLANTIC Form 8-K"))
  2.2    Merger and Issuance Agreement, dated as of March 24, 1997, between
          Security Capital Pacific Trust ("PTR") and Security Capital (the "PTR
          Merger") (incorporated by reference to Exhibit 2.1 to the PTR Form 8-
          K filed March 26, 1997 (File No. 1-10272, the "PTR Form 8-K")
  2.3    Merger and Issuance Agreement, dated as of March 24, 1997, between
          Security Capital Industrial Trust ("SCI") and Security Capital (the
          "SCI Merger") (incorporated by reference to Exhibit 2.1 to the SCI
          Form 8-K filed March 26, 1997 (File No. 1-12846, the "SCI Form 8-K"))
  2.4    ATLANTIC Merger Form of Agreement and Plan of Merger (incorporated by reference to Exhibit 2.4 to Security Capital's registration statement on Form S-4 as amended on Form S-11 (File No. 333-26263, the "SC
          ATLANTIC Form S-11"))
  2.5    PTR Merger Form of Agreement and Plan of Merger (incorporated by reference to Exhibit 2.5 to Security Capital's registration statement on Form S-4 as amended on Form S-11 (File No. 333-25267, the "SC PTR
          Form S-11"))
  2.6*   SCI Merger Form of Agreement and Plan of Merger
  2.7    First Amendment, dated April 21, 1997, to Merger and Issuance
          Agreement, between ATLANTIC and Security Capital (incorporated by reference to Exhibit 2.7 to the SC ATLANTIC Form S-11)
  2.8    Second Amendment, dated June 26, 1997, to Merger and Issuance
          Agreement, between ATLANTIC and Security Capital (incorporated by reference to Exhibit 2.8 to the SC ATLANTIC Form S-11)
  2.9    First Amendment, dated April 21, 1997, to Merger and Issuance
          Agreement, between PTR and Security Capital (incorporated by reference to Exhibit 2.9 to the SC PTR Form S-11)
  2.10   Second Amendment, dated June 26, 1997, to Merger and Issuance
          Agreement, between PTR and Security Capital (incorporated by reference to Exhibit 2.10 to the SC PTR Form S-11)
  2.11*  First Amendment, dated April 21, 1997, to Merger and Issuance
          Agreement, between SCI and Security Capital
  2.12*  Second Amendment, dated June 26, 1997, to Merger and Issuance
          Agreement, between SCI and Security Capital
  2.13   Third Amendment, dated July 22, 1997, to Merger and Issuance
          Agreement, between ATLANTIC and Security Capital (incorporated by reference to Exhibit 2.13 to the SC ATLANTIC Form S-11)
  2.14   Third Amendment, dated July 22, 1997, to Merger and Issuance
          Agreement, between PTR and Security Capital (incorporated by reference to Exhibit 2.13 to the SC PTR Form S-11)
  2.15   Third Amendment, dated July 22, 1997, to Merger and Issuance
          Agreement, between SCI and Security Capital
  4.1    Security Capital Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.1 to Security Capital's registration statement on Form S-1 as amended on Form S-11 (File No. 333-26037, the "SC Form S-11"))
  4.2    Security Capital Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to the SC Form S-11)
  4.3    Formal Rights Agreement between Security Capital and The First
          National Bank of Boston, as Rights Agent, including form of Rights
          Certificate (incorporated by reference to Exhibit 4.3 to the SC Form
          S-11)

 EXHIBIT
   NO.                            DOCUMENT DESCRIPTION
 -------                          --------------------
  4.4    Form of stock certificate for shares of Class A common stock of
          Security Capital (incorporated by reference to Exhibit 4.4 to the SC
          Form S-11)
  4.5    Form of stock certificate for shares of Class B common stock of
          Security Capital (incorporated by reference to Exhibit 4.5 to the SC
          Form S-11)
  4.6    Form of 12% Convertible Subordinated Debentures due June 30, 2014
          (incorporated by reference to Exhibit 4.6 to the SC Form S-11)
  4.7    Form of 6.50% Convertible Subordinated Debentures due March 29, 2016
          (incorporated by reference to Exhibit 4.7 to the SC Form S-11)
  4.8    Form of Warrant Agreement by and between Security Capital and The
          First National Bank of Boston, as warrant agent, including form of warrant certificate (incorporated by reference to Exhibit 4.8 to the
          SC Form S-11)
  4.9    Stock Purchase Warrant issued June 30, 1994 by Security Capital to
          Citibank, N.A. (incorporated by reference to Exhibit 4.9 to the SC
          Form S-11)
  5      Form of opinion of Mayer, Brown & Platt (including form of opinion of
          Ballard Spahr Andrews & Ingersoll in support thereof)
  8.1    Form of opinion of Mayer, Brown & Platt as to cetain tax matters
  8.2    Internal Revenue Service Private Letter Ruling dated July 11, 1997
          (incorporated by reference to Exhibit 8.2 to the SC ATLANTIC Form S-
          11)
 10.1    Investor Agreement, dated as of October 28, 1993, between ATLANTIC and
          Security Capital (incorporated by reference to Exhibit 10.4 to
          ATLANTIC's Form S-11 (File No. 333-7071, the "ATLANTIC Form S-11"))
 10.2    Form of Amended Restated Investor Agreement between ATLANTIC and
          Security Capital (incorporated by reference to Exhibit 10.1 to the
          ATLANTIC Form 8-K)
 10.3    Investor Agreement, dated as of October 17, 1996, by and between
          Homestead Village Incorporated ("Homestead") and Security Capital
          (incorporated by reference to Exhibit 10.2 to Homestead's Form 10-Q for the quarter ended September 30, 1996 (File No. 1-12269, the
          "Homestead Form 10-Q"))
 10.4    Second Amended and Restated Investor Agreement, dated as of July 11,
          1994, by and between Property Trust of America, a predecessor to PTR
          ("PTA"), and Security Capital Realty Incorporated, a predecessor to
          Security Capital ("SCRI") (incorporated by reference to Exhibit 10.1 to PTR's Form 8-K dated July 19, 1994)
 10.5    Supplemental Investment Agreement, dated as of October 1, 1991, by and between PTA and Southwest Realty Advisors Incorporated, a predecessor to SCRI (incorporated by reference to Exhibit 10.70 to PTR Form S-2
          (File No. 33-43201))
 10.6    Second Supplemental Investment Agreement, dated as of December 7,
          1993, by and between PTA and SCRI (incorporated by reference to
          Exhibit 10.2 to PTR's Form 8-K dated May 3, 1994)
 10.7    Third Supplemental Investment Agreement, dated as of December 6, 1994, by and between PTA and SCRI (incorporated by reference to Exhibit
          10.6 to PTR's Form 10-K for the year ended December 31, 1994)
 10.8    Form of Third Amended and Restated Investor Agreement between PTR and
          Security Capital (incorporated by reference to Exhibit 10.1 to the
          PTR Form 8-K)
 10.9    Second Amended and Restated Investor Agreement, dated as of November
          18, 1993, between SCI and SCRI (incorporated by reference to Exhibit
          10.14 to SCI Form S-3 (File No. 33-73382))
 10.10   First Supplemental Investment Agreement, dated August 23, 1995, between SCI, Security Capital and SCRI (incorporated by reference to
          Exhibit 10.11 to SCI's Form 10-K for the year ended December 31,
          1995)

 EXHIBIT
   NO.                            DOCUMENT DESCRIPTION
 -------                          --------------------
 10.11   Form of Third Amended and Restated Investor Agreement between SCI and
          Security Capital (incorporated by reference to Exhibit 10.1 to the
          SCI Form 8-K)
 10.12   Second Amended and Restated REIT Management Agreement, dated as of
          June 30, 1996, between ATLANTIC and Security Capital Realty Services
          Atlantic Incorporated (incorporated by reference to Exhibit 10.3 to the ATLANTIC Form S-11)
 10.13   Fifth Amended and Restated REIT Management Agreement, dated as of May
          21, 1996, between PTR and Security Capital Pacific Incorporated
          (incorporated by reference to Exhibit 10.9 to PTR's Form 10-K for the year ended December 31, 1996 (the "PTR Form 10-K"))
 10.14   Seventh Amended and Restated REIT Management Agreement, dated June 30,
          1996, between SCI and Security Capital Industrial Incorporated
          (incorporated by reference to Exhibit 10 to SCI's Form 8-K dated
          August 20, 1996)
 10.15   Form of property management agreement for ATLANTIC's communities
          (incorporated by reference to Exhibit 10.13 to the ATLANTIC Form S-
          11)
 10.16   Management Agreement, dated as of September 1, 1995, by and between
          PTR and SCRI (incorporated by reference to Exhibit 10.7 to the PTR
          Form 10-K)
 10.17   Administrative Services Agreement, dated as of October 17, 1996, between Homestead and Security Capital (incorporated by reference to
          Exhibit 10.11 to the Homestead Form 10-Q)
 10.18   Form of Administrative Services Agreement between ATLANTIC and
          Security Capital (incorporated by reference to Exhibit 10.2 to the
          ATLANTIC Form 8-K)
 10.19   Form of Administrative Services Agreement between PTR and Security
          Capital (incorporated by reference to Exhibit 10.2 to the PTR Form 8-
          K)
 10.20   Form of Administrative Services Agreement between SCI and Security
          Capital (incorporated by reference to Exhibit 10.2 to the SCI Form 8-
          K)
 10.21   Advisory Agreement dated July 1, 1997 between Security Capital U.S.
          Realty, Security Capital Holdings, S.A. and Security Capital (EU)
          Management S.A. (incorporated by reference to Exhibit 10.21 to the SC
          Form S-11)
 10.22   Acquisition Agreement and Plan of Reorganization dated as of April 24,
          1997 among Security Capital, Security Capital BVI Holdings
          Incorporated and William D. Sanders (incorporated by reference to
          Exhibit 10.22 to the SC Form S-11)
 10.23   Amended and Restated Credit Agreement, dated as of August 19, 1996 between SC Realty Incorporated and Wells Fargo Realty Advisors
          Funding, Incorporated, as agent for the financial institutions identified therein, including form of Revolving Credit Note
          (incorporated by reference to Exhibit 10.23 to the SC Form S-11)
 10.24   Amended and Restated Pledge Agreement, dated as of August 19, 1996, by and between SC Realty Incorporated and Wells Fargo Realty Advisors,
          Incorporated (incorporated by reference to Exhibit 10.24 to the SC
          Form S-11)
 10.25   Amended and Restated Guaranty, dated as of August 19, 1996, by
          Security Capital in favor of Wells Fargo Realty Advisors,
          Incorporated (incorporated by reference to Exhibit 10.25 to the SC
          Form
          S-11)
 10.26   Form of Indemnification Agreement entered into between Security
          Capital and each of its directors and employees (incorporated by reference to Exhibit 10.26 to the SC Form S-11)
 10.27   1996 Security Capital Outside Directors Plan (incorporated by reference to Exhibit 10.27 to the SC Form S-11)

 EXHIBIT
   NO.                            DOCUMENT DESCRIPTION
 -------                          --------------------
 10.28   Security Capital 1995 Option Plan (as amended and restated effective as of December 3, 1996) (incorporated by reference to Exhibit 10.28 to the SC Form S-11)
 10.29   Security Capital Deferred Fee Plan for Directors (incorporated by reference to Exhibit 10.29 to the SC Form S-11)
 10.30   Security Capital 1991 Option Plan A (as amended and restated effective as of December 3, 1996) (incorporated by reference to Exhibit 10.30 to the SC Form S-11)
 10.31   Security Capital 1991 Option Plan B (as amended and restated effective as of December 3, 1996) (incorporated by reference to Exhibit 10.31 to the SC Form S-11)
 10.32   Security Capital 1992 Option Plan A (as amended and restated effective as of December 3, 1996) (incorporated by reference to Exhibit 10.32 to the SC Form S-11)
 10.33   Security Capital 1992 Option Plan B (as amended and restated effective as of December 3, 1996) (incorporated by reference to Exhibit 10.33 to the SC Form S-11)
 10.34   Security Capital Realty Investors 1991 Option Plan A (as amended and restated effective December 3, 1996) (incorporated by reference to
          Exhibit 10.34 to the SC Form S-11)
 10.35   Security Capital Realty Investors 1991 Option Plan B (as amended and restated effective December 3, 1996) (incorporated by reference to
          Exhibit 10.35 to the SC Form S-11)
 10.36   Form of Secured Promissory Note from certain executive officers to
          Security Capital (incorporated by reference to Exhibit 10.36 to the
          SC Form S-11)
 11      Fully Diluted Earnings per Common Share and Common Equivalent Share
          (incorporated by reference to Exhibit 11 to the SC Form S-11)
 12.1    Security Capital Industrial Trust Computation of Ratios
 15.1    Letter of Arthur Andersen LLP regarding Security Capital unaudited interim financial information
 15.2    Letter of KPMG Peat Marwick LLP regarding unaudited interim financial information
 15.3    Letter of Arthur Andersen LLP regarding SCI audited interim financial information
 21      Subsidiaries of Security Capital (incorporated by reference to Exhibit
          21 to the SC Form
          S-11)
 23.1    Consents of Mayer, Brown & Platt (included in the opinions filed as
          Exhibit 5 and
          Exhibit 8)
 23.2    Consent of Ballard Spahr Andrews & Ingersoll (included in the opinion filed as a part of Exhibit 5)
 23.3    Consent of Arthur Andersen LLP
 23.4    Consent of KPMG Peat Marwick LLP
 23.5    Consent of Price Waterhouse LLP
 23.6    Consent of Ernst & Young LLP
 23.7    Consent of Ernst & Young LLP
 23.8    Form of Consent of Goldman, Sachs & Co.
 24.1*   Power of Attorney pursuant to which amendments to this Registration
          Statement may be filed
 24.2    Power of Attorney of Paul E. Szurek
 99.1    Form of Proxy

--------
*Previously filed